FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-262701-04

PROSPECTUS

$782,086,000 (Approximate)

BENCHMARK 2023-B39 MORTGAGE TRUST
(Central Index Key number 0001979859)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)
Depositor

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

JPMorgan Chase Bank, National Association

(Central Index Key number 0000835271)

German American Capital Corporation

(Central Index Key number 0001541294)

Goldman Sachs Mortgage Company

(Central Index Key number 0001541502)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2023-B39

The Benchmark 2023-B39 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2023-B39, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial properties, which will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in August 2023. The rated final distribution date for the offered certificates is July 2056.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1	$7,664,000		6.03532%	Fixed(5)
Class A-2	$201,276,000		6.79412%	WAC(6)
Class A-4	$54,000,000		5.50226%	Fixed(5)
Class A-5	$361,919,000		5.75359%	Fixed(5)
Class A-SB	$9,679,000		6.05918%	WAC Cap(7)
Class X-A	$634,538,000	(8)	0.72380%	Variable IO(9)
Class X-B	$158,634,000	(8)	0.55855%	Variable IO(9)
Class A-S	$120,109,000		6.24954%	Fixed(5)
Class C	$27,439,000		6.79412%	WAC(6)

(Footnotes to table begin on page 3)

You should carefully consider the summary of risk factors and risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the Series 2023-B39 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2023-B39 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 27.7% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 25.1% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 24.1% of each class of offered certificates and Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 23.0% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about July 18, 2023. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 106.4% of the aggregate principal balance of the offered certificates, plus accrued interest from July 1, 2023, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC	J.P. Morgan
Co-Lead Managers and Joint Bookrunners

Academy Securities Co-Manager	Drexel Hamilton Co-Manager

June 28, 2023

# BENCHMARK 2023-B39 MORTGAGE TRUST

Commercial Mortgage Pass-Through Certificates, Series 2023-B39

Nebraska
1 property
$2,603,947
0.3% of total
Missouri
5 properties
$2,625,913
0.3% of total
Minnesota
1 property
$26,480,000
2.9% of total
Illinois
7 properties
$61,991,128
6.8% of total
Wisconsin
1 property
$2,007,597
0.2% of total
Indiana
4 properties
$29,758,953
3.3% of total
Michigan
5 properties
$31,518,283
3.5% of total
Pennsylvania
2 properties
$41,538,712
4.6% of total
New York
2 properties
$6,329,013
0.7% of total
Idaho
1 property
$5,914,857
0.7% of total
Ohio
10 properties
$42,296,314
4.7% of total
Massachusetts
1 property
$50,000,000
5.5% of total
Oregon
1 property
$1,558,449
0.2% of total
Connecticut
1 property
$7,900,868
0.9% of total
Nevada
2 properties
$66,000,000
7.3% of total
New Jersey
1 property
$25,000,000
2.8% of total
California
4 properties
$263,400,000
29.1% of total
Maryland
2 properties
$36,045,720
4.0% of total
Georgia
3 properties
$25,697,730
2.8% of total
Arizona
3 properties
$54,216,620
6.0% of total
Florida
6 properties
$51,590,291
5.7% of total
Kansas
4 properties
$7,909,500
0.9% of total
Texas
3 properties
$34,670,942
3.8% of total
Louisiana
57 properties
$13,333,076
1.5% of total
Tennessee
2 properties
$7,200,623
0.8% of total
Mississippi
9 properties
$2,711,324
0.3% of total
Alabama
22 properties
$6,183,403
0.7% of total
% of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.2 – 1.0%

Mortgaged Properties by Property Type

Mixed Use 7.1%
Industrial 31.2%
Hospitality 11.9%
Office 18.7%
Retail 31.1%

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2023-B39 certificates.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$7,664,000		30.000%	6.03532%	Fixed(5)	2.45	8/23-3/28
Class A-2	$201,276,000		30.000%	6.79412%	WAC(6)	4.86	3/28-7/28
Class A-4	$54,000,000		30.000%	5.50226%	Fixed(5)	9.31	7/32-2/33
Class A-5	$361,919,000		30.000%	5.75359%	Fixed(5)	9.85	2/33-6/33
Class A-SB	$9,679,000		30.000%	6.05918%	WAC Cap(7)	7.08	7/28-7/32
Class X-A	$634,538,000	(8)	N/A	0.72380%	Variable IO(9)	N/A	N/A
Class X-B	$158,634,000	(8)	N/A	0.55855%	Variable IO(9)	N/A	N/A
Class A-S	$120,109,000		16.750%	6.24954%	Fixed(5)	9.91	6/33-6/33
Class C	$27,439,000		9.473%	6.79412%	WAC(6)	9.91	6/33-6/33
Non-Offered Certificates(10)
Class B	$38,525,000		12.500%	6.19203%	WAC Cap(7)	9.91	6/33-6/33
Class D-RR(11)	$12,220,000		8.125%	6.79412%	WAC(6)	9.94	6/33-7/33
Class E-RR(11)	$9,065,000		7.125%	6.79412%	WAC(6)	9.99	7/33-7/33
Class F-RR(11)	$9,065,000		6.125%	6.79412%	WAC(6)	9.99	7/33-7/33
Class G-RR(11)	$16,996,000		4.250%	6.79412%	WAC(6)	9.99	7/33-7/33
Class J-RR(11)	$11,331,000		3.000%	6.79412%	WAC(6)	9.99	7/33-7/33
Class K-RR(11)	$27,195,263		0.000%	6.79412%	WAC(6)	9.99	7/33-7/33
Class R(12)	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	“Approximate Initial Credit Support” means, with respect to any class of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “principal balance certificates”), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to such class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above with respect to the principal balance certificates do not take into account any trust subordinate companion loan (as discussed in the paragraph immediately following these footnotes).
(3)	Approximate per annum rate as of the closing date.
(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations”.
(5)	The pass-through rate for each class of the Class A-1, Class A-4, Class A-5 and Class A-S certificates will be a fixed per annum rate equal to the initial pass-through rate for such class specified in the table above.
(6)	The pass-through rate for each class of the Class A-2, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.
(7)	The pass-through rate for each class of the Class A-SB and Class B certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class specified in the table above and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.
(8)	The Class X-A and Class X-B certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S and Class B
(9)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus.
(10)	The classes of certificates set forth under “Non-Offered Certificates” in the table and the loan-specific certificates (as discussed in the paragraph immediately following these footnotes) are not offered by this prospectus.
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(11)	In satisfaction of the risk retention obligations of Citi Real Estate Funding Inc. (as “retaining sponsor” with respect to this securitization transaction (i.e., the securitization transaction constituted by the issuance of the certificates)), KKR CMBS II Aggregator Type 2 L.P. is expected to acquire and retain (directly or through one or more of its “majority-owned affiliates”), in accordance with the credit risk retention rules applicable to this securitization transaction, all of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “HRR Certificates”), which will collectively constitute an “eligible horizontal residual interest” with an aggregate fair value representing at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity. “Retaining sponsor”, “majority-owned affiliates”, “eligible horizontal residual interest” and “ABS interests” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

If the assets of the issuing entity include one or more promissory notes evidencing a generally subordinate portion of a whole loan that is to be serviced under the pooling and servicing agreement for this securitization, then (if so specified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”) one or more classes of “loan-specific certificates” will be, and certain related uncertificated interests may be, issued by the issuing entity that are solely backed by such subordinate portion of such whole loan (such subordinate portion being referred to in this prospectus as a “trust subordinate companion loan”), which loan-specific certificates and any related uncertificated interests are not offered by this prospectus. The loan-specific certificates are not “certificates” or “offered certificates” for purposes of this prospectus. Each subseries of loan-specific certificates that is backed by a particular trust subordinate companion loan will be offered pursuant to, and more fully described in, a separate related offering circular. None of the calculations in the Certificate Summary table above take into account any trust subordinate companion loans or loan-specific certificates. Each subseries of loan-specific certificates and any related uncertificated interests will only be entitled to receive distributions from, and will only incur losses with respect to, the related trust subordinate companion loan, and the issuance thereof should be considered a separate securitization. Each trust subordinate companion loan will be included as an asset of the issuing entity but will not constitute a “mortgage loan” and will not be part of the mortgage pool backing the classes of certificates specifically identified in the Certificate Summary table above or the footnotes thereto. See “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”. For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references to “trust subordinate companion loan”, “trust subordinate companion loans”, “trust subordinate companion whole loan”, “trust subordinate companion whole loans”, “loan-specific certificate”, “loan-specific certificates” and any related concepts are to be ignored.

The Class B, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates and any classes of loan-specific certificates or related uncertificated interests (if applicable) are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Table of Contents

Certificate Summary	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in this Prospectus	12
Summary of Terms	22
Summary of Risk Factors	67
Special Risks	67
Risks Relating to the Mortgage Loans	67
Risks Relating to Conflicts of Interest	68
Other Risks Relating to the Certificates	68
Risk Factors	69
Special Risks	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans	69
Risks Relating to the Mortgage Loans	72
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	72
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	73
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	78
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	79
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	81
The Types of Properties That Secure the Mortgage Loans Present Special Risks	86
Leased Fee Properties Have Special Risks	101
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	102
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	103
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	104
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	105

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	105
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	106
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	107
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	107
Risks Related to Zoning Non-Compliance and Use Restrictions	108
Risks Relating to Inspections of Properties	109
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	109
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	109
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	110
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	111
Terrorism Insurance May Not Be Available for All Mortgaged Properties	111
Risks Associated with Blanket Insurance Policies or Self-Insurance	112
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	113
Limited Information Causes Uncertainty	113
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	113
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	114
The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	115
Static Pool Data Would Not Be Indicative of the Performance of This Pool	115
Appraisals May Not Reflect Current or Future Market Value of Each Property	115
Seasoned Mortgage Loans Present Additional Risk of Repayment	117
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	117
The Borrower’s Form of Entity May Cause Special Risks	117

5

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	120
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	121
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	121
Tenancies-in-Common May Hinder Recovery	122
Risks Relating to Enforceability of Cross-Collateralization Arrangements	123
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	123
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	125
Various Other Laws Could Affect the Exercise of Lender’s Rights	125
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	126
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	126
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	128
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	129
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	129
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	130
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	130
Risks Relating to Tax Credits	130
Risks Relating to Conflicts of Interest	131
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	131
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	132

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	133
Potential Conflicts of Interest of the Operating Advisor	136
Potential Conflicts of Interest of the Asset Representations Reviewer	137
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	137
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	139
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan	139
Other Potential Conflicts of Interest May Affect Your Investment	140
Other Risks Relating to the Certificates	140
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	140
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	141
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	142
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	144
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	144
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	145
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A or Class X-B Certificates	149
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	150
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	151

6

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment	151
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	152
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	152
The Controlling Pari Passu Companion Loan for One or More of the Whole Loans Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern the Servicing of Such Whole Loan Have Yet to Be Finalized	153
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	153
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	153
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	154
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	154
Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	155
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	155
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	155
Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	156
Changes in Pool Composition Will Change the Nature of Your Investment	157
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	157

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	158
State, Local and Other Tax Considerations	160
General Risk Factors	160
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	160
The Offered Certificates May Not Be a Suitable Investment for You	160
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	161
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	161
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	162
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	166
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	166
Description of the Mortgage Pool	167
General	167
Certain Calculations and Definitions	169
Statistical Characteristics of the Mortgage Loans	178
Overview	178
Property Types	179
Specialty Use Concentrations	185
Mortgage Loan Concentrations	186
Geographic Concentrations	187
Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History	188
Tenancies-in-Common	188
Delaware Statutory Trusts	188
Condominium Interests and Other Shared Interests	189
Leasehold Interests	189
Condemnations	190
Delinquency Information	191
COVID-19 Considerations	191
Environmental Considerations	191
Litigation and Other Legal Considerations	201
Redevelopment, Expansion and Renovation	203
Default History, Bankruptcy Issues and Other Proceedings	205
Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases	205

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Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts	205
Tenant Issues	206
Tenant Concentrations	206
Lease Expirations and Terminations	207
Unilateral Lease Termination Rights	209
Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants	210
Rights to Cease Operations (Go Dark) at the Leased Property	211
Termination Rights of Government Sponsored Tenants	211
Other Tenant Termination Issues	212
Rights to Sublease	212
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	213
Charitable Institutions / Not-For-Profit Tenants	214
Purchase Options, Rights of First Offer and Rights of First Refusal	214
Affiliated Leases and Master Leases	216
Other Tenant Issues	217
Insurance Considerations	217
Zoning and Use Restrictions	219
Non-Recourse Carveout Limitations	220
Real Estate and Other Tax Considerations	222
Certain Terms of the Mortgage Loans	224
Due Dates; Mortgage Rates; Calculations of Interest	224
ARD Loans	225
Single-Purpose Entity Covenants	225
Prepayment Provisions	226
Defeasance; Collateral Substitution	229
Partial Releases	230
Substitutions	233
Additions to the Mortgaged Property	234
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	235
Mortgaged Property Accounts	236
Additional Indebtedness	236
Existing Additional Secured Debt	237
Existing Mezzanine Debt	237
Permitted Mezzanine Debt	238
Preferred Equity and Preferred Return Arrangements	239
Permitted Unsecured Debt and Other Debt	239
The Whole Loans	240
General	240
The Serviced Pari Passu Whole Loans	244
The Outside Serviced Pari Passu Whole Loans	247

The Back Bay Office Pari Passu-AB Whole Loan	250
The Pacific Design Center Pari Passu-AB Whole Loan	271
Additional Mortgage Loan Information	278
The Trust Subordinate Companion Loan(s)	278
Transaction Parties	279
The Sponsors and the Mortgage Loan Sellers	279
Citi Real Estate Funding Inc.	279
German American Capital Corporation	287
Goldman Sachs Mortgage Company	295
JPMorgan Chase Bank, National Association	303
Compensation of the Sponsors	310
The Depositor	311
The Issuing Entity	312
The Trustee and the Certificate Administrator	313
Servicers	315
General	315
The Master Servicer	315
The Special Servicers	319
The Outside Servicers and the Outside Special Servicers	328
The Operating Advisor and the Asset Representations Reviewer	328
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	329
Transaction Party and Related Party Affiliations	329
Interim Servicing Arrangements	330
Interim and Other Custodial Arrangements	331
Whole Loans and Mezzanine Loan Arrangements	331
Other Arrangements	331
Credit Risk Retention	332
General	332
Qualifying CRE Loans; Required Credit Risk Retention Percentage	332
HRR Certificates	332
The Retaining Third Party Purchaser	332
Material Terms of the HRR Certificates	333
Hedging, Transfer and Financing Restrictions	334
Representations and Warranties	334
Description of the Certificates	337
General	337
Distributions	338
Method, Timing and Amount	338
Available Funds	339
Priority of Distributions	341
Pass-Through Rates	344
Interest Distribution Amount	345
Principal Distribution Amount	346
Certain Calculations with Respect to Individual Mortgage Loans	347
Application Priority of Mortgage Loan Collections or Whole Loan Collections	348
Allocation of Yield Maintenance Charges and Prepayment Premiums	350
Assumed Final Distribution Date; Rated Final Distribution Date	351

8

Prepayment Interest Shortfalls	352
Subordination; Allocation of Realized Losses	353
Reports to Certificateholders; Certain Available Information	355
Certificate Administrator Reports	355
Information Available Electronically	360
Delivery, Form, Transfer and Denomination	365
Book-Entry Registration	365
Voting Rights	367
Definitive Certificates	368
Certificateholder Communication	368
Access to Certificateholders’ Names and Addresses	368
Requests to Communicate	369
The Mortgage Loan Purchase Agreements	370
Sale of Mortgage Loans; Mortgage File Delivery	370
Representations and Warranties	375
Cures, Repurchases and Substitutions	375
Dispute Resolution Provisions	379
Asset Review Obligations	379
The Pooling and Servicing Agreement	380
General	380
Certain Considerations Regarding the Outside Serviced Whole Loans	383
Assignment of the Mortgage Loans	384
Servicing of the Mortgage Loans	385
Subservicing	391
Advances	392
Accounts	396
Withdrawals from the Collection Account	399
Application of Loss of Value Payments	401
Servicing and Other Compensation and Payment of Expenses	401
Master Servicing Compensation	401
Special Servicing Compensation	404
Trustee / Certificate Administrator Compensation	408
Operating Advisor Compensation	408
CREFC® Intellectual Property Royalty License Fee	409
Asset Representations Reviewer Compensation	409
Fees and Expenses	411
Application of Penalty Charges and Modification Fees	418
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	419
Due-On-Sale	419
Due-On-Encumbrance	420
Appraisal Reduction Amounts	421
Inspections	426
Evidence as to Compliance	427
Limitation on Liability; Indemnification	428
Servicer Termination Events	431
Rights Upon Servicer Termination Event	433
Waivers of Servicer Termination Events	434

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	434
General	434
Excluded Special Servicer Mortgage Loans	436
Removal of the Special Servicer by Certificateholders Following a Control Termination Event	437
Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor	438
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	439
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	440
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	441
Amendment	442
Realization Upon Mortgage Loans	444
Specially Serviced Loans; Appraisals	444
Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans	444
Sale of Defaulted Mortgage Loans and REO Properties	446
Modifications, Waivers and Amendments	448
Directing Holder	450
General	450
Limitation on Liability of the Directing Holder	458
Consulting Parties	458
Operating Advisor	459
General Obligations	459
Review Materials	460
Consultation Rights	462
Reviewing Certain Calculations	462
Annual Report	463
Replacement of the Special Servicer	464
Operating Advisor Termination Events	464
Rights Upon Operating Advisor Termination Event	465
Eligibility of Operating Advisor	466
Termination of the Operating Advisor Without Cause	466
Asset Status Reports	467
The Asset Representations Reviewer	468
Asset Review	468
Eligibility of Asset Representations Reviewer	472
Other Obligations of Asset Representations Reviewer	473
Delegation of Asset Representations Reviewer’s Duties	473
Asset Representations Reviewer Termination Events	473
Rights Upon Asset Representations Reviewer Termination Event	474
Termination of the Asset Representations Reviewer Without Cause	474

9

Resignation of Asset Representations Reviewer	475
Asset Representations Reviewer Compensation	475
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	475
Repurchase Request Delivered by a Certificateholder	475
Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement	475
Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer	475
Dispute Resolution Provisions	476
Resolution of a Repurchase Request	476
Mediation and Arbitration Provisions	478
Rating Agency Confirmations	479
Termination; Retirement of Certificates	481
Optional Termination; Optional Mortgage Loan Purchase	481
Servicing of the Outside Serviced Mortgage Loans	482
General	482
Specified Servicing Matters	483
Servicing Shift Mortgage Loans	486
Related Provisions of the Pooling and Servicing Agreement	486
Use of Proceeds	488
Yield, Prepayment and Maturity Considerations	488
Yield	488
Yield on the Class X-A and Class X-B Certificates	491
Weighted Average Life of the Offered Certificates	491
Price/Yield Tables	495
Material Federal Income Tax Consequences	499
General	499
Qualification as a REMIC	500
Status of Offered Certificates	501
Taxation of the Regular Interests	502
General	502
Original Issue Discount	502
Acquisition Premium	503
Market Discount	504
Premium	504
Election to Treat All Interest Under the Constant Yield Method	505
Treatment of Losses	505
Prepayment Premiums and Yield Maintenance Charges	506
Sale or Exchange of Regular Interests	506
Taxes That May Be Imposed on a REMIC	507
Prohibited Transactions	507
Contributions to a REMIC After the Startup Day	507
Net Income from Foreclosure Property	507
Bipartisan Budget Act of 2015	507

Taxation of Certain Foreign Investors	508
FATCA	509
Backup Withholding	509
Information Reporting	509
3.8% Medicare Tax on “Net Investment Income”	509
Reporting Requirements	510
Tax Return Disclosure and Investor List Requirements	510
Certain State, Local and Other Tax Considerations	510
ERISA Considerations	511
General	511
Plan Asset Regulations	512
Prohibited Transaction Exemptions	513
Underwriter Exemption	514
Exempt Plans	516
Insurance Company General Accounts	517
Ineligible Purchasers	517
Further Warnings	517
Consultation with Counsel	518
Tax Exempt Investors	518
Legal Investment	518
Certain Legal Aspects of the Mortgage Loans	519
General	520
Types of Mortgage Instruments	520
Installment Contracts	521
Leases and Rents	521
Personalty	522
Foreclosure	522
General	522
Foreclosure Procedures Vary From State to State.	522
Judicial Foreclosure	522
Equitable and Other Limitations on Enforceability of Particular Provisions	523
Nonjudicial Foreclosure/Power of Sale	523
Public Sale	524
Rights of Redemption	525
One Action and Security First Rules	525
Anti-Deficiency Legislation	525
Leasehold Considerations	526
Cooperative Shares	526
Bankruptcy Issues	527
Automatic Stay	527
Modification of Lender’s Rights	527
Leases and Rents	528
Lease Assumption or Rejection by Tenant	529
Lease Rejection by Lessor – Tenant’s Right	529
Ground Lessee or Ground Lessor	529
Single-Purpose Entity Covenants and Substantive Consolidation	530
Sales Free and Clear of Liens	531
Post-Petition Credit	531
Avoidance Actions	532
Management Agreements	532
Certain of the Borrowers May Be Partnerships	533

10

Environmental Considerations	533
General	533
Environmental Assessments	534
Superlien Laws	534
CERCLA	534
Other Federal and State Laws	535
Additional Considerations	535
Due-On-Sale and Due-On-Encumbrance Provisions	536
Junior Liens; Rights of Holders of Senior Liens	536
Subordinate Financing	537
Default Interest and Limitations on Prepayments	537
Applicability of Usury Laws	537
Americans with Disabilities Act	538

Servicemembers Civil Relief Act	538
Anti-Money Laundering, Economic Sanctions and Bribery	538
Potential Forfeiture of Assets	539
Ratings	539
Plan of Distribution (Underwriter Conflicts of Interest)	542
Incorporation of Certain Information by Reference	543
Where You Can Find More Information	544
Financial Information	544
Legal Matters	544
Index of Certain Defined Terms	545

ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS and Mortgaged Properties	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1A – SPONSOR REPRESENTATIONS AND WARRANTIES (CREFI and GACC)	E-1A-1
Annex E-1B – Exceptions to Sponsor Representations and Warranties (CREFI and GACC)	E-1B-1
ANNEX E-2A – SPONSOR REPRESENTATIONS AND WARRANTIES (GSMC)	E-2A-1
Annex E-2B – Exceptions to Sponsor Representations and Warranties (GSMC)	E-2B-1
ANNEX E-3A – SPONSOR REPRESENTATIONS AND WARRANTIES (JPMCB)	E-3A-1
Annex E-3B – Exceptions to Sponsor Representations and Warranties (JPMCB)	E-3B-1
ANNEX F – CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE	F-1

11

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET BACKED SECURITIES GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15C2-11 UNDER THE EXCHANGE ACT TO THE PUBLICATION OR SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■        This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the offered certificates; and
●	the “Summary of Terms”, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, the “Summary of Risk Factors” and “Risk Factors” describe the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

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■        In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.
●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.
●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THIS PURPOSE, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS SUCH RULES AND REGULATIONS MAY BE AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR.

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ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

14

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED AS FOLLOWS:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A)       IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

●         THE EXPRESSION “UK RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: UNITED KINGDOM” ABOVE; AND

●         THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

OTHER UK REGULATORY RESTRICTIONS

(B)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(C)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THIS PURPOSE, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY

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AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “EU RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA” ABOVE; AND
●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

Eu SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE ORIGINATORS, THE MORTGAGE LOAN SELLERS, THE ISSUING ENTITY OR THEIR RESPECTIVE AFFILIATES WILL RETAIN A MATERIAL NET ECONOMIC INTEREST IN THIS SECURITIZATION TRANSACTION, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) THE EU SECURITIZATION REGULATION, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “U.S. CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENABLING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

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THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF

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JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,
●	political and/or social conditions, and
●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Benchmark 2023-B39 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2023-B39.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor”.
Issuing Entity	Benchmark 2023-B39 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of July 1, 2023, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.
Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:
●	Citi Real Estate Funding Inc., a New York corporation (7 mortgage loans (25.9%));
●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America (5 mortgage loans (21.4%));
●	Goldman Sachs Mortgage Company, a New York limited partnership (4 mortgage loans (17.9%));
●	German American Capital Corporation and Goldman Sachs Mortgage Company (2 mortgage loans (15.4%));
●	German American Capital Corporation, a Maryland corporation (4 mortgage loans (13.9%)); and
●	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. (1 mortgage loan (5.5%)).
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
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Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:
Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	7	$234,882,721	25.9%
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	193,970,542	21.4
Goldman Sachs Bank USA	Goldman Sachs Mortgage Company(1)	4	161,880,000	17.9
German American Capital Corporation	German American Capital Corporation	1	50,000,000	5.5
DBR Investments Co. Limited	German American Capital Corporation(2)	2	40,250,000	4.4
Deutsche Bank AG, New York Branch	German American Capital Corporation(2)	1	36,000,000	4.0
DBR Investments Co. Limited / Goldman Sachs Bank USA	German American Capital Corporation / Goldman Sachs Mortgage Company(1)(2)(3)	1	89,500,000	9.9
Deutsche Bank AG, New York Branch / Goldman Sachs Bank USA	German American Capital Corporation / Goldman Sachs Mortgage Company(1)(2)(4)	1	50,000,000	5.5
JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.(5)	1	50,000,000	5.5
	Total	23	$906,483,263	100.0%

(1)	Goldman Sachs Mortgage Company has acquired or will acquire the mortgage loans or portions thereof that were originated or co-originated by Goldman Sachs Bank USA on or prior to the closing date.
(2)	German American Capital Corporation has acquired or will acquire the mortgage loans or portions thereof that were originated, co-originated or acquired by its affiliates, DBR Investments Co. Limited and Deutsche Bank AG, New York Branch, on or prior to the closing date.
(3)	The Novolex Portfolio mortgage loan (9.9%) is comprised of separate notes that are being sold by German American Capital Corporation and Goldman Sachs Mortgage Company. The Novolex Portfolio mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited and Goldman Sachs Bank USA. The Novolex Portfolio mortgage loan is evidenced by five promissory notes; (i) notes A-1, A-3, A-4 and A-5, with an aggregate Cut-off Date Balance of $62,500,000 as to which German American Capital Corporation is acting as Mortgage Loan Seller; and (ii) note A-6, with a Cut-off Date Balance of $27,000,000 as to which Goldman Sachs Mortgage Company is acting as Mortgage Loan Seller.
(4)	The Back Bay Office mortgage loan (5.5%) is comprised of separate notes that are being sold by German American Capital Corporation and Goldman Sachs Mortgage Company. The Back Bay Office mortgage loan is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, New York Life Insurance Company and Teachers Insurance and Annuity Association of America. The Back Bay Office
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mortgage loan is evidenced by two promissory notes; (i) note A-4-1, with an aggregate Cut-off Date Balance of $30,000,000 as to which German American Capital Corporation is acting as Mortgage Loan Seller; and (ii) note A-8-1, with an aggregate Cut-off Date Balance of $20,000,000 as to which Goldman Sachs Mortgage Company is acting as Mortgage Loan Seller.
(5)	The Soho Beach House Miami mortgage loan (5.5%) is comprised of separate notes that are being sold by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. The Soho Beach House Miami mortgage loan is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. The Soho Beach House Miami mortgage loan is evidenced by three promissory notes: (i) notes A-2 and A-3-1, with an aggregate Cut-off Date Balance of $33,400,000 as to which JPMorgan Chase Bank, National Association is acting as Mortgage Loan Seller; and (ii) note A-5-1, with an aggregate Cut-off Date Balance of $16,600,000 as to which Citi Real Estate Funding Inc. is acting as Mortgage Loan Seller.
In addition, one or more sponsors may transfer to the depositor one or more subordinate notes evidencing a generally subordinate portion of a pari passu-AB whole loan or an AB whole loan (such subordinate portion being referred to in this prospectus as a “trust subordinate companion loan”, and such whole loan being referred to in this prospectus as a “trust subordinate companion whole loan”), which will be an asset of the issuing entity, will be serviced under the pooling and servicing agreement and will back, and be the sole source of payment on, the related loan-specific certificates and any related uncertificated certificates, but will not be included in the mortgage pool that will back the certificates. If a trust subordinate companion loan is part of the assets of the issuing entity, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.
As regards the assets of the trust, references to “mortgage loan” and “mortgage loans” are intended to mean only a mortgage loan or group of mortgage loans that are part of the mortgage pool backing the certificates and are exclusive of any trust subordinate companion loans.
For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references to “trust subordinate companion loan”, “trust subordinate companion loans”, “trust subordinate companion whole loan”, “trust subordinate companion whole loans”, “loan-specific certificate”, “loan-specific certificates” and any related concepts are to be ignored.
See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced whole loans and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction
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Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.
See “—The Mortgage Pool—The Whole Loans” below for a discussion of the mortgage loans included in the issuing entity that are part of a whole loan and have one or more related companion loans held outside the issuing entity.
The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced whole loans,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.
See the chart entitled “Whole Loan Summary” under “The Mortgage Pool—The Whole Loans” below in this summary and the chart entitled “Servicing of the Whole Loans” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced whole loans and outside serviced whole loans.
The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Special Servicers	K-Star Asset Management LLC, a Delaware limited liability company, will be appointed the initial special servicer with respect to the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement (other than the Back Bay Office whole loan, any excluded special servicer mortgage loan and any trust subordinate companion whole loan). The principal special servicing offices of the special servicer are located at 5949 Sherry Lane, Suite 950, Dallas, Texas 75225, and its telephone number is 214-390-7231. See “Transaction Parties—Servicers—the Special Servicers”.
Situs Holdings, LLC, a Delaware limited liability company, is expected to act as special servicer with respect to the Back Bay Office whole loan. The principal executive office of Situs Holdings, LLC is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings, LLC maintains its principal special servicing office at 2 Embarcadero Center, 8th Floor, San Francisco, California 94111. See “Transaction Parties—Servicers—The Special Servicers— Situs Holdings, LLC”.
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References in this prospectus to “special servicer” mean, with respect to each serviced mortgage loan and serviced whole loan, the applicable special servicer that acts as the special servicer for such serviced mortgage loan or serviced whole loan, as applicable, as identified in this “Special Servicer” subsection.
The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.
See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.
If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.
The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. Also, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)” for any additional instances where the special servicer may be removed solely with respect to a trust subordinate companion whole loan.
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A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced whole loan.
The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.
The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.
The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:
●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding
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non-specially serviced loans as to which the operating advisor has consultation rights;
●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;
●	reviewing for accuracy certain calculations made by the special servicer;
●	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;
●	recommending the replacement of the special servicer for all the serviced loans if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole);
●	recommending the replacement of the special servicer solely as to a trust subordinate companion whole loan if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the holders of the related loan-specific certificates and any related uncertificated interests (as a collective whole), if the issuance of such loan-specific certificates and any related uncertificated interests is subject to risk retention under Rule 7 of Regulation RR;
●	after the occurrence and during the continuance of a consultation termination event, recommending the replacement of the special servicer solely as to a trust subordinate companion loan if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the holders of the related loan-specific certificates and any related uncertificated interests (as a collective whole); and
●	after the occurrence and during the continuance of an operating advisor consultation trigger event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced loan(s).
An “operating advisor consultation trigger event” will occur with respect to any serviced loan, when the aggregate outstanding certificate balance of the HRR certificates (as notionally reduced by any cumulative appraisal reduction amount then allocable to the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR certificates; provided that an operating advisor consultation trigger event will at all times be deemed to exist with respect to excluded mortgage loans. See “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)” for any additional operating advisor consultation trigger event with respect to a trust subordinate companion whole loan in
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the event the issuance of related loan-specific certificates is subject to risk retention under Rule 7 of Regulation RR.
Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.
See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.
Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related whole loans will or are expected to constitute the “outside serviced whole loans”), and such mortgage loans and whole loans will be serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling note by the parties thereto, as identified in the table below:

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Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(1)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(2)
Fashion Valley Mall	JPMCB	BBCMS 2023-C20 PSA(3)(4)	9.4%	KeyBank National Association	LNR Partners, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LD III Sub XII, LLC(5)
Pacific Design Center	GSMC	Benchmark 2023-B38 PSA	7.1%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	ES Ventures Holding, Inc.
Scottsdale Fashion Square	GSMC	SCOTT 2023-SFS TSA	4.5%	Berkadia Commercial Mortgage LLC	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Prima Capital Advisors LLC
One & Two Commerce Square	JPMCB	BBCMS 2023-C20 PSA(3)(4)	4.4%	KeyBank National Association	LNR Partners, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LD III Sub XII, LLC(5)
Miracle Mile	GSMC	MIRA Trust 2023-MILE TSA	3.3%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Western Asset Diversified Income Fund
Harborside 2-3	CREFI	Benchmark 2023-V2 PSA	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	3650 Real Estate Investment Trust 2 LLC
Jaylor – Burger King Portfolio	CREFI	BMO 2023-C5 PSA	2.7%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	RREF IV-D AIV RR, LLC
One Campus Martius	JPMCB	Benchmark 2022-B36 PSA	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Manage-ment LLC	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P.
Hyatt Regency Indianapolis	CREFI	BMO 2023-C5 PSA	2.0%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	RREF IV-D AIV RR, LLC

(1)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.
(2)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder” below.
(3)	Each of the Fashion Valley Mall mortgage loan and One & Two Commerce Square mortgage loan (i) is expected to be serviced and administered by an outside servicer and an outside special servicer pursuant to the BBCMS 2023-C20 pooling and servicing agreement, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by an outside servicer and an outside special servicer pursuant to the outside servicing agreement governing that future commercial mortgage securitization transaction.
(4)	Based on a publicly-available preliminary prospectus. The BBCMS 2023-C20 transaction is expected to close after the date of this prospectus and prior to the closing of this securitization transaction.
(5)	With respect to each of the Fashion Valley Mall mortgage loan and One & Two Commerce Square mortgage loan, the outside controlling class representative will only have non-binding consultation rights regarding major servicing decisions until the securitization of the related controlling pari passu companion loan in a future securitization transaction. As to each such mortgage loan, the holder of the related controlling pari passu companion loan currently has consent rights regarding major servicing decisions, and termination rights with respect to the related outside special servicer, in connection with such mortgage loan. See the “Whole Loan Controlling
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Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling note holder for the Fashion Valley Mall whole loan and One & Two Commerce Square whole loan.
Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced whole loan, the related outside servicer will have primary servicing responsibilities with respect to the entire whole loan, the related outside special servicer will serve as special servicer of the entire whole loan, the related outside trustee generally serves as mortgagee of record with respect to the entire whole loan, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related whole loan (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).
There are no servicing shift whole loans or trust subordinate companion whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.
See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced whole loan.
See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”
Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be:
●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan that includes a trust subordinate companion loan (sometimes referred to in this prospectus as a “trust subordinate companion whole loan”) prior to a related control appraisal period, (iii) with respect to a serviced whole loan as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled whole loan”), and (iv) during any period that a control termination event has occurred and is continuing, the controlling class representative;
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●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”), and
●	with respect to a trust subordinate companion whole loan (i) for so long as no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan, the loan-specific controlling class representative (if and for so long as it is entitled to act as directing holder) and (ii) for so long as a related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan and a control termination event has not occurred and is continuing, the controlling class representative.
provided, that with respect to any serviced whole loan, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.
For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) the related serviced whole loan is a serviced outside controlled whole loan, and/or (4) with respect to a trust subordinate companion whole loan, no related control appraisal period exists or is deemed to exist with respect to the trust subordinate companion whole loan; and (B) with respect to any serviced outside controlled whole loan, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.
Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, an outside controlling note holder or a loan-specific controlling class representative is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced whole loan.
An “excluded mortgage loan” is, if the controlling class representative is the directing holder with respect to such mortgage loan, a mortgage loan or related whole loan with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or whole loan or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or whole loan, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i)
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any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.
With respect to the serviced mortgage loans and serviced whole loans, in general:
●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, whole loans; and
●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loans (or, in the case of a serviced outside controlled whole loan, or a trust subordinate companion whole loan, solely with respect to the applicable whole loan).
If, with respect to any serviced outside controlled whole loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled whole loan is not included in a separate securitization trust and subject to an applicable servicing agreement, the related outside controlling note holder or its representative may retain such rights under the related co-lender agreement for a longer period than would otherwise be the case.
Any serviced whole loan with a subordinate companion loan that (i) is held outside the issuing entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled whole loan. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control or consultation rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a whole loan.
With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced whole loan, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced whole loan, which are substantially similar, but not identical, to those of the
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controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.
The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or whole loan(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or whole loan(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors— Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.
“Loan-specific controlling class”, “loan-specific controlling class representative”, “loan-specific controlling class certificateholder” and related terms, if there is a related trust subordinate companion loan, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan(s)”.

Controlling Class

Representatives	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.
In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class D-RR will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class K-RR. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be

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eligible to act as the controlling class or appoint a controlling class representative.
The “control eligible certificates” will be the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates.
After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.
A “control termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and provided, further, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.
A “consultation termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); provided, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.
KKR CMBS II Aggregator Type 2 L.P. or an affiliate thereof, on the closing date is expected to (i) purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, and (ii) appoint KKR Real Estate Credit Opportunity Partners II L.P. or
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another affiliate as the initial controlling class representative; and it or an affiliate may purchase additional certificates.
Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be, each of:
(i)	except with respect to a serviced outside controlled whole loan, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, (b) for so long as the related mortgage loan is not an excluded mortgage loan, and (c) in the case of a trust subordinate companion whole loan, provided that an applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the controlling class representative;
(ii)	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), solely (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (b) prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;
(iii)	with respect to any serviced whole loan that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;
(iv)	solely after the occurrence and during the continuance of an applicable operating advisor consultation trigger event (including, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related loan-specific certificates is held as an “eligible horizontal residual interest” by a “third-party purchaser”, an operating advisor consultation trigger event specific to that securitization), the operating advisor; and
(v)	with respect to a trust subordinate companion whole loan, provided that no applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the related loan-specific controlling class representative (if and for so long as it is entitled to act as a consulting party);
provided, that with respect to any serviced whole loan, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.
For the avoidance of doubt, with respect to serviced mortgage loans and serviced whole loans, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) with respect to a trust subordinate companion whole loan, no
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related control appraisal period exists or is deemed to exist with respect to the trust subordinate companion whole loan, and/or (4) with respect to any serviced outside controlled whole loan, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (B) the operating advisor will not be a consulting party if and for so long as no operating advisor consultation trigger event (including, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related subseries of loan-specific certificates is held by a “third party purchaser” in the form of an “eligible horizontal residual interest”, any operating advisor consultation trigger event specific to that securitization) has occurred and is continuing, and (C) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced whole loan will be subject to the terms of the related co-lender agreement.
Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, the operating advisor, a related loan-specific controlling class representative or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced whole loan.
Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:
●	serve in multiple capacities with respect to this securitization transaction;
●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;
●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan; or
●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan.
In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without
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limitation:
●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;
●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or
●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.
Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.
These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests”
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and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan (and any trust subordinate companion loan), its respective due date in July 2023 (or, in the case of any mortgage loan (or trust subordinate companion loan) that has its first due date subsequent to July 2023, the date that would have been its due date in July 2023 under the terms thereof if a monthly payment were scheduled to be due in that month).
Closing Date	On or about July 18, 2023.
Distribution Date	The 4th business day following the related determination date of each month, beginning in August 2023.
Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in August 2023.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).
Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.
Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in August 2023, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.
Assumed Final Distribution Date	Class A-1	March 2028
	Class A-2	July 2028
	Class A-4	February 2033
	Class A-5	June 2033
	Class A-SB	July 2032
	Class X-A	June 2033
	Class X-B	June 2033
	Class A-S	June 2033
	Class C	June 2033
The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).
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Rated Final Distribution Date	As to each class of offered certificates, the distribution date in July 2056.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans (and trust subordinate companion loans, if any) to the depositor, which will in turn deposit the mortgage loans (and any such trust subordinate companion loans) into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.
The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales or other transfers of any of the certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass- through certificates as part of Series 2023-B39:
●	Class A-1
●	Class A-2
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class C

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Upon initial issuance, the Series 2023-B39 certificates will consist of the above classes, together with (i) the following classes that are not being offered by this prospectus: the Class B, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates, and (ii) any loan-specific certificates and related uncertificated interests.
The offered certificates, together with the Class B, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates, are collectively referred to in this prospectus as the “certificates”. The certificates (exclusive of the Class R certificates) are collectively referred to in this prospectus as the “regular certificates”. The Class X-A and Class X-B certificates are collectively referred to in this prospectus as the “Class X certificates”. The regular certificates (exclusive of the Class X certificates) are collectively referred to in this prospectus as the “principal balance certificates”.

B. Certificate Balances or

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of each class of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%.
The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.
See “Description of the Certificates—General” in this prospectus.
C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.
The pass-through rate with respect to each class of the Class A-1, Class A-4, Class A-5 and Class A-S certificates will be fixed at the initial pass-through rate for the applicable class set forth in the table under “Certificate Summary” in this prospectus.
The pass-through rate with respect to each class of the Class A-2 and Class C certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.
The pass-through rate for the Class A-SB certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.
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The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates as in effect from time to time, as described in this prospectus.
The pass-through rate with respect to the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-S and Class B certificates as in effect from time to time, as described in this prospectus.
For purposes of calculating the pass-through rate on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:
●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and
●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.
No trust subordinate companion loan will be taken into account in determining pass-through rates on the certificates.
See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date, including the portion thereof payable to any primary servicer or
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subservicer, will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00250% to 0.05125% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.
The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.
The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced whole loan) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.
In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0% (or 0.75% with respect to the Back Bay Office whole loan), or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced whole loan), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0% (or 0.75% with respect to the Back Bay Office whole loan), or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
With respect to each of the outside serviced mortgage loans, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced whole loan will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside
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serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced whole loan and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Servicing of Whole Loan	Outside (Primary) Servicer Fee Rate (per annum)(1)	Outside Special Servicer Fee Rate (per annum)(2)	Outside Workout Fee Rate(2)	Outside Liquidation Fee Rate(2)
Fashion Valley Mall	BBCMS 2023-C20	0.00250%	0.25% (3)	1.0%(3)	1.0%(3)
Pacific Design Center	Benchmark 2023-B38	0.00125%	0.25%	1.0%	1.0%
Scottsdale Fashion Square	SCOTT 2023-SFS	0.00525%	0.25%	0.50%	0.50%
One & Two Commerce Square	BBCMS 2023-C20	0.00250%	0.25% (3)	1.0%(3)	1.0%(3)
Miracle Mile	MIRA Trust 2023-MILE	0.00650%	0.25%	0.5%	0.5%
Harborside 2-3	Benchmark 2023-V2	0.00125%	0.25%	1.0%	1.0%
Jaylor – Burger King Portfolio	BMO 2023-C5	0.00125%	0.25%	1.0%	1.0%
One Campus Martius	Benchmark 2022-B36	0.05000%	0.25%	1.0%	1.0%
Hyatt Regency Indianapolis	BMO 2023-C5	0.00125%	0.25%	1.0%	1.0%

(1)	Includes any applicable sub-servicing fee rate.
(2)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).
(3)	It is expected that the servicing of the Fashion Valley Mall mortgage loan and the One & Two Commerce Square mortgage loan will shift from the BBCMS 2023-C20 pooling and servicing agreement to a future outside servicing agreement, in each case upon the securitization of the related controlling pari passu companion loan, after which the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in that future outside servicing agreement.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00163% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset
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representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00028%. The asset representations reviewer will not be entitled to an ongoing fee with respect to any trust subordinate companion loan. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, any trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.
The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans and any trust subordinate companion loans for each distribution date, calculated on the total outstanding principal balance of the pool of mortgage loans and any trust subordinate companion loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.01010% per annum.
Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
With respect to each mortgage loan, the administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.
The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution
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amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.
See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Amount and Order

of Distributions	The aggregate amount available for distribution to holders of the certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC.
On each distribution date, funds available for distribution to the holders of the certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“available funds”) will be distributed in the following amounts and order of priority:
First: Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates: to interest on the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.
Second: Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates: to the extent of available funds allocable to principal received or advanced on the mortgage loans:
(A)	to principal on the Class A-SB certificates until their certificate balance has been reduced to the Class A-SB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;
(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;
(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;
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(D)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;
(E)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and
(F)	to principal on the Class A-SB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.
However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB scheduled principal balance.
Third: Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.
Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB,
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Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Seventh: Non-offered certificates (other than the Class B certificates): in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.
No class of certificates will be entitled to distributions paid or advanced on and allocable to any trust subordinate companion loan, and such amounts will not be included in the available funds.
For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.
A description of the amount of principal required to be distributed to the classes of principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

C. Yield Maintenance Charges and

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated among the respective classes of the regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

D. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.
The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates.
On any distribution date, the available funds will be allocated among the various classes of regular certificates in descending order (beginning with the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.
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On any distribution date, any mortgage loan losses will be allocated among the various classes of principal balance certificates in ascending order (beginning with certain principal balance certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A and Class X-B. However, mortgage loan losses will reduce the notional amounts of the Class X-A and Class X-B certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates.
**	Other than the Class B certificates.
Principal losses on the mortgage loans allocated to a class of principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates or the Class R certificates, although loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding principal balance certificates), and, therefore, the amount of interest they accrue.
Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.
No loan-specific certificates (if any) will be subordinate to any class of certificates, except to the extent of the subordination of the related trust subordinate companion loan to the related mortgage loan, as and to the
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extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.
E. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the certificates will reduce distributions to the classes of certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;
●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.
In addition, any prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the classes of regular certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (and any trust subordinate companion loan) in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections thereon. The master servicer will not be required to advance amounts deemed non-recoverable from related
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loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s (or trust subordinate companion loan’s) regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan or trust subordinate companion loan (and with respect to a whole loan, to the extent that such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.
In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans (or, in the case of an advance of delinquent principal and/or interest on a trust subordinate companion loan, only from collections on the related mortgage loan and the trust subordinate companion loan) for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than a trust subordinate companion loan). The special servicer will have no obligation to make any principal or interest advances.
B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.
The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain
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circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.
With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan or trust subordinate companion loan, until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.
The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually (and solely with respect to the master servicer, subject to a floor rate of 2.0% per annum). If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan or trust subordinate companion loan.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.
With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced whole loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced whole loan and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 23 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $906,483,263. The mortgage loans are secured by first liens on various types of commercial properties, located in 27 states. See “Risk Factors—Risks Relating to the Mortgage Loans—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.
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References in this prospectus to “trust subordinate companion loan” refers to one or more junior promissory notes that evidences a generally subordinate loan in a whole loan, which junior promissory notes will be an asset of the issuing entity but will back a separate subseries of loan-specific certificates that are set forth in a separate related offering circular. Although a trust subordinate companion loan may be an asset of the issuing entity, for the purpose of numerical and statistical information contained in this prospectus, such trust subordinate companion loan is not reflected in this prospectus and the terms “mortgage loan” and “mortgage pool” in that context do not include any trust subordinate companion loans unless otherwise indicated. A trust subordinate companion loan supports only the related loan-specific certificates and any related uncertificated interests. Information in the tables in this prospectus excludes any trust subordinate companion loan unless otherwise stated. For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references to “trust subordinate companion loan”, “trust subordinate companion loans”, “trust subordinate companion whole loan”, “trust subordinate companion whole loans”, “loan-specific certificate”, “loan-specific certificates” and any related concepts are to be ignored.
In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan, trust subordinate companion loan or whole loan by name refer to such mortgage loan, trust subordinate companion loan or whole loan, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).
Fee Simple / Leasehold	One hundred forty-six (146) mortgaged properties (99.8%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.
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Eight (8) mortgaged properties (0.1%) are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.
Six (6) mortgaged properties (0.1%) are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of such related mortgaged property.
See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.
The Whole Loans	Sixteen (16) mortgage loans (79.3%) are each part of a split loan structure (referred to as a “whole loan”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that, except in the case of any trust subordinate companion loan, are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular whole loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:
●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related whole loan would constitute a “pari passu whole loan”.
●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related whole loan would constitute an “AB whole loan”.
●	If a whole loan includes both a pari passu companion loan and a subordinate companion loan, then such whole loan would constitute a “pari passu-AB whole loan” and the discussions in this prospectus regarding both pari passu whole loans and AB whole loans will apply to such whole loan.
Except in the case of a trust subordinate companion loan, the companion loans are not assets of the issuing entity.
The identity of, and certain other information regarding, the whole loans related to this securitization transaction are set forth in the following table:
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Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Whole Loan	Controlling Note Included in Issuing Entity (Y/N)
Novolex Portfolio	GACC / GSMC	$89,500,000	9.9%	$35,500,000	N/A	$125,000,000	Serviced	Pari Passu	Y
Seagate Campus	CREFI	$86,000,000	9.5%	$86,000,000	N/A	$172,000,000	Serviced	Pari Passu	Y
Fashion Valley Mall	JPMCB	$85,000,000	9.4%	$365,000,000	N/A	$450,000,000	Outside Serviced	Pari Passu	N
Pacific Design Center	GSMC	$64,400,000	7.1%	$180,600,000	$20,000,000	$265,000,000	Outside Serviced	Pari Passu-AB	N
Four Springs Net Lease Portfolio	GACC	$50,000,000	5.5%	$22,200,000	N/A	$72,200,000	Serviced	Pari Passu	Y
Back Bay Office	GACC / GSMC	$50,000,000	5.5%	$425,000,000	$65,000,000	$540,000,000	Serviced	Pari Passu-AB	N(3)
Soho Beach House Miami	JPMCB / CREFI	$50,000,000	5.5%	$90,000,000	N/A	$140,000,000	Serviced	Pari Passu	Y
Scottsdale Fashion Square	GSMC	$41,000,000	4.5%	$659,000,000	N/A	$700,000,000	Outside Serviced	Pari Passu	N
One & Two Commerce Square	JPMCB	$40,000,000	4.4%	$180,000,000	N/A	$220,000,000	Outside Serviced	Pari Passu	N
Miracle Mile	GSMC	$30,000,000	3.3%	$395,000,000	N/A	$425,000,000	Outside Serviced	Pari Passu	N
J&O Industrial Facility	GSMC	$26,480,000	2.9%	$20,000,000	N/A	$46,480,000	Outside Serviced	Pari Passu	Y
Harborside 2-3	CREFI	$25,000,000	2.8%	$200,000,000	N/A	$225,000,000	Outside Serviced	Pari Passu	N
Jaylor – Burger King Portfolio	CREFI	$24,845,383	2.7%	$27,826,829	N/A	$52,672,212	Outside Serviced	Pari Passu	N
One Campus Martius	JPMCB	$23,300,000	2.6%	$194,700,000	N/A	$218,000,000	Outside Serviced	Pari Passu	N
Hyatt Regency Indianapolis	CREFI	$18,558,389	2.0%	$39,910,514	N/A	$58,468,902	Outside Serviced	Pari Passu	N
Platinum Tower	JPMCB	$14,990,542	1.7%	$8,994,325	N/A	$23,984,867	Serviced	Pari Passu	Y

(1)	See “Description of the Mortgage Pool—The Whole Loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.
(2)	For a discussion of the terms “serviced”, “outside serviced” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General” below.
(3)	The Back Bay Office whole loan is a Pari Passu-AB whole loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” for more information regarding the manner in which control shifts under the Back Bay Office whole loan.
The identity of, and certain other items of information regarding, the mortgage loans that will be outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.
With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.
In the case of any whole loan, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material
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servicing decisions involving the related whole loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related whole loan with or without cause. In addition, that co-lender agreement will designate whether servicing of the related whole loan is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.
For more information regarding the whole loan(s), see “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.
Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Other Risks Relating to the Certificates—Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment”.
There are no servicing shift whole loans or trust subordinate companion whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).
Cut-off Date Mortgage Loan Characteristics(1)
All Mortgage Loans
Initial Pool Balance(2)	$906,483,263
Number of Mortgage Loans	23
Number of Mortgaged Properties	160
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$11,491,668 to $89,500,000
Average Cut-off Date Balance	$39,412,316
Range of Mortgage Rates	5.73000% to 8.30500%
Weighted Average Mortgage Rate	6.59258%
Range of original terms to Maturity Date/ARD	60 months to 120 months
Weighted average original term to Maturity Date/ARD	107 months
Range of Cut-off Date remaining terms to Maturity Date/ARD	56 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD	105 months
Range of original amortization terms(3)	180 months to 360 months
Weighted average original amortization term(3)	322 months
Range of remaining amortization terms(3)	178 months to 360 months
Weighted average remaining amortization term(3)	321 months
Range of Cut-off Date LTV Ratios(4)(5)	30.6% to 66.2%
Weighted average Cut-off Date LTV Ratio(4)(5)	50.3%
Range of Maturity Date/ARD LTV Ratios(4)(5)	14.3% to 66.2%

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All Mortgage Loans
Weighted average Maturity Date/ARD LTV Ratio(4)(5)	49.4%
Range of UW NCF DSCR(4)(6)	1.37x to 3.15x
Weighted average UW NCF DSCR(4)(6)	2.00x
Range of Debt Yield on Underwritten NOI(4)(7)	10.5% to 19.9%
Weighted average Debt Yield on Underwritten NOI(4)(7)	14.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	87.1%
Amortizing Balloon	9.5%
Interest Only, then Amortizing Balloon	3.4%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	33.9%
Mortgage Loans with mezzanine debt	8.3%
Mortgage Loans with subordinate debt	12.6%
Mortgage Loans with mezzanine debt and subordinate debt	5.5%

(1)	Except when expressly stated otherwise, statistical information in this table does not include any trust subordinate companion loan.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.
(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a whole loan, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 50.4% and 49.6%, respectively.
(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan; provided, that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield

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on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.
All of the mortgage loans accrue interest on an actual/360 basis.
Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:
●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);
●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;
●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;
●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;
●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
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●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;
●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and
●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.
Certain of the mortgage loans (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default (or as to which the maturity date has been extended) at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such mortgage loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, in each case as described below:
●	With respect to the Back Bay Office mortgage loan (5.5%), the prior mortgage loan secured by the related mortgaged property was scheduled to mature in December 2022. The borrower obtained an extension of the maturity date in order to obtain further time to refinance the mortgaged property, in return for a paydown of approximately $59.9 million on the prior mortgage loan. The mortgage loan repaid the remaining principal balance of the prior mortgage loan in full.
●	With respect to the Platinum Tower mortgage loan (1.7%), the previous loan secured by the related mortgaged property, with a principal balance of approximately $32.75 million, was provided by
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JPMCB (and subsequently contributed to the JPMCC 2013-C10 securitization trust). The previous loan was transferred to the special servicer effective January 31, 2023 for imminent maturity default. The previous loan failed to pay off at the stated maturity in February 2023. JPMCB subsequently provided financing in the form of the Platinum Tower mortgage loan originated on May 26, 2023, paying off the previous loan in full with no discount.
See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.
Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Twenty (20) of the mortgaged properties (24.1%) (i) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; (ii) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; or (iii) are subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
Certain other mortgaged properties have less than 3 years of historical financial information presented on Annex A.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

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Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	This securitization transaction (i.e. the securitization transaction constituted by the issuance of the certificates) will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 43) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR for the securitization transaction constituted by the issuance of the certificates and is expected, on the closing date, to satisfy its risk retention obligation through the purchase by a third-party purchaser of all of the HRR Certificates. For a further discussion of the
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manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in this prospectus.
None of the sponsors, the depositor, the issuing entity or any other party to this securitization transaction will retain a material net economic interest in this securitization transaction in accordance with any risk retention or due diligence or other requirements of the EU securitization regulation or the UK securitization regulation or to take any other action which may be required by EEA- or UK-regulated investors for the purposes of their compliance with any risk retention or due diligence requirements of the EU securitization regulation or the UK securitization regulation or similar requirements. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to

Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services and KBRA Analytics, LLC;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO mortgage loans) and any trust subordinate companion loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and any such trust subordinate companion loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans and any trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates, any loan-specific certificates and related uncertificated interest.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class R certificates) and any loan-specific certificates and related uncertificated interests for the mortgage loans and any trust subordinate companion loan remaining in the issuing entity, if (i) the aggregate certificate
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balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates and the holders of any outstanding loan-specific certificates and related uncertificated interests voluntarily participate in the exchange. If there is a trust subordinate companion loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)—Optional Termination; Optional Trust Subordinate Companion Loan Purchase” for a discussion of certain additional related termination and purchase options.
See also “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions
of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or any trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or any trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or any trust subordinate companion loan, as applicable, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or the interests of the trustee or any holder of a loan-specific certificate or related uncertificated interest in any trust subordinate companion loan, as applicable, or the related mortgaged property or causes the mortgage loan or any trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”).
With respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, each such mortgage loan seller will be obligated to take the above described remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing a portion of each such mortgage loan were a separate mortgage loan. See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu whole loan) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu whole loan’s) outstanding principal balance plus all accrued and unpaid interest
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and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu whole loan or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders and any related affected pari passu companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder(s) constituted a single lender and with respect to a whole loan that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).
If any mortgage loan that is part of a serviced whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) and any related subordinate companion loan(s) (but, in the case of any such subordinate companion loan held outside the issuing entity, only if so provided in the related co-lender agreement), together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.
Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced whole loan may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside serviced whole loan with a subordinate companion loan, the related subordinate companion loan(s), if so provided in the related co-lender agreement) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a whole loan that constitutes a defaulted loan under the related outside servicing agreement.
Pursuant to the co-lender agreement with respect to any AB whole loan or pari passu-AB whole loan (except for any trust subordinate companion whole loan or any other whole loan as to which (and for so long as) the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.
Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage
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loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.
See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are set forth below:
●	The “Lower-Tier REMIC”, which will hold the mortgage loans and certain other assets of the issuing entity (excluding any post-anticipated repayment date excess interest) and will issue certain classes of uncertificated regular interests to the Upper-Tier REMIC.
●	The “Upper-Tier REMIC”, which will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates as classes of regular interests in the Upper-Tier REMIC.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.
It is anticipated, for federal income tax purposes, that the Class X-A, Class X-B and Class C certificates will be issued with original issue discount, and that the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S certificates will be issued at a premium.
See “Material Federal Income Tax Consequences”.
Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may significantly affect the yields on your investment.
Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by
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persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.
The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, and “Ratings”.
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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow of one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrences of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures, and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or, if applicable, anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, manufactured housing community, parking and self-storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans or groups of cross-collateralized mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans or groups may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types (including with respect to related industries) may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders (or their respective representatives) have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or outside special servicer, as applicable, to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Actions: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans

There was a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that spread throughout the world, including the United States, resulting in a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, which declaration was continually renewed. In addition, the former president of the United States declared an emergency under the Robert T. Stafford Disaster Relief and Emergency Assistance Act in March 2020 in response to COVID-19, authorizing assistance across the United States, including one form of Federal Emergency Management Agency (FEMA) assistance. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by, among other mandates, providing social distancing guidelines and certain mask wearing requirements. Although vaccines are available, there can be no assurance as to the availability of all or the most effective vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. Although many states have loosened restrictions with the increased availability of vaccines, there can be no assurance as to when people will feel comfortable in fully resuming economic activity. Additionally, there can be no assurance that vaccines, containment or other measures will be successful in limiting the spread of the virus (particularly in light of the loosening of stay-at-home orders and social distancing guidelines) or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments, including the federal government and state governments in the United States.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to severe disruptions in the global supply chain and financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, as well as the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has contracted as a result, and it is unclear when full economic expansion will be attained.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or will continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which has resulted in greater economic distress than in other less-

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impacted regions. Given that infection rates of the virus have fluctuated, there can be no assurance as to whether any existing or previously imposed governmental countermeasures impacting the mortgaged properties will be reimposed.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types, including the following:

●	certain hospitality properties and casino properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;
●	retail properties, due to store closures, declining interest in visiting large, shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains) refusing to pay rent;
●	office properties, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations, due to an increase in remote and flexible working arrangements, which may continue for a significant period of time beyond the COVID-19 pandemic;
●	self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;
●	multifamily properties and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;
●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants; and
●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Federal, state and local governmental authorities have implemented, and may in the future implement, measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs.

In addition, leases for certain of the tenants at the mortgaged properties, including single tenants or major tenants, may include provisions which allow the tenants to abate or delay rent payments or, in certain circumstances, to terminate the related lease, if the tenant is required to suspend its business operations, or its business operations are otherwise disrupted, as a result of the COVID-19 pandemic or any other pandemic or epidemic. Such lease provisions have become increasingly common following the COVID-19 pandemic.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to facilitate flexible and/or telecommuting working arrangements. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

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We cannot assure you that declining economic conditions precipitated by COVID-19 or any other pandemic and the measures implemented by governments to combat any such pandemic will not result in downgrades to the ratings of the offered certificates after the closing date.

Commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, commercial and residential tenants at certain of the mortgaged properties may have sought, or may in the future seek, rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Borrowers may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to) government mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a continued surge in (as well as any future prolonged waves of) COVID-19 cases could have on economic conditions.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

We cannot assure you that, during or following any pandemic, the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserve or that such reserves will be sufficient to pay all required insurance premiums.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based largely on pre-pandemic property performance and therefore may not reflect current or future conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during or following the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Certificate Summary”, “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Certain Calculations and Definitions”, Annex A, Annex B and Annex C), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic or any other pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred since the early 20th century, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans. Investors should expect higher-than-average delinquencies and losses on the mortgage loans during or following a pandemic. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that any advances of payments made in respect of such mortgage loans would not be recoverable or the master servicer may determine that it is unable to make such advances given the severity of delinquencies (in this transaction or other transactions in which it has similar advancing obligations), which would result in shortfalls and likely losses on the offered certificates.

As a result of any of the foregoing, some borrowers may seek forbearance arrangements at some point in the future. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments rather than for the specific purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should be prepared for the possibility that a significant number of borrowers may not make timely payments on their mortgage loans at some point during the continuance of a pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable

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servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the offered certificates.

In addition, servicers have reported an increase in borrower requests for relief as a result of the COVID-19 pandemic, and there is no assurance that such volume will not continue or increase. Any significant volume of borrower requests and communications may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “Description of the Mortgage Pool—COVID-19 Considerations”, as of the dates set forth in that section. We cannot assure you that such information is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates.

Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents.

Further, some federal, state and local administrative offices and courts have previously closed and may experience ongoing reductions in staff due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any resulting backlogs of such actions that accumulated during any affected period. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex E-1A, Annex E-2A and Annex E-3A to this prospectus; however, absent a material breach of any such representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse

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Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;
●	the market value of the applicable real property at or prior to maturity; and
●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and
●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

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Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	the characteristics of the neighborhood where the property is located;
●	the degree to which the subject property competes with other properties in the area;
●	the proximity and attractiveness of competing properties;
●	the existence and construction of competing properties;
●	the adequacy of the property’s management and maintenance;
●	tenant mix and concentration;
●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
●	demographic factors;
●	customer confidence, tastes and preferences;
●	retroactive changes in building codes and other applicable laws;
●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and
●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;
●	an increase in the capital expenditures needed to maintain the property or make improvements;
●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
●	an increase in vacancy rates;
●	a decline in rental rates as leases are renewed or replaced;
●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and
●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

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●	the length of tenant leases;
●	the creditworthiness of tenants;
●	the rental rates at which leases are renewed or replaced;
●	the percentage of total property expenses in relation to revenue;
●	the ratio of fixed operating expenses to those that vary with revenues; and
●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;
●	to fund repairs, replacements and capital improvements at the property; and
●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;
●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
●	an increase in tenant payment defaults or any other inability to collect rental payments;
●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;
●	an increase in the capital expenditures needed to maintain the property or to make improvements;
●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and
●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may

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exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;
●	the creditworthiness of the tenants; and
●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and

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leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;
●	the availability of refinancing sources;
●	changes in governmental regulations, licensing or fiscal policy;
●	changes in zoning or tax laws; and
●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
●	operating the property and providing building services;
●	managing operating expenses; and
●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,
●	reduce operating and repair costs, and
●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

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Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;
●	location;
●	type of business or services and amenities offered; and
●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;
●	has lower operating costs;
●	offers a more favorable location; or
●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the

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capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and
●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to
●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

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The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,
●	cover operating expenses, and
●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,
●	hotels and motels,
●	recreational vehicle parks, and
●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,
●	retail stores,
●	office buildings, and
●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;
●	increases in interest rates and real estate tax rates; and
●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to
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●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and
●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;
●	the income capitalization method, which takes into account the property’s projected net cash flow; or
●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;
●	the replacement cost of a property may have little to do with its current market value; and
●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.

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If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by its parent) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant

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could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks; Risks Related to Master Leases

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

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Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Novolex Portfolio, the Seagate Campus and the J&O Industrial Facility mortgaged properties (22.3%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant involved in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to the Bankruptcy Code, there are limitations on a lessor’s ability to collect damages for lease rejection and full recovery may not be possible.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower

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must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the holders of offered certificates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk

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of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;
●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;
●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;
●	the location of the property with respect to the central business district or population centers;
●	demographic trends within the metropolitan area to move away from or towards the central business district;
●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
●	the quality and philosophy of building management;
●	access to mass transportation;
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●	accessibility from surrounding highways/streets;
●	changes in zoning laws; and
●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces or co-working spaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. In addition, office tenants that operate shared workspaces or co-working spaces may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;
●	the building’s age, condition and design, including floor sizes and layout;
●	access to public transportation and availability of parking; and
●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.
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The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;
●	tax incentives; and
●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—
1.	availability of labor services,
2.	proximity to supply sources and customers, and
3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;
●	building design of the property, the desirability of which in a particular instance may depend on—
1.	ceiling heights,
2.	column spacing,
3.	number and depth of loading bays,
4.	divisibility,
5.	floor loading capacities,
6.	truck turning radius,
7.	overall functionality, and
8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.
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Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties” and “—Retail Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;
●	resort hotels with many amenities;
●	limited service hotels;
●	hotels and motels associated with national or regional franchise chains;
●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and
●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;
●	the seasonal nature of business at the property;
●	the level of room rates relative to those charged by competitors;
●	quality and perception of the franchise affiliation;
●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	the quality of hospitality property management;
●	ability to convert to alternative uses which may not be readily made;
●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
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●	the existence or construction of competing hospitality properties;
●	nature and quality of the services and facilities;
●	financial strength and capabilities of the owner and operator;
●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
●	increases in operating costs, which may not be offset by increased room rates;
●	the property’s dependence on business and commercial travelers and tourism;
●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and
●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;
●	the public perception of the franchise service mark; and
●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these

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types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate spas, convention centers, and entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with a significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

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In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,
●	factory outlet centers,
●	malls,
●	automotive sales and service centers,
●	consumer oriented businesses,
●	department stores,
●	grocery stores,
●	convenience stores,
●	specialty shops,
●	gas stations,
●	movie theaters,
●	fitness centers,
●	bowling alleys,
●	salons, and
●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;
●	tenants’ sales;
●	tenant mix;
●	whether the property is in a desirable location;
●	the physical condition and amenities of the building in relation to competing buildings;
●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and
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●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,
●	grant a potential tenant a free rent or reduced rent period,
●	improve the condition of the property generally, or
●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	perceptions regarding the safety of the surrounding area;
●	demographics of the surrounding area;
●	the strength and stability of the local, regional and national economies;
●	traffic patterns and access to major thoroughfares;
●	the visibility of the property;
●	availability of parking;
●	the particular mixture of the goods and services offered at the property;
●	customer tastes, preferences and spending patterns; and
●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally,

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the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;
●	termination of an anchor tenant’s lease;
●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;
●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting

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decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;
●	discount shopping centers and clubs;
●	catalogue retailers;
●	home shopping networks and programs;
●	internet web sites and electronic media shopping; and
●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Warehouse, Mini-Warehouse and Self-Storage Facilities

Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,
●	location and visibility,
●	tenant privacy,
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●	efficient access to the property,
●	proximity to potential users, including apartment complexes or commercial users,
●	services provided at the property, such as security,
●	age and appearance of the improvements, and
●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self-storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;
●	medical offices;
●	skilled nursing facilities;
●	nursing homes;
●	congregate care facilities; and
●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.
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In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	disruptions in payments;
●	reimbursement policies;
●	audits, which may result in recoupment of payments made or withholding of payments due;
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;
●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and
●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

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The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;
●	perceptions by prospective customers of safety, convenience, services and attractiveness;
●	the cost, quality and availability of food and beverage products;
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●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
●	changes in demographics, consumer habits and traffic patterns;
●	the ability to provide or contract for capable management; and
●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,
●	product,
●	price,
●	value,
●	quality,
●	service,
●	convenience,
●	location, and
●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,
●	more favorable locations,
●	more effective marketing,
●	more efficient operations, or
●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—
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1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain Restaurants May Be Operated Under Franchise Agreements

Franchise agreements for chain restaurants typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Recreational and Resort Properties

Any mortgage loan underlying the offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;
●	the appeal of the recreational activities offered;
●	the existence or construction of competing properties, whether or not they offer the same activities;
●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;
●	geographic location and dependence on tourism;
●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;
●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;
●	sensitivity to weather and climate changes; and
●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator or commercial tenant (which tenant may utilize the property solely to park vehicles utilized in conducting its business), the sole source of income will be the lease to such operator or tenant. Accordingly, such properties will be subject to business risks associated with such operator or tenant. If the lease with the sole operator or tenant is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of

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interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and
●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the holders of offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

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Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are industrial, retail, office, hospitality and mixed use. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in California, Nevada, Illinois, Arizona, Florida and Massachusetts. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
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●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates.

There have been concerns that climate change has led to, and may increasingly lead to, an increase in the frequency of natural disasters and extreme weather conditions, such as extreme heat, drought, changes in precipitation and temperature, rise in sea and other water levels and water access, as well as acute events like wildfires, hurricanes and flooding, with certain states bearing a greater risk of the adverse effects of climate change. If material, such events may result in physical damage to or destruction of certain mortgaged properties. Further, the borrowers financial condition or results of operations at affected mortgaged properties may be adversely affected. Should the impact of climate change be perceived as chronic, there may be a decrease in demand for mortgaged properties located in the affected areas, which could adversely affect real estate values, as well as an increase in insurance costs and a reduction in coverage availability.

In addition, changes in federal and state legislation and regulation on climate change could result in increased required capital expenditures to improve the energy efficiency of the borrowers’ existing mortgaged properties or to protect them from the consequence of climate change. Such changes include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. There can be no assurance that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

The foregoing effects of climate change could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in the affected states. In addition, we cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

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Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” and “Description of the Mortgage Pool—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;
●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;
●	that the results of the environmental testing were accurately evaluated in all cases;
●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or
●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or
●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a

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pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or
●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and
●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information regarding environmental conditions at mortgaged properties securing mortgage loans in the issuing entity. See also Sponsor representation and warranty no. (40) (Environmental Conditions) on Annex E-1A to this prospectus, Sponsor representation and warranty no. (40) (Environmental Conditions) on Annex E-2A to this prospectus and Sponsor representation and warranty no. (43) (Environmental Conditions) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in

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connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the office and retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

In addition, certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self-storage facilities, hospitality properties, independent living facilities, bank branches, restaurants,

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shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

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Four (4) of the mortgaged properties (29.1%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 16%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2023. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor representation and warranty no. (16) (Insurance) on Annex E-1A to this prospectus, Sponsor representation and warranty no. (16) (Insurance) on Annex E-2A to this prospectus and Sponsor representation and warranty no. (18) (Insurance) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A, respectively, to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,
●	riot, strike and civil commotion,
●	terrorism,
●	nuclear, biological or chemical materials,
●	revolution,
●	governmental actions,
●	floods and other water-related causes,
●	earth movement, including earthquakes, landslides and mudflows,
●	wet or dry rot,
●	mold,
●	vermin, and
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●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	a title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

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The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

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Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Further, as described under “—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” above, the assumptions and projections used to

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prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

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The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans or the related whole loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” in this prospectus.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage

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loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Additionally, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

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Seasoned Mortgage Loans Present Additional Risk of Repayment

One (1) of the mortgage loans (2.6%) is a seasoned mortgage loan that was originated at least 12 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination;
●	origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your offered certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

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Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.

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These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and
●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the

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borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous federal and state statutes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;
●	reduce monthly payments due under a mortgage loan;
●	change the rate of interest due on a mortgage loan; or
●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

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As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;
●	negligence resulting in a personal injury; or
●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;
●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
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●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan (other than any trust subordinate companion loan) is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be

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enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt

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party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or
●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an

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assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

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For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements.

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. Furthermore, some of the mortgage loans provide for original terms to maturity of approximately five years. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

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A borrower’s ability to repay a mortgage loan (or whole loan) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a

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borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy

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code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. In addition, during the COVID-19 pandemic, unions may encourage employees to leave work if the workplace does not meet certain safety requirements. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related

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borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees.

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Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and any applicable trust subordinate companion loans) to the depositor (an affiliate of (i) Citi Real Estate Funding Inc., one of the sponsors and an originator, and (ii) Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans and any trust subordinate companion loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans to this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related whole loan. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations

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or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Whole Loans” for more information regarding the rights of any companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, a sponsor or an affiliate thereof may be a tenant with respect to a mortgaged property securing a mortgage loan. In such situations, there can be no assurance that any related borrower did not receive more favorable loan terms than it would have received if a sponsor or sponsor affiliate was not a tenant, nor can there be any assurance that that any such sponsor or sponsor affiliate did not receive more favorable lease terms than any other tenant would receive. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information regarding any such circumstances.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the

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Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced whole loan is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless

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such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced whole loan, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or
●	as it relates to servicing and administration of any outside serviced whole loan under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced whole loan;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer (or any of their respective sub-servicers) services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer (or any of their respective sub-servicers) and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer (or any of their respective sub-servicers), as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

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A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

It is expected that KKR Real Estate Credit Opportunity Partners II L.P. (or an affiliate thereof) will be the initial controlling class representative and, as such, will be the initial directing holder with respect to the serviced mortgage loans and any related serviced companion loans (other than any serviced outside controlled whole loan or any trust subordinate companion whole loan). It is expected that KKR CMBS II Aggregator Type 2 L.P. will appoint its affiliate, K-Star Asset Management LLC, to act as the initial special servicer with respect to the serviced mortgage loans and any related serviced companion loans (other than the Back Bay Office whole loan, any excluded special servicer mortgage loan or trust subordinate companion whole loan). It is expected that Commonwealth Annuity and Life Insurance Company and First Allmerica Financial Life Insurance Company, which are affiliates of KKR Real Estate Credit Opportunity Partners II L.P., KKR CMBS II Aggregator Type 2 L.P. and K-Star Asset Management LLC, will collectively purchase approximately $21,000,000 of the Class B Certificates.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of an operating advisor consultation trigger event (including solely in the case of a trust subordinate companion whole loan, any operating advisor consultation trigger

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event specifically related to the securitization involving the issuance of the related loan-specific certificates), (iv) has no consultation rights in connection with a serviced outside controlled whole loan unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced whole loans, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans and trust subordinate companion loans (if any); provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (and holders of any related loan-specific certificates and related uncertificated interests) (as a collective whole) and will have no fiduciary duty to any party. In addition, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) (or any securitization transaction constituted by the issuance of any loan-specific certificates) or (ii) directly or indirectly have any financial interest in this securitization transaction (or any securitization transaction constituted by the issuance of any loan-specific certificates) other than in fees from its role as the operating advisor or any fees to which it is entitled as asset representations reviewer. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a

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borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. In addition, in the case of (a) any servicing shift whole loan, for so long as it is serviced under the pooling and servicing agreement for this securitization, the holder of the related controlling pari passu companion loan will be the initial directing holder, and (b) any pari passu-AB whole loan or AB whole loan serviced under the pooling and servicing agreement for this securitization, the holder of the related subordinate companion loan will, if and to the extent provided in the related co-lender agreement, be the initial directing holder. See “Description of the Mortgage Pool—The Whole Loans”. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”. If the issuing entity contains a trust subordinate companion loan, the initial loan-specific controlling class representative (and, accordingly, the initial directing holder) with respect to the related trust subordinate companion whole loan will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

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In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders and any loan-specific controlling class representative will be controlled by the related loan-specific controlling class certificateholders, and the holders of the controlling class and any loan-specific controlling class, respectively, will not, in the case of any such class, have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced whole loan, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced whole loan. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take actions with respect to the related serviced mortgage loan or serviced whole loan that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Whole Loans”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Although a directing holder, controlling class certificateholder or loan-specific controlling class certificateholder (if any, and if no “control appraisal period” is in effect) that, in each case, is a borrower party with respect to a mortgage loan or whole loan will generally not be entitled to have access to certain excluded information regarding such mortgage loan or whole loan and the related mortgaged property (including asset status reports, final asset status reports or any summaries related thereto (and any other excluded information identified in the pooling and servicing agreement)), and certificateholders of the same controlling class that are not borrower parties will be required to certify that they will not share such excluded information with such borrower parties, we cannot assure you that any such excluded entities will not access, obtain, review and/or use, or that any non-excluded entity will not share with such excluded entity, such excluded information in a manner that adversely impacts your offered certificates.

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Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR or Class K-RR certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan

With respect to each whole loan, the applicable directing holder, or an outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such whole loan and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such whole loan (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders

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of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

Any risks set forth below with respect to the offered certificates should be considered to be generally applicable to any loan-specific certificates.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans and any trust subordinate companion loans, and the primary security and source of payment for the mortgage loans and any trust subordinate companion loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

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The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

As described under “—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, asset backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Securities Exchange Act of 1934, as amended, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates). Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.
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If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned

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by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c) (3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on

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any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S and Class C certificates are subordinate to other classes of certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,
●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and
●	the characteristics and quality of the mortgage loans in the trust.
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Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that are part of AB whole loans or AB pari passu whole loans under “Description of the Mortgage Pool—The Whole Loans”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A or Class X-B certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your offered certificates will depend on the terms of those certificates, more particularly:

●	a class of principal balance certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
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●	a class of principal balance certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or
●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or
●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

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The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of mortgage credit;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” above.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A or Class X-B certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A or Class X-B certificates. Investors in the Class X-A or

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Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A or Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-4 and/or Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans). See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates on the related distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class K-RR certificates, then the Class J-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D-RR certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S or Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate,

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timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A or Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

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The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates. The yield to maturity on the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-S and Class B certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A or Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced as to the applicable serviced loan(s) based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) at any time, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders (as a collective whole)). Furthermore, the special servicer solely with respect to a trust subordinate companion whole loan may be terminated based on just a related loan-specific certificateholder vote (or, in certain cases, a combined certificateholder/related loan-specific certificateholder vote) on circumstances similar to those described in the prior sentence as they relate to the related loan-specific certificates and any related uncertificated interests. See “The Pooling and Servicing Agreement—Directing Holder”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

The outside special servicer for any outside serviced whole loan will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced whole loan as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced whole loan, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the

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affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced whole loan. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, whole loan under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, whole loan serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, whole loan(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment

With respect to each outside serviced whole loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.
●	With respect to any outside serviced whole loan, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which
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the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced whole loan that conflict with the interests of the holders of certain classes of the offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests (or the interests of the person(s) that appointed it), without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests (or the interests of the person(s) that appointed it) over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced whole loan (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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The Controlling Pari Passu Companion Loan for One or More of the Whole Loans Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern the Servicing of Such Whole Loan Have Yet to Be Finalized

It is expected that servicing of each of the Fashion Valley Mall whole loan and the One & Two Commerce Square whole loan will shift from the current outside servicing agreement and eventually be serviced and administered pursuant to the pooling and servicing agreement for the commercial mortgage securitization transaction to which the related controlling pari passu companion is to be contributed. Neither the closing date of any such future securitization nor the identity of the outside servicer or outside special servicer for any such future securitization has been definitively determined. In addition, the provisions of the pooling and servicing agreement for any such future securitization have not yet been finalized, although such provisions will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Prospective investors should be aware that they will not have any control over the identity of the outside servicer or outside special servicer for any such future securitization, nor will they have any assurance as to the particular terms of the related pooling and servicing agreement, except to the extent of compliance with the requirements of the related co-lender agreement.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;
●	limits modifications of payment terms of the subject underlying mortgage loan; and/or
●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or whole loan that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly

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provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Citi Real Estate Funding Inc. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

In addition, with respect to each of the Novolex Portfolio mortgage loan (9.9%), the Back Bay Office mortgage loan (5.5%) and the Soho Beach House Miami mortgage loan (5.5%), each of which is comprised of promissory notes contributed to the securitization transaction by multiple sponsors, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by any such mortgage loan seller and evidencing a portion of such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, with respect to any such mortgage loan, only one mortgage loan seller, and not the other, will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty or any document defect.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

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Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement including, without limitation, special servicing fees, liquidation fees and workout fees. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather

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an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted whole loan (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan or any trust subordinate companion loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu whole loan, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan (or trust subordinate companion loan, if applicable) held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced whole loan, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan (or, if applicable, a trust subordinate companion loan) were subject to such sale.

In the case of a serviced outside controlled whole loan, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such whole loan by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such whole loan). In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled whole loan will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled whole loan.

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In connection with the servicing of a serviced pari passu whole loan, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB whole loan, pursuant to the terms of the pooling and servicing agreement and subject to any related co-lender agreement, if such serviced AB whole loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Whole Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced whole loan, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests, without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged

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properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in one or more of those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of offered certificates. The special

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servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

In addition, see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for examples of other limitations imposed by a REMIC trust on the ability to exercise remedies or take other actions with respect to certain mortgage loans, including in a foreclosure. For example, for certain mortgage loans there may exist a pledge of equity or other collateral that may not qualify as interests in real property, or there may be a need to partner with a third party which is not permitted in a REMIC trust, and, in any such case, the issuing entity may be required to sell the defaulted mortgage loan to a third party transferee who would be able to exercise such equity or other foreclosure rights. Depending on market conditions, such sale could cause a loss to the issuing entity, as compared to foreclosing and selling at a later time.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Tax Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and

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recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the tax rules governing REMICs.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered

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certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have in recent years experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your offered certificates;
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered
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certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations, private banks, and the Russian central bank, which sanctions aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased involvement by the North Atlantic Treaty Organization (NATO) in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of certain requirements imposed by European Union (“EU”) and United Kingdom (“UK”) legislation in respect of investments in securitisations (as defined in the applicable legislation), including as follows.
●	EU legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and related regulatory technical standards and implementing technical standards imposes certain requirements (the “EU Due Diligence Requirements”) with respect to institutional investors (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
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●	UK legislation comprising Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (as amended, the “UK Securitization Regulation”) and certain related technical standards imposes certain requirements (the “UK Due Diligence Requirements”) with respect to “institutional investors” (as defined in the UK Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Section 417(1) of the Financial Services and Markets Act 2000 (as amended, “FSMA”); (b) occupational pension schemes as defined in section 1(1) of the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, are authorized for the purposes of section 31 of the FSMA; (c) alternative investment fund managers as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in Section 236A of the FSMA, which are authorized open ended investment companies as defined in Section 237(3) of the FSMA, and management companies as defined in 237(2) of the FSMA; (e) CRR firms as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of EUWA (the “UK CRR”); and (f) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms wherever established or located. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”. Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Due Diligence Requirements.
●	In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations”; (b) the EU Due Diligence Requirements and the UK Due Diligence Requirements are referred to together as the “Due Diligence Requirements”; (c) EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors”; and (d) a reference to the “applicable” Securitization Regulation or Due Diligence Requirements means, in relation to any Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.
●	In the case of a securitization in respect of which (as in the case of the securitization transaction constituted by the issuance of the certificates, or, in the case of a trust subordinate companion loan, as in the case of a securitization transaction constituted by the issuance of any related loan-specific certificates and any related uncertificated interests) each of the originator, the original lender, the sponsor and the securitization special purpose entity (as each such term is defined in the applicable Securitization Regulation) is established in a third country, an Institutional Investor is permitted by the applicable Due Diligence Requirements to invest in such securitization only if (amongst other things): (i) in each case, it has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest in the relevant securitization which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the applicable Securitization Regulation, and discloses the risk retention to investors; (ii) in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”), in accordance with the frequency and modalities provided for in such Article 7. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on October 10, 2022, the European Commission stated that the EU Due Diligence Requirement in Article 5(1)(e) should be interpreted to require EU Institutional Investors to verify that all information required by Article 7 of the EU Securitization Regulation has been disclosed to investors, regardless of whether the originator, sponsor or SSPE is established in the EU, the EEA or a third country, at the times and in the modalities specified in Article 7; (iii) in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, (a) if established in the UK, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and (b) if established in a third country, where
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applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (iv) in each case, it has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

●	Failure to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of an Institutional Investor subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant Institutional Investor.
●	Certain aspects of the Due Diligence Requirements and what is or will be required to demonstrate compliance to regulators remain unclear. Prospective investors should make themselves aware of the Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the Certificates.
●	Prospective investors should be aware that none of the depositor, the underwriters, the originators, the sponsors, the issuing entity or their respective affiliates will retain a material net economic interest in this securitization transaction, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such party will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any Due Diligence Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the Due Diligence Requirements.
●	Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be subject to any Due Diligence Requirements. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact such matters may have on it.
●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.
●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or
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exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”
●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS

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market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction (i.e., the securitization transaction constituted by the issuance of the certificates) is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party or parties for this securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans. Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;
●	you may have only limited access to information regarding your offered certificates;
●	you may suffer delays in the receipt of payments on your offered certificates; and
●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be Benchmark 2023-B39 Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 23 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $906,483,263 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is its respective due date in July 2023 (or, in the case of any Mortgage Loan that has its first due date subsequent to July 2023, the date that would have been its due date in July 2023 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties). In addition, the Issuing Entity may include one or more subordinate notes evidencing a subordinate portion of a Pari Passu-AB Whole Loan or an AB Whole Loan (such subordinate portion is referred to in this prospectus as a “Trust Subordinate Companion Loan” and a Whole Loan that includes a Trust Subordinate Companion Loan is referred to as a “Trust Subordinate Companion Whole Loan”). In such case, the Trust Subordinate Companion Loan will be an asset of the Issuing Entity and be serviced under the Pooling and Servicing Agreement, and will back, and be the sole source of payment on, the related Loan-Specific Certificates and any related uncertificated interests, but will not be included in the Mortgage Pool that will back the Certificates. If a Trust Subordinate Companion Loan is included as an asset of the Issuing Entity, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

As regards the assets of the Issuing Entity, references to “Mortgage Loan” and “Mortgage Loans” are intended to mean only a Mortgage Loan or group of Mortgage Loans that are part of the Mortgage Pool and are exclusive of any Trust Subordinate Companion Loans.

For avoidance of doubt, the assets of the Issuing Entity will not include any Trust Subordinate Companion Loans and accordingly all references to “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Loans”, “Trust Subordinate Companion Whole Loan”, “Trust Subordinate Companion Whole Loans”, “Loan-Specific Certificate”, “Loan-Specific Certificates” and any related concepts are to be ignored.

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Sixteen (16) Mortgage Loans (collectively 79.3%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Whole Loan”). A Whole Loan consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that, except in the case of any Trust Subordinate Companion Loan, will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Whole Loan may be referred to in this prospectus as a “Pari Passu

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Whole Loan”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Whole Loan may be referred to in this prospectus as an “AB Whole Loan”. If a Whole Loan includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans will be applicable to such Whole Loan. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Whole Loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan (other than a Trust Subordinate Companion Loan, if any) is an asset of the Issuing Entity. See “—The Whole Loans” below for more information regarding the identity of, and certain other information regarding, the Whole Loans, as well as rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc. (“CREFI”)	7 (the “CREFI Mortgage Loans”)(1)	$234,882,721	25.9%
JPMorgan Chase Bank, National Association (“JPMCB”)	5 (the “JPMCB Mortgage Loans”)(2)	193,970,542	21.4
Goldman Sachs Mortgage Company (“GSMC”)	4 (the “GSMC Mortgage Loans”)(3)	161,880,000	17.9
German American Capital Corporation (“GACC”)	4 (the “GACC Mortgage Loans”)(4)	126,250,000	13.9
GACC / GSMC	2(5)(6)	139,500,000	15.4
JPMCB / CREFI	1(7)	50,000,000	5.5
Total	23	$906,483,263	100.0%

(1)	Except as otherwise indicated, references to “CREFI Mortgage Loans” also include the CREFI Soho Beach House Miami Note (as defined below).
(2)	Except as otherwise indicated, references to “JPMCB Mortgage Loans” also include the JPMCB Soho Beach House Miami Notes (as defined below).
(3)	Except as otherwise indicated, references to “GSMC Mortgage Loan(s)” also include: (i) the GSMC Back Bay Office Note (as defined below); and (ii) the GSMC Novolex Portfolio Note (as defined below).
(4)	Except as otherwise indicated, references to “GACC Mortgage Loan(s)” also include: (i) the GACC Back Bay Office Note (as defined below); and (ii) the GACC Novolex Portfolio Notes (as defined below).
(5)	The Novolex Portfolio Mortgage Loan (9.9%) is part of a Whole Loan as to which separate notes are being sold by GACC and GSMC. The Novolex Portfolio Mortgage Loan was co-originated by DBR Investments Co. Limited and Goldman Sachs Bank USA. The Novolex Portfolio Mortgage Loan is evidenced by five (5) promissory notes; (i) notes A-1, A-3, A-4 and A-5, with an aggregate Cut-off Date Balance of $62,500,000 as to which GACC is acting as Mortgage Loan Seller (the “GACC Novolex Portfolio Notes”); and (ii) note A-6, with a Cut-off Date Balance of $27,000,000 as to which GSMC is acting as Mortgage Loan Seller (the “GSMC Novolex Portfolio Note”).
(6)	The Back Bay Office Mortgage Loan (5.5%) is part of a Whole Loan as to which separate notes are being sold by GACC and GSMC. The Back Bay Office Mortgage Loan was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, New York Life Insurance Company and Teachers Insurance and Annuity Association of America. The Back Bay Office Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-4-1, with an aggregate Cut-off Date Balance of $30,000,000 as to which GACC is acting as Mortgage Loan Seller (the “GACC Back Bay Office Note”); and (ii) note A-8-1, with an aggregate Cut-off Date Balance of $20,000,000 as to which GSMC is acting as Mortgage Loan Seller (the “GSMC Back Bay Office Note”).
(7)	The Soho Beach House Miami Mortgage Loan (5.5%) is part of a Whole Loan as to which separate notes are being sold by JPMCB and CREFI. The Soho Beach House Miami Mortgage Loan was co-originated by JPMCB and CREFI. The Soho Beach House Miami Mortgage Loan is evidenced by three (3) promissory notes: (i) notes A-2 and A-3-1, with an aggregate Cut-off Date Balance of $33,400,000 as to which JPMCB is acting as Mortgage Loan Seller; (the “JPMCB Soho Beach House Miami Notes”); and (ii) note A-5-1, with an aggregate Cut-off Date Balance of $16,600,000 as to which CREFI is acting as Mortgage Loan Seller (the “CREFI Soho Beach House Miami Note”).

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

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Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.(1)	Citi Real Estate Funding Inc.	7	$234,882,721	25.9%
JPMorgan Chase Bank, National Association(2)	JPMorgan Chase Bank, National Association	5	193,970,542	21.4
Goldman Sachs Bank USA(3)	Goldman Sachs Mortgage Company(4)	4	161,880,000	17.9
German American Capital Corporation	German American Capital Corporation	1	50,000,000	5.5
DBR Investments Co. Limited	German American Capital Corporation(5)	2	40,250,000	4.4
Deutsche Bank AG, New York Branch	German American Capital Corporation(5)	1	36,000,000	4.0
DBR Investments Co. Limited / Goldman Sachs Bank USA(6)	German American Capital Corporation / Goldman Sachs Mortgage Company(4)(5)	1	89,500,000	9.9
Deutsche Bank AG, New York Branch / Goldman Sachs Bank USA(7)	German American Capital Corporation / Goldman Sachs Mortgage Company(4)(5)	1	50,000,000	5.5
JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.(8)	JPMorgan Chase Bank, National Association / Citi Real Estate Funding Inc.	1	50,000,000	5.5
	Total	23	$906,483,263	100.0%

(1)	The Seagate Campus Mortgage Loan (9.5%) is part of a Whole Loan that was co-originated by CREFI, UBS AG and Wells Fargo Bank, National Association. The Harborside 2-3 Mortgage Loan (2.8%) is part of a Whole Loan that was co-originated by CREFI and Bank of Montreal.
(2)	The Fashion Valley Mall Mortgage Loan (9.4%) is part of a Whole Loan that was co-originated by JPMCB, Bank of America, N.A., Barclays Capital Real Estate Inc. and Bank of Montreal. The One & Two Commerce Square Mortgage Loan (4.4%) is part of a Whole Loan that was co-originated by JPMCB, Bank of America, N.A. and Barclays Capital Real Estate Inc. The One Campus Martius Mortgage Loan (2.6%) is part of a Whole Loan that was co-originated by JPMCB and Morgan Stanley Bank, N.A.
(3)	The Scottsdale Fashion Square Mortgage Loan (4.5%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch. The Miracle Mile Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Bank of America, N.A.
(4)	GSMC has acquired or will acquire the Mortgage Loans or portions thereof that were originated or co-originated by its affiliate, Goldman Sachs Bank USA on or prior to the Closing Date.
(5)	GACC has acquired or will acquire the Mortgage Loans or portions thereof that were originated, co-originated or acquired by its affiliates, DBR Investments Co. Limited and Deutsche Bank AG, New York Branch, on or prior to the Closing Date.
(6)	The Novolex Portfolio Mortgage Loan (9.9%) is comprised of the GACC Novolex Portfolio Notes and the GSMC Novolex Portfolio Note. The Novolex Portfolio Mortgage Loan is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and Goldman Sachs Bank USA.
(7)	The Back Bay Office Mortgage Loan (5.5%) is comprised of the GACC Back Bay Office Note and the GSMC Back Bay Office Note. The Back Bay Office Mortgage Loan is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, New York Life Insurance Company and Teachers Insurance and Annuity Association of America.
(8)	The Soho Beach House Miami Mortgage Loan (5.5%) is comprised of the JPMCB Soho Beach House Miami Notes and the CREFI Soho Beach House Miami Note. The Soho Beach House Miami Mortgage Loan is part of a Whole Loan that was co-originated by JPMCB and CREFI.

Citi Real Estate Funding Inc., DBR Investments Co. Limited, Deutsche Bank AG, New York Branch, German American Capital Corporation, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association, are referred to in this prospectus as originators.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each of CREFI, GSMC, GACC and JPMCB (collectively, the “Sponsors”) on or about July 18, 2023 (the “Closing Date”) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that

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(i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

Although a Trust Subordinate Companion Loan may be an asset of the Issuing Entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, such Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loans unless otherwise indicated. Each Trust Subordinate Companion Loan will support only the related Loan-Specific Certificates and any related uncertificated interests. Information in the tables in this prospectus excludes any Trust Subordinate Companion Loan unless otherwise stated.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Novolex Portfolio Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Novolex Portfolio Mortgage Loan or the Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Novolex Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, Novolex Portfolio) is combined with any Whole Loan-related defined term (for example, Novolex Portfolio Companion Loan Holder), reference is being made to such combined term (for example, “Novolex Portfolio Companion Loan Holder”) as it relates to that particular Split Mortgage Loan or the related Whole Loan as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

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Certain appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect the complete effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of July 2023 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to July 2023, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of July 2023); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than six (6) months prior to the origination date of the related Mortgage Loan (except with respect to the Back Bay Office Mortgage Loan (5.5%), as to which the date set forth in the appraisal is October 19, 2022), as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions):

●	With respect to the Seagate Campus Mortgage Loan (9.5%), the lease for the sole tenant, Seagate, expires May 31, 2028. The tenant has two options to extend the term of such tenant’s lease, one of which, known as “Extension Option A” under such tenant’s lease, would extend the term for a period of ten years from the initial expiration date, following which the tenant will be entitled to a $40,000,000 rent credit, to be applied against monthly payments of rent commencing with the first payment due under the extended term until exhausted. The other extension option, known as “Extension Option B” under such tenant’s lease, would extend the term for a period of five years from the initial expiration date, during which extended period such tenant will have an ongoing right of first offer to purchase the Mortgaged Property upon the borrower’s election to sell the Mortgaged Property. The tenant will have an additional option to extend the term for 10 years following the initial five year extension period (i.e. if Extension Option B is exercised). The Appraised Value of $260,000,000 as of April 13, 2023 assumes the tenant will exercise the ten-year renewal option at the end of the initial five-year lease term.
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●	With respect to the Fashion Valley Mall Mortgage Loan (9.4%), the Appraised Value of the Mortgaged Property is a “hypothetical as-is” value of $1,430,000,000 as of April 5, 2023, which hypothetically assumes that the JCPenney and Neiman Marcus release parcels have been released and excludes the value attributed to those parcels given that such release parcels are leased fee parcels and no revenue was attributed to these release parcels. The “as-is” appraised value of the Mortgaged Property as of April 5, 2023 including those release parcels was $1,450,000,000.
●	With respect to the Pacific Design Center Mortgage Loan (7.1%), the Appraised Value of $512,500,000 is based on the extraordinary assumptions that (i) the net rentable area utilized was accurate since a BOMA report verifying the net rentable area was not provided and (ii) in the event of a sale of the Mortgaged Property occurring as of the effective date of value, approximately $8,900,000 of outstanding free rent amounts would be a seller credit and a buyer would not be responsible for any costs associated with contractual rent abatements.
●	With respect to the Back Bay Office Mortgage Loan (5.5%), the Appraised Value is the “as is (extraordinary assumption)” appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the planned leasing cost escrow amount under the loan agreement is $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. The “as-is” appraised value of the Mortgaged Property as of October 19, 2022 is $1,345,000,000.
●	With respect to the Four Springs Net Lease Portfolio Mortgage Loan (5.5%), the Appraised Value of the Mortgaged Properties as of March 15, 2023 represents the “as-is portfolio” value of $132,057,000, which includes a portfolio premium of 4.20342460348773%. The aggregate “as-is” appraised values of the Mortgaged Properties as of various dates between March 13, 2023 and March 20, 2023 was $126,730,000. In addition, the individual appraised value for the 4125 State Route 22 Mortgaged Property represents the “as-is” appraised value of the property ($5,020,000) as well as the excess land value ($1,720,000).
●	With respect to the One Campus Martius Mortgage Loan (2.6%), the Appraised Value is subject to the extraordinary assumption that all tenant improvements and leasing commissions associated with tenants in place have been paid. In connection with the foregoing, the borrower was required at loan origination to deposit approximately $3,851,373 into an outstanding TI/LC reserve, representing the full amount of all in-place tenant improvements and leasing commissions.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group (which includes 2 or more Mortgage Loans) of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Whole Loan), if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
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●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Fashion Valley Mall	9.4%	31.5%	$1,430,000,000	31.0%	$1,450,000,000
Back Bay Office	5.5%	33.7%	$1,410,000,000	35.3%	$1,345,000,000
Four Springs Net Lease Portfolio	5.5%	54.7%	$132,057,000	57.0%	$126,730,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s).

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s); and
●	with respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the Mortgaged Properties are leased to GPS Hospitality Partners IV, LLC pursuant to two separate master leases, each of which expires June 5, 2034. The Debt Yield on Underwritten NOI, based only on the aggregate master lease rent, is 19.5%. The Debt Yield on Underwritten NOI based on the rents from the underlying tenants (and not the aggregate master lease rent), is 19.9%.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
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●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise; and
●	with respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the Mortgaged Properties are leased to GPS Hospitality Partners IV, LLC pursuant to two separate master leases, each of which expires June 5, 2034. The Underwritten NCF DSCR, based only on the aggregate master lease rent, is 1.80x. The Underwritten NCF DSCR based on the rents from the underlying tenants (and not the aggregate master lease rent), is 1.79x.

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
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Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Fashion Valley Mall	9.4%	31.5%	$1,430,000,000	31.0%	$1,450,000,000
Back Bay Office	5.5%	33.7%	$1,410,000,000	35.3%	$1,345,000,000
Four Springs Net Lease Portfolio	5.5%	54.7%	$132,057,000	57.0%	$126,730,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed use (to the extent the related Mortgaged Property includes office, retail or industrial) or industrial properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

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“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF may also include straight line rent for other tenants at certain Mortgaged Properties. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

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With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten Net Cash Flow may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI may also include straight line rent for other tenants at certain Mortgaged Properties. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten NOI may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self-storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. In certain cases where the related Mortgaged Property is subject to a master lease, the underwritten operating revenues may be based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other

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receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

See “—Tenant Issues” below.

“Units” or “Rooms” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, or (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics(1)
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(2)	$906,483,263
Number of Mortgage Loans	23
Number of Mortgaged Properties	160
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$11,491,668 to $89,500,000
Average Cut-off Date Balance	$39,412,316
Range of Mortgage Rates	5.73000% to 8.30500%
Weighted Average Mortgage Rate	6.59258%
Range of original terms to Maturity Date/ARD	60 months to 120 months
Weighted average original term to Maturity Date/ARD	107 months
Range of Cut-off Date remaining terms to Maturity Date/ARD	56 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD	105 months
Range of original amortization terms(3)	180 months to 360 months
Weighted average original amortization term(3)	322 months
Range of remaining amortization terms(3)	178 months to 360 months
Weighted average remaining amortization term(3)	321 months
Range of Cut-off Date LTV Ratios(4)(5)	30.6% to 66.2%
Weighted average Cut-off Date LTV Ratio(4)(5)	50.3%
Range of Maturity Date/ARD LTV Ratios(4)(5)	14.3% to 66.2%
Weighted average Maturity Date/ARD LTV Ratio(4)(5)	49.4%
Range of UW NCF DSCR(4)(6)	1.37x to 3.15x
Weighted average UW NCF DSCR(4)(6)	2.00x
Range of Debt Yield on Underwritten NOI(4)(7)	10.5% to 19.9%
Weighted average Debt Yield on Underwritten NOI(4)(7)	14.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	87.1%
Amortizing Balloon	9.5%
Interest Only, then Amortizing Balloon	3.4%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	33.9%
Mortgage Loans with mezzanine debt	8.3%
Mortgage Loans with subordinate debt	12.6%
Mortgage Loans with mezzanine debt and subordinate debt	5.5%

(1)	Except when expressly stated otherwise, statistical information in this table does not include any trust subordinate companion loan.
(2)	Subject to a permitted variance of plus or minus 5%.

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(3)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.
(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a whole loan, based on both that Mortgage Loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 50.4% and 49.6%, respectively.
(6)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the annual debt service that would be in effect for such Mortgage Loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(7)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such Mortgage Loan, and the Debt Yield on Underwritten NCF for each Mortgage Loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such Mortgage Loan; provided, that with respect to any Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Whole Loan(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes seventeen (17) Mortgage Loans (87.1%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, one (1) Mortgage Loan (3.4%) that pays interest-only for a portion of its term (and then pays principal and interest for its remaining term) and five (5) Mortgage Loans (9.5%) that pay principal and interest for their entire terms.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

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Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Industrial	42	$282,660,000	31.2%
Manufacturing	14	88,521,245	9.8
R&D/Manufacturing	1	86,000,000	9.5
Flex	3	34,424,183	3.8
Warehouse/Distribution	11	32,993,873	3.6
Manufacturing/Warehouse	4	21,084,481	2.3
Warehouse	6	8,679,848	1.0
Warehouse/Manufacturing	2	5,590,651	0.6
Cold Storage	1	5,365,720	0.6
Retail	107	$281,595,383	31.1%
Super Regional Mall	2	126,000,000	13.9
Anchored	5	100,750,000	11.1
Regional Mall	1	30,000,000	3.3
Single Tenant	99	24,845,383	2.7
Office	6	$ 169,777,823	18.7%
CBD	4	138,300,000	15.3
Medical	1	16,487,281	1.8
Suburban	1	14,990,542	1.7
Hospitality	4	$108,050,057	11.9%
Full Service	2	68,558,389	7.6
Select Service	1	28,000,000	3.1
Limited Service	1	11,491,668	1.3
Mixed Use	1	$ 64,400,000	7.1%
Office/Showroom/Lab	1	64,400,000	7.1
Total	160	$906,483,263	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

With respect to all the property types listed above, the borrowers with respect to the Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers with respect to the Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Office Properties

Six (6) office properties (18.7%) secure, in whole or in part, six (6) (18.7%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Certain of the Mortgage Loans secured by office Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive office properties near the Mortgaged Property. For example:

●	With respect to the One Campus Martius Mortgage Loan (2.6%), Daniel Gilbert, who owns and controls the borrower sponsor and affiliated companies, owns a number of other properties within a five-mile radius that may compete with the Mortgaged Property. The related Mortgage Loan
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documents do not contain so-called “anti-poaching” provisions to prevent the borrower or its affiliates from steering or directing existing or prospective tenants to the competing properties.

Industrial Properties

Forty-two (42) industrial properties (31.2%) secure, in whole or in part, five (5) (31.2%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties” and “—Data Centers”.

With respect to the Novolex Portfolio Mortgage Loan (9.9%), the 17 related Mortgaged Properties are leased to various subsidiaries of Novolex Holdings, LLC (collectively, “Novolex”) pursuant to a single master lease (the “Novolex Lease”). The Novolex Lease permits a sale of one or more leased premises to a Credit Entity (as defined below) that acquires all or substantially all of the assets (either directly or through the acquisition of equity interests) of a divisional business unit that operates at the premises leased under the Novolex Lease (a “Divisional Sale”). A “Credit Entity” means any third party entity which is not an affiliate of Novolex or its lease guarantor that, on a proforma basis, after giving effect to the applicable transaction, (A) has a minimum EBITDA (as defined in any Senior Credit Facility (as defined below)) of 35 multiplied by the then-current annual base rent under the Novolex Lease, combined with a maximum Total Net Leverage Ratio (as defined in any Senior Credit Facility) of 6.5: 1; (B) has a credit rating of B or better from Standard and Poor's (or the equivalent rating from Moody's Investors Services, Fitch Group or any other nationally recognized rating agency); (C) has a minimum net worth of 80 multiplied by the then current annual base rent under the Novolex Lease; or (D) has posted a letter of credit in the amount of 12 months of the then-current base rent, provided, however, that in any such case such entity has the expertise to operate the facility (either directly or through the engagement of a manager). “Senior Credit Facility” means a credit facility secured by all or substantially all of the assets of Novolex and/or its lease guarantor and/or their affiliates then in effect, or if none is in effect, most recently in effect.

In connection with a Divisional Sale, the Novolex Lease may be split into more than one lease (any such additional lease, a “Separate Lease”), which leases are not cross-defaulted. The Novolex Lease provides that no more than one such Separate Lease may be entered into during any ten year period during the term of the Novolex Lease, and any such Separate Lease may not include more than five individual leased premises or leased premises for which the base rent exceeds 25% of the aggregate base rent under the Novolex Lease. The borrower may obtain the release of a Mortgaged Property as to which a Divisional Sale has occurred, but only with the lender’s consent. See “Certain Terms of the Mortgage Loans—Partial Releases.”

In addition, the Novolex Lease allows Novolex, following the end of the third lease year (or, if permitted by the borrower’s mortgagee, following the end of the second lease year), and for each ten lease year period thereafter during the term of the Novolex Lease, to substitute for one or more of the leased premises for which the base rent allocated to such leased premises does not exceed 10% of the aggregate base rent of all leased premises under the Novolex Lease at the time the substitution request is made. See “Certain Terms of the Mortgage Loans—Substitutions.”

In addition, with respect to the Novolex Portfolio Mortgage Loan (9.9%), affiliates of Novolex lease spaces adjacent to the 3900 West 43rd Street Mortgaged Property (the “Novolex Chicago Property”), and within a few blocks of the 310 Hartmann Drive Mortgaged Property (collectively, the “Novolex Nearby Leases”). Novolex covenanted under the Novolex Lease not to amend, modify or terminate the Novolex Nearby Leases without the landlord’s prior consent. In addition, the Novolex Chicago Property is connected by a walkway to the adjacent building leased by a Novolex affiliate. Novolex covenanted under the Novolex Lease to separate the Novolex Chicago Mortgaged Property from the adjacent building if the lease of the adjacent building expires or terminates or if required by applicable law.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Retail Properties

One hundred seven (107) retail properties (31.1%) secure, in whole or in part, seven (7) (31.1%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See

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“Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. Re-tenanting certain properties that previously had specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

In the case of the Fashion Valley Mall Mortgage Loan (9.4%), the three largest tenants at the related Mortgaged Property by the net rentable area, occupying approximately 44.9% of the net rentable area in the aggregate, are subject to ground leases with the borrower as the ground lessor. Certain factors may adversely affect the operation and value of a Mortgaged Property that includes improvements owned by the related ground lessee. See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Certain of the Mortgage Loans secured by retail Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive retail properties near the Mortgaged Property.

With respect to the Miracle Mile Mortgage Loan (3.3%), the borrower leases approximately 2,400 square feet of mezzanine-level space (the “Overlease Space”) from the owner of the adjacent Planet Hollywood Resort and Casino (“Planet Hollywood”) pursuant to a reciprocal easement agreement (as such reciprocal easement agreement pertains to the Overlease Space, the “Planet Hollywood Overlease”). The Overlease Space is part of a larger space known as Unit E013 that is otherwise owned in fee by the related borrower and was leased in its entirety in May 2023 to a tenant, Blue Martini (with an anticipated opening and rent commencement date in May 2024). Although the Planet Hollywood Overlease contemplates that the parties will enter into a separate lease agreement in accordance with the terms of the Planet Hollywood Overlease, the parties have not yet executed such an agreement. The Planet Hollywood Overlease does have an as-extended term (including two, 20-year renewal options that are exercisable by the borrower after the original expiration date of the Planet Hollywood Overlease in July 2025) that is more than 20 years beyond the maturity date of the related Mortgage Loan. However, the Planet Hollywood Overlease generally does not have standard lender protections including, among other things, any confirmation that the Planet Hollywood Overlease is not subordinate to any liens or encumbrances, including any fee mortgage that might encumber the Overlease Space. There can be no assurance that the parties will enter into a separate lease as expected or at all. In addition, any loss of the borrower’s leasehold interest in the Planet Hollywood Overlease could result in a breach of the Blue Martini lease, reduce the rent payable thereunder or give rise to a right of Blue Martini to terminate the entirety of its leases space or exercise other remedies available to it. The lender did not include rents attributable to the Blue Martini lease in its underwriting.

With respect to the Miracle Mile Mortgage Loan (3.3%), approximately 33.0% of the underwritten base rent (which excludes Blue Martini, which is a dining tenant that executed its lease in May 2023 and was excluded from underwritten base rent) and 24.3% of the net rentable area at the Mortgaged Property (which includes Blue Martini) is related to dining tenants.

With respect to the Miracle Mile Mortgage Loan (3.3%), approximately 23.3% of the leased square footage at the Mortgaged Property is related to theaters and other entertainment venues.

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With respect to the Miracle Mile Mortgage Loan (3.3%), approximately 6.5% of the underwritten net operating income is attributed to approximately $3.9 million of projected annual signage revenue that is expected as a result of ongoing renovations that include the installation of exterior signage as described under “—Redevelopment, Expansion and Renovation”. There can be no assurance that such renovations will be completed as expected or at all.

With respect to the Miracle Mile Mortgage Loan (3.3%), the related Mortgaged Property includes a parking garage used by Planet Hollywood Resort and Casino and Elara Hilton Grand Vacations, two non-collateral properties that are connected to the Mortgaged Property, in addition to transient users. In 2023, the parking garage was underwritten based on the borrowers’ estimate of approximately $5.7 million in total contractual base revenue and approximately $3.2 million in common area maintenance reimbursement from such properties (collectively representing 10.8% of underwritten effective gross revenue) along with approximately $2.7 million in revenue from transient users for the Mortgaged Property. There can be no assurance that such projected parking income will be realized.

Mixed Use Properties

One (1) mixed use property (7.1%) secures, in whole or in part, one (1) (7.1%) of the Mortgage Loans.

Each of the mixed use properties has one or more office and/or retail components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties” and “—General—Retail Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Mixed Use Properties”.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Pacific Design Center Mortgage Loan (7.1%), the Mortgaged Property is part of a three-building mixed use campus that includes a non-collateral office building in which the related borrower sponsor also holds an ownership interest. The Mortgage Loan documents do not contain any “anti-poaching” provisions to prohibit the borrower or its affiliates from steering or directing any existing or prospective tenants to such non-collateral office building.

Hospitality Properties

Four (4) hospitality properties (11.9%) secure, in whole or in part, four (4) (11.9%) of the Mortgage Loans. Two (2) of the hospitality properties (3.3%) are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

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The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement, management agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement/ Management Agreement	Mortgage Loan Maturity Date
Courtyard Marriott Goleta	$28,000,000	3.1%	12/31/2032	7/6/2033
Hyatt Regency Indianapolis	$18,558,389	2.0%	4/4/2038	4/6/2033
Holiday Inn Express Dripping Springs	$11,491,668	1.3%	3/8/2038	6/6/2033

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

With respect to the Soho Beach House Miami Mortgage Loan (5.5%), the Mortgaged Property consists of 50 hotel guestrooms, five food and beverage outlets, event space, a private beach club, two outdoor pools and a full service spa. The hotel is not subject to a franchise agreement and, under the related Mortgage Loan documents, the Mortgaged Property may not be subjected to a franchise agreement without the lender’s consent. The entire Mortgaged Property is self-managed pursuant to an operating lease agreement with a borrower affiliate as the operating tenant (the “Operating Tenant”). The Operating Tenant has licensed from certain of its affiliates the right to use certain registered marks related to the Cowshed brand and the Soho House Beach House brand (excluding Soho House Miami and Cecconi’s) under the respective license agreements (collectively, the “License Agreements”). At loan origination, the Operating Tenant pledged its interest in the License Agreements to the borrower under a security agreement and such rights have been sublicensed (in accordance with the terms of each license agreement) to the lenders. The License Agreements cannot be terminated by any party without the prior written consent of each such lender so long as any loan secured directly or indirectly by the Mortgaged Property is outstanding. Under the License Agreements, the lenders, as sublicensees, have notice and cure rights with respect to any defaults. In addition, during a Transition Period (defined below), the transition services agreement (the “Transition Agreement”), entered into by and among the borrower, the Operating Tenant and Soho House & Co. Limited and lender (collectively, the “Parties”), obligates the Parties, guarantor, the licensors under the License Agreements and their affiliates (collectively, the “TSA Parties”) to continue the uninterrupted operation of the Mortgaged Property and related collateral in substantially the same manner (and to substantially the same standard) in which they have operated on the loan origination date (provided, if modifications to the operations permitted pursuant to the Mortgage Loan documents are made subsequent to the origination date of the Mortgage Loan, then the standard date will mean the date of such later permitted modifications). In connection with such transition services, such Parties are required to, among other things, maintain all membership plans, rules, regulations and related documents, provide relevant business information, maintain all permits and licenses, the operating lease and major contracts, use of the IT systems and provide access to employment records. Upon the expiration of the Transition Period, such parties’ obligations to cooperate post-foreclosure and the right to use the intellectual property will cease, and the Mortgaged Property will no longer be able to operate as a SoHo House property. In addition, the Operating Tenant granted the power of attorney to the lenders to enforce the Operating Tenant’s rights under the License Agreements. “Transition Period” means the period beginning on the first day on the earliest of (i) the acceleration of the Mortgage Loan (or, following the exercise by lender of the mezzanine option, the acceleration of such mezzanine loan, if any) following the occurrence of an event of default (as defined in the Soho Beach House Miami Mortgage Loan documents), or (ii) the commencement by the lenders or, following the exercise by lender of the mezzanine option, by any mezzanine lender under any mezzanine loan agreement (if any), as applicable, of the exercise of remedies following the occurrence of an event of default and, in each case, ending on the second anniversary of the later to occur of: (x) the date that the lenders obtain title to the Mortgaged Property, or such earlier date as the lenders elect in their sole and absolute discretion or (y) the date that any mezzanine lender, if any, obtains title to the equity collateral, or such earlier date as the lenders elect in their sole and absolute discretion. “Transition Parties” means, during a Transition Period, (i) lender, its assignee or designee, (ii) a court appointed receiver with authority to operate or oversee, directly or indirectly, the operation of the Mortgaged

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Property or any portion thereof or the Operating Tenant collateral or any portion thereof in accordance with the transition services agreement following a transition event and during the Transition Period, or (iii) any person first acquiring the Mortgaged Property or other Operating Tenant collateral or any portion thereof or direct or indirect interests therein by foreclosure (or deed or transfer in lieu thereof) following a transition event and during the Transition Period. The Transition Parties will not be required to perform any property improvement plans or similar obligations that were not in place prior to the Transition Period. Additionally, under the Transition Agreement, during any transition period, the TSA Parties and their respective affiliates and successors and assigns are prohibited from opening any “Soho House” within Miami Beach, Florida (such restricted area, the “Restricted Area”); provided, however, that the foregoing does not restrict the TSA Parties or their respective affiliates and successors and assigns (i) from acquiring, opening, owning or operating any property in the Restricted Area that was acquired or under binding contract by any of the TSA Parties prior to the commencement of such transition period, (ii) from acquiring, opening, owning or operating any “Soho Works” solely related to office use within the Restricted Area during any transition period, or (iii) except for any Soho House, from acquiring, owning or operating any property within the Restricted Area. In connection with the transition services, lender will be required to pay a management fee of 3% of gross revenue from the property and reimburse the borrower for certain costs and operating expenses set forth in the annual budget, subject to a 5% variance).

With respect to the Soho Beach House Miami Mortgage Loan (5.5%), total revenue at the related Mortgaged Property consists of five main components: food and beverage (46.4% of underwritten revenue), membership sales (24.8% of underwritten revenue), guestroom revenue (19.2% of underwritten revenue), other sales (6.9% of underwritten revenues), and spa sales (2.6% of underwritten revenue).

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality. Each of the Soho Beach House Miami Mortgage Loan (5.5%) and the Hyatt Regency Indianapolis Mortgage Loan (2.0%) require a seasonality reserve that was established in connection with the origination of such Mortgage Loan and/or that is required on an ongoing basis.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. With respect to the following Mortgaged Properties, food and beverage revenue comprises greater than 20% of Underwritten Revenues, as indicated in the table below. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Food and Beverage Revenue as % of Underwritten Revenues
Soho Beach House Miami	5.5%	46.4%
Hyatt Regency Indianapolis	2.0%	33.1%

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	101	8.2%

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Theater(2)	3	17.2%
Grocery(3)	1	1.7%
Entertainment venue(4)	3	13.3%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or and/or health professional school(5)	2	8.8%
Gym, fitness center, spa, salon, pool or health club(6)	1	4.5%

(1)	Includes the following Mortgaged Properties: Jaylor – Burger King Portfolio, Fashion Village at Boca Park and Lake Zurich Retail Portfolio - Deerpath Court.
(2)	Includes the following Mortgaged Properties: Scottsdale Fashion Square, Miracle Mile and Fashion Valley Mall.
(3)	Includes the following Mortgaged Properties: Lake Zurich Retail Portfolio - Deerpath Commons and Continental Shopping Plaza.
(4)	Includes the following Mortgaged Properties: Scottsdale Fashion Square, Soho Beach House Miami and Miracle Mile.
(5)	Includes the following Mortgaged Properties: Pacific Design Center, Deerbrook Medical Center and Lake Zurich Retail Portfolio - Deerpath Commons.
(6)	Includes the following Mortgaged Properties: Scottsdale Fashion Square and Lake Zurich Retail Portfolio - Deerpath Commons.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$89,500,000	9.9%
Five (5) Largest Mortgage Loans	$377,400,000	41.6%
Ten (10) Largest Mortgage Loans	$608,400,000	67.1%
Largest Related-Borrower Concentration(1)	$71,000,000	7.8%

(1)	Excludes single-borrower Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 4.0% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Novolex Portfolio	$89,500,000	9.9%
Lake Zurich Retail Portfolio	52,500,000	5.8
Four Springs Net Lease Portfolio	50,000,000	5.5
Jaylor - Burger King Portfolio	24,845,383	2.7
Grand Total	$216,845,383	23.9%

One (1) group of Mortgage Loans (7.8%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 7.8% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

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Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Scottsdale Fashion Square	$41,000,000	4.5%
Miracle Mile	30,000,000	3.3
Total for Group 1:	$71,000,000	7.8%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus. Mortgage Loans that are cross-collateralized and cross-defaulted with each other are identified under “Crossed Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
California	4	$263,400,000	29.1%
Nevada	2	66,000,000	7.3
Illinois	7	61,991,128	6.8
Arizona	3	54,216,620	6.0
Florida	6	51,590,291	5.7
Massachusetts	1	50,000,000	5.5
Total	23	$547,198,040	60.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Georgia, Texas, Florida and Arizona, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.
●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, Louisiana, Alabama and Georgia, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.
●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
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●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Four (4) Mortgaged Properties (29.1%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Twenty (20) of the Mortgaged Properties (24.1%), each have a limited operating history, as described in one or more of the bullets below.

One (1) of the Mortgaged Properties (1.8%), namely, the Deerbrook Medical Center Mortgaged Property, was constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Nineteen (19) of the Mortgaged Properties (22.3%), namely, the Novolex Portfolio Mortgaged Properties, the Seagate Campus Mortgaged Property and the J&O Industrial Facility Mortgaged Property, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Two (2) of the Mortgaged Properties (12.4%), namely, the Seagate Campus Mortgaged Property and the J&O Industrial Facility Mortgaged Property, are subject to a triple-net lease with the related tenants and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other Mortgaged Properties have less than 3 years of historical financial information presented on Annex A.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the Harborside 2-3 Mortgage Loan (2.8%) the related borrowers are tenants-in-common. However, with respect to such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the Four Springs Net Lease Portfolio Mortgage Loan (5.5%), the related borrowers are 17 Delaware statutory trusts. A Delaware statutory trust is restricted in its ability to actively operate a property. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. Accordingly, the related borrowers have master leased the Mortgaged Properties to a newly formed, single-purpose entity that is wholly owned by the related non-recourse carveout guarantor. The master lease has been subordinated to the related Mortgage Loan documents. The borrowers are owned by another Delaware statutory trust (the “Parent DST”), which is in turn owned by the related non-recourse carveout guarantor; however, ownership interests in the Parent DST are expected to be syndicated. The Four Springs Net Lease Portfolio Mortgage Loan documents permit 100% of the beneficial interests in the Parent DST to be transferred to not more than 499 beneficial owners, provided there is no change in control of the borrowers or master tenant as a result of any such transfer.

The master tenant’s interests in all tenant rents has been assigned to the borrowers, which in turn have collaterally assigned their interests to the lender. However, the Mortgage Loan documents do not provide for a mortgage on the master lease. Under applicable state laws, including the laws of states where the Mortgaged

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Properties securing the Four Springs Net Lease Portfolio Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrowers or master tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Condominium Interests and Other Shared Interests

One (1) Mortgage Loan (2.6%), namely, the One Campus Martius Mortgage Loan (2.6%) is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Eight (8) Mortgaged Properties, namely the Jaylor - Burger King Portfolio - Burger King #12007 - Denham Springs, LA Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #10572 - Eunice, LA Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #13081 - New Iberia, LA Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #12919 - Covington, LA Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #00360 - New Orleans, LA Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #12753 - Slidell, LA Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #12752 - Lafayette, LA Mortgaged Property (0.0%), and the Jaylor - Burger King Portfolio - Burger King #11488 - Lafayette, LA Mortgaged Property (0.0%), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

Six (6) Mortgaged Properties, namely the Jaylor - Burger King Portfolio - Burger King #04130 - Vicksburg, MS Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #07467 - Ruston, LA Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #10607 - Houma, LA Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #01315 - Alexandria, LA Mortgaged Property (0.0%), the Jaylor - Burger King Portfolio - Burger King #01537 - Lafayette, LA Mortgaged Property (0.0%), and the Jaylor - Burger King Portfolio - Burger King #00501 - Lafayette, LA Mortgaged Property (0.0%), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

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In general, except as described below or as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, unless the related fee interest is also encumbered by the related mortgage, deed of trust or deed to secure debt and except as disclosed below, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), with respect to each of the following Mortgaged Properties, the related ground lease has an original term which does not extend at least 20 years beyond the stated maturity of the Mortgage Loan: (1) each of both the ground lease to Burger King Corporation and the related sublease to the mortgagor relating to the Burger King #00360 - New Orleans, LA Mortgaged Property has a lease term which expires February 29, 2024, with the ground lease to Burger King Corporation having renewal options through February 28, 2039; (2) the ground lease relating to the Burger King #01315 - Alexandria, LA Mortgaged Property has a lease term which expires May 2, 2024, with renewal options extending through May 2, 2039; (3) the ground lease relating to the portion of the Burger King #01315 - Alexandria, LA Mortgaged Property that is utilized solely for a sign identifying the related tenant’s business, the lease has expired and continues on a month-to-month basis; (4) the ground lease relating to the Burger King #04130 - Vicksburg, MS Mortgaged Property has a lease term which expires August 14, 2033, with no renewal options available; (5) the ground lease relating to the Burger King #07467 - Ruston, LA Mortgaged Property has a lease term which expires June 5, 2029, with renewal options through June 5, 2049; (6) the ground lease relating to the Burger King #10572 - Eunice, LA Mortgaged Property has a lease term which expires September 30, 2027, with renewal options through September 30, 2037; (7) the ground lease relating to the Burger King #10607 - Houma, LA Mortgaged Property has a lease term which expires September 24, 2027, with renewal options through September 24, 2037; (8) the ground lease relating to the Burger King #12752 - Lafayette, LA Mortgaged Property has a lease term which expires September 23, 2024, with renewal options through September 23, 2039; (9) the ground lease relating to the Burger King #12753 - Slidell, LA Mortgaged Property has a lease term which expires August 31, 2024, with renewal options through August 31, 2039; (10) the ground lease relating to the Burger King #12919 - Covington, LA Mortgaged Property has a lease term which expires December 22, 2024, with renewal options through December 22, 2039; (11) the ground lease relating to the Burger King #13081 - New Iberia, LA Mortgaged Property has a lease term which expires March 28, 2025, with renewal options through March 28, 2040; (12) the term of both the ground lease to Burger King Corporation and the related sublease to the mortgagor relating to the Burger King #00501 - Lafayette, LA Mortgaged Property expires June 5, 2024, with renewal options through June 5, 2029; (13) the term of both the ground lease to Burger King Corporation and the related sublease to the mortgagor relating to the Burger King #01537 - Lafayette, LA Mortgaged Property, expires March 24, 2025, with renewal options through March 24, 2045; (14) the ground lease relating to the Burger King #11488 - Lafayette, LA Mortgaged Property has a lease term which expires April 15, 2028, with renewal options through April 15, 2054; and (15) each of the ground lease to Burger King Corporation and the related sublease to the mortgagor relating to the Burger King #12007 - Denham Springs, LA Mortgaged Property has a lease term which expires May 31, 2028, with the ground lease having eight extension options of five years each and the sublease having two extension options of five years each remaining.

See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Sponsor representations and warranties no. (34) (Ground Leases) on Annex E-1A to this prospectus, Sponsor representations and warranties no. (34) (Ground Leases) on Annex E-2A to this prospectus and Sponsor representations and warranties no. (36) (Ground Leases) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

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Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated with the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

See “Risk Factors—Risks Related to the Mortgage Loans—Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates” above, and “—Default History, Bankruptcy Issues and Other Proceedings—Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases” below.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

COVID-19 Considerations

The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 14 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;
●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;
●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;
●	for which an environmental insurance policy will have been obtained from a third party insurer;
●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;
●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;
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●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;
●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or
●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the environmental testing revealed the presence of asbestos containing materials, lead based paint, mold and/or radon at the subject Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

Certain of the Mortgaged Properties have one or more RECs, controlled recognized environmental conditions (“CRECs”) or historical recognized environmental conditions (“HRECs”) for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing. Set forth below is a description of certain material environmental conditions existing at certain of the Mortgaged Properties, as identified in the environmental report, for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing or for which further action is required. We cannot assure you that there are no other existing environmental conditions, material or otherwise, in addition to those described below, or that these or other conditions would not ultimately have an adverse effect on the Mortgaged Properties.

With respect to the Novolex Portfolio Mortgage Loan (9.9%), the related ESAs identified one or more RECs at each of the 3400 Bagcraft Boulevard, 3100 East Richmond Street, 800 Koomey Road, 3900 West 43rd Street, 17153 Industrial Highway and 101 Commerce Drive Mortgaged Properties, one or more CRECs at each of the 1001 North Madison Avenue and 3900 West 43rd Street Mortgaged Properties and a business environmental risk (“BER”) at the 540 West Nez Perce Mortgaged Property, as follows:

●	With respect to the 3400 Bagcraft Boulevard Mortgaged Property (0.8%) securing the Novolex Portfolio Mortgage Loan, the related ESA identified a REC related to the Mortgaged Property’s location within the Cherokee County National Priority List (Superfund) site, a former mining area with known soil and groundwater contamination. The ESA noted that the Superfund site covers an area of more than 4000 acres and that while significant quantities of mine waste have been removed, it does not appear that any actual remedial actions are in close proximity to the Mortgaged Property. A review of Kansas Department of Health & Environment documentation indicated that all areas that have been assessed and remediated within the Baxter Springs subsite (in which the Mortgaged Property is located) appear to be located greater than 0.5 miles from the Mortgaged Property. However, remedial actions are reportedly still underway within the Superfund site. The environmental consultant provided an opinion of potential cost to address potential subsurface impacts related to the REC, as well as impacts related to the possible handling of per-and polyfluorinated substances at the Mortgaged Property, which determined a range of potential costs of from $510,000 to $770,000.
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●	With respect to the 3100 East Richmond Street Mortgaged Property (0.2%) securing the Novolex Portfolio Mortgage Loan, the related ESA identified a REC related to the Mortgaged Property’s proximity to the Shawano City Landfill. The landfill accepted industrial waste from 1956 through 1972 and was not constructed to current standards. The landfill was referred to the Department of Justice in 1972 and a judgment was ordered in 1973 along with a fine. The landfill was closed in 1976. A Preliminary Assessment was completed at the landfill under the Superfund law in January 1984. Volatile organic compounds (“VOCs”) have been identified in groundwater. The landfill listing remains open and the last action was a letter dated April 6, 2021 authored by the Wisconsin Department of National Resources (the “WI DNR”) which reminds the City of Shawano that the open Wisconsin Bureau for Remediation and Redevelopment (“BRRTS”) site represents a potential trichloroethylene (“TCE”) vapor intrusion concern and needs to be assessed during the investigation process. The environmental consultant contacted the WI DNR to ascertain if any additional actions had occurred in relation to the landfill that was not listed in the BRRTS files available online. A response from the WI DNR noted that the only additional actions completed were semi-annual groundwater sampling events at a downgradient well nest located approximately 100 feet from the southwest corner of the Mortgaged Property. The environmental consultant reviewed the available sampling data and the constituents analyzed were limited. Based on the unknown extent of soil and groundwater contamination, potential upgradient location, and vapor intrusion concern, the Shawano City Landfill is considered a REC. The environmental consultant provided an opinion of potential cost to address potential impacts related to the REC at the Mortgaged Property, which determined a range of potential costs of from $200,000 to $525,000.
●	With respect to the 800 Koomey Road Mortgaged Property (0.7%) securing the Novolex Portfolio Mortgage Loan, the related ESA identified a REC related to former USTs at the Mortgaged Property. These USTs were reportedly removed, along with petroleum hydrocarbon impacted soil. However, complete reports documenting the removal of the USTs, as well as the impacted soil, were not provided to the environmental consultant, which constitutes a REC. In addition, the related ESA identified a high potential the Mortgaged Property has been affected by historical on-site or the migration of off-site contaminants onto the Mortgaged Property. Various sub-slab vapor samples and soil samples identified VOCs at the Mortgaged Property, including concentrations of tetrachloroethylene (“PCE”) exceeding target sub-slab vapor intrusion screening levels. The environmental consultant provided an opinion of potential cost to address the subsurface impacts identified beneath the Mortgaged Property, which determined a range of potential costs of from $800,000 to $1,225,000.
●	With respect to the 3900 West 43rd Street Mortgaged Property (0.7%) securing the Novolex Portfolio Mortgage Loan, the related ESA identified RECs and a CREC due to historical industrial site operations including manufacturing, chemical storage and truck maintenance operations, as well as former USTs. VOC contamination was identified at the Mortgaged Property in the 1990s at two separate areas. A soil vapor extraction system was installed in 1995 and began operation in December 1996 through December 1998. A no further action letter was issued on April 21, 2000. However, the environmental consultant considers the presence of reported ground water contamination above cleanup levels in the breezeway area and the potential for vapor intrusion in both the breezeway and ink room areas to be a REC. The Mortgaged Property was occupied by E.I. DuPont de Nemours Company from 1951 until 1975 and used for chemical storage, which is considered a REC. A single-story truck repair building was formerly located on the southwest of the east building at the Mortgaged Property in the area currently occupied by a parking lot. The building was reportedly constructed circa 1952 and demolished in 2003. The presence of a historical truck repair building with an underground oil-water separator at the Mortgaged Property for at least 50 years is also considered a REC. In addition, two or three fuel oil USTs were reportedly removed from the south side of the west building, and a 1000-gallon fuel oil and 3000-gallon gasoline USTs were removed from the west side of the former truck repair building, in each case in 1986; however, no removal or subsurface investigation documents were provided; the absence of such documentation is considered a REC. The ESA also identified RECs related to the lack of subsurface investigation of a former waste storage area, the existence of staining on a concrete floor near the main electrical service which likely came from a former air compressor, and a former truck repair area with an in-ground hydraulic lift, as to which no removal documentation was provided. The ESA also identified a CREC related to contamination from a release from a 1,000 gallon fuel oil UST, as well as releases from ink storage, resulting in chrysene contamination in excess of Tier II cleanup objectives, as to which a No Further Action letter was issued, which included a commercial/industrial land use restriction, an engineered barrier in the form of the existing concrete
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building foundation, and construction worker caution in the form of a health and safety plan. The environmental consultant provided an opinion of potential cost to address potential subsurface impacts related to the RECs at the Mortgaged Property, which determined a range of potential costs of from $1,025,000 to $1,520,000.

●	With respect to the 17153 Industrial Highway Mortgaged Property (0.5%) securing the Novolex Portfolio Mortgage Loan, the related ESA identified a REC due to the Mortgaged Property’s listing as a Large Quantity Generator of hazardous waste, the number of prior violations, reported spills at the Mortgaged Property, length of hazardous waste generation and industrial activities, as well as the types of waste produced. The Mortgaged Property is listed as a Large Quantity Generator of hazardous waste, including ignitable, corrosive, arsenic, barium, lead, benzene and non-halogenated solvents, and a total of 39 violations regarding hazardous materials (all since resolved) have been identified for the site from 1988 to 2019. The environmental consultant provided an opinion of potential cost to address potential subsurface impacts related to the REC at the Mortgaged Property, which determined a range of potential costs of from $780,000 to $1,170,000.
●	With respect to the 101 Commerce Drive Mortgaged Property (0.3%) securing the Novolex Portfolio Mortgage Loan, the related ESA identified a REC due to the existence of concentrations of tetrachloroethene in the groundwater above the Ohio Voluntary Action Program groundwater screening levels, and in soil and soil gas at the Mortgaged Property above the calculated indoor screening level for residential air, the identification of benzo(a)pyrene in the surface soils along the railroad siding, and of arsenic, at concentrations exceeding the residential soil direct contact screening level. The environmental consultant provided an opinion of potential cost to address the RECs at the Mortgaged Property, which determined a range of potential costs of from $795,000 to $1,215,000.
●	With respect to the 1001 North Madison Avenue Mortgaged Property (0.6%) securing the Novolex Portfolio Mortgage Loan, the related ESA identified a CREC due to remaining contamination in groundwater at the Mortgaged Property above industrial cleanup standards and the placement of an Environmental Restrictive Covenant (“ERC”) / land use restrictions on the site. Investigations in 2003 through 2006 found soil and groundwater impacts from spent solvents used in historical manufacturing operations at the Mortgaged Property between 1956 and 1983. Remedial actions were conducted, and all cleanup criteria were achieved for soil contamination and cleanup criteria were achieved for groundwater, except for trichloroethylene (“TCE”), PCE and vinyl chloride. However, PCE and vinyl chloride, although above the industrial closure levels, were calculated to be below the approved site-specific closure levels. TCE closure was granted based on plume stability and land use restrictions, including prohibitions on residential use and groundwater use. The ERC was recorded in November 2011 and the Indiana Department of Environmental Management issued a Certificate of Completion in March 2012 and a Covenant Not to Sue in April 2012.
●	With respect to the 540 West Nez Perce Mortgaged Property (0.7%) securing the Novolex Portfolio Mortgage Loan, the ESA stated that according to the Idaho Department of Environmental Quality, two 1,000 gallon USTs containing naphtha were installed in 1980 and removed from the Mortgaged Property in 1986; however, no additional documentation regarding closure of the USTs or previous soil and/or groundwater investigation was identified, and therefore the potential exists that the former USTs had impacted subsurface conditions. However, based on the time of operation (6 years), lack of reported spills or releases, and time elapsed since the USTs were removed (36 years) the environmental consultant concluded that the former USTs constituted a BER. The environmental consultant provided an opinion of potential cost to address the former USTs at the Mortgaged Property, which determined a range of potential costs of from $105,000 to $240,000.

The borrower under the Novolex Portfolio Mortgage Loan has obtained a premises environmental liability insurance policy from Great American E&S Insurance Company (the “EIL Policy”) with respect to the 3400 Bagcraft Boulevard, 3100 East Richmond Street, 800 Koomey Road, 3900 West 43rd Street, 17153 Industrial Highway, 540 West Nez Perce and 101 Commerce Drive Mortgaged Properties, with the borrower as named insured, and the lender and its successors and assigns, as their interests may appear, as an additional named insured, with a limit of $5,000,000 for each pollution condition, and $20,000,000 in the aggregate, a self-insured retention of up to $100,000, and a term ending February 14, 2033 (which is prior to the maturity date of the Novolex Portfolio Mortgage Loan on June 6, 2033).

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The Novolex Portfolio Mortgage Loan requires the borrower, prior to the expiration of the EIL Policy, to renew or replace the EIL Policy on the same terms for a period extending at least three years beyond the maturity date of the Novolex Portfolio Mortgage Loan (an “Additional EIL Policy”). In addition, during an EIL Policy Trigger Period (as defined below) the borrower is required to deposit all excess cash flow into a reserve account to be used for the purchase of the Additional EIL Policy. An “EIL Policy Trigger Period” will commence on the date that is nine months prior to the expiration of the then-current EIL Policy and will end on the earlier to occur of (x) the date the borrower has entered into an Additional EIL Policy and (y) the date an amount equal to the actual cost of an Additional EIL Policy (as reasonably determined by the lender at the time) has accumulated in the EIL Policy reserve.

With respect to the Fashion Valley Mall Mortgaged Property (9.4%) securing the Fashion Valley Mall Mortgage Loan, the related ESA identified a REC related to the Mortgaged Property. According to the ESA, an automotive service station (the “Service Station”) has occupied a space at the Mortgaged Property since 1986, though the building that houses automotive service station was not underwritten as part of the collateral. The environmental consultant was not permitted access to the Service Station. Related to the presence of the Service Station, the ESA noted that the Mortgaged Property is registered with (a) the Office of the State Fire Marshal concerning aboveground storage tanks (“ASTs”) with a capacity totaling 1,640-gallons, though no other information related to the ASTs was available; (b) the California Integrated Waste Management Board concerning used oil collection; and (c) the Environmental Protection Agency as a non-generator in 2011. No violations were reported under the Resource Conservation and Recovery Act. Additionally, the Mortgaged Property has been registered since 2002 with the California Department of Toxic Substances Control for hazardous waste generation. The hazardous waste generation is evaluated through regulatory oversight of the San Diego County Department of Environmental Health (“SDCDEH”), which identified violations in 2016, 2018 and 2020 for, among others, improper labeling of portable tanks, failure to send waste offsite for treatment, storage or disposal, failure to submit hazardous material inventory, lack of initial or annual training to onsite employees, and failure to maintain inspection records regarding tank equipment. All violations have been reportedly brought into compliance. According to the ESA, the environmental consultant also reviewed a previous ESA from 2020 (the “2020 ESA”), related to which access to the Service Station was permitted. According to the ESA, the 2020 ESA included observations of, among other things, several in-ground hydraulic lifts and potentially consisted of polychlorinated biphenyls (“PCB”) containing oil and an oil/water separator with no information with respect to the age of the separator and maintenance. In addition, the 2020 ESA included a summary of a previous Phase II assessment from 2001 identifying a gasoline UST at the Service Station, reportedly installed in 1986. According to the 2020 ESA, the Phase II from 2001 indicated that the soil samples obtained within the vicinity of the former gasoline UST showed concentrations of volatile organic compounds (“VOCs”) and total recoverable petroleum hydrocarbon below regulatory standards. The ESA concluded that, based the duration of hazardous waste generation pertaining to automotive repair, lack of access to the Service Station for inspection, observations during the 2020 reconnaissance, potential of an unregistered gasoline UST, and multiple violations reported under compliance inspections from the SDCDEH, the current and historical automotive repair operations represent a REC. In lieu of a Phase II, the lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess the auto service center for potential impacts and to remediate.

With respect to the Pacific Design Center Mortgage Loan (7.1%), the related ESA identified certain RECs at the Mortgaged Property in connection with potential impacts from prior industrial operations at the Mortgaged Property for which insufficient regulatory records exist, including, among other things, potential (i) arsenic and creosote impacts from prior railroad operations, (ii) solvent, heavy metal and commercial grade cleaner impacts from prior plating works, machine shop and furniture manufacturing operations, (iii) heavy metal and solvent impacts from prior printing operations, and (iv) petroleum impacts from prior automotive and bus repair operations. According to the ESA, due to the redevelopment of the existing improvements at the Mortgaged Property, the absence of such prior site uses on any active or closed regulatory databases and the time elapsed since such historical operations, the RECs are not anticipated to detrimentally affect the continued commercial use or operation of the Mortgaged Property.

With respect to the Lake Zurich Retail Portfolio Mortgage Loan (5.8%), the ESA for the Deerpath Court Mortgaged Property identifies as a REC for such Mortgaged Property the historic operation of a dry cleaning facility onsite, as well as the presence of an onsite oil water separator (“OWS”) system that is currently used by a maintenance shop engaged in non-commercial, minor automotive service, but for which the historical use and maintenance practices unknown. The ESA indicates that the general nature of the hazardous substances used in the dry cleaning process and the general presence of an OWS, which can serve as a conduit for hazardous substances to enter the subsurface, each create the potential for impact to the Mortgaged Property. Accordingly, the related ESA consultant recommended conducting a limited subsurface investigation at the Mortgaged Property in order to determine the presence or absence of soil, soil vapor, and/or groundwater impacts due to the current

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and historical use of the onsite OWS and the historical use of the Mortgaged Property for dry cleaning operations. To mitigate the potential of environmental liability associated with the identified RECs, and in lieu of conducting a limited subsurface investigation, a Premises Environmental Liability issued by Great American with Citi Real Estate Funding Inc. ISAOA ATIMA as the Named Insured, was put in place at the time of origination of the Lake Zurich Retail Portfolio Mortgage Loan. The policy, which has a term of 13 years, includes a $10,0000,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Lake Zurich Retail Portfolio Mortgage Loan (5.8%), the ESA for the Village Square Mortgaged Property identifies as a REC for such Mortgaged Property the operation of an onsite dry cleaning facility since at least 1986. Pursuant to the ESA, the onsite dry cleaning operations have involved the use of chlorinated solvents for over 35 years. In 2007, the dry cleaning operation received a No Further Remediation (“NFR”) letter from the Illinois Environmental Protection Agency (“IEPA”) concluding its participation in the IEPA’s Site Remediation Program to remediate an historic release. To address residual impacts, the NFR included a prohibition on the use of onsite groundwater for human consumption and restricts the property to commercial/industrial use. Given that the historic release received closure from the governing authority, the related ESA consultant determined that no additional investigation into this historic release was necessary and identified this specific release matter as a controlled REC; however, because the facility has continued to conduct dry cleaning using chlorinated solvents for an additional 15 years since the issuance of the NFR, and because no recent subsurface sampling has been conducted to address potential vapor intrusion concerns or to confirm that historic impacts have not migrated, the ESA consultant concluded that the long-term dry cleaning operations generally constitute a REC for the Mortgaged Property. The ESA also identifies as a REC for the Village Square Mortgaged Property the presence of aged USTs at the onsite gas station. According to the ESA, these USTs were installed on the Mortgaged Property in June 1989. No releases have been reported for the USTs, and the USTs are described as currently in-compliance; however, according to ESA consultant, the expected useful lifetime of such USTs is approximately 20-25 years, and, thus, the onsite USTs have exceeded their expected useful lifetime making them more vulnerable to release. Finally, the ESA identifies as a REC for the Mortgaged Property the presence of several OWS systems servicing various auto-related operations for at least the last 30 years. Based on the age of the OWS systems, which increases the chance of system compromise, and the type of wastewater streams collected and conveyed by these systems from the many, long term auto repair operations onsite, the ESA consultant concluded that there exists a potential for hazardous substances to have been released from the OWS systems to the subsurface of the Mortgaged Property. To address each of these RECs, the ESA consultant recommended conducting a limited subsurface investigation in order to determine whether the RECs may have caused soil, soil vapor, and/or groundwater impacts to the Mortgaged Property. To mitigate the potential of environmental liability associated with the identified RECs, and in lieu of conducting a limited subsurface investigation, a Premises Environmental Liability issued by Great American with Citi Real Estate Funding Inc. ISAOA ATIMA as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $10,0000,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Four Springs Net Lease Portfolio Mortgage Loan (5.5%), the related ESAs identified CRECs at each of the 1313 & 1422 Campbell Street, 199 and 203 Finley Road, and 819 North Jefferson Avenue Mortgaged Properties. With respect to the 1313 & 1422 Campbell Street Mortgaged Property (0.5%), a CREC was identified relating to contamination by VOCs, polycyclic aromatic hydrocarbons and polychlorinated biphenyls relating to industrial activities performed at the Mortgaged Property, as to which various remedial activities were conducted, and a no further action designation was obtained in October 2022 from the Ohio Environmental Protection Agency, conditioned on a declaration of groundwater use restrictions. With respect to the 199 and 203 Finley Road Mortgaged Property (0.2%), a CREC was identified due to impacts from a release of gasoline and diesel fuel remaining in the right of way of Finley Road. The Pennsylvania Department of Environmental Protection (“PADEP”) granted closure on March 29, 2005, with quarterly monitoring required for four quarters. The PADEP reportedly accepted the monitoring and Approval of Program Termination was granted on January 22, 2007. With respect to the 819 North Jefferson Avenue Mortgaged Property (0.2%), the Mortgaged Property was enrolled in the Voluntary Cleanup Program (VCP)/Brownfields program due to former industrial use, dry cleaner operations, and gas stations which operated on the property. A CREC was identified due to closure received from the Missouri Department of Natural Resources, with PCE impacts remaining in groundwater, and a groundwater use deed restriction placed on the site. In addition, with respect to the 8400 Green Meadows Drive Mortgaged Property (0.3%), the related ESA identified a BER related to the use and storage of VOCs at the Mortgaged Property, and the presence of elevated concentrations of TCE and PCE in several soil-gas sampling locations above their corresponding vapor intrusion screening levels. The ESA stated that a sub-slab depressurization system was installed in March 2023, as to which the complete system startup was slated to be completed by the end of April 2023.

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With respect to the One & Two Commerce Square Mortgage Loan (4.4%), the related ESA identified a REC at the Mortgaged Property in connection with two active 3,500-gallon diesel USTs installed more than 30 years ago and located in the parking garage at the Mortgaged Property. The environmental consultant reviewed the most recent tank integrity tests performed in 2022, including tightness tests which the UST passed. However, based on the age of the USTs and the potential for the USTs to impact the subsurface, the ESA concluded that the presence of the two active USTs represents a REC. In connection with the foregoing, the ESA recommended a limited subsurface investigation to be conducted in order to determine the presence or absence of soil, soil vapor, and/or groundwater contamination due to the presence of the current USTs at the Mortgaged Property. In addition, while not required under the related Mortgage Loan agreement, the related borrower sponsor obtained a premises environmental liability insurance policy covering the Mortgaged Property. The policy was issued by ACE American Insurance Company, has a $20,000,000 aggregate limit, a $10,000,000 per claim sublimit, a 3-year term ending in February 2024 (the Whole Loan has a maturity date of June 6, 2028), and a $50,000 deductible per claim.

With respect to the J&O Industrial Facility Mortgage Loan (2.9%), the related ESA identified a REC at the Mortgaged Property in connection with potential groundwater impacts from industrial operations at three off-site properties located upgradient to the Mortgaged Property identified on applicable environmental databases indicative of releases. According to the Phase I ESA, identified groundwater impacts at such off-site properties have included, among other things, 1,1,1-trichloroethane, 1,1-dichloroethane and other volatile organic compounds (VOCs). According to the ESA, although documentation reviewed relative to such off-site sources of contamination did not include data for the Mortgaged Property, plume maps provided on the Minnesota Pollution Control Agency’s Groundwater Contamination Atlas show a groundwater contamination plume associated with such off-site sources that may extend beneath the Mortgaged Property. The ESA noted that if any on-site contamination is determined to be attributable to an off-site source, it is reasonable to assume the parties related to the off-site source would be considered responsible. In addition, although not characterized as a REC, the ESA did identify a contingent risk in connection with current and prior industrial operations at the Mortgaged Property that have included, among other things, the management and use of various chemicals, such as inks, cleaners and petroleum products, as well as certain closed or removed USTs, for which insufficient information exists to rule out the possibility that spills or releases may have occurred in the past. At origination, the borrower obtained an environmental insurance policy from Beazley Eclipse with a policy limit of $10,000,000 per pollution condition and in the aggregate, a deductible of $50,000 and a term expiring on May 25, 2033.

With respect to the Harborside 2-3 Mortgage Loan (2.8%), the ESA identifies a CREC and HREC for the Mortgaged Property associated with historic site operations and impacts to site soils and groundwater caused by contaminated historic fill material. From 1986 to 2013, various remedial investigations and actions were conducted to address the historic fill, including placing engineering controls consisting of improvements at the site, such as the building slab, concrete and asphalt paved areas and landscaping, over residually impacted soils. In 2022, an additional investigation was conducted in an area below the shared atrium of two buildings located on the Mortgaged Property, which identified additional, residual impacts to soils and groundwater attributed to historic fill material. A deed notice identifying the historic fill and associated engineering controls in place at the Mortgaged Property was recorded on February 17, 2023 and serves as an institutional control for the Mortgaged Property. In relation to soil impacts at the Mortgaged Property, a soil Remedial Action Permit (“RAP”), which establishes the obligations of the permittee with respect to soil related institutional controls and engineering controls, is required, and a RAP initial application was submitted to the governing authority on March 29, 2023. A groundwater Classified Exception Area (“CEA”), which serves as an institutional control by providing notice that there are groundwater impacts in a localized area, is also being prepared for the Mortgaged Property. Assuming issuance of the RAP and approval of the CEA by the governing authority, the related ESA consultant identified this matter as a controlled REC and did not recommend any further investigation; however, the ESA consultant did note that the institutional controls in place on the Mortgaged Property are to be maintained in perpetuity.

With respect to the Scottsdale Fashion Square Mortgage Loan (4.5%), the related ESA identified a REC in connection with stained soil of unknown depth located in an area leased by Arcadia Water Company (“AWC”) on which certain pumps and a 55-gallon drum of oil are located. The borrower has delivered a demand to AWC to remediate the REC (the “Scottsdale Fashion Square Remediation Demand”). Pursuant to the related environmental indemnity agreement, the environmental indemnitor is required to (i) exercise commercially reasonable efforts to cause AWC to remediate the REC pursuant to the Scottsdale Fashion Square Remediation Demand and (ii) indemnify the lender from any losses arising out of or in any way relating to the REC, provided that the indemnitor’s maximum liability will not exceed $25,000. There can be no assurance that the remediation will be completed and/or that the lender will be indemnified pursuant to the environmental indemnity agreement.

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With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #06488 - Mobile, AL (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property an adjoining dry cleaning operation that utilized chlorinated solvents from possibly as early as 1980 to circa 2010. No releases or violations were reported in relation to this adjoining dry cleaning operation. However, given the proximity of the dry cleaning operation to the Mortgaged Property and its potentially long-term use of chlorinated solvents, the related ESA consultant determined that a vapor encroachment condition on the Mortgaged Property could not be ruled out. The related ESA consultant recommended conducting a limited subsurface investigation at the Mortgaged Property in order to determine the presence or absence of soil, soil vapor, and/or groundwater contamination due to the long term adjoining dry cleaning operations. To mitigate the potential of environmental liability associated with the identified REC, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #06105 - Northport, AL (0.0%) Mortgaged Property, identifies as a REC for the Mortgaged Property impacts to onsite groundwater caused by petroleum releases from underground storage tanks historically located on an adjacent property operated as a gas station. The governing agency reportedly required the responsible party to take further action in relation to the releases, including the impacted groundwater, by January 2023; however, the relevant environmental databases reviewed by the related ESA consultant did not include any documents from 2023, and identified the petroleum releases with an “open” status. Accordingly, the related ESA consultant recommended obtaining the files for the adjoining gas station from the governing agency and reviewing them to determine current site conditions and future plans to address groundwater impacts. To mitigate the potential of environmental liability associated with the identified REC, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #02831 - Olathe, KS (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property known groundwater impacts at an upgradient adjoining property. The adjoining property historically operated as a gas station at which releases occurred. A party responsible for the releases was identified, and the adjoining site is currently participating in a regulatory groundwater monitoring program; however, no records related to groundwater impacts or monitoring at the adjoining site were available for review by the related ESA consultant. Given that the adjoining property has known environmental impacts and is located upgradient of the Mortgaged Property, the related ESA consultant could not rule out the possibility that the Mortgaged Property groundwater also has been impacted, nor could the consultant rule out a vapor encroachment condition. Accordingly, the related ESA recommended conducting a review of the relevant agency’s records for the adjoining property to determine whether the Mortgaged Property has been environmentally impacted by the former gasoline station on the adjoining property. Should such records not be available, the related ESA concludes that further investigation at the Mortgaged Property may be warranted. To mitigate the potential of environmental liability associated with the identified REC, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #11694 - DeQuincy, LA (0.0%) Mortgaged Property identifies as a controlled REC for the Mortgaged Property, impacts to site soils associated with historic onsite gasoline station operations. These impacts were discovered during the removal of underground storage tanks from the Mortgaged Property in 1997. Soil sampling conducted at the time of removal identified soil impacts above residential standards, but below the commercial/industrial standards that were applicable to the Mortgaged Property. To mitigate the potential of environmental liability associated with the identified residual impacts to soils, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #01537 - Lafayette, LA (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property the historic operation of an automotive repair facility and gasoline station along the eastern section of the site from at least 1928

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to approximately 1971. These historic operations included the use of up to five underground storage tanks (USTs). No records were available to indicate that the USTs had been removed or that any subsurface investigations were conducted prior to redevelopment of the site. Accordingly, the related ESA consultant recommended conducting a limited subsurface investigation in order to determine the presence or absence of soil, soil vapor, and/or groundwater impacts due to the historical use of the Mortgaged Property. In lieu of conducting a subsurface investigation and to mitigate the potential of environmental liability associated with historic operations conducted at the Mortgaged Property, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #01617 - Lake Charles, LA (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property known groundwater impacts at a nearby, upgradient property that had historically operated as a dry cleaners. In 2012-2013, subsurface investigations were conducted at a property adjoining the Mortgaged Property, and impacts attributed to the upgradient dry cleaning facility were identified 100 feet to the north of Mortgaged Property. Based on the shallow depth and apparent direction of the groundwater, the related ESA consultant concluded that upgradient groundwater impacts may have migrated on to the Mortgaged Property, which also has the potential to create a Vapor Encroachment Condition for the Mortgaged Property. Accordingly, the related ESA consultant recommended that a limited subsurface investigation be conducted to determine the presence or absence of soil, soil vapor, and/or groundwater contamination due to the known, upgradient groundwater impacts. In lieu of conducting a subsurface investigation and to mitigate the potential of environmental liability associated with the identified REC, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #01337 - Metairie, LA (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property an adjoining dry cleaning facility that appears to have been in operation since 1975. No releases or violations were reported in relation to this adjoining dry cleaning operation. However, given the proximity of the dry cleaning operation to the Mortgaged Property, the length of its operation, and its potential use of chlorinated solvents, the related ESA consultant determined that a vapor encroachment condition on the Mortgaged Property could not be ruled out. The related ESA consultant recommended conducting a limited subsurface investigation at the Mortgaged Property in order to determine the presence or absence of soil, soil vapor, and/or groundwater contamination due to the long term adjoining dry cleaning operations. To mitigate the potential of environmental liability associated with the identified REC, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #00360 - New Orleans, LA (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property the historic operation of a gasoline station along the northeastern corner of the site from at least 1938 to approximately 1961. These historic operations included the use of up to seven underground storage tanks (USTs). No records were available to indicate that the USTs had been removed or that any subsurface investigations were conducted prior to redevelopment of the site. Accordingly, the related ESA consultant recommended conducting a limited subsurface investigation in order to determine the presence or absence of soil, soil vapor, and/or groundwater impacts due to the historical use of the Mortgaged Property. In lieu of conducting a subsurface investigation and to mitigate the potential of environmental liability associated with historic operations conducted at the Mortgaged Property, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #01917 - Vidalia, LA (0.0%) Mortgaged Property identifies as REC for the Mortgaged Property three abandoned underground storage tanks (USTs) that were utilized by a gasoline station operating onsite from 1960-1971. Subsurface investigations were conducted at the Mortgaged Property in 1989 and 1995 to identify any impacts associated with the historic gasoline station. During the 1995 investigation, it was determined that the three USTs had been abandoned onsite and filled with sand; however, no impacts were identified above the applicable standards. On November 30, 1995 and March 19, 1996, the governing authority issued a No Further Action letter

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in relation to this matter. Given that this matter was closed by the governing authority, the related ESA consultant did not recommend any additional investigation. However, the consultant did recommend removing the abandoned USTs should redevelopment be planned, and also recommended plugging the two monitoring wells remaining onsite from the previous site investigations. Additionally, the related ESA consultant noted the presence of water staining and microbial growth on ceiling tiles in the dining, office, and kitchen areas. While active leaks were not observed during site reconnaissance, the consultant recommended further assessment to determine the cause of water infiltration. To mitigate the potential of environmental liability associated with historic operations conducted at the Mortgaged Property, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #03685 - Kansas City, MO (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property the historic operation of a gasoline station along the central portion of the site from at least 1963 to at least 1975. While the Mortgaged Property was not identified on any regulatory databases that report spills or releases, no information was provided or available in relation to the closure of, or the use of underground storage tanks (USTs) in association with this historic gasoline station. Accordingly, the related ESA consultant recommended conducting a limited subsurface investigation in order to determine the presence or absence of soil, soil vapor, and/or groundwater impacts due to the historical use of the Mortgaged Property. In lieu of conducting a subsurface investigation, and to mitigate the potential of environmental liability associated with historic operations conducted at the Mortgaged Property, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #06676 - Jackson, MS (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property the historic operation of a gasoline and automotive service station onsite from 1967 until 1988. Four underground storage tanks (USTs) associated with these historic operations were removed from the Mortgaged Property in April 1988. Confirmatory sampling data from removal was not available for review. Accordingly, the related ESA consultant recommended conducting a limited subsurface investigation in order to determine the presence or absence of soil, soil vapor, and/or groundwater impacts due to the historical use of the Mortgaged Property. In lieu of conducting a subsurface investigation, and to mitigate the potential of environmental liability associated with historic operations conducted at the Mortgaged Property, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #05981 - Meridian, MS (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property the historic operation of a gasoline service station onsite from at least 1964 until 1987. Environmental records suggest that several underground storage tanks (USTs) were utilized as part of these historic operations. No records relating to the closure of the USTs or confirmatory sampling data associated with the USTs was available for review. Accordingly, the related ESA consultant recommended conducting a limited subsurface investigation in order to determine the presence or absence of soil, soil vapor, and/or groundwater impacts due to the historical use of the Mortgaged Property. In lieu of conducting a subsurface investigation, and to mitigate the potential of environmental liability associated with historic operations conducted at the Mortgaged Property, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the related ESA for the Burger King #09115 - Meridian, MS (0.0%) Mortgaged Property identifies as a REC for the Mortgaged Property the historic presence of an used oil underground storage tank (UST) for which there is no record of closure. This used oil UST was understood to have been operated historically onsite, but could not be located during the removal of two gasoline USTs from the Mortgaged Property in 1992. Accordingly, the related ESA consultant recommended conducting a limited subsurface investigation in order to determine the presence or absence of soil, soil vapor, and/or groundwater impacts due to the historical operation of the used oil UST. In addition to the REC, the related ESA identifies a controlled REC for the Mortgaged Property. This controlled REC concerns residual impacts to

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soils identified during the 1992 removal of two gasoline USTs from the Mortgaged Property. However, because no groundwater impacts were identified during removal, the governing authority issued a No Further Action letter for the two gasoline USTs on July 16, 1993. Given closure of this matter by the governing authority, the related ESA consultant did not recommend any additional action in relation to the historic gasoline USTs. In lieu of conducting a subsurface investigation, and to mitigate the potential of environmental liability associated with historic operations conducted at the Mortgaged Property, a Pollution Legal Liability Plus policy issued by Sirius Point with Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Service as the Named Insured, was put in place at the time of closing. The policy, which has a term of 13 years, includes a $13,500,000 limit of liability (per claim and in the aggregate) and a $25,000 deductible.

With respect to the One Campus Martius Mortgage Loan (2.6%), the related ESA identified a REC at the Mortgaged Property relating to historic onsite activities of various commercial purposes, none of which has been specifically identified as potential sources of contamination. According to the ESA, the most recent baseline environmental assessment (“BEA”) was conducted by the Michigan Department of Environment, Great Lakes, and Energy (“MEGLE”) and prepared for the Mortgaged Property in January 2015 (the “2015 BEA”). The 2015 BEA indicated that soil contamination identified in the fill materials exceeded MEGLE’s residential and nonresidential cleanup criteria. The ESA notes that while it is likely the contamination was mitigated or removed during the development of the current improvements at the Mortgaged Property, no soil sampling has been conducted for confirmation. The ESA concluded that the confirmed contamination at the Mortgaged Property exceeding regulatory cleanup criteria constitutes a REC at the Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Litigation and Other Legal Considerations

There may be material pending or threatened litigation or other legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances or other material legal proceedings experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, a Mortgaged Property may be subject to litigation proceedings. For example:

●	With respect to the Pacific Design Center Mortgage Loan (7.1%), the related borrower sponsor and certain of its affiliates are defendants in certain pending actions including, among other things, two partnership disputes filed by former business partners alleging, among other things, breach of limited partnership agreement and breach of fiduciary duty resulting from, among other things, the defendants' failure to pay certain distributions or to apply certain proceeds to the benefit of the applicable limited partnership. The plaintiffs in those actions are currently (x) seeking damages in the amount of approximately $941,233 and $3,720,137, respectively, and (y) derivatively claiming (in the case of one of the actions) that the applicable limited partnership itself is owed approximately $15,697,676. The related borrower sponsor and its affiliates are also defendants in a pension fund dispute filed by the Trustees of the Pension and Welfare Funds of the Moving Picture Machine Operators Union Local 306 (the “Fund”) alleging, among other things, delinquent pension fund contributions and unpaid withdrawal liability for estimated amounts owed to the Fund by a movie theater operator in which the borrower sponsor holds an ownership interest. The Fund is currently seeking damages totaling in excess of $500,000. There can be no assurance that the foregoing actions will not have a material adverse impact on the related borrower, the related guarantor or the related Mortgaged Property.
●	With respect to the Fashion Village at Boca Park Mortgage Loan (4.0%), HUKL Investments, Inc. (f/k/a Go Wireless Holdings, Inc.), an affiliate of the borrower sponsor that owns an indirect 90% interest in the related borrower, previously owned Go Wireless, Inc. (“GWI”). GWI is the subject of a class action lawsuit that commenced on March 21, 2017, alleging, among other things, breach of contract, unjust enrichment and failure to pay wages to its employees during the period of time GWI was owned by the borrower sponsor, Kevin Elder. The plaintiffs in the litigation named GWI as well as HUKL Investments, Inc. as defendants. GWI was sold on March 31, 2022 with the purchaser assuming the
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liability associated with these claims, including waiving any claim for contribution or indemnity against HUKL Investments, Inc. Due to the class action nature of the litigation, the exact dollar amount of potential liability, if any, is unknown. There can be no assurance that, in the event the plaintiffs prevail, the aforementioned purchaser will have adequate financial resources to fully indemnify HUKL Investments, Inc. against any and all losses that may be incurred in connection with the litigation.

●	With respect to the Harborside 2-3 Mortgage Loan (2.8%), in connection with work performed on the Mortgaged Property by the borrower’s predecessor-in-interest, there is an active litigation between the primary contractor (Plaza Construction LLC) and a subcontractor (Gamma USA, Inc.) relating to façade work performed by the subcontractor. Neither the borrower nor its predecessor-in-interest is named in the litigation, and the contract with the primary contractor was not assumed by the borrower in connection with its acquisition of the Mortgaged Property. The borrower’s predecessor-in-interest has held back the retainage owed to the primary contractor (approximately $996,842) in escrow with a title company pursuant to an escrow agreement between the borrower and its predecessor-in-interest, which retainage is to be released to the primary contractor upon resolution of said dispute. Mr. Silberberg is also the guarantor on a loan in the original principal amount of $164,000,000 (the “Civic Opera Building Loan”), which is evidenced by promissory notes held by (i) Wells Fargo Bank, National Association, as Trustee for the Benefit of the Registered Holders of JPMBB Commercial Mortgage Securities Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31, and (ii) Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of JPMBB Commercial Mortgage Securities Trust 2015-C32, Commercial Mortgage Pass-Through Certificates, Series 2015-C32. The lenders of the Civic Opera Building Loan commenced foreclosure proceedings on August 21, 2021. Additionally, on March 31, 2023, the special servicer sent a notice to Mr. Silberberg alleging (x) a breach of the loss recourse provision set forth in the Civic Opera Building Loan documents as a result of two mechanics liens being filed against the subject property and (y) a breach of the full recourse provision set forth in the Civic Opera Building Loan documents as a result of a violation of SPE provisions prohibiting the incurrence of indebtedness in violation of the Civic Opera Building Loan documents. In addition, Mr. Silberberg was involved in a non-recourse mortgage loan with respect to Kmart Plaza, Mattydale, NY which is subject to a foreclosure action.
●	With respect to the One Campus Martius Mortgage Loan (2.6%), Daniel Gilbert, the borrower sponsor’s controlling member, Rocket Companies Inc. and Rock Holdings Inc., each of which is controlled by Daniel Gilbert, are named defendants in a consolidated federal class action lawsuit filed in the Eastern District of Michigan in 2021. The consolidated lawsuit alleges violations by the defendants of securities laws relating to alleged misstatements made during earnings calls, and were amended in 2022 to further allege insider trading by Daniel Gilbert and Rock Holdings, Inc. in connection with the sale of 20,200,000 shares of Rocket Class A Common Stock in March 2021 for alleged proceeds of approximately $500 million. The plaintiffs are seeking, among other things, the following: (i) the defendants to pay damages sustained by the plaintiffs, (ii) awarding the plaintiffs prejudgment and post-judgment interest, as well as their attorneys’ fees, expert fees, and other costs; and (iii) compensatory damages for all damages sustained as a result of defendants’ wrongdoing in an amount to be proven at trial. The defendants subsequently filed a motion to dismiss, and the court partially granted the motion but denied the motion with respect to the purported misstatements alleged against Daniel Gilbert. The defendants then filed a motion for partial reconsideration in March 2023, stating that the court made errors of law in its analysis which, if corrected, would result in the dismissal of the case alleging misstatements. The court on the same day ordered the plaintiffs to respond to the motion for partial reconsideration by April 10, 2023. Daniel Gilbert is also a named defendant in a complaint filed in Michigan State court on August 19, 2021, raising similar allegations and seeking, among other things, the amount of damages sustained by the plaintiff as a result of the defendants’ breaches. The state case, which had been stayed pending a determination of the defendants’ motion to dismiss the federal case, was reopened after the defendants’ motion to dismiss was partially denied and the defendants filed a motion for partial reconsideration. A status conference is expected to take place shortly to, among other case events, set a schedule for the plaintiffs to file an amended consolidated complaint and for the defendants to file a motion to dismiss.
●	With respect to the Hyatt Regency Indianapolis Mortgage Loan (2.0%), in 2007 Columbia Sussex Corporation (“CSC”), the managing member of the non-recourse carveout guarantor, CSC Holdings LLC (“CSC Holdings”), acquired Aztar Corporation in 2007 for $2.7 billion, including debt, which
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included the Tropicana casinos in Las Vegas and Atlantic City. The assets from this acquisition were held in an entity called Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, Tropicana Entertainment was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment defaulted on the loans that financed the acquisition and filed for Chapter 11 bankruptcy. In relation to Tropicana bankruptcy, the trustee in the bankruptcy sued the borrower sponsor and affiliated parties for breach of contract among a number of other claims. The only pending claims are related to 8 service contracts. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

●	With respect to the Continental Shopping Plaza Mortgage Loan (1.4%), the borrower sponsor, Kenneth Levy, was subject to 34 total state and federal lawsuits naming him as a defendant, all filed between 2006 and 2009, and all of which have either been dismissed or settled and are closed. These were lawsuits by the shareholders of four companies - KLA-Tencor, Inc., Jupiter Networks, Inc., Extreme Networks, Inc., and Ultratech, Inc. - at which Mr. Levy was a member of the Board of Directors and/or Compensation Committees. Mr. Levy is also the founder, former chairman and former CEO of KLA-Tencor, Inc., a public company. The SEC determined the companies had been illegally backdating stock option grants to employees resulting in materially misleading disclosure reports from the mid-1990s to the mid-2000s. The causes of action alleged in the shareholder lawsuits include violations of the Securities Exchange Act, breach of fiduciary duty, fraud, corporate waste, gross mismanagement, and unjust enrichment. Mr. Levy resigned his chairmanship from KLA-Tencor following these allegations.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, are subject to property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the Fashion Valley Mall Mortgage Loan (9.4%), the Mortgaged Property is reportedly undergoing a renovation with an estimated total cost of approximately $84.9 million, a portion of which has been completed with the borrower sponsor contributing approximately $34 million to date. According to the borrower sponsor, the renovation mostly pertains to the exterior and is cosmetic in nature, and is expected to be completed by the end of 2023. The borrower sponsor is expected to pay for the remaining estimated cost of the renovation. In addition, the borrower was required at origination to deposit $24,345,615, which represents the unfunded TI/LC funds for a large number of tenants at the Mortgaged Property.

With respect to the Pacific Design Center Mortgage Loan (7.1%), the largest tenant at the Mortgaged Property, Cedars Sinai Medical Center, has executed an amendment for an additional 138,548 square feet of space (the “Cedars Sinai Expansion Space”). The landlord has delivered possession of the Cedars Sinai Expansion Space to Cedars Sinai Medical Center; provided, however, Cedars Sinai Medical Center has not yet commenced completion of the related build-out. For additional information, see “—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs.”

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With respect to the Scottsdale Fashion Square Mortgage Loan (4.5%), the related borrower has commenced an estimated $85,000,000 renovation to the wing of the Mortgaged Property anchored by Nordstrom (the “Nordstrom Wing”) scheduled to include, among other things, (i) interior and exterior renovations, including (a) cosmetic enhancements to the interior finishings of all levels of the Nordstrom Wing, stone flooring, ceiling and column treatments, new escalators and new fixtures, furniture and accessories, (b) renovations to a porte cochere, cosmetic improvements, lighting updates, column treatments and a drive-lane reconfiguration to allow for two additional valet lanes, (ii) certain construction work required by leases associated with new and relocated tenants to and from the Nordstrom Wing (the “TI Work”), and (iii) the demolition of a three-story exterior rotunda (collectively, the “Nordstrom Wing Alteration”). The Mortgage Loan documents require the borrower to cause the substantial completion of (x) the Nordstrom Wing Alteration (except with respect to the TI Work) on or before December 31, 2025 and (y) certain work required with respect to the space leased by Hermes on or before July 1, 2024. At origination, the related borrower sponsors delivered a completion guaranty to the lender guaranteeing that the borrower will complete the Nordstrom Wing Alteration in all material respects (subject to any changes in the plans and specifications that the borrower may elect to undertake in its good faith prudent business judgment) in accordance with the terms and conditions of the Mortgage Loan documents.

With respect to the Miracle Mile Mortgage Loan (3.3%), the borrowers commenced an estimated $55.5 million renovation in January 2022 to update the exterior entrances, facades and interior common areas at the Mortgaged Property. The renovations include technology-based interactive elements, additional dining space and expanded entertainment offerings. The borrowers are also expected to add new high-resolution screens at the exterior entrances of the Mortgaged Property, along with interior digital advertising displays. The renovation is scheduled to be substantially complete by the summer of 2023, except for certain exterior signage which is not expected to be operational until the fall of 2023. As of June 1, 2023, an estimated $12,385,994 in renovations remained outstanding, including the addition of new high-resolution screens at the exterior entrances of the Mortgaged Property along with interior digital advertising displays. At origination, the related borrower sponsor delivered to the lender a guaranty of the borrowers’ obligation to deposit with the lender the estimated cost to complete the outstanding renovation work upon an event of default under the Mortgage Loan documents or a failure to complete such work within the time periods required under the Mortgage Loan documents. There can be no assurance that the foregoing renovations will be completed as expected or at all.

With respect to the Harborside 2-3 Mortgage Loan (2.8%), the borrower is expected to undertake certain capital improvements at the Mortgaged Property anticipated to cost approximately $25,500,000. At origination of the Mortgage Loan, the borrower was required to reserve approximately $8,000,000 with the lender, and, if such amount on deposit at any time equals or is less than $5,000,000.00, borrower must make a deposit into the replacement reserve account in an amount that would cause the amount on deposit to equal approximately $10,000,000.00; provided, however, (i) to the extent that a true-up deposit would cause the amount on deposit to exceed the actual cost of any work set forth in the approved capital expenditures budget then remaining to be completed, the true-up deposit amount will be decreased on at dollar-for-dollar basis by such excess, and (ii) at such time as the amount on deposit exceeds the remaining budgeted capex costs, the borrower will have no further obligation to make replacement reserve true-up deposits. In addition, the borrower is required to undertake work to repair a sea wall on the Mortgaged Property, for which the borrower reserved approximately $25,000,000 with the lender at origination of the Harborside 2-3 Mortgage Loan. The borrower is also obligated to undertake certain elevator modernization and repair work for which the borrower reserved approximately $1,418,585 with the lender at origination of the Harborside 2-3 Mortgage Loan. In addition, the Harborside 2-3 Mortgage Loan documents include a completion guaranty delivered by the guarantors that guarantee the completion of, among other things, the sea wall repair, any capital improvements at the Mortgaged Property that are actually commenced and the elevator modernization and repair work. There can be no assurance that the expected capital improvements, repairs or other work will be completed as expected or at all.

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

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Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, one or more of the Mortgage Loans, (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default (or as to which the maturity date has been extended) at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such Mortgage Loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, in each case as described below:

●	With respect to the Back Bay Office Mortgage Loan (5.5%), the prior mortgage loan secured by the related Mortgaged Property was scheduled to mature in December 2022. The borrower obtained an extension of the maturity date in order to obtain further time to refinance the Mortgaged Property, in return for a paydown of approximately $59.9 million on the prior mortgage loan. The Mortgage Loan repaid the remaining principal balance of the prior mortgage loan in full.
●	With respect to the Platinum Tower Mortgage Loan (1.7%), the previous loan secured by the related Mortgaged Property, with a principal balance of approximately $32.75 million, was provided by JPMCB (and subsequently contributed to the JPMCC 2013-C10 securitization trust) (the “Previous Loan”). The Previous Loan was transferred to the special servicer effective January 31, 2023 for imminent maturity default. The Previous Loan failed to pay off at the stated maturity in February 2023. JPMCB subsequently provided financing in the form of the Platinum Tower Mortgage Loan originated on May 26, 2023, paying off the Previous Loan in full with no discount.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single mortgage loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or Mortgage Loan workouts that are currently occurring or have occurred within the last 15 years and of which we are aware:

●	With respect to the Novolex Portfolio Mortgage Loan (9.9%), an affiliate of the borrower sponsor defaulted on a $13,200,000 securitized mortgage loan secured by a single tenant commercial property, after the tenant stopped paying rent, resulting in a foreclosure in February 2022.
●	With respect to the Fashion Valley Mall Mortgage Loan (9.4%), Simon Property Group, L.P., the related borrower sponsor and guarantor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Pacific Design Center Mortgage Loan (7.1%), Charles Steven Cohen, the related borrower sponsor and non-recourse carveout guarantor, sponsored another real estate project securing a loan that went into default, was the subject of a foreclosure proceeding filed in May 2019 and a discounted pay off completed in January 2020.
●	With respect to the Scottsdale Fashion Square Mortgage Loan (4.5%) and Miracle Mile Mortgage Loan (3.3%), within approximately the last 10 years, affiliates of one of the related borrower sponsors, including through joint ventures, obtained certain commercial mortgage loans secured by retail properties. Those affiliates subsequently defaulted under those loans. The loans include a $84,000,000 non-recourse CMBS loan backed by a regional shopping mall, a $35,000,000 non- recourse CMBS loan backed by a regional shopping mall, and a $37,000,000 CMBS loan backed by
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a regional shopping mall. These financed properties were either transferred to the special servicer by deed-in-lieu of foreclosure or to receivership. In addition, a $19,000,000 CMBS loan secured by a regional shopping mall went into maturity default in November 2022 and is in the process of being transferred to a receiver.

●	With respect to the Courtyard Marriott Goleta Mortgage Loan (3.1%), according to the borrower sponsor, at the onset of the COVID-19 pandemic in March 2020, the borrower requested debt service relief on a prior loan secured by the Courtyard Marriott Goleta Mortgaged Property given the unknown impact to its business from government lockdowns, spread of infection and other uncontrollable impacts of the COVID-19 pandemic. In August 2020, the borrower sponsor was advised by the special servicer for such prior loan, to claim imminent default and enter special servicing in order to receive debt service relief given the uncertain future economic outlook. The borrower sponsor signed a pre-negotiation letter and the prior loan was placed into special servicing in August 2020. After realizing that the loan’s transfer to special servicing resulted in an annualized 0.25% fee being accrued monthly against such prior loan, and with no progress on amenable terms, the borrower sponsor requested to be moved out of special servicing. The prior loan secured by the Courtyard Marriott Goleta Mortgaged Property was removed from special servicing in February 2021.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

Without limiting the foregoing, certain borrower sponsors of mortgage loans secured by office properties have been the subject of concentrated and material stress-related events with respect to their office properties in the recent past that, in the aggregate, pose a unique risk to such sponsor, including, with respect to the Platinum Tower Mortgage Loan (1.7%), that a related borrower sponsor has been the sponsor with respect to a number of mortgage loans secured by office properties which have recently experienced, or are currently subject to, servicer monitoring/watchlists, cash traps, delinquency events, transfers to special servicing, and/or foreclosures/deeds-in-lieu.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, industrial, retail and mixed use Mortgaged Property.

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The Mortgaged Properties have single tenants as set forth below:

●	One hundred forty-one (141) of the Mortgaged Properties (33.9%), securing, in whole or in part, six (6) Mortgage Loans (33.9%), are each leased to a single tenant.
●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 9.9% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of two or more Mortgaged Properties that secure two or more Mortgage Loans and that (with respect to each identified tenant) collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate Approx. % of Initial Pool Balance of Related Mortgage Loans
Nordstrom	2	13.9%
Macy’s	2	13.9%

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, industrial, retail, industrial and mixed use and leased fee Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, industrial, retail, industrial and mixed use and leased fee Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
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Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Seagate Campus	9.5%	Seagate	100.0%	5/31/2028	6/6/2033
Four Springs Net Lease Portfolio - 700 Stephenson Highway	0.3%	Continental Services	100.0%	4/30/2032	7/6/2033
Four Springs Net Lease Portfolio - 7850 Haggerty Road	0.3%	Continental Services	100.0%	5/24/2030	7/6/2033
Four Springs Net Lease Portfolio - 4125 State Route 22	0.3%	NYSEG	100.0%	12/5/2030	7/6/2033
Four Springs Net Lease Portfolio - 4400 South 76th Circle	0.3%	International Paper	100.0%	2/28/2029	7/6/2033
Four Springs Net Lease Portfolio - 8760 Mississippi Street	0.2%	Super Products	100.0%	12/31/2030	7/6/2033
Four Springs Net Lease Portfolio - 35710 Mound Road	0.2%	Continental Services	100.0%	5/24/2030	7/6/2033
Four Springs Net Lease Portfolio - 819 North Jefferson Avenue	0.2%	MedCo	100.0%	12/31/2027	7/6/2033
Four Springs Net Lease Portfolio - 3519 Wayland Drive	0.1%	Continental Services	100.0%	4/30/2032	7/6/2033

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.
●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.
●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,
(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,
(iii)	if the borrower fails to provide a designated number of parking spaces,
(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,
(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,
(vi)	if a tenant’s use is not permitted by zoning or applicable law,
(vii)	if the tenant is unable to exercise an expansion right,
(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,
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(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,
(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,
(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time, including due to lack of access or interruption of utilities,
(xiii)	if the borrower defaults on any other obligations under the lease, or
(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those tenants that each leases at least 20% of the net rentable square footage at any other Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Pacific Design Center Mortgage Loan (7.1%), Cedars Sinai Medical Center, the largest tenant at the Mortgaged Property, has the right to terminate its lease with respect to approximately 138,548 square feet of expansion space in the event (i) certain confirmations by the City of West Hollywood as described under “—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” are not obtained, or (ii) there is a negative impact to Cedars Sinai Medical Center’s rights under its various leases, including its permitted uses, its allocated parking or its operating expenses due to any pursuit by the borrower of an amendment to the site plan for the Mortgaged Property to, among other things, remove the Design Showroom Space Restriction described under “—Zoning and Use Restrictions,” in each instance subject to the Cedar Sinai Reimbursement Right described under “—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs.” In addition, the third largest tenant at the Mortgaged Property, Pluto, Inc., has an ongoing right to terminate its lease effective on or at any date after August 31, 2026 with at least 180 days prior written notice and payment of a termination fee equal to the sum of (i) the total amount of base rent abated pursuant to the lease, (ii) the landlord’s tenant improvement allowance contribution, and (iii) the brokerage commissions paid and payable by the landlord in respect of the lease, each amortized over the term of the lease using a straight-line method of calculation.
●	With respect to the Back Bay Office Mortgage Loan (5.5%), the second largest tenant, DraftKings Inc., has the right to terminate its lease as of the last day of the 7th lease year (March 10, 2026) with between 18 to 21 months written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs. The fourth largest tenant, Cooley, which leases 5.6% of the net rentable area, has the right to terminate its space on the 16th floor (14,562 SF) as of May 31, 2025 with between 12 to 18 months written notice and the payment of a termination fee.
●	With respect to the One & Two Commerce Square Mortgage Loan (4.4%), (a) the second largest tenant at the Mortgaged Property, Stradley, Ronon, Stevens & Young, representing approximately
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3.6% of the net rentable square footage, has the right to terminate its lease effective January 31, 2031, by providing notice on or before February 1, 2029 and paying a termination fee; (b) the fourth largest tenant at the Mortgaged Property, Wolters Kluwer Health, Inc., representing approximately 3.4% of the net rentable square footage, has the right to terminate its lease effective March 31, 2026 by providing notice on or before September 30, 2024 and paying a termination fee; and (c) the fifth largest tenant at the Mortgaged Property, Jazz Pharmaceuticals, Inc., representing approximately 3.1% of the net rentable square footage, has the right to terminate its lease effective December 31, 2025, by providing notice on or before December 31, 2024 and paying a termination fee.

●	With respect to the 3300 75th Avenue Loan (3.4%), the sole tenant at the Mortgaged Property, GSA, may void its lease if a person holding a federally-elected office directly or indirectly, regardless of whether such person took office before or after the execution of the lease, participates in or benefits from the lease or any part thereof. If the lease is voided pursuant to the foregoing, the borrower will remain liable to the tenant for all costs associated with relocating the tenant occupants from the leased premises to a replacement premises, including moving costs, furniture, fixtures and equipment costs, replication of tenant build-out costs, excess rental costs at the replacement premises for the remainder of the term of the voided lease; and all other direct and consequential damages and costs associated with the tenant relocating.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Fashion Village at Boca Park Mortgage Loan (4.0%), the third largest tenant, Cheesecake Factory Restaurant (“Cheesecake Factory”), may terminate its lease in the event that Cheesecake Factory's gross sales from the Fashion Village at Boca Park Mortgaged Property are less than $5,000,000 in any year and Cheesecake Factory has been continuously open for business by providing 12 months’ prior notice to the landlord within 90 days of the end of any fiscal year together with payment of a lease termination fee equal to the unamortized portion of the commission paid to Cheesecake Factory's broker plus the unamortized portion of any cash allowance paid to Cheesecake Factory, each of which amounts will be amortized on a straight-line basis over the initial term of Cheesecake Factory's lease.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Fashion Village at Boca Park Mortgage Loan (4.0%), if at any time during the lease term of the largest tenant, Recreational Equipment, Inc. (“REI”), less than 75% of the Fashion Village at Boca Park Mortgaged Property (excluding the parcel occupied by Living Spaces and any newly constructed buildings) is occupied for a period of 180 days or greater, REI may pay 50% of base rent in lieu of all base rent and percentage rent until such time that 75% of the Fashion Village at Boca Park Mortgaged Property is occupied. If less than 75% of the Fashion Village at Boca Park Mortgaged Property (excluding the parcel occupied by Living Spaces and any newly constructed buildings) is occupied for a period of 12 months, REI will have the option to terminate its lease.
●	With respect to the Miracle Mile Mortgage Loan (3.3%), the fifth largest tenant at the Mortgaged Property, H&M, exercised a co-tenancy clause in its lease in April 2023 due to the Mortgaged Property’s physical occupancy dropping below 85%. As a result, unless and until the Mortgaged
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Property achieves a physical occupancy (with tenants open for business) of at least 85%, then H&M is permitted to (i) pay 5% of gross sales in lieu of the underwritten base rent and (ii) terminate its lease effective in March 2024, instead of the original lease expiration date of January 31, 2027. The estimated annual difference between such reduced rent and the underwritten base rent is approximately $1.0 million. At origination, the borrower deposited with the lender $5,525,535.14 in a gap rent reserve in connection with the H&M lease (the “H&M Holdback Reserve”). If H&M terminates its lease, there can be no assurance that the space will be re-let in a timely manner or at all. There can be no assurance that the co-tenancy clause will be cured before H&M vacates the space or that the H&M Holdback Reserve will be sufficient to offset losses that might result from H&M’s reduced rent and vacancy.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time or, may otherwise not require certain of the tenants to continuously operate their spaces during the terms of their leases. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark or is otherwise not required to continuously operate its spaces:

●	With respect to the Novolex Portfolio Mortgage Loan (9.9%), pursuant to the Novolex Lease, Novolex, the sole tenant at each Mortgaged Property in the portfolio of Mortgaged Properties, has the right to cease operations at one or more of the related Mortgaged Properties provided that Novolex may not go dark at a portion of the Mortgaged Properties in excess of the lesser of (i) three individual Mortgaged Properties or (ii) such portion of the Mortgaged Properties that, in the aggregate, does not exceed 25% of the base rent for such Mortgaged Properties, based on the allocation of base rent for the Mortgaged Properties at the time of the commencement of the applicable “go dark” period.
●	With respect to the Back Bay Office Mortgage Loan (5.5%), the largest tenant, Wayfair, which leases 27.8% of the net rentable area has gone dark in its space; however, as of the origination date such tenant was paying full rent.
●	With respect to the 3300 75th Avenue Loan (3.4%), if the sole tenant at the Mortgaged Property, GSA, fails to occupy any portion of the office portion of its leased premises or vacates the office portion of its leased premises in whole or in part prior to expiration of the term of the lease, the rental rate will be reduced by that portion of the costs per square foot of operating expenses not required to maintain the space, which rate will be negotiated. The rent reduction will occur after the tenant gives 30 calendar days’ prior notice to the borrower and will continue until the tenant occupies the vacant premises or the lease expires or is terminated.

There may be other tenant leases that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants

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that are party to a government contract frequently have termination options related to termination or cessation of such government contract.

Other Tenant Termination Issues

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

With respect to the Lake Zurich Retail Portfolio Mortgage Loan (5.8%), the lease for the largest tenant at the Deerpath Commons Mortgaged Property, House of Hope, representing approximately 21.3% of the net rentable square footage at the Deerpath Commons Mortgaged Property, contains an exclusivity clause which prevents future tenants at the Deerpath Commons Mortgaged Property from reselling used goods or engaging in other uses consistent with House of Hope’s business. Such tenant has the option to abate its rent and terminate its lease upon 60 days’ prior written notice following a breach of such exclusivity clause.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the Back Bay Office Mortgage Loan (5.5%), the largest tenant, Wayfair, which leases 27.8% of the net rentable area (and has gone dark in its space) has subleased 19,523 square feet of its space to Drift.com through December 31, 2024. In addition, Wayfair is currently marketing 156,476 square feet of its remaining space for sublease.
●	With respect to the One & Two Commerce Square Mortgage Loan (4.4%), the largest tenant at the Mortgaged Property, Price Water House Coopers LLP, which leases approximately 7.3% of the net rentable area and 9.4% of the underwritten gross rent has subleased 23,037 square feet of its space to Jewish Federation of Greater Philadelphia, which sublease is scheduled to expire April 29, 2030.
●	With respect to the One & Two Commerce Square Mortgage Loan (4.4%), the third largest tenant, Pond Lehocky Giordano Disability, which leases approximately 3.5% of the net rentable area and 3.8% of the underwritten gross rent has subleased 15,838 square feet of its space to Morgan & Morgan Philadelphia, LLC, which sublease is scheduled to expire January 31, 2036.
●	With respect to the Miracle Mile Mortgage Loan (3.3%), the fourth largest tenant at the related Mortgaged Property, PH Race and Sports Book, has subleased approximately 3,500 square feet of its 19,647 square foot space to Chick-Fil-A. There can be no assurance that such space will continue to be subleased or that the PH Race and Sports Book will continue to pay rent.
●	With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the sole tenant at each of the following Mortgaged Properties, Burger King #03685 - Kansas City, MO, Burger King #02643 - Gladstone, MO, Burger King #12313 - Roeland Park, KS, Burger King #06906 - Warrensburg, MO, Burger King #04330 - Kansas City, MO, Burger King #02831 - Olathe, KS and Burger King #12264 - Mission, KS, GPS Hospitality Partners IV, LLC, has subleased the applicable Mortgaged Property to Tasty King of Missouri, LLC. Tasty King of Missouri, LLC has failed to pay rent or real estate taxes under such subtenant’s sublease since January 2023.
●	With respect to the One Campus Martius Mortgage Loan (2.6%), according to the borrower sponsor, the second largest tenant at the related Mortgaged Property, Centene Management, a successor-in-interest to Meridian Health since June 29, 2022, and occupying approximately 266,001 square feet representing 19.6% of the net rentable area, has listed its entire leased space at the related Mortgaged
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Property on the market for sublease, though no prospective subtenant has been identified as of the Cut-off Date. As of the Cut-off Date, Centene Management is in occupancy and paying rent.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Seagate Campus Mortgage Loan (9.5%), the lease for the sole tenant, Seagate, expires May 31, 2028. The tenant has two options to extend the term of such tenant’s lease, one of which, known as “Extension Option A” under such tenant’s lease, would extend the term for a period of ten years from the initial expiration date, following which the tenant will be entitled to a $40,000,000 rent credit, to be applied against monthly payments of rent commencing with the first payment due under the extended term until exhausted. The tenant must exercise either of its options to extend the term by delivering notice to the borrower at least 15 months prior to the initial expiration date. To the extent that such tenant exercises Extension Option A under such tenant’s lease, then commencing on the monthly payment date under the Seagate Campus Mortgage Loan occurring in March 2027, and ending with the monthly payment date occurring in June 2028, the borrower will be required to deposit on each monthly payment date an amount equal to approximately $1,159,492 into a free rent account.
●	With respect to the Pacific Design Center Mortgage Loan (7.1%), Cedars Sinai Medical Center, the largest tenant at the Mortgaged Property, has executed a lease amendment (the “Fifth Blue Amendment”) for but is not yet in occupancy of an additional 138,548 square feet of space (the “Cedars Sinai Expansion Space”). The borrower has delivered possession of the Cedars Sinai Expansion Space to Cedars Sinai Medical Center; however, Cedars Sinai Medical Center has not yet commenced completion of its related build-out (the “Cedars Sinai Tenant Improvements”). No later than the date on which Cedars Sinai Medical Center submits plans and specifications for the Cedars Sinai Tenant Improvements on any portion of the Cedars Sinai Expansion Space, the borrower is required to use best efforts to obtain confirmation from the City of West Hollywood (the “City”) that, among other things, (x) Cedar Sinai Medical Center may lawfully use the entirety of the Cedars Sinai Expansion Space for the permitted uses set forth in its lease, including laboratory space, and (y) that the Design Showroom Space Restriction described under “—Zoning and Use Restrictions” is satisfied (the “City Confirmation”). In the event the City does not issue the City Confirmation within 60 days of the date on which Cedars Sinai Medical Center delivers notice to the borrower of a failure to obtain the City Confirmation as set forth in the preceding sentence, Cedars Sinai Medical Center may terminate its lease with respect to the Cedars Sinai Expansion Space on 10 days’ prior written notice. At the time of any such termination described in this paragraph, the borrower will be required to reimburse Cedars Sinai Medical Center for all of its reasonable actual out of pocket costs and expenses incurred in connection with the Fifth Blue Amendment (including rent paid thereunder prior to the date of termination), certain project conformity review approvals from the City, and its design, planning and engineering efforts associated with the Cedars Sinai Expansion Space (the “Cedars Sinai Reimbursement Right”). If the borrower fails to reimburse Cedars Sinai Medical Center for the foregoing costs and expenses within 10 business days of demand, Cedars Sinai Medical Center will be entitled to offset the same against rents coming due under its other leases at the Mortgaged Property. Cedars Sinai Medical Center is anticipated to take occupancy of and is required to commence paying rent on approximately 127,237 square feet of the Cedars Sinai Expansion Space by July 1, 2023 and the remaining 11,311 square feet of the Cedars Sinai Expansion Space by January 1, 2024. There can be no assurance that Cedars Sinai Medical Center will take occupancy of or commence paying rent on the Cedars Sinai Expansion Space as expected or at all. At origination, the borrower deposited with the lender approximately $9,729,298 for free rent and $1,772,860 for gap rent outstanding for certain tenants, including Cedars Sinai Medical Center.
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●	With respect to the Back Bay Office Mortgage Loan (5.5%) at origination approximately $9,854,159 was deposited into a free rent reserve, representing free or gap rent for 6 tenants including the third largest tenant, Summit Partners, which leases approximately 6.1% of the net rentable area, and is in a free rent period for 54,416 square feet of its space through November 2023.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example, among the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 50% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the Lake Zurich Retail Portfolio Mortgage Loan (5.8%), the largest tenant at the Deerpath Commons Mortgaged Property, House of Hope, representing approximately 21.3% of the net rentable square footage at such Mortgaged Property, is a charitable institution. The second largest tenant at the Deerpath Court Mortgaged Property, Goodwill Retail Services, Inc., representing approximately 16.1% of the net rentable square footage at such Mortgaged Property, is a charitable institution.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties securing the 15 largest Mortgage Loans:

●	With respect to the Novolex Portfolio Mortgage Loan (9.9%), the Novolex Lease provides that upon the expiration of the initial term of the Novolex Lease on February 14, 2043, the tenant will have the option to purchase all of the leased premises (i.e. the Mortgaged Properties), provided that the tenant
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has given the landlord at least 12 months’ notice, which notice includes the tenant’s calculation of the purchase price. The purchase price for the exercise of the purchase option is the greater of (A) the fair market value of the Mortgaged Properties as determined pursuant to appraisals and (B) an amount determined by dividing (1) the total annual base rent in effect for the entire lease year immediately prior to the expiration of the initial term, increased by 3%, by (2) a capitalization rate of 7.45%. The Novolex Lease provides that the tenant’s purchase option rights are subject and subordinate to and will not restrict or prohibit (a) any sale of the leased premises by the landlord in accordance with the terms of the Novolex Lease, whether prior to or following the expiration date (provided, that prior to the expiration date, any conveyance of the leased premises by the landlord will be subject to the tenant's rights under the Novolex Lease), (b) any mortgage or other hypothecation of the landlord's interest in the leased premises, (c) any sale of the leased premises by any person pursuant to a private power of sale under or judicial foreclosure or judicial sale of any mortgage or other security instrument or device to which the landlord's interest in the leased premises is now or hereafter subject, or (d) any transfer of the landlord's interest in the leased premises to a lender, a beneficiary under a deed of trust or other holder of a security interest therein or any of their respective designees by deed in lieu of foreclosure.

●	With respect to the Four Springs Net Lease Portfolio Mortgage Loan (5.5%), the single tenant at each of the (1) 3251 Gila Ridge Road Mortgaged Property, (2) 1313 &1422 Campbell Street Mortgaged Property, (3) 11686 Upper River Road Mortgaged Property, (4) 2495 Doctor F. E. Wright Drive Mortgaged Property, (5) 2435 Prairie Road Mortgaged Property and (6) 199 and 203 Finley Road Mortgaged Property, has a right of first refusal to purchase such Mortgaged Property. Such right of first refusal is not exercisable in connection with the lender exercising its remedies or selling any of the Mortgaged Properties out of foreclosure, but would apply to subsequent transfers.
●	With respect to the Seagate Campus Mortgage Loan (9.5%), the lease for the sole tenant, Seagate, expires May 31, 2028. The tenant has two options to extend the term of such tenant’s lease, one of which, known as “Extension Option B” under such tenant’s lease, would extend the term for a period of five years from the initial expiration date, during which extended period such tenant will have an ongoing right of first offer to purchase the Mortgaged Property upon the borrower’s election to sell the Mortgaged Property. The tenant will have an additional option to extend the term for 10 years following the initial five year extension period; however, such right of first offer is only applicable to the initial five year extension period. The second extension option, known as “Extension Option A” under such tenant’s lease, would extend the term for a period of ten years from the initial expiration date, following which the tenant will be entitled to a $40,000,000 rent credit, to be applied against monthly payments of rent commencing with the first payment due under the extended term until exhausted. Pursuant to a subordination, non-disturbance and attornment agreement, Seagate has agreed that such right of first offer will be expressly inapplicable to the exercise of any remedies under the related mortgage, including: (i) a purchase of the Mortgaged Property (or any portion thereof) at a foreclosure sale, (ii) a transfer of the Mortgaged Property (or any portion thereof) to the lender or its designee pursuant to a deed-in-lieu of foreclosure, or (iii) any subsequent sale of the Mortgaged Property (or any portion thereof) by the lender or its designee after such foreclosure or deed-in-lieu of foreclosure. The tenant must exercise either of its options to extend the term by delivering notice to the borrower at least 15 months prior to the initial expiration date.
●	With respect to the Courtyard Marriott Goleta Mortgage Loan (3.1%), the related Mortgaged Property is subject to a management agreement (the “CMG Management Agreement”) with Courtyard Management Corporation (“CMC”), an affiliate of Marriott International, Inc., expiring December 31, 2032. Pursuant to the CMG Management Agreement, CMC has a right of first negotiation in the event the borrower sponsor decides to sell the Courtyard Marriott Goleta Mortgaged Property to a third party. Prior to offering the Courtyard Marriott Goleta Mortgaged Property for sale or negotiating a sale with any third party, the borrower sponsor is required to give CMC notice of such decision and afford CMC 45 days to attempt to negotiate a mutually satisfactory agreement for purchase of the Courtyard Marriott Goleta Mortgaged Property. A sale to a third party does not include any transfer, sale or assignment to the lender or to a sale at foreclosure under a mortgage or a deed in lieu thereof but does include subsequent transfers. If, after expiration of the 45-day period the borrower sponsor and CMC are not willing or able to enter into a mutually acceptable agreement for purchase of the Courtyard Marriott Goleta Mortgaged Property, the borrower sponsor may sell the Courtyard Marriott Goleta Mortgaged Property to a third party on terms and conditions not materially more favorable to
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such third party than the borrower sponsor was willing to sell the Courtyard Marriott Goleta Mortgaged Property to CMC. If the borrower sponsor has not closed the sale of the Courtyard Marriott Goleta Mortgaged Property within 180 days following the expiration of the 45-day negotiation period, the borrower sponsor will again be obligated to comply with CMC’s right of first negotiation prior to any subsequent proposed sale of the Courtyard Marriott Goleta Mortgaged Property.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the Soho Beach House Miami Mortgage Loan (5.5%), the Mortgaged Property is managed pursuant to an operating lease (the “Operating Lease”) with Soho House Beach House LLC (the “Operating Tenant”), which is an affiliate of the related borrower. The Operating Lease expires in May 2036. The Operating Tenant is required to deposit all revenue generated by the Mortgaged Property into the related clearing account. The Operating Lease is subordinate to the Mortgage Loan. In connection with the Operating Lease, Soho House & Co. Limited (the “Licensor”) and US AcquireCo, Inc., each an upper-tier entity related to the borrower and the Operating Tenant, delivered guaranties to the borrower for the payment of all sums due by Operating Tenant and performance of all obligations of the Operating Tenant under the Operating Lease; provided, that each guaranty will automatically terminate in the event that Operating Tenant is no longer owned or controlled by the Licensor. However, there can be no assurance that the guarantors will be in a position to fulfill their obligations with respect to any such guaranties. See “Description of the Mortgage Pool—Property Types” for additional information.
●	With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), one of the two borrowers, JL Holdings I, LLC owns 90 of the related Mortgaged Properties, and the other borrower, JL Group Holdings I, LLC owns the remaining 9 Mortgaged Properties. All 99 Mortgaged Properties are leased to GPS Hospitality Partners IV, LLC pursuant to two separate master leases each of which expires June 5, 2034. Pursuant to the terms of the master leases, the tenant must use each Mortgaged Property solely for the operation of a restaurant in accordance with a franchise, license and/or area development agreement with Burger King Corporation and for no other purpose. GPS Hospitality Partners, IV operates the related Mortgaged Properties under the Burger King franchise pursuant to separate franchise agreements. Neither the borrower nor the lender has the right to cure defaults under the individual Burger King franchise agreements. Further, without the GPS Hospitality Partners IV, LLC’s prior written consent, which may not be unreasonably withheld, conditioned or delayed, the borrower may not amend or agree to amend any of the provisions of the Mortgage Loan agreement or the environmental indemnity agreement entered into in connection with the origination of the Mortgage Loan in each case to the extent they affect the rights and obligations of the tenant under the applicable master lease.
●	With respect to the One Campus Martius Mortgage Loan (2.6%), each of the largest tenant, Rocket Mortgage, the third largest tenant, Rock Ventures, the fourth largest tenant, Building Amenities Wellness Center LLC, the sixth largest tenant, Building Amenities Daycare LLC, the seventh largest tenant, Toast Entertainment (Event Space Floor), the ninth largest tenant, Building Amenities Cafeteria LLC, and the thirteenth largest tenant, StockX, LLC, which collectively lease approximately 58.2% of the net rentable area at the Mortgaged Property, are affiliates of the borrower.
●	With respect to the Deerbrook Medical Center Mortgage Loan (1.8%), 8 of the 12 tenants at the Mortgaged Property, representing approximately 75.5% of the net rentable area at the Mortgaged Property, are affiliates of the borrower sponsors for which the borrower sponsors have personally guaranteed such tenants’ respective leases.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

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Other Tenant Issues

With respect to the Novolex Portfolio Mortgage Loan (9.9%), the Novolex Lease prohibits the owner of the Mortgaged Properties from transferring such Mortgaged Properties to a Tenant Competitor. A “Tenant Competitor” is any person which (x) operates a business in the United States, Canada, Mexico, South America, Central America, Europe, Asia, and/or any other geographic areas in which Novolex and/or its affiliates conduct business at the applicable time, in the manufacture, merchandising, distribution, service, or sale of any products or goods of the same or substantially similar type or nature as, or otherwise competitive with, those which are known to be manufactured, merchandised, distributed, serviced or sold by the Novolex and/or any affiliate of Novolex, or (y) is in active, ongoing and material litigation adverse to Novolex; provided, however, that for the avoidance of doubt, a private equity sponsor or other financial institution, fund or REIT which owns real estate properties or portfolios, some of which are occupied by a Tenant Competitor, will not be a “Tenant Competitor” or a prohibited transferee of the landlord by virtue of such ownership. The Novolex Lease provides that such restriction will not apply to a sale to or by the landlord’s mortgagee or during an event of default under the Novolex Lease. However, such restriction would apply to a transfer following a sale by the landlord’s mortgagee.

With respect to the Seagate Campus Mortgage Loan (9.5%), the lease for the sole tenant, Seagate, provides that, as long as (x) one of Seagate Technology Holdings, any affiliate of the foregoing, or the sole tenant is occupying the entire leased premises, (y) the sole tenant has not vacated its premises, and (z) there exists no ongoing event of default under such tenant’s lease, if the borrower undertakes any (i) sale, transfer, assignment or other disposition of all or any portion of the Mortgaged Property, or (ii) sale, assignment, transfer or other disposition of all or any portion of the direct equity interest in any of the borrower or certain direct and indirect owners of the borrower to a bona fide third party if such sale, assignment, transfer or other disposition is for fair market value of what a bona fide third party would pay, then the borrower is obligated to pay to the sole tenant an amount equal to 20% of the positive difference, if any, between the proceeds of such sale, transfer or assignment and $260,000,000 (provided that if the borrower exercises its right to recapture a certain unimproved parcel under the sole tenant’s lease, such amount will be reduced to $250,000,000). Pursuant to the terms of the sole tenant’s lease, such right is inapplicable to a third-party foreclosure or deed-in-lieu of foreclosure or similar proceeding on a mortgage encumbering the Mortgaged Property.

With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.8%), one of the two borrowers, JL Holdings I, LLC owns 90 of the related Mortgaged Properties, and the other borrower, JL Group Holdings I, LLC owns the remaining 9 Mortgaged Properties. All 99 Mortgaged Properties are leased to GPS Hospitality Partners IV, LLC pursuant to two separate master leases each of which expires June 5, 2034. GPS Hospitality Partners IV, LLC operates the related Mortgaged Properties under the Burger King franchise pursuant to separate franchise agreements. The related Burger King at each of the following Mortgaged Properties is currently closed: Burger King #01917 - Vidalia, LA, Burger King #02831 - Olathe, KS, Burger King #03685 - Kansas City, MO, Burger King #04330 - Kansas City, MO, Burger King #09259 - Gulf Breeze, FL and Burger King #12753 - Slidell, LA. In addition, during such time and under such circumstances upon which the borrower elects to prepay the Mortgage Loan in full and, if required by the Mortgage Loan documents, the lender has consented to such prepayment, the tenant may terminate each master lease upon 90 days prior written notice and payment of a termination fee equal to the total amount payable by borrower to lender to effect a release of the borrower’s interest in every Mortgaged Property from the lien of the related mortgage.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

Insurance Considerations

In the case of 157 Mortgaged Properties, which secure, in whole or in part, 20 Mortgage Loans (91.3%), the related borrowers (or in the case of certain of the Mortgage Loans, the related tenants) maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

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●	With respect to the Novolex Portfolio Mortgage Loan (9.9%), the Mortgage Loan documents permit the borrower to rely on insurance provided by the sole tenant, Novolex, so long as such insurance otherwise meets the requirements of the Mortgage Loan documents; provided that the tenant’s deductible for all risk property insurance, commercial general liability insurance and boiler/equipment breakdown insurance may be up to $500,000 so long as the tenant is Novolex and the tenant has delivered a letter of credit meeting the requirements of the Novolex Lease which has an undrawn face value of at least $250,000 and is either issued by the original issuer of such a letter of credit (subject to the conditions below) or is issued by an issuer rated A+ by S&P and Fitch and A-1 by Moody’s. Novolex has delivered a letter of credit in the amount of $250,000 from Credit Suisse Group AG, which may remain the issuer of such letter of credit so long as it is not downgraded by any rating agency below its ratings as of the origination date of “Baa2” by Moody’s, “BBB-” by S&P and “BBB” by Fitch; provided that such ratings requirement will be removed if the LOC Confirmation (as defined below) is delivered by the borrower. The borrower is required under the Mortgage Loan documents, for 120 days following the origination date, to use best efforts to obtain written confirmation from UBS Financial Services, the successor to Credit Suisse Group AG, that it will honor such letter of credit (the “LOC Confirmation”).
●	With respect to the Seagate Campus Mortgage Loan (9.5%), the sole tenant at the Mortgaged Property, Seagate, may provide all of the insurance coverages required under the Seagate Campus Mortgage Loan documents, provided that, among other conditions, (i) such tenant’s lease is in full force and effect, (ii) the insurance being provided by such tenant satisfies the terms of the Seagate Campus Mortgage Loan agreement except with respect to such tenant’s property deductible, which may be no greater than $1,000,000 and general liability deductible which may be no greater than $100,000; (iii) such tenant remains fully liable for the insurance-related obligations and liabilities under its lease, and (iv) the lender is named as a mortgagee/loss payee on insurance policies maintained by such tenant.
●	With respect to the Four Springs Net Lease Portfolio Mortgage Loan (5.5%), the borrowers may rely on insurance provided by tenants under triple net leases (including those leases in effect at origination), so long as either such insurance complies with the requirements of the loan documents, or the borrowers obtain excess and contingent coverage so as to bring the insurance coverage in compliance with the loan documents.
●	With respect to the Soho Beach House Miami Mortgage Loan (5.5%), at origination of the Mortgage Loan, the borrower deposited $40,439,366 (the “Named Storm Coverage Amount”) into a named storm coverage reserve to be used to provide named storm insurance coverage. On or prior to April 1, 2024, borrower must obtain a policy for losses caused by any type of named storm for the borrower and the Mortgaged Property, which policy must (i) comply with the insurance provisions of the Mortgage Loan documents, (ii) insure the Mortgaged Property in an amount, which, when added to the balance of the Named Storm Coverage Amount, is equal to $90,439,366 (the “Total Insured Value”), (iii) provide for a premium of not more than $1,500,000 (the “Named Storm Coverage Premium Cap”), and (iv) provide for an allocation to the Mortgaged Property of not more than $180,000 (any such policy complying with the foregoing (i) through (iv), a “Qualified Named Storm Policy”). The lenders are required, upon receipt of an invoice for same, to disburse the amount of the premium payable, in an amount not to exceed the Named Storm Coverage Premium Cap, on any Qualified Named Storm Policy to the borrower. In the event that the borrower provides evidence to the lenders of a fully bound Qualified Named Storm Policy with respect to the Mortgaged Property, the Named Storm Coverage Amount (less any premiums paid therefrom) is required to be released to the borrower. In the event that the borrower elects to purchase a policy for named storm coverage in an amount less than the Named Storm Coverage Amount on or before April 1, 2024, the Named Storm Coverage Amount will be reduced by the positive difference between (x) the Total Insured Value and (y) the amount of the coverage purchased, and the remainder will continue to constitute the Named Storm Coverage Amount for the remainder of the term of the Mortgage Loan. In the event that the borrower does not purchase a Qualified Named Storm Policy or to the extent the Named Storm Coverage Amount is reduced in accordance with the preceding sentence, the Named Storm Coverage Amount will not be released to the borrower and will remain collateral for the Mortgage Loan. After the Cut-off Date, according to the loan sponsor, the borrower purchased a fully bound Qualified Named Storm Policy, evidence of which was delivered to the lender, and, in accordance with the requirements set forth in the Mortgage Loan documents as described herein, the borrower has requested release
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of the Named Storm Coverage Amount. The lender is currently reviewing documentation delivered to date for consistency with requirements set forth in the Mortgage Loan documents and, assuming compliance with applicable provisions, the related reserve is expected to be released on the Closing Date or shortly thereafter.
●	With respect to the J&O Industrial Facility Mortgage Loan (2.9%), the Mortgage Loan documents permit the mortgagor to rely on certain insurance coverages provided by the sole tenant at the related Mortgaged Property, Japs-Olson (or any tenant pursuant to an approved substitute lease), provided that certain conditions set forth in the Mortgage Loan documents are satisfied. In the event of a casualty, unless Japs-Olson terminates its lease in accordance with the terms and conditions thereunder, such lease requires insurance proceeds to be applied to the restoration of the related Mortgaged Property (and not to the payment of the outstanding principal balance of the Mortgage Loan) with the lender having the right to hold and disburse insurance proceeds in excess of $2,000,000.
●	With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), the Mortgaged Properties are leased to GPS Hospitality Partners IV, LLC pursuant to two separate master leases, each of which expires June 5, 2034. The lender has agreed to accept insurance provided by the master tenant under each master lease in lieu of insurance required under the related loan agreement, provided that, among other conditions, such insurance satisfies the rating requirements set forth in the Jaylor - Burger King Portfolio Mortgage Loan agreement.
●	With respect to the One Campus Martius Mortgage Loan (2.6%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the condominium association to the extent that the borrower maintains a “master” or “blanket” policy (the “Condominium Policy”) on the improvements relating to the condominium units and/or the condominium common elements which provides insurance coverage in the amounts, for the periods, by companies and against the hazards described in the Mortgage Loan documents, including fire and hazards included within the term “extended coverage”, and is otherwise in form and substance reasonably satisfactory to the lender, in which case, the borrower’s obligation under the Mortgage Loan documents to maintain hazard insurance coverage on the condominium units (including, but not limited to all condominium common elements) will be deemed satisfied to the extent that the required coverage is provided by the Condominium Policy.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the Pacific Design Center Mortgage Loan (7.1%), as a condition to the conversion and use of certain former design showroom space as laboratory space by Cedars Sinai Medical Center, the largest tenant at the Mortgaged Property, the City of West Hollywood requires the borrower to maintain at least 155,772 square feet of vacant design showroom space at the Mortgaged Property
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(the “Design Showroom Space Restriction”) to assure conformity to the site plan governing the Mortgaged Property. The Mortgage Loan documents require the borrower to cause the Mortgaged Property to comply with the Design Showroom Space Restriction.

●	With respect to the 3300 75th Avenue Mortgage Loan (3.4%), the use at the property is legal conforming until April 1, 2032 at which point the use will be deemed legal non-conforming. If the Mortgaged Property is partially or totally destroyed because of a casualty event, the borrower’s right to rebuild the building as it is currently built is conditioned upon several factors and the building may be required to be rebuilt in conformance with the current zoning code.
●	With respect to the Harborside 2-3 Mortgage Loan (2.8%), pursuant to a municipal zoning letter delivered in connection with the origination of the Mortgage Loan, the restoration of the Mortgaged Property following a casualty is subject to approval of the local planning board.
●	With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), each of the Mortgaged Properties are leased to GPS Hospitality Partners IV, LLC pursuant to two separate master leases each of which expires June 5, 2034. Pursuant to the terms of the master leases, the tenant must use each Mortgaged Property solely for the operation of a restaurant in accordance with a franchise, license and/or area development agreement with Burger King Corporation and for no other purpose. GPS Hospitality Partners, IV operates the related Mortgaged Properties under the Burger King franchise pursuant to separate franchise agreements. Neither the borrower nor the lender has the right to cure defaults under the individual Burger King franchise agreements.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-1A to this prospectus, Sponsor representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-2A to this prospectus and Sponsor representations and warranties no. (26) (Local Law Compliance) and no. (27) (Licenses and Permits) on Annex E-3A to this prospectus and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A, respectively, to this prospectus).

In addition, certain Mortgaged Properties may be subject to use restrictions imposed in connection with addressing environmental concerns. See “—Environmental Considerations”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1B, Annex E-2B or Annex E-3B to this

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prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to the Novolex Portfolio Mortgage Loan (9.9%), the environmental indemnitor will not be liable to any indemnified party for any losses to the extent that a Qualified Environmental Policy (as defined below) has been delivered to the lender, the Qualified Environmental Policy covers the Mortgaged Property in question and the Qualified Environmental Policy covers the applicable loss in full. However, the indemnified parties may seek claims against the indemnitor if the insurer declines coverage for any claim under such Qualified Environmental Policy or fails to pay insurance proceeds to the indemnitee within 120 days of making a claim. A “Qualified Environmental Policy” means an environmental insurance policy acceptable to the lender in its sole discretion, which names lender as the “named insured” or an “additional insured”; provided that the lender acknowledges that the environmental policy from Great American E&S Insurance Company that was in place at origination is a Qualified Environmental Policy so long as it continues to satisfy the requirements of the loan documents. See “—Environmental Considerations” for a description of such policy.
●	With respect to the Seagate Campus Mortgage Loan (9.5%), the nonrecourse carve-out guarantor, Kato Road Cypress Holdings, LLC, is a newly formed Delaware limited liability company, the only asset of which (aside from such guarantor’s indirect interest in the Mortgaged Property) is an equity commitment of an affiliated entity in the amount of $50 million.
●	With respect to the Fashion Valley Mall Mortgage Loan (9.4%), while the single-purpose entity borrower and guarantor are obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate environmental indemnity agreement was executed by the borrower or guarantor. In addition, for so long as Simon Property Group, L.P., Simon Property Group, Inc. (together with Simon Property Group, L.P., “Simon Key Principal”), PPF Retail, LLC or an affiliate of Simon Key Principal (provided such affiliate satisfies the definition of a “Replacement Guarantor” under the Mortgage Loan documents), the non-recourse carveout guarantor's liability is limited to 20% of the Mortgage Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender's rights under such guaranty.
●	With respect to the Miracle Mile Mortgage Loan (3.3%), the aggregate liability of the guarantor under the related non-recourse carve-out guaranty for any bankruptcy-related events causing full recourse liability is subject to a cap of $100,000,000. In addition, with respect to voluntary transfers of either the Mortgaged Property or equity interests in the borrower made in violation of the Mortgage Loan documents, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse).
●	With respect to the J&O Industrial Facility Mortgage Loan (2.9%), the aggregate liability of (i) (A) the guarantors under the related guaranty and environmental indemnity agreement (there is no environmental non-recourse carveout under the Mortgage Loan documents separate from the environmental indemnity agreement) and (B) the borrower under the related non-recourse carve-out obligations contained in the Mortgage Loan documents and the environmental indemnity agreement, will be capped and in no event exceed the lesser of (x) the original principal balance of the Mortgage Loan, and (y) the then outstanding principal balance of the Mortgage Loan, together with accrued interest and all other obligations and liability of the borrower under the Mortgage Loan documents, including all transaction costs, yield maintenance premiums and late fees, and (ii) the guarantor under the environmental indemnity agreement will be capped at and in no event exceed an amount equal to the then outstanding principal balance of the Mortgage Loan. In addition, the liability of each of the related guarantors is several (and not joint and several) and is capped at such guarantor’s percentage share of the indirect ownership interest in the borrower.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may

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be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Novolex Portfolio - 800 Koomey Road Mortgage Loan (0.7%), the sole tenant, Novolex, benefits from a five year tax abatement from the City of Brookshire that commenced January 1, 2022, which provides for a 100% tax abatement for the first two years, 75% tax abatement for the third year, 50% tax abatement for the fourth year, and 30% tax abatement for the fifth year. In the event of Novolex’s breach of the tax abatement agreement, or failure to pay other ad valorem taxes, the City of Brookshire has the right to receive repayment of the tax benefits, plus interest and penalties. Any such amounts due to the City of Brookshire would result in a lien on the Mortgaged Property. The Mortgage Loan documents require that any tax lien on the Mortgaged Properties must be either discharged by the borrower or contested in accordance with the terms of the Mortgage Loan documents.

With respect to the Soho Beach House Miami Mortgage Loan (5.5%), the Mortgaged Property is managed pursuant to an operating lease (the “Operating Lease”) with Soho House Beach House LLC, an affiliate of the related borrower (the “Operating Tenant”). The lenders received an equity pledge in the Operating Tenant and, upon the occurrence and existence of an event of default under the Mortgage Loan, the lenders have the right to foreclose on such equity pledge and control the Operating Tenant. Because the equity interest in the Operating Tenant may not qualify as an interest in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure, the REMIC regulations may restrict the issuing entity from taking title to such pledged equity interest. Therefore, upon the occurrence of an event of default under the Mortgage Loan and an ensuing foreclosure with respect to the Mortgage Loan, the pooling and servicing agreement may not permit the issuing entity to take title to such equity interest (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell the equity interest and apply the proceeds toward the repayment of the Mortgage Loan. Depending on market conditions, the proceeds from the sale of the equity interest could be less than the proceeds that would be received if the special servicer had foreclosed on the equity interest and sold it at a later date. Please see “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for additional information.

In addition, with respect to the Soho Beach House Miami mortgage loan (5.5%), the related resort includes certain membership units that are currently enrolled in a management agreement administered by the hotel. The mortgage loan is secured in part by, subject to the terms of the related management agreement, a pledge of revenue from the rental of such membership units. Because such rental revenues likely will not qualify as interests in real

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property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure, the REMIC regulations likely will restrict the issuing entity from taking title to such pledged revenue interests. Therefore, upon the occurrence of an event of default under the related mortgage loan and an ensuing foreclosure with respect to such mortgage loan, the pooling and servicing agreement will not permit the issuing entity to take title to any such revenue (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law to continue to receive such revenue or (ii) sell the interest in such revenue and apply the proceeds toward the repayment of such mortgage loan. Depending on market conditions, the proceeds from the sale of the interest in such revenue could be less than the proceeds that would be received if the special servicer had foreclosed on such revenue and sold them at a later date. Furthermore, if the issuing entity were to take title to the mortgaged property, under REMIC regulations, the rental of the non-owned hotel rooms, as well as the operations of the golf courses, would need to be operated by an independent contractor, and notwithstanding such operation, such rents would be taxable at the corporate rate, which would reduce amounts available for distribution to certificateholders. See “Description of the Mortgage Pool—Property Types—Hospitality Properties”.

With respect to the Miracle Mile Mortgage Loan (3.3%), the Overlease Space described under “—Statistical Characteristics of the Mortgage Loans—Property Types—Retail Properties” is part of a tax parcel occupied by the adjacent, non-collateral Planet Hollywood Resort and Casino that includes property that is not part of the related Mortgaged Property.

With respect to the Harborside 2-3 Mortgage Loan (2.8%), in connection with the acquisition of the Mortgaged Property, the borrower sponsors also acquired an approximately 437,000 square foot office building that is fully vacant which adjoins the Mortgaged Property and certain other parcels of land that adjoin the Mortgaged Property and said office building. Such adjoining property is not a part of the collateral for the Mortgage Loan. Additionally, in connection with the acquisition of the Mortgaged Property (and such adjoining property), an entity wholly owned and controlled by one of the borrower sponsors and nonrecourse carveout guarantors, Mark Karasick, entered into a purchase agreement relating to two liquor licenses held by an affiliate of the seller which related to the operation of ancillary food and beverage services at the Mortgaged Property. The transfer of said licenses is subject to compliance with applicable local law and approval thereof had not occurred as of the date of origination of the Harborside 2-3 Mortgage Loan. In connection therewith, the lender received, as additional security for the Harborside 2-3 Mortgage Loan, an equity pledge in the anticipated holder of the liquor licenses (the “Liquor Licensee”). As pledged interests in less than 100% of the Liquor Licensee may not qualify as interests in real property, it is expected that the issuing entity, as a REMIC trust, would not be able to foreclose on such pledged interests. Additionally, because a REMIC trust cannot enter into a partnership with any third party, any post-foreclosure organizational structure may not be able to include the Liquor Licensee. While the issuing entity is permitted to foreclose on the mortgage, doing so may result in the loss of the liquor licenses.

With respect to the One Campus Martius Mortgage Loan (2.6%), in connection with the creation by the State of Michigan of a plan to enable the revitalization of certain brownfield properties and the related developments of four projects located in the City of Detroit (the “Transformational Project Sites”), including the expansion of the Mortgaged Property which was completed in 2020, Bedrock Management Services, LLC, a borrower sponsor affiliate, as the developer (the “Developer”), entered into a reimbursement agreement (the “Reimbursement Agreement”) with the City of Detroit Brownfield Redevelopment Authority, the Michigan Strategic Fund and the Michigan Department of Treasury. The Reimbursement Agreement entitles the Developer to receive reimbursements for a certain portion of the cost of the developments of the Transformational Project Sites from certain tax revenues as well as sales and use tax exemptions. The obligations under the Reimbursement Agreement are personal to the Developer, do not run with the land, and are not binding on the borrower (or the lender prior to or after foreclosure). In connection with the origination of the Whole Loan, the borrower sponsor delivered a waiver of claims in favor of the lender pursuant to which the Developer waived any claims relating to the Reimbursement Agreement and covenanted not to bring any lawsuit against the lender in connection therewith. Additionally, the Mortgage Loan documents provide for loss recourse for any alleged claim against the lender or the Mortgaged Property in connection with the Reimbursement Agreement. The lender did not underwrite any of the benefits afforded to the Developer pursuant to the Reimbursement Agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Sponsor representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus, Sponsor representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on

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Annex E-2A to this prospectus and Sponsor representations and warranties no. (19) (Access; Utilities; Separate Tax Lots) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	4	20.8%
1	5 (Once per trailing 12-month period)	1	1.7%
6	0	18	77.5%
Total		23	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Seventeen (17) of the Mortgage Loans (87.1%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Six (6) Mortgage Loans (12.9%) provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those six (6) Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Five (5) of these six (6) Mortgage Loans (9.5%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term. The remaining one (1) of these six (6) Mortgage Loans (3.4%) provide for monthly payments of interest-only for a period of 60 months following either (a) the related origination date and then provide for amortizing debt service payments for the remainder of their loan term or (b) following an initial period of amortizing debt service payments that occurred immediately after the related origination date.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

With respect to the Scottsdale Fashion Square Mortgage Loan (4.5%) and the Miracle Mile Mortgage Loan (3.3%), for purposes of calculating interest and other amounts payable on the Miracle Mile Whole Loan or the Scottsdale Fashion Square Whole Loan, respectively, each note was divided into multiple components with varying interest rates. The interest rate of each note (including the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, respectively) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, respectively) may increase

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over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the Miracle Mile Whole Loan or the Scottsdale Fashion Square Whole Loan, respectively. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Pass-Through Rate as described under “Description of the Certificates— Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Pass-Through Rate.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Whole Loan documents, all escrows and all other amounts then due and payable under the related Whole Loan documents (other than Excess Interest), mezzanine loan debt service, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates evidencing an interest in such Excess Interest.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to “ARD Loans,” “Anticipated Repayment Dates,” “Excess Interest” and “Excess Interest Distribution Account” should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary

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bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

With respect to the One & Two Commerce Square Mortgage Loan (4.4%), the related borrower owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgaged Property and none of the related borrower or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgaged Property.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;
●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;
●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or
●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

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Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)(2)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L,D,O	12	53.1%
L,YM1,DorYM1,O	3	18.5
L,DorYM1,O	4	16.3
L,YM1,O	4	12.2
Total	23	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.
(2)	With respect to the Novolex Portfolio Mortgage Loan (9.9%), although prepayment is generally prohibited until June 6, 2025, a prepayment may be made at any time after the origination date in connection with any permitted partial release, as described under “—Partial Releases.”

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;
●	“D” means the Mortgage Loan provides for a defeasance period;
●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;
●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;
●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;
●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;
●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and
●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lock-out period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 115 months;
●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 11 months; and
●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 68 months.
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Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	1	5.8%
4	5	9.4
5	2	5.3
6	1	9.4
7	14	70.2
Total	23	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

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Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of twelve (12) of the Mortgage Loans (53.1%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below. Certain of the Defeasance Loans may have a prepayment consideration period that runs concurrently with all or part of the related Defeasance Lock Out Period, during which any such Mortgage Loan is prepayable together with payment of a yield maintenance charge. See “—Prepayment Provisions” above.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing

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Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance in connection with property releases, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (a) the third anniversary of the origination date of the Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, or, in the case of the Burger King #02831 - Olathe, KS Mortgaged Property, the Burger King #03685 - Kansas City, MO Mortgaged Property or the Burger King #04330 - Kansas City, MO Mortgaged Property, at any time after the securitization of all of the notes, the related Mortgage Loan documents permit the borrower to partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties, in each case, provided that, among other conditions, (i) the partial prepayment is in an amount equal to 115% of the allocated loan amount for the individual Mortgaged Property, together with such additional amount (if any) needed to cause the DSCR Condition (as defined below) to be satisfied after giving effect to such partial release; except that (a) with respect to each Material Ground Lease Property (as defined below), the partial prepayment will be in an amount equal to 100% of the allocated loan amount for such Material Ground Lease Property, together with such additional amount (if any) needed to cause the DSCR Condition to be satisfied after giving effect to such partial release, and (b) in the event that the ground lease with respect to the Burger King #00501 - Lafayette, LA Mortgaged Property has lapsed after its scheduled expiration date of June 5, 2029, the partial prepayment for such Mortgaged Property will be $0.00, (ii) if required by the lender, the borrower delivers a REMIC opinion, (iii) if required by the lender, the borrower delivers a rating agency confirmation, and (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.79x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (the “DSCR Condition”). “Material Ground Lease Property” means, individually and collectively, as the context may require, the ground leased properties commonly referred to as the Burger King #00360 - New Orleans, LA Mortgaged Property, the Burger King #00501 - Lafayette, LA, the Burger King #01315 - Alexandria, LA Mortgaged Property (but not as to the sign parcel lease), the Burger King #01537 - Lafayette, LA Mortgaged Property, the Burger King #10572 - Eunice, LA Mortgaged Property, the Burger King #10607 - Houma, LA Mortgaged Property, the Burger King #11488 - Lafayette, LA Mortgaged Property, the Burger King #12007 - Denham Springs, LA Mortgaged Property, the Burger King #12752 - Lafayette, LA Mortgaged
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Property, the Burger King #12753 - Slidell, LA Mortgaged Property, the Burger King #12919 - Covington, LA Mortgaged Property and the Burger King #13081 - New Iberia, LA Mortgaged Property.

Property Releases; Partial Defeasance

●	With respect to the Four Springs Net Lease Portfolio Mortgage Loan (5.5%), in connection with an arm’s length sale of an individual Mortgaged Property to an unrelated third party, the related borrower may obtain the release of such Mortgaged Property following the expiration of the defeasance lockout period, provided each of the following conditions, among others, is satisfied: (i) the borrowers defease an amount of principal equal to the greater of 100% of the net sales proceeds of such Mortgaged Property or 125% of the allocated loan amount of such Mortgaged Property and the borrowers satisfy all of the requirements set forth in the Four Springs Net Lease Portfolio Whole Loan documents with respect to such partial defeasance; (ii) each remaining borrower will remain a special purpose bankruptcy remote entity and the borrower owning the Mortgaged Property being released will dissolve and liquidate, (iii) after giving effect to such sale and defeasance, the debt service coverage ratio for all of the Mortgaged Properties then remaining subject to the Four Springs Net Lease Portfolio Whole Loan documents will be no less than the greater of (x) the debt service coverage ratio immediately preceding such sale and (y) 1.47x, (iv) after giving effect to such sale and defeasance, the loan-to-value ratio for all of the Mortgaged Properties then remaining subject to the Four Springs Net Lease Portfolio Whole Loan documents will be no greater than the lesser of (x) the loan-to-value ratio immediately preceding such sale and (y) 54.67%, and (v) satisfaction of REMIC related conditions.

Property Releases; Partial Defeasance and Partial Prepayments

●	With respect to the Novolex Portfolio Mortgage Loan (9.9%), the borrower may obtain the release of any Lease Sweep Defaulted Property (as defined below), Defaulted Individual Property (as defined below) and/or (subject to the lender’s prior written consent) Divisional Sale Property upon satisfaction of the following conditions, among others: (i) either defeasance (if the release is on or after the defeasance lockout expiration date) or prepayment of a release amount equal to 110% of the allocated loan amount of such Mortgaged Property, together with, in the case of a prepayment, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, (ii) the sale of such Mortgaged Property is (x) related to a default by the tenant under a Lease Sweep Lease, which default relates solely to the Mortgaged Property being released (the “Lease Sweep Defaulted Property”) and after giving effect to the applicable release, no default will be ongoing with respect to any Lease Sweep Lease which demises any portion of the remaining Mortgaged Properties (in which case, said sale may be either to a third party or to an affiliate of the borrower) or (y) pursuant to an arm’s-length agreement to a bona fide third party or (z) with respect to release of a Divisional Sale Property, a Divisional Sale has occurred and all Divisional Sale Properties are being released in connection therewith, (iii) the debt service coverage ratio of the remaining Mortgaged Properties after such release is no less than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.81x, (iv) the loan-to-value ratio of the remaining Mortgaged Properties after such release is no more than the lesser of (x) the loan-to-value ratio immediately prior to such release and (y) 60.3%, (v) the Mortgaged Property being released is removed from the Novolex Lease, (vi) no event of default exists, except in connection with the release of a Defaulted Individual Property as to which the Defaulted Individual Property Conditions (as defined below) are satisfied, (vii) satisfaction of REMIC related conditions and (viii) with respect to a release of either (but not both) Mortgaged Properties located in Indiana, which are adjacent to each other, the released Mortgaged Property is legally subdivided and on a separate tax lot from the other Indiana Mortgaged Property, and satisfaction of conditions related to the remaining Indiana Mortgaged Property’s compliance with zoning and the execution of easements allowing for the continued use of any shared facilities, access or parking. “Defaulted Individual Property Conditions” will be deemed to exist with respect to an individual Mortgaged Property securing the Novolex Portfolio Mortgage Loan (the “Defaulted Individual Property”) to the extent that: (i) an event of default exists with respect to said individual Mortgaged Property that relates solely to the Defaulted Individual Property and would not exist but for such Defaulted Individual Property being an individual Mortgaged Property; (ii) either the lender has delivered notice to the borrower with respect to such event of default or has commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender’s reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default; (iv) the borrower has been unable to effect a cure of such default; (v) after giving effect to a defeasance
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or prepayment in connection with the release of such Mortgaged Property no event of default or material default will thereafter be continuing and (vi) after the release of such Mortgaged Property, the borrower will not be subject to any material contingent liabilities relating to such Mortgaged Property. “Divisional Sale Property” means any Novolex Portfolio Mortgaged Property subject to a Divisional Sale. “Lease Sweep Lease” means (i) the Novolex Lease, (ii) any Separate Lease created pursuant to a Divisional Sale, provided that the Mortgaged Properties subject to such separate lease comprise 15% or more of the aggregate base rent under all leases at the Mortgaged Properties, and (iii) any replacement lease covering the lesser of (A) five or more individual Mortgaged Properties or (B) one or more Mortgaged Properties that, in the aggregate, exceed 15% of the base rent of the Mortgaged Properties.

●	With respect to the Lake Zurich Retail Portfolio Mortgage Loan (5.8%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the date that is two years after the Closing Date, the borrower may either deliver defeasance collateral or partially prepay the Mortgage Loan and obtain release of the Deerpath Commons Mortgaged Property and/or the Deerpath Court Mortgaged Property (individually and collectively, as applicable, the “Release Property”), in each case, provided that, among other conditions: (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 115% of the allocated loan amount for the Release Property, and (b) the net sales proceeds applicable to such Release Property, (ii) the borrower has delivered a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Lake Zurich Retail Portfolio Mortgaged Properties is greater than the greater of (a) 1.37x, and (b) the debt service coverage ratio for all of the Lake Zurich Retail Portfolio Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Lake Zurich Retail Portfolio Mortgaged Properties is greater than the greater of (a) 9.83%, and (b) the debt yield for all of the Lake Zurich Retail Portfolio Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Lake Zurich Retail Portfolio Mortgaged Properties is no greater than the lesser of (a) 58.3%, and (b) the loan-to-value ratio for all of the Lake Zurich Retail Portfolio Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable.

Property Releases; Free Releases

●	With respect to the Seagate Campus Mortgage Loan (9.5%), the Seagate Campus Mortgage Loan documents permit the borrower to obtain a free release of an unimproved parcel at the Mortgaged Property (the “Unimproved Parcel”) from the lien of the Seagate Campus Mortgage Loan documents at any time after the earlier to occur of (x) 60 days following the closing date of the last note of the Seagate Campus Mortgage Loan to be securitized and (y) May 24, 2024, provided that no event of default has occurred and is continuing, and upon satisfaction of certain conditions set forth in the Seagate Campus Mortgage Loan documents, including, without limitation, the following: (i) the borrower provides the lender with reasonable evidence that (A) the remaining property encumbered by the lien of the Seagate Campus Mortgage Loan documents (individually and/or collectively, as the context may require, the “Remaining Property”) will not materially adversely affect ingress or egress to or from the Remaining Property or access to utilities for the Remaining Property, and (B) the release of the Unimproved Parcel will not (1) give rise to any right of any tenant at the Mortgaged Property to terminate its lease or abate or reduce the rent payable thereunder or (2) otherwise have a material adverse effect, and (ii) the borrower has delivered a REMIC opinion.
●	With respect to the Fashion Valley Mall Mortgage Loan (9.4%), provided that no event of default has occurred and be continuing, the borrower without the consent of the lender may (i) make transfers of immaterial or non-income producing portions of the Mortgaged Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any
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portion of the Mortgaged Property (including, without limitation, portions of the Mortgaged Property’s “ring road”) for dedication or public use, (ii) make transfers of non-income producing portions of the Mortgaged Property (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower, including, without limitation, owners of outparcels and department store pads, pads for office buildings, hotels or other properties, or (iii) dedicate portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes, and the lender will be required to provide a partial release of the Mortgage upon the borrower’s request for no consideration other than reasonable and documented out of pocket expenses (including reasonable fees) and the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the customary REMIC loan-to-value ratio requirement.

●	Certain of the Mortgage Loans, including the Scottsdale Fashion Square Mortgage Loan (4.5%), permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. There can be no assurance that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

Substitutions

The following Mortgage Loan provides for the substitution of real property for the Mortgaged Property:

●	With respect to the Novolex Portfolio Mortgage Loan (9.9%), the Novolex Lease allows Novolex, following the end of the third lease year (or, if permitted by the borrower’s mortgagee, following the end of the second lease year), and for each ten lease year period thereafter during the term of the lease, to substitute for one or more of the leased premises for which the base rent allocated to such leased premises does not exceed 10% of the aggregate base rent of all leased premises under the Novolex Lease at the time the substitution request is made. The Novolex Lease provides that Novolex’s right to effect such a substitution is conditioned on, among other things, (i) the substitute property must be a property as to which the landlord will hold fee title and be of “like kind and quality” as the relinquished property, as reasonably determined by the landlord, (ii) the substitute property must have a fair market value equal to or greater than that of the relinquished property, based on appraisals prepared by an independent MAI professional appraiser reasonably acceptable to both the landlord and Novolex (and the landlord will not be required to accept the substitute property unless its appraised value is equal to the greater of the allocated purchase price of the relinquished property and the appraised value of the relinquished property as of the date of substitution), (iii) upon the substitution, the relinquished property will be removed from the Novolex Lease and the substitute property will be added to the Novolex Lease, and the rent allocation for the substitute property cannot be less than that of the relinquished property and (iv) any customary and commercially reasonable requirements of the landlord’s mortgagee (i.e. the lender) must be satisfied in all respects.
●	In connection with such substitution rights under the Novolex Lease, with respect to the Novolex Portfolio Mortgage Loan (9.9%), the borrower may obtain the release of any one or more Mortgaged Properties (each a “Novolex Release Property”) which do not represent more than 10% in the aggregate of the base rent of all of the Mortgaged Properties, by substituting therefor another property as to which the fee interest is acquired by the borrower (each, a “Novolex Substitute Property”), provided that the following conditions, among others, are satisfied: (i) the lender is satisfied that the Novolex Substitute Property is of like kind and quality with the Novolex Release Property, including,
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without limitation, with respect to the age of the improvements, location and use, (ii) the number of Mortgaged Properties remains the same after the substitution, (iii) the sale of the Novolex Release Property is (x) pursuant to an arm’s-length agreement to a third party not affiliated with the borrower or (y) to an affiliate of the borrower pursuant to terms and conditions that would be set forth in a bona fide arm’s-length third-party transaction, (iv) after the substitution, each remaining borrower will be a special purpose bankruptcy remote entity, (v) the lender receives a current appraisal of the Novolex Substitute Property, in form and substance reasonably acceptable to it, showing a fair market value no less than the fair market value of the Novolex Release Property as of such date, (vi) the underwritten net cash flow of the Novolex Substitute Property is no less than the greater of (x) the underwritten net cash flow of the Novolex Release Property immediately preceding such substitution and (y) the Underwritten Net Cash Flow attributable to the Novolex Release Property as of the origination date (as determined by the lender in its sole discretion); (vii) the debt service coverage ratio of the remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no less than the greater of (x) the debt service coverage ratio immediately prior to such substitution and (y) 1.81x, (viii) the loan-to-value ratio of the remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no more than the lesser of (x) the loan-to-value ratio immediately prior to such substitution and (y) 60.3%, (ix) the Novolex Release Property is removed from, and the Novolex Substitute Property is added to, the Lease Sweep Lease, on the same terms and conditions, except as required by the following clause (x), and the tenant of the Novolex Substitute Property is in possession of, and open and operating in the entirety of such Mortgaged Property, (x) the rent payable under the lease at the Novolex Substitute Property is not materially greater than the rent for comparable space in the market in which such Novolex Substitute Property is located, (xi) no event of default exists, except in connection with the substitution of a Novolex Release Property that is a Defaulted Individual Property as to which the Defaulted Individual Property Conditions are satisfied, (xii) satisfaction of REMIC related conditions, (xiii) a rating agency confirmation is obtained, and (xiv) the borrower has executed and delivered to the lender all additional information and documentation as would be reasonably acceptable to a reasonably prudent lender contemplating such a property release and substitution.

●	With respect to the Jaylor - Burger King Portfolio Mortgage Loan (2.7%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time on or after the earlier of (a) the third anniversary of the origination date of the Mortgage Loan, and (b) the date that is six months after the closing date of the securitization that includes the last note to be securitized, the borrower may from time to time obtain the release of one or more, but not more than twenty, individual Mortgaged Properties by substituting therefor the borrower’s fee or leasehold interest, as applicable, in another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally or regionally recognized restaurant franchise, in each case, provided that, among other conditions: (i) the gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent such substitute property has been open for less than three years, since the date of opening) must be greater than the gross sales for the Mortgaged Property to be released for each of those three years; (ii) the lender has received a written affirmation from each of the rating agencies that the credit rating of the securities by such rating agency immediately prior to the occurrence of the event with respect to which such rating agency confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld; (iii) the lender has received such opinions as a prudent institutional lender holding a mortgage loan in a REMIC trust which is similar to the Mortgage Loan would require, (iv) after giving effect to the substitution, the aggregate debt service coverage ratio is at least equal to the greater of (A) 1.79x or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution; and (v) after giving effect to the substitution, the aggregate loan-to-value ratio is not greater than the aggregate loan-to-value as of the date immediately preceding the substitution.

Additions to the Mortgaged Property

The following Mortgage Loans provide for the addition of real property for, or the construction of improvements on, the related Mortgaged Property:

Twelve (12) Mortgage Loans (38.9%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

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Ten (10) Mortgage Loans (30.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Five (5) Mortgage Loans (15.6%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Eleven (11) Mortgage Loans (48.2%) secured by office, industrial, retail and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, industrial, retail and mixed use properties.

Certain of the reserves described above permit the related borrower to post a guaranty, letter of credit or certain types of securities in lieu of maintaining cash reserves.

With respect to the One & Two Commerce Square Mortgage Loan (4.4%), the related borrower deposited a letter of credit in the amount of $25,000,000 as an upfront general tenant improvements/leasing commissions reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each Rating Agency;
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●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	18	$766,241,595	84.5%
Springing	5	140,241,668	15.5
Total:	23	$906,483,263	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity
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interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Whole Loans” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Mortgage Loan that is one of the 15 largest Mortgage Loans.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NCF(2)	Cut-off Date Total Debt Yield on Underwritten NCF(1)
Back Bay Office	$50,000,000	$40,000,000	$425,000,000	$65,000,000	$580,000,000	6.77509%(4)	33.7%	41.1%	2.55x	1.94x	16.3%	13.4%
Harborside 2-3(3)	$25,000,000	$55,000,000	$200,000,000	N/A	$280,000,000	6.75536%(5)	56.8%	70.7%	2.36x	1.64x(4)	14.0%	11.8%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.
(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).
(3)	In addition to the interest accruing on the outstanding principal balance of the Harborside 2-3 mezzanine loan at a rate of 7.0000% per annum to be paid as part of each monthly debt service payment amount and an additional 3.5000% per annum which will accrue through the Harborside 2-3 mezzanine loan term and be due on the maturity date, the outstanding principal balance of the Harborside 2-3 mezzanine loan will accrue “PIK” interest at a rate of 2.29% per annum (the "PIK Interest"). The PIK Interest is due and payable together with each mezzanine monthly debt service payment amount if, as of April 6, 2028: (i) the PIK Leasing Condition (as defined below) has not been satisfied or (ii) if the Harborside 2-3 mezzanine loan is not prepaid in full. If the PIK Leasing Condition has not been satisfied as of April 6, 2028 or the Harborside 2-3 mezzanine loan has not been prepaid in full prior to April 6, 2028, then all accrued PIK Interest will automatically be converted and added to the outstanding principal balance of the Harborside 2-3 mezzanine loan as of such date, and become immediately due and payable by the borrowers to the lender together with all other outstanding principal. The "PIK Leasing Condition" means delivery by the borrowers of evidence reasonably satisfactory to the lender that 75% of the aggregate rentable square feet of the Harborside 2-3 Mortgaged Property and the neighboring Harborside 1 property is leased and occupied by tenants under leases satisfying the requirements set forth in their respective loan documents.
(4)	The Cut-off Date Wtd. Avg. Total Debt Interest Rate of Back Bay Office is 6.77508620689655%.
(5)	The Cut-off Date Wtd. Avg. Total Debt Interest Rate of Harborside 2-3 is 6.75535714285714%.

The respective mezzanine loans related to the Back Bay Office Mortgage Loan (5.5%) and the Harborside 2-3 Mortgage Loan (2.8%), identified in the table above, are each subject to an intercreditor agreement between the holder of the applicable mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and such mezzanine loan. Each such intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan, other than (i)

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payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the separate equity collateral, (ii) proceeds from the disposition of the separate equity collateral related solely to the mezzanine loan resulting from the mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement and (iii) proceeds from any sale of the mezzanine loan in accordance with the terms and provisions of the intercreditor agreement, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that, in many cases, such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash permitted to be distributed or dividended by the Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender commences any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums. In addition, the mezzanine loan agreements provide that an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

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Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Pacific Design Center(1)	$64,400,000	50.7%	1.72x	11.6%	Y
J&O Industrial Facility	$26,480,000	64.9%	1.56x	11.07%	Y
Harborside 2-3(2)	$25,000,000	75.0%	1.25x	N/A	Y

(1)	With respect to the Pacific Design Center Mortgage Loan (7.1%), pursuant to the Mortgage Loan documents, the principal balance of any permitted mezzanine debt may not exceed $50,000,000.
(2)	Solely in connection with a permitted assumption of the Harborside 2-3 Whole Loan in satisfaction of the requirements of the Harborside 2-3 Whole Loan documents, including that the existing mezzanine loan is simultaneously repaid upon the consummation of such assumption, the Harborside 2-3 Mortgage Loan documents permit a future third-party mezzanine loan secured by a pledge of the direct equity interest in the related borrower. The debt service coverage ratio of the Harborside 2-3 Whole Loan as the date of closing of the proposed third party mezzanine loan must be at least 1.81x.

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Harborside 2-3 Mortgage Loan (2.8%), concurrently with the origination of the Harborside 2-3 Mortgage Loan, an affiliate of NongHyup Bank provided $19,000,000 to SL Harborside JV LLC (the “Pref JV”) in exchange for a preferred membership interest in the company. The Pref JV is the indirect owner of one of the two tenant-in-common borrowers of the Harborside 2-3 Mortgage Loan and one of the two tenant-in-common owners of the adjoining property which is not a part of the collateral for the Harborside 2-3 Mortgage Loan (the “Harborside 1 Property”). The preferred equity investment is secured by, among other things, pledges of (i) Pref JV’s common member’s membership interest in the Pref JV, (ii) the indirect ownership interest in the owner of the Harborside 1 Property that is not a subsidiary of the Pref JV and (iii) the indirect ownership interest in the Harborside 2-3 Mortgage Loan borrower that is not a subsidiary of the Pref JV. An affiliate of NongHyup Bank is also the mezzanine lender in connection with the mezzanine loan related to the Harborside 2-3 Mortgage Loan and an affiliate of NongHyup Bank is the mortgage lender on the Harborside 1 Property. The preferred equity investment will be repaid only from net cash distributions to the Pref JV from capital transactions with respect to the Harborside 1 Property and/or the Mortgaged Property. Following an event of default under the operating agreement of the Pref JV (which includes, among other things, Harborside 2-3 Mortgage Loan documents or mezzanine loan documents with respect to the operation of the Mortgaged Property), the preferred member may remove the manager of the Pref JV appointed by the common member and appoint a new manager to control the Pref JV. An event of default under the mortgage loan documents relating to the Harborside 1 Property mortgage loan does not cause an event of default under the operating agreement of the Pref JV, but certain events relating to the Harborside 1 Property, such as a bankruptcy of the Harborside 1 Property owner entity or certain material judgments affecting the Harborside 1 Property, could result in an event of default under the operating agreement of the Pref JV. The preferred equity documents include, among other things, a recourse guaranty and an equity contribution guaranty in an amount of $20,000,000, in each case made by the guarantors of the Harborside 2-3 Mortgage Loan. See “—Certain Terms of the Mortgage Loans—Existing Mezzanine Debt” above.

Permitted Unsecured Debt and Other Debt

With respect to the Fashion Valley Mall Mortgage Loan (9.4%), the borrower is subject to a PACE loan (the “Known PACE Loan”) with a 10-year term in the amount of approximately $2,523,563 from the California Statewide Communities Development Authority pursuant to that certain Agreement to Pay Assessment and Finance

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Improvements dated April 20, 2015. The annual debt service under the Known Pace Loan is approximately $312,351, and the remaining balance as of March 2023 was approximately $866,043. Such debt service is included as an assessment on the Mortgaged Property’s real estate tax bills. In addition to the Known PACE Loan, subject to the lender’s approval and delivery of a rating agency confirmation, the borrower may be permitted to enter into a PACE loan for an amount not to exceed $5,000,000.

With respect to the Four Springs Net Lease Portfolio Mortgage Loan (5.5%), the 100% equity owner of the Parent DST of the borrowers obtained a bridge loan in the amount of approximately $132.5 million from its own 100% equity owner, which loan is secured by equity interests in the Parent DST (which owns the borrowers). Such bridge loan bears interest at the rate of 10% per annum, and matures in May 2024. The bridge loan is anticipated to be repaid from proceeds of the syndication of equity interests in the Parent DST. In addition, an affiliate of the borrowers is permitted to obtain additional bridge loans from institutional lenders meeting the requirements of the loan documents provided that such loans are secured solely by unsold non-controlling beneficial interests of the Parent DST, and create no obligations on the part of the borrowers under the Four Springs Net Lease Portfolio Mortgage Loan and no liens on the related Mortgaged Properties, and have documentation reasonably acceptable to the lender. In addition, the related master tenant has been capitalized with a $750,000 demand note from an affiliate.

With respect to the Scottsdale Fashion Square Mortgage Loan (4.5%), the Mortgage Loan documents permit (i) pledges and issuances of preferred equity by or in certain entities that directly or indirectly hold ownership interests in the borrowers and (ii) the borrower to enter into a PACE loan for an amount not to exceed $10,000,000 without the lender’s approval or delivery of a rating agency confirmation.

With respect to the 3300 75th Avenue Mortgage Loan (3.4%), the sole member of the related borrower, Office Properties Income Trust (“OPI”), a real estate investment trust (“REIT”), executed a debt commitment letter dated April 11, 2023, for a bridge loan (the “Bridge Loan”) to be provided by JPMCB (the “Bridge Lender”) in connection with a merger between OPI and Diversified Healthcare Trust, also a REIT, expected to be consummated in the third calendar quarter of 2023 (the “Merger”), following which OPI is expected to be the surviving entity. The Bridge Loan is expected to have a maturity date in 2024. However, as of the Cut-off Date, neither OPI nor any of its subsidiaries has entered into definitive agreements for the debt financing, and the obligation of the Bridge Lender to provide the debt financing under the debt commitment letter is subject to a number of conditions, including conditions with respect to completion of diligence and structuring of the debt financing, and completion of satisfactory definitive documentation. There can be no assurance that the Bridge Loan will close as expected to help finance the Merger, and that the Merger will be consummated as expected.

With respect to the One Campus Martius Mortgage Loan (2.6%), the Mortgage Loan documents permit the direct or indirect owners of the borrower (other than any principal) to obtain one or more unsecured loans from affiliates of the borrower, provided each unsecured loan is (a) unsecured, (b) payable only out of excess cash flow from the Mortgaged Property, (c) subordinate in all respects to the Mortgage Loan pursuant to a subordination and standstill agreement satisfactory to the lender in its sole discretion, and (d) without a maturity date. The aggregate amount of all unsecured loans that may be entered into without the lender’s consent may not exceed 10.0% of the aggregate unpaid principal amount of all of the Whole Loan at any one time.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Whole Loans

General

Each of the Split Mortgage Loans is part of a Whole Loan comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a

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“Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
Novolex Portfolio	GACC / GSMC	$89,500,000	9.9%	$35,500,000	N/A	$125,000,000	60.3%	60.3%	1.81x	1.81x	11.8%	11.8%	Y
Seagate Campus	CREFI	$86,000,000	9.5%	$86,000,000	N/A	$172,000,000	66.2%	66.2%	1.83x	1.83x	13.6%	13.6%	Y
Fashion Valley Mall	JPMCB	$85,000,000	9.4%	$365,000,000	N/A	$450,000,000	31.5%	31.5%	3.15x	3.15x	18.7%	18.7%	N
Pacific Design Center	GSMC	$64,400,000	7.1%	$180,600,000	$20,000,000	$265,000,000	47.8%	51.7%	2.17x	1.79x	13.8%	12.7%	N
Four Springs Net Lease Portfolio	GACC	$50,000,000	5.5%	$22,200,000	N/A	$72,200,000	54.7%	54.7%	1.88x	1.88x	11.3%	11.3%	Y
Back Bay Office(4)	GACC / GSMC	$50,000,000	5.5%	$425,000,000	$65,000,000	$540,000,000	33.7%	38.3%	2.55x	2.16x	16.3%	14.3%	N(4)
Soho Beach House Miami	JPMCB / CREFI	$50,000,000	5.5%	$90,000,000	N/A	$140,000,000	50.7%	50.7%	2.35x	2.35x	17.9%	17.9%	Y
Scottsdale Fashion Square	GSMC	$41,000,000	4.5%	$659,000,000	N/A	$700,000,000	38.4%	38.4%	1.92x	1.92x	12.3%	12.3%	N
One & Two Commerce Square	JPMCB	$40,000,000	4.4%	$180,000,000	N/A	$220,000,000	51.4%	51.4%	1.52x	1.52x	13.5%	13.5%	N
Miracle Mile	GSMC	$30,000,000	3.3%	$395,000,000	N/A	$425,000,000	38.6%	38.6%	1.96x	1.96x	14.0%	14.0%	N
J&O Industrial Facility	GSMC	$26,480,000	2.9%	$20,000,000	N/A	$46,480,000	64.9%	64.9%	1.43x	1.43x	10.7%	10.7%	Y
Harborside 2-3	CREFI	$25,000,000	2.8%	$200,000,000	N/A	$225,000,000	56.8%	56.8%	2.36x	2.36x	14.7%	14.7%	N
Jaylor – Burger King Portfolio	CREFI	$24,845,383	2.7%	$27,826,829	N/A	$52,672,212	30.6%	30.6%	1.79x	1.79x	19.9%	19.9%	N
One Campus Martius	JPMCB	$23,300,000	2.6%	$194,700,000	N/A	$218,000,000	60.1%	60.1%	1.74x	1.74x	11.5%	11.5%	N
Hyatt Regency Indianapolis	CREFI	$18,558,389	2.0%	$39,910,514	N/A	$58,468,902	41.5%	41.5%	1.65x	1.65x	15.5%	15.5%	N
Platinum Tower	JPMCB	$14,990,542	1.7%	$8,994,325	N/A	$23,984,867	49.0%	49.0%	1.78x	1.78x	16.9%	16.9%	Y

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.
(4)	The Back Bay Office Whole Loan is a Pari Passu-AB Whole Loan, and the Controlling Note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the Co-Lender Agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the Co-Lender Agreement. See “—The Back Bay Office Pari Passu-AB Whole Loan” for more information regarding the manner in which control shifts under the Back Bay Office Whole Loan.

With respect to each Whole Loan, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Whole Loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Whole Loan with or without cause, and
II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Whole Loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.
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Set forth in the chart below, with respect to each Whole Loan, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Whole Loan will be a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Whole Loan, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Whole Loan Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
Novolex Portfolio	Serviced	Note A-1	Yes	—	Benchmark 2023-B39	$30,000,000
		Note A-2	No	DBRI	Not Identified	$25,000,000
		Note A-3	No	—	Benchmark 2023-B39	$15,000,000
		Note A-4	No	—	Benchmark 2023-B39	$10,000,000
		Note A-5	No	—	Benchmark 2023-B39	$7,500,000
		Note A-6	No	—	Benchmark 2023-B39	$27,000,000
		Note A-7	No	GSBI	Not Identified	$10,500,000

Seagate Campus	Serviced	Note A-1	Yes	—	Benchmark 2023-B39	$50,000,000
		Note A-2	No	—	Benchmark 2023-B39	$20,000,000
		Note A-3	No	—	Benchmark 2023-B39	$16,000,000
		Note A-4	No	—	BBCMS 2023-C20	$20,000,000
		Note A-5-1	No	—	BBCMS 2023-C20	$12,000,000
		Note A-5-2	No	UBS	Not Identified	$11,000,000
		Note A-6	No	WFBNA	Not Identified	$43,000,000

Fashion Valley Mall	Outside Serviced	Note A-1-1	Yes	BANA	Not Identified	$60,000,000
		Note A-1-2	No	BANA	Not Identified	$45,000,000
		Note A-1-3	No	—	BBCMS 2023-C20	$25,000,000
		Note A-1-4	No	BANA	Not Identified	$20,000,000
		Note A-2-1-1	No	—	Benchmark 2023-B39	$30,000,000
		Note A-2-1-2	No	JPMCB	Not Identified	$5,000,000
		Note A-2-2	No	—	Benchmark 2023-B39	$30,000,000
		Note A-2-3	No	—	Benchmark 2023-B39	$25,000,000
		Note A-2-4	No	JPMCB	Not Identified	$10,000,000
		Note A-3-1	No	BMO	Not Identified	$22,500,000
		Note A-3-2	No	BMO	Not Identified	$20,000,000
		Note A-3-3	No	—	BBCMS 2023-C20	$17,500,000
		Note A-3-4	No	BMO	Not Identified	$15,000,000
		Note A-3-5	No	BMO	Not Identified	$12,500,000
		Note A-3-6	No	BMO	Not Identified	$12,500,000
		Note A-4-1	No	BCREI	Not Identified	$35,000,000
		Note A-4-2	No	—	BBCMS 2023-C20	$25,000,000
		Note A-4-3	No	—	BBCMS 2023-C20	$15,000,000
		Note A-4-4	No	BCREI	Not Identified	$10,000,000
		Note A-4-5	No	BCREI	Not Identified	$10,000,000
		Note A-4-6	No	BCREI	Not Identified	$5,000,000

Pacific Design Center	Outside Serviced	Note A-1	No(4)	—	Benchmark 2023-B38	$65,600,000
		Note A-2	No	—	Benchmark 2023-B39	$34,400,000
		Note A-3	No	—	Benchmark 2023-B39	$30,000,000
		Note A-4	No	—	BBCMS 2023-C19	$40,000,000
		Note A-5	No	—	MSWF 2023-1	$15,000,000
		Note A-6	No	—	MSWF 2023-1	$10,000,000
		Note A-7	No	—	MSWF 2023-1	$10,000,000
		Note A-8	No	—	BBCMS 2023-C19	$25,000,000
		Note A-9	No	—	BMO 2023-C5	$15,000,000
		Note B	Yes(4)	—	Benchmark 2023-B38 (Loan Specific)	$20,000,000

Four Springs Net Lease Portfolio	Serviced	Note A-1	Yes	—	Benchmark 2023-B39	$50,000,000
		Note A-2	No	GACC	Not Identified	$22,200,000

Back Bay Office	Serviced	Note A-1	No(4)	New York Life	Not Identified	$137,500,000
		Note A-2	No(4)	TIAA	Not Identified	$100,000,000
		Note A-3	No	DBNY	Not Identified	$22,500,000
		Note A-4-1	No(4)	—	Benchmark 2023-B39	$30,000,000
		Note A-4-2	No	DBNY	Not Identified	$25,000,000
		Note A-4-3	No	DBNY	Not Identified	$5,000,000
		Note A-5	No	DBNY	Not Identified	$30,000,000
		Note A-6	No	—	BANK 2023-5YR2	$50,000,000
		Note A-7-A	No	WFBNA	Not Identified	$15,000,000
		Note A-7-B	No	WFBNA	Not Identified	$10,000,000
		Note A-8-1	No	—	Benchmark 2023-B39	$20,000,000
		Note A-8-2	No	GSBI	Not Identified	$20,000,000
		Note A-8-3	No	GSBI	Not Identified	$10,000,000
		Note B-1	Yes(4)	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC	Not Identified	$39,000,000

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Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
		Note B-2	No	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC	Not Identified	$26,000,000

Soho Beach House Miami	Serviced	Note A-1	No	JPMCB	Not Identified	$35,000,000
		Note A-2	Yes	—	Benchmark 2023-B39	$24,500,000
		Note A-3-1	No	—	Benchmark 2023-B39	$8,900,000
		Note A-3-2	No	JPMCB	Not Identified	$11,100,000
		Note A-4	No	JPMCB	Not Identified	$14,000,000
		Note A-5-1	No	—	Benchmark 2023-B39	$16,600,000
		Note A-5-2	No	CREFI	Not Identified	$4,900,000
		Note A-6	No	CREFI	Not Identified	$15,000,000
		Note A-7	No	CREFI	Not Identified	$10,000,000

Scottsdale Fashion Square	Outside Serviced	Note A-1-S1	Yes	—	SCOTT 2023-SFS	$250,000,000
		Note A-2-S1	No	—	SCOTT 2023-SFS	$250,000,000
		Note A-1-C1	No	—	Benchmark 2023-B38	$25,000,000
		Note A-1-C2	No	—	Benchmark 2023-B38	$24,000,000
		Note A-1-C3	No	—	Benchmark 2023-B39	$41,000,000
		Note A-1-C4	No	—	Benchmark 2023-V2	$10,000,000
		Note A-2-C1	No	—	BBCMS 2023-C19	$40,000,000
		Note A-2-C2-1	No	—	Benchmark 2023-V2	$25,000,000
		Note A-2-C2-2	No	DBRI	Not Identified	$5,000,000
		Note A-2-C3-1	No	—	BBCMS 2023-C19	$25,000,000
		Note A-2-C3-2	No	DBRI	Not Identified	$5,000,000

One & Two Commerce Square	Outside Serviced	Note A-1	Yes	BANA	Not Identified	$30,833,333
		Note A-2	No	—	BBCMS 2023-C20	$20,000,000
		Note A-3	No	BANA	Not Identified	$12,500,000
		Note A-4	No	—	BBCMS 2023-C20	$10,000,000
		Note A-5	No	—	BBCMS 2023-C20	$30,000,000
		Note A-6	No	BCREI	Not Identified	$25,000,000
		Note A-7	No	BCREI	Not Identified	$10,000,000
		Note A-8	No	BCREI	Not Identified	$8,333,333
		Note A-9	No	—	Benchmark 2023-B39	$30,000,000
		Note A-10-1	No	JPMCB	Not Identified	$12,500,000
		Note A-10-2	No	JPMCB	Not Identified	$12,500,000
		Note A-11	No	—	Benchmark 2023-B39	$10,000,000
		Note A-12	No	JPMCB	Not Identified	$8,333,333

Miracle Mile	Outside Serviced	Note A-1-S1	Yes	—	MIRA 2023-MILE	$162,500,000
		Note A-2-S1	No	—	MIRA 2023-MILE	$106,250,000
		Note A-1-C1	No	—	Benchmark 2023-B39	$30,000,000
		Note A-1-C2	No	GSBI	Not Identified	$20,000,000
		Note A-3-C1	No	BANA	Not Identified	$67,000,000
		Note A-3-C2	No	BANA	Not Identified	$29,250,000
		Note A-3-C3	No	BANA	Not Identified	$10,000,000

J&O Industrial Facility	Serviced	Note A-1	Yes	—	Benchmark 2023-B39	$26,480,000
		Note A-2	No	GSBI	Not Identified	$20,000,000

Harborside 2-3	Outside Serviced	Note A-1	Yes	—	Benchmark 2023-V2	$50,000,000
		Note A-2-1	No	CREFI	Not Identified	$35,000,000
		Note A-2-2	No	—	BMO 2023-C5	$15,000,000
		Note A-3	No	—	Benchmark 2023-B39	$25,000,000
		Note A-4	No	CREFI	Not Identified	$25,000,000
		Note A-5	No	BMO	Not Identified	$22,500,000
		Note A-6-1	No	—	BMO 2023-C5	$15,000,000
		Note A-6-2	No	BMO	Not Identified	$2,500,000
		Note A-7	No	—	Benchmark 2023-V2	$15,000,000
		Note A-8	No	BMO	Not Identified	$10,000,000
		Note A-9	No	BMO	Not Identified	$10,000,000

Jaylor - Burger King Portfolio	Outside Serviced	Note A-1	Yes	—	BMO 2023-C5	$27,826,829
		Note A-2	No	—	Benchmark 2023-B39	$19,876,306
		Note A-3	No	—	Benchmark 2023-B39	$4,969,077

One Campus Martius	Outside Serviced	Note A-1	Yes	—	Benchmark 2022-B36	$50,000,000
		Note A-2	No	—	Benchmark 2022-B37	$30,000,000
		Note A-3	No	—	Benchmark 2023-B38	$25,000,000
		Note A-4-A	No	—	Benchmark 2023-B38	$2,500,000
		Note A-4-B	No	—	Benchmark 2023-B39	$13,300,000
		Note A-5	No	—	Benchmark 2023-B39	$10,000,000
		Note A-6	No	—	BANK 2022-BNK43	$46,200,000
		Note A-7	No	—	BANK 2022-BNK44	$25,000,000
		Note A-8	No	—	BANK 2022-BNK44	$16,000,000

Hyatt Regency Indianapolis	Outside Serviced	Note A-1	Yes	—	BMO 2023-C5	$39,910,514
		Note A-2	No	—	Benchmark 2023-B39	$18,558,389

Platinum Tower	Serviced	Note A-1	Yes	—	Benchmark 2023-B39	$14,990,542
		Note A-2	No	JPMCB	Not Identified	$8,994,325

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
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(2)	Unless otherwise specified, with respect to each Whole Loan, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.
(3)	Certain entity names have been abbreviated for presentation as indicated below.

“BANA” means Bank of America, N.A.

“BCREI” means Barclays Capital Real Estate Inc.

“BMO” means Bank of Montreal.

“CREFI” means Citi Real Estate Funding Inc.

“DBNY” means Deutsche Bank AG, New York Branch.

“DBRI” means DBR Investments Co. Limited.

“GACC” means German American Capital Corporation.

“GSBI” means Goldman Sachs Bank USA.

“JPMCB” means JPMorgan Chase Bank, National Association.

“New York Life” means New York Life Insurance Company.

“TIAA” means Teachers Insurance and Annuity Association of America.

“UBS” means UBS AG.

“WFBNA” means Wells Fargo Bank, National Association.

(4)	The subject Whole Loan is an AB Whole Loan or a Pari Passu-AB Whole Loan, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note or a group of related subordinate notes, collectively. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to other more senior notes) in the subject Whole Loan (each identified in the chart above as a “Control Shift Note”), which more senior note will thereupon become the Controlling Note. See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” and “—The Pacific Design Center Pari Passu-AB Whole Loan” in this prospectus for more information regarding the manner in which control shifts under each such Whole Loan.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Whole Loan, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).In connection with each Whole Loan, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Whole Loan and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Whole Loan will be allocated first, to any related Subordinate Companion Loan(s) (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Whole Loans” section.

Set forth below are certain terms and provisions of each Whole Loan and the related Co-Lender Agreement. Certain of the Whole Loans are Outside Serviced Whole Loans. For more information regarding the servicing of each of the Whole Loans that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Outside Servicing

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Agreement (and, accordingly, will be an Outside Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Serviced Outside Controlled Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Whole Loan with or without cause; provided, that with

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respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Whole Loan, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e., including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

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Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Whole Loans

Each Outside Serviced Pari Passu Whole Loan will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Whole Loan in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Outside Serviced Pari Passu Whole Loans” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Outside Serviced Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to
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such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights

With respect to each Outside Serviced Whole Loan, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Outside Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Whole Loan, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”), will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Whole Loan, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the

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aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Whole Loan, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Whole Loan are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Whole Loan, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Whole Loan (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan

If any Outside Serviced Whole Loan becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Whole Loan without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

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The Back Bay Office Pari Passu-AB Whole Loan

General

The Back Bay Office Mortgage Loan (5.5%) is part of a split loan structure (the “Back Bay Office Pari Passu-A/B Whole Loan” or the “Back Bay Office Whole Loan”) comprised of the following promissory notes (collectively, the “Back Bay Office Notes”):

(i)       a promissory note designated Note A-1 in the original principal amount of $137,500,000, currently held by New York Life Insurance Company;

(ii)      a promissory note designated Note A-2 in the original principal amount of $100,000,000, currently held by Teachers Insurance and Annuity Association of America;

(iii)     a promissory note designated Note A-3 in the original principal amount of $22,500,000, currently held by Deutsche Bank AG, New York Branch;

(iv)     a promissory note designated Note A-4-1 in the original principal amount of $30,000,000, currently held by Deutsche Bank AG, New York Branch and which constitutes a portion of the Back Bay Office Mortgage Loan;

(v)      a promissory note designated Note A-4-2 in the original principal amount of $25,000,000, currently held by Deutsche Bank AG, New York Branch;

(vi)     a promissory note designated Note A-4-3 in the original principal amount of $5,000,000, currently held by Deutsche Bank AG, New York Branch;

(vii)    a promissory note designated Note A-5 in the original principal amount of $30,000,000, currently held by Deutsche Bank AG, New York Branch;

(viii)   a promissory note designated Note A-6 in the original principal amount of $50,000,000, currently held by Wells Fargo Bank, National Association and which is expected to be contributed to the BANK 2023-5YR2 securitization transaction;

(ix)     a promissory note designated Note A-7-A in the original principal amount of $15,000,000, currently held by Wells Fargo Bank, National Association;

(x)      a promissory note designated Note A-7-B in the original principal amount of $10,000,000, currently held by Wells Fargo Bank, National Association;

(xi)    a promissory note designated Note A-8-1 in the original principal amount of $20,000,000, currently held by Goldman Sachs Bank USA and which constitutes a portion of the Back Bay Office Mortgage Loan;

(xii)    a promissory note designated Note A-8-2 in the original principal amount of $20,000,000, currently held by Goldman Sachs Bank USA;

(xiii)   a promissory note designated Note A-8-3 in the original principal amount of $10,000,000, currently held by Goldman Sachs Bank USA;

(xiv)   a promissory note designated Note B-1 in the original principal amount of $39,000,000, currently held by SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC; and

(xv)    a promissory note designated Note B-2 in the original principal amount of $26,000,000, currently held by SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC.

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The rights of the holders of the Back Bay Office Notes (the “Back Bay Office Noteholders”) are subject to a Co-Lender Agreement, as amended and restated (the “Back Bay Office Co-Lender Agreement”). The summaries below describe certain provisions of the Back Bay Office Co-Lender Agreement.

As used in this prospectus:

(i)       The Back Bay Office Notes designated Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2 and Note A-8-3 are collectively referred to as the “Back Bay Office Senior Notes” and the holders thereof (including the issuing entity as the holder of the Back Bay Office Mortgage Loan) are collectively referred to as the “Back Bay Office Senior Noteholders”;

(ii)       The Back Bay Office Senior Notes designated Note A-1, Note A-2, Note A-3, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-2 and Note A-8-3 are collectively referred to as the “Back Bay Office Pari Passu Companion Notes” (and also constitute Serviced Pari Passu Companion Loans) and the holders thereof are referred to as the “Back Bay Office Pari Passu Companion Noteholders”;

(iii)     The Back Bay Office Notes designated Note B-1 and Note B-2 are collectively referred to as the “Back Bay Office Junior Notes” (and also constitute Serviced Subordinate Companion Loans) and the holders thereof are referred to as the “Back Bay Office Junior Noteholders”;

(iv)      The Back Bay Office Pari Passu Companion Notes and the Back Bay Office Junior Notes are collectively referred to as the “Back Bay Office Companion Notes” (and also constitute Serviced Companion Loans) and the holders thereof are referred to as the “Back Bay Office Companion Noteholders”;

(v)       The Back Bay Office Senior Notes accrue interest at 6.2980% per annum (the “Back Bay Office Senior Note Rate”). As used herein, the “Back Bay Office Net Senior Note Rate” means the Back Bay Office Senior Note Rate, less the primary servicing fee rate applicable to the Back Bay Office Whole Loan under the Pooling and Servicing Agreement;

(vi)      The Back Bay Office Junior Notes accrue interest at 8.2000% per annum (the “Back Bay Office Junior Note Rate”). As used herein, the “Back Bay Office Net Junior Note Rate” means the Back Bay Office Junior Note Rate, less the primary servicing fee rate applicable to the Back Bay Office Whole Loan under the Pooling and Servicing Agreement;

(vii)     “Back Bay Office Mortgage Rate” means, as of any date of determination, the weighted average of the Back Bay Office Senior Note Rate and the Back Bay Office Junior Note Rate;

(viii)    “Back Bay Office Senior Note Relative Spread” means the ratio of the Back Bay Office Senior Note Rate to the Back Bay Office Mortgage Rate;

(ix)     “Back Bay Office Junior Note Relative Spread” means the ratio of the Back Bay Office Junior Note Rate to the Back Bay Office Mortgage Rate;

(x)      “Back Bay Office Senior Note Default Rate” means a rate per annum equal to the Back Bay Office Senior Note Rate plus the lesser of (i) the maximum legal rate minus the Back Bay Office Senior Note Rate and (ii) 4%;

(xi)     “Initial Back Bay Office Note Percentage Interest” means, with respect to the Back Bay Office Note with the designations set forth below, the percentage set forth next to such promissory note:

Back Bay Office Note	Initial Back Bay Office Note Percentage Interest
Note A-1	25.462962962963000%
Note A-2	18.518518518518500%
Note A-3	4.166666666666670%
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Back Bay Office Note	Initial Back Bay Office Note Percentage Interest
Note A-4-1	5.555555555555560%
Note A-4-2	4.629629629629630%
Note A-4-3	0.9259259259259260%
Note A-5	5.555555555555560%
Note A-6	9.259259259259260%
Note A-7-1	2.777777777777780%
Note A-7-2	1.851851851851850%
Note A-8-1	3.70370370370370%
Note A-8-2	3.70370370370370%
Note A-8-3	1.851851851851850%
Note B-1	7.222222222222220%
Note B-2	4.814814814814810%

(xii)    “Aggregate Back Bay Office Senior Note Percentage Interest” means, as of any date of determination, the sum of the Initial Back Bay Office Note Percentage Interests of the Back Bay Office Senior Notes;

(xiii)   “Aggregate Back Bay Office Junior Note Percentage Interest” means, as of any date of determination, the sum of the Initial Back Bay Office Note Percentage Interests of the Back Bay Office Junior Notes;

(xiv)   “Pro Rata and Pari Passu Basis” with respect to the Back Bay Office Whole Loan means, (i) with respect to the Back Bay Office Senior Notes and the Back Bay Office Senior Noteholders (or any specified group of such promissory notes and noteholders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such promissory notes or such noteholders, as the case may be, in accordance with a specified basis and without any priority of any such promissory note or any such noteholder over another such promissory note or noteholder, as the case may be, and in any event such that each such promissory note or noteholder, as the case may be, is allocated its respective pro rata portion (relative to the other such promissory notes in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; and (ii) with respect to the Back Bay Office Junior Notes and the Back Bay Office Junior Noteholders (or any specified group of such promissory notes and noteholders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such promissory notes or such noteholders, as the case may be, in accordance with a specified basis and without any priority of any such promissory note or any such noteholder over another such promissory note or noteholder, as the case may be, and in any event such that each such promissory note or noteholder, as the case may be, is allocated its respective pro rata portion (relative to the other such promissory notes in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount;

(xv)       “Back Bay Office Recovered Costs” means any amounts referred to in clauses (i)(d) and/or (i)(e) of the definition of “Defaulted Back Bay Office Senior Note Purchase Price” that, at the time of determination, had been previously paid or reimbursed to the Master Servicer or the Special Servicer from sources other than collections on or in respect of the Back Bay Office Whole Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans, if any, other than the Back Bay Office Whole Loan); and

(xvi)       “Defaulted Back Bay Office Senior Note Purchase Price” means, as of any date of determination, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed as described under “—Application of Payments” below: (a) the aggregate outstanding principal balance of the Back Bay Office Senior Notes, (b) accrued and unpaid interest on the aggregate outstanding principal balance of the Back Bay Office Senior Notes at the Back Bay Office Senior Note Rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred, (c) any other amounts due under the Back Bay Office Whole Loan to the

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Back Bay Office Senior Noteholders, other than prepayment premiums, penalty charges, late fees, exit fees and any other similar fees, provided that if a borrower party is the purchaser, the Defaulted Back Bay Office Senior Note Purchase Price will include prepayment premiums, penalty charges, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, property advances payable or reimbursable to the Master Servicer and the Special Servicer, and special servicing fees incurred by or on behalf of the Back Bay Office Senior Noteholders), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on an advance made by or on behalf of the Back Bay Office Senior Noteholders, (f) (x) if a borrower party is the purchaser, or (y) if the purchase occurs more than ninety (90) days after such option first becomes exercisable as described under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, any liquidation or workout fees payable under the Pooling and Servicing Agreement with respect to the Back Bay Office Whole Loan; (g) (x) if a borrower party is the purchaser, or (y) if the purchase occurs more than 120 days after notice by the Master Servicer or the Special Servicer to the Back Bay Office Junior Noteholders of the servicing transfer event resulting in the Back Bay Office Whole Loan being a Specially Serviced Loan as a result of which such option first becomes exercisable as described under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, any accrued and unpaid late payment charges and default interest on the Back Bay Office Senior Notes that are not held by a securitization trust; and (h) any Back Bay Office Recovered Costs not reimbursed previously to the Back Bay Office Senior Noteholders pursuant to the Back Bay Office Co-Lender Agreement. If the Mortgaged Property becomes an REO Property, for purposes of determining the Defaulted Back Bay Office Senior Note Purchase Price, interest will be deemed to continue to accrue on the Back Bay Office Senior Notes at the Back Bay Office Senior Note Default Rate as if the Back Bay Office Whole Loan were not so converted. In no event will the Defaulted Back Bay Office Senior Note Purchase Price include amounts due or payable to the Back Bay Office Junior Noteholders under the Back Bay Office Co-Lender Agreement.

Servicing

The Back Bay Office Whole Loan and any related REO Property will be serviced and administered under the Pooling and Servicing Agreement.

In servicing the Back Bay Office Whole Loan, the Master Servicer and the Special Servicer are required to service the Back Bay Office Whole Loan in accordance with the Servicing Standard, taking into account the interests of each of The Back Bay Office Noteholders as a collective whole (it being understood that the interests of the Back Bay Office Junior Noteholders are subordinate to the interests of the Back Bay Office Senior Noteholders, subject to the terms and conditions of the Back Bay Office Co-Lender Agreement, including the rights of the Back Bay Office Controlling Noteholder).

Custody of the Mortgage File

The originals of the mortgage loan documents for the Back Bay Office Whole Loan (other than the original promissory notes for the Back Bay Office Companion Notes) will be held by the custodian under the Pooling and Servicing Agreement.

Application of Payments

In general, the Back Bay Office Junior Notes and the rights of the Back Bay Office Junior Noteholders to receive payments of interest, principal and other amounts with respect to the Back Bay Office Junior Notes are at all times junior, subject and subordinate to the Back Bay Office Senior Notes and the right of the Back Bay Office Senior Noteholders to receive payments of interest, principal and other amounts with respect to the Back Bay Office Senior Notes as set forth in the Back Bay Office Co-Lender Agreement.

Payments Prior to a Back Bay Office Sequential Pay Event

If no Back Bay Office Sequential Pay Event (as defined below) has occurred and is continuing, all amounts tendered by the borrower under the Back Bay Office Whole Loan or otherwise available for payment on or with respect to or in connection with the Back Bay Office Whole Loan or the Back Bay Office Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the

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Back Bay Office Whole Loan, insurance proceeds or condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions) and any other amounts paid by the related borrower (but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents for the Back Bay Office Whole Loan (to the extent, in accordance with the terms of such mortgage loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Master Servicer or Special Servicer under the Pooling and Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee) are required to be distributed by the Master Servicer in the following order of priority without duplication; provided, that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any servicing fees due to the Master Servicer in excess of a Back Bay Office Note’s pro rata share (considering, for this purpose only, only the Back Bay Office Notes that are not included in the securitization trust governed by the Pooling and Servicing Agreement) of that portion of such servicing fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Back Bay Office Whole Loan (which “primary servicing fee rate” may not exceed 0.01% per annum) and any master servicing fees on mortgage loans other than the Back Bay Office Mortgage Loan, and reimbursements of monthly payment advances and interest thereon, will be payable to such party only by the respective Back Bay Office Senior Noteholder in respect of whose Back Bay Office Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such Back Bay Office Note under the following provisions, and (B) any late payment charges and default interest will be allocated under the provisions described under “—Application of Penalty Charges” below (without a purported exclusion on account of amounts payable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement); provided, further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the mortgage loan agreement to the holders of Back Bay Office Notes that are not then currently held by a securitization trust, any such assumption or transfer fees that are actually so paid will be distributed to holders of such Back Bay Office Notes in the respective amounts payable to them as provided in the mortgage loan agreement without deduction or exclusion):

(i)        first, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Senior Note Rate;

(ii)      second, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to all principal payments received, including any insurance proceeds or condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Back Bay Office Whole Loan allocated as principal on the Back Bay Office Whole Loan and payable to the Back Bay Office Noteholders, until the outstanding principal balances of the Back Bay Office Senior Notes have been reduced to zero;

(iii)      third, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Back Bay Office Senior Noteholders, including any Back Bay Office Recovered Costs not previously reimbursed by the related borrower (or paid or advanced by the Master Servicer or the Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Back Bay Office Whole Loan pursuant to the Back Bay Office Co-Lender Agreement or the Pooling and Servicing Agreement;

(iv)      fourth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Senior Notes has been reduced, then to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Senior Notes as a result of such workout, plus interest on such amount at

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the related Back Bay Office Senior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(v)       fifth, to the extent one or more of the Back Bay Office Junior Noteholders have made any payments or advances to cure defaults as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to reimburse such noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such noteholders in connection with any cure of a non-monetary default as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to the extent reimbursable by, but not previously reimbursed by, the related borrower;

(vi)      sixth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Junior Note Rate;

(vii)     seventh, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to all principal payments received, including any insurance proceeds or condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Back Bay Office Whole Loan allocated as principal on the Back Bay Office Whole Loan and payable to the Back Bay Office Noteholders, remaining after giving effect to the allocations in clause (ii) above, until the outstanding principal balances of the Back Bay Office Junior Notes have been reduced to zero;

(viii)    eighth, if the proceeds of any foreclosure sale or any liquidation of a Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Junior Notes has been reduced, then to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Junior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Junior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(ix)     ninth, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Senior Note Percentage Interest multiplied by (ii) the Back Bay Office Senior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(x)      tenth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Junior Note Percentage Interest multiplied by (ii) the Back Bay Office Junior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(xi)     eleventh, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Senior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan;

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(xii)    twelfth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Junior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan; and

(xiii)   thirteenth, if any amount is available to be distributed in respect of the Back Bay Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount will be paid pro rata to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders in accordance with the initial Aggregate Back Bay Office Senior Note Percentage Interest and the initial Aggregate Back Bay Office Junior Note Percentage Interest, respectively, with the amount distributed to the Back Bay Office Senior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Senior Notes and the amount distributed to the Back Bay Office Junior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Junior Notes.

To the extent that amounts distributable to a noteholder as described above constitute proceeds of the purchase of the Back Bay Office Whole Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement, or the proceeds of the purchase of the securitized Back Bay Office Senior Notes as described below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, such amounts will be so distributable to the person who was the applicable noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Back Bay Office Senior Notes by the Back Bay Office Junior Noteholder(s) will be distributable to any Back Bay Office Junior Noteholder in that capacity. The proceeds of any sale of any Back Bay Office Senior Notes that are then included in a securitization trust (when the Back Bay Office Notes are collectively a Defaulted Mortgage Loan) will be distributable solely as set forth below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes” and not under the provisions described in this “—Payments Prior to a Back Bay Office Sequential Pay Event” subsection.

“Back Bay Office Sequential Pay Event” means any event of default with respect to an obligation to pay money due under the Back Bay Office Whole Loan, any other event of default for which the Back Bay Office Whole Loan is actually accelerated or any other event of default which causes the Back Bay Office Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default; provided, that unless the Master Servicer or the Special Servicer has notice or knowledge of such event at least ten (10) business days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Back Bay Office Whole Loan. A Back Bay Office Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Back Bay Office Junior Noteholder(s)) and will not be deemed to exist to the extent the Back Bay Office Junior Noteholder(s) are exercising cure rights or the default that led to the occurrence of such Back Bay Office Sequential Pay Event has otherwise been cured or waived.

Payments Following a Back Bay Office Sequential Pay Event

Payments of interest and principal are required to be made to the Back Bay Office Noteholders according to the priorities described above under “—Payments Prior to a Back Bay Office Sequential Pay Event”; provided, if a Back Bay Office Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower under the Back Bay Office Whole Loan or otherwise available for payment on or with respect to or in connection with the Back Bay Office Whole Loan or the Back Bay Office Mortgaged Property or amounts realized as proceeds thereof (including, without limitation, amounts received by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement as reimbursements on account of recoveries in respect of advances), whether received in the form of monthly payments, the balloon payment, liquidation proceeds, any proceeds from the sale or distribution of any REO Property, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Back Bay Office Whole Loan, insurance proceeds or condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions) and any other amounts paid by the related borrower (but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents for the Back Bay Office Whole Loan (to the extent, in accordance with the terms of such mortgage loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or

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reimbursable to the Master Servicer or Special Servicer under the Pooling and Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee) are required to be distributed by the Master Servicer in the following order of priority without duplication; provided, that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any servicing fees due to the Master Servicer in excess of a Back Bay Office Note’s pro rata share (considering, for this purpose only, only the Back Bay Office Notes that are not included in the securitization trust governed by the Pooling and Servicing Agreement) of that portion of such servicing fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Back Bay Office Whole Loan and any master servicing fees on mortgage loans other than the Back Bay Office Mortgage Loan, and reimbursements of monthly payment advances and interest thereon, will be payable to such party only by the respective Back Bay Office Senior Noteholder in respect of whose Back Bay Office Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such Back Bay Office Note under the following provisions, and (B) any late payment charges and default interest will be allocated under the provisions described under “—Application of Penalty Charges” below (without a purported exclusion on account of amounts payable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement); provided, further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the mortgage loan agreement to the holders of Back Bay Office Notes that are not then currently held by a securitization trust, any such assumption or transfer fees that are actually so paid will be distributed to holders of such Back Bay Office Notes in the respective amounts payable to them as provided in the mortgage loan agreement without deduction or exclusion):

(i)       first, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Senior Note Rate;

(ii)       second, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), until the outstanding principal balances of the Back Bay Office Senior Notes have been reduced to zero;

(iii)       third, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Back Bay Office Senior Noteholders, including any Back Bay Office Recovered Costs in each case to the extent reimbursable by the related borrower but not previously reimbursed by the related borrower (or paid or advanced by the Master Servicer or the Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Back Bay Office Whole Loan pursuant to the Back Bay Office Co-Lender Agreement or the Pooling and Servicing Agreement;

(iv)       fourth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Senior Notes has been reduced, then to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Senior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Senior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(v)       fifth, to the extent one or more of the Back Bay Office Junior Noteholders have made any payments or advances to cure defaults as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to reimburse such noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such noteholders in connection with any cure of a non-monetary default as described below under “—Cure

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Rights of the Back Bay Office Junior Noteholders”, to the extent reimbursable by, but not previously reimbursed by, the related borrower;

(vi)      sixth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Junior Note Rate;

(vii)    seventh, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), until the outstanding principal balances of the Back Bay Office Junior Notes have been reduced to zero;

(viii)   eighth, if the proceeds of any foreclosure sale or any liquidation of a Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Junior Notes has been reduced, then to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Junior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Junior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(ix)     ninth, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Senior Note Percentage Interest multiplied by (ii) the Back Bay Office Senior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(x)      tenth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Junior Note Percentage Interest multiplied by (ii) the Back Bay Office Junior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(xi)     eleventh, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Senior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan;

(xii)    twelfth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Junior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan; and

(xiii)   thirteenth, if any amount is available to be distributed in respect of the Back Bay Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount will be paid pro rata to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders in accordance with the initial Aggregate Back Bay Office Senior Note Percentage Interest and the initial Aggregate Back Bay Office Junior Note Percentage Interest, respectively, with the amount distributed to the Back Bay Office Senior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Senior Notes and the amount distributed to the Back Bay Office Junior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Junior Notes.

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To the extent that amounts distributable to a noteholder as described above constitute proceeds of the purchase of the Back Bay Office Whole Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement, or the proceeds of the purchase of the securitized Back Bay Office Senior Notes as described below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, such amounts will be so distributable to the person who was the applicable noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Back Bay Office Senior Notes by the Back Bay Office Junior Noteholder(s) will be distributable to any Back Bay Office Junior Noteholder in that capacity. The proceeds of any sale of any Back Bay Office Senior Notes that are then included in a securitization trust (when the Back Bay Office Notes are collectively a Defaulted Mortgage Loan) will be distributable solely as set forth below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes” and not under the provisions described in this “—Payments Prior to a Back Bay Office Sequential Pay Event” subsection.

Application of Penalty Charges

Penalty charges allocated to the Back Bay Office Notes as described above under “—Payments Prior to a Back Bay Office Sequential Pay Event” and “—Payments Following a Back Bay Office Sequential Pay Event” are required to be applied:

(i) first, to reduce the penalty charges otherwise payable on each such promissory note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for advance interest accrued on any servicing advance and reimbursement of any servicing advances in accordance with the terms of the Pooling and Servicing Agreement (on a pro rata and pari passu basis, from amounts allocated to the Back Bay Office Senior Notes and the Back Bay Office Junior Notes);

(ii) second, with respect to amounts allocated to any Back Bay Office Senior Note included in a securitization trust, to reduce, on a Pro Rata and Pari Passu Basis, the penalty charges otherwise payable to the holder of each such promissory note by the amount necessary to pay each master servicer and trustee with respect to each securitization trust that includes a Back Bay Office Senior Note for advance interest accrued on any monthly payment advance made with respect to such promissory note by such party (if and as specified in the related securitization servicing agreement);

(iii) third, to reduce, the penalty charges otherwise payable on each such promissory note by the amount necessary to pay additional trust fund expenses (including special servicing fees, unpaid workout fees and unpaid liquidation fees) incurred with respect to the Back Bay Office Whole Loan (on a pro rata and pari passu basis, from amounts allocated to the Back Bay Office Senior Notes and the Back Bay Office Junior Notes based solely upon the outstanding principal balances of such Back Bay Office Senior Notes and Back Bay Office Junior Notes); and

(iv) finally, on a pro rata and pari passu basis based upon the outstanding principal balances of the Back Bay Office Senior Notes and the Back Bay Office Junior Notes, (i) in the case of the remaining amount of penalty charges so allocated to Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-1, Note A-7-2, Note A-8-1, Note A-8-2 and Note A-8-3, to pay such remaining amount to the Master Servicer and/or the Special Servicer as additional servicing compensation, and (ii) in the case of the remaining amount of penalty charges so allocated to Note A-1, Note A-2, Note B-1 and Note B-2, to pay such remaining amount to the related noteholders on a pro rata and pari passu basis based upon the outstanding principal balances of such promissory notes. Notwithstanding the foregoing, (A) any penalty charges received as part of the purchase price for the Back Bay Office Whole Loan pursuant to a purchase option of a mezzanine lender under a mezzanine intercreditor agreement will be paid to the holders of Note A-1 and Note A-2 and, if the related promissory note is not included in a securitization trust, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-1, Note A-7-2, Note A-8-1, Note A-8-2 and Note A-8-3 to the extent of such penalty charges that were so paid on their promissory notes (and allocated and paid, as between such noteholders, on a pro rata and pari passu basis according to their outstanding principal balances) and to the Back Bay Office Junior Noteholders to the extent of such penalty charges that were so paid on their promissory notes (and allocated and paid, as between such noteholders, on a pro rata and pari passu basis according to their outstanding principal balances) and (b) any penalty charges received as part of the purchase price for the Defaulted Mortgage Loan pursuant to the purchase option of the Back Bay Office Junior Noteholders are required to be paid to the holders of Note A-1 and Note A-2 and, if the related promissory note is not included in a securitization trust, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-1, Note A-7-2, Note A-8-1,

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Note A-8-2 and Note A-8-3 (and allocated and paid between such noteholders on a pro rata and pari passu basis according to their outstanding principal balances).

Certain Express Provisions Regarding Securitization Expenses

In no event will the holder of any Back Bay Office Senior Note that is not the subject of a securitization (a “Back Bay Office Unsecuritized Senior Note”, which term at all times will include the Back Bay Office Senior Note designated Note A-1 and the Back Bay Office Senior Note designated Note A-2) be required to pay or reimburse any person or entity for, nor will any amount otherwise payable or distributable to a holder of a Back Bay Office Unsecuritized Senior Note be reduced, in whole or in part, as a result of any advance interest on monthly payment advances; any monthly payment advances that are determined to be nonrecoverable; any trustee fees, certificate administrator fees, operating advisor fees or asset representation reviewer fees, or any master servicing fees for the Back Bay Office Whole Loan in excess of the Back Bay Office Unsecuritized Senior Note’s pro rata share of that portion of master servicing fees calculated at the “primary servicing fee rate” (nor master servicing fees on unrelated mortgage loans), that are accrued, paid or payable in respect of any securitized Back Bay Office Senior Note; or any costs or expenses of the enforcement of any obligation of any person or entity to repurchase a securitized Back Bay Office Senior Note from any securitization trust; provided, however, that the provisions described in the paragraph are subject to the provisions described under “—Application of Penalty Charges” above.

Effects of Workout

If the Special Servicer in connection with a workout of the Back Bay Office Whole Loan modifies the terms thereof in accordance herewith such that (i) the unpaid principal balance of the Back Bay Office Whole Loan is decreased, (ii) the mortgage rate or scheduled amortization payments on such Whole Loan are reduced, (iii) payments of interest or principal on such Whole Loan are waived, reduced or deferred or (iv) any other modification, waiver or amendment (other than an increase in the mortgage rate or increase in scheduled amortization payments) is made to any of the terms of the Back Bay Office Whole Loan, all payments to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders as described above under “—Application of Payments” will be made as so described as though such workout did not occur, with the payment terms of the Back Bay Office Senior Notes remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Back Bay Office Whole Loan attributable to such workout will be borne, first, by the Back Bay Office Junior Noteholders (pro rata based on the outstanding principal balances of their respective promissory notes), and then, by the Back Bay Office Senior Noteholders (pro rata based on the outstanding principal balances of their respective promissory notes), in that order, in each case up to the amount otherwise due on such promissory note(s). Subject to the Pooling and Servicing Agreement and the Back Bay Office Co-Lender Agreement, in the case of any modification or amendment described above, the Master Servicer and the Special Servicer will have the sole authority and ability to revise the payment provisions described above under “—Application of Payments” in a manner that reflects the subordination of the Back Bay Office Junior Notes to the Back Bay Office Senior Notes, with respect to the loss that is the result of such amendment or modification, including (without limitation): (i) the ability to increase the Aggregate Back Bay Office Senior Note Percentage Interest, and to increase or reduce, as applicable, the Aggregate Back Bay Office Junior Note Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Back Bay Office Senior Note Rate and the Back Bay Office Junior Note Rate, as applicable, in order to reflect a reduction in the Back Bay Office Mortgage Rate of the Back Bay Office Whole Loan but will not be permitted to change the order of the clauses described above under “—Application of Payments”. Notwithstanding the foregoing, if any workout, modification or amendment of the Back Bay Office Whole Loan extends the original maturity date of the Back Bay Office Whole Loan, for purposes of this paragraph, the balloon payment will be deemed not to be due on the original maturity date of the Back Bay Office Whole Loan but will be deemed due on the extended maturity date of the Back Bay Office Whole Loan.

Consultation and Control

The Special Servicer may not take, or consent to the Master Servicer’s taking, any of the actions constituting a Back Bay Office Major Decision as to which (x) if the holder of Back Bay Office Note designated Note B-1 or the holder of the Back Bay Office Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder, such Back Bay Office Controlling Noteholder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related major decision reporting package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 business day period or 20 day period, the Back Bay Office Controlling Noteholder will be deemed to have

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consented to such Back Bay Office Major Decision), (y) if such Back Bay Office Major Decision also constitutes a Back Bay Office Extraordinary Major Decision (other than when the holder of Note A-4-1 is the Back Bay Office Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Senior Noteholders as described under “—Back Bay Office Extraordinary Major Decisions” below or (z) that, if such Back Bay Office Major Decision also constitutes a Back Bay Office Majority Decision (other than when the holder of Note B-1 or the holder of Note A-4-1 is the Back Bay Office Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Senior Noteholders as described under “—Back Bay Office Majority Decisions” below.

Furthermore, the Back Bay Office Controlling Noteholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Back Bay Office Whole Loan as such party may reasonably deem advisable or as to which provision is otherwise made in the Back Bay Office Co-Lender Agreement or in the Pooling and Servicing Agreement (but this will not be construed to limit the rights of other Back Bay Office Noteholders under the provisions of the Back Bay Office Co-Lender Agreement described under “—Back Bay Office Extraordinary Major Decisions” below or “—Back Bay Office Majority Decisions” below).

In addition, prior to taking, or consenting to the Master Servicer’s taking of, any Back Bay Office Major Decision, the Special Servicer will be required to consult (on a non-binding basis) with all applicable Back Bay Office Consulting Parties in connection with such Back Bay Office Major Decision with respect to the Back Bay Office Whole Loan and consider alternative actions recommended by such Back Bay Office Consulting Parties; provided that each such consultation is not binding on the Special Servicer. However, no person or entity who constitutes a Back Bay Office Decision-Eligible Note A Holder with respect to a Back Bay Office Extraordinary Major Decision under the provisions described under “—Back Bay Office Extraordinary Major Decisions” below, or a Back Bay Office Majority Decision under the provisions described under “—Back Bay Office Majority Decisions” below, will also be entitled to non-binding consultation with the Special Servicer with respect to such Back Bay Office Extraordinary Major Decision or such Back Bay Office Majority Decision, as the case may be, notwithstanding that such person may otherwise then constitute a Back Bay Office Consulting Party. The period when the Special Servicer engages in non-binding consultation with any Back Bay Office Consulting Party need not extend past 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after such Back Bay Office Consulting Party’s receipt of the related major decision reporting package from the Special Servicer.

Notwithstanding any provision to the contrary, if the Special Servicer or Master Servicer (if it is otherwise authorized to take such action), as applicable, determines that immediate action, with respect to a Back Bay Office Major Decision, or any matter requiring the consent of, or consultation with, the Back Bay Office Controlling Noteholder, the Decision-Eligible Senior Noteholders or the applicable Back Bay Office Consulting Parties, is necessary to protect the interests of the Back Bay Office Noteholders (as a collective whole as if the Back Bay Office Noteholders constituted a single lender (and taking into account the subordinate nature of the Back Bay Office Junior Notes)), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the responses of the Back Bay Office Controlling Noteholder, the Decision-Eligible Senior Noteholders or any Back Bay Office Consulting Party (or, in the case of the Master Servicer, the response of the Special Servicer).

No direction, objection, advice or consultation on the part of the Back Bay Office Controlling Noteholder, any applicable Decision-Eligible Senior Noteholder(s) or any applicable Back Bay Office Consulting Party may require or cause the Master Servicer or the Special Servicer to violate the terms of the Back Bay Office Whole Loan, any provision of any related mortgage loan documents, any mezzanine intercreditor agreement (if any mezzanine debt exists), applicable law, the Back Bay Office Co-Lender Agreement or the REMIC provisions, including without limitation each of the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose any Back Bay Office Noteholder or any party to the Back Bay Office Co-Lender Agreement or the Pooling and Servicing Agreement or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, or cause any REMIC that holds any interest in a Back Bay Office Note to fail to qualify as a REMIC or any grantor trust that holds an interest in a Back Bay Office Note to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Back Bay Office Co-Lender Agreement or the Pooling and Servicing Agreement.

None of the Back Bay Office Controlling Noteholder or the Back Bay Office Consulting Parties will have any liability to any other Back Bay Office Note holder, or any person who owns an interest in any such other promissory

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notes, for any action taken, or for refraining from the taking of any action, pursuant to the Back Bay Office Co-Lender Agreement or the Pooling and Servicing Agreement, or for error in judgment. No Back Bay Office Decision-Eligible Note A Holder will be under any liability to any other Back Bay Office Note holder (including other Back Bay Office Decision-Eligible Note A Holders), or any other person, for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Back Bay Office Co-Lender Agreement or the Pooling and Servicing Agreement, or for errors in judgment.

Notwithstanding any provision to the contrary, in no event will the ownership or holding of an interest in a Back Bay Office Senior Note (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a Back Bay Office Junior Noteholder (or any affiliate thereof) limit the status of the holder of Note B-1 as the Back Bay Office Controlling Noteholder or the rights of the holder of Note B-1 or its noteholder representative, at any time when no Back Bay Office Control Appraisal Period is in effect and the holder of Note B-1 is not a borrower party, nor limit, at any time, the rights of the Back Bay Office Junior Noteholders in such capacity.

“Back Bay Office Control Appraisal Period” means any period with respect to the Back Bay Office Whole Loan, if and for so long as:

(a)       (1) the aggregate initial principal balance of Note B-1 and Note B-2, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Back Bay Office Junior Notes after the date of their creation, (y) any Appraisal Reduction Amount then applicable to the Back Bay Office Whole Loan and (z) any losses realized with respect to the Mortgaged Property or the Back Bay Office Whole Loan that are allocated to the Back Bay Office Junior Notes, is less than

(b)       25% of the remainder of (i) the aggregate initial principal balance of Note B-1 and Note B-2 less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Back Bay Office Junior Notes after the date of their creation;

provided, that a Back Bay Office Control Appraisal Period will not be in effect at any time when a Back Bay Office Threshold Event Cure is in effect.

No Appraisal Reduction Amount based on an “assumed appraised value” or “automatic appraisal reduction amount” that may otherwise apply under the Pooling and Servicing Agreement will have force or effect for purposes of determining the Back Bay Office Controlling Noteholder or whether a Back Bay Office Control Appraisal Period is in effect.

“Back Bay Office Controlling Noteholder” means, as of any date of determination, (i) the holder of Note B-1, provided that (a) no Back Bay Office Control Appraisal Period has occurred and is continuing and (b) the holder of Note B-1 is not a borrower party and a borrower party would not otherwise be entitled to exercise the rights of the Back Bay Office Controlling Noteholder in respect of Note B-1; (ii) the holder of Note A-1 if (a) the holder of Note B-1 is not then the Back Bay Office Controlling Noteholder and (b) the holder of Note A-1 is then a Control-Eligible Senior Noteholder; (iii) the holder of Note A-2 if (a) neither the holder of Note B-1 nor the holder of Note A-1 is then the Back Bay Office Controlling Noteholder and (b) the holder of Note A-2 is then a Control-Eligible Senior Noteholder; or (iv) if none of the holder of Note B-1, the holder of Note A-1 or the holder of Note A-2 is then the Back Bay Office Controlling Noteholder, the holder of Note A-4-1 (subject to the terms of the Pooling and Servicing Agreement). No Appraisal Reduction Amount based on an “assumed appraised value” or “automatic appraisal reduction amount” that may otherwise apply under the servicing agreement that constitutes the Pooling and Servicing Agreement will have force or effect for purposes of determining the Back Bay Office Controlling Noteholder or whether a Back Bay Office Control Appraisal Period is in effect.

“Back Bay Office Consulting Parties”: As of any date of determination, all of the following persons: (i) the Note A-1 holder if it is a Decision-Eligible Senior Noteholder and is not then the Back Bay Office Controlling Noteholder; (ii) the Note A-2 holder if it is a Decision-Eligible Senior Noteholder and is not then the Back Bay Office Controlling Noteholder; (iii) the Note A-3 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (iv) the Note A-4-1 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement

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regarding affiliation with the borrower or broad affiliates thereof; (v) the Note A-4-2 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vi) the Note A-4-3 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vii) the Note A-5 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vii) the Note A-6 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (viii) the Note A-7-1 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (ix) the Note A-7-2 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (x) the Note A-8-1 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xi) the Note A-8-2 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xii) the Note A-8-3 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; and (xiii) each of the one or more other persons as may be designated in the Pooling and Servicing Agreement.

“Back Bay Office Major Decision” means:

(i)                                   any forbearance with respect to the Back Bay Office Whole Loan or any proposed or actual foreclosure upon or comparable conversion (which may include any sale by power of sale or any acceptance of a deed in lieu of foreclosure or any acquisition of an REO Property) of the ownership of properties securing the Back Bay Office Whole Loan if it comes into and continues in default;

(ii)                                any modification, consent to a modification or waiver of any monetary term (including, without limitation, penalty charges) or material non-monetary term (including, without limitation, a modification with respect to the timing of any monthly payment(s) and acceptance of discounted payoffs) of the Back Bay Office Whole Loan or any extension of the maturity date of the Back Bay Office Whole Loan;

(iii)                             any direct sale or indirect sale (such as but not limited to the sale of limited liability company interests in an entity that is the direct owner) of all or any material portion of any REO Property;

(iv)                            any determination to bring any REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property, give any lender consent under the mortgage loan documents to the borrower with respect to environmental matters or any approval of the borrower’s determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property, in each case, to the extent the lender is required to consent to, or approve, any such requirement from the borrower or the determination by the borrower under the mortgage loan documents;

(v)                               any release of collateral or any acceptance of substitute or additional collateral for the Back Bay Office Whole Loan, or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the Back Bay Office Whole Loan and there is no lender discretion;

(vi)                            any waiver of or decision to not enforce a “due on sale” or “due on encumbrance” clause under the mortgage loan documents or, if lender consent is required, any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or

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incurrence of debt as may be effected pursuant to the terms of the mortgage loan documents without the consent of the lender and for which there is otherwise no lender discretion;

(vii)                          any approval of property management company changes (including modifications, waivers or amendments to any management agreement or entering into or terminating a management agreement), in each case to the extent the lender is required to consent to, or approve, such changes under the mortgage loan documents;

(viii)                        releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion (for the avoidance of doubt the determination of whether conditions precedent to a borrower’s right to obtain a release have been satisfied will be a matter of lender discretion);

(ix)                             (a) any acceptance of an assumption agreement, any consent to a transfer of interests in the guarantor or the borrower that is not permitted under the mortgage loan documents, any other agreement permitting transfers of interests in a borrower or guarantor other than in accordance with the mortgage loan documents, releasing a borrower or guarantor from liability under the Back Bay Office Whole Loan, the mortgage loan documents or any guaranty other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion, and (b) any amendment or modification to the definition of “Permitted Transfer” (or analogous term in the mortgage loan documents) or other provisions in the mortgage loan agreement with respect to change of control or ownership of the Mortgaged Property, the borrower or the guarantor;

(x)                               any acceleration of the Back Bay Office Whole Loan or the exercise of any other remedy following a default or an event of default with respect to the Back Bay Office Whole Loan or any guaranty (including any delivery of a notice of default), any initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents, with respect to any guarantor, the borrower or the Mortgaged Property;

(xi)                             the determination of the Special Servicer pursuant to the definition of “Specially Serviced Loan” that a default (other than a payment default or “Acceptable Insurance Default”) exists or that an imminent event of default exists;

(xii)                          any determination of an Acceptable Insurance Default; any proposed modification or waiver of any material provisions in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower; any approval of any casualty, insurance settlements or condemnation settlements, and, to the extent the lender is required to consent to, or approve, any such determination under the mortgage loan documents, any determination to apply casualty proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property;

(xiii)                       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xiv)                       any modification, waiver, amendment, renewal or termination of any “major lease” (as defined in the mortgage loan agreement) to the extent lender consent or approval is required under the mortgage loan documents, or entering into any subordination, non-disturbance and attornment agreement;

(xv)                          any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, other than such debt that is permitted pursuant to the specific terms of the Back Bay Office Whole Loan and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt are satisfied will be a matter of lender discretion);

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(xvi)                       any approval of or consent to a grant of an easement or right of way that materially affects the use or value of the Mortgaged Property or the borrower’s ability to make payments with respect to such Specially Serviced Loan;

(xvii)                    agreeing to any modification, waiver, consent or amendment of the Back Bay Office Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the Back Bay Office Whole Loan, (b) a modification of the type of defeasance collateral required under the mortgage loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the mortgage loan documents do not otherwise permit such principal prepayment;

(xviii)                 any extension, modification, waiver, consent or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially equivalent to the permitted mezzanine debt), or any action to enforce rights (or decision not to enforce rights), or any material modification, waiver, consent or amendment of such agreement, or any consent, approval waiver or determination by the senior lender under any such agreement and/or the exercise of rights and powers granted to the senior lender under any such agreement;

(xix)                       the approval of any annual budget or material alteration for the Mortgaged Property, to the extent the lender has a right of consent or approval with respect to such budget or alteration under the mortgage loan documents;

(xx)                          any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a Section 363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making an Section 1111(b)(2) election on behalf of the Back Bay Office Noteholders;

(xxi)                      any material modification, waiver or amendment of any guaranty, environmental indemnity or environmental insurance policy related to the mortgage loan documents, in each case, to the extent lender has the right to consent to or approve such guaranty, indemnity or policy under the mortgage loan documents;

(xxii)                    any approval of any operating and business plans proposed by Special Servicer for REO Property; and

(xxiii)                 any calculation of debt yield or determination of whether a “low debt yield” period under the mortgage loan agreement is in effect when required for any purpose under the mortgage loan documents.

“Required Decision-Eligible Senior Noteholders” means (i) with respect to any Back Bay Office Major Decision that also constitutes a Back Bay Office Extraordinary Major Decision, one or more Decision-Eligible Senior Noteholders whose Back Bay Office Senior Notes collectively evidence not less than 66-2/3% of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders and (ii) with respect to any Back Bay Office Major Decision that also constitutes a Back Bay Office Majority Decision when the initial Note A-1 holder or the initial Note A-2 holder is the Back Bay Office Controlling Noteholder, one or more Decision-Eligible Senior Noteholders whose Back Bay Office Senior Notes collectively evidence a majority of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders.

“Decision-Eligible Senior Noteholder” means, as of any date of determination, any of (i) the holder of Note A-1, if such holder is not then delinquent in a paying a reimbursement amount requested under the Back Bay Office Co-Lender Agreement and is not then a Restricted Senior Noteholder and no borrower party, nor any Back Bay Office Junior Noteholder or any affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the holder of Note A-1; (ii) the holder of Note A-2, if such holder is not then delinquent in paying a reimbursement amount requested under the Back Bay Office Co-Lender Agreement and is

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not then a Restricted Senior Noteholder and no borrower party, nor any Back Bay Office Junior Noteholder or any affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the holder of Note A-2; and (iii) at any time when the holder of Note B-1 is not the Back Bay Office Controlling Noteholder, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-1, Note A-7-2, Note A-8-1, Note A-8-2 and Note A-8-3 if its Note is not then held in a securitization, such holder is not then a Restricted Senior Noteholder and no borrower party would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of such holder; provided, that there will be no Decision-Eligible Senior Noteholders at any time when neither the initial Note A-1 holder nor the initial Note A-2 holder is a Control-Eligible Senior Noteholder.

“Restricted Senior Noteholder” mean any Back Bay Office Senior Noteholder that is either (i) a borrower party or an interest in whose note is owned (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a borrower party or (ii) a Back Bay Office Junior Noteholder (or any affiliate thereof) or an interest in whose Back Bay Office Senior Note is owned (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a Back Bay Office Junior Noteholder (or any affiliate thereof).

“Control-Eligible Senior Noteholder” means, as of any date of determination, any one or more of (i) the initial Note A-1 holder unless either (x) such holder and its affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate initial principal balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Senior Noteholder; and (ii) the initial Note A-2 holder unless either (x) such holder and its affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate initial principal balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Senior Noteholder.

Back Bay Office Extraordinary Major Decisions

The Special Servicer may not approve or enter into a Back Bay Office Major Decision that also constitutes a Back Bay Office Extraordinary Major Decision without the approval of the Required Decision-Eligible Senior Noteholders (in addition to the satisfaction of the other requirements described above, including the approval or deemed approval of a Major Decision by the holder Back Bay Office Note designated Note B-1 if such holder is then the Back Bay Office Controlling Noteholder) and, for such purpose, a failure by a Decision-Eligible Senior Noteholder to notify the Special Servicer of an approval of or objection to such Back Bay Office Extraordinary Major Decision in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after its receipt of the related major decision reporting package from the Special Servicer will be deemed to constitute its approval of such Back Bay Office Extraordinary Major Decision. Notwithstanding the deemed approval provisions described above, following the delivery of the related major decision reporting package as described, the Special Servicer must deliver a second notice of the Back Bay Office Extraordinary Major Decision to each Back Bay Office Decision-Eligible Note A Holder at least three business days and not more than five business days following the delivery of the first notice of such Back Bay Office Extraordinary Major Decision. If the second notice with respect to the relevant Back Bay Office Extraordinary Major Decision is not delivered within five business days following the delivery of the first notice, then a deemed approval will not arise with respect to such Back Bay Office Extraordinary Major Decision earlier than five business days following the delivery of the second notice.

The rights of the Required Decision-Eligible Senior Noteholders described in the preceding paragraph with respect to a Back Bay Office Extraordinary Major Decision will not apply when the holder of the Back Bay Office Senior Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder. In such circumstances, a Major Decision (whether or not it constitutes a Back Bay Office Extraordinary Major Decision) will generally require the approval or deemed approval of the “directing certificateholder” in (so long as no “control termination event” exists under) the securitization of the Back Bay Office Senior Note designated Note A-4-1 (or, if such Back Bay Office Senior Note has not been securitized, Deutsche Bank AG, New York Branch).

“Back Bay Office Extraordinary Major Decision” means any one or more of the following:

(i)                                   any extension of the term of the Back Bay Office Whole Loan (a) pursuant to a written agreement to be executed and delivered prior to the scheduled maturity date of the Back Bay Office Whole Loan, or (b) pursuant to a written agreement to be executed and delivered on or after the scheduled maturity

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date of the Back Bay Office Whole Loan, if the extension described in this clause (b) does not satisfy all of the following requirements: (1) the new maturity date provided in the extension documentation does not extend beyond the date that is 18 months after the original stated maturity date, (2) each of the Back Bay Office Senior Noteholders will receive partial prepayment of the Back Bay Office Senior Notes of not less than 7.5% of the then current principal balance of the Back Bay Office Senior Notes), and (3) the interest rates for each of the Back Bay Office Senior Notes will be increased to the greater of (x) the initial Back Bay Office Senior Note Rate set forth in the initial mortgage loan documents plus 200 basis points or (y) the “on the run” 5 year treasury note plus 300 basis points;

(ii)                                any single forbearance agreement other than a forbearance agreement which (a) relates solely to an event of default as a result of the failure to timely repay the loan at the maturity date and (b) requires the lender to forbear from exercising remedies for a period not to exceed 4 months;

(iii)                              any deferral of a monthly debt service payment (other than in connection with a forbearance permitted under the preceding clause (ii)) that impacts the Back Bay Office Senior Notes;

(iv)                             any forgiveness of any of the principal balance of any Back Bay Office Senior Note;

(v)                                any waiver or modification of a monthly debt service payment at the non-default interest rate (and for avoidance of doubt, subject to clauses (iii) and (iv) above, waivers, modifications and deferrals of any other monetary obligations do not constitute Back Bay Office Extraordinary Major Decisions);

(vi)                             any direct or indirect sale (including through a sale of equity interests in the owner of REO Property) of all or substantially all of any REO Property, for a price that is less than the Defaulted Back Bay Office Senior Note Purchase Price;

(vii)                          any release of any material collateral for the Back Bay Office Whole Loan (including in connection with any substitution of collateral), unless required pursuant to the terms of the Back Bay Office Whole Loan and there is no lender consent required;

(viii)                        any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the borrower or the guarantor or to a change in the control of the borrower or guarantor, in each case other than (a) any such transfer or change in control that may be effected pursuant to the terms of the mortgage loan documents without the consent of lender, and (b) any such transfer or change in control that is effected in connection with any pursuit of remedies, a deed in lieu of foreclosure, or a foreclosure;

(ix)                             any determination of an Acceptable Insurance Default, or any proposed modification or waiver of any material provisions in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower (unless the modification is to increase the amount or scope of coverage);

(x)                                any approval of any property insurance settlement or condemnation settlement, in each case unless either (a) such approval is required pursuant to the terms of the mortgage loan documents and there is no lender discretion involved or (ii) under the terms of the mortgage loan documents the borrower is permitted to enter into such settlement without the approval of lender;

(xi)                              any determination by lender to apply property insurance proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property, to the extent the lender has a right under the mortgage loan documents to consent to or make such determination;

(xii)                          any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, other than (a) any such debt that is permitted pursuant to the terms of the mortgage loan documents and for which there is no lender consent required or (b) any such debt the net proceeds of which will be used to pay down the Back Bay Office Whole Loan and/or to support the cash needs of the Mortgaged Property; and

(xiii)                        any filing of a bankruptcy or similar insolvency action against the borrower or the guarantor.

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Back Bay Office Majority Decisions

If the holder of the Back Bay Office Senior Note designated Note A-1, or the holder of the Back Bay Office Senior Note designated Note A-2, is a Control-Eligible Senior Noteholder and constitutes the Back Bay Office Controlling Noteholder, then the Special Servicer may not approve or enter into a Back Bay Office Major Decision that also constitutes a Back Bay Office Majority Decision without the approval of the Required Decision-Eligible Senior Noteholders and, for such purpose, a failure by a Decision-Eligible Senior Noteholder to notify the Special Servicer of an approval of or objection to such Back Bay Office Majority Decision in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after its receipt of the related major decision reporting package from the Special Servicer will be deemed to constitute its approval of such Back Bay Office Majority Decision. Notwithstanding the deemed approval provisions described above, following the delivery of the related major decision reporting package as described, the Special Servicer must deliver a second notice of the Back Bay Office Majority Decision to each Back Bay Office Decision-Eligible Note A Holder at least three business days and not more than five business days following the delivery of the first notice of the Back Bay Office Majority Decision. If the second notice with respect to the relevant Back Bay Office Majority Decision is not delivered within five business days following the delivery of the first notice, then a deemed approval will not arise with respect to such Back Bay Office Majority Decision earlier than five business days following the delivery of the second notice.

The rights of the Required Decision-Eligible Senior Noteholders described in the preceding paragraph with respect to a Back Bay Office Majority Decision will not apply when either (i) the holder of the Back Bay Office Junior Note designated Note B-1 is the Back Bay Office Controlling Noteholder or (ii) the holder of the Back Bay Office Senior Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder. In either case, a Major Decision (whether or not it constitutes a Back Bay Office Majority Decision) will nonetheless require the approval or deemed approval of the holder of the Back Bay Office Junior Note designated Note B-1 or the holder of the Back Bay Office Junior Note designated Note A-4-1, as the case may be, as described in the first paragraph of this “—Consultation and Control” subsection.

“Back Bay Office Majority Decision” means each Back Bay Office Major Decision that does not also constitute a Back Bay Office Extraordinary Major Decision.

Collateral Posting Rights

The Note B-1 holder will be entitled to avoid a Back Bay Office Control Appraisal Period caused by application of an Appraisal Reduction Amount (a “Back Bay Office Threshold Event Cure”) by posting cash collateral or an unconditional and irrevocable standby letter of credit (such collateral, “Back Bay Office Threshold Event Collateral”), in either case with the Trustee as the beneficiary and in a form that is acceptable to the Master Servicer or Special Servicer, as applicable, held by or on behalf of the Master Servicer (or other party designated under the Pooling and Servicing Agreement), within 30 days after the receipt of the relevant appraisal and notice of the Special Servicer’s calculation of the Appraisal Reduction Amount. Back Bay Office Threshold Event Collateral is required to be returned if and to the extent that the Back Bay Office Control Appraisal Period would not be in effect without regard to such posted collateral.

Appraisals, Appraisal Reduction Events and Appraisal Rights

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an appraisal has not been obtained within the immediately preceding 9 months (or if the Special Servicer has determined in accordance with the Servicing Standard such appraisal to be materially inaccurate), the Special Servicer will be required to use reasonable efforts to obtain an appraisal, the costs of which will be paid by the Master Servicer as a property advance (or as an expense of the lead securitization trust and paid out of the collection account for the lead securitization trust if such property advance would be a nonrecoverable advance).

On the first determination date under the Pooling and Servicing Agreement that is at least 5 business days following the receipt of such appraisal, the Special Servicer will be required to calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such appraisal and such information, if any, reasonably requested from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount.

If an Appraisal Reduction Event has occurred (unless the Back Bay Office Whole Loan has become a Corrected Loan and has remained current for three consecutive monthly payments, and with respect to which no other

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Appraisal Reduction Event has occurred during the preceding three months), the Special Servicer will be required, within 30 days of each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of the prior appraisal) (the cost of which will be covered by, and reimbursable as, a property advance by the Master Servicer or as an expense of the lead securitization trust fund and paid by the Master Servicer out of the collection account for the lead securitization trust if such property advance would be a nonrecoverable advance), provided, no new or updated appraisal will be required if the Back Bay Office Whole Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Special Servicer reasonably believes such sale is likely to close. Based upon such appraisal or letter updates thereto, the Special Servicer will be required to determine and report to the Master Servicer and the Certificate Administrator the Appraisal Reduction Amount, if any, with respect to the Back Bay Office Whole Loan, and each of those parties will be entitled to rely conclusively on such determination by the Special Servicer.

If a Back Bay Office Control Appraisal Period is in effect as a result of an Appraisal Reduction Amount, the Note B-1 holder will have the right, at its sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property (setting forth an appraised value). The Special Servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of such holder’s written request. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Special Servicer will be required to recalculate such Appraisal Reduction Amount, based upon such second appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. If required by any such recalculation, the Note B-1 holder will be reinstated as the Back Bay Office Controlling Noteholder.

In addition, if a Back Bay Office Control Appraisal Period is in effect, the Note B-1 holder will have the right, at its sole expense, to require the Special Servicer to order an additional appraisal of the Mortgaged Property (setting forth an appraised value) if an event has occurred at or with regard to the related Mortgaged Property that would have a material effect on its appraised value. In such event, the Special Servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of such holder’s written request; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the Mortgaged Property have occurred that would have a material effect on the appraised value of the Mortgaged Property. Upon receipt of any such additional appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Special Servicer will be required to recalculate such Appraisal Reduction Amount, based upon such additional appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. If required by any such recalculation, the Note B-1 holder will be reinstated as the Back Bay Office Controlling Noteholder. The right of the Note B-1 holder to require the Special Servicer to order an additional appraisal as described in this paragraph is limited to no more frequently than once in any 9-month period.

The Note B-1 holder, if requesting a second or additional appraisal, may not exercise any direction, control, consent and/or similar rights of the Back Bay Office Controlling Noteholder until such time, if any, as the Note B-1 holder is reinstated as the Back Bay Office Controlling Noteholder and no Back Bay Office Control Appraisal Period exists, and the rights of the Back Bay Office Controlling Noteholder will be exercised by the person that then constitutes the Back Bay Office Controlling Noteholder in accordance with the definition of “Back Bay Office Controlling Noteholder.”

Appraisals that are permitted to be obtained by the Special Servicer at the request of the Note B-1 holder as described above will be in addition to any appraisals or updated appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Back Bay Office Co-Lender Agreement without regard to any appraisal requests made by the Note B-1 holder.

With respect to the Back Bay Office Mortgaged Property or related REO Property, any appraisal must (i) be conducted by an appraiser in accordance with the standards of the Appraisal Institute and certified by such appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended and (ii) state the “as-is” “market value” of such Mortgaged Property or REO Property as defined in 12

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C.F.R. § 225.62.1 based upon the current physical condition, use and zoning of such Mortgaged Property or REO Property as of the date of the appraisal; provided, that after an initial appraisal has been obtained pursuant to the terms of the Back Bay Office Co-Lender Agreement, an update of such initial appraisal will be considered an “appraisal.” The appraiser rendering such an must be an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

Special Servicer Appointment Rights

The Back Bay Office Controlling Noteholder may remove the existing special servicer for the Back Bay Office Whole Loan, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described herein, if the Note A-1 holder or Note A-2 holder is the Back Bay Office Controlling Noteholder, then the Note A-1 holder or Note A-2 holder, as the case may be, may not exercise its right to cause a replacement of the Special Servicer unless it has obtained the written approval of one or more other Decision-Eligible Senior Noteholders and the aggregate initial principal balance of the Back Bay Office Senior Notes of the Note A-1 holder or Note A-2 holder, as the case may be, and such other approving Decision-Eligible Senior Noteholder(s) represents more than 50% of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders in the aggregate.

Cure Rights of the Back Bay Office Junior Noteholders

Prior to a Back Bay Office Control Appraisal Period, the Back Bay Office Junior Noteholders have the right to cure monetary events of default (within 15 business days of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) or non-monetary events of default (by the later of (x) the date that is 60 days after the expiration of the borrower’s cure period, if any, and (y) the date that is 30 days after receipt of notice thereof, but in both cases subject to an extension of up to 120 days in certain circumstances) with respect to the Back Bay Office Whole Loan. If both Back Bay Office Junior Noteholders exercise such right with respect to a monetary event of default, such noteholders collectively, on a pro rata basis, will have that right.

No more than 6 monetary events of default may be cured over the life of the Back Bay Office Whole Loan, no more than 4 of which may be consecutive. In addition, no more than 6 non-monetary events of default may be cured over the life of the Back Bay Office Whole Loan. So long as the Back Bay Office Junior Noteholders are exercising a cure right and the cure period has not expired, the Master Servicer, the Special Servicer and the Trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the Back Bay Office Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv) transferring the Back Bay Office Whole Loan to special servicing or (v) the payment priorities described above under “Application of Payments”.

Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes

At any time that the Back Bay Office Whole Loan becomes and remains a specially serviced loan, upon written notice, the Back Bay Office Junior Noteholders have the right to purchase the Back Bay Office Senior Notes at the Defaulted Back Bay Office Senior Note Purchase Price. If both Back Bay Office Junior Noteholders exercise such right, such noteholders collectively will be required to purchase the Back Bay Office Senior Notes on a pro rata basis. If the purchase option is exercised, the Back Bay Office Junior Noteholders that exercise the option generally must close on the purchase on a date not less than 10 days and not more than 60 days after the date of the notice of exercise. However, the closing date may be extended by an additional 30 days if the Back Bay Office Junior Noteholders that exercise the option deposit with the applicable servicer (which, for this purpose, will be the Master Servicer under the Pooling and Servicing Agreement for as long as it constitutes the Pooling and Servicing Agreement) a non-refundable deposit equal to 5% of the purchase price prior to the original closing date. Such purchase option will terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing, if the Special Servicer intends to enter into a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property, the Back Bay Office Junior Noteholders will have 15 business days from the date of notice thereof to exercise their purchase option, in which case the Back Bay Office Junior Noteholders that exercise such option will be obligated to purchase the Mortgaged Property or REO Property within such 15 business day period at the Defaulted Back Bay Office Senior Note Purchase Price.

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Sale of the Back Bay Office Defaulted Securitized A Loan

If the Back Bay Office Notes are collectively a Defaulted Mortgage Loan under the Pooling and Servicing Agreement, and if the Special Servicer decides to sell the Back Bay Office Senior Notes that are then included in a securitization trust (such notes, collectively, the “Back Bay Office Defaulted Securitized A Loan”), then the Special Servicer may sell Back Bay Office Defaulted Securitized A Loan in accordance with procedures substantially similar to those described under “Pooling and Servicing Agreement— Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus. The Special Servicer will not have authority to sell the Back Bay Office Senior Notes that are not held by a securitization trust (which unsecuritized Back Bay Office Senior Notes will at all times include the Back Bay Office Senior Notes designated Note A-1 and Note A-2) or any Back Bay Office Junior Note. The Special Servicer’s determination of whether to sell the Back Bay Office Defaulted Securitized A Loan must consider the interests of the holders of the notes comprising the Back Bay Office Defaulted Securitized A Loan (as a collective whole). In addition, the Special Servicer generally may not sell the Back Bay Office Defaulted Securitized A Loan for a below-par price unless the Directing Holder under the Pooling and Servicing Agreement has approved such sale (but a failure by it to respond to the Special Servicer within 10 business days following delivery by the Special Servicer of a major decision reporting package will be deemed to constitute such approval). The proceeds of a sale of the Back Bay Office Defaulted Securitized A Loan must be applied first, to pay or reimburse the Special Servicer, the Trustee or any other party to the Pooling and Servicing Agreement for the costs, fees and expenses incurred in connection with the offer and sale (including to reimburse any servicing advance made to pay the cost of appraisals) and pay to the Special Servicer a disposition fee equal to 1.0% of the proceeds from such sale (net of the costs, fees and expenses incurred in connection with the offer and sale); second, to the payment or reimbursement of any unreimbursed securitization monthly payment advances and unpaid advance interest thereon; and, finally, to the securitization trusts that held portions of the Back Bay Office Defaulted Securitized A Loan immediately prior to the sale, on a Pro Rata and Pari Passu Basis, the remainder of such proceeds. The proceeds will not be used to pay or reimburse other expenses, including other servicing advances or interest thereon; however, following the sale, the Back Bay Office Whole Loan may not be serviced under a servicing agreement other than the Pooling and Servicing Agreement unless, among other conditions, the relevant parties to the Pooling and Servicing Agreement and/or each securitization servicing agreement for the securitized Back Bay Office Senior Notes, and any primary servicer for the Back Bay Office Whole Loan, have been paid or reimbursed for all unreimbursed servicing advances and advance interest with respect to servicing advances relating to the Back Bay Office Whole Loan; all unreimbursed securitization monthly payment advances and advance interest thereon relating to the Back Bay Office Whole Loan; any related accrued and unpaid primary servicing fees, master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees; and their reasonable out-of-pocket costs and expenses (but in no event including any termination fee) incurred in connection with the termination of the servicing and administration of the Back Bay Office Whole Loan under the Pooling and Servicing Agreement or any necessary transfer of title.

The directing certificateholders for the securitization trusts that hold any Back Bay Office Senior Notes comprising a portion of the Back Bay Office Defaulted Securitized A Loan, the holders of the then unsecuritized Back Bay Office Senior Notes (which unsecuritized Back Bay Office Senior Notes will at all times include the Back Bay Office Senior Notes designated Note A-1 and Note A-2) and the holders of the Back Bay Office Junior Notes must be included among the entities who receive a bid package and are permitted to bid at any sale of the Back Bay Office Defaulted Securitized A Loan (unless such entity is borrower party or an agent of a borrower party).

The Pacific Design Center Pari Passu-AB Whole Loan

General

The Pacific Design Center Mortgage Loan (7.1%) is part of the Pacific Design Center Whole Loan (as defined below) comprised of ten promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Pacific Design Center Mortgaged Property”).

The Pacific Design Center Whole Loan is evidenced by:

(i) two senior promissory notes designated as Note A-2 and Note A-3 with an aggregate Cut-off Date Balance of $64,400,000 (the “Pacific Design Center Mortgage Loan”), evidencing the Pacific Design Center Mortgage Loan, that will be deposited into the issuing entity;

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(ii) seven senior promissory notes designated as Note A-1, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8 and Note A-9, having an aggregate Cut-off Date Balance of $180,600,000 (collectively, the “Pacific Design Center Pari Passu Companion Loans” and, together with the Pacific Design Center Mortgage Loan, the “Pacific Design Center Senior Notes”) (the holders of such Pacific Design Center Senior Notes, the “Pacific Design Center Senior Note Holders”), that will not be included in the issuing entity; and

(iii) one promissory note designated as Note B, having a Cut-off Date Balance of $20,000,000 (the “Pacific Design Center Subordinate Loan”, and the holder thereof, the “Pacific Design Center Subordinate Loan Holder”), that was included in the Benchmark 2023-B38 securitization transaction.

The Pacific Design Center Mortgage Loan, the Pacific Design Center Pari Passu Companion Loans and the Pacific Design Center Subordinate Loan are collectively referred to in this prospectus as the Pacific Design Center Whole Loan (the “Pacific Design Center Whole Loan”).

The rights of the issuing entity as the holder of the Pacific Design Center Mortgage Loan, the rights of the holders of the Pacific Design Center Pari Passu Companion Loans and the rights of the holder of the Pacific Design Center Subordinate Loan are subject to a Co-Lender Agreement (the “Pacific Design Center Co-Lender Agreement”). The following summaries describe certain provisions of the Pacific Design Center Co-Lender Agreement.

Servicing

The Pacific Design Center Whole Loan will be serviced pursuant to the Pacific Design Center Co-Lender Agreement and in accordance with the terms of the Benchmark 2023-B38 pooling and servicing agreement (the “Pacific Design Center PSA”) by the master servicer under the Pacific Design Center PSA (the “Pacific Design Center Master Servicer”) and the special servicer under the Pacific Design Center PSA (the “Pacific Design Center Special Servicer”).

For so long as the holder of the Pacific Design Center Subordinate Loan or its representative is the Pacific Design Center Directing Holder (as defined below), the holder of the Pacific Design Center Subordinate Loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Pacific Design Center Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Pacific Design Center Co-Lender Agreement, the Pacific Design Center Subordinate Loan Holder has the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The Pacific Design Center Co-Lender Agreement sets forth the respective rights of the holders of the Pacific Design Center Mortgage Loan, the Pacific Design Center Pari Passu Companion Loans and the Pacific Design Center Subordinate Loan with respect to distributions of funds received in respect of the Pacific Design Center Whole Loan, and provides, in general, that:

●	the Pacific Design Center Subordinate Loan is, generally, at all times, junior, subject and subordinate to the Pacific Design Center Senior Notes and the right of each holder of the Pacific Design Center Senior Notes to receive payments with respect to the Pacific Design Center Whole Loan; and
●	if no Pacific Design Center Sequential Pay Event (as defined below) has occurred and is continuing with respect to the Pacific Design Center Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the Pacific Design Center Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the Pacific Design Center Senior Notes pro rata to each holder of a Pacific Design Center Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

second, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, in an amount equal to its respective senior note percentage interest of principal payments received, if any,

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with respect to the related monthly payment date with respect to the Pacific Design Center Whole Loan, until their principal balances have been reduced to zero;

third, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holder of a Pacific Design Center Senior Note, including any recovered costs not previously reimbursed to such noteholder (or paid or advanced by the Pacific Design Center Master Servicer or the Pacific Design Center Special Servicer on its behalf and not previously paid or reimbursed) with respect to the Pacific Design Center Whole Loan pursuant to the Pacific Design Center Co-Lender Agreement or the Pacific Design Center PSA;

fourth, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the relative spread of such note, as applicable, and (iii) any prepayment premium to the extent paid by the related borrower;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, and as a result of a workout, the principal balance of the Pacific Design Center Senior Notes has been reduced, such excess amount to be paid to the holders of the Pacific Design Center Senior Notes, pro rata, in an amount up to the reduction, if any, of the applicable senior note principal balances as a result of such workout, plus interest on such amount at the related senior note rate, as applicable;

sixth, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Pacific Design Center Subordinate Loan at the net subordinate note rate;

seventh, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the percentage interest of principal payments of the Pacific Design Center Subordinate Loan received, if any, with respect to such monthly payment date with respect to the Pacific Design Center Whole Loan, until the principal balance of the Pacific Design Center Subordinate Loan has been reduced to zero;

eighth, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the Pacific Design Center Subordinate Loan relative spread and (iii) any prepayment premium to the extent paid by the related borrower;

ninth, to the extent the Pacific Design Center Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the Pacific Design Center Co-Lender Agreement, to reimburse the Pacific Design Center Subordinate Loan Holder for all such cure payments;

tenth, if the proceeds of any foreclosure sale or any liquidation of the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, and as a result of a workout, the principal balance of the Pacific Design Center Subordinate Loan has been reduced, such excess amount to be paid to the Pacific Design Center Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pacific Design Center PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Pacific Design Center Master Servicer or the Pacific Design Center Special Servicer (in each case, provided that such reimbursements or payments relate to the Pacific Design Center Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, to the Pacific Design Center Senior Note Holders and the Pacific Design Center Subordinate Loan Holder, pro rata based on their respective percentage interests; and

twelfth, if any excess amount is available to be distributed in respect of the Pacific Design Center Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the Pacific Design Center Senior Note Holders and the Pacific Design Center Subordinate Loan Holder in accordance with their respective initial percentage interests.

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Upon the occurrence and continuance of (i) a monetary event of default with respect to the Pacific Design Center Whole Loan, (ii) any other event of default for which the Pacific Design Center Whole Loan is actually accelerated, (iii) any other event of default which causes the Pacific Design Center Whole Loan to become a specially serviced loan, or (iv) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the Pacific Design Center Sequential Pay Event has not been cured (including any cure payment made by the Pacific Design Center Directing Holder in accordance with the Pacific Design Center Co-Lender Agreement) (as described below under “—Cure Rights”) (each, a “Pacific Design Center Sequential Pay Event”), amounts tendered by the related borrower or otherwise available for payment on the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the Pacific Design Center Whole Loan pro rata to each holder of a Pacific Design Center Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

second, to each holder of a Pacific Design Center Senior Note, in an amount equal to all principal payments, pro rata, based on their outstanding principal balances, until their principal balances have been reduced to zero;

third, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holder of a Pacific Design Center Senior Note, including any recovered costs not previously reimbursed to such noteholder (or paid or advanced by the Pacific Design Center Master Servicer or the Pacific Design Center Special Servicer on its behalf and not previously paid or reimbursed) with respect to the Pacific Design Center Whole Loan pursuant to the Pacific Design Center Co-Lender Agreement or the Pacific Design Center PSA;

fourth, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the relative spread of such note, as applicable, and (iii) any prepayment premium to the extent paid by the related borrower;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, and as a result of a workout, the principal balance of the Pacific Design Center Senior Notes has been reduced, such excess amount to be paid to the holders of the Pacific Design Center Senior Notes, pro rata, in an amount up to the reduction, if any, of the applicable senior note principal balances as a result of such workout, plus interest on such amount at the applicable senior note rate;

sixth, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the Pacific Design Center Subordinate Loan principal balance at the net subordinate note rate;

seventh, to the Pacific Design Center Subordinate Loan Holder in an amount equal to all amounts allocated as principal on the Pacific Design Center Whole Loan with respect to such monthly payment date, until the principal balance of the Pacific Design Center Subordinate Loan has been reduced to zero;

eighth, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the Pacific Design Center Subordinate Loan relative spread and (iii) any prepayment premium to the extent paid by the related borrower;

ninth, to the extent the Pacific Design Center Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the Pacific Design Center Co-Lender Agreement, to reimburse the Pacific Design Center Subordinate Loan Holder for all such cure payments;

tenth, if the proceeds of any foreclosure sale or any liquidation of the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, and as a result of a workout, the principal balance of the Pacific Design Center Subordinate Loan has been reduced, such excess amount to be paid to the Pacific

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Design Center Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pacific Design Center PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Pacific Design Center Master Servicer or the Pacific Design Center Special Servicer (in each case, provided that such reimbursements or payments relate to the Pacific Design Center Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, to the Pacific Design Center Senior Note Holders and the Pacific Design Center Subordinate Loan Holder, pro rata based on their respective percentage interests; and

twelfth, if any excess amount is available to be distributed in respect of the Pacific Design Center Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the Pacific Design Center Senior Note Holders and the Pacific Design Center Subordinate Loan Holder in accordance with their respective initial percentage interests.

Consultation and Control

For so long as the Pacific Design Center Subordinate Loan Holder is the Pacific Design Center Directing Holder, the Pacific Design Center Master Servicer and the Pacific Design Center Special Servicer will be required to request the written consent of the Pacific Design Center Directing Holder (as defined below) (or its representative) before implementing any Pacific Design Center Major Decision (as defined below). A “Pacific Design Center Major Decision” means a “Major Decision” under the Pacific Design Center PSA or any one or more analogous terms in the Pacific Design Center PSA.

Neither the Pacific Design Center Master Servicer nor the Pacific Design Center Special Servicer will be required to follow any advice or consultation provided by the Pacific Design Center Directing Holder (or its representative) that would require or cause the Pacific Design Center Master Servicer or Pacific Design Center Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such Pacific Design Center Master Servicer or Pacific Design Center Special Servicer, as applicable, to violate provisions of the Pacific Design Center Co-Lender Agreement or the Pacific Design Center PSA, require or cause such Pacific Design Center Master Servicer or Pacific Design Center Special Servicer, as applicable, to violate the terms of the Pacific Design Center Whole Loan, or materially expand the scope of any of such Pacific Design Center Master Servicer’s or Pacific Design Center Special Servicer’s, as applicable, responsibilities under the Pacific Design Center Co-Lender Agreement or the Pacific Design Center PSA.

The Directing Certificateholder

The controlling noteholder (the “Pacific Design Center Directing Holder”) under the Pacific Design Center Co-Lender Agreement, as of any date of determination, is:

●	the Pacific Design Center Subordinate Loan Holder unless a Pacific Design Center Subordinate Loan Control Appraisal Period has occurred and is continuing; or
●	if a Pacific Design Center Subordinate Loan Control Appraisal Period has occurred and is continuing, the holder of promissory note A-1;

provided that, if the Pacific Design Center Subordinate Loan Holder would be the Pacific Design Center Directing Holder pursuant to the terms of the Pacific Design Center Co-Lender Agreement, but any interest in Pacific Design Center Subordinate Loan is held by the related borrower or a borrower related party, or the related borrower or borrower related party would otherwise be entitled to exercise the rights of the Pacific Design Center Directing Holder, a Pacific Design Center Subordinate Loan Control Appraisal Period will be deemed to have occurred.

A “Pacific Design Center Subordinate Loan Control Appraisal Period” will exist with respect to the Pacific Design Center Whole Loan, if and for so long as: (a) the sum of (1) the initial unpaid principal balance of the Pacific Design Center Subordinate Loan together with any Pacific Design Center Threshold Event Collateral minus (2) the sum

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(without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Pacific Design Center Subordinate Loan, (y) any appraisal reduction amount for the Pacific Design Center Whole Loan that is allocated to the Pacific Design Center Subordinate Loan in accordance with the terms of the Pacific Design Center PSA and (z) any losses realized with respect to the Pacific Design Center Mortgaged Property or the Pacific Design Center Whole Loan that are allocated to the Pacific Design Center Subordinate Loan, is less than 25% of the remainder of (i) the initial unpaid principal balance of the Pacific Design Center Subordinate Loan minus (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Pacific Design Center Subordinate Loan Holder; or (b) any interest in the Pacific Design Center Subordinate Loan is held by the related borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Pacific Design Center Directing Holder.

The Pacific Design Center Subordinate Loan Holder is entitled to avoid a Pacific Design Center Subordinate Loan Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions (which must be completed within 30 days of the receipt of a third party appraisal that indicates such Pacific Design Center Subordinate Loan Control Appraisal Period has occurred), including without limitation, (i) delivery of additional collateral in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Pacific Design Center Co-Lender Agreement (either (x) or (y), the “Pacific Design Center Threshold Event Collateral”) and (ii) the Pacific Design Center Threshold Event Collateral is an amount which, when added to the appraised value of the Pacific Design Center Mortgaged Property as determined pursuant to the Pacific Design Center PSA, would cause the applicable Pacific Design Center Subordinate Loan Control Appraisal Period not to occur. The controlling noteholder (the “Pacific Design Center Directing Holder”) under the Pacific Design Center Co-Lender Agreement, as of any date of determination, is:

●	the Pacific Design Center Subordinate Loan Holder unless a Pacific Design Center Subordinate Loan Control Appraisal Period has occurred and is continuing; or
●	if a Pacific Design Center Subordinate Loan Control Appraisal Period has occurred and is continuing, the holder of promissory note A-1;

provided that, if the Pacific Design Center Subordinate Loan Holder would be the Pacific Design Center Directing Holder pursuant to the terms of the Pacific Design Center Co-Lender Agreement, but any interest in Pacific Design Center Subordinate Loan is held by the related borrower or a borrower related party, or the related borrower or borrower related party would otherwise be entitled to exercise the rights of the Pacific Design Center Directing Holder, a Pacific Design Center Subordinate Loan Control Appraisal Period will be deemed to have occurred.

A “Pacific Design Center Subordinate Loan Control Appraisal Period” will exist with respect to the Pacific Design Center Whole Loan, if and for so long as: (a) the sum of (1) the initial unpaid principal balance of the Pacific Design Center Subordinate Loan together with any Pacific Design Center Threshold Event Collateral minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Pacific Design Center Subordinate Loan, (y) any appraisal reduction amount for the Pacific Design Center Whole Loan that is allocated to the Pacific Design Center Subordinate Loan in accordance with the terms of the Pacific Design Center PSA and (z) any losses realized with respect to the Pacific Design Center Mortgaged Property or the Pacific Design Center Whole Loan that are allocated to the Pacific Design Center Subordinate Loan, is less than 25% of the remainder of (i) the initial unpaid principal balance of the Pacific Design Center Subordinate Loan minus (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Pacific Design Center Subordinate Loan Holder; or (b) any interest in the Pacific Design Center Subordinate Loan is held by the related borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Pacific Design Center Directing Holder.

The Pacific Design Center Subordinate Loan Holder is entitled to avoid a Pacific Design Center Subordinate Loan Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions (which must be completed within 30 days of the receipt of a third party appraisal that indicates such Pacific Design Center Subordinate Loan Control Appraisal Period has occurred), including without limitation, (i) delivery of additional collateral in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Pacific Design Center Co-Lender Agreement (either (x) or (y), the “Pacific Design Center Threshold

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Event Collateral”) and (ii) the Pacific Design Center Threshold Event Collateral is an amount which, when added to the appraised value of the Pacific Design Center Mortgaged Property as determined pursuant to the Pacific Design Center PSA, would cause the applicable Pacific Design Center Subordinate Loan Control Appraisal Period not to occur.

Cure Rights

Prior to a Pacific Design Center Subordinate Loan Control Appraisal Period, in the event that the related borrower fails to make any payment of principal or interest on the Pacific Design Center Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the Pacific Design Center Whole Loan, the Pacific Design Center Subordinate Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Pacific Design Center Co-Lender Agreement. The Pacific Design Center Subordinate Loan Holder’s right to cure a monetary default or non-monetary default will be limited to 6 cures over the life of the Pacific Design Center Whole Loan, and no single cure may exceed 4 consecutive months. If the Pacific Design Center Subordinate Loan Holder elects to cure an event of default, it must cure any monetary event of default within 7 business days of receipt of notice of such cure option from the Pacific Design Center Master Servicer or Pacific Design Center Special Servicer, as applicable, and must cure any non-monetary event of default by the later of (i) the expiration of the applicable cure period under the Pacific Design Center Whole Loan and (ii) 10 business days from the receipt of notice of such cure option from the Pacific Design Center Master Servicer or Special Servicer, as applicable (which non-monetary default cure period may be extended up to an additional 90 days if certain conditions set forth in the Pacific Design Center Co-Lender Agreement are satisfied).

So long as a monetary event of default exists for which a cure payment is permitted to be made under the Pacific Design Center Co-Lender Agreement, neither the Pacific Design Center Master Servicer nor the Pacific Design Center Special Servicer will be permitted to treat such default as an event of default (including for purposes of (i) the definition of “Sequential Pay Event” under the Pacific Design Center Co-Lender Agreement, (ii) accelerating the Pacific Design Center Whole Loan, modifying, amending or waiving any provisions of the related loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Pacific Design Center Mortgaged Property, or (iii) treating the Pacific Design Center Whole Loan as a specially serviced loan).

Purchase Option

If an event of default with respect to the Pacific Design Center Whole Loan has occurred and is continuing, then, upon written notice from the Pacific Design Center Subordinate Loan Holder (“Note Holder Purchase Option Notice”), as applicable, such holder will have the right to purchase the Pacific Design Center Senior Notes for the applicable purchase price provided in the Pacific Design Center Co-Lender Agreement on a date not more than 60 days after the date of the Note Holder Purchase Option Notice.

The right of the Pacific Design Center Subordinate Loan Holder to purchase the Pacific Design Center Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Pacific Design Center Mortgaged Property (and the Pacific Design Center Special Servicer is required to give the Pacific Design Center Subordinate Loan Holder 10 business days’ notice of its intent with respect to any such action). If the Pacific Design Center Special Servicer intends to accept a deed in lieu of foreclosure, it will be required to deliver a notice to the Pacific Design Center Subordinate Loan Holder of such transfer and the Pacific Design Center Subordinate Loan Holder will have the option, within 10 business days from the date it receives such notice, to deliver written notice to the Pacific Design Center Special Servicer of its intent to purchase the Pacific Design Center Senior Notes and to consummate the purchase option on a date no later than 30 days from the day it received the notice.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Pacific Design Center Co-Lender Agreement and the Pacific Design Center PSA, if an event of default has occurred and is continuing, and if the Pacific Design Center Special Servicer determines to sell the Pacific Design Center Senior Notes, then in connection with any such sale, the Pacific Design Center Special Servicer will be required to follow the procedures set forth in the Pacific Design Center Co-Lender Agreement and the Pacific Design Center PSA, including the provision that requires 15 business days’ prior written notice to the Pacific Design Center Senior Note Holders (other than the holder of promissory note A-1) of the Pacific Design Center Special Servicer’s intention to sell the Pacific Design Center Senior Notes.

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Special Servicer Appointment Rights

In accordance with the Pacific Design Center Co-Lender Agreement and the Pacific Design Center PSA, the Pacific Design Center Directing Holder (or its representative) will have the right, with or without cause, upon at least 10 business days’ prior notice to the Pacific Design Center Special Servicer, to replace the Pacific Design Center Special Servicer then acting with respect to the Pacific Design Center Whole Loan and appoint a replacement Pacific Design Center Special Servicer in lieu thereof. Such appointment and replacement will be at the expense of the Pacific Design Center Directing Holder (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Pacific Design Center Special Servicer).

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

The Trust Subordinate Companion Loan(s)

For the avoidance of doubt, no Trust Subordinate Companion Loans will be included in the Issuing Entity, and no Loan-Specific Certificates or related uncertificated interests will be issued. As such, any references to “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Loans”, “Trust Subordinate Companion Whole Loan”, “Trust Subordinate Companion Whole Loans”, “Loan-Specific Certificate”, “Loan-Specific Certificates”, “Loan-Specific Principal Balance Certificate”, “Loan-Specific Principal Balance Certificates”, “Loan-Specific Control Eligible Certificate”, “Loan-Specific Control Eligible Certificates”, “Loan-Specific Certificateholder”, “Loan-Specific Certificateholders”, “Loan-Specific Certificate Owner”, “Loan-Specific Certificate Owners”, “Loan-Specific Controlling Class”, “Loan-Specific Controlling Class Representative”, “Loan-Specific Controlling Class Certificateholder”, “Loan-Specific Controlling Class Certificateholders”, “Trust Subordinate Companion Loan REMIC”, “EHRI Trust Subordinate Companion Loan Securitization”, “Loan-Specific Retaining Third Party Purchaser”, “Trust Subordinate Companion Loan Available Funds”, any other term that includes “Loan-Specific” or “Trust Subordinate Companion Loan” as a part thereof, and any concept related to the foregoing are to be ignored.

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Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citi Real Estate Funding Inc., German American Capital Corporation, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association are the sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors”.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller. CREFI originated or co-originated all of the CREFI Mortgage Loans. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Commercial Mortgage Securities Inc. (the Depositor) and Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion and $11.1 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021 and 2022, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with

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other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans. With respect to the Soho Beach House Miami Whole Loan, which was co-originated by JPMCB and CREFI, portions of which are being sold by JPMCB and CREFI, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

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Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
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●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties

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made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as

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hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to
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satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1A to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

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Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. CREFI’s Central Index Key is 0001701238. With respect to the period from and including April 1, 2020 to and including March 31, 2023, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI is expected to acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, a mortgage loan seller and an originator in this securitization transaction. Deutsche Bank AG, New York Branch (“DBNY”), DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), each an affiliate of GACC, or GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator, and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. Prior to the date of this prospectus, DBRI purchased for cash from DBNY a 100% equity participation in each of the Back Bay Office Mortgage Loan and the Fashion Village at Boca Park Mortgage Loan (together, the “DBNY Originated Loans”) originated by DBNY. DBNY and DBRI will sell their interests in the DBNY Originated Loans to GACC on the Closing Date. During the period from DBRI’s purchase of such participation interest to the Closing Date, DBRI will have borne the credit risk in respect of the DBNY Originated Loans. DBRI will sell its interests in the GACC Mortgage Loans to GACC on or prior to the Closing Date. It is also expected that GACC, DBRI and DBNY will be the holder of the companion loans (if any) for which the noteholder is identified as “GACC”, “DBRI” or “DBNY”, as applicable, in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

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GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2023 is approximately $104.368 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-1B to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as a Sponsor and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and

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securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1A to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-1B.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged

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Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI, GACC and DBNY are each an originator and are each affiliated with each other and with Deutsche Bank Securities Inc., one of the underwriters. DBRI, GACC and DBNY are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and

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adjustments, see “Description of the Mortgage Pool” and Annex A and Annex C to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan except with respect to the Back Bay Office Mortgage Loan (5.5%), as to which the date set forth in the appraisal is October 19, 2022) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other

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material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or

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unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the
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environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions

Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2023. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including April 1, 2020 to and including March 31, 2023, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. GACC and/or its affiliates may acquire or own in the future certain Classes of Certificates issued by the Issuing Entity. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

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Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See the chart titled “Originators” in “Description of the Mortgage Pool—General” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2022, GSMC originated or acquired approximately 3,282 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $159.4 billion.  As of December 31, 2022, GSMC had acted as a sponsor and mortgage loan seller on approximately 393 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion; $6.823 billion, $14.906 billion and $7.173 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 and 2022, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows,

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updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

With respect to the Back Bay Office Whole Loan, which was co-originated by GS Bank, DBNY, Wells Fargo Bank, National Association, New York Life Insurance Company and Teachers Insurance and Annuity Association of America, portions of which are being sold by GACC and GSMC, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

With respect to the Novolex Whole Loan, which was co-originated by GS Bank and DBRI, portions of which are being sold by GACC and GSMC, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-2A to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex B—Significant Loan Summaries”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant

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natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.
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Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex E-2B—Exceptions to Sponsor Representations and Warranties (GSMC)”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of

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appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum
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requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the

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property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise
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been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A.

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Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 12, 2023. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2020 to and including March 31, 2023, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$(t)% of principal balance (u) # (v)	$ (w)	% of principal balance (x)
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0.00	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0.00	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2022, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2022 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMCB files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

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JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2022, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $181 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2022, JPMCB originated and securitized approximately $6 billion of commercial mortgage loans, of which approximately $4 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

General

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans or portions thereof originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more

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of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-3A and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-3B.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation

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counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order

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to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Mortgage Loan Information” and Annex A to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an

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environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that

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warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the
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remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

JPMCB has disclosed generally its underwriting guidelines with respect to JPMCB’s Mortgage Loans. However, one or more of JPMCB’s Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, JPMCB may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G which includes information related to JPMCB, was filed with the SEC on February 9, 2023, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. With respect to the three-year period ending March 31, 2023, JPMCB has no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that JPMCB is expected to purchase $59,276,000 of the Class A-2 Certificates on the Closing Date. JPMCB or its affiliates may retain on the Closing Date or own in the future certain additional Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans (and any Trust Subordinate Companion Loans) in an amount equal to the excess, if any, of:

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(a)       the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association, for the master servicing of the Mortgage Loans (and any Trust Subordinate Companion Loans) and primary servicing of certain of the Serviced Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans (and any Trust Subordinate Companion Loans) and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.
The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of (i) CREFI, an originator, the Retaining Sponsor, and the current holder of one or more of the Soho Beach House Miami Pari Passu Companion Loans and the Harborside 2-3 Pari Passu Companion Loans, and (ii) Citigroup Global Markets Inc., one of the underwriters.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CREFI or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders and any Loan-Specific Certificateholders and related uncertificated interest owners. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates, any Loan-Specific Certificates and any related uncertificated interests and the Mortgage Loans (and any Trust Subordinate Companion Loans). The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan (or Trust Subordinate Companion Loan), (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders and any Loan-Specific Certificateholders and related uncertificated interest owners giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement,

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(vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, Benchmark 2023-B39 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Property, disposing of Defaulted Mortgage Loans, defaulted Trust Subordinate Companion Loans and REO Property, issuing the Certificates, any Loan-Specific Certificates and any related uncertificated interests, making distributions, providing reports to Certificateholders, any Loan-Specific Certificateholders and related uncertificated interest owners, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee and the Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicers”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans (and any Trust Subordinate Companion Loans) to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

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The Trustee and the Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”), trustee (in such capacity, the “Trustee”) and custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.2 billion (USD) in assets as of December 31, 2022. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Computershare Trust Company will act as Trustee pursuant to the Pooling and Servicing Agreement. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2022, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 464 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $251 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2022, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1203 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $702 billion (USD).

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As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the Pooling and Servicing Agreement will be established and maintained with one or more institutions in a manner satisfying the requirements of the Pooling and Servicing Agreement, including any applicable eligibility criteria for account banks set forth in the Pooling and Servicing Agreement.

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2022, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 415,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsors or affiliates of the Sponsors and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

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The foregoing information set forth under this “—The Trustee and the Certificate Administrator” heading has been provided by Computershare Trust Company.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator or the Trustee, on the one hand, and any of the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. References in this prospectus to “Special Servicer” mean, with respect to each Serviced Loan and Serviced Whole Loan, the applicable Special Servicer that has been appointed to act as special servicer with respect to such Serviced Loan or Serviced Whole Loan, as applicable, when it becomes a Specially Serviced Loan and any related REO Property (i.e., (i) with respect to all Serviced Loans and Serviced Whole Loans other than the Back Bay Office Whole Loan, K-Star Asset Management LLC, a Delaware limited liability company, and (ii) with respect to the Back Bay Office Whole Loan, Situs Holdings, LLC, a Delaware limited liability company).

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be appointed to act as the initial master servicer (in such capacity, the “Master Servicer”) and in this capacity will initially be responsible for the master servicing and administration of the Serviced Loans and any Serviced Companion Loans under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

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Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland's policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland's personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement or any applicable Outside Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Outside Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

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From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

As of March 31, 2023, Midland was master and primary servicing approximately 24,644 commercial and multifamily mortgage loans with a principal balance of approximately $560 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,692 of such loans, with a total principal balance of approximately $329 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2020 to 2022.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
CMBS	$256	$302	$328
Other	$317	$301	$315
Total	$573	$603	$642

As of March 31, 2023, Midland was named the special servicer in approximately 413 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $156 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 177 assets with an outstanding principal balance of approximately $4.9 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2020 to 2022.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
Total	$170	$163	$162

Midland may enter into one or more arrangements with a Directing Holder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Pursuant to certain interim servicing agreements between GACC, a Sponsor and a Mortgage Loan Seller, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI, a Sponsor and a Mortgage Loan Seller, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

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Pursuant to certain interim servicing agreements between GSMC, a Sponsor and a Mortgage Loan Seller, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB, a Sponsor and a Mortgage Loan Seller, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Midland is also (i) the master servicer with respect to the Harborside 2-3 Whole Loan which is currently being serviced under the Benchmark 2023-V2 pooling and servicing agreement, (ii) the master servicer with respect to the One Campus Martius Whole Loan which is currently being serviced under the Benchmark 2022-B36 pooling and servicing agreement, (iii) the master servicer with respect to the Pacific Design Center Whole Loan which is currently being serviced under the Benchmark 2023-B38 pooling and servicing agreement, (iv) the master servicer with respect to the Miracle Mile Whole Loan which is currently being serviced under the MIRA 2023-MILE trust and servicing agreement, and (v) the master servicer with respect to the Jaylor - Burger King Portfolio Whole Loan and the Hyatt Regency Indianapolis Whole Loan which are currently being serviced under the BMO 2023-C5 pooling and servicing agreement.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information regarding Midland under the heading “—Servicers—The Master Servicer” has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of Midland as master servicer), the Certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer's ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer's obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer's removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer's rights and obligations with respect to indemnification, and certain limitations on the Master Servicer's liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicers

K-Star Asset Management LLC

K-Star Asset Management LLC, a Delaware limited liability company (“K-Star”) is expected to be appointed to act as a special servicer under the Pooling and Servicing Agreement. In such capacity, K-Star will be responsible for the servicing and administration of the Specially Serviced Loans (other than the Back Bay Office Whole Loan and any Excluded Special Servicer Mortgage Loan) and REO Properties pursuant to the Pooling and Servicing Agreement.

K-Star maintains its principal servicing office at 5949 Sherry Lane, Suite 950, Dallas, Texas 75225. K-Star was formed and organized on April 6, 2022 and began to be engaged in the servicing of commercial mortgage loans as of March 16, 2023. K-Star currently has a commercial mortgage-backed securities special servicer rating of CSS3 by Fitch Ratings, Inc., an AVERAGE commercial mortgage loan special servicer ranking from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, a MOR CS3 commercial mortgage special servicer rating from DBRS, Inc. and is also an approved Special Servicer by Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc. As of March 31, 2023, K-Star has approximately 34 employees and is headquartered in Dallas, Texas.

K-Star is an affiliate of (x) KKR Real Estate Credit Opportunity Partners II L.P., the controlling class representative under the Pooling and Servicing Agreement, (y) KKR CMBS II Aggregator Type 2 L.P., the Retaining Third Party Purchaser and retaining party which is expected to purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates with respect to the transaction contemplated by the Pooling and Servicing Agreement and (z) Commonwealth Annuity and Life Insurance Company and First Allmerica Financial Life Insurance Company, which are expected to cumulatively purchase an approximate $21,000,000 of the Class B Certificates with respect to the transaction contemplated by the Pooling and Servicing Agreement.

K-Star has detailed operating policies and procedures which, pursuant to such policies and procedures, are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. K-Star has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of the applicable certificateholders. These strategies and procedures vary on a case-by-case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by K-Star for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.

K-Star is subject to an annual external audit. Pursuant to K-Star’s policies and procedures, the first such annual external compliance audit is scheduled to commence in the last calendar quarter of 2023.

K-Star maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance information on any REO assets that it may service. K-Star’s key servicing application is hosted and supported by a third party and its disaster recovery and business continuity programs have been reviewed and vetted. K-Star utilizes its parent’s existing technology, engineering and data teams for its crisis management and business continuity programs.

As of May 31, 2023, K-Star serves as the special servicer with respect to 52 commercial real estate securitizations, with a cumulative unpaid principal balance of $40,354,136,129.86. K-Star does not currently service any commercial mortgage loans other than as described in the preceding sentence.

In its capacity as the special servicer, K-Star will not have primary responsibility for custody services of original documents evidencing the underlying Specially Serviced Loans. K-Star may from time to time have custody of certain such documents as necessary for enforcement actions involving particular underlying Specially Serviced

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Loans or otherwise. To the extent that K-Star has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the Pooling and Servicing Agreement.

K-Star does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it is acting as special servicer. In certain instances, K-Star may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, K-Star’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however K-Star will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of K-Star, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this transaction, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. K-Star’s processes and procedures with respect to this transaction will not materially differ from the processes and procedures to be employed by K-Star in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of K-Star in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this transaction since the implementation of such policies and procedures on September 19, 2022.

No securitization transaction in which K-Star was acting as special servicer has experienced a servicer termination event as a result of any action or inaction of K-Star as special servicer, including as a result of a failure by K-Star to comply with the applicable servicing criteria in connection with any securitization transaction. K-Star has not been terminated as special servicer in any securitization, either due to a servicer termination event or the application of a servicing performance test or trigger. K-Star has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by K-Star in connection with any securitization in which K-Star was acting as special servicer.

K-Star does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, K-Star believes that its financial condition will not have any material impact on the mortgage pool performance or the performance of the certificates.

From time to time K-Star may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. K-Star does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against K-Star or of which any of its property is the subject, that are material to the certificateholders.

K-Star may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market. K-Star currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which K-Star acts as special servicer, K-Star may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, K-Star’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace K-Star as the special servicer.

K-Star or an affiliate assisted the Retaining Third Party Purchaser and/or one or more of its affiliates with due diligence of the Mortgage Loans prior to the Closing Date.

Except as disclosed herein and except for K-Star acting as Special Servicer, there are no specific relationships that are material involving or relating to this transaction or the Specially Serviced Loans between K-Star or any of its affiliates, on the one hand, the depositor and the issuing entity, the sponsors, the trustee, the certificate

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administrator, the custodian, any originator, any significant obligor, the master servicer, the primary servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, other than in connection with this transaction, between K-Star or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

It is expected that Commonwealth Annuity and Life Insurance Company and First Allmerica Financial Life Insurance Company, which are affiliates of KKR Real Estate Credit Opportunity Partners II L.P., KKR CMBS II Aggregator Type 2 L.P. and K-Star Asset Management LLC, will collectively purchase approximately $21,000,000 of the Class B Certificates. Additionally, from time to time, K-Star and/or its affiliates may purchase securities, including CMBS certificates. K-Star and/or its affiliates may from time to time purchase any such certificates, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, subject to any relevant restrictions that may be applicable to the transfer of such certificates as a result of the credit risk retention rules.

The information set forth above under this sub-heading “—The Special Servicers” regarding K-Star Asset Management LLC has been provided by K-Star Asset Management LLC.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (a) with or without cause by the applicable Directing Holder, (b) for cause at any time, and (c) otherwise without cause as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Situs Holdings, LLC

Situs Holdings, LLC (“Situs Holdings”), a Delaware limited liability company will act as the special servicer (in such capacity, the “Special Servicer”) pursuant to the Pooling and Servicing Agreement solely with respect to the Back Bay Office Mortgage Loan. Situs Holdings’ controlling ownership interest is collectively held by the Trident VI and Trident VII Funds which funds are managed by Stone Point Capital LLC (“Stone Point”), an investment adviser registered with the U.S. Securities and Exchange Commission. The “Trident VI Funds” include Trident VI, LP, Trident VI Parallel Fund, LP, Trident VI DE Parallel Fund, LP, and Trident VI Professionals Fund, LP. The “Trident VII Funds” include Trident VII, LP, Trident VII Parallel Fund, LP, Trident VII DE Parallel Fund, LP, and Trident VII Professionals Fund, LP. Stone Point is a financial services-focused private equity firm that has raised and managed private equity funds for over 25 years, with aggregate committed capital of more than $25 billion. Stone Point has invested in over 100 companies and targets investments in the global financial services industries, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies. A minority interest in Situs Holdings is held by Port-aux-Choix Private Investments Inc., a Canadian pension fund managed by The Public Sector Pension Investment Board

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(“PSP”). PSP is one of Canada’s largest pension investment managers investing in funds for the pension plans of the Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force.

On September 18, 2020, SitusAMC Holdings Corp., Situs Holdings’ parent, acquired the third-party loan servicing and asset management platform of Cohen Financial, a division of Truist Financial Corporation. The acquisition included Cohen’s servicing and asset management clients and employees, including those related to special servicing.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 2 Embarcadero Center, 8th Floor, San Francisco, California 94111.

Situs Holdings has a current special servicer rating of “CSS2-” from Fitch Ratings, Inc. (“Fitch”) and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s, Kroll and DBRS as a special servicer for CMBS and SFR transactions. As of December 31, 2022, Situs Holdings is also the named operating advisor for 20 CMBS transactions with an aggregate outstanding principal balance of approximately $11.00 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the commercial real estate advisory business and engage principally in:

●	Real estate consulting
●	Primary servicing
●	Special servicing
●	Asset management
●	Commercial real estate valuation and related assets
●	Technology solutions, and
●	Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. including San Francisco, New York, Atlanta and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions, investors and servicers as well as to the United States government-sponsored enterprises.

The tables below set forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing

	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022
CMBS Pools (excluding Single Family Rental)	181	271	292
CMBS Loans (excluding Single Family Rental) by Approximate Number	3,099	1,815	1,737
Named Specially Serviced Portfolios by Approximate Aggregate Unpaid Principal Balance(1)	$ 53,482,183,741	$ 106,822,243,351	$ 118,627,807,772
Actively Specially Serviced Portfolios by Approximate Number of Loans(2)	145	50	32
Actively Specially Serviced Portfolio by Approximate Aggregate Unpaid Principal Balance (2)	$ 2,750,936,174	$ 2,120,136,935	$ 1,271,241,006
CMBS Single Family Rental Pools	10	11	15

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	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022
SFR Loans by Approximate Number	863	931	1,010
Named Specially Serviced Portfolios by Approximate Aggregate Unpaid Principal Balance(1)	$ 2,449,610,876	$ 2,826,548,158	$ 3,338,605,811
Actively Specially Serviced Portfolios by Approximate Number of Loans(2)	36	30	35
Actively Specially Serviced Portfolios by Approximate Aggregate Unpaid Principal Balance (2)	$ 88,514,810	$ 93,463,229	$ 119,255,034

(1)	Includes all loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.
(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of December 31, 2022, Situs had 152 personnel involved in the asset management and special servicing of commercial real estate assets, of which 16 were dedicated to the special servicing business unit. As of December 31, 2022, Situs specially serviced a portfolio that included approximately 71 loans and REO assets throughout the United States, including non-securitized notes, with a then current face value in excess of $1.44 billion, all of which are commercial or multifamily real estate assets. As of December 31, 2022, Situs had 182 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Notes. Additionally, certain affiliates of Situs may be invested in, directly or indirectly, commercial real estate assets and commercial mortgage assets that include the same types of loans as, and the same types of properties securing, the Mortgage Loans. Accordingly, the assets that Situs services, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the loan performance or the performance of the Notes.

Situs will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the Certificates. Situs is not an affiliate of the Issuer or the Trustee.

There are no specific relationships involving or relating to this transaction or the Mortgage Loans between Situs or any of its affiliates, on the one hand, and the Issuer or Co-Issuer, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between Situs or any of its affiliates, on the one hand, and the Issuer or Co-Issuer, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the Notes.

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Neither Situs nor any of its affiliates intends to acquire any Certificates or other economic interest in the Issuing Entity on the Closing Date other than the right to its special servicing compensation. However, Situs or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions.

Situs may enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Situs’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace Situs as a special servicer.

No securitization transaction involving commercial or multi-family mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multi-family mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is anticipated to be the special servicer under the BBCMS 2023-C20 pooling and servicing agreement, which is anticipated to govern the servicing of the Fashion Valley Mall Whole Loan and the One and Two Commerce Square Whole Loan (in each case, until the closing date of the securitization of the applicable related controlling pari passu companion loan). The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BBCMS 2023-C20 pooling and servicing agreement, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 24 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 182 as of December 31, 2022. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
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●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion; and
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●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion.

As of December 31, 2022, LNR Partners has resolved approximately $87.7 billion of U.S. commercial and multifamily loans over the past 24 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, and approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of December 31, 2022, LNR Partners and its affiliates specially service a portfolio, which included approximately 7,195 assets across the United States with a then current face value of approximately $112.3 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P, Fitch, and DBRS Morningstar.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BBCMS 2023-C20 servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BBCMS 2023-C20 pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans it services or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include

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collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Fashion Valley Mall Whole Loan or the One & Two Commerce Square Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular such mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standards under the BBCMS 2023-C20 pooling and servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the BBCMS 2023-C20 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer under the BBCMS 2023-C20 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

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Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BBCMS 2023-C20 pooling and servicing agreement). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Whole Loans, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2023, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $361.0 billion issued in 413 transactions.

As of March 31, 2023, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $152.5 billion issued in 169 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the

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Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, the Controlling Class Representative or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that Park Bridge Lender Services, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) CREFI, a Sponsor and an originator, and (ii) Citigroup Global Markets Inc., one of the underwriters.

GACC, a Sponsor, is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator, and (iii) Deutsche Bank Securities Inc., one of the underwriters.

GSMC, a Sponsor, is an affiliate of (i) GS Bank, an originator, and (ii) Goldman Sachs & Co. LLC, one of the underwriters.

JPMCB, a Sponsor, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters.

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Midland is also (i) the master servicer with respect to the Harborside 2-3 Whole Loan which is currently being serviced under the Benchmark 2023-V2 pooling and servicing agreement, (ii) the master servicer with respect to the One Campus Martius Whole Loan which is currently being serviced under the Benchmark 2022-B36 pooling and servicing agreement, (iii) the master servicer with respect to the Pacific Design Center Whole Loan which is currently being serviced under the Benchmark 2023-B38 pooling and servicing agreement, (iv) the master servicer with respect to the Miracle Mile Whole Loan which is currently being serviced under the MIRA 2023-MILE trust and servicing agreement, and (v) the master servicer with respect to the Jaylor - Burger King Portfolio Whole Loan and the Hyatt Regency Indianapolis Whole Loan which are currently being serviced under the BMO 2023-C5 pooling and servicing agreement.

K-Star Asset Management LLC, a Special Servicer, is also the Outside Special Servicer under the Outside Servicing Agreement that governs the servicing of the One Campus Martius Whole Loan.

It is expected that Commonwealth Annuity and Life Insurance Company and First Allmerica Financial Life Insurance Company, which are affiliates of KKR Real Estate Credit Opportunity Partners II L.P., KKR CMBS II Aggregator Type 2 L.P. and K-Star Asset Management LLC, will collectively purchase approximately $21,000,000 of the Class B Certificates.

Computershare, the Trustee and the Certificate Administrator, is also (a) the Outside Trustee under the respective Outside Servicing Agreement that governs the servicing of the Pacific Design Center Whole Loan, (b) expected to be the Outside Trustee, Outside Custodian and Outside Certificate Administrator under the respective Outside Servicing Agreements that are expected to govern each of the Jaylor-Burger King Portfolio Whole Loan, the Hyatt Regency Indianapolis Whole Loan, One and Two Commerce Square Whole Loan and the Fashion Valley Mall Whole Loan, (c) the Outside Certificate Administrator and Outside Custodian under the Outside Servicing Agreements that govern the servicing of the One Campus Martius Whole Loan, (d) the Outside Trustee, Outside Certificate Administrator and Outside Custodian under the Outside Servicing Agreement that governs the servicing of the Harborside 2-3 Whole Loan, (e) the Outside Trustee, Outside Custodian and Outside Certificate Administrator under the Outside Servicing Agreement that governs the servicing of the Miracle Mile Whole Loan, and (f) the Outside Trustee, Outside Custodian and Outside Certificate Administrator under the Outside Servicing Agreement that governs the servicing of the Scottsdale Fashion Square Whole Loan. In its capacity as Outside Trustee or anticipated Outside Trustee, under each such Outside Servicing Agreement, Computershare serves, or is expected to serve, as applicable, as mortgagee of record with respect to the subject Whole Loan.

Park Bridge Lender Services LLC, the Operating Advisor and the Asset Representations Reviewer, is also the Outside Operating Advisor and/or the asset representations reviewer under the respective Outside Servicing Agreements that govern the servicing of the Fashion Valley Mall Whole Loan, the One & Two Commerce Square Whole Loan, the Miracle Mile Whole Loan, the Jaylor - Burger King Portfolio Whole Loan, the Hyatt Regency Indianapolis Whole Loan, the One Campus Martius Whole Loan, the Scottsdale Fashion Square Whole Loan and the Pacific Design Center Whole Loan.

Interim Servicing Arrangements

Set forth below are certain interim servicing arrangements (excluding Outside Servicing Agreements) that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, five (5) of the Mortgage Loans or portions thereof (20.2%) with an aggregate Cut-off Date Balance of approximately $183,078,949 to be contributed to this securitization transaction by CREFI.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, five (5) of the Mortgage Loans or portions thereof (20.8%) with an aggregate Cut-off Date Balance of approximately $188,750,000 to be contributed to this securitization transaction by GACC.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including,

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prior to their inclusion in the issuing entity, three (3) of the Mortgage Loans or portions thereof (9.2%) with an aggregate Cut-off Date Balance of approximately $83,480,000 to be contributed to this securitization transaction by GSMC.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, three (3) of the Mortgage Loans or portions thereof (8.7%) with an aggregate Cut-off Date Balance of approximately $79,070,542 to be contributed to this securitization transaction by JPMCB.

Interim and Other Custodial Arrangements

Computershare acts as interim custodian of the loan documents with respect to five (5) of the CREFI Mortgage Loans (20.2%).

Computershare acts as interim custodian of the loan documents with respect to the GACC Mortgage Loans other than the GACC Mortgage Loans which are Outside Serviced Mortgage Loans (24.1%).

Computershare acts as interim custodian of the loan documents with respect to the GSMC Mortgage Loans other than the GSMC Mortgage Loans which are Outside Serviced Mortgage Loans (8.1%).

Computershare acts as interim custodian of the loan documents with respect to the JPMCB Mortgage Loans other than the JPMCB Mortgage Loans which are Outside Serviced Mortgage Loans (8.7%).

Whole Loans and Mezzanine Loan Arrangements

GS Bank, an originator, is the current holder of one or more of the Novolex Portfolio Pari Passu Companion Loans, the Back Bay Office Pari Passu Companion Loans, the Miracle Mile Pari Passu Companion Loans and the J&O Industrial Portfolio Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

GACC (an originator and a Sponsor), DBNY (an originator) and DBRI (an originator) are the current holders of one or more of the Novolex Portfolio Pari Passu Companion Loans, the Four Springs Net Lease Portfolio Pari Passu Companion Loans, the Back Bay Office Pari Passu Companion Loans and the Scottsdale Fashion Square Pari Passu Companion Loans, as applicable, but are expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

CREFI, an originator and a Sponsor, is the current holder of one or more of the Soho Beach House Miami Pari Passu Companion Loans and the Harborside 2-3 Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

JPMCB, an originator and a Sponsor, is the current holder of one or more of the Fashion Valley Mall Pari Passu Companion Loans, the Soho Beach House Miami Pari Passu Companion Loans, the One & Two Commerce Square Pari Passu Companion Loans and the Platinum Tower Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

Other Arrangements

Midland Loan Services, a Division of PNC Bank, National Association, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Credit Risk Retention

General

This securitization transaction (which is constituted by the issuance of the Certificates) will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in the securitization transaction constituted by the issuance of the Certificates is expected to be retained pursuant to Regulation RR (12 CFR Part 43) (“Regulation RR”) which implements the Credit Risk Retention Rules, as follows:

●	CREFI, a New York corporation, has been designated by the Sponsors to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”); and
●	The Retaining Sponsor is expected to satisfy its risk retention requirements under the Credit Risk Retention Rules by a third-party purchaser (the “Retaining Third Party Purchaser”), which will be KKR CMBS II Aggregator Type 2 L.P., a Delaware limited partnership, purchasing, on the Closing Date, and holding for its own account an “eligible horizontal residual interest” (as such term is defined in Regulation RR), consisting of all of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $85,872,263, and having a fair value equal to at least 5.0% of the fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates), determined in accordance with Generally Accepted Accounting Principles (“GAAP”). See “—HRR Certificates—The Retaining Third Party Purchaser” below for more information on the Retaining Third Party Purchaser.

“MOA” means a “majority-owned affiliate” (as defined in Regulation RR).

The Retaining Sponsor and the Retaining Third Party Purchaser are collectively referred to herein as the “Retaining Parties”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined, that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

HRR Certificates

The Retaining Third Party Purchaser

KKR CMBS II Aggregator Type 2 L.P. (“KKR Aggregator”), a Delaware limited partnership, is expected, to (i) act as the initial Retaining Third Party Purchaser and (ii) retain the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates.

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KKR Aggregator was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). As of March 31, 2023, KKR Aggregator has purchased eight offerings of CMBS B-Piece Securities subsequent to the implementation of the Credit Risk Retention Rules. KKR Aggregator is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 17 years of CMBS experience as of March 31, 2023. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of March 31, 2023, funds advised by KKR own more than 100 separate real estate credit investments. As of March 31, 2023, KKR is responsible for approximately $510 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended. For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third Party Purchaser and another party to this securitization, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” and “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

Any review by the Retaining Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for its own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of the sponsors’ underwriting standards or any loan-level disclosure in this document. The Retaining Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Retaining Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, the Retaining Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan consisting of a review of the sponsors' underwriting standards, the collateral and expected cash flows. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors. The Retaining Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. The Retaining Third Party Purchaser's acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more Classes of certificates. In addition, the Retaining Third Party Purchaser does not have any duties to the holders of any Class of certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third Party Purchaser for having so acted.

Material Terms of the HRR Certificates

The Retaining Third Party Purchaser is expected to purchase the HRR Certificates for cash on the Closing Date.

The aggregate fair value, as of the Closing Date, of the HRR Certificates will be equal to approximately $46,854,604, representing approximately 5.108% of the aggregate fair value, as of the Closing Date, of all Certificates (other than the Class R Certificates) issued by the Issuing Entity. The aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) will be approximately $917,299,143. The fair values referenced in the preceding two sentences are based on actual prices and final tranche sizes as of the Closing Date for each Class of Certificates (other than the Class R Certificates).

The aggregate fair value, as of the Closing Date, of the HRR Certificates that the Retaining Sponsor would be required to retain in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, is approximately $45,864,957, representing 5% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates).

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On any Distribution Date, the aggregate amount available for distributions on the Certificates from the Mortgage Loans, including principal and interest (other than any Excess Interest that accrues on an ARD Loan), net of specified servicing and administrative costs and expenses, will be allocated to the specified Classes of Certificates in descending order (beginning with the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Mortgage Loan losses will be allocated to the Principal Balance Certificates in ascending order (beginning with certain Classes of Principal Balance Certificates that are not being offered by this prospectus), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of payment and other material terms of the Classes of HRR Certificates identified in the table above in this “—Material Terms of the HRR Certificates” section, see “Description of the Certificates” in this prospectus.

Hedging, Transfer and Financing Restrictions

The HRR Certificates will be required to be subject to certain hedging, transfer and financing restrictions. Each Class of HRR Certificates will be evidenced by one or more Certificates and are expected to be held in definitive form by the Certificate Administrator on behalf of the registered holders of the HRR Certificates, respectively, for so long as the HRR Certificates are subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the Pooling and Servicing Agreement.

The Retaining Parties will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by the Retaining Parties not to transfer the HRR Certificates, except to a “majority-owned affiliate” or, in the case of the Retaining Third Party Purchaser, to a subsequent third-party purchaser (as defined in, and in compliance with, the Credit Risk Retention Rules then in effect). In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Parties will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to the securitization transaction constituted by the issuance of the Certificates, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the aggregate of the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the aggregate of the total outstanding Certificate Balance of the Certificates as of the Closing Date, and (iii) two years after the Closing Date; provided that such restrictions may end on any earlier date on which all of the Mortgage Loans have been defeased in accordance with Rule 7(b)(8)(i) of Regulation RR.

Representations and Warranties

Each of CREFI and GACC will make the representations and warranties identified on Annex E-1A, subject to certain exceptions to such representations and warranties set forth in Annex E-1B. GSMC will make the representations and warranties identified on Annex E-2A, subject to certain exceptions to such representations and warranties set forth in Annex E-2B. JPMCB will make the representations and warranties identified on Annex E-3A, subject to certain exceptions to such representations and warranties set forth in Annex E-3B.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the

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related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the JPMCB Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-3B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable JPMCB Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse

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guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2023-B39, which include the Certificates and the Loan-Specific Certificates, will be issued on or about July 18, 2023 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans (and any Trust Subordinate Companion Loans) and all payments under and proceeds of the Mortgage Loans (and any Trust Subordinate Companion Loans) received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans (and any Trust Subordinate Companion Loans) it sold to the Depositor.

Upon initial issuance, the “Certificates” will consist of those classes (each, a “Class”) of the Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2023-B39, specifically designated as set forth in the table under the heading “Certificate Summary” and the footnotes thereto. Further, various groups of those Classes and any uncertificated interests in the Mortgage Pool will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S and Class C Certificates
“Non-Offered Certificates”:	The Class B, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R
“Senior Certificates”:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Class X-A and Class X-B Certificates
“Subordinate Certificates”:	The Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates
“Regular Certificates”:	The Senior Certificates and the Subordinate Certificates (i.e., the Certificates other than the Class R Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates)
“Residual Certificates”:	The Class R Certificates
“Certificates”:	The Senior Certificates, the Subordinate Certificates and the Class R Certificates (i.e., the Offered Certificates and the Non-Offered Certificates)

Separate classes of loan-specific certificates (the “Loan-Specific Certificates”) and any related uncertificated interests may be issued by the Issuing Entity that are solely backed by a related Trust Subordinate Companion

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Loan and are not offered by this prospectus. Each subseries of Loan-Specific Certificates (and any related uncertificated interest) that backs a particular Trust Subordinate Companion Loan is identified in a separate related offering circular. Each subseries of Loan-Specific Certificates and any related uncertificated interest will only be entitled to receive distributions from, and will only incur losses with respect to, the related Trust Subordinate Companion Loan, and the issuance thereof should be considered as a separate securitization. Classes of Loan-Specific Certificates that have a principal balance and are entitled to payments of principal are referred to in this prospectus as “Loan-Specific Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%).

The “Certificate Balance” (a) of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus and (b) if there is a Trust Subordinate Companion Loan, of any class of related Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on such Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that applicable Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of each Class of the Class X Certificates will equal the aggregate of the Certificate Balances of the related Classes of Principal Balance Certificates (as to any Class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S and Class B

The Class R Certificates will not have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in August 2023. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in August 2023.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less

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than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate or Loan-Specific Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date (including in the case of the initial Distribution Date, any Initial Month’s Interest Deposit Amount as described in the last paragraph of this “Available Funds” section), exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;
(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);
(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Regular Certificates);
(vi)	Excess Interest on the ARD Loans;
(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or
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(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)           with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2024, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)           the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in August 2023, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

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The Mortgage Loan Sellers may be required to deliver to the Master Servicer on the Closing Date for deposit in the Collection Account, an amount that represents one month’s interest accrued with respect to certain Mortgage Loans at the related Mortgage Rate for the month of July 2023 (such amount with respect to each such Mortgage Loan, the “Initial Month’s Interest Deposit Amount”). For the avoidance of doubt, each Mortgage Loan has an August 2023 payment date, and therefore there will be no Initial Month’s Interest Deposit Amount.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-SB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-SB Scheduled Principal Balance”),
(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,
(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,
(iv)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,
(v)	to the holders of the Class A-5 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and
(vi)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

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Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D-RR Certificates have been reduced to zero, to the holders of the Class E-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

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Eighteenth, to the holders of the Class E-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR Certificates have been reduced to zero, to the holders of the Class F-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR and Class F-RR Certificates have been reduced to zero, to the holders of the Class G-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR and Class G-RR Certificates have been reduced to zero, to the holders of the Class J-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class J-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Eighth, to the holders of the Class K-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Ninth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates have been reduced to zero, to the holders of the Class K-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Thirtieth, to the holders of the Class K-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

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Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates and without regard to the Class A-SB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Principal Balance Certificates; and (ii) the Interest Shortfall with respect to each affected Class of Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed applicable Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to each Class of the Class A-1, Class A-4, Class A-5 and Class A-S Certificates for any Distribution Date will be fixed at the initial Pass-Through Rate for the applicable Class set forth in the table under “Certificate Summary” in this prospectus.

The Pass-Through Rate with respect to each Class of the Class A-2, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR Class J-RR and Class K-RR Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to each Class of the Class A-SB and Class B Certificates for any Distribution Date will be a per annum rate equal to the lesser of (a) the initial Pass-Through Rate for the applicable Class set forth in the table under “Certificate Summary” in this prospectus and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-S and Class B Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

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The “Class X Strip Rate” for any Class of Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that subsequent Distribution Date (or, in the case of any Mortgage Loan that does not provide for Monthly Payment in August 2023, to produce an aggregate amount of interest equal to the related Initial Month’s Interest Deposit Amount (exclusive of any portion of such Initial Month’s Interest Deposit Amount that is due or reimbursable to any person other than the Certificateholders)). However, with respect to each Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2024 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; and (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2024, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account (or the related Trust Subordinate Companion Loan REMIC Distribution Account, if applicable) for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan or Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan (which, in the case of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or such related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class

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on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(1)	the Scheduled Principal Distribution Amount for that Distribution Date;
(2)	the Unscheduled Principal Distribution Amount for that Distribution Date; and
(3)	the Principal Shortfall for that Distribution Date;

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment,

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received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan (and any Trust Subordinate Companion Loan) will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan (other than any Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Whole Loan as of any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Serviced Whole Loan is paid in full, or if any Mortgage Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, any related Trust Subordinate Companion Loan and/or the Serviced Whole Loan will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable

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or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Whole Loan, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan held outside the Issuing Entity will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to and incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Whole Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

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Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related

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Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth above under “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class X-A Certificates, (ii) the group (the “YM Group A-S/B”) comprised of the Class X-B, Class A-S and Class B Certificates, and (iii) the group (the “YM Group C” and, collectively with the YM Group A and the YM Group A-S/B, the “YM Groups”) comprised solely of the Class C Certificates, pro rata, based upon the aggregate amount of principal distributed to the Class or Classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates in such YM Group, in the following manner: (i) each Class of Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to the subject Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance

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Certificates in that YM Group on such Distribution Date, (Y) except in the case of a YM Group consisting solely of Principal Balance Certificates (for which the value of this subclause (Y) will be one (1) for each Class of those Principal Balance Certificates), the Base Interest Fraction for the related principal prepayment and such Class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates, if any, in such YM Group. If there is more than one Class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to

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zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class of Certificates	Assumed Final Distribution Date
Class A-1	March 2028
Class A-2	July 2028
Class A-4	February 2033
Class A-5	June 2033
Class A-SB	July 2032
Class X-A	June 2033
Class X-B	June 2033
Class A-S	June 2033
Class C	June 2033

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in July 2056. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) and Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and
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(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial subservicer, and (2) 0.000625% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, or (3) with respect to any Outside Serviced Mortgage Loan, 0.000625%, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans and any Trust Subordinate Companion Loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan) and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), (a “Prohibited Prepayment”) then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, until all related Prepayment Interest Shortfalls are covered, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof and then, if applicable, to any Trust Subordinate Companion Loan.

The Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer and, (ii) with respect to any Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Trust Subordinate Companion Loan Available Funds for any Distribution Date that is not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates.

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This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-SB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D-RR Certificates, the Class E-RR Certificates, the Class F-RR Certificates, the Class G-RR Certificates, the Class J-RR Certificates and the Class K-RR Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class K-RR Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate the amount, if any, by which (A) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, with respect to the Principal Balance Certificates for any Distribution Date, a “Realized Loss”).

If the assets of the Issuing Entity include a Trust Subordinate Companion Loan, any Realized Loss with respect to the related Loan-Specific Certificates will be described under “Description of the Mortgage Pool—Trust Subordinate Companion Loan(s)”.

The Certificate Administrator will be required to allocate any Realized Losses with respect to the Principal Balance Certificates among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class K-RR Certificates;

second, to the Class J-RR Certificates;

third, to the Class G-RR Certificates;

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fourth, to the Class F-RR Certificates;

fifth, to the Class E-RR Certificates;

sixth, to the Class D-RR Certificates;

seventh, to the Class C Certificates;

eighth, to the Class B Certificates; and

ninth, to the Class A-S Certificates;

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate applicable Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the respective Classes of Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, including as a result of defaults and delinquencies on the related Mortgage Loans or any Trust Subordinate Companion Loans, Nonrecoverable Advances made in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific or non-Trust Subordinate Companion Loan-specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties— The Trustee and the Certificate Administrator” and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date

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of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or a Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website www.ctslink.com, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;
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(ii)	a CREFC® financial file; and
(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)        Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending December 31, 2023, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)       Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of the Non-Offered Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

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Each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Whole Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan or Trust Subordinate Companion Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder, a Controlling Class Certificateholder or any Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

For the avoidance of doubt if a Borrower Party is the Directing Holder, a Controlling Class Certificateholder or a Loan-Specific Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent,

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approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“Non-Reduced Loan-Specific Certificates” means, as of any date of determination, any class of Loan-Specific Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates, (y) any Appraisal Reduction Amounts allocated to such class of Loan-Specific Principal Balance Certificates as of the date of determination and (z) any Realized Losses previously allocated to such class of Loan-Specific Principal Balance Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan held outside the Issuing Entity, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to the related Serviced Whole Loan. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans, the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services and KBRA Analytics, LLC, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting

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person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to, or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:
●	this prospectus;
●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;
(B)	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and
●	the Operating Advisor Annual Report;
(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the Special Servicer;
●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;
●	any documents provided to the Certificate Administrator by the Master Servicer, the Special Servicer or the Depositor directing the Certificate Administrator to post to the “additional documents” tab; and
●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;
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(E)	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the Certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;
●	any notice of resignation or termination of the Master Servicer or Special Servicer;
●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;
●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;
●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;
●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any final Asset Review Report received by the Certificate Administrator;
●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the Issuing Entity;
●	any notice that a Control Termination Event or a Trust Subordinate Companion Loan control appraisal period has occurred or is terminated or that a Consultation Termination Event or any applicable Operating Advisor Consultation Trigger Event has occurred, including (if the assets of the Issuing Entity include a Trust Subordinate Companion Loan) any such event described under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan(s)”;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any assessments of compliance delivered to the Certificate Administrator;
●	any Attestation Reports delivered to the Certificate Administrator;
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●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and
●	Proposed Course of Action Notice;
(F)	the “Investor Q&A Forum”;
(G)	solely to Certificateholders, Certificate Owners that are Privileged Persons, the “Investor Registry”; and
(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative, such Controlling Class Certificateholder, such Loan-Specific Controlling Class Representative or such Loan-Specific Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such

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information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Special Servicer Mortgage Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), any Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing

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Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder or Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-866-846-4526.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

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For purposes of this “—Reports to Certificateholders; Certain Available Information” section, in the case of a Whole Loan with a related Consulting Party (other than the Controlling Class Certificateholder), such Consulting Party may be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term under the related Co-Lender Agreement, and references to “Borrower Party” will be deemed to refer to such analogous term in the related Co-Lender Agreement.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

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Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates and any Loan-Specific Certificates in the aggregate (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders and Loan-Specific Certificateholders as follows:

(1)       1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates and any classes of interest-only Loan-Specific Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one class of such certificates is greater than zero), and

(2)       in the case of any Class of Principal Balance Certificates or any class of Loan-Specific Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of interest-only certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such class of Principal Balance Certificates or Loan-Specific Principal Balance Certificates, as

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applicable, as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all classes of Principal Balance Certificates and Loan-Specific Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or Non-Reduced Loan-Specific Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates exclusive of any Loan-Specific Certificates (the “Pooled Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Pooled Voting Rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights or, if applicable, Pooled Voting Rights of any class of Certificates or Loan-Specific Certificates are required to be allocated among the holders of such class in proportion to their respective Percentage Interests.

The Class R Certificates will not be entitled to any Voting Rights.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depositary with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

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Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Computershare Trust Company, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group - Benchmark 2023-B39

with a copy to:

trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

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The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors pursuant to the respective mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between in each case the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans (and such Trust Subordinate Companion Loans), without recourse, to the Trustee for the benefit of the Certificateholders and any related Loan-Specific Certificateholders and related uncertificated interest owners. For purposes of the respective Mortgage Loan Purchase Agreements, the Back Bay Office Mortgage Loan, the Novolex Portfolio Mortgage Loan and the Soho Beach House Miami Mortgage Loan (each of which is sometimes referred to in this prospectus as a “Joint-Seller Mortgage Loan”) will each constitute a “Mortgage Loan” under each such Mortgage Loan Purchase Agreement only to the extent of the portion thereof sold to the depositor by the applicable Sponsor. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) and any Trust Subordinate Companion Loan sold by the applicable Sponsor and each Serviced Whole Loan (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Whole Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for any Trust Subordinate Companion Loan will refer to the Mortgage File for the related Mortgage Loan, and will include the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)                         (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)                      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)                   the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)                  an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)                     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)                  the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)               originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)             the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by

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an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                  an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)                     an original or copy of the related loan agreement, if any;

(xi)                  an original of any guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(xii)               an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)            an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)            an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)               if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)            in the case of each Whole Loan, an original or a copy of the related Co-Lender Agreement;

(xvii)          any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xvii)         an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)            the original or copy of any related environmental insurance policy;

(xx)              a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi)            copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

Notwithstanding anything to the contrary contained in this prospectus, with respect to each Joint-Seller Mortgage Loan, the obligation of each applicable Sponsor to deliver a copy of the related documents identified in clauses (ii) through (xxi) above may be satisfied by delivery of such documents by either of the applicable Sponsors.

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each

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Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder or related uncertificated interest owner) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan or Trust Subordinate Companion Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan or Trust Subordinate Companion Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or Trust Subordinate Companion Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       a copy of each of the following documents:

(i)                       (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)                     the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

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(iii)                 any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)                 final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)                    the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                 the related ground lease, if any, and any ground lessor estoppel;

(vii)               the related loan agreement, if any;

(viii)            the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)                 the related lockbox agreement or cash management agreement, if any;

(x)                    the environmental indemnity from the related borrower, if any;

(xi)                 the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)               in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)           any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)           any mezzanine loan intercreditor agreement;

(xv)              any related environmental insurance policy;

(xvi)           any related letter of credit and any related assignment thereof; and

(xvii)        any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

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(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)      unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes

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should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan and any Trust Subordinate Companion Loan sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans are generally to the effect set forth on Annex E-1A to this prospectus (in the case of each of CREFI and GACC), Annex E-2A (in the case of GSMC) and Annex E-3A (in the case of JPMCB), subject to the exceptions set forth on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;
●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and
●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans or Trust Subordinate Companion Loans (if any), although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder or related uncertificated interest owner) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan or Trust Subordinate Companion Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan or Trust Subordinate Companion Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or
●	to repurchase the affected Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof as if such applicable portion was a separate Mortgage Loan) or Trust Subordinate Companion Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—
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(i)	the outstanding principal balance of that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus
(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus
(iii)	all unreimbursed property protection advances relating to that Mortgage Loan or Trust Subordinate Companion Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans or Trust Subordinate Companion Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan or Trust Subordinate Companion Loan; plus
(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus
(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus
(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller;

provided, however, that no Sponsor may repurchase its Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan that it contributed (so long as there is a Material Defect with respect to such related Mortgage Loan).

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing or (if permitted) replacing the affected Mortgage Loan or Trust Subordinate Companion Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (subject to the consent of the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan or Trust Subordinate Companion Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect

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that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the

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certification to the Certificate Administrator, the Trustee and, so long as a Consultation Termination Event has not occurred and is not continuing, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

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If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

As stated above, with respect to a Material Defect related to a Joint-Seller Mortgage Loan, each Sponsor will only be a Mortgage Loan Seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the Pooling and Servicing Agreement, and the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Outside Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Outside Servicing Agreement and the related intercreditor agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Co-Lender Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Loan Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or Trust Subordinate Companion Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor, defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan or Trust Subordinate Companion Loan if required to do so. See “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Other Risks Relating to the Certificates—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

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The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of July 1, 2023 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

References in this section or in any other section of this prospectus to “Special Servicer” means, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, the applicable Special Servicer that acts as the special servicer for such Serviced Mortgage Loan or Serviced Whole Loan, as applicable (i.e., (i) with respect to all Serviced Mortgage Loans or Serviced Companion Loans (other than the Back Bay Office Mortgage Loan or the Back Bay Office Whole Loan), K-Star Asset Management LLC, a Delaware limited liability company, and (ii) with respect to the Back Bay Office Mortgage Loan or the Back Bay Office Whole Loan, Situs Holdings, LLC, a Delaware limited liability company).

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (including any Trust Subordinate Companion Loans) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Whole Loans, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu AB Whole Loan” means a Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.
●	“Serviced Pari Passu Whole Loan” means a Pari Passu Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced AB Whole Loan” means an AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Whole Loan” means a Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Whole Loan or a Serviced Pari Passu AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Whole Loan or a Serviced Pari Passu AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.
●	“Companion Loan Holder” means the holder of a Companion Loan.
●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.
●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.
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●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.
●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).
●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.
●	“Serviced Outside Controlled Whole Loan” means a Serviced Whole Loan if and for so long as the “controlling note” with respect to such Serviced Whole Loan is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Whole Loan may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Whole Loan, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Whole Loans” will thereafter cease to apply to the subject Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Whole Loan will be a Serviced Outside Controlled Whole Loan. In addition, as of the Closing Date, the Back Bay Office Whole Loan is a Serviced Outside Controlled Whole Loan.
●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.
●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.
●	“Outside Controlling Note Holder” means, with respect to any Whole Loan that is, and only for so long as such Whole Loan is, a Serviced Outside Controlled Whole Loan, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).
●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.
●	“Outside Serviced Whole Loan” means a Whole Loan that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Whole Loan.
●	“Outside Serviced Pari Passu Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Pari Passu Whole Loan.
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●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Whole Loan or an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.
●	“Outside Serviced Pari Passu-AB Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.
●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Whole Loan will be an Outside Serviced Subordinate Companion Loan.
●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Whole Loan.
●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Whole Loan is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Whole Loan, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Whole Loan (other than a Servicing Shift Whole Loan following the related Controlling Pari Passu Companion Loan Securitization Date), the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.
●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Whole Loan.
●	“Servicing Shift Whole Loan” means a Whole Loan that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Whole Loan will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.
●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Whole Loan.
●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Whole Loan or the Fashion Valley Mall Whole Loan or the One & Two Commerce Square Whole Loan, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.
●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.
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●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Whole Loan or (ii) an Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Whole Loans and referred to in the immediately preceding bullets.

The chart below identifies, with respect to each Whole Loan, (i) whether such Whole Loan is a Pari Passu Whole Loan, an AB Whole Loan or a Pari Passu-AB Whole Loan, and (ii) whether such Whole Loan is a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan.

Type and Servicing Status of Whole Loans

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Type of Whole Loan	Servicing Status of Whole Loan
Novolex Portfolio	$89,500,000	9.9%	$35,500,000	N/A	$125,000,000	Pari Passu	Serviced
Seagate Campus	$86,000,000	9.5%	$86,000,000	N/A	$172,000,000	Pari Passu	Serviced
Fashion Valley Mall	$85,000,000	9.4%	$365,000,000	N/A	$450,000,000	Pari Passu	Outside Serviced
Pacific Design Center	$64,400,000	7.1%	$180,600,000	$20,000,000	$265,000,000	Pari Passu-AB	Outside Serviced
Four Springs Net Lease Portfolio	$50,000,000	5.5%	$22,200,000	N/A	$72,200,000	Pari Passu	Serviced
Back Bay Office	$50,000,000	5.5%	$425,000,000	$65,000,000	$540,000,000	Pari Passu-AB	Serviced
Soho Beach House Miami	$50,000,000	5.5%	$90,000,000	N/A	$140,000,000	Pari Passu	Serviced
Scottsdale Fashion Square	$41,000,000	4.5%	$659,000,000	N/A	$700,000,000	Pari Passu	Outside Serviced
One & Two Commerce Square	$40,000,000	4.4%	$180,000,000	N/A	$220,000,000	Pari Passu	Outside Serviced
Miracle Mile	$30,000,000	3.3%	$395,000,000	N/A	$425,000,000	Pari Passu	Outside Serviced
J&O Industrial Facility	$26,480,000	2.9%	$20,000,000	N/A	$46,480,000	Pari Passu	Outside Serviced
Harborside 2-3	$25,000,000	2.8%	$200,000,000	N/A	$225,000,000	Pari Passu	Outside Serviced
Jaylor – Burger King Portfolio	$24,845,383	2.7%	$27,826,829	N/A	$52,672,212	Pari Passu	Outside Serviced
One Campus Martius	$23,300,000	2.6%	$194,700,000	N/A	$218,000,000	Pari Passu	Outside Serviced
Hyatt Regency Indianapolis	$18,558,389	2.0%	$39,910,514	N/A	$58,468,902	Pari Passu	Outside Serviced
Platinum Tower	$14,990,542	1.7%	$8,994,325	N/A	$23,984,867	Pari Passu	Serviced

There are no Servicing Shift Whole Loans or Trust Subordinate Companion Whole Loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of Whole Loan(s) or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Whole Loans” for further information with respect to each Whole Loan, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Whole Loans

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

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The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Whole Loan or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and any Trust Subordinate Companion Loans, together with all payments due on or with respect to the Mortgage Loans and any Trust Subordinate Companion Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller's Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions”.

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The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Whole Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans (provided that a Sponsor may not effect a substitution of a Trust Subordinate Companion Loan), or to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loans from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan or Trust Subordinate Companion Loan. This substitution or repurchase obligation or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Whole Loan) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—
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1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or
●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or
●	solely in the case of a delinquent balloon payment, (A) one business day after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other and any applicable Directing Holder and Consulting Party), on or before the date on which that balloon payment was due, a refinancing commitment, letter of intent or otherwise binding application or other similar binding document for refinancing from an acceptable lender or signed purchase agreement related to the sale of the related Mortgaged Property reasonably acceptable to the Special Servicer, (ii) the borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment, letter of intent or otherwise binding application or similar binding document or the purchase agreement; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and

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continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

Notwithstanding the foregoing, for purposes of clauses (a) (but solely with respect to delinquent monthly debt service payments), (b), (e) and (g) above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a Servicing Transfer Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes a Servicing Transfer Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, a Servicing Transfer Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Servicing Transfer Event will be deemed to occur on the date of such borrower’s failure to comply.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent ((or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this

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determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);
●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;
●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and
●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Whole Loan). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing

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transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Whole Loan under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the processing of, and the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination, (ii) in the case of a Major Decision described in sub-clause (i) or (ii) of clause (Q) of the definition of “Major Decision” or (iii) in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) will be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision:

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)        in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance-based”, “earn-out” or “holdback” escrows or reserves with respect to (i) any Mortgage Loan as to which such escrows or reserves exceeded, as at the time of origination, 10% of the original principal balance of such Mortgage Loan, regardless of whether such funding or disbursements may be characterized as routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents, (ii) any Mortgage Loan as to which such escrows or reserves may not be characterized as routine and/or customary escrows, and (iii) any Mortgage Loans specifically identified in

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the Pooling and Servicing Agreement (for the avoidance of doubt with respect to sub-clauses (i) and (ii) above, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, will not constitute a Special Servicer Decision);

(h)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(i)        any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(j)        approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer or assumption set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(k)       any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(l)        any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property; and

(m)      any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease.

With respect to non-Specially Serviced Loans, (i) if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision, (ii) in the case of a Major Decision described in sub-clause (i) or (ii) of clause (Q) of the definition of “Major Decision”, or (iii) in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to any such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any

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applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor” below, as applicable) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer and the Special Servicer may each delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer or the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer or the Special Servicer, as applicable, will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, or by any successor Master Servicer or Special Servicer, as the case may be, without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer or other applicable party under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or the Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents without the consent of the Master Servicer (in the case of sub-servicers engaged by the Master Servicer) or the Special Servicer (in the case of sub-servicers engaged by the Special Servicer).

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Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan and any Trust Subordinate Companion Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan or any Trust Subordinate Companion Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans (other than any Trust Subordinate Companion Loans). The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan (or Trust Subordinate Companion Loan) as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making

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of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and
●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”) (and solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan or Trust Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and until the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Whole Loan and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan or the Issuing Entity’s interest in a related REO Property (or, in the case of a Servicing Advance on a Serviced Whole Loan, from such collections with respect to such Serviced Whole Loan and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or REO Property) prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO

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Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or REO Property).

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made;
●	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;
●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;
●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and
●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. For the avoidance of doubt, any non-recoverability determination with respect to a Trust Subordinate Companion Loan will take into account the subordinate nature of such Trust Subordinate Companion Loan.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Whole Loan, with interest at a prime lending rate.

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For the avoidance of doubt, if a Mortgage Loan is subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary deferral or similar temporary accommodation with respect to all or a portion of the monthly payment amount, the Master Servicer will be required to make P&I Advances for such Mortgage Loan based on the terms of the related Mortgage Loan documents in effect immediately prior to the date of such forbearance or similar agreement, subject to any non-recoverability determination with respect to such Mortgage Loan.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (excluding any Trust Subordinate Companion Loan(s)) (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of a Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the applicable Trust Subordinate Companion Whole Loan.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from any collections on a Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to each Trust Subordinate Companion Loan, the Master Servicer or the Trustee will only be entitled to reimbursement for a P&I Advance (and any interest thereon) from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan and any related Pari Passu Companion Loan.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with

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such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from collections on a Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Workout-Delayed Reimbursement Amounts in respect of a Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Property Advance for a Trust Subordinate Companion Whole Loan, the Master Servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the applicable Trust Subordinate Companion Loan.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any Trust Subordinate Companion Loan.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans and any Trust Subordinate Companion Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to each Serviced Whole Loan (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Whole Loan in the related Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan (other than, if applicable, a Trust Subordinate Companion Loan) or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

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The Master Servicer will also be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Certificate Administrator will be required to establish and maintain the following accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, (ii) the “Upper-Tier REMIC Distribution Account” and, (iii) if applicable, a “Trust Subordinate Companion Loan REMIC Distribution Account”.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), to the extent on deposit in the Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to (1) withdraw amounts distributable on such date on the Regular Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account, and (2) with respect to any Trust Subordinate Companion Loan, withdraw amounts distributable on such date on the related Loan-Specific Certificates (and any related uncertificated interest owners) and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Trust Subordinate Companion Loan REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan). See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2024) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan and any Trust Subordinate Companion Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2024), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans or, if applicable, the related Trust Subordinate Companion Loan REMIC Distribution Account in respect of a Trust Subordinate Companion Loan.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest will be made from the Excess Interest Distribution Account. Because there are no ARD Loans in the Issuing Entity, the Certificate Administrator will not establish an Excess Interest Distribution Account.

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The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized, and allocable to the Issuing Entity, on sales of REO Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated applicable Realized Losses reimbursable to, the holders of the Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Available Funds for the related Distribution Date) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the amount of the applicable insufficiency in such Available Funds. In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

“Excess Liquidation Proceeds” means, with respect to any Mortgage Loan (and any related Trust Subordinate Companion Loan), the excess of (i) Liquidation Proceeds of that Mortgage Loan (and any related Trust Subordinate Companion Loan) or any related REO Property (net of any related liquidation expenses and any amounts payable to a related Serviced Companion Loan Holder (in connection with a related Serviced Companion Loan held outside the Issuing Entity) pursuant to the related Co-Lender Agreement), over (ii) the amount that would have been received if a principal payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan (and any related Trust Subordinate Companion Loan) on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, “Excess Liquidation Proceeds” mean such Outside Serviced Mortgage Loan’s pro rata share of any “excess liquidation proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co-Lender Agreement that are received by the Issuing Entity.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties.

The Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account, each Whole Loan Custodial Account and the Loss of Value Reserve Fund) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Whole Loan Custodial Account, the Loss of Value Reserve Fund and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

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If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) an amount equal to the sum of (I) the applicable portions of Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected with respect to the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any, (D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;
(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);
(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay Midland, if Midland is no longer the Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans and any Trust Subordinate Companion Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans and any Trust Subordinate Companion Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);
(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;
(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);
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(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or Trust Subordinate Companion Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or Trust Subordinate Companion Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;
(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;
(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;
(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;
(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;
(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and
(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan (or the related Trust Subordinate Companion Loan in the case of interest on a P&I Advance) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan, any related Trust Subordinate Companion Loan (except in the case of the Asset Representations Reviewer Ongoing Fee) and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan held outside the Issuing Entity.

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Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, any Trust Subordinate Companion Loan or any related REO Property, then upon direction from the Special Servicer (subject to any notice required to be provided by the Certificate Administrator under the Pooling and Servicing Agreement), the Master Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

(i)        to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with interest on such Advance);

(ii)       (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)      to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto) or any Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto);

(iv)      following the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)       on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan and any Trust Subordinate Companion Loan (including any Mortgage Loan or Trust Subordinate Companion Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. With respect to each such Mortgage Loan and/or Trust Subordinate Companion Loan (including each Mortgage Loan and Trust Subordinate Companion Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is, with respect to each Mortgage Loan, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to

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any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan but excluding any Trust Subordinate Companion Loan, which are discussed above) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 0% for Specially Serviced Loans, will be 25% for Payment Accommodations processed by the Special Servicer with respect to non-Specially Serviced Loans, and will be 100% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include any Modification Fees earned in connection with a defeasance to which either the Master Servicer or the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer, (d) 50% of any Consent Fees with respect to a Serviced Loan that is not a Specially Serviced Loan (except in connection with any Payment Accommodation) if consent of the Special Servicer is required and is consented to by the Special Servicer (regardless of whether the Master Servicer or the Special Servicer processes the related servicing matter), and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, Loss of Value Reserve Fund and any Whole Loan Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision or in connection with any borrower request that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any review fee due to the Master Servicer without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and any Trust Subordinate Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case

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to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval (or review thereof) required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Whole Loan, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all loan service transaction fees, Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, loan service transaction fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges

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and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed an amount equal to $45,000 (excluding attorneys’ fees and out-of-pocket third party expenses) (the “Payment Accommodation Fee Cap”) and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Whole Loan, from collections on such Serviced Whole Loan; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Whole Loan, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan (or the related Serviced Whole Loan, if applicable) or REO Property.

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The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% (or 0.75% with respect to the Back Bay Office Whole Loan) and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Whole Loans, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such

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Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable), no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% (or 0.75% with respect to the Back Bay Office Whole Loan) or (b) with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan or Trust Subordinate Companion Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans, any Trust Subordinate Companion Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity (or of any Trust Subordinate Companion Loan in connection with an optional termination of the related Trust Subordination Companion Loan REMIC). The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or Trust Subordinate Companion Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50%) for Serviced Loans that are not Specially Serviced Loans (except in

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connection with any Payment Accommodation), will be 75% for Payment Accommodations processed by the Special Servicer with respect to non-Specially Serviced Loans, will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Specially Serviced Loan, and will be 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor in connection with a Material Defect, (d) 50% of any Consent Fees with respect to a Serviced Loan that is not a Specially Serviced Loan (except in connection with any Payment Accommodation) if consent of the Special Servicer is required and is consented to by the Special Servicer (regardless of whether the Master Servicer or the Special Servicer processes the related servicing matter), (e) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; and (f) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any borrower request with respect to a non-Specially Serviced Loan that is being processed or consented to by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any review fee due to the Special Servicer without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed the Payment Accommodation Fee Cap and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for

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in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Whole Loans, if applicable))) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement and that is set forth in a report that is part of the CREFC® Investor Reporting Package, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.01010% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date to be paid by the Sponsors.

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The “Operating Advisor Fee Rate” will be a rate equal to 0.00163% per annum with respect to each Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and Trust Subordinate Companion Loan (including any REO Mortgage Loan and including any REO Companion Loan related to a Trust Subordinate Companion Loan, but excluding any REO Companion Loan related to any other Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and any Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate” is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to the Mortgage Loans, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00028% per annum (the

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“Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to the sum of (i) $20,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller (or, in the case of a Joint-Seller Mortgage Loan, by the related Mortgage Loan Sellers on a pro rata basis); provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee (or portion thereof payable by such Mortgage Loan Seller) will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee (or the applicable portion thereof, as the case may be) by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

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Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 0% for Specially Serviced Loans, will be 25% for any Serviced Mortgage Loan in respect of a Payment Accommodation processed by the Special Servicer with respect to a non-Specially Serviced Loan, and 100% for any Serviced Mortgage Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	– all investment income earned on amounts on deposit in the collection account, whole loan custodial account(s), Loss of Value Reserve Fund and certain reserve accounts	monthly
50% of any Consent Fees with respect to a Serviced Loan that is not a Specially Serviced Loan (except in connection with any Payment Accommodation) if consent of the Special Servicer is required and is consented to by the Special Servicer (regardless of whether the Master Servicer or the Special Servicer processes the related servicing matter)
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Whole Loan, if applicable) that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (or any related Serviced Whole Loan, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% (or 0.75% with respect to the Back Bay Office Whole Loan) and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date; and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest

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Type/Recipient	Amount(1)	Frequency	Source of Funds
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% (or 0.75% with respect to the Back Bay Office Whole Loan) of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Whole Loan, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 75% for any Payment Accommodation processed by the Special Servicer with respect to a non-Specially Serviced Loan, will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Specially Serviced Loan, and will be 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time
50% of any Consent Fees with respect to a Serviced Loan that is not a Specially Serviced Loan (except in connection with any Payment Accommodation) if consent of the Special Servicer is required and is consented to by the Special Servicer (regardless of whether the Master Servicer or the Special Servicer processes the related servicing matter)
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.01010% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00163% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00028% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	with respect to each Asset Review, the sum of (i) $20,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections

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Type/Recipient	Amount(1)	Frequency	Source of Funds
Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Whole Loan, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
Interest on Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	at Prime Rate, compounded annually (and solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum)	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Whole Loan, if applicable), then from general collections on the Mortgage Pool
P&I Advances / Master Servicer and Trustee(7)	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
Interest on P&I Advances / Master Servicer and Trustee(7)	at Prime Rate, compounded annually (and solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum)	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool

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Type/Recipient	Amount(1)	Frequency	Source of Funds
Indemnification Expenses(3)(6)(8) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans (including any Trust Subordinate Companion Loan). In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on a Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Mortgage Loan that is part of the related Trust Subordinate Companion Whole Loan.
(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.
(3)	With respect to any Servicing Shift Whole Loan, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Whole Loan is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Whole Loan will shift to the applicable Outside Servicing Agreement and such Whole Loan will become an Outside Serviced Whole Loan.
(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.
(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(7)	P&I Advances on any Trust Subordinate Companion Loan, together with interest thereon, are reimbursable first out of collections on such Trust Subordinate Companion Loan and, if not recoverable therefrom, then from collections on the Mortgage Loan and Pari Passu Companion Loans in the same Serviced Whole Loan.
(8)	May be payable out of collections on a Serviced Whole Loan to the extent allocable thereto.

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With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
Fashion Valley Mall	0.00250%	0.25%(2)	1.00%(2)	1.00%(2)
Pacific Design Center	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.00%, subject to a maximum workout fee of $2,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.00%, subject to a maximum liquidation fee of $2,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Scottsdale Fashion Square	0.00525%	0.25%	0.5%	0.5%
One & Two Commerce Square	0.00250%	0.25%(2)	1.00%(2)	1.00%(2)
Miracle Mile	0.00650%	0.25%	0.5%	0.5%
Harborside 2-3	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Jaylor – Burger King Portfolio	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
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Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
One Campus Martius	0.05000%	On a loan-by-loan basis at a rate equal to the greater of 0.2500% per annum and the rate that would result in a special servicing fee of $3,500 for the related month	1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000	“Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000
Hyatt Regency Indianapolis	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan

(1)	Includes any applicable sub-servicing fee rate.
(2)	It is expected that the servicing of the Fashion Valley Mall Mortgage Loan and the One & Two Commerce Square Mortgage Loan will shift from the BBCMS 2023-C20 pooling and servicing agreement to a Future Outside Servicing Agreement, in each case upon the securitization of the related Controlling Pari Passu Companion Loan, after which the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in that Future Outside Servicing Agreement. The loan agreement caps the special servicing, liquidation and workout fee rates set forth in the table above.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Whole Loan (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries

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of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)                          the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)                       the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)                    the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in

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respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)            the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)         the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)       the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), and (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver

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or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;
●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);
●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a signed purchase agreement or a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);
●	the date on which the related Mortgaged Property became an REO Property;
●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;
●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or
●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, for purposes of the first two bullets of the definition of “Appraisal Reduction Event” above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes an Appraisal Reduction Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, an Appraisal Reduction Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Appraisal Reduction Event will be deemed to occur on the date of such borrower’s failure to comply.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB

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Certificates) and, solely in the case of any Trust Subordinate Companion Whole Loan, in addition to the aggregate Certificate Balance of all related classes of Loan-Specific Principal Balance Certificates, has been reduced to zero.

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date that is at least five (5) business days following the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer in consultation with the Controlling Class Representative or applicable Loan-Specific Controlling Class Representative (in each case, for so long as such party is the applicable Directing Holder or a Consulting Party) will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, for such Whole Loan) will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, 25% of the then current Stated Principal Balance of such Whole Loan) until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

A “Payment Accommodation” for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) means the entering into any temporary forbearance agreement as a result of the COVID-19 emergency (as reasonably determined by the Master Servicer (if the Master Servicer and Special Servicer agree that the Master Servicer will determine) or the Special Servicer in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related Mortgage Loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related Mortgage Loan documents, that in each case (i) is entered into prior to the date that is 6 months following the Closing Date, (ii) defers no greater than 3 monthly debt service payments and (iii) requires full repayment of deferred payments, reserves and escrows by the earlier of (a) the date that is 12 months following the date of the Payment Accommodation for such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and (b) the maturity date for such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable).

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated by the Special Servicer will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)  the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over

(b)  the excess of:

(i)  the sum of:

(A)  90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer (but only with respect to any Serviced Mortgage Loan (or Serviced Whole Loan) with an outstanding principal

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balance less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Whole Loan) as contemplated by the preceding clause (1))), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)  all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over

(ii)  the sum as of the Due Date occurring in the month of the date of determination of:

(A)  to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)  all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Whole Loan) and

(C)  all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Whole Loan, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Whole Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance thereon will be reduced, which (to the extent of the reduction in such P&I Advance) will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, then to the Class D-RR Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates). See “—Advances” in this prospectus.

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With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Whole Loan).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan or Trust Subordinate Companion Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as calculated by the Special Servicer as of any date determination, will equal the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially

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similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, an amount calculated by the Special Servicer and generally equal to the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable,) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, then to the Class D-RR Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, Collateral Deficiency Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, and then to the Class D-RR Certificates). Furthermore, for purposes of determining the occurrence of an Operating Advisor Consultation Trigger Event affecting all the Serviced Loans, Collateral Deficiency Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of HRR Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, and then to the Class D-RR Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding discussion, and for purposes of determining the occurrence an Operating Advisor Consultation Trigger Event affecting all the Serviced Loans, each Class of HRR Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding discussion.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class (or any applicable Loan-Specific Controlling Class) or the occurrence of a Control Termination Event (or any applicable Loan-Specific Control Termination) or an Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and

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the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates and Loan-Specific Control Eligible Certificates, respectively, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of a class of Loan-Specific Control Eligible Certificates that is an Appraised-Out Class, the related Serviced Whole Loan) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class (even if one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination) may not exercise any direction, control, consent and/or similar rights of the Controlling Class (or any applicable Loan-Specific Controlling Class) until such time, if any, as such class is reinstated as the Controlling Class (or any applicable Loan-Specific Controlling Class) and no Control Termination Event (or control appraisal period with respect to a Serviced Whole Loan or related loan-specific control termination event), exists, and the rights of the Controlling Class (or Loan-Specific Controlling Class) will be exercised by the most subordinate Class of Control Eligible Certificates (or Loan-Specific Control Eligible Certificates, as applicable) that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2024; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator's website for review by Privileged Persons pursuant to the Pooling and

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Servicing Agreement. See "Description of the Certificates—Reports to Certificateholders; Certain Available Information".

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer, including with respect to any Trust Subordinate Companion Whole Loan that is part of an EHRI Trust Subordinate Companion Loan Securitization, at any time) and the Depositor on or before the date each year (commencing in 2024) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

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“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates or any Loan-Specific Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in connection with, or relating to, the Pooling and Servicing Agreement, the Certificates or the Loan-Specific Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Issuing Entity or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing

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Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement, the Certificates, any Loan-Specific Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any

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of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of

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any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such indemnified party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Whole Loan provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Whole Loan as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

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(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)        Kroll Bond Rating Agency, LLC (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be;

(h)       the Master Servicer or the Special Servicer, as applicable, is removed from S&P Global Ratings (“S&P”) Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days; or

(i)        the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities (including any Loan-Specific Certificates) that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

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Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Pooled Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, 25% of the Voting Rights of all Certificates and related Loan-Specific Certificates) or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Whole Loan and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination or that survive termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Whole Loan. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Whole Loan at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates or Loan-Specific Certificates, but upon the written direction of the related Serviced Companion Loan Holder or of holders of related Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all related Loan-Specific Certificateholders, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described

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in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities (including any Loan-Specific Certificates), then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder or the holders of related Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all related Loan-Specific Certificateholders may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement, and such failure is not remedied within the time period specified in the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, of all Certificates and related Loan-Specific Certificates) (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to any Serviced Whole Loan with a Companion Loan held outside the Issuing Entity (including, if applicable, a Trust Subordinate Companion Whole Loan), by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as follows:

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(a)           with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)           except in the case of a Serviced Outside Controlled Whole Loan, and solely if a Control Termination Event has occurred and is continuing, pursuant to a vote of applicable certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (a) the holders of Regular Certificates (and, if a Trust Subordinate Companion Loan is involved, in the aggregate together with the related Loan-Specific Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Regular Certificates (and such Loan-Specific Certificates, if applicable) of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates and, if a Trust Subordinate Companion Whole Loan is involved, Non-Reduced Loan-Specific Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each class of such Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable; and, further, with respect to any Trust Subordinate Companion Loan, solely if a related control appraisal period and a Control Termination Event that relates to such Trust Subordinate Companion Loan has occurred and is continuing;

(c)           at any time, with respect to all of the applicable Serviced Loans (including any Trust Subordinate Companion Loan), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”;

(d)           if a Consultation Termination Event has occurred and is continuing at any time, solely with respect to any Trust Subordinate Companion Whole Loan, if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders, the related Loan-Specific Certificateholders and the holders of any related uncertificated interests (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the such Trust Subordinate Companion Whole Loan, and (ii) and (ii) the holders of such Certificates and/or related Loan-Specific Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates and/or related Loan-Specific Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”; and

(e)           solely with respect to any particular Trust Subordinate Companion Loan, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

“Certificateholder Quorum” means a quorum that:

(1) with respect to the Certificates and any related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for a Trust Subordinate Companion Whole Loan at the request of the holders of certificates evidencing not less than 25% of the Voting Rights allocable to the Certificates and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates and/or Loan-Specific Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates and related Loan-Specific Principal Balance Certificates) of all of the Certificates and the related Loan-Specific Certificates, on an aggregate basis;
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(2)	with respect to the Certificates, (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of each of a vote to terminate and replace the Special Servicer (including with respect to any Trust Subordinate Companion Whole Loan) based on a recommendation of the Operating Advisor, consists of the holders and/or beneficial owners of Certificates evidencing at least 20% of the aggregate outstanding principal balance of all the Principal Balance Certificates, with such quorum including at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other; and
(3)	with respect to the Certificates and any related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer with respect to a Trust Subordinate Companion Whole Loan based on a recommendation of the Operating Advisor, consists of the holders of Certificates and related Loan-Specific Certificates evidencing at least 20% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce Certificate Balances) of all Principal Balance Certificates and Loan-Specific Principal Balance Certificates on an aggregate basis; and
(4)	with respect to any particular Loan-Specific Certificates, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate (including any Risk Retention Affiliate) of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related

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Mortgage Loan or Whole Loan, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the Special Servicer again for such Mortgage Loan or Whole Loan, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Whole Loan, as the case may be, earned during such time on and after such Mortgage Loan or Whole Loan, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer (other than with respect to any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Regular Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Regular Certificates evidencing at least 66-2/3% of the Pooled Voting Rights allocable to the Regular Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan and Trust Subordinate Companion Whole Loan) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

The procedures for removing a Special Servicer with respect to a Trust Subordinate Companion Whole Loan if an applicable Control Termination Event has occurred and is continuing will be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (a) the Certificates and (b) the Loan-Specific Certificates): upon the written direction of holders of Applicable Certificates evidencing 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the related Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and Loan-Specific Certificateholders of such request by

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posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, evidencing more than 50% of the Voting Rights allocable to each such class of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the related Whole Loan and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each certificateholder and beneficial owner of certificates may access such notices on the Certificate Administrator’s website and each certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the related Whole Loan based on a certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

With respect to the applicable Serviced Loan(s) (including, if applicable, any Trust Subordinate Companion Whole Loan), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loan(s). In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loan(s) if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loan(s) (including, if applicable, any Trust Subordinate Companion Whole Loan), and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loan(s) as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, with respect to any Trust Subordinate Companion Whole Loan, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders, the related Loan-Specific Certificateholders and any related uncertificated interests (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Trust Subordinate Companion Whole Loan. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along

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with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the Trust Subordinate Companion Whole Loan if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders and related Loan-Specific Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of the Certificates and/or related Loan-Specific Certificates evidencing at least a majority of the aggregate outstanding principal balance of such certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the Trust Subordinate Companion Whole Loan, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be reappointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Trust Subordinate Companion Whole Loan pursuant to any provision of the Pooling and Servicing Agreement or any related Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee or a successor Master Servicer or successor Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

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In addition, in the event that, (i) at any time following the date that the Credit Risk Retention Rules are no longer applicable to the securitization transaction constituted by the issuance of the Certificates and there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than with respect to any Trust Subordinate Companion Whole Loan) will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination) and (ii) at any time following the date that the relevant credit risk retention rules are no longer applicable to the securitization transaction constituted by the issuance of the any Loan-Specific Certificates, there are no Classes of related Loan-Specific Certificates outstanding other than the related Loan-Specific Control Eligible Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement with respect to the related Whole Loan will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). In either of the foregoing cases, if the Operating Advisor is terminated, then no replacement operating advisor will be appointed to act in such capacity.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its long-term senior unsecured debt or issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (provided however that the Trustee may maintain a long-term senior unsecured debt or issuer credit rating of at least “BBB-“ by Fitch if the Servicer maintains a long-term senior unsecured debt rating of at least “A” by Fitch or a short term rating of at least “F1” by Fitch), (B) a rating on its long-term senior unsecured debt of at least “BBB” by S&P and (C) a rating on its long-term senior unsecured debt or issuer credit rating of at least “BBB-“ by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NRSROs which may include Fitch and S&P) (or, in the case of each of clauses (A), (B) and (C), such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its long-term senior unsecured debt of at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch). Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Depositor will be required to use reasonable efforts to appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in

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the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan and any Trust Subordinate Companion Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any Retaining Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the Master Servicer or a responsible officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice from any other party to the Pooling and Servicing Agreement, the Retaining Third Party Purchaser, any Sponsor or any underwriter or initial purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third Party Purchaser, any Sponsor or any other party to the Pooling and Servicing Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible

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TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the Pooling and Servicing Agreement and resign in accordance with the terms of the Pooling and Servicing Agreement. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with such resignation as and to the extent required under the Pooling and Servicing Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Retaining Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules).

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the holders of any Loan-Specific Certificates and related uncertificated interests:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates (or, if applicable, any holders of Loan-Specific Certificates and related uncertificated interests);

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner), as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates (or, if applicable, any holder of the Loan-Specific Certificates or related uncertificated interests), (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of (i) any Certificateholder (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner), or (ii) any holder of a Serviced Companion Loan not consenting thereto, as evidenced by an opinion of counsel or as evidenced by, if any Certificate is then rated, a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and, in the case of a securitized Serviced Companion Loan with rated Serviced Companion Loan Securities, confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency

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confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered with respect to the Certificates pursuant to the Pooling and Servicing Agreement);

(f)        to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates (or, if applicable, Loan-Specific Certificates) by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of (i) any Certificateholder (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner) or (ii) any holder of a Serviced Companion Loan not consenting thereto, as evidenced by an opinion of counsel or as evidenced by, if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates and, in the case of a securitized Serviced Companion Loan with rated Serviced Companion Loan Securities, confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to the Pooling and Servicing Agreement); and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); and provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative), (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates or Loan-Specific Certificates without the consent of the related underwriter or initial purchaser of such certificates, or (v) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent (the lack of which material adverse effect must in the case of, and under the circumstances described in, clauses (e) and (f) of the prior paragraph, be evidenced as described in such clauses).

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates and any Loan-Specific Certificates evidencing in the aggregate not less than 66⅔% of the aggregate Percentage Interests of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates or Loan-Specific Certificates, as applicable, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate or Loan-Specific Certificate of any class or any other related uncertificated interest without the consent of the holder of that certificate or such other uncertificated interest owner, as applicable, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates or Loan-Specific Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates or Loan-Specific Certificates of that class, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders and/or the related Loan-Specific Certificateholders, as applicable, or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders and Loan-Specific Certificateholders of the class or classes of certificates, that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders or Loan-Specific Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders or Loan-Specific Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders or Loan-Specific

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Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders, (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (9) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine (9) months old, unless the Special Servicer determines that such previously obtained appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by

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an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC or such Trust Subordinate Companion Loan REMIC, as applicable, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

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Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and any related Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and such Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan (and such Trust Subordinate Companion Loan), the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Whole Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Whole Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Whole Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Whole Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such certificateholders and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s), constituted a single lender, taking into account the subordinate nature of any related Subordinate Companion Loan) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The

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Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Whole Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Whole Loan that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan (and any related Trust Subordinate Companion Loan) together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Whole Loans” above in this prospectus.

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With respect to any Serviced AB Whole Loan that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Whole Loan, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans” with respect to the Outside Serviced Whole Loans.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with

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respect to any Specially Serviced Loan or any non-Specially Serviced Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under “—Directing Holder” and “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by clause (b), clause (c) or subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan (or any Trust Subordinate Companion Loan), then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan (other than any Trust Subordinate Companion Loan) beyond a date that is five years prior to the Rated Final Distribution Date of the rated Certificates (or extend the maturity of a Trust Subordinate Companion Loan beyond a date that is seven years prior to the rated final distribution date of any related rated Loan-Specific Certificates), or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

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Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Whole Loan, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights) or if the Controlling Class Representative is not permitted to consent or consult, as applicable, under the related Co-Lender Agreement, by the Special Servicer; provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if the Controlling Class Representative is not permitted to consent or consult, as applicable, under the related Co-Lender Agreement and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the

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10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision”)):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, any Payment Accommodations, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)      any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(F)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt (including, to the extent lender approval is required, mezzanine debt by a direct or indirect parent of the borrower), other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the related loan agreement and without the consent of the lender under the related loan agreement and for which there is no lender discretion;

(G)      any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (a) the replacement property manager is not affiliated with the borrower and for which the replacement property management fee is no greater than 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement or (b) for which the replacement property manager is affiliated with the borrower, if the related management fee is no greater than the lesser of (x) 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement and (y) the then current market rate in the location of the Mortgaged Property;

(H)      releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion (for the avoidance of doubt the determination of whether conditions precedent to a borrower’s right to obtain release have been satisfied will be a matter of lender discretion), but solely with respect to any Serviced Loans specifically identified on an exhibit to the Pooling and Servicing Agreement;

(I)        any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

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(J)       any acceleration of a Serviced Loan or the exercise of any other remedy following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(K)      the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(L)       any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer;

(M)      any determination of an Acceptable Insurance Default;

(N)      approval of any waiver regarding the receipt of financial statements that are late for more than ninety (90) consecutive days or the failure to abide by cash management provisions of the Mortgage Loan documents for a period of more than ninety (90) days;

(O)      any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than a ground lease) at a Mortgaged Property or REO Property, if (a) the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property or (b) such transaction is not a routine leasing matter, provided, that if lender consent is not required for such transaction pursuant to the related Mortgage Loan documents or there is no lender discretion in connection with such transaction, such transaction will not constitute a Major Decision;

(P)      any approval of or consent to a grant of an easement or right of way (including, without limitation for utilities, access, parking, public improvements or another purpose)that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to such Specially Serviced Loan or subordination of the lien of the Mortgage Loan to such easement or right of way;

(Q)      agreeing to any modification, waiver, consent or amendment of the related Serviced Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the subject Serviced Loan, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; and

(R)      determining whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of the Serviced Loan and for which there is no lender discretion or determining whether to cure any default by a borrower under a ground lease;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

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Notwithstanding the foregoing, with respect to the Back Bay Office Whole Loan, “Major Decisions” will mean the matters identified as Back Bay Office Major Decisions under “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu Whole Loan—Consultation and Control”.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer's possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1) and (i)(2) in the definition of “Major Decision Reporting Package” in the form of an Asset Status Report.

In connection with any Major Decision processed by the Special Servicer, the Special Servicer will provide any final Major Decision Reporting Package prepared by it to the Master Servicer promptly after the Directing Holder’s approval of such final Major Decision Reporting Package.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below) in connection with any Major Decision affecting a Serviced Mortgage Loan or Serviced Whole Loan and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, with respect to the Back Bay Office Whole Loan, the Special Servicer may not approve or enter into a Major Decision, a Back Bay Office Extraordinary Major Decision or a Back Bay Office Majority Decision without obtaining the required consent (or consulting with the required parties) as described under “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari-Passu-AB Whole Loan”, “—Back Bay Office Extraordinary Major Decisions” and “—Back Bay Office Majority Decisions”.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be:

●	except (i) with respect to an Excluded Mortgage Loan, (ii) with respect to a Trust Subordinate Companion Whole Loan prior to a related control appraisal period, (iii) with respect to a Serviced Outside Controlled Whole Loan, and (iv) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;
●	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder”); and
●	with respect to a Trust Subordinate Companion Whole Loan (i) for so long as no related control appraisal period exists or is deemed to exist with respect to such Whole Loan, the Loan-Specific Controlling Class Representative (if and for so long as the related Loan-Specific Controlling Class
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Representative is entitled to act as Directing Holder) and (ii) for so long as a related control appraisal period exists or is deemed to exist and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative;

provided, that with respect to any Serviced Whole Loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) the related Serviced Whole Loan is a Serviced Outside Controlled Whole Loan, and/or (4) with respect to a Trust Subordinate Companion Whole Loan, no related control appraisal period exists or is deemed to exist with respect to the Trust Subordinate Companion Whole Loan; and (B) with respect to any Serviced Outside Controlled Whole Loan, the Outside Controlling Note Holder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative. Further for the avoidance of doubt, with respect to any Mortgage Loan or Whole Loan, if none of the Controlling Class Representative, an Outside Controlling Note Holder, or a Loan-Specific Controlling Class Representative is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

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The “Controlling Class” with respect to the Certificates will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class D-RR will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

The “Control Eligible Certificates” will be any of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is, if the Controlling Class Representative is the Directing Holder with respect to such Mortgage Loan, a Mortgage Loan or related Whole Loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is (i) a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party or, (ii) a Trust Subordinate Companion Whole Loan (if any) with respect to which the related Loan-Specific Controlling Class Representative or any related Loan-Specific Controlling Class Certificateholder is a Borrower Party; provided in the case of this clause (ii) that a related control appraisal period is not continuing.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Whole Loan or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a Mortgage Loan or Whole loan) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

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“Loan-Specific Controlling Class”, “Loan-Specific Controlling Class Representative”, “Loan-Specific Controlling Class Certificateholder” and related terms, if applicable, will be as defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan(s)”.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Whole Loan that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Whole Loan and (ii) certain servicing decisions and other matters relating to any Outside Serviced Whole Loan, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Whole Loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling

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Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class D-RR Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class D-RR Certificates until such time as either (x) the Class D-RR Certificates are no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Class D-RR Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class D-RR Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class D-RR Certificates that it transferred. Following any such transfer, and assuming that the Class D-RR Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class D-RR Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and
●	the rights of the holder of more than 50% of the Class D-RR Certificates (by Certificate Balance), if the Class D-RR Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)           may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)           may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)           does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)           may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)           will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

The foregoing discussion regarding the limitation on liability of the Directing Holder applies equally to any Loan-Specific Controlling Class, Loan-Specific Controlling Class Representative, and Loan-Specific Controlling Class Certificateholders, if a Trust Subordinate Companion Loan is included in this securitization.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be, each of:

(i)	except with respect to a Serviced Outside Controlled Whole Loan, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, and (c) in the case of a Trust Subordinate Companion Whole Loan, provided that an applicable control appraisal period exists or is deemed to exist with respect to such Whole Loan, the Controlling Class Representative;
(ii)	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), solely (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (b) prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;
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(iii)	with respect to any Serviced Whole Loan that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;
(iv)	solely after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor; and
(v)	with respect to a Trust Subordinate Companion Whole Loan, provided that no control appraisal period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, the related Loan-Specific Controlling Class Representative (for so long as the related Loan-Specific Controlling Class Representative is entitled to be a Consulting Party);

provided, that with respect to any Serviced Whole Loan, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) with respect to any Serviced Outside Controlled Whole Loan, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, and/or (4) with respect to any Trust Subordinate Companion Loan, no related control appraisal period exists or is deemed to exist with respect to the Trust Subordinate Companion Whole Loan, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) has occurred and is continuing, and (C) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Whole Loan will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, if none of the Controlling Class Representative, any Loan-Specific Controlling Class Representative, the Operating Advisor, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

At any time (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization), the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), with respect to certain Major Decisions regarding the applicable non-Specially Serviced Loan(s) as to which the Operating Advisor has consultation rights, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to

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its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

An “Operating Advisor Consultation Trigger Event” will occur with respect to all the Mortgage Loans when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. With respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

An “Operating Advisor Consultation Trigger Event” specifically related to an EHRI Trust Subordinate Companion Loan Securitization will, if applicable, occur or be deemed to occur as described under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

The Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) as to any Specially Serviced Loan, prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) as to any Serviced Loan, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), and regardless of whether or not a Control Termination Event is continuing, simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing

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Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, Major Decisions on the applicable non-Specially Serviced Loan(s), (ii) each related Final Asset Status Report, (iii) if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Whole Loan is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between any Directing Holder or Consulting Party (other than the Operating Advisor), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party (other than the Operating Advisor) under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing

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Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege).

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Whole Loans”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event)).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loans under the Pooling and Servicing Agreement.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor.

At any time, the Operating Advisor (including in the case of an EHRI Trust Subordinate Companion Loan Securitization) will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value

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calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of these calculations and, in the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

At any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) there existed an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), and the Operating Advisor may if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required, at any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization) to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans and, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), with respect to Major Decisions on any applicable Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would

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be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) in the case of a Trust Subordinate Companion Loan, the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with (x) the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement, and (y) with respect to this securitization transaction and any EHRI Trust Subordinate Companion Loan Securitization, the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of (a) the Certificateholders (as a collective whole) and/or (b) any related Loan-Specific Certificateholders and related uncertificated interest owners (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

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(c)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days following receipt of written notice by the Operating Advisor of such failure or the Operating Advisor obtaining actual knowledge of such failure; provided that, in the event that Rule 7 of Regulation RR is applicable to this securitization transaction or an EHRI Trust Subordinate Companion Loan Securitization, then such Operating Advisor Termination Event will occur without any requirement for such notice or actual knowledge, and the references thereto above will be deemed inapplicable;

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)           the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)            the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, or if an Operating Advisor Termination Event affects only any related Loan-Specific Certificates that are part of an EHRI Trust Subordinate Companion Loan Securitization, upon the written direction of the holders of related Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

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Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s Investors Service, Inc. (“Moody’s”), Fitch, KBRA, S&P and/or DBRS, Inc. (“DBRS Morningstar”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Sponsor or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates), (v) in the case of an EHRI Trust Subordinate Companion Loan Securitization, that is not and is not a Risk Retention Affiliate of the applicable Loan-Specific Retaining Third Party Purchaser, or any other Impermissible Risk Retention Affiliate), (vi) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer, and (vii) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, any Loan-Specific Certificates or related uncertificated interests), any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and Loan-Specific Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each holder and beneficial owner of Certificates and Loan-Specific Certificates may access such notices on the Certificate Administrator’s website and each holder and beneficial owner of Certificates and Loan-Specific Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other

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Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists), any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms

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of any Serviced Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 30% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 28.7% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. Notwithstanding the foregoing, a delinquency that would have existed but for a Payment Accommodation

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will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

For the avoidance of doubt, the Asset Representations Reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 129 reviewed prior pools of commercial mortgage loans for which CREFI (or its predecessors and/or affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between April 1, 2018 and March 31, 2023 was approximately 25.4%; however, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of delinquent mortgage loans) in each of the 129 reviewed transactions (taking into account all reporting periods between April 1, 2018 and March 31, 2023 for each such transaction) in the identified reporting periods was approximately 4.7%.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

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(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;
(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;
(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;
(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;
(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and
(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

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The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)       Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)       Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)       Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage

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Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or DBRS Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, the Retaining Sponsor or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

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Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;
●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;
●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days following receipt of written notice by the
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Asset Representations Reviewer of such failure or the Asset Representations Reviewer obtaining actual knowledge of such failure;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;
●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or
●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of Regular Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. In connection with a Mortgage Loan, an “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to such Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

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The “Enforcing Servicer” means the Special Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply with respect to the subject Mortgage Loan (but will not apply to any Trust Subordinate Companion Loan). Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request relating to a Mortgage Loan, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

As indicated above, the remaining discussion under this “—Resolution of a Repurchase Request” heading, as well as the discussion under the heading “—Mediation and Arbitration Provisions”, relates solely to Repurchase Requests in respect of Mortgage Loans (and not any Trust Subordinate Companion Loan).

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve

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pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder” means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

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If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of

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the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the

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Serviced Mortgage Loans and any Trust Subordinate Companion Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan or Trust Subordinate Companion Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)            with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;
(2)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; and
(3)	the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency; and

(z)            with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot

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assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders (and any Loan-Specific Certificateholders and any related uncertificated interests) of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan (and any Trust Subordinate Companion Loan) and REO Property, (2) the voluntary exchange of all the then outstanding Regular Certificates and Loan-Specific Certificates (and any related uncertificated interests) as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider's website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and any Trust Subordinate Companion Loans (in the case of any Serviced Whole Loans, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan (or any Trust Subordinate Companion Loans) remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, any Loan-Specific Certificates and related uncertificated interest on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) and any Trust Subordinate Companion Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans and any Trust Subordinate Companion Loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any Mortgage Loan(s) that are/is ARD Loan(s), but in each case only if the option described above is exercised after the Distribution Date related to

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the Collection Period in which the corresponding Anticipated Repayment Date occurs). The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans and any Trust Subordinate Companion Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans and Trust Subordinate Companion Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans) and any Trust Subordinate Companion Loans included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) and any Loan-Specific Certificates and related uncertificated interests for the Mortgage Loans and any Trust Subordinate Companion Loans and each REO Property (or interests in the Mortgage Loans, any Trust Subordinate Companion Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates and Loan-Specific Certificates and related uncertificated interests would have to voluntarily participate in such exchange. If there is a Trust Subordinate Companion Loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)” for a discussion of certain additional related termination and purchase options.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s);

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servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements (which, in the case of the Fashion Valley Mall Mortgage Loan and the One & Two Commerce Square Mortgage Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, is the pooling and servicing agreement governing the BBCMS 2023-C20 securitization transaction) provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Whole Loan are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Whole Loan is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Whole Loan; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Whole Loan.
●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.
●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.
●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Whole Loan. The related Outside Servicer will generally be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage
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loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)); provided that, in the case of the Outside Servicing Agreement for the Miracle Mile Whole Loan and the Scottsdale Fashion Square Whole Loan, there are no mortgage loans other than the related Outside Serviced Whole Loan serviced under such Outside Servicing Agreement.

●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Whole Loan will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.
●	With respect to each Outside Serviced Whole Loan, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of a Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided, further, that in the case of the Fashion Valley Mall Whole Loan and the One & Two Commerce Square Whole Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	With respect to each Outside Serviced Whole Loan, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Whole Loans, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time. Also notwithstanding the foregoing, (i) in the case of any Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan, and (ii) in the case of the Fashion Valley Mall Whole Loan and the One & Two Commerce Square Whole Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Whole Loan that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.
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●	With respect to each Outside Serviced Whole Loan, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided that, in the case of any Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such approval right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided further, that in the case of the Fashion Valley Mall Whole Loan and the One & Two Commerce Square Whole Loan, such approval right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event or a Consultation Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Whole Loan without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.
●	The Mortgaged Property securing each Outside Serviced Whole Loan will be subject to inspection (A) at least once per calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance of $2,000,000 or more or (b) at least once every other calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement.
●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence (or fraud, if so provided in the related Outside Servicing Agreement) in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.
●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.
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●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization does not involve the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement does not provide for any “risk retention consultation party”.
●	With respect to the Scottsdale Fashion Square Whole Loan and the Miracle Mile Whole Loan, (i) there is no asset representations reviewer under the related Outside Servicing Agreement and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Outside Servicing Agreement.
●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Whole Loan, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Whole Loan under “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Whole Loan is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. There are no Servicing Shift Whole Loans with respect to the Mortgage Pool. See “Description of the Mortgage Pool—The Whole Loans”.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.
●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable
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Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Controlling Class Representative is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or if the Controlling Class Representative is not entitled to consent or consult, as applicable, under the related Co-Lender Agreement), and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions); and provided, further, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.
●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Issuing Entity (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses
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incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately 106.4% of the aggregate principal balance of the Offered Certificates, plus accrued interest from July 1, 2023, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses with respect to the Principal Balance Certificates, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered

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Certificates in the absence of such reduction. In general, Realized Losses with respect to the Principal Balance Certificates occur when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. A Realized Loss with respect to any Loan-Specific Certificates occurs when the principal balance of the related Trust Subordinate Companion Loan is reduced without an equal distribution to such Loan-Specific Certificateholders in reduction of the Certificate Balances of such Loan-Specific Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Principal Balance Certificates as a result of the application of applicable Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Applicable Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Scheduled Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans allocated to the Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time

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is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. Holders of the Principal Balance Certificates will be affected to the extent of any such reimbursement. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A Certificates, Class X-B Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance

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Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-S and Class B Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A or Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose,

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the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”):

(i)                        each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)                     there are no delinquencies or defaults;

(iii)                 scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)                   no prepayment premiums or yield maintenance charges are collected;

(v)                      no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)                   no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)                the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)             there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)                distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in August 2023;

(x)                    the Certificates will be issued on July 18, 2023;

(xi)                the Pass-Through Rate with respect to each Class of Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)             the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates (in the case of the 0% CPR scenario);

(xiii)          all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)           with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)              the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)           there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)         with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loans, for purposes of assumed CPR prepayment rates, prepayments are determined

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on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 15, 2024	81%	81%	81%	81%	81%
July 15, 2025	60%	60%	60%	60%	60%
July 15, 2026	38%	38%	38%	38%	38%
July 15, 2027	14%	14%	14%	14%	14%
July 15, 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.45	2.43	2.43	2.43	2.43
First Principal Payment Date	August 2023	August 2023	August 2023	August 2023	August 2023
Last Principal Payment Date	March 2028	September 2027	September 2027	September 2027	September 2027

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
July 15, 2026	100%	100%	100%	100%	100%
July 15, 2027	100%	100%	100%	100%	100%
July 15, 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.86	4.82	4.77	4.71	4.38
First Principal Payment Date	March 2028	September 2027	September 2027	September 2027	September 2027
Last Principal Payment Date	July 2028	July 2028	July 2028	July 2028	July 2028

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Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
July 15, 2026	100%	100%	100%	100%	100%
July 15, 2027	100%	100%	100%	100%	100%
July 15, 2028	100%	100%	100%	100%	100%
July 15, 2029	100%	100%	100%	100%	100%
July 15, 2030	100%	100%	100%	100%	100%
July 15, 2031	100%	100%	100%	100%	100%
July 15, 2032	56%	56%	56%	56%	56%
July 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.31	9.22	9.16	9.10	8.93
First Principal Payment Date	July 2032	April 2032	April 2032	April 2032	April 2032
Last Principal Payment Date	February 2033	February 2033	December 2032	December 2032	August 2032

Percentages of the Initial Certificate Balance of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
July 15, 2026	100%	100%	100%	100%	100%
July 15, 2027	100%	100%	100%	100%	100%
July 15, 2028	100%	100%	100%	100%	100%
July 15, 2029	100%	100%	100%	100%	100%
July 15, 2030	100%	100%	100%	100%	100%
July 15, 2031	100%	100%	100%	100%	100%
July 15, 2032	100%	100%	100%	100%	100%
July 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.85	9.81	9.74	9.65	9.38
First Principal Payment Date	February 2033	February 2033	December 2032	December 2032	August 2032
Last Principal Payment Date	June 2033	June 2033	June 2033	June 2033	January 2033

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
July 15, 2026	100%	100%	100%	100%	100%
July 15, 2027	100%	100%	100%	100%	100%
July 15, 2028	100%	100%	100%	100%	100%
July 15, 2029	77%	77%	77%	77%	77%
July 15, 2030	52%	52%	52%	52%	52%
July 15, 2031	26%	26%	26%	26%	26%
July 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.08	7.08	7.08	7.08	7.08
First Principal Payment Date	July 2028	July 2028	July 2028	July 2028	July 2028
Last Principal Payment Date	July 2032	June 2032	June 2032	June 2032	June 2032

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Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
July 15, 2026	100%	100%	100%	100%	100%
July 15, 2027	100%	100%	100%	100%	100%
July 15, 2028	100%	100%	100%	100%	100%
July 15, 2029	100%	100%	100%	100%	100%
July 15, 2030	100%	100%	100%	100%	100%
July 15, 2031	100%	100%	100%	100%	100%
July 15, 2032	100%	100%	100%	100%	100%
July 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.49
First Principal Payment Date	June 2033	June 2033	June 2033	June 2033	January 2033
Last Principal Payment Date	June 2033	June 2033	June 2033	June 2033	January 2033

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
July 15, 2024	100%	100%	100%	100%	100%
July 15, 2025	100%	100%	100%	100%	100%
July 15, 2026	100%	100%	100%	100%	100%
July 15, 2027	100%	100%	100%	100%	100%
July 15, 2028	100%	100%	100%	100%	100%
July 15, 2029	100%	100%	100%	100%	100%
July 15, 2030	100%	100%	100%	100%	100%
July 15, 2031	100%	100%	100%	100%	100%
July 15, 2032	100%	100%	100%	100%	100%
July 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.91	9.91	9.58
First Principal Payment Date	June 2033	June 2033	June 2033	June 2033	February 2033
Last Principal Payment Date	June 2033	June 2033	June 2033	June 2033	February 2033

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

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Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
94.99999	8.3889%	8.4088%	8.4088%	8.4088%	8.4088%
95.99999	7.8963%	7.9120%	7.9120%	7.9120%	7.9120%
96.99999	7.4117%	7.4232%	7.4232%	7.4232%	7.4232%
97.99999	6.9350%	6.9423%	6.9423%	6.9423%	6.9423%
98.99999	6.4658%	6.4689%	6.4689%	6.4689%	6.4689%
99.99999	6.0039%	6.0030%	6.0030%	6.0030%	6.0030%
100.99999	5.5492%	5.5442%	5.5442%	5.5442%	5.5442%
101.99999	5.1015%	5.0924%	5.0924%	5.0924%	5.0924%
102.99999	4.6606%	4.6474%	4.6474%	4.6474%	4.6474%
103.99999	4.2263%	4.2091%	4.2091%	4.2091%	4.2091%
104.99999	3.7984%	3.7772%	3.7772%	3.7772%	3.7772%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.80354	7.2526%	7.2557%	7.2597%	7.2657%	7.2986%
98.80354	6.9997%	7.0011%	7.0030%	7.0059%	7.0222%
99.80354	6.7499%	6.7497%	6.7495%	6.7493%	6.7493%
100.80354	6.5032%	6.5014%	6.4991%	6.4958%	6.4796%
101.80354	6.2594%	6.2560%	6.2517%	6.2454%	6.2132%
102.80354	6.0185%	6.0136%	6.0072%	5.9980%	5.9500%
103.80354	5.7805%	5.7740%	5.7656%	5.7535%	5.6899%
104.80354	5.5453%	5.5372%	5.5268%	5.5119%	5.4329%
105.80354	5.3127%	5.3032%	5.2908%	5.2730%	5.1788%
106.80354	5.0829%	5.0718%	5.0575%	5.0369%	4.9276%
107.80354	4.8556%	4.8431%	4.8269%	4.8035%	4.6792%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.99997	6.1111%	6.1153%	6.1182%	6.1207%	6.1289%
96.99997	5.9645%	5.9676%	5.9697%	5.9716%	5.9775%
97.99997	5.8198%	5.8217%	5.8230%	5.8243%	5.8281%
98.99997	5.6768%	5.6777%	5.6783%	5.6788%	5.6805%
99.99997	5.5356%	5.5354%	5.5353%	5.5351%	5.5347%
100.99997	5.3962%	5.3949%	5.3940%	5.3932%	5.3907%
101.99997	5.2584%	5.2561%	5.2545%	5.2530%	5.2484%
102.99997	5.1223%	5.1189%	5.1166%	5.1145%	5.1078%
103.99997	4.9879%	4.9834%	4.9804%	4.9776%	4.9689%
104.99997	4.8549%	4.8495%	4.8457%	4.8423%	4.8316%
105.99997	4.7236%	4.7171%	4.7126%	4.7086%	4.6959%

496

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99996	6.0681%	6.0689%	6.0701%	6.0719%	6.0772%
98.99996	5.9294%	5.9298%	5.9303%	5.9311%	5.9334%
99.99996	5.7925%	5.7924%	5.7922%	5.7920%	5.7914%
100.99996	5.6573%	5.6567%	5.6559%	5.6547%	5.6511%
101.99996	5.5237%	5.5227%	5.5212%	5.5190%	5.5125%
102.99996	5.3917%	5.3903%	5.3882%	5.3849%	5.3756%
103.99996	5.2614%	5.2595%	5.2567%	5.2525%	5.2404%
104.99996	5.1325%	5.1302%	5.1268%	5.1216%	5.1067%
105.99996	5.0052%	5.0025%	4.9985%	4.9923%	4.9746%
106.99996	4.8794%	4.8762%	4.8716%	4.8645%	4.8440%
107.99996	4.7550%	4.7514%	4.7461%	4.7381%	4.7150%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99997	6.4559%	6.4559%	6.4559%	6.4559%	6.4559%
98.99997	6.2738%	6.2738%	6.2738%	6.2738%	6.2738%
99.99997	6.0940%	6.0940%	6.0940%	6.0940%	6.0940%
100.99997	5.9164%	5.9164%	5.9164%	5.9164%	5.9164%
101.99997	5.7411%	5.7411%	5.7411%	5.7411%	5.7411%
102.99997	5.5678%	5.5678%	5.5678%	5.5678%	5.5678%
103.99997	5.3966%	5.3966%	5.3966%	5.3966%	5.3966%
104.99997	5.2275%	5.2275%	5.2275%	5.2275%	5.2275%
105.99997	5.0603%	5.0603%	5.0603%	5.0603%	5.0603%
106.99997	4.8951%	4.8951%	4.8951%	4.8951%	4.8951%
107.99997	4.7318%	4.7318%	4.7318%	4.7318%	4.7318%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
2.95111	17.4553%	17.3912%	17.3132%	17.2003%	16.8553%
3.20111	15.0586%	14.9894%	14.9050%	14.7829%	14.4132%
3.45111	12.9501%	12.8762%	12.7859%	12.6552%	12.2628%
3.70111	11.0739%	10.9957%	10.8999%	10.7612%	10.3477%
3.95111	9.3884%	9.3061%	9.2052%	9.0591%	8.6259%
4.20111	7.8617%	7.7756%	7.6699%	7.5168%	7.0652%
4.45111	6.4689%	6.3793%	6.2691%	6.1095%	5.6407%
4.70111	5.1904%	5.0974%	4.9831%	4.8173%	4.3323%
4.95111	4.0104%	3.9143%	3.7960%	3.6244%	3.1241%
5.20111	2.9161%	2.8170%	2.6950%	2.5178%	2.0032%
5.45111	1.8968%	1.7949%	1.6694%	1.4870%	0.9587%

497

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
1.59098	25.0168%	25.0200%	25.0245%	25.0325%	24.5248%
1.84098	20.0394%	20.0442%	20.0510%	20.0629%	19.4742%
2.09098	16.1059%	16.1121%	16.1209%	16.1363%	15.4759%
2.34098	12.8871%	12.8946%	12.9052%	12.9236%	12.1995%
2.59098	10.1829%	10.1916%	10.2038%	10.2249%	9.4436%
2.84098	7.8639%	7.8737%	7.8873%	7.9109%	7.0780%
3.09098	5.8424%	5.8531%	5.8680%	5.8938%	5.0140%
3.34098	4.0565%	4.0680%	4.0841%	4.1118%	3.1893%
3.59098	2.4611%	2.4733%	2.4905%	2.5200%	1.5581%
3.84098	1.0224%	1.0354%	1.0536%	1.0848%	0.0865%
4.09098	-0.2852%	-0.2716%	-0.2525%	-0.2198%	-1.2518%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99996	6.5788%	6.5788%	6.5788%	6.5788%	6.5866%
98.99996	6.4373%	6.4373%	6.4373%	6.4373%	6.4407%
99.99996	6.2977%	6.2977%	6.2977%	6.2977%	6.2966%
100.99996	6.1598%	6.1598%	6.1598%	6.1598%	6.1543%
101.99996	6.0236%	6.0236%	6.0236%	6.0236%	6.0138%
102.99996	5.8891%	5.8891%	5.8891%	5.8891%	5.8750%
103.99996	5.7562%	5.7562%	5.7562%	5.7562%	5.7378%
104.99996	5.6249%	5.6249%	5.6249%	5.6249%	5.6024%
105.99996	5.4952%	5.4952%	5.4952%	5.4952%	5.4685%
106.99996	5.3670%	5.3670%	5.3670%	5.3670%	5.3361%
107.99996	5.2403%	5.2403%	5.2403%	5.2403%	5.2054%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
86.74648	8.7590%	8.7591%	8.7594%	8.7598%	8.8094%
87.74648	8.5901%	8.5903%	8.5906%	8.5910%	8.6365%
88.74648	8.4238%	8.4240%	8.4242%	8.4247%	8.4662%
89.74648	8.2599%	8.2601%	8.2603%	8.2607%	8.2984%
90.74648	8.0983%	8.0985%	8.0988%	8.0992%	8.1330%
91.74648	7.9391%	7.9393%	7.9395%	7.9399%	7.9699%
92.74648	7.7820%	7.7822%	7.7825%	7.7829%	7.8090%
93.74648	7.6272%	7.6274%	7.6276%	7.6280%	7.6504%
94.74648	7.4744%	7.4746%	7.4749%	7.4753%	7.4940%
95.74648	7.3238%	7.3239%	7.3242%	7.3246%	7.3396%
96.74648	7.1751%	7.1753%	7.1755%	7.1760%	7.1874%

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

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Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest) and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments

500

of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

501

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class C Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss,

502

which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and

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the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular

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Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with

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negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code

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Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the related REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to tax on “net income from foreclosure property” would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in

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IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors

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that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Offered Certificates, and proceeds from the sale of the Offered Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Offered Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Offered Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Offered Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Offered Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Offered Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

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Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Offered Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

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ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”), and
●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and
●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;
●	loans or other extensions of credit; and
●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

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●	a fiduciary of a Plan, or
●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,
2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and
3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or
●	provides investment advice with respect to the assets of that Plan for a fee.
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If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and
●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

With respect to the Scottsdale Fashion Square Mortgage Loan (4.5%) and the Miracle Mile Mortgage Loan (3.3%), prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, as of loan origination, holds a 99% equity interest in Institutional Mall Investors LLC, one of the borrower sponsors. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;
●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;
●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;
●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and
●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”
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We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and substantially identical prohibited transaction exemptions to Goldman Sachs & Co. LLC, PTE 89-88 (October 17, 1989), J.P. Morgan Securities LLC, PTE 2002-19 (March 28, 2002), and Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E (December 9, 1996), each as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and
●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;
●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);
●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);
●	fourth, the following must be true—
1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,
2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and
3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and
●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an

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Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,
2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and
3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Underwriter Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;
●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and
●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,
●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and
●	the continued holding of an Offered Certificate by a Plan.
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However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;
●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and
●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,
●	having a specified relationship to this person, or
●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a

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governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited

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transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or
●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and
●	consult with your legal counsel as to—
1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and
2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal

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investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

California. Four (4) of the Mortgaged Properties (29.1%) are located in California.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

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General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,
●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,
●	the knowledge of the parties to the mortgage, and
●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and
●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,
●	the trustee to whom the real property is conveyed, and
●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,
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●	the law of the state in which the real property is located,
●	various federal laws, and
●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

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In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or
●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and
●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and
●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct

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a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;
●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;
●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—
1.	a failure to adequately maintain the mortgaged property, or
2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or
●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and
●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and
●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states,

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published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and
●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the

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enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and
●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a

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personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,
●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and
●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the landowner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the landowner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the landowner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

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Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
●	extend or shorten the term to maturity of the loan;
●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or
●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

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A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,
●	accelerated rent,
●	damages, or
●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or
●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a

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bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that

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such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

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Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally

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would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or
●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders

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under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and
●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;
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●	second, to real estate taxes;
●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and
●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;
●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;
●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;
●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects

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application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the

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Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or
●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

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A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;
●	whether those certificates are a suitable investment for any particular investor;
●	the tax attributes of those certificates or of the trust;
●	the yield to maturity or, if they have principal balances, the average life of those certificates;
●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;
●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;
●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans;
●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or
●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-4, Class A-5 and/or Class A-SB Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-S and/or Class B Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and/or Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

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NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

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Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) between the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below, subject in each case to a variance of 5%.
Class	Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Goldman Sachs & Co. LLC	J.P. Morgan Securities LLC	Academy Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$2,126,199	$1,849,455	$1,766,008	$1,922,339	$0	$0
Class A-2	$55,839,350	$48,571,360	$46,379,820	$50,485,470	$0	$0
Class A-4	$14,981,045	$13,031,129	$12,443,164	$13,544,662	$0	$0
Class A-5	$100,406,018	$87,337,279	$83,396,621	$90,779,083	$0	$0
Class A-SB	$2,685,214	$2,335,709	$2,230,322	$2,427,755	$0	$0
Class X-A	$176,037,826	$153,124,931	$146,215,934	$159,159,308	$0	$0
Class X-B	$44,009,318	$38,281,112	$36,553,868	$39,789,702	$0	$0
Class A-S	$33,321,452	$28,984,367	$27,676,593	$30,126,589	$0	$0
Class C	$7,612,313	$6,621,503	$6,322,740	$6,882,444	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,571,677.

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 106.4% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2023, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, asset backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the Offered Certificates). No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—Other Risks Relating to the Certificates—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

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The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of (i) the Depositor and (ii) CREFI (a Sponsor and an originator). Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC (a Sponsor) and Goldman Sachs Bank USA (an originator). J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB (a Sponsor and an originator). Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of GACC (a Sponsor and an originator), DBR Investments Co. Limited (an originator) and Deutsche Bank AG, New York Branch (an originator). See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus. CREFI, GS Bank, GACC, DBRI, DBNY and JPMCB (or affiliates thereof) each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Whole Loans”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ii) Goldman Sachs & Co. LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (iii) J.P. Morgan Securities LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and (iv) Deutsche Bank Securities Inc. one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (ii) the payment by the Depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans, (iii) the payment by the Depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a Sponsor, of the purchase price for the JPMCB Mortgage Loans, and (iv) the payment by the Depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

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In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 388 Greenwich Street, 6th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

Where You Can Find More Information

The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-262701) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

544

Index of Certain Defined Terms

17g-5 Information Provider	364
1986 Act	501
2015 Budget Act	507
30/360 Basis	345
AB Modified Loan	424
AB Whole Loan	168
Accelerated Mezzanine Loan	455
Acceptable Insurance Default	264, 387
Actual/360 Basis	224
Administrative Fee Rate	409
ADR	171
Advance Rate	393
Advances	392
Affirmative Asset Review Vote	469
Aggregate Back Bay Office Junior Note Percentage Interest	252
Aggregate Back Bay Office Senior Note Percentage Interest	252
Allocated Cut-off Date Loan Amount	171
Ancillary Fees	403
Annual Debt Service	171
Anticipated Repayment Date	225
Applicable Certificates	437
Appraisal Reduction Amount	422
Appraisal Reduction Event	421
Appraised Value	171
Appraised-Out Class	426
Appraiser	423
Approved Exchange	18
Approximate Initial Credit Support	3
ARD	172
ARD Loan	225
Assessment of Compliance	427
Asset Representations Reviewer	328
Asset Representations Reviewer Asset Review Fee	410
Asset Representations Reviewer Ongoing Fee	409
Asset Representations Reviewer Ongoing Fee Rate	410
Asset Representations Reviewer Termination Event	473
Asset Representations Reviewer Upfront Fee	408, 409
Asset Review	470
Asset Review Notice	469
Asset Review Quorum	469
Asset Review Report	471
Asset Review Report Summary	472
Asset Review Standard	470
Asset Review Trigger	468
Asset Review Vote Election	469
Assumed Final Distribution Date	351
Assumption Fees	404
Attestation Report	427

Available Funds	339
Back Bay Office Co-Lender Agreement	251
Back Bay Office Companion Noteholders	251
Back Bay Office Companion Notes	251
Back Bay Office Consulting Parties	262
Back Bay Office Control Appraisal Period	262
Back Bay Office Controlling Noteholder	262
Back Bay Office Defaulted Securitized A Loan	271
Back Bay Office Extraordinary Major Decision	266
Back Bay Office Junior Note Rate	251
Back Bay Office Junior Note Relative Spread	251
Back Bay Office Junior Noteholders	251
Back Bay Office Junior Notes	251
Back Bay Office Major Decision	263
Back Bay Office Majority Decision	268
Back Bay Office Mortgage Rate	251
Back Bay Office Net Junior Note Rate	251
Back Bay Office Net Senior Note Rate	251
Back Bay Office Noteholders	251
Back Bay Office Notes	250
Back Bay Office Pari Passu Companion Notes	251
Back Bay Office Recovered Costs	252
Back Bay Office Senior Note Default Rate	251
Back Bay Office Senior Note Rate	251
Back Bay Office Senior Note Relative Spread	251
Back Bay Office Senior Noteholders	251
Back Bay Office Senior Notes	251
Back Bay Office Sequential Pay Event	256
Back Bay Office Threshold Event Collateral	268
Back Bay Office Threshold Event Cure	268
Back Bay Office Unsecuritized Senior Note	260
Back Bay Office Whole Loan	250
Balloon Balance	172
Balloon Mortgage Loans	224
Bankruptcy Code	161
Base Interest Fraction	351
BCBS	164
BER	192
Borrower Delayed Reimbursements	403
Borrower Party	455
B-Piece Buyer	139
CalPERS	513
CBE	495
CDI 202.01	165
CDTC	313
Cedars Sinai Expansion Space	203, 213
Certificate Administrator	313
Certificate Balance	338
Certificate Owner	359
Certificateholder	358

545

Certificateholder Quorum	435
Certificateholder Repurchase Request	475
Certificates	337
Certifying Certificateholder	368
CGMRC	279
Class	337
Class A-SB Scheduled Principal Balance	341
Class X certificates	3
Class X Certificates	337
Class X Strip Rate	345
Clearstream	365
Clearstream Participants	367
Closing Date	169, 337
CMBS	161, 316
CMBS B-Piece Securities	333
Code	499
Co-Lender Agreement	244
Collateral Deficiency Amount	425
Collection Account	396
Collection Period	340
Communication Request	369
Companion Loan	167
Companion Loan Holder	380
Companion Loan Rating Agency	432
Companion Note	241
Compensating Interest Payment	352
Computershare	313
Computershare Limited	313
Computershare Trust Company	313
Condominium Policy	219
Consent Fees	403
Consultation Election Notice	477
Consultation Requesting Certificateholder	477
Consultation Termination Event	455
Consulting Party	458
Control Eligible Certificates	455
Control Termination Event	455
Control-Eligible Senior Noteholder	266
Controlling Class	455
Controlling Class Certificateholder	454
Controlling Class Representative	454
Controlling Note	241
Controlling Note Holder	241
Controlling Pari Passu Companion Loan	382
Controlling Pari Passu Companion Loan Securitization Date	383
Corrected Loan	388
Corresponding Principal Balance Certificates	3, 338
COVID-19	69
CPR	492
CRECs	192
Credit Entity	181
Credit Risk Retention	332
Credit Risk Retention Rules	332
CREFC®	356
CREFC® Intellectual Property Royalty License Fee	409

CREFC® Intellectual Property Royalty License Fee Rate	409
CREFC® Reports	356
CREFI	168, 279
CREFI Data File	280
CREFI Mortgage Loans	168
CREFI Securitization Database	280
CREFI Soho Beach House Miami Note	168
Crossed Group	172
Cross-Over Date	344
CRR	162
CTS	313
Cumulative Appraisal Reduction Amount	424
Cure/Contest Period	471
Custodian	313, 450
Cut-off Date	167
Cut-off Date Balance	167
Cut-off Date DSCR	173
Cut-off Date Loan-to-Value Ratio	172
Cut-off Date LTV Ratio	172
DBNY	287
DBRI	287
DBRS Morningstar	316, 466
Debt Service Coverage Ratio	173
Debt Yield on Underwritten NCF	173
Debt Yield on Underwritten Net Cash Flow	173
Debt Yield on Underwritten Net Operating Income	173
Debt Yield on Underwritten NOI	173
Decision-Eligible Senior Noteholder	265
Defaulted Back Bay Office Senior Note Purchase Price	252
Defaulted Individual Property	231
Defaulted Individual Property Conditions	231
Defaulted Mortgage Loan	406
Defeasance Deposit	229
Defeasance Loans	229
Defeasance Lock Out Period	229
Defeasance Option	229
Defective Mortgage Loan	378
Definitive Certificate	365
Delegated Directive	16
Delinquent Loan	468
Depositaries	365
Depositor	169, 311
Design Showroom Space Restriction	220
Determination Date	338
Deutsche Bank	287
Diligence File	372
Directing Holder	453
Disclosable Special Servicer Fees	408
Dispute Resolution Consultation	477
Dispute Resolution Cut-off Date	477
Dispute Resolution Requesting Holder	477
Distribution Account	397
Distribution Date	338
Distributor	14
Divisional Sale	181
Document Defect	372

546

Dodd-Frank Act	164
DOJ	287
DSCR	173
DSCR Condition	230
DTC	365
DTC Participants	365
DTC Rules	366
Due Date	224, 340
Due Diligence Questionnaire	281
Due Diligence Requirements	163
Due Period	340
EDGAR	544
EEA	15
Eligible Asset Representations Reviewer	472
Eligible Operating Advisor	466
Enforcing Party	477
Enforcing Servicer	476
Environmental Condition	534
ERC	194
ERISA	511
ERISA Plans	511
ESA	191, 307
Escrow/Reserve Mitigating Circumstances	294, 310
EU	162
EU Due Diligence Requirements	162
EU Institutional Investor	162
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Retail Investor	15
EU Securitization Regulation	16, 162
Euroclear	365
Euroclear Operator	367
Euroclear Participants	367
EUWA	13, 163
Excess Interest	225
Excess Interest Distribution Account	397
Excess Liquidation Proceeds	398
Excess Liquidation Proceeds Reserve Account	398
Excess Modification Fees	403
Excess Penalty Charges	404
Excess Prepayment Interest Shortfall	353
Exchange Act	278, 294
Excluded Controlling Class Holder	362
Excluded Controlling Class Mortgage Loan	455
Excluded Information	362
Excluded Mortgage Loan	455
Excluded Mortgage Loan Special Servicer	436
Excluded Special Servicer	133
Excluded Special Servicer Information	363
Excluded Special Servicer Mortgage Loan	436
Exemption Rating Agency	514
FATCA	509
FDIC	126, 155
FETL	18
FIEL	18
Final Asset Status Report	461
Final Dispute Resolution Election Notice	477
Financial Promotion Order	14

FIRREA	291, 307
Fitch	322, 432
Form 8-K	278
FPO Persons	14
FSCMA	18
FSMA	13, 163
Future Outside Servicing Agreement	382
GAAP	332
GACC	168, 287
GACC Back Bay Office Note	168
GACC Data Tape	289
GACC Deal Team	289
GACC Mortgage Loans	168, 288
GACC Novolex Portfolio Notes	168
Goldman Originator	297
GS Bank	295
GSMC	168, 295
GSMC Back Bay Office Note	168
GSMC Data Tape	296
GSMC Deal Team	295
GSMC Mortgage Loans	168, 295
GSMC Novolex Portfolio Note	168
Hard Lockbox	174
HRECs	192
HRR Certificates	4, 332
Impermissible Risk Retention Affiliate	442
Impermissible TPP Affiliate	441
Indirect Participants	365
Initial Back Bay Office Note Percentage Interest	251
Initial Month’s Interest Deposit Amount	341
Initial Pool Balance	167
Initial Rate	225
Initial Requesting Certificateholder	475
In-Place Cash Management	174
Institutional Investor	18
Institutional Investors	163
Interest Accrual Amount	345
Interest Accrual Period	346
Interest Distribution Amount	345
Interest Only Mortgage Loans	224
Interest Reserve Account	397
Interest Shortfall	346
Interested Person	448
Interest-Only Certificates	337
Investment Company Act	1
Investor Certification	358
IRS	500
Issuing Entity	167
Japanese Retention Requirement	19
JFSA	19
Joint-Seller Mortgage Loan	370
JPMC	303
JPMCB	168, 303
JPMCB Data Tape	305
JPMCB Deal Team	305
JPMCB Mortgage Loans	168, 304
JPMCB Soho Beach House Miami Notes	168
JPMCCMSC	304

547

JRR Rule	19
KBRA	432
KKR	333
KKR Aggregator	332
K-Star	319
Largest Tenant	174
Largest Tenant Lease Expiration	174
Lease Sweep Lease	232
Lender Liability Act	534
Liquidation Fee	405
Liquidation Fee Rate	406
Liquidation Proceeds	406
LNR Partners	324
Loan Per Unit	174
Loan-Specific Certificates	337
Loan-Specific Controlling Class	456
Loan-Specific Controlling Class Certificateholder	456
Loan-Specific Controlling Class Representative	456
Loan-Specific Principal Balance Certificates	338
Loss of Value Payment	376
Loss of Value Reserve Fund	397
Lower-Tier Regular Interests	499
Lower-Tier REMIC	499
Lower-Tier REMIC Distribution Account	397
LTV Ratio at Maturity/ARD	174
LUST	192
MAI	422
Major Decision	451
Major Decision Reporting Package	453
MAS	17
Master Servicer	315
Master Servicer Remittance Date	392
Material Breach	375
Material Defect	375
Material Document Defect	372
Maturity Date/ARD Loan-to-Value Ratio	174
Maturity Date/ARD LTV Ratio	174
Midland	315
MIFID II	15
MOA	332
Modeling Assumptions	492
Modification Fees	403
Monthly Payment	340
Moody’s	466
Mortgage	167
Mortgage File	370
Mortgage Loan Purchase Agreement	370
Mortgage Loan Schedule	384
Mortgage Loan Sellers	168
Mortgage Loans	167
Mortgage Note	167
Mortgage Pool	167
Mortgage Rate	345
Mortgaged Property	167
Most Recent NOI	175
Net Cash Flow	176
Net Mortgage Pass-Through Rate	345

Net Mortgage Rate	345
NFIP	110
NI 33-105	19
Non-Controlling Note	241
Non-Controlling Note Holders	241
Non-Offered Certificates	337
Nonrecoverable Advance	393
Non-Reduced Certificates	359
Non-Reduced Loan-Specific Certificates	359
Non-U.S. Tax Person	509
Note Holder Purchase Option Notice	277
Notional Amount	338
Novolex	181
Novolex Chicago Property	181
Novolex Lease	181
Novolex Release Property	233
Novolex Substitute Property	233
NRSRO	357, 518
NRSRO Certification	359
Occupancy	175
Occupancy Date	175
Offered Certificates	337
OID Regulations	502
OLA	156
Operating Advisor	328
Operating Advisor Annual Report	463
Operating Advisor Consultation Trigger Event	460
Operating Advisor Consultation Trigger Event	460
Operating Advisor Consulting Fee	409
Operating Advisor Fee	408
Operating Advisor Fee Rate	409
Operating Advisor Standard	460
Operating Advisor Termination Event	464
Operating Lease	216
Operating Tenant	184, 216
Original Balance	175
Other Crossed Loans	378
Outside Certificate Administrator	382
Outside Controlling Class Representative	382
Outside Controlling Note Holder	381, 453
Outside Custodian	382
Outside Depositor	382
Outside Operating Advisor	382
Outside Securitization	382
Outside Serviced Companion Loan	381
Outside Serviced Mortgage Loan	382
Outside Serviced Pari Passu Companion Loan	382
Outside Serviced Pari Passu Whole Loan	381
Outside Serviced Pari Passu-AB Whole Loan	382
Outside Serviced Subordinate Companion Loan	382
Outside Serviced Whole Loan	381
Outside Servicer	382
Outside Servicer Fee Rate	416
Outside Servicing Agreement	382

548

Outside Special Servicer	382
Outside Trustee	382
Overlease Space	182
P&I Advance	392
PACE	126
Pacific Design Center Co-Lender Agreement	272
Pacific Design Center Directing Holder	275, 276
Pacific Design Center Master Servicer	272
Pacific Design Center Mortgage Loan	271
Pacific Design Center Mortgaged Property	271
Pacific Design Center Pari Passu Companion Loans	272
Pacific Design Center PSA	272
Pacific Design Center Senior Note Holders	272
Pacific Design Center Senior Notes	272
Pacific Design Center Sequential Pay Event	274
Pacific Design Center Special Servicer	272
Pacific Design Center Subordinate Loan	272
Pacific Design Center Subordinate Loan Control Appraisal Period	275, 276
Pacific Design Center Subordinate Loan Holder	272
Pacific Design Center Threshold Event Collateral	276, 277
Pacific Design Center Whole Loan	272
PAR	292, 308
Parent DST	188
Pari Passu Companion Loan	167
Pari Passu Indemnified Items	431
Pari Passu Indemnified Parties	431
Pari Passu Whole Loan	168
Pari Passu-AB Whole Loan	168
Park Bridge Financial	328
Park Bridge Lender Services	328
Participants	365
Party in Interest	511
Pass-Through Rate	344
Payment Accommodation	422
Payment Accommodation Fee Cap	404
PCE	193
PCR	286, 302
Penalty Charges	403
Percentage Interest	339
Permitted Investments	339
Permitted Special Servicer/Affiliate Fees	408
PILOT	129
PIPs	107, 203
Plan Asset Regulations	512
Planet Hollywood	182
Planet Hollywood Overlease	182
PML	302
PNC Bank	318
Pooled Voting Rights	368
Pooling and Servicing Agreement	380
Pooling and Servicing Agreement Party Repurchase Request	475
PRC	17

Preliminary Asset Review Report	471
Preliminary Dispute Resolution Election Notice	477
Prepayment Assumption	503
Prepayment Interest Excess	352
Prepayment Interest Shortfall	352
Prepayment Penalty Description	175
Prepayment Provision	175
Prime Rate	393
Principal Balance Certificates	3, 337
Principal Distribution Amount	346
Principal Shortfall	347
Privileged Information	461
Privileged Information Exception	462
Privileged Person	357
Pro Rata and Pari Passu Basis	252
Professional Investors	17
Prohibited Prepayment	353
Promotion of Collective Investment Schemes Exemptions Order	14
Property Advances	392
Proposed Course of Action Notice	476
Prospectus	17
PTE	514
Qualified Investor	15
Qualified Mortgage	372
Qualified Substitute Mortgage Loan	377
Qualifying CRE Loan Percentage	332
Rated Final Distribution Date	352
Rating Agencies	539
Rating Agency	539
Rating Agency Confirmation	481
Rating Agency Declination	481
RCRA	534
Realized Loss	354
REC	191
Record Date	338
Registration Statement	544
Regular Certificates	337
Regular Interestholder	502
Regular Interests	499
Regulation AB	428
Regulation RR	332
Related Group	176
Release Date	229
Relevant Persons	14
REMIC	499
REMIC LTV Test	160
REMIC Regulations	499
REO Account	398
REO Companion Loan	347
REO Loan	347
REO Mortgage Loan	347
REO Property	337
Repurchase Price	375
Repurchase Request	475
Requesting Certificateholder	477
Requesting Holders	426
Requesting Investor	369

549

Requesting Party	479
Required Credit Risk Retention Percentage	332
Required Decision-Eligible Senior Noteholders	265
Requirements	538
Residual Certificates	337
Resolution Failure	476
Resolved	476
Restricted Group	515
Restricted Party	462
Restricted Senior Noteholder	266
Retaining Parties	332
Retaining Sponsor	332
Retaining Third Party Purchaser	332
Review Materials	469
Revised Rate	225
RevPAR	176
Risk Retention Affiliate	442
Risk Retention Affiliated	442
Rooms	178
Rule 15Ga-1	310
Rule 17g-5	359, 443
S&P	316, 432
Scheduled Principal Distribution Amount	346
SEC	278, 294
Securities Act	428
Securitization Accounts	337
Securitization Regulations	163
SEL	302
Senior Certificates	337
Senior Credit Facility	181
Serviced AB Whole Loan	380
Serviced Companion Loan	380
Serviced Companion Loan Holder	381
Serviced Companion Loan Securities	134, 432
Serviced Loans	381
Serviced Mortgage Loans	381
Serviced Outside Controlled Companion Loan	381
Serviced Outside Controlled Mortgage Loan	381
Serviced Outside Controlled Whole Loan	381
Serviced Pari Passu AB Whole Loan	380
Serviced Pari Passu Companion Loan	380
Serviced Pari Passu Companion Loan Holder	380
Serviced Pari Passu Whole Loan	380
Serviced Subordinate Companion Loan	380
Serviced Subordinate Companion Loan Holder	380
Serviced Whole Loan	380
Servicer Termination Events	431
Servicing Fee	401
Servicing Fee Rate	401
Servicing Function Participant	428
Servicing Shift Companion Loan	382
Servicing Shift Mortgage Loan	382
Servicing Shift Whole Loan	382
Servicing Standard	385

Servicing Transfer Event	386
SFA	17
SFO	17
Similar Law	516
Situs	322
Situs Holdings	321
SMMEA	518
Soft Lockbox	176
Soft Springing Lockbox	176
Special Servicer	321
Special Servicer Decision	389
Special Servicing Fee	404
Special Servicing Fee Rate	404
Specially Serviced Loan	386
Split Mortgage Loan	167
Sponsors	169, 279
Springing Cash Management	176
Springing Lockbox	176
Startup Day	500
Stated Principal Balance	347
static pool data	115
Structured Product	17
STWD	324
Subject 2022 Computershare CMBS Annual Statement of Compliance	314
Subject Loans	410
Subordinate Certificates	337
Subordinate Companion Loan	168
Sub-Servicing Agreement	391
TCE	193, 194
Termination Purchase Amount	482
Terms and Conditions	367
Tests	470
Third Party Report	170
TIA	165
Title V	537
Trailing 12 NOI	175
TRIPRA	111
TRS Subsidiary	226
Trust REMICs	499
Trust Subordinate Companion Loan	4, 167
Trust Subordinate Companion Loan REMIC Distribution Account	397
Trust Subordinate Companion Whole Loan	167
Trustee	313
Trustee/Certificate Administrator Fee	408
Trustee/Certificate Administrator Fee Rate	408
U.S. Tax Person	509
UK	13, 162
UK Due Diligence Requirements	163
UK Institutional Investor	163
UK MIFIR Product Governance Rules	14
UK PRIIPS Regulation	13
UK Prospectus Regulation	13
UK Qualified Investor	13
UK Retail Investor	13
UK Securitization Regulation	16, 163
Underwriter Entities	132
Underwriter Exemption	514

550

Underwriting Agreement	542
Underwritten EGI	177
Underwritten Expenses	176
Underwritten NCF	176
Underwritten NCF DSCR	173
Underwritten Net Cash Flow	176
Underwritten Net Operating Income	177
Underwritten NOI	177
Underwritten Revenues	177
Units	178
Unscheduled Principal Distribution Amount	347
Unsolicited Information	470
Updated Appraisal	444
Upper-Tier REMIC	499
Upper-Tier REMIC Distribution Account	397
UST	192
UW NCF DSCR	173

VOCs	193
Volcker Rule	165
Voting Rights	367
WAC Rate	344
Weighted Average Mortgage Rate	178
Wells Fargo Bank	313
Whole Loan	167
Whole Loan Custodial Account	396
Withheld Amounts	397
Workout Fee	405
Workout Fee Rate	405
Workout-Delayed Reimbursement Amount	396
YM Group A	350
YM Group A-S/B	350
YM Group C	350
YM Groups	350

551

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ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	9.9%		DBRI, GSBI	GACC, GSMC	NAP	NAP	Various	Various	Various
1.01	Property		1	2000 Commerce Center Drive	1.2%	11.9%					2000 Commerce Center Drive	Franklin	Warren
1.02	Property		1	1200 Northrop Road	0.9%	8.8%					1200 Northrop Road	Meriden	New Haven
1.03	Property		1	3400 Bagcraft Boulevard	0.8%	8.1%					3400 Bagcraft Boulevard	Baxter Springs	Cherokee
1.04	Property		1	690 Unisia Drive	0.8%	7.9%					690 Unisia Drive	Monroe	Walton
1.05	Property		1	800 Koomey Road	0.7%	7.5%					800 Koomey Road	Brookshire	Waller
1.06	Property		1	3900 West 43rd Street	0.7%	7.1%					3900 West 43rd Street	Chicago	Cook
1.07	Property		1	540 West Nez Perce	0.7%	6.6%					540 West Nez Perce	Jerome	Jerome
1.08	Property		1	4255 Thunderbird Lane	0.6%	6.4%					4255 Thunderbird Lane	West Chester	Butler
1.09	Property		1	1001 North Madison Avenue	0.6%	6.0%					1001 North Madison Avenue	North Vernon	Jennings
1.10	Property		1	17153 Industrial Highway	0.5%	5.5%					17153 Industrial Highway	Caldwell	Noble
1.11	Property		1	999 North Madison Avenue	0.4%	4.2%					999 North Madison Avenue	North Vernon	Jennings
1.12	Property		1	407 Sangamore Road	0.4%	4.1%					407 Sangamore Road	Bremen	Haralson
1.13	Property		1	88 Nesbitt Drive	0.4%	4.1%					88 Nesbitt Drive	Holley	Orleans
1.14	Property		1	310 Hartmann Drive	0.3%	3.3%					310 Hartmann Drive	Lebanon	Wilson
1.15	Property		1	101 Commerce Drive	0.3%	3.3%					101 Commerce Drive	Mount Vernon	Knox
1.16	Property		1	620 Hardin Street	0.3%	2.9%					620 Hardin Street	Coldwater	Mercer
1.17	Property		1	3100 East Richmond Street	0.2%	2.2%					3100 East Richmond Street	Shawano	Shawano
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	9.5%	100.0%	CREFI, UBS AG, WFBNA	CREFI	NAP	NAP	47488 Kato Road	Fremont	Alameda
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	9.4%	100.0%	JPMCB, BANA, BCREI, BMO	JPMCB	NAP	NAP	7007 Friars Road	San Diego	San Diego
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	7.1%	100.0%	GSBI	GSMC	NAP	NAP	8687 and 8661 Melrose Avenue and 700 North San Vicente Boulevard	West Hollywood	Los Angeles
5	Loan		3	Lake Zurich Retail Portfolio	5.8%		CREFI	CREFI	NAP	NAP	Various	Lake Zurich	Lake
5.01	Property		1	Village Square	2.6%	44.2%					463-795 West Main Street	Lake Zurich	Lake
5.02	Property		1	Deerpath Commons	1.7%	30.1%					917 South Rand Road	Lake Zurich	Lake
5.03	Property		1	Deerpath Court	1.5%	25.7%					696 South Rand Road	Lake Zurich	Lake
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	5.5%		GACC	GACC	NAP	NAP	Various	Various	Various
6.01	Property		1	8271 Anderson Court	0.6%	10.7%					8271 Anderson Court	Odenton	Anne Arundel
6.02	Property		1	1313 & 1422 Campbell Street	0.5%	9.7%					1313 & 1422 Campbell Street	Toledo	Lucas
6.03	Property		1	3310 Greensburg Road	0.5%	8.8%					3310 Greensburg Road	North Canton	Summit
6.04	Property		1	2495 Doctor F. E. Wright Drive	0.5%	8.4%					2495 Doctor F. E. Wright Drive	Jackson	Madison
6.05	Property		1	700 Stephenson Highway	0.3%	6.1%					700 Stephenson Highway	Troy	Oakland
6.06	Property		1	7850 Haggerty Road	0.3%	5.5%					7850 Haggerty Road	Van Buren	Wayne
6.07	Property		1	4125 State Route 22	0.3%	5.3%					4125 State Route 22	Plattsburgh	Clinton
6.08	Property		1	4400 South 76th Circle	0.3%	5.2%					4400 South 76th Circle	Omaha	Douglas
6.09	Property		1	8400 Green Meadows Drive	0.3%	4.9%					8400 Green Meadows Drive	Lewis Center	Delaware
6.10	Property		1	1817 Masters Avenue	0.3%	4.9%					1817 Masters Avenue	Ashland	Ashland
6.11	Property		1	8760 Mississippi Street	0.2%	4.1%					8760 Mississippi Street	Merrillville	Lake
6.12	Property		1	35710 Mound Road	0.2%	3.7%					35710 Mound Road	Sterling Heights	Macomb
6.13	Property		1	819 North Jefferson Avenue	0.2%	3.3%					819 North Jefferson Avenue	St. Louis	St. Louis
6.14	Property		1	2435 Prairie Road	0.2%	3.1%					2435 Prairie Road	Eugene	Lane
6.15	Property		1	199 and 203 Finley Road	0.2%	3.1%					199 and 203 Finley Road	Belle Vernon	Westmoreland
6.16	Property		1	50-100 Frontier Way	0.1%	2.6%					50-100 Frontier Way	Bensenville	DuPage
6.17	Property		1	11686 Upper River Road	0.1%	2.4%					11686 Upper River Road	Athens	Athens
6.18	Property		1	1175 Bowes Road	0.1%	2.3%					1175 Bowes Road	Elgin	Kane
6.19	Property		1	3251 Gila Ridge Road	0.1%	1.9%					3251 Gila Ridge Road	Yuma	Yuma
6.20	Property		1	2465 North 22nd Street	0.1%	1.4%					2465 North 22nd Street	Decatur	Macon
6.21	Property		1	104 South Scenic Highway	0.1%	1.3%					104 South Scenic Highway	Lake Wales	Polk
6.22	Property		1	3519 Wayland Drive	0.1%	1.2%					3519 Wayland Drive	Jackson	Jackson
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	5.5%	100.0%	DBNY, GSBI, WFBNA, New York Life Insurance Company, Teachers Insurance and Annuity Association of America	GACC, GSMC	NAP	NAP	222 Berkeley Street and 500 Boylston Street	Boston	Suffolk
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	5.5%	100.0%	JPMCB, CREFI	JPMCB, CREFI	NAP	NAP	4385 Collins Avenue	Miami Beach	Miami-Dade
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	4.5%	100.0%	GSBI, DBNY	GSMC	Group 1	NAP	7014 East Camelback Road	Scottsdale	Maricopa
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	4.4%	100.0%	JPMCB, BANA, BCREI	JPMCB	NAP	NAP	2001 and 2005 Market Street	Philadelphia	Philadelphia
11	Loan	77, 78	1	Fashion Village at Boca Park	4.0%	100.0%	DBNY	GACC	NAP	NAP	680-750 South Rampart Boulevard	Las Vegas	Clark
12	Loan	79, 80, 81	1	3300 75th Avenue	3.4%	100.0%	JPMCB	JPMCB	NAP	NAP	3300 75th Avenue	Landover	Prince George's
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	3.3%	100.0%	GSBI, BANA, MSBNA	GSMC	Group 1	NAP	3663 South Las Vegas Boulevard	Las Vegas	Clark
14	Loan	88, 89	1	Courtyard Marriott Goleta	3.1%	100.0%	DBRI	GACC	NAP	NAP	401 Storke Road	Goleta	Santa Barbara
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	2.9%	100.0%	GSBI	GSMC	NAP	NAP	7400 & 7500 Excelsior Boulevard and 3964 & 3985 Meadowbrook Road	St. Louis Park	Hennepin
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	2.8%	100.0%	CREFI, BMO	CREFI	NAP	NAP	200-210 Hudson Street	Jersey City	Hudson
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	2.7%		CREFI	CREFI	NAP	NAP	Various	Various	Various
17.01	Property		1	Burger King #04324 - Gulf Shores, AL	0.1%	1.9%					1501 Gulf Shores Parkway	Gulf Shores	Baldwin
17.02	Property		1	Burger King #04581 - Foley, AL	0.1%	1.8%					910 South McKenzie Street	Foley	Baldwin
17.03	Property		1	Burger King #02957 - Houma, LA	0.0%	1.8%					1033 West Tunnel Boulevard	Houma	Terrebonne
17.04	Property		1	Burger King #11942 - Gray, LA	0.0%	1.8%					3863 West Park Avenue	Gray	Terrebonne
17.05	Property		1	Burger King #03818 - Mobile, AL	0.0%	1.7%					7775 Moffett Road	Mobile	Mobile
17.06	Property		1	Burger King #05255 - Prichard, AL	0.0%	1.6%					2924 Saint Stephens Road	Prichard	Mobile
17.07	Property		1	Burger King #12830 - Boutte, LA	0.0%	1.6%					14157 U.S. Highway 90	Boutte	Saint Charles
17.08	Property		1	Burger King #03156 - Saraland, AL	0.0%	1.6%					310 Highway 43 North	Saraland	Mobile
17.09	Property		1	Burger King #11614 - Harvey, LA	0.0%	1.5%					1840 Lapalco Boulevard	Harvey	Jefferson
17.10	Property		1	Burger King #04130 - Vicksburg, MS	0.0%	1.5%					3121 Halls Ferry Road	Vicksburg	Warren
17.11	Property		1	Burger King #09004 - Diamondhead, MS	0.0%	1.5%					5400 West Aloha Drive	Diamondhead	Hancock
17.12	Property		1	Burger King #09708 - Natchez, MS	0.0%	1.5%					421 Highway 61 North	Natchez	Adams
17.13	Property		1	Burger King #09270 - Robertsdale, AL	0.0%	1.5%					21890 State Highway 59 South	Robertsdale	Baldwin
17.14	Property		1	Burger King #02643 - Gladstone, MO	0.0%	1.4%					6001 Northeast Antioch Road	Gladstone	Clay
17.15	Property		1	Burger King #01207 - West Monroe, LA	0.0%	1.4%					100 Thomas Road	West Monroe	Ouachita
17.16	Property		1	Burger King #12007 - Denham Springs, LA	0.0%	1.3%					31706 Louisiana Highway 16	Denham Springs	Livingston
17.17	Property		1	Burger King #06129 - Mobile, AL	0.0%	1.3%					3200 Spring Hill Avenue	Mobile	Mobile
17.18	Property		1	Burger King #06788 - Zachary, LA	0.0%	1.3%					5131 Main Street	Zachary	East Baton Rouge
17.19	Property		1	Burger King #10802 - Westwego, LA	0.0%	1.3%					500 Westbank Expressway	Westwego	Jefferson
17.20	Property		1	Burger King #09788 - Walker, LA	0.0%	1.3%					27931 Walker Road South	Walker	Livingston
17.21	Property		1	Burger King #09838 - Fairhope, AL	0.0%	1.3%					19755 Greeno Road	Fairhope	Baldwin
17.22	Property		1	Burger King #01198 - Mobile, AL	0.0%	1.3%					3875 Airport Boulevard	Mobile	Mobile
17.23	Property		1	Burger King #10764 - Morgan City, LA	0.0%	1.3%					937 Highway 90 East	Morgan City	Saint Mary
17.24	Property		1	Burger King #01465 - Laurel, MS	0.0%	1.3%					319 Leontyne Price Boulevard	Laurel	Jones
17.25	Property		1	Burger King #07930 - Long Beach, MS	0.0%	1.3%					310 East Beach Boulevard	Long Beach	Harrison
17.26	Property		1	Burger King #05029 - Pineville, LA	0.0%	1.2%					3301 Monroe Highway	Pineville	Rapides
17.27	Property		1	Burger King #12633 - Port Allen, LA	0.0%	1.2%					4383 Louisiana 1 South	Port Allen	West Baton Rouge
17.28	Property		1	Burger King #01437 - Monroe, LA	0.0%	1.2%					1710 Martin Luther King Drive	Monroe	Ouachita
17.29	Property		1	Burger King #01439 - Slidell, LA	0.0%	1.2%					185 Gause Boulevard	Slidell	Saint Tammany
17.30	Property		1	Burger King #07467 - Ruston, LA	0.0%	1.2%					1401 North Trenton Street	Ruston	Lincoln

A-1

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County
17.31	Property		1	Burger King #12895 - Delhi, LA	0.0%	1.2%					1007 Broadway Street	Delhi	Richland
17.32	Property		1	Burger King #04914 - Pensacola, FL	0.0%	1.2%					13392 Perdido Key Drive	Pensacola	Escambia
17.33	Property		1	Burger King #01425 - New Iberia, LA	0.0%	1.2%					1419 Center Street	New Iberia	Iberia
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL	0.0%	1.1%					2515 Stillman Boulevard	Tuscaloosa	Tuscaloosa
17.35	Property		1	Burger King #06149 - New Iberia, LA	0.0%	1.1%					1100 Parkview Drive	New Iberia	Iberia
17.36	Property		1	Burger King #06676 - Jackson, MS	0.0%	1.1%					1470 Canton Mart Road	Jackson	Hinds
17.37	Property		1	Burger King #06783 - Baton Rouge, LA	0.0%	1.1%					5119 Jones Creek Road	Baton Rouge	East Baton Rouge
17.38	Property		1	Burger King #10763 - Hammond, LA	0.0%	1.1%					46020 North Puma Drive	Hammond	Tangipahoa
17.39	Property		1	Burger King #01489 - Mobile, AL	0.0%	1.1%					5380 Highway 90 West	Mobile	Mobile
17.40	Property		1	Burger King #12661 - Baton Rouge, LA	0.0%	1.1%					3530 Harding Boulevard	Baton Rouge	East Baton Rouge
17.41	Property		1	Burger King #10762 - Geismar, LA	0.0%	1.0%					13455 Highway 73	Geismar	Ascension
17.42	Property		1	Burger King #06906 - Warrensburg, MO	0.0%	1.0%					215 East Young Avenue	Warrensburg	Johnson
17.43	Property		1	Burger King #09686 - Thomasville, AL	0.0%	1.0%					34355 Highway 43	Thomasville	Clarke
17.44	Property		1	Burger King #10572 - Eunice, LA	0.0%	1.0%					2300 West Laurel Avenue	Eunice	Saint Landry
17.45	Property		1	Burger King #12329 - Rayne, LA	0.0%	1.0%					1021 Church Point Highway	Rayne	Acadia
17.46	Property		1	Burger King #13080 - Slidell, LA	0.0%	1.0%					120 Brownswitch Road	Slidell	Saint Tammany
17.47	Property		1	Burger King #02483 - Mobile, AL	0.0%	1.0%					7701 Airport Boulevard	Mobile	Mobile
17.48	Property		1	Burger King #09026 - Laurel, MS	0.0%	1.0%					2130 Highway 15 North	Laurel	Jones
17.49	Property		1	Burger King #11544 - Westlake, LA	0.0%	1.0%					801 Sampson Street	Westlake	Calcasieu
17.50	Property		1	Burger King #03623 - Covington, LA	0.0%	1.0%					605 North Highway 190	Covington	Saint Tammany
17.51	Property		1	Burger King #11715 - Ville Platte, LA	0.0%	1.0%					1212 East Main Street	Ville Platte	Evangeline
17.52	Property		1	Burger King #12313 - Roeland Park, KS	0.0%	1.0%					4811 Roe Boulevard	Roeland Park	Johnson
17.53	Property		1	Burger King #06674 - Slidell, LA	0.0%	1.0%					141 Northshore Boulevard	Slidell	Saint Tammany
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA	0.0%	1.0%					14280 Greenwell Springs Road	Greenwell Springs	East Baton Rouge
17.55	Property		1	Burger King #01428 - Sulphur, LA	0.0%	1.0%					2017 Ruth Street	Sulphur	Calcasieu
17.56	Property		1	Burger King #05981 - Meridian, MS	0.0%	0.9%					2100 North Frontage Road	Meridian	Lauderdale
17.57	Property		1	Burger King #08645 - Pace, FL	0.0%	0.9%					4120 Highway 90	Pace	Santa Rosa
17.58	Property		1	Burger King #09213 - Pensacola, FL	0.0%	0.9%					3210 West Michigan Avenue	Pensacola	Escambia
17.59	Property		1	Burger King #03585 - Daphne, AL	0.0%	0.9%					29295 US Highway 98	Daphne	Baldwin
17.60	Property		1	Burger King #12322 - Oakdale, LA	0.0%	0.9%					695 U.S. Highway 165 South	Oakdale	Allen
17.61	Property		1	Burger King #04330 - Kansas City, MO	0.0%	0.9%					340 West 72nd Street	Kansas City	Jackson
17.62	Property		1	Burger King #02831 - Olathe, KS	0.0%	0.9%					2004 East Santa Fe Street	Olathe	Johnson
17.63	Property		1	Burger King #06916 - Kenner, LA	0.0%	0.9%					1000 West Esplanade Avenue	Kenner	Jefferson
17.64	Property		1	Burger King #09115 - Meridian, MS	0.0%	0.9%					4825 8th Street	Meridian	Lauderdale
17.65	Property		1	Burger King #11694 - DeQuincy, LA	0.0%	0.9%					901 East Fourth Street	DeQuincy	Calcasieu
17.66	Property		1	Burger King #00373 - Mobile, AL	0.0%	0.9%					3946 Government Boulevard	Mobile	Mobile
17.67	Property		1	Burger King #01617 - Lake Charles, LA	0.0%	0.9%					1211 Martin Luther King Highway	Lake Charles	Calcasieu
17.68	Property		1	Burger King #01917 - Vidalia, LA	0.0%	0.9%					1115 Carter Street	Vidalia	Concordia
17.69	Property		1	Burger King #12264 - Mission, KS	0.0%	0.8%					6880 Johnson Drive	Mission	Johnson
17.70	Property		1	Burger King #09804 - Gonzales, LA	0.0%	0.8%					404 North Airline Highway	Gonzales	Ascension
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL	0.0%	0.8%					4900 Skyland Boulevard East	Tuscaloosa	Tuscaloosa
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL	0.0%	0.8%					3380 Gulf Breeze Parkway	Gulf Breeze	Santa Rosa
17.73	Property		1	Burger King #00144 - Baton Rouge, LA	0.0%	0.8%					4951 Florida Boulevard	Baton Rouge	East Baton Rouge
17.74	Property		1	Burger King #06488 - Mobile, AL	0.0%	0.8%					6403 Cottage Hill Road	Mobile	Mobile
17.75	Property		1	Burger King #12597 - Lake Charles, LA	0.0%	0.8%					279 Sam Houston Jones Parkway	Lake Charles	Calcasieu
17.76	Property		1	Burger King #00211 - Baton Rouge, LA	0.0%	0.8%					3100 Highland Road	Baton Rouge	East Baton Rouge
17.77	Property		1	Burger King #01337 - Metairie, LA	0.0%	0.8%					8101 Airline Drive	Metairie	Jefferson
17.78	Property		1	Burger King #04016 - Mobile, AL	0.0%	0.7%					3004 Airport Boulevard	Mobile	Mobile
17.79	Property		1	Burger King #10607 - Houma, LA	0.0%	0.7%					1637 Martin Luther King Jr Boulevard	Houma	Terrebonne
17.80	Property		1	Burger King #10800 - Livingston, AL	0.0%	0.7%					639 Highway 28	Livingston	Sumter
17.81	Property		1	Burger King #09958 - Grove Hill, AL	0.0%	0.7%					198 South Jackson Street	Grove Hill	Clarke
17.82	Property		1	Burger King #12820 - Iowa, LA	0.0%	0.7%					1111 Lowe Grout Road	Iowa	Calcasieu
17.83	Property		1	Burger King #01149 - Baton Rouge, LA	0.0%	0.7%					6244 Airline Highway	Baton Rouge	East Baton Rouge
17.84	Property		1	Burger King #06325 - Baton Rouge, LA	0.0%	0.6%					7004 Siegen Lane	Baton Rouge	East Baton Rouge
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL	0.0%	0.6%					1601 McFarland Boulevard North	Tuscaloosa	Tuscaloosa
17.86	Property		1	Burger King #11979 - Monroe, LA	0.0%	0.6%					5151 Forsythe Bypass	Monroe	Ouachita
17.87	Property		1	Burger King #13081 - New Iberia, LA	0.0%	0.6%					2919 South Lewis Street	New Iberia	Iberia
17.88	Property		1	Burger King #03685 - Kansas City, MO	0.0%	0.6%					3441 Main Street	Kansas City	Jackson
17.89	Property		1	Burger King #06105 - Northport, AL	0.0%	0.6%					3820 McFarland Boulevard West	Northport	Tuscaloosa
17.90	Property		1	Burger King #12919 - Covington, LA	0.0%	0.6%					1005 Ronald Reagan Highway	Covington	Saint Tammany
17.91	Property		1	Burger King #09853 - Franklin, LA	0.0%	0.6%					1825 Main Street	Franklin	Saint Mary
17.92	Property		1	Burger King #12660 - Vinton, LA	0.0%	0.6%					1807 West Street	Vinton	Calcasieu
17.93	Property		1	Burger King #00360 - New Orleans, LA	0.0%	0.5%					1700 Saint Charles Avenue	New Orleans	Orleans
17.94	Property		1	Burger King #12753 - Slidell, LA	0.0%	0.4%					3114 Pontchartrain Drive	Slidell	Saint Tammany
17.95	Property		1	Burger King #01315 - Alexandria, LA	0.0%	0.4%					3705 South MacArthur Drive	Alexandria	Rapides
17.96	Property		1	Burger King #12752 - Lafayette, LA	0.0%	0.3%					1726 North University Avenue	Lafayette	Lafayette
17.97	Property		1	Burger King #01537 - Lafayette, LA	0.0%	0.2%					312 Jefferson Boulevard	Lafayette	Lafayette
17.98	Property		1	Burger King #11488 - Lafayette, LA	0.0%	0.2%					2256 Ambassador Caffery Parkway	Lafayette	Lafayette
17.99	Property		1	Burger King #00501 - Lafayette, LA	0.0%	0.0%					1500 Johnston Street	Lafayette	Lafayette
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	2.6%	100.0%	JPMCB, MSBNA	JPMCB	NAP	NAP	1000 Woodward Avenue	Detroit	Wayne
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	2.0%	100.0%	CREFI	CREFI	NAP	NAP	1 South Capitol Avenue	Indianapolis	Marion
20	Loan	120	1	Deerbrook Medical Center	1.8%	100.0%	CREFI	CREFI	NAP	NAP	8901 FM 1960 Bypass Road West	Humble	Harris
21	Loan	8, 121, 122, 123	1	Platinum Tower	1.7%	100.0%	JPMCB	JPMCB	NAP	NAP	400 Interstate North Parkway Southeast	Atlanta	Cobb
22	Loan	124, 125	1	Continental Shopping Plaza	1.4%	100.0%	DBRI	GACC	NAP	NAP	180-260 West Continental Road	Green Valley	Pima
23	Loan	126	1	Holiday Inn Express Dripping Springs	1.3%	100.0%	CREFI	CREFI	NAP	NAP	333 West Highway 290	Dripping Springs	Hays

A-2

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	Various	Various	Industrial	Various	Various	Various	2,516,274	SF	49.68
1.01	Property		1	2000 Commerce Center Drive	Ohio	45005	Industrial	Manufacturing/Warehouse	2003	NAP	275,345	SF
1.02	Property		1	1200 Northrop Road	Connecticut	06450	Industrial	Warehouse/Distribution	1987	2021-2022	145,819	SF
1.03	Property		1	3400 Bagcraft Boulevard	Kansas	66713	Industrial	Manufacturing	1994	NAP	272,330	SF
1.04	Property		1	690 Unisia Drive	Georgia	30655	Industrial	Manufacturing	2001	NAP	160,925	SF
1.05	Property		1	800 Koomey Road	Texas	77423	Industrial	Manufacturing	1983	2023	151,748	SF
1.06	Property		1	3900 West 43rd Street	Illinois	60632	Industrial	Manufacturing	1956	1967	147,117	SF
1.07	Property		1	540 West Nez Perce	Idaho	83338	Industrial	Manufacturing/Warehouse	1973, 2004	NAP	187,617	SF
1.08	Property		1	4255 Thunderbird Lane	Ohio	45014	Industrial	Manufacturing	1991, 2000, 2013	NAP	195,280	SF
1.09	Property		1	1001 North Madison Avenue	Indiana	47265	Industrial	Manufacturing	1959	1999	167,926	SF
1.10	Property		1	17153 Industrial Highway	Ohio	43724	Industrial	Manufacturing	1958, 1995, 2002	2001	123,120	SF
1.11	Property		1	999 North Madison Avenue	Indiana	47265	Industrial	Manufacturing	2005	NAP	114,509	SF
1.12	Property		1	407 Sangamore Road	Georgia	30110	Industrial	Manufacturing	1975-2000	NAP	144,060	SF
1.13	Property		1	88 Nesbitt Drive	New York	14470	Industrial	Manufacturing	2002	2003, 2006, 2010	120,101	SF
1.14	Property		1	310 Hartmann Drive	Tennessee	37087	Industrial	Warehouse/Distribution	1968	1986, 1999	84,221	SF
1.15	Property		1	101 Commerce Drive	Ohio	43050	Industrial	Manufacturing	1972, 1991	NAP	82,103	SF
1.16	Property		1	620 Hardin Street	Ohio	45828	Industrial	Manufacturing	1997	NAP	74,369	SF
1.17	Property		1	3100 East Richmond Street	Wisconsin	54166	Industrial	Manufacturing	1983	1993, 2013	69,684	SF
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	California	94538	Industrial	R&D/Manufacturing	2010	2016	574,775	SF	299.25
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	California	92108	Retail	Super Regional Mall	1969	2023	1,377,155	SF	326.76
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	California	90069	Mixed Use	Office/Showroom/Lab	1975, 1988	2004	1,053,217	SF	232.62
5	Loan		3	Lake Zurich Retail Portfolio	Illinois	60047	Retail	Anchored	Various	Various	491,593	SF	106.80
5.01	Property		1	Village Square	Illinois	60047	Retail	Anchored	1974	1989	210,064	SF
5.02	Property		1	Deerpath Commons	Illinois	60047	Retail	Anchored	2006	NAP	146,492	SF
5.03	Property		1	Deerpath Court	Illinois	60047	Retail	Anchored	1990	NAP	135,037	SF
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	Various	Various	Industrial	Various	Various	Various	1,316,654	SF	54.84
6.01	Property		1	8271 Anderson Court	Maryland	21113	Industrial	Cold Storage	2001	NAP	70,000	SF
6.02	Property		1	1313 & 1422 Campbell Street	Ohio	43607	Industrial	Warehouse/Distribution	1958	2020	227,028	SF
6.03	Property		1	3310 Greensburg Road	Ohio	44720	Industrial	Warehouse/Manufacturing	2019	NAP	119,856	SF
6.04	Property		1	2495 Doctor F. E. Wright Drive	Tennessee	38305	Industrial	Warehouse/Distribution	1992	2017	163,000	SF
6.05	Property		1	700 Stephenson Highway	Michigan	48083	Industrial	Flex	1980	2014	29,179	SF
6.06	Property		1	7850 Haggerty Road	Michigan	48111	Industrial	Warehouse/Distribution	1994	2017	68,499	SF
6.07	Property		1	4125 State Route 22	New York	12901	Industrial	Warehouse/Distribution	1980	NAP	59,029	SF
6.08	Property		1	4400 South 76th Circle	Nebraska	68127	Industrial	Warehouse/Distribution	1964	2019	80,000	SF
6.09	Property		1	8400 Green Meadows Drive	Ohio	43035	Industrial	Manufacturing/Warehouse	1983-1988	2016	85,548	SF
6.10	Property		1	1817 Masters Avenue	Ohio	44805	Industrial	Warehouse	1962	2015	102,500	SF
6.11	Property		1	8760 Mississippi Street	Indiana	46410	Industrial	Manufacturing/Warehouse	2020	NAP	26,500	SF
6.12	Property		1	35710 Mound Road	Michigan	48310	Industrial	Warehouse/Distribution	2000	NAP	43,750	SF
6.13	Property		1	819 North Jefferson Avenue	Missouri	63106	Industrial	Warehouse/Distribution	1997	2016	47,840	SF
6.14	Property		1	2435 Prairie Road	Oregon	97402	Industrial	Warehouse	1978, 1983	2021	27,868	SF
6.15	Property		1	199 and 203 Finley Road	Pennsylvania	15012	Industrial	Warehouse	1972, 1986	2021	21,026	SF
6.16	Property		1	50-100 Frontier Way	Illinois	60106	Industrial	Warehouse	1989	NAP	27,153	SF
6.17	Property		1	11686 Upper River Road	Ohio	45701	Industrial	Warehouse	2019	NAP	6,566	SF
6.18	Property		1	1175 Bowes Road	Illinois	60123	Industrial	Warehouse/Manufacturing	1999	NAP	40,860	SF
6.19	Property		1	3251 Gila Ridge Road	Arizona	85365	Industrial	Warehouse/Distribution	1992	2021	10,900	SF
6.20	Property		1	2465 North 22nd Street	Illinois	62526	Industrial	Flex	2006	NAP	16,912	SF
6.21	Property		1	104 South Scenic Highway	Florida	33853	Industrial	Warehouse	1973	2015	27,000	SF
6.22	Property		1	3519 Wayland Drive	Michigan	49202	Industrial	Warehouse/Distribution	1970	2018	15,640	SF
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	Massachusetts	02116	Office	CBD	1987, 1991	2016-2022	1,283,670	SF	370.03
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	Florida	33140	Hospitality	Full Service	1940	2010	50	Rooms	2,800,000.00
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	Arizona	85251	Retail	Super Regional Mall	1961, 1977, 1982, 1992, 1996, 2006, 2015	1991, 2017-2020, 2023-2024	1,555,459	SF	450.03
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	Pennsylvania	19103	Office	CBD	1987, 1992	2013	1,896,143	SF	116.03
11	Loan	77, 78	1	Fashion Village at Boca Park	Nevada	89145	Retail	Anchored	2002	NAP	139,173	SF	258.67
12	Loan	79, 80, 81	1	3300 75th Avenue	Maryland	20785	Industrial	Flex	1985	2004	266,000	SF	115.34
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	Nevada	89109	Retail	Regional Mall	2000	2007-2008, 2022-2023	503,484	SF	844.12
14	Loan	88, 89	1	Courtyard Marriott Goleta	California	93117	Hospitality	Select Service	2012	2019	115	Rooms	243,478.26
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	Minnesota	55426	Industrial	Manufacturing	1956, 1988, 2016	2016	701,062	SF	66.30
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	New Jersey	07311	Office	CBD	1930	2021	1,599,029	SF	140.71
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	Various	Various	Retail	Single Tenant	Various	Various	304,641	SF	172.90
17.01	Property		1	Burger King #04324 - Gulf Shores, AL	Alabama	36542	Retail	Single Tenant	1984	2017	3,735	SF
17.02	Property		1	Burger King #04581 - Foley, AL	Alabama	36535	Retail	Single Tenant	1985	2018	3,842	SF
17.03	Property		1	Burger King #02957 - Houma, LA	Louisiana	70360	Retail	Single Tenant	1980	NAP	3,048	SF
17.04	Property		1	Burger King #11942 - Gray, LA	Louisiana	70359	Retail	Single Tenant	1998	NAP	3,003	SF
17.05	Property		1	Burger King #03818 - Mobile, AL	Alabama	36618	Retail	Single Tenant	1983	2018	3,398	SF
17.06	Property		1	Burger King #05255 - Prichard, AL	Alabama	36612	Retail	Single Tenant	1986	2017	3,489	SF
17.07	Property		1	Burger King #12830 - Boutte, LA	Louisiana	70039	Retail	Single Tenant	1999	2018	3,068	SF
17.08	Property		1	Burger King #03156 - Saraland, AL	Alabama	36571	Retail	Single Tenant	1981	2018	3,244	SF
17.09	Property		1	Burger King #11614 - Harvey, LA	Louisiana	70058	Retail	Single Tenant	1998	2018	2,987	SF
17.10	Property		1	Burger King #04130 - Vicksburg, MS	Mississippi	39180	Retail	Single Tenant	2005	2020	2,756	SF
17.11	Property		1	Burger King #09004 - Diamondhead, MS	Mississippi	39525	Retail	Single Tenant	1995	2018	2,920	SF
17.12	Property		1	Burger King #09708 - Natchez, MS	Mississippi	39120	Retail	Single Tenant	1996	2015	2,892	SF
17.13	Property		1	Burger King #09270 - Robertsdale, AL	Alabama	36567	Retail	Single Tenant	1995	2016	2,545	SF
17.14	Property		1	Burger King #02643 - Gladstone, MO	Missouri	64119	Retail	Single Tenant	1979	NAP	3,923	SF
17.15	Property		1	Burger King #01207 - West Monroe, LA	Louisiana	71291	Retail	Single Tenant	1973	NAP	2,992	SF
17.16	Property		1	Burger King #12007 - Denham Springs, LA	Louisiana	70726	Retail	Single Tenant	1998	2017	2,969	SF
17.17	Property		1	Burger King #06129 - Mobile, AL	Alabama	36607	Retail	Single Tenant	1988	2018	2,694	SF
17.18	Property		1	Burger King #06788 - Zachary, LA	Louisiana	70791	Retail	Single Tenant	1990	2015	2,885	SF
17.19	Property		1	Burger King #10802 - Westwego, LA	Louisiana	70094	Retail	Single Tenant	1997	2018	2,982	SF
17.20	Property		1	Burger King #09788 - Walker, LA	Louisiana	70785	Retail	Single Tenant	1996	2015	2,987	SF
17.21	Property		1	Burger King #09838 - Fairhope, AL	Alabama	36532	Retail	Single Tenant	1996	2020	2,935	SF
17.22	Property		1	Burger King #01198 - Mobile, AL	Alabama	36608	Retail	Single Tenant	1973	2018	3,807	SF
17.23	Property		1	Burger King #10764 - Morgan City, LA	Louisiana	70380	Retail	Single Tenant	1997	NAP	2,990	SF
17.24	Property		1	Burger King #01465 - Laurel, MS	Mississippi	39440	Retail	Single Tenant	1974	2017	2,966	SF
17.25	Property		1	Burger King #07930 - Long Beach, MS	Mississippi	39560	Retail	Single Tenant	2007	2018	2,918	SF
17.26	Property		1	Burger King #05029 - Pineville, LA	Louisiana	71360	Retail	Single Tenant	1986	NAP	3,489	SF
17.27	Property		1	Burger King #12633 - Port Allen, LA	Louisiana	70767	Retail	Single Tenant	1999	2018	3,063	SF
17.28	Property		1	Burger King #01437 - Monroe, LA	Louisiana	71202	Retail	Single Tenant	1974	NAP	2,944	SF
17.29	Property		1	Burger King #01439 - Slidell, LA	Louisiana	70458	Retail	Single Tenant	1974	2018	3,423	SF
17.30	Property		1	Burger King #07467 - Ruston, LA	Louisiana	71270	Retail	Single Tenant	1992	NAP	2,915	SF

A-3

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
17.31	Property		1	Burger King #12895 - Delhi, LA	Louisiana	71232	Retail	Single Tenant	1999	NAP	3,073	SF
17.32	Property		1	Burger King #04914 - Pensacola, FL	Florida	32507	Retail	Single Tenant	1985	2022	4,098	SF
17.33	Property		1	Burger King #01425 - New Iberia, LA	Louisiana	70560	Retail	Single Tenant	1996	NAP	3,100	SF
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL	Alabama	35401	Retail	Single Tenant	1986	2017	4,182	SF
17.35	Property		1	Burger King #06149 - New Iberia, LA	Louisiana	70563	Retail	Single Tenant	1988	NAP	2,720	SF
17.36	Property		1	Burger King #06676 - Jackson, MS	Mississippi	39211	Retail	Single Tenant	1990	2018	2,814	SF
17.37	Property		1	Burger King #06783 - Baton Rouge, LA	Louisiana	70817	Retail	Single Tenant	1990	2019	2,881	SF
17.38	Property		1	Burger King #10763 - Hammond, LA	Louisiana	70401	Retail	Single Tenant	1997	2018	2,867	SF
17.39	Property		1	Burger King #01489 - Mobile, AL	Alabama	36619	Retail	Single Tenant	1984	2015	3,489	SF
17.40	Property		1	Burger King #12661 - Baton Rouge, LA	Louisiana	70807	Retail	Single Tenant	1999	2019	3,056	SF
17.41	Property		1	Burger King #10762 - Geismar, LA	Louisiana	70734	Retail	Single Tenant	1996	2018	2,898	SF
17.42	Property		1	Burger King #06906 - Warrensburg, MO	Missouri	64093	Retail	Single Tenant	1990	NAP	3,000	SF
17.43	Property		1	Burger King #09686 - Thomasville, AL	Alabama	36784	Retail	Single Tenant	1996	2017	2,905	SF
17.44	Property		1	Burger King #10572 - Eunice, LA	Louisiana	70535	Retail	Single Tenant	1997	NAP	2,998	SF
17.45	Property		1	Burger King #12329 - Rayne, LA	Louisiana	70578	Retail	Single Tenant	2000	NAP	3,200	SF
17.46	Property		1	Burger King #13080 - Slidell, LA	Louisiana	70458	Retail	Single Tenant	2000	2020	3,939	SF
17.47	Property		1	Burger King #02483 - Mobile, AL	Alabama	36608	Retail	Single Tenant	1980	2019	3,722	SF
17.48	Property		1	Burger King #09026 - Laurel, MS	Mississippi	39440	Retail	Single Tenant	1995	2017	2,554	SF
17.49	Property		1	Burger King #11544 - Westlake, LA	Louisiana	70669	Retail	Single Tenant	1998	2017	2,974	SF
17.50	Property		1	Burger King #03623 - Covington, LA	Louisiana	70433	Retail	Single Tenant	1983	2014	2,430	SF
17.51	Property		1	Burger King #11715 - Ville Platte, LA	Louisiana	70586	Retail	Single Tenant	1998	NAP	2,998	SF
17.52	Property		1	Burger King #12313 - Roeland Park, KS	Kansas	66205	Retail	Single Tenant	1999	NAP	4,018	SF
17.53	Property		1	Burger King #06674 - Slidell, LA	Louisiana	70460	Retail	Single Tenant	1990	NAP	2,905	SF
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA	Louisiana	70739	Retail	Single Tenant	1996	2017	3,114	SF
17.55	Property		1	Burger King #01428 - Sulphur, LA	Louisiana	70663	Retail	Single Tenant	2011	NAP	2,957	SF
17.56	Property		1	Burger King #05981 - Meridian, MS	Mississippi	39301	Retail	Single Tenant	1988	2014	2,662	SF
17.57	Property		1	Burger King #08645 - Pace, FL	Florida	32571	Retail	Single Tenant	1994	2020	2,475	SF
17.58	Property		1	Burger King #09213 - Pensacola, FL	Florida	32526	Retail	Single Tenant	1996	2020	2,613	SF
17.59	Property		1	Burger King #03585 - Daphne, AL	Alabama	36526	Retail	Single Tenant	1983	2019	2,799	SF
17.60	Property		1	Burger King #12322 - Oakdale, LA	Louisiana	71463	Retail	Single Tenant	1999	NAP	2,967	SF
17.61	Property		1	Burger King #04330 - Kansas City, MO	Missouri	64114	Retail	Single Tenant	1985	NAP	3,011	SF
17.62	Property		1	Burger King #02831 - Olathe, KS	Kansas	66062	Retail	Single Tenant	1976	NAP	4,757	SF
17.63	Property		1	Burger King #06916 - Kenner, LA	Louisiana	70065	Retail	Single Tenant	1990	2018	3,008	SF
17.64	Property		1	Burger King #09115 - Meridian, MS	Mississippi	39307	Retail	Single Tenant	1995	2015	2,391	SF
17.65	Property		1	Burger King #11694 - DeQuincy, LA	Louisiana	70633	Retail	Single Tenant	1998	2017	2,986	SF
17.66	Property		1	Burger King #00373 - Mobile, AL	Alabama	36693	Retail	Single Tenant	1967	2012	2,421	SF
17.67	Property		1	Burger King #01617 - Lake Charles, LA	Louisiana	70601	Retail	Single Tenant	1976	2017	3,194	SF
17.68	Property		1	Burger King #01917 - Vidalia, LA	Louisiana	71373	Retail	Single Tenant	1977	NAP	2,913	SF
17.69	Property		1	Burger King #12264 - Mission, KS	Kansas	66202	Retail	Single Tenant	1999	NAP	4,001	SF
17.70	Property		1	Burger King #09804 - Gonzales, LA	Louisiana	70737	Retail	Single Tenant	1996	2015	2,987	SF
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL	Alabama	35405	Retail	Single Tenant	1998	NAP	2,932	SF
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL	Florida	32563	Retail	Single Tenant	1995	NAP	2,621	SF
17.73	Property		1	Burger King #00144 - Baton Rouge, LA	Louisiana	70806	Retail	Single Tenant	1964	2015	3,240	SF
17.74	Property		1	Burger King #06488 - Mobile, AL	Alabama	36695	Retail	Single Tenant	1989	NAP	2,795	SF
17.75	Property		1	Burger King #12597 - Lake Charles, LA	Louisiana	70611	Retail	Single Tenant	1999	2017	3,073	SF
17.76	Property		1	Burger King #00211 - Baton Rouge, LA	Louisiana	70802	Retail	Single Tenant	1996	2018	2,980	SF
17.77	Property		1	Burger King #01337 - Metairie, LA	Louisiana	70003	Retail	Single Tenant	1974	2018	2,970	SF
17.78	Property		1	Burger King #04016 - Mobile, AL	Alabama	36606	Retail	Single Tenant	1984	2016	4,134	SF
17.79	Property		1	Burger King #10607 - Houma, LA	Louisiana	70360	Retail	Single Tenant	1997	2018	2,975	SF
17.80	Property		1	Burger King #10800 - Livingston, AL	Alabama	35470	Retail	Single Tenant	1998	NAP	2,921	SF
17.81	Property		1	Burger King #09958 - Grove Hill, AL	Alabama	36451	Retail	Single Tenant	1996	2017	2,399	SF
17.82	Property		1	Burger King #12820 - Iowa, LA	Louisiana	70647	Retail	Single Tenant	1999	2017	3,073	SF
17.83	Property		1	Burger King #01149 - Baton Rouge, LA	Louisiana	70805	Retail	Single Tenant	1972	2018	2,625	SF
17.84	Property		1	Burger King #06325 - Baton Rouge, LA	Louisiana	70809	Retail	Single Tenant	1989	2017	3,047	SF
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL	Alabama	35406	Retail	Single Tenant	1988	NAP	2,585	SF
17.86	Property		1	Burger King #11979 - Monroe, LA	Louisiana	71201	Retail	Single Tenant	1998	NAP	3,014	SF
17.87	Property		1	Burger King #13081 - New Iberia, LA	Louisiana	70560	Retail	Single Tenant	2000	NAP	3,500	SF
17.88	Property		1	Burger King #03685 - Kansas City, MO	Missouri	64111	Retail	Single Tenant	1983	NAP	2,695	SF
17.89	Property		1	Burger King #06105 - Northport, AL	Alabama	35476	Retail	Single Tenant	1988	NAP	2,636	SF
17.90	Property		1	Burger King #12919 - Covington, LA	Louisiana	70433	Retail	Single Tenant	1999	2020	3,920	SF
17.91	Property		1	Burger King #09853 - Franklin, LA	Louisiana	70538	Retail	Single Tenant	1996	NAP	2,990	SF
17.92	Property		1	Burger King #12660 - Vinton, LA	Louisiana	70668	Retail	Single Tenant	1999	2017	3,073	SF
17.93	Property		1	Burger King #00360 - New Orleans, LA	Louisiana	70130	Retail	Single Tenant	1968	2022	2,654	SF
17.94	Property		1	Burger King #12753 - Slidell, LA	Louisiana	70458	Retail	Single Tenant	1999	NAP	2,635	SF
17.95	Property		1	Burger King #01315 - Alexandria, LA	Louisiana	71302	Retail	Single Tenant	1974	NAP	3,206	SF
17.96	Property		1	Burger King #12752 - Lafayette, LA	Louisiana	70507	Retail	Single Tenant	1999	NAP	2,850	SF
17.97	Property		1	Burger King #01537 - Lafayette, LA	Louisiana	70501	Retail	Single Tenant	1975	NAP	3,200	SF
17.98	Property		1	Burger King #11488 - Lafayette, LA	Louisiana	70506	Retail	Single Tenant	1998	NAP	3,358	SF
17.99	Property		1	Burger King #00501 - Lafayette, LA	Louisiana	70503	Retail	Single Tenant	1988	NAP	2,654	SF
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	Michigan	48226	Office	CBD	2003	2019-2020	1,356,325	SF	160.73
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	Indiana	46204	Hospitality	Full Service	1977	2020	499	Rooms	117,172.15
20	Loan	120	1	Deerbrook Medical Center	Texas	77338	Office	Medical	2008	2020, 2021	66,110	SF	249.39
21	Loan	8, 121, 122, 123	1	Platinum Tower	Georgia	30339	Office	Suburban	1987	NAP	312,591	SF	76.73
22	Loan	124, 125	1	Continental Shopping Plaza	Arizona	85622	Retail	Anchored	1980	NAP	155,549	SF	78.75
23	Loan	126	1	Holiday Inn Express Dripping Springs	Texas	78620	Hospitality	Limited Service	2017	NAP	84	Rooms	136,805.57

A-4

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
									1		2		2
1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	89,500,000	89,500,000	89,500,000	6.22650%	0.01501%	6.21149%	NAP	470,843.03	NAP	5,650,116.36	Interest Only
1.01	Property		1	2000 Commerce Center Drive	10,664,014	10,664,014	10,664,014
1.02	Property		1	1200 Northrop Road	7,900,868	7,900,868	7,900,868
1.03	Property		1	3400 Bagcraft Boulevard	7,231,669	7,231,669	7,231,669
1.04	Property		1	690 Unisia Drive	7,037,386	7,037,386	7,037,386
1.05	Property		1	800 Koomey Road	6,691,992	6,691,992	6,691,992
1.06	Property		1	3900 West 43rd Street	6,346,599	6,346,599	6,346,599
1.07	Property		1	540 West Nez Perce	5,914,857	5,914,857	5,914,857
1.08	Property		1	4255 Thunderbird Lane	5,763,748	5,763,748	5,763,748
1.09	Property		1	1001 North Madison Avenue	5,375,181	5,375,181	5,375,181
1.10	Property		1	17153 Industrial Highway	4,878,678	4,878,678	4,878,678
1.11	Property		1	999 North Madison Avenue	3,777,738	3,777,738	3,777,738
1.12	Property		1	407 Sangamore Road	3,669,802	3,669,802	3,669,802
1.13	Property		1	88 Nesbitt Drive	3,669,802	3,669,802	3,669,802
1.14	Property		1	310 Hartmann Drive	2,979,016	2,979,016	2,979,016
1.15	Property		1	101 Commerce Drive	2,957,429	2,957,429	2,957,429
1.16	Property		1	620 Hardin Street	2,633,623	2,633,623	2,633,623
1.17	Property		1	3100 East Richmond Street	2,007,597	2,007,597	2,007,597
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	86,000,000	86,000,000	86,000,000	7.04000%	0.01501%	7.02499%	NAP	511,540.74	NAP	6,138,488.88	Interest Only
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	85,000,000	85,000,000	85,000,000	5.73000%	0.01626%	5.71374%	NAP	411,512.15	NAP	4,938,145.80	Interest Only
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	64,400,000	64,400,000	64,400,000	5.94107142857143%	0.01501%	5.92606142857143%	NAP	323,265.80	NAP	3,879,189.60	Interest Only
5	Loan		3	Lake Zurich Retail Portfolio	52,500,000	52,500,000	52,500,000	7.07000%	0.01501%	7.05499%	NAP	313,608.51	NAP	3,763,302.12	Interest Only
5.01	Property		1	Village Square	23,200,000	23,200,000	23,200,000
5.02	Property		1	Deerpath Commons	15,800,000	15,800,000	15,800,000
5.03	Property		1	Deerpath Court	13,500,000	13,500,000	13,500,000
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	50,000,000	50,000,000	50,000,000	5.93500%	0.01501%	5.91999%	NAP	250,726.27	NAP	3,008,715.24	Interest Only
6.01	Property		1	8271 Anderson Court	5,365,720	5,365,720	5,365,720
6.02	Property		1	1313 & 1422 Campbell Street	4,852,839	4,852,839	4,852,839
6.03	Property		1	3310 Greensburg Road	4,418,837	4,418,837	4,418,837
6.04	Property		1	2495 Doctor F. E. Wright Drive	4,221,607	4,221,607	4,221,607
6.05	Property		1	700 Stephenson Highway	3,053,740	3,053,740	3,053,740
6.06	Property		1	7850 Haggerty Road	2,726,247	2,726,247	2,726,247
6.07	Property		1	4125 State Route 22	2,659,211	2,659,211	2,659,211
6.08	Property		1	4400 South 76th Circle	2,603,947	2,603,947	2,603,947
6.09	Property		1	8400 Green Meadows Drive	2,457,964	2,457,964	2,457,964
6.10	Property		1	1817 Masters Avenue	2,446,122	2,446,122	2,446,122
6.11	Property		1	8760 Mississippi Street	2,047,645	2,047,645	2,047,645
6.12	Property		1	35710 Mound Road	1,830,679	1,830,679	1,830,679
6.13	Property		1	819 North Jefferson Avenue	1,645,222	1,645,222	1,645,222
6.14	Property		1	2435 Prairie Road	1,558,449	1,558,449	1,558,449
6.15	Property		1	199 and 203 Finley Road	1,538,712	1,538,712	1,538,712
6.16	Property		1	50-100 Frontier Way	1,282,271	1,282,271	1,282,271
6.17	Property		1	11686 Upper River Road	1,223,061	1,223,061	1,223,061
6.18	Property		1	1175 Bowes Road	1,171,814	1,171,814	1,171,814
6.19	Property		1	3251 Gila Ridge Road	966,620	966,620	966,620
6.20	Property		1	2465 North 22nd Street	690,443	690,443	690,443
6.21	Property		1	104 South Scenic Highway	631,233	631,233	631,233
6.22	Property		1	3519 Wayland Drive	607,618	607,618	607,618
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	50,000,000	50,000,000	50,000,000	6.29800%	0.01501%	6.28299%	NAP	266,061.34	NAP	3,192,736.08	Interest Only
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	50,000,000	50,000,000	50,000,000	6.99000%	0.01501%	6.97499%	NAP	295,295.14	NAP	3,543,541.68	Interest Only
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	41,000,000	41,000,000	41,000,000	6.21425%	0.01901%	6.19524%	NAP	215,269.10	NAP	2,583,229.20	Interest Only
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	40,000,000	40,000,000	40,000,000	7.78750%	0.01626%	7.77124%	NAP	263,188.66	NAP	3,158,263.92	Interest Only
11	Loan	77, 78	1	Fashion Village at Boca Park	36,000,000	36,000,000	36,000,000	6.75850%	0.01501%	6.74349%	NAP	205,571.04	NAP	2,466,852.48	Interest Only
12	Loan	79, 80, 81	1	3300 75th Avenue	30,680,000	30,680,000	29,131,055	7.21000%	0.01501%	7.19499%	208,459.95	186,895.88	2,501,519.40	2,242,750.56	Interest Only, Amortizing Balloon
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	30,000,000	30,000,000	30,000,000	6.99105%	0.03026%	6.96079%	NAP	177,203.70	NAP	2,126,444.40	Interest Only
14	Loan	88, 89	1	Courtyard Marriott Goleta	28,000,000	28,000,000	28,000,000	6.71900%	0.01501%	6.70399%	NAP	158,954.12	NAP	1,907,449.44	Interest Only
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	26,480,000	26,480,000	26,480,000	6.98500%	0.01501%	6.96999%	NAP	156,276.44	NAP	1,875,317.28	Interest Only
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	25,000,000	25,000,000	25,000,000	5.84000%	0.01501%	5.82499%	NAP	123,356.48	NAP	1,480,277.76	Interest Only
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	25,000,000	24,845,383	11,606,283	6.91000%	0.01501%	6.89499%	223,451.03	NAP	2,681,412.36	NAP	Amortizing Balloon
17.01	Property		1	Burger King #04324 - Gulf Shores, AL	464,374	461,502	215,586
17.02	Property		1	Burger King #04581 - Foley, AL	457,118	454,291	212,218
17.03	Property		1	Burger King #02957 - Houma, LA	453,490	450,685	210,533
17.04	Property		1	Burger King #11942 - Gray, LA	438,978	436,263	203,796
17.05	Property		1	Burger King #03818 - Mobile, AL	420,839	418,236	195,375
17.06	Property		1	Burger King #05255 - Prichard, AL	402,699	400,208	186,954
17.07	Property		1	Burger King #12830 - Boutte, LA	399,071	396,603	185,269
17.08	Property		1	Burger King #03156 - Saraland, AL	388,187	385,786	180,216
17.09	Property		1	Burger King #11614 - Harvey, LA	377,304	374,970	175,164
17.10	Property		1	Burger King #04130 - Vicksburg, MS	373,676	371,365	173,480
17.11	Property		1	Burger King #09004 - Diamondhead, MS	373,676	371,365	173,480
17.12	Property		1	Burger King #09708 - Natchez, MS	366,420	364,154	170,111
17.13	Property		1	Burger King #09270 - Robertsdale, AL	362,792	360,548	168,427
17.14	Property		1	Burger King #02643 - Gladstone, MO	348,280	346,126	161,690
17.15	Property		1	Burger King #01207 - West Monroe, LA	341,025	338,915	158,321
17.16	Property		1	Burger King #12007 - Denham Springs, LA	337,397	335,310	156,637
17.17	Property		1	Burger King #06129 - Mobile, AL	333,769	331,705	154,953
17.18	Property		1	Burger King #06788 - Zachary, LA	333,769	331,705	154,953
17.19	Property		1	Burger King #10802 - Westwego, LA	333,769	331,705	154,953
17.20	Property		1	Burger King #09788 - Walker, LA	330,141	328,099	153,268
17.21	Property		1	Burger King #09838 - Fairhope, AL	326,513	324,493	151,584
17.22	Property		1	Burger King #01198 - Mobile, AL	319,257	317,283	148,216
17.23	Property		1	Burger King #10764 - Morgan City, LA	319,257	317,283	148,216
17.24	Property		1	Burger King #01465 - Laurel, MS	315,629	313,677	146,531
17.25	Property		1	Burger King #07930 - Long Beach, MS	315,629	313,677	146,531
17.26	Property		1	Burger King #05029 - Pineville, LA	312,001	310,071	144,847
17.27	Property		1	Burger King #12633 - Port Allen, LA	312,001	310,071	144,847
17.28	Property		1	Burger King #01437 - Monroe, LA	308,373	306,466	143,163
17.29	Property		1	Burger King #01439 - Slidell, LA	308,373	306,466	143,163
17.30	Property		1	Burger King #07467 - Ruston, LA	308,373	306,466	143,163

A-5

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
17.31	Property		1	Burger King #12895 - Delhi, LA	308,373	306,465	143,162
17.32	Property		1	Burger King #04914 - Pensacola, FL	301,117	299,255	139,794
17.33	Property		1	Burger King #01425 - New Iberia, LA	290,233	288,438	134,741
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL	286,606	284,833	133,057
17.35	Property		1	Burger King #06149 - New Iberia, LA	275,722	274,017	128,004
17.36	Property		1	Burger King #06676 - Jackson, MS	275,722	274,017	128,004
17.37	Property		1	Burger King #06783 - Baton Rouge, LA	275,722	274,017	128,004
17.38	Property		1	Burger King #10763 - Hammond, LA	275,722	274,017	128,004
17.39	Property		1	Burger King #01489 - Mobile, AL	264,838	263,200	122,951
17.40	Property		1	Burger King #12661 - Baton Rouge, LA	264,838	263,200	122,951
17.41	Property		1	Burger King #10762 - Geismar, LA	261,210	259,595	121,267
17.42	Property		1	Burger King #06906 - Warrensburg, MO	261,210	259,595	121,267
17.43	Property		1	Burger King #09686 - Thomasville, AL	257,583	255,989	119,583
17.44	Property		1	Burger King #10572 - Eunice, LA	257,583	255,989	119,583
17.45	Property		1	Burger King #12329 - Rayne, LA	257,583	255,989	119,583
17.46	Property		1	Burger King #13080 - Slidell, LA	257,583	255,989	119,583
17.47	Property		1	Burger King #02483 - Mobile, AL	253,954	252,384	117,899
17.48	Property		1	Burger King #09026 - Laurel, MS	253,954	252,384	117,899
17.49	Property		1	Burger King #11544 - Westlake, LA	253,954	252,384	117,899
17.50	Property		1	Burger King #03623 - Covington, LA	246,699	245,173	114,530
17.51	Property		1	Burger King #11715 - Ville Platte, LA	246,699	245,173	114,530
17.52	Property		1	Burger King #12313 - Roeland Park, KS	246,699	245,173	114,530
17.53	Property		1	Burger King #06674 - Slidell, LA	243,071	241,567	112,846
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA	243,071	241,567	112,846
17.55	Property		1	Burger King #01428 - Sulphur, LA	239,443	237,962	111,162
17.56	Property		1	Burger King #05981 - Meridian, MS	232,187	230,751	107,793
17.57	Property		1	Burger King #08645 - Pace, FL	232,187	230,751	107,793
17.58	Property		1	Burger King #09213 - Pensacola, FL	232,187	230,751	107,793
17.59	Property		1	Burger King #03585 - Daphne, AL	224,931	223,540	104,425
17.60	Property		1	Burger King #12322 - Oakdale, LA	224,931	223,540	104,425
17.61	Property		1	Burger King #04330 - Kansas City, MO	224,931	223,540	104,425
17.62	Property		1	Burger King #02831 - Olathe, KS	224,931	223,540	104,425
17.63	Property		1	Burger King #06916 - Kenner, LA	221,303	219,935	102,740
17.64	Property		1	Burger King #09115 - Meridian, MS	221,303	219,935	102,740
17.65	Property		1	Burger King #11694 - DeQuincy, LA	221,303	219,935	102,740
17.66	Property		1	Burger King #00373 - Mobile, AL	217,675	216,329	101,056
17.67	Property		1	Burger King #01617 - Lake Charles, LA	214,047	212,723	99,372
17.68	Property		1	Burger King #01917 - Vidalia, LA	214,047	212,723	99,372
17.69	Property		1	Burger King #12264 - Mission, KS	210,419	209,118	97,687
17.70	Property		1	Burger King #09804 - Gonzales, LA	206,792	205,513	96,003
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL	206,792	205,513	96,003
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL	199,536	198,302	92,635
17.73	Property		1	Burger King #00144 - Baton Rouge, LA	195,908	194,697	90,951
17.74	Property		1	Burger King #06488 - Mobile, AL	195,908	194,696	90,950
17.75	Property		1	Burger King #12597 - Lake Charles, LA	195,908	194,696	90,950
17.76	Property		1	Burger King #00211 - Baton Rouge, LA	188,652	187,485	87,582
17.77	Property		1	Burger King #01337 - Metairie, LA	188,652	187,485	87,582
17.78	Property		1	Burger King #04016 - Mobile, AL	185,024	183,880	85,898
17.79	Property		1	Burger King #10607 - Houma, LA	177,768	176,668	82,529
17.80	Property		1	Burger King #10800 - Livingston, AL	177,768	176,668	82,529
17.81	Property		1	Burger King #09958 - Grove Hill, AL	174,140	173,063	80,845
17.82	Property		1	Burger King #12820 - Iowa, LA	174,140	173,063	80,845
17.83	Property		1	Burger King #01149 - Baton Rouge, LA	170,512	169,458	79,161
17.84	Property		1	Burger King #06325 - Baton Rouge, LA	159,628	158,641	74,108
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL	152,373	151,430	70,739
17.86	Property		1	Burger King #11979 - Monroe, LA	152,373	151,430	70,739
17.87	Property		1	Burger King #13081 - New Iberia, LA	152,373	151,430	70,739
17.88	Property		1	Burger King #03685 - Kansas City, MO	152,373	151,430	70,739
17.89	Property		1	Burger King #06105 - Northport, AL	148,745	147,825	69,055
17.90	Property		1	Burger King #12919 - Covington, LA	145,117	144,219	67,371
17.91	Property		1	Burger King #09853 - Franklin, LA	141,489	140,614	65,686
17.92	Property		1	Burger King #12660 - Vinton, LA	141,489	140,614	65,686
17.93	Property		1	Burger King #00360 - New Orleans, LA	126,977	126,192	58,949
17.94	Property		1	Burger King #12753 - Slidell, LA	108,838	108,165	50,528
17.95	Property		1	Burger King #01315 - Alexandria, LA	94,326	93,743	43,791
17.96	Property		1	Burger King #12752 - Lafayette, LA	65,302	64,898	30,317
17.97	Property		1	Burger King #01537 - Lafayette, LA	61,675	61,293	28,632
17.98	Property		1	Burger King #11488 - Lafayette, LA	61,675	61,293	28,632
17.99	Property		1	Burger King #00501 - Lafayette, LA	0	0	0
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	23,300,000	23,300,000	23,300,000	6.02000%	0.06376%	5.95624%	NAP	118,511.78	NAP	1,422,141.36	Interest Only
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	18,600,000	18,558,389	16,260,635	7.08000%	0.01501%	7.06499%	124,747.21	NAP	1,496,966.52	NAP	Amortizing Balloon
20	Loan	120	1	Deerbrook Medical Center	16,500,000	16,487,281	14,510,947	7.31000%	0.01501%	7.29499%	113,231.36	NAP	1,358,776.32	NAP	Amortizing Balloon
21	Loan	8, 121, 122, 123	1	Platinum Tower	15,000,000	14,990,542	14,413,378	8.30500%	0.04501%	8.25999%	113,270.50	NAP	1,359,246.00	NAP	Amortizing Balloon
22	Loan	124, 125	1	Continental Shopping Plaza	12,250,000	12,250,000	12,250,000	6.19000%	0.01501%	6.17499%	NAP	64,067.22	NAP	768,806.64	Interest Only
23	Loan	126	1	Holiday Inn Express Dripping Springs	11,500,000	11,491,668	10,193,316	7.62000%	0.01501%	7.60499%	81,356.73	NAP	976,280.76	NAP	Amortizing Balloon

A-6

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	No	Actual/360	120	119	120	119	0	0	5/19/2023	1	6	7/6/2023	NAP
1.01	Property		1	2000 Commerce Center Drive
1.02	Property		1	1200 Northrop Road
1.03	Property		1	3400 Bagcraft Boulevard
1.04	Property		1	690 Unisia Drive
1.05	Property		1	800 Koomey Road
1.06	Property		1	3900 West 43rd Street
1.07	Property		1	540 West Nez Perce
1.08	Property		1	4255 Thunderbird Lane
1.09	Property		1	1001 North Madison Avenue
1.10	Property		1	17153 Industrial Highway
1.11	Property		1	999 North Madison Avenue
1.12	Property		1	407 Sangamore Road
1.13	Property		1	88 Nesbitt Drive
1.14	Property		1	310 Hartmann Drive
1.15	Property		1	101 Commerce Drive
1.16	Property		1	620 Hardin Street
1.17	Property		1	3100 East Richmond Street
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	No	Actual/360	120	119	120	119	0	0	5/24/2023	1	6	7/6/2023	NAP
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	No	Actual/360	120	119	120	119	0	0	5/25/2023	1	1	7/1/2023	NAP
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	No	Actual/360	120	115	120	115	0	0	1/11/2023	5	6	3/6/2023	NAP
5	Loan		3	Lake Zurich Retail Portfolio	No	Actual/360	120	118	120	118	0	0	4/25/2023	2	6	6/6/2023	NAP
5.01	Property		1	Village Square
5.02	Property		1	Deerpath Commons
5.03	Property		1	Deerpath Court
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	No	Actual/360	120	120	120	120	0	0	6/14/2023	0	6	8/6/2023	NAP
6.01	Property		1	8271 Anderson Court
6.02	Property		1	1313 & 1422 Campbell Street
6.03	Property		1	3310 Greensburg Road
6.04	Property		1	2495 Doctor F. E. Wright Drive
6.05	Property		1	700 Stephenson Highway
6.06	Property		1	7850 Haggerty Road
6.07	Property		1	4125 State Route 22
6.08	Property		1	4400 South 76th Circle
6.09	Property		1	8400 Green Meadows Drive
6.10	Property		1	1817 Masters Avenue
6.11	Property		1	8760 Mississippi Street
6.12	Property		1	35710 Mound Road
6.13	Property		1	819 North Jefferson Avenue
6.14	Property		1	2435 Prairie Road
6.15	Property		1	199 and 203 Finley Road
6.16	Property		1	50-100 Frontier Way
6.17	Property		1	11686 Upper River Road
6.18	Property		1	1175 Bowes Road
6.19	Property		1	3251 Gila Ridge Road
6.20	Property		1	2465 North 22nd Street
6.21	Property		1	104 South Scenic Highway
6.22	Property		1	3519 Wayland Drive
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	No	Actual/360	60	60	60	60	0	0	6/7/2023	0	6	8/6/2023	NAP
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	No	Actual/360	120	119	120	119	0	0	5/11/2023	1	1	7/1/2023	NAP
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	No	Actual/360	60	56	60	56	0	0	3/3/2023	4	6	4/6/2023	NAP
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	No	Actual/360	60	59	60	59	0	0	6/1/2023	1	6	7/6/2023	NAP
11	Loan	77, 78	1	Fashion Village at Boca Park	No	Actual/360	120	119	120	119	0	0	6/2/2023	1	6	7/6/2023	NAP
12	Loan	79, 80, 81	1	3300 75th Avenue	No	Actual/360	60	59	120	119	360	360	5/25/2023	1	1	7/1/2023	7/1/2028
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	No	Actual/360	60	59	60	59	0	0	6/6/2023	1	6	7/6/2023	NAP
14	Loan	88, 89	1	Courtyard Marriott Goleta	No	Actual/360	120	120	120	120	0	0	6/12/2023	0	6	8/6/2023	NAP
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	No	Actual/360	120	119	120	119	0	0	6/1/2023	1	6	7/6/2023	NAP
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	No	Actual/360	60	57	60	57	0	0	4/4/2023	3	6	5/6/2023	NAP
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	No	Actual/360	0	0	120	118	180	178	5/2/2023	2	6	6/6/2023	6/6/2023
17.01	Property		1	Burger King #04324 - Gulf Shores, AL
17.02	Property		1	Burger King #04581 - Foley, AL
17.03	Property		1	Burger King #02957 - Houma, LA
17.04	Property		1	Burger King #11942 - Gray, LA
17.05	Property		1	Burger King #03818 - Mobile, AL
17.06	Property		1	Burger King #05255 - Prichard, AL
17.07	Property		1	Burger King #12830 - Boutte, LA
17.08	Property		1	Burger King #03156 - Saraland, AL
17.09	Property		1	Burger King #11614 - Harvey, LA
17.10	Property		1	Burger King #04130 - Vicksburg, MS
17.11	Property		1	Burger King #09004 - Diamondhead, MS
17.12	Property		1	Burger King #09708 - Natchez, MS
17.13	Property		1	Burger King #09270 - Robertsdale, AL
17.14	Property		1	Burger King #02643 - Gladstone, MO
17.15	Property		1	Burger King #01207 - West Monroe, LA
17.16	Property		1	Burger King #12007 - Denham Springs, LA
17.17	Property		1	Burger King #06129 - Mobile, AL
17.18	Property		1	Burger King #06788 - Zachary, LA
17.19	Property		1	Burger King #10802 - Westwego, LA
17.20	Property		1	Burger King #09788 - Walker, LA
17.21	Property		1	Burger King #09838 - Fairhope, AL
17.22	Property		1	Burger King #01198 - Mobile, AL
17.23	Property		1	Burger King #10764 - Morgan City, LA
17.24	Property		1	Burger King #01465 - Laurel, MS
17.25	Property		1	Burger King #07930 - Long Beach, MS
17.26	Property		1	Burger King #05029 - Pineville, LA
17.27	Property		1	Burger King #12633 - Port Allen, LA
17.28	Property		1	Burger King #01437 - Monroe, LA
17.29	Property		1	Burger King #01439 - Slidell, LA
17.30	Property		1	Burger King #07467 - Ruston, LA

A-7

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date
17.31	Property		1	Burger King #12895 - Delhi, LA
17.32	Property		1	Burger King #04914 - Pensacola, FL
17.33	Property		1	Burger King #01425 - New Iberia, LA
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL
17.35	Property		1	Burger King #06149 - New Iberia, LA
17.36	Property		1	Burger King #06676 - Jackson, MS
17.37	Property		1	Burger King #06783 - Baton Rouge, LA
17.38	Property		1	Burger King #10763 - Hammond, LA
17.39	Property		1	Burger King #01489 - Mobile, AL
17.40	Property		1	Burger King #12661 - Baton Rouge, LA
17.41	Property		1	Burger King #10762 - Geismar, LA
17.42	Property		1	Burger King #06906 - Warrensburg, MO
17.43	Property		1	Burger King #09686 - Thomasville, AL
17.44	Property		1	Burger King #10572 - Eunice, LA
17.45	Property		1	Burger King #12329 - Rayne, LA
17.46	Property		1	Burger King #13080 - Slidell, LA
17.47	Property		1	Burger King #02483 - Mobile, AL
17.48	Property		1	Burger King #09026 - Laurel, MS
17.49	Property		1	Burger King #11544 - Westlake, LA
17.50	Property		1	Burger King #03623 - Covington, LA
17.51	Property		1	Burger King #11715 - Ville Platte, LA
17.52	Property		1	Burger King #12313 - Roeland Park, KS
17.53	Property		1	Burger King #06674 - Slidell, LA
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA
17.55	Property		1	Burger King #01428 - Sulphur, LA
17.56	Property		1	Burger King #05981 - Meridian, MS
17.57	Property		1	Burger King #08645 - Pace, FL
17.58	Property		1	Burger King #09213 - Pensacola, FL
17.59	Property		1	Burger King #03585 - Daphne, AL
17.60	Property		1	Burger King #12322 - Oakdale, LA
17.61	Property		1	Burger King #04330 - Kansas City, MO
17.62	Property		1	Burger King #02831 - Olathe, KS
17.63	Property		1	Burger King #06916 - Kenner, LA
17.64	Property		1	Burger King #09115 - Meridian, MS
17.65	Property		1	Burger King #11694 - DeQuincy, LA
17.66	Property		1	Burger King #00373 - Mobile, AL
17.67	Property		1	Burger King #01617 - Lake Charles, LA
17.68	Property		1	Burger King #01917 - Vidalia, LA
17.69	Property		1	Burger King #12264 - Mission, KS
17.70	Property		1	Burger King #09804 - Gonzales, LA
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL
17.73	Property		1	Burger King #00144 - Baton Rouge, LA
17.74	Property		1	Burger King #06488 - Mobile, AL
17.75	Property		1	Burger King #12597 - Lake Charles, LA
17.76	Property		1	Burger King #00211 - Baton Rouge, LA
17.77	Property		1	Burger King #01337 - Metairie, LA
17.78	Property		1	Burger King #04016 - Mobile, AL
17.79	Property		1	Burger King #10607 - Houma, LA
17.80	Property		1	Burger King #10800 - Livingston, AL
17.81	Property		1	Burger King #09958 - Grove Hill, AL
17.82	Property		1	Burger King #12820 - Iowa, LA
17.83	Property		1	Burger King #01149 - Baton Rouge, LA
17.84	Property		1	Burger King #06325 - Baton Rouge, LA
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL
17.86	Property		1	Burger King #11979 - Monroe, LA
17.87	Property		1	Burger King #13081 - New Iberia, LA
17.88	Property		1	Burger King #03685 - Kansas City, MO
17.89	Property		1	Burger King #06105 - Northport, AL
17.90	Property		1	Burger King #12919 - Covington, LA
17.91	Property		1	Burger King #09853 - Franklin, LA
17.92	Property		1	Burger King #12660 - Vinton, LA
17.93	Property		1	Burger King #00360 - New Orleans, LA
17.94	Property		1	Burger King #12753 - Slidell, LA
17.95	Property		1	Burger King #01315 - Alexandria, LA
17.96	Property		1	Burger King #12752 - Lafayette, LA
17.97	Property		1	Burger King #01537 - Lafayette, LA
17.98	Property		1	Burger King #11488 - Lafayette, LA
17.99	Property		1	Burger King #00501 - Lafayette, LA
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	No	Actual/360	120	108	120	108	0	0	6/28/2022	12	1	8/1/2022	NAP
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	No	Actual/360	0	0	120	117	360	357	4/5/2023	3	6	5/6/2023	5/6/2023
20	Loan	120	1	Deerbrook Medical Center	No	Actual/360	0	0	120	119	360	359	6/2/2023	1	6	7/6/2023	7/6/2023
21	Loan	8, 121, 122, 123	1	Platinum Tower	No	Actual/360	0	0	60	59	360	359	5/26/2023	1	1	7/1/2023	7/1/2023
22	Loan	124, 125	1	Continental Shopping Plaza	No	Actual/360	120	118	120	118	0	0	4/28/2023	2	6	6/6/2023	NAP
23	Loan	126	1	Holiday Inn Express Dripping Springs	No	Actual/360	0	0	120	119	360	359	6/6/2023	1	6	7/6/2023	7/6/2023

A-8

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
									3
1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	6/6/2033	NAP	0	0	L(23),YM1(2),DorYM1(88),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
1.01	Property		1	2000 Commerce Center Drive						NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	1200 Northrop Road						NAV	NAV	NAV	NAV	NAV	NAV
1.03	Property		1	3400 Bagcraft Boulevard						NAV	NAV	NAV	NAV	NAV	NAV
1.04	Property		1	690 Unisia Drive						NAV	NAV	NAV	NAV	NAV	NAV
1.05	Property		1	800 Koomey Road						NAV	NAV	NAV	NAV	NAV	NAV
1.06	Property		1	3900 West 43rd Street						NAV	NAV	NAV	NAV	NAV	NAV
1.07	Property		1	540 West Nez Perce						NAV	NAV	NAV	NAV	NAV	NAV
1.08	Property		1	4255 Thunderbird Lane						NAV	NAV	NAV	NAV	NAV	NAV
1.09	Property		1	1001 North Madison Avenue						NAV	NAV	NAV	NAV	NAV	NAV
1.10	Property		1	17153 Industrial Highway						NAV	NAV	NAV	NAV	NAV	NAV
1.11	Property		1	999 North Madison Avenue						NAV	NAV	NAV	NAV	NAV	NAV
1.12	Property		1	407 Sangamore Road						NAV	NAV	NAV	NAV	NAV	NAV
1.13	Property		1	88 Nesbitt Drive						NAV	NAV	NAV	NAV	NAV	NAV
1.14	Property		1	310 Hartmann Drive						NAV	NAV	NAV	NAV	NAV	NAV
1.15	Property		1	101 Commerce Drive						NAV	NAV	NAV	NAV	NAV	NAV
1.16	Property		1	620 Hardin Street						NAV	NAV	NAV	NAV	NAV	NAV
1.17	Property		1	3100 East Richmond Street						NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	6/6/2033	NAP	5	0	L(25),D(88),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	6/1/2033	NAP	0	0	L(25),D(89),O(6)	100,144,513	19,298,501	80,846,012	12/31/2022	T-12	97,018,960
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	2/6/2033	NAP	0	0	L(29),D(84),O(7)	40,094,569	13,349,509	26,745,060	9/30/2022	T-12	38,026,102
5	Loan		3	Lake Zurich Retail Portfolio	5/6/2033	NAP	0	0	L(26),D(91),O(3)	7,676,028	2,544,526	5,131,502	12/31/2022	T-12	7,766,388
5.01	Property		1	Village Square						3,551,467	1,027,429	2,524,038	12/31/2022	T-12	3,808,073
5.02	Property		1	Deerpath Commons						2,159,808	807,696	1,352,112	12/31/2022	T-12	2,010,751
5.03	Property		1	Deerpath Court						1,964,753	709,400	1,255,353	12/31/2022	T-12	1,947,564
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	7/6/2033	NAP	0	0	L(24),D(89),O(7)	8,773,088	470,795	8,302,293	3/31/2023	T-12	8,754,035
6.01	Property		1	8271 Anderson Court						NAV	NAV	NAV	NAV	NAV	NAV
6.02	Property		1	1313 & 1422 Campbell Street						NAV	NAV	NAV	NAV	NAV	NAV
6.03	Property		1	3310 Greensburg Road						NAV	NAV	NAV	NAV	NAV	NAV
6.04	Property		1	2495 Doctor F. E. Wright Drive						NAV	NAV	NAV	NAV	NAV	NAV
6.05	Property		1	700 Stephenson Highway						NAV	NAV	NAV	NAV	NAV	NAV
6.06	Property		1	7850 Haggerty Road						NAV	NAV	NAV	NAV	NAV	NAV
6.07	Property		1	4125 State Route 22						NAV	NAV	NAV	NAV	NAV	NAV
6.08	Property		1	4400 South 76th Circle						NAV	NAV	NAV	NAV	NAV	NAV
6.09	Property		1	8400 Green Meadows Drive						NAV	NAV	NAV	NAV	NAV	NAV
6.10	Property		1	1817 Masters Avenue						NAV	NAV	NAV	NAV	NAV	NAV
6.11	Property		1	8760 Mississippi Street						NAV	NAV	NAV	NAV	NAV	NAV
6.12	Property		1	35710 Mound Road						NAV	NAV	NAV	NAV	NAV	NAV
6.13	Property		1	819 North Jefferson Avenue						NAV	NAV	NAV	NAV	NAV	NAV
6.14	Property		1	2435 Prairie Road						NAV	NAV	NAV	NAV	NAV	NAV
6.15	Property		1	199 and 203 Finley Road						NAV	NAV	NAV	NAV	NAV	NAV
6.16	Property		1	50-100 Frontier Way						NAV	NAV	NAV	NAV	NAV	NAV
6.17	Property		1	11686 Upper River Road						NAV	NAV	NAV	NAV	NAV	NAV
6.18	Property		1	1175 Bowes Road						NAV	NAV	NAV	NAV	NAV	NAV
6.19	Property		1	3251 Gila Ridge Road						NAV	NAV	NAV	NAV	NAV	NAV
6.20	Property		1	2465 North 22nd Street						NAV	NAV	NAV	NAV	NAV	NAV
6.21	Property		1	104 South Scenic Highway						NAV	NAV	NAV	NAV	NAV	NAV
6.22	Property		1	3519 Wayland Drive						NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	7/6/2028	NAP	0	0	L(24),DorYM1(29),O(7)	99,991,917	36,977,577	63,014,340	3/31/2023	T-12	98,973,331
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	6/1/2033	NAP	0	0	L(24),YM1(1),DorYM1(88),O(7)	65,813,641	38,839,826	26,973,815	3/31/2023	T-12	63,226,557
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	3/6/2028	NAP	5	0	L(28),DorYM1(25),O(7)	97,949,617	17,988,634	79,960,983	12/31/2022	T-12	85,107,087
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	6/6/2028	NAP	0	0	L(24),YM1(29),O(7)	48,803,159	23,821,189	24,981,970	4/30/2023	T-12	50,751,623
11	Loan	77, 78	1	Fashion Village at Boca Park	6/6/2033	NAP	0	0	L(25),D(90),O(5)	5,139,303	1,582,818	3,556,485	2/28/2023	T-12	5,009,980
12	Loan	79, 80, 81	1	3300 75th Avenue	6/1/2033	NAP	0	0	L(24),YM1(89),O(7)	5,785,418	1,599,381	4,186,037	12/31/2022	T-12	5,754,745
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	6/6/2028	NAP	0	0	L(25),DorYM1(28),O(7)	74,433,533	21,918,960	52,514,573	3/31/2023	T-12	77,267,235
14	Loan	88, 89	1	Courtyard Marriott Goleta	7/6/2033	NAP	0	0	L(11),YM1(13),DorYM1(89),O(7)	11,052,781	6,019,682	5,033,099	2/28/2023	T-12	10,879,495
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	6/6/2033	NAP	0	0	L(25),DorYM1(88),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	4/6/2028	NAP	0	0	L(27),D(26),O(7)	49,314,096	17,827,217	31,486,880	12/31/2022	T-12	47,450,874
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	5/6/2033	NAP	0	0	L(26),YM1(87),O(7)	11,724,095	1,089,736	10,634,359	2/28/2023	T-12	11,691,244
17.01	Property		1	Burger King #04324 - Gulf Shores, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.02	Property		1	Burger King #04581 - Foley, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.03	Property		1	Burger King #02957 - Houma, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.04	Property		1	Burger King #11942 - Gray, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.05	Property		1	Burger King #03818 - Mobile, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.06	Property		1	Burger King #05255 - Prichard, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.07	Property		1	Burger King #12830 - Boutte, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.08	Property		1	Burger King #03156 - Saraland, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.09	Property		1	Burger King #11614 - Harvey, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.10	Property		1	Burger King #04130 - Vicksburg, MS						NAV	NAV	NAV	NAV	NAV	NAV
17.11	Property		1	Burger King #09004 - Diamondhead, MS						NAV	NAV	NAV	NAV	NAV	NAV
17.12	Property		1	Burger King #09708 - Natchez, MS						NAV	NAV	NAV	NAV	NAV	NAV
17.13	Property		1	Burger King #09270 - Robertsdale, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.14	Property		1	Burger King #02643 - Gladstone, MO						NAV	NAV	NAV	NAV	NAV	NAV
17.15	Property		1	Burger King #01207 - West Monroe, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.16	Property		1	Burger King #12007 - Denham Springs, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.17	Property		1	Burger King #06129 - Mobile, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.18	Property		1	Burger King #06788 - Zachary, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.19	Property		1	Burger King #10802 - Westwego, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.20	Property		1	Burger King #09788 - Walker, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.21	Property		1	Burger King #09838 - Fairhope, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.22	Property		1	Burger King #01198 - Mobile, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.23	Property		1	Burger King #10764 - Morgan City, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.24	Property		1	Burger King #01465 - Laurel, MS						NAV	NAV	NAV	NAV	NAV	NAV
17.25	Property		1	Burger King #07930 - Long Beach, MS						NAV	NAV	NAV	NAV	NAV	NAV
17.26	Property		1	Burger King #05029 - Pineville, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.27	Property		1	Burger King #12633 - Port Allen, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.28	Property		1	Burger King #01437 - Monroe, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.29	Property		1	Burger King #01439 - Slidell, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.30	Property		1	Burger King #07467 - Ruston, LA						NAV	NAV	NAV	NAV	NAV	NAV

A-9

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
17.31	Property		1	Burger King #12895 - Delhi, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.32	Property		1	Burger King #04914 - Pensacola, FL						NAV	NAV	NAV	NAV	NAV	NAV
17.33	Property		1	Burger King #01425 - New Iberia, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.35	Property		1	Burger King #06149 - New Iberia, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.36	Property		1	Burger King #06676 - Jackson, MS						NAV	NAV	NAV	NAV	NAV	NAV
17.37	Property		1	Burger King #06783 - Baton Rouge, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.38	Property		1	Burger King #10763 - Hammond, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.39	Property		1	Burger King #01489 - Mobile, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.40	Property		1	Burger King #12661 - Baton Rouge, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.41	Property		1	Burger King #10762 - Geismar, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.42	Property		1	Burger King #06906 - Warrensburg, MO						NAV	NAV	NAV	NAV	NAV	NAV
17.43	Property		1	Burger King #09686 - Thomasville, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.44	Property		1	Burger King #10572 - Eunice, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.45	Property		1	Burger King #12329 - Rayne, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.46	Property		1	Burger King #13080 - Slidell, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.47	Property		1	Burger King #02483 - Mobile, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.48	Property		1	Burger King #09026 - Laurel, MS						NAV	NAV	NAV	NAV	NAV	NAV
17.49	Property		1	Burger King #11544 - Westlake, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.50	Property		1	Burger King #03623 - Covington, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.51	Property		1	Burger King #11715 - Ville Platte, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.52	Property		1	Burger King #12313 - Roeland Park, KS						NAV	NAV	NAV	NAV	NAV	NAV
17.53	Property		1	Burger King #06674 - Slidell, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.55	Property		1	Burger King #01428 - Sulphur, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.56	Property		1	Burger King #05981 - Meridian, MS						NAV	NAV	NAV	NAV	NAV	NAV
17.57	Property		1	Burger King #08645 - Pace, FL						NAV	NAV	NAV	NAV	NAV	NAV
17.58	Property		1	Burger King #09213 - Pensacola, FL						NAV	NAV	NAV	NAV	NAV	NAV
17.59	Property		1	Burger King #03585 - Daphne, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.60	Property		1	Burger King #12322 - Oakdale, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.61	Property		1	Burger King #04330 - Kansas City, MO						NAV	NAV	NAV	NAV	NAV	NAV
17.62	Property		1	Burger King #02831 - Olathe, KS						NAV	NAV	NAV	NAV	NAV	NAV
17.63	Property		1	Burger King #06916 - Kenner, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.64	Property		1	Burger King #09115 - Meridian, MS						NAV	NAV	NAV	NAV	NAV	NAV
17.65	Property		1	Burger King #11694 - DeQuincy, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.66	Property		1	Burger King #00373 - Mobile, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.67	Property		1	Burger King #01617 - Lake Charles, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.68	Property		1	Burger King #01917 - Vidalia, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.69	Property		1	Burger King #12264 - Mission, KS						NAV	NAV	NAV	NAV	NAV	NAV
17.70	Property		1	Burger King #09804 - Gonzales, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL						NAV	NAV	NAV	NAV	NAV	NAV
17.73	Property		1	Burger King #00144 - Baton Rouge, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.74	Property		1	Burger King #06488 - Mobile, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.75	Property		1	Burger King #12597 - Lake Charles, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.76	Property		1	Burger King #00211 - Baton Rouge, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.77	Property		1	Burger King #01337 - Metairie, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.78	Property		1	Burger King #04016 - Mobile, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.79	Property		1	Burger King #10607 - Houma, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.80	Property		1	Burger King #10800 - Livingston, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.81	Property		1	Burger King #09958 - Grove Hill, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.82	Property		1	Burger King #12820 - Iowa, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.83	Property		1	Burger King #01149 - Baton Rouge, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.84	Property		1	Burger King #06325 - Baton Rouge, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.86	Property		1	Burger King #11979 - Monroe, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.87	Property		1	Burger King #13081 - New Iberia, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.88	Property		1	Burger King #03685 - Kansas City, MO						NAV	NAV	NAV	NAV	NAV	NAV
17.89	Property		1	Burger King #06105 - Northport, AL						NAV	NAV	NAV	NAV	NAV	NAV
17.90	Property		1	Burger King #12919 - Covington, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.91	Property		1	Burger King #09853 - Franklin, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.92	Property		1	Burger King #12660 - Vinton, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.93	Property		1	Burger King #00360 - New Orleans, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.94	Property		1	Burger King #12753 - Slidell, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.95	Property		1	Burger King #01315 - Alexandria, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.96	Property		1	Burger King #12752 - Lafayette, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.97	Property		1	Burger King #01537 - Lafayette, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.98	Property		1	Burger King #11488 - Lafayette, LA						NAV	NAV	NAV	NAV	NAV	NAV
17.99	Property		1	Burger King #00501 - Lafayette, LA						NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	7/1/2032	NAP	0	0	L(36),D(80),O(4)	49,845,174	21,445,511	28,399,663	11/30/2022	T-12	44,198,961
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	4/6/2033	NAP	0	0	L(27),D(89),O(4)	32,008,192	22,922,437	9,085,755	2/28/2023	T-12	31,512,414
20	Loan	120	1	Deerbrook Medical Center	6/6/2033	NAP	0	0	L(25),D(91),O(4)	3,441,288	986,127	2,455,161	2/28/2023	T-12	3,447,166
21	Loan	8, 121, 122, 123	1	Platinum Tower	6/1/2028	NAP	0	5 (Once per trailing 12-month period)	L(25),YM1(31),O(4)	7,222,152	2,770,377	4,451,775	4/30/2023	T-12	6,978,331
22	Loan	124, 125	1	Continental Shopping Plaza	5/6/2033	NAP	0	0	L(26),D(89),O(5)	3,057,170	1,235,211	1,821,959	2/28/2023	T-12	2,956,059
23	Loan	126	1	Holiday Inn Express Dripping Springs	6/6/2033	NAP	0	0	L(25),D(91),O(4)	3,599,180	1,906,636	1,692,545	2/28/2023	T-12	3,601,026

A-10

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	15,224,795	456,744
1.01	Property		1	2000 Commerce Center Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	1200 Northrop Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.03	Property		1	3400 Bagcraft Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.04	Property		1	690 Unisia Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.05	Property		1	800 Koomey Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.06	Property		1	3900 West 43rd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.07	Property		1	540 West Nez Perce	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.08	Property		1	4255 Thunderbird Lane	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.09	Property		1	1001 North Madison Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.10	Property		1	17153 Industrial Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.11	Property		1	999 North Madison Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.12	Property		1	407 Sangamore Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.13	Property		1	88 Nesbitt Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.14	Property		1	310 Hartmann Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.15	Property		1	101 Commerce Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.16	Property		1	620 Hardin Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.17	Property		1	3100 East Richmond Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	28,021,697	4,631,757
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	17,953,015	79,065,945	12/31/2021	T-12	89,629,550	16,856,897	72,772,653	12/31/2020	T-12	89.9%	103,974,716	19,972,427
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	12,241,303	25,784,799	12/31/2021	T-12	32,245,576	11,178,233	21,067,343	12/31/2020	T-12	82.6%	46,802,895	13,021,016
5	Loan		3	Lake Zurich Retail Portfolio	2,488,900	5,277,488	12/31/2021	T-12	7,361,427	2,427,174	4,934,253	12/31/2020	T-12	95.0%	8,096,593	2,590,208
5.01	Property		1	Village Square	999,331	2,808,742	12/31/2021	T-12	3,330,624	973,153	2,357,471	12/31/2020	T-12	95.1%	3,707,617	1,056,031
5.02	Property		1	Deerpath Commons	790,588	1,220,163	12/31/2021	T-12	2,125,005	764,928	1,360,078	12/31/2020	T-12	95.0%	2,436,767	811,154
5.03	Property		1	Deerpath Court	698,980	1,248,583	12/31/2021	T-12	1,905,798	689,094	1,216,704	12/31/2020	T-12	95.0%	1,952,209	723,024
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	458,683	8,295,352	12/31/2022	T-12	6,417,045	364,230	6,052,815	12/31/2021	T-12	95.0%	11,122,214	2,960,371
6.01	Property		1	8271 Anderson Court	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.02	Property		1	1313 & 1422 Campbell Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.03	Property		1	3310 Greensburg Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.04	Property		1	2495 Doctor F. E. Wright Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.05	Property		1	700 Stephenson Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.06	Property		1	7850 Haggerty Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.07	Property		1	4125 State Route 22	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.08	Property		1	4400 South 76th Circle	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.09	Property		1	8400 Green Meadows Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.10	Property		1	1817 Masters Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.11	Property		1	8760 Mississippi Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.12	Property		1	35710 Mound Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.13	Property		1	819 North Jefferson Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.14	Property		1	2435 Prairie Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.15	Property		1	199 and 203 Finley Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.16	Property		1	50-100 Frontier Way	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.17	Property		1	11686 Upper River Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.18	Property		1	1175 Bowes Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.19	Property		1	3251 Gila Ridge Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.20	Property		1	2465 North 22nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.21	Property		1	104 South Scenic Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.22	Property		1	3519 Wayland Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	36,251,075	62,722,256	12/31/2022	T-12	94,773,768	33,234,468	61,539,300	12/31/2021	T-12	93.6%	115,015,445	37,554,805
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	37,402,410	25,824,147	12/31/2022	T-12	48,809,766	28,678,938	20,130,829	12/31/2021	T-12	77.4%	65,813,641	40,746,858
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	17,534,916	67,572,171	12/31/2021	T-12	73,178,391	17,139,268	56,039,123	12/31/2020	T-12	95.0%	105,121,522	18,973,779
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	26,352,623	24,399,000	12/31/2022	T-12	48,746,255	26,530,878	22,215,377	12/31/2021	T-12	76.6%	55,090,239	25,392,147
11	Loan	77, 78	1	Fashion Village at Boca Park	1,661,097	3,348,883	12/31/2022	T-12	4,360,924	1,372,453	2,988,471	12/31/2021	T-12	94.2%	5,519,805	1,754,948
12	Loan	79, 80, 81	1	3300 75th Avenue	1,502,966	4,251,779	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	5,820,116	1,514,704
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	21,869,987	55,397,248	12/31/2022	T-12	64,758,060	20,726,977	44,031,083	12/31/2021	T-12	85.8%	82,245,355	22,585,949
14	Loan	88, 89	1	Courtyard Marriott Goleta	5,998,284	4,881,211	12/31/2022	T-12	7,595,246	4,034,441	3,560,805	12/31/2021	T-12	88.1%	11,052,781	6,071,345
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	6,215,287	1,243,057
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	18,047,218	29,403,655	12/31/2021	T-12	44,617,062	18,489,525	26,127,537	12/31/2020	T-12	74.5%	51,753,039	18,582,167
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	1,086,561	10,604,683	12/31/2022	T-12	11,382,597	1,068,229	10,314,368	12/31/2021	T-12	97.0%	11,556,639	1,089,557
17.01	Property		1	Burger King #04324 - Gulf Shores, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.02	Property		1	Burger King #04581 - Foley, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.03	Property		1	Burger King #02957 - Houma, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.04	Property		1	Burger King #11942 - Gray, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.05	Property		1	Burger King #03818 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.06	Property		1	Burger King #05255 - Prichard, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.07	Property		1	Burger King #12830 - Boutte, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.08	Property		1	Burger King #03156 - Saraland, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.09	Property		1	Burger King #11614 - Harvey, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.10	Property		1	Burger King #04130 - Vicksburg, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.11	Property		1	Burger King #09004 - Diamondhead, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.12	Property		1	Burger King #09708 - Natchez, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.13	Property		1	Burger King #09270 - Robertsdale, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.14	Property		1	Burger King #02643 - Gladstone, MO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.15	Property		1	Burger King #01207 - West Monroe, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.16	Property		1	Burger King #12007 - Denham Springs, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.17	Property		1	Burger King #06129 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.18	Property		1	Burger King #06788 - Zachary, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.19	Property		1	Burger King #10802 - Westwego, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.20	Property		1	Burger King #09788 - Walker, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.21	Property		1	Burger King #09838 - Fairhope, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.22	Property		1	Burger King #01198 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.23	Property		1	Burger King #10764 - Morgan City, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.24	Property		1	Burger King #01465 - Laurel, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.25	Property		1	Burger King #07930 - Long Beach, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.26	Property		1	Burger King #05029 - Pineville, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.27	Property		1	Burger King #12633 - Port Allen, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.28	Property		1	Burger King #01437 - Monroe, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.29	Property		1	Burger King #01439 - Slidell, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.30	Property		1	Burger King #07467 - Ruston, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-11

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
17.31	Property		1	Burger King #12895 - Delhi, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.32	Property		1	Burger King #04914 - Pensacola, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.33	Property		1	Burger King #01425 - New Iberia, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.35	Property		1	Burger King #06149 - New Iberia, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.36	Property		1	Burger King #06676 - Jackson, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.37	Property		1	Burger King #06783 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.38	Property		1	Burger King #10763 - Hammond, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.39	Property		1	Burger King #01489 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.40	Property		1	Burger King #12661 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.41	Property		1	Burger King #10762 - Geismar, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.42	Property		1	Burger King #06906 - Warrensburg, MO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.43	Property		1	Burger King #09686 - Thomasville, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.44	Property		1	Burger King #10572 - Eunice, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.45	Property		1	Burger King #12329 - Rayne, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.46	Property		1	Burger King #13080 - Slidell, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.47	Property		1	Burger King #02483 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.48	Property		1	Burger King #09026 - Laurel, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.49	Property		1	Burger King #11544 - Westlake, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.50	Property		1	Burger King #03623 - Covington, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.51	Property		1	Burger King #11715 - Ville Platte, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.52	Property		1	Burger King #12313 - Roeland Park, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.53	Property		1	Burger King #06674 - Slidell, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.55	Property		1	Burger King #01428 - Sulphur, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.56	Property		1	Burger King #05981 - Meridian, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.57	Property		1	Burger King #08645 - Pace, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.58	Property		1	Burger King #09213 - Pensacola, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.59	Property		1	Burger King #03585 - Daphne, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.60	Property		1	Burger King #12322 - Oakdale, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.61	Property		1	Burger King #04330 - Kansas City, MO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.62	Property		1	Burger King #02831 - Olathe, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.63	Property		1	Burger King #06916 - Kenner, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.64	Property		1	Burger King #09115 - Meridian, MS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.65	Property		1	Burger King #11694 - DeQuincy, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.66	Property		1	Burger King #00373 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.67	Property		1	Burger King #01617 - Lake Charles, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.68	Property		1	Burger King #01917 - Vidalia, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.69	Property		1	Burger King #12264 - Mission, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.70	Property		1	Burger King #09804 - Gonzales, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.73	Property		1	Burger King #00144 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.74	Property		1	Burger King #06488 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.75	Property		1	Burger King #12597 - Lake Charles, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.76	Property		1	Burger King #00211 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.77	Property		1	Burger King #01337 - Metairie, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.78	Property		1	Burger King #04016 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.79	Property		1	Burger King #10607 - Houma, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.80	Property		1	Burger King #10800 - Livingston, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.81	Property		1	Burger King #09958 - Grove Hill, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.82	Property		1	Burger King #12820 - Iowa, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.83	Property		1	Burger King #01149 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.84	Property		1	Burger King #06325 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.86	Property		1	Burger King #11979 - Monroe, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.87	Property		1	Burger King #13081 - New Iberia, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.88	Property		1	Burger King #03685 - Kansas City, MO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.89	Property		1	Burger King #06105 - Northport, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.90	Property		1	Burger King #12919 - Covington, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.91	Property		1	Burger King #09853 - Franklin, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.92	Property		1	Burger King #12660 - Vinton, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.93	Property		1	Burger King #00360 - New Orleans, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.94	Property		1	Burger King #12753 - Slidell, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.95	Property		1	Burger King #01315 - Alexandria, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.96	Property		1	Burger King #12752 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.97	Property		1	Burger King #01537 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.98	Property		1	Burger King #11488 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.99	Property		1	Burger King #00501 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	19,173,640	25,025,321	12/31/2021	T-12	36,845,931	18,308,085	18,537,846	12/31/2020	T-12	86.6%	46,224,574	21,145,889
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	22,392,612	9,119,802	12/31/2022	T-12	20,360,119	15,872,047	4,488,072	12/31/2021	T-12	63.4%	32,008,192	22,967,684
20	Loan	120	1	Deerbrook Medical Center	1,030,351	2,416,815	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	90.0%	3,311,141	1,086,685
21	Loan	8, 121, 122, 123	1	Platinum Tower	2,842,710	4,135,622	12/31/2022	T-12	6,798,108	3,218,057	3,580,051	12/31/2021	T-12	74.9%	6,934,711	2,872,489
22	Loan	124, 125	1	Continental Shopping Plaza	1,171,640	1,784,419	12/31/2022	T-12	2,583,204	1,199,612	1,383,592	12/31/2021	T-12	94.6%	2,856,692	1,244,261
23	Loan	126	1	Holiday Inn Express Dripping Springs	1,900,210	1,700,816	12/31/2022	T-12	2,804,615	1,472,184	1,332,431	12/31/2021	T-12	66.4%	3,599,180	1,940,434

A-12

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)
									4	4
1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	14,768,052	452,929	0	14,315,122	1.87	1.81	11.8%	11.5%	207,300,000	As Is	4/1/2023	60.3%
1.01	Property		1	2000 Commerce Center Drive	NAV	NAV	NAV	NAV					24,700,000	As Is	3/13/2023
1.02	Property		1	1200 Northrop Road	NAV	NAV	NAV	NAV					18,300,000	As Is	3/8/2023
1.03	Property		1	3400 Bagcraft Boulevard	NAV	NAV	NAV	NAV					16,750,000	As Is	3/8/2023
1.04	Property		1	690 Unisia Drive	NAV	NAV	NAV	NAV					16,300,000	As Is	3/13/2023
1.05	Property		1	800 Koomey Road	NAV	NAV	NAV	NAV					15,500,000	As Is	3/16/2023
1.06	Property		1	3900 West 43rd Street	NAV	NAV	NAV	NAV					14,700,000	As Is	3/17/2023
1.07	Property		1	540 West Nez Perce	NAV	NAV	NAV	NAV					13,700,000	As Is	3/15/2023
1.08	Property		1	4255 Thunderbird Lane	NAV	NAV	NAV	NAV					13,350,000	As Is	3/13/2023
1.09	Property		1	1001 North Madison Avenue	NAV	NAV	NAV	NAV					12,450,000	As Is	3/16/2023
1.10	Property		1	17153 Industrial Highway	NAV	NAV	NAV	NAV					11,300,000	As Is	3/14/2023
1.11	Property		1	999 North Madison Avenue	NAV	NAV	NAV	NAV					8,750,000	As Is	3/16/2023
1.12	Property		1	407 Sangamore Road	NAV	NAV	NAV	NAV					8,500,000	As Is	3/13/2023
1.13	Property		1	88 Nesbitt Drive	NAV	NAV	NAV	NAV					8,500,000	As Is	3/9/2023
1.14	Property		1	310 Hartmann Drive	NAV	NAV	NAV	NAV					6,900,000	As Is	3/15/2023
1.15	Property		1	101 Commerce Drive	NAV	NAV	NAV	NAV					6,850,000	As Is	3/14/2023
1.16	Property		1	620 Hardin Street	NAV	NAV	NAV	NAV					6,100,000	As Is	3/15/2023
1.17	Property		1	3100 East Richmond Street	NAV	NAV	NAV	NAV					4,650,000	As Is	3/15/2023
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	23,389,940	57,478	864,386	22,468,077	1.91	1.83	13.6%	13.1%	260,000,000	As Is	4/13/2023	66.2%
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	84,002,289	195,237	1,504,094	82,302,958	3.21	3.15	18.7%	18.3%	1,430,000,000	Hypothetical As Is	4/5/2023	31.5%
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	33,781,880	210,643	1,524,048	32,047,188	2.29	2.17	13.8%	13.1%	512,500,000	As Is	11/17/2022	47.8%
5	Loan		3	Lake Zurich Retail Portfolio	5,506,385	98,319	245,539	5,162,527	1.46	1.37	10.5%	9.8%	90,000,000	As Is	2/10/2023	58.3%
5.01	Property		1	Village Square	2,651,586	42,013	110,674	2,498,899					40,700,000	As Is	2/10/2023
5.02	Property		1	Deerpath Commons	1,625,614	29,298	65,652	1,530,663					25,400,000	As Is	2/10/2023
5.03	Property		1	Deerpath Court	1,229,185	27,007	69,213	1,132,965					23,900,000	As Is	2/10/2023
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	8,161,843	0	0	8,161,843	1.88	1.88	11.3%	11.3%	132,057,000	As Is Portfolio	3/15/2023	54.7%
6.01	Property		1	8271 Anderson Court	NAV	NAV	NAV	NAV					13,600,000	As Is	3/14/2023
6.02	Property		1	1313 & 1422 Campbell Street	NAV	NAV	NAV	NAV					12,300,000	As Is	3/14/2023
6.03	Property		1	3310 Greensburg Road	NAV	NAV	NAV	NAV					11,200,000	As Is	3/14/2023
6.04	Property		1	2495 Doctor F. E. Wright Drive	NAV	NAV	NAV	NAV					10,700,000	As Is	3/14/2023
6.05	Property		1	700 Stephenson Highway	NAV	NAV	NAV	NAV					7,740,000	As Is	3/13/2023
6.06	Property		1	7850 Haggerty Road	NAV	NAV	NAV	NAV					6,910,000	As Is	3/13/2023
6.07	Property		1	4125 State Route 22	NAV	NAV	NAV	NAV					6,740,000	As Is	3/13/2023
6.08	Property		1	4400 South 76th Circle	NAV	NAV	NAV	NAV					6,600,000	As Is	3/14/2023
6.09	Property		1	8400 Green Meadows Drive	NAV	NAV	NAV	NAV					6,230,000	As Is	3/20/2023
6.10	Property		1	1817 Masters Avenue	NAV	NAV	NAV	NAV					6,200,000	As Is	3/14/2023
6.11	Property		1	8760 Mississippi Street	NAV	NAV	NAV	NAV					5,190,000	As Is	3/15/2023
6.12	Property		1	35710 Mound Road	NAV	NAV	NAV	NAV					4,640,000	As Is	3/13/2023
6.13	Property		1	819 North Jefferson Avenue	NAV	NAV	NAV	NAV					4,170,000	As Is	3/15/2023
6.14	Property		1	2435 Prairie Road	NAV	NAV	NAV	NAV					3,950,000	As Is	3/15/2023
6.15	Property		1	199 and 203 Finley Road	NAV	NAV	NAV	NAV					3,900,000	As Is	3/14/2023
6.16	Property		1	50-100 Frontier Way	NAV	NAV	NAV	NAV					3,250,000	As Is	3/13/2023
6.17	Property		1	11686 Upper River Road	NAV	NAV	NAV	NAV					3,100,000	As Is	3/15/2023
6.18	Property		1	1175 Bowes Road	NAV	NAV	NAV	NAV					2,970,000	As Is	3/20/2023
6.19	Property		1	3251 Gila Ridge Road	NAV	NAV	NAV	NAV					2,450,000	As Is	3/13/2023
6.20	Property		1	2465 North 22nd Street	NAV	NAV	NAV	NAV					1,750,000	As Is	3/15/2023
6.21	Property		1	104 South Scenic Highway	NAV	NAV	NAV	NAV					1,600,000	As Is	3/14/2023
6.22	Property		1	3519 Wayland Drive	NAV	NAV	NAV	NAV					1,540,000	As Is	3/13/2023
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	77,460,640	256,734	0	77,203,906	2.55	2.55	16.3%	16.3%	1,410,000,000	As Is (Extraordinary Assumption)	10/19/2022	33.7%
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	25,066,783	1,727,405	0	23,339,378	2.53	2.35	17.9%	16.7%	276,000,000	As Is	3/23/2023	50.7%
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	86,147,743	327,531	1,009,838	84,810,375	1.95	1.92	12.3%	12.1%	1,825,000,000	As Is	1/4/2023	38.4%
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	29,698,092	474,036	2,844,215	26,379,842	1.71	1.52	13.5%	12.0%	428,000,000	As Is	3/30/2023	51.4%
11	Loan	77, 78	1	Fashion Village at Boca Park	3,764,857	27,835	173,966	3,563,056	1.53	1.44	10.5%	9.9%	62,600,000	As Is	4/6/2023	57.5%
12	Loan	79, 80, 81	1	3300 75th Avenue	4,305,412	109,060	0	4,196,352	1.72	1.68	14.0%	13.7%	67,800,000	As Is	5/2/2023	45.3%
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	59,659,406	100,697	644,411	58,914,298	1.98	1.96	14.0%	13.9%	1,100,000,000	As Is	3/28/2023	38.6%
14	Loan	88, 89	1	Courtyard Marriott Goleta	4,981,435	552,639	0	4,428,796	2.61	2.32	17.8%	15.8%	52,500,000	As Is	3/29/2023	53.3%
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	4,972,230	105,159	175,266	4,691,805	1.51	1.43	10.7%	10.1%	71,600,000	As Is	5/2/2023	64.9%
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	33,170,872	319,806	1,387,420	31,463,647	2.49	2.36	14.7%	14.0%	396,000,000	As Is	2/7/2023	56.8%
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	10,467,083	0	305,004	10,162,079	1.84	1.79	19.9%	19.3%	172,275,000	As Is	Various	30.6%
17.01	Property		1	Burger King #04324 - Gulf Shores, AL	NAV	NAV	NAV	NAV					3,200,000	As Is	3/20/2023
17.02	Property		1	Burger King #04581 - Foley, AL	NAV	NAV	NAV	NAV					3,150,000	As Is	3/16/2023
17.03	Property		1	Burger King #02957 - Houma, LA	NAV	NAV	NAV	NAV					3,125,000	As Is	3/18/2023
17.04	Property		1	Burger King #11942 - Gray, LA	NAV	NAV	NAV	NAV					3,025,000	As Is	3/18/2023
17.05	Property		1	Burger King #03818 - Mobile, AL	NAV	NAV	NAV	NAV					2,900,000	As Is	3/20/2023
17.06	Property		1	Burger King #05255 - Prichard, AL	NAV	NAV	NAV	NAV					2,775,000	As Is	3/20/2023
17.07	Property		1	Burger King #12830 - Boutte, LA	NAV	NAV	NAV	NAV					2,750,000	As Is	3/15/2023
17.08	Property		1	Burger King #03156 - Saraland, AL	NAV	NAV	NAV	NAV					2,675,000	As Is	3/20/2023
17.09	Property		1	Burger King #11614 - Harvey, LA	NAV	NAV	NAV	NAV					2,600,000	As Is	3/15/2023
17.10	Property		1	Burger King #04130 - Vicksburg, MS	NAV	NAV	NAV	NAV					2,575,000	As Is	3/10/2023
17.11	Property		1	Burger King #09004 - Diamondhead, MS	NAV	NAV	NAV	NAV					2,575,000	As Is	3/21/2023
17.12	Property		1	Burger King #09708 - Natchez, MS	NAV	NAV	NAV	NAV					2,525,000	As Is	3/10/2023
17.13	Property		1	Burger King #09270 - Robertsdale, AL	NAV	NAV	NAV	NAV					2,500,000	As Is	3/20/2023
17.14	Property		1	Burger King #02643 - Gladstone, MO	NAV	NAV	NAV	NAV					2,400,000	As Is	3/21/2023
17.15	Property		1	Burger King #01207 - West Monroe, LA	NAV	NAV	NAV	NAV					2,350,000	As Is	3/18/2023
17.16	Property		1	Burger King #12007 - Denham Springs, LA	NAV	NAV	NAV	NAV					2,325,000	As Is	3/19/2023
17.17	Property		1	Burger King #06129 - Mobile, AL	NAV	NAV	NAV	NAV					2,300,000	As Is	3/20/2023
17.18	Property		1	Burger King #06788 - Zachary, LA	NAV	NAV	NAV	NAV					2,300,000	As Is	3/19/2023
17.19	Property		1	Burger King #10802 - Westwego, LA	NAV	NAV	NAV	NAV					2,300,000	As Is	3/15/2023
17.20	Property		1	Burger King #09788 - Walker, LA	NAV	NAV	NAV	NAV					2,275,000	As Is	3/19/2023
17.21	Property		1	Burger King #09838 - Fairhope, AL	NAV	NAV	NAV	NAV					2,250,000	As Is	3/20/2023
17.22	Property		1	Burger King #01198 - Mobile, AL	NAV	NAV	NAV	NAV					2,200,000	As Is	3/20/2023
17.23	Property		1	Burger King #10764 - Morgan City, LA	NAV	NAV	NAV	NAV					2,200,000	As Is	3/20/2023
17.24	Property		1	Burger King #01465 - Laurel, MS	NAV	NAV	NAV	NAV					2,175,000	As Is	3/21/2023
17.25	Property		1	Burger King #07930 - Long Beach, MS	NAV	NAV	NAV	NAV					2,175,000	As Is	3/21/2023
17.26	Property		1	Burger King #05029 - Pineville, LA	NAV	NAV	NAV	NAV					2,150,000	As Is	3/20/2023
17.27	Property		1	Burger King #12633 - Port Allen, LA	NAV	NAV	NAV	NAV					2,150,000	As Is	3/18/2023
17.28	Property		1	Burger King #01437 - Monroe, LA	NAV	NAV	NAV	NAV					2,125,000	As Is	3/20/2023
17.29	Property		1	Burger King #01439 - Slidell, LA	NAV	NAV	NAV	NAV					2,125,000	As Is	3/19/2023
17.30	Property		1	Burger King #07467 - Ruston, LA	NAV	NAV	NAV	NAV					2,125,000	As Is	3/20/2023

A-13

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)
17.31	Property		1	Burger King #12895 - Delhi, LA	NAV	NAV	NAV	NAV					2,125,000	As Is	3/20/2023
17.32	Property		1	Burger King #04914 - Pensacola, FL	NAV	NAV	NAV	NAV					2,075,000	As Is	3/12/2023
17.33	Property		1	Burger King #01425 - New Iberia, LA	NAV	NAV	NAV	NAV					2,000,000	As Is	3/20/2023
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL	NAV	NAV	NAV	NAV					1,975,000	As Is	3/20/2023
17.35	Property		1	Burger King #06149 - New Iberia, LA	NAV	NAV	NAV	NAV					1,900,000	As Is	3/27/2023
17.36	Property		1	Burger King #06676 - Jackson, MS	NAV	NAV	NAV	NAV					1,900,000	As Is	3/9/2023
17.37	Property		1	Burger King #06783 - Baton Rouge, LA	NAV	NAV	NAV	NAV					1,900,000	As Is	3/19/2023
17.38	Property		1	Burger King #10763 - Hammond, LA	NAV	NAV	NAV	NAV					1,900,000	As Is	3/18/2023
17.39	Property		1	Burger King #01489 - Mobile, AL	NAV	NAV	NAV	NAV					1,825,000	As Is	3/20/2023
17.40	Property		1	Burger King #12661 - Baton Rouge, LA	NAV	NAV	NAV	NAV					1,825,000	As Is	3/19/2023
17.41	Property		1	Burger King #10762 - Geismar, LA	NAV	NAV	NAV	NAV					1,800,000	As Is	3/18/2023
17.42	Property		1	Burger King #06906 - Warrensburg, MO	NAV	NAV	NAV	NAV					1,800,000	As Is	3/22/2023
17.43	Property		1	Burger King #09686 - Thomasville, AL	NAV	NAV	NAV	NAV					1,775,000	As Is	3/17/2023
17.44	Property		1	Burger King #10572 - Eunice, LA	NAV	NAV	NAV	NAV					1,775,000	As Is	3/20/2023
17.45	Property		1	Burger King #12329 - Rayne, LA	NAV	NAV	NAV	NAV					1,775,000	As Is	3/20/2023
17.46	Property		1	Burger King #13080 - Slidell, LA	NAV	NAV	NAV	NAV					1,775,000	As Is	3/19/2023
17.47	Property		1	Burger King #02483 - Mobile, AL	NAV	NAV	NAV	NAV					1,750,000	As Is	3/16/2023
17.48	Property		1	Burger King #09026 - Laurel, MS	NAV	NAV	NAV	NAV					1,750,000	As Is	3/21/2023
17.49	Property		1	Burger King #11544 - Westlake, LA	NAV	NAV	NAV	NAV					1,750,000	As Is	3/16/2023
17.50	Property		1	Burger King #03623 - Covington, LA	NAV	NAV	NAV	NAV					1,700,000	As Is	3/18/2023
17.51	Property		1	Burger King #11715 - Ville Platte, LA	NAV	NAV	NAV	NAV					1,700,000	As Is	3/20/2023
17.52	Property		1	Burger King #12313 - Roeland Park, KS	NAV	NAV	NAV	NAV					1,700,000	As Is	3/22/2023
17.53	Property		1	Burger King #06674 - Slidell, LA	NAV	NAV	NAV	NAV					1,675,000	As Is	3/19/2023
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA	NAV	NAV	NAV	NAV					1,675,000	As Is	3/19/2023
17.55	Property		1	Burger King #01428 - Sulphur, LA	NAV	NAV	NAV	NAV					1,650,000	As Is	3/16/2023
17.56	Property		1	Burger King #05981 - Meridian, MS	NAV	NAV	NAV	NAV					1,600,000	As Is	3/17/2023
17.57	Property		1	Burger King #08645 - Pace, FL	NAV	NAV	NAV	NAV					1,600,000	As Is	3/12/2023
17.58	Property		1	Burger King #09213 - Pensacola, FL	NAV	NAV	NAV	NAV					1,600,000	As Is	3/12/2023
17.59	Property		1	Burger King #03585 - Daphne, AL	NAV	NAV	NAV	NAV					1,550,000	As Is	3/20/2023
17.60	Property		1	Burger King #12322 - Oakdale, LA	NAV	NAV	NAV	NAV					1,550,000	As Is	3/20/2023
17.61	Property		1	Burger King #04330 - Kansas City, MO	NAV	NAV	NAV	NAV					1,550,000	As Is	3/22/2023
17.62	Property		1	Burger King #02831 - Olathe, KS	NAV	NAV	NAV	NAV					1,550,000	As Is	3/22/2023
17.63	Property		1	Burger King #06916 - Kenner, LA	NAV	NAV	NAV	NAV					1,525,000	As Is	3/15/2023
17.64	Property		1	Burger King #09115 - Meridian, MS	NAV	NAV	NAV	NAV					1,525,000	As Is	3/17/2023
17.65	Property		1	Burger King #11694 - DeQuincy, LA	NAV	NAV	NAV	NAV					1,525,000	As Is	3/16/2023
17.66	Property		1	Burger King #00373 - Mobile, AL	NAV	NAV	NAV	NAV					1,500,000	As Is	3/20/2023
17.67	Property		1	Burger King #01617 - Lake Charles, LA	NAV	NAV	NAV	NAV					1,475,000	As Is	3/16/2023
17.68	Property		1	Burger King #01917 - Vidalia, LA	NAV	NAV	NAV	NAV					1,475,000	As Is	3/20/2023
17.69	Property		1	Burger King #12264 - Mission, KS	NAV	NAV	NAV	NAV					1,450,000	As Is	3/22/2023
17.70	Property		1	Burger King #09804 - Gonzales, LA	NAV	NAV	NAV	NAV					1,425,000	As Is	3/18/2023
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL	NAV	NAV	NAV	NAV					1,425,000	As Is	3/20/2023
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL	NAV	NAV	NAV	NAV					1,375,000	As Is	3/12/2023
17.73	Property		1	Burger King #00144 - Baton Rouge, LA	NAV	NAV	NAV	NAV					1,350,000	As Is	3/22/2023
17.74	Property		1	Burger King #06488 - Mobile, AL	NAV	NAV	NAV	NAV					1,350,000	As Is	3/20/2023
17.75	Property		1	Burger King #12597 - Lake Charles, LA	NAV	NAV	NAV	NAV					1,350,000	As Is	3/16/2023
17.76	Property		1	Burger King #00211 - Baton Rouge, LA	NAV	NAV	NAV	NAV					1,300,000	As Is	3/18/2023
17.77	Property		1	Burger King #01337 - Metairie, LA	NAV	NAV	NAV	NAV					1,300,000	As Is	3/15/2023
17.78	Property		1	Burger King #04016 - Mobile, AL	NAV	NAV	NAV	NAV					1,275,000	As Is	3/20/2023
17.79	Property		1	Burger King #10607 - Houma, LA	NAV	NAV	NAV	NAV					1,225,000	As Is	3/18/2023
17.80	Property		1	Burger King #10800 - Livingston, AL	NAV	NAV	NAV	NAV					1,225,000	As Is	3/17/2023
17.81	Property		1	Burger King #09958 - Grove Hill, AL	NAV	NAV	NAV	NAV					1,200,000	As Is	3/20/2023
17.82	Property		1	Burger King #12820 - Iowa, LA	NAV	NAV	NAV	NAV					1,200,000	As Is	3/16/2023
17.83	Property		1	Burger King #01149 - Baton Rouge, LA	NAV	NAV	NAV	NAV					1,175,000	As Is	3/19/2023
17.84	Property		1	Burger King #06325 - Baton Rouge, LA	NAV	NAV	NAV	NAV					1,100,000	As Is	3/18/2023
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL	NAV	NAV	NAV	NAV					1,050,000	As Is	3/20/2023
17.86	Property		1	Burger King #11979 - Monroe, LA	NAV	NAV	NAV	NAV					1,050,000	As Is	3/20/2023
17.87	Property		1	Burger King #13081 - New Iberia, LA	NAV	NAV	NAV	NAV					1,050,000	As Is	3/20/2023
17.88	Property		1	Burger King #03685 - Kansas City, MO	NAV	NAV	NAV	NAV					1,050,000	As Is	3/22/2023
17.89	Property		1	Burger King #06105 - Northport, AL	NAV	NAV	NAV	NAV					1,025,000	As Is	3/20/2023
17.90	Property		1	Burger King #12919 - Covington, LA	NAV	NAV	NAV	NAV					1,000,000	As Is	3/19/2023
17.91	Property		1	Burger King #09853 - Franklin, LA	NAV	NAV	NAV	NAV					975,000	As Is	3/20/2023
17.92	Property		1	Burger King #12660 - Vinton, LA	NAV	NAV	NAV	NAV					975,000	As Is	3/16/2023
17.93	Property		1	Burger King #00360 - New Orleans, LA	NAV	NAV	NAV	NAV					875,000	As Is	3/15/2023
17.94	Property		1	Burger King #12753 - Slidell, LA	NAV	NAV	NAV	NAV					750,000	As Is	3/19/2023
17.95	Property		1	Burger King #01315 - Alexandria, LA	NAV	NAV	NAV	NAV					650,000	As Is	3/20/2023
17.96	Property		1	Burger King #12752 - Lafayette, LA	NAV	NAV	NAV	NAV					450,000	As Is	3/20/2023
17.97	Property		1	Burger King #01537 - Lafayette, LA	NAV	NAV	NAV	NAV					0	As Is	3/20/2023
17.98	Property		1	Burger King #11488 - Lafayette, LA	NAV	NAV	NAV	NAV					425,000	As Is	3/20/2023
17.99	Property		1	Burger King #00501 - Lafayette, LA	NAV	NAV	NAV	NAV					425,000	As Is	3/20/2023
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	25,078,685	188,765	1,703,467	23,186,453	1.88	1.74	11.5%	10.6%	362,500,000	As Is	5/4/2022	60.1%
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	9,040,508	1,280,328	0	7,760,180	1.92	1.65	15.5%	13.3%	140,900,000	As Is	2/2/2023	41.5%
20	Loan	120	1	Deerbrook Medical Center	2,224,457	13,222	99,140	2,112,095	1.64	1.55	13.5%	12.8%	35,800,000	As Is	4/5/2023	46.1%
21	Loan	8, 121, 122, 123	1	Platinum Tower	4,062,222	62,518	129,938	3,869,766	1.87	1.78	16.9%	16.1%	48,900,000	As Is	3/28/2023	49.0%
22	Loan	124, 125	1	Continental Shopping Plaza	1,612,431	52,887	155,549	1,403,996	2.10	1.83	13.2%	11.5%	21,000,000	As Is	3/14/2023	58.3%
23	Loan	126	1	Holiday Inn Express Dripping Springs	1,658,746	143,967	0	1,514,779	1.70	1.55	14.4%	13.2%	19,100,000	As Is	3/10/2023	60.2%

A-14

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF
						5						6
1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	60.3%	100.0%
1.01	Property		1	2000 Commerce Center Drive		100.0%	7/6/2023	Yes	Novolex	275,345	100.0%	2/14/2043	NAP	NAP
1.02	Property		1	1200 Northrop Road		100.0%	7/6/2023	Yes	Novolex	145,819	100.0%	2/14/2043	NAP	NAP
1.03	Property		1	3400 Bagcraft Boulevard		100.0%	7/6/2023	Yes	Novolex	272,330	100.0%	2/14/2043	NAP	NAP
1.04	Property		1	690 Unisia Drive		100.0%	7/6/2023	Yes	Novolex	160,925	100.0%	2/14/2043	NAP	NAP
1.05	Property		1	800 Koomey Road		100.0%	7/6/2023	Yes	Novolex	151,748	100.0%	2/14/2043	NAP	NAP
1.06	Property		1	3900 West 43rd Street		100.0%	7/6/2023	Yes	Novolex	147,117	100.0%	2/14/2043	NAP	NAP
1.07	Property		1	540 West Nez Perce		100.0%	7/6/2023	Yes	Novolex	187,617	100.0%	2/14/2043	NAP	NAP
1.08	Property		1	4255 Thunderbird Lane		100.0%	7/6/2023	Yes	Novolex	195,280	100.0%	2/14/2043	NAP	NAP
1.09	Property		1	1001 North Madison Avenue		100.0%	7/6/2023	Yes	Novolex	167,926	100.0%	2/14/2043	NAP	NAP
1.10	Property		1	17153 Industrial Highway		100.0%	7/6/2023	Yes	Novolex	123,120	100.0%	2/14/2043	NAP	NAP
1.11	Property		1	999 North Madison Avenue		100.0%	7/6/2023	Yes	Novolex	114,509	100.0%	2/14/2043	NAP	NAP
1.12	Property		1	407 Sangamore Road		100.0%	7/6/2023	Yes	Novolex	144,060	100.0%	2/14/2043	NAP	NAP
1.13	Property		1	88 Nesbitt Drive		100.0%	7/6/2023	Yes	Novolex	120,101	100.0%	2/14/2043	NAP	NAP
1.14	Property		1	310 Hartmann Drive		100.0%	7/6/2023	Yes	Novolex	84,221	100.0%	2/14/2043	NAP	NAP
1.15	Property		1	101 Commerce Drive		100.0%	7/6/2023	Yes	Novolex	82,103	100.0%	2/14/2043	NAP	NAP
1.16	Property		1	620 Hardin Street		100.0%	7/6/2023	Yes	Novolex	74,369	100.0%	2/14/2043	NAP	NAP
1.17	Property		1	3100 East Richmond Street		100.0%	7/6/2023	Yes	Novolex	69,684	100.0%	2/14/2043	NAP	NAP
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	66.2%	100.0%	7/6/2023	Yes	Seagate	574,775	100.0%	5/31/2028	NAP	NAP
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	31.5%	94.0%	5/15/2023	No	Nordstrom	220,486	16.0%	12/31/2080	Bloomingdale's	201,502
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	47.8%	78.3%	12/6/2022	No	Cedars Sinai Medical Center	259,653	24.7%	Various	8687 Melrose GreenTenant	54,630
5	Loan		3	Lake Zurich Retail Portfolio	58.3%	98.4%
5.01	Property		1	Village Square		98.0%	2/23/2023	No	T.J. Maxx	28,000	13.3%	1/31/2024	Office Depot	23,500
5.02	Property		1	Deerpath Commons		99.0%	2/23/2023	No	House of Hope	31,132	21.3%	9/30/2025	The Tile Shop, LLC	21,280
5.03	Property		1	Deerpath Court		98.5%	2/23/2023	No	American Sale Corporation	38,920	28.8%	2/28/2029	Goodwill Retail Services, Inc.	21,705
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	54.7%	100.0%
6.01	Property		1	8271 Anderson Court		100.0%	7/6/2023	Yes	Dominos	70,000	100.0%	8/31/2037	NAP	NAP
6.02	Property		1	1313 & 1422 Campbell Street		100.0%	7/6/2023	Yes	Brenntag	227,028	100.0%	9/30/2035	NAP	NAP
6.03	Property		1	3310 Greensburg Road		100.0%	7/6/2023	Yes	Stucki	119,856	100.0%	8/31/2034	NAP	NAP
6.04	Property		1	2495 Doctor F. E. Wright Drive		100.0%	7/6/2023	Yes	Mighty Distributing	163,000	100.0%	12/23/2034	NAP	NAP
6.05	Property		1	700 Stephenson Highway		100.0%	7/6/2023	Yes	Continental Services	29,179	100.0%	4/30/2032	NAP	NAP
6.06	Property		1	7850 Haggerty Road		100.0%	7/6/2023	Yes	Continental Services	68,499	100.0%	5/24/2030	NAP	NAP
6.07	Property		1	4125 State Route 22		100.0%	7/6/2023	Yes	NYSEG	59,029	100.0%	12/5/2030	NAP	NAP
6.08	Property		1	4400 South 76th Circle		100.0%	7/6/2023	Yes	International Paper	80,000	100.0%	2/28/2029	NAP	NAP
6.09	Property		1	8400 Green Meadows Drive		100.0%	7/6/2023	Yes	Abrasive Tech	85,548	100.0%	9/30/2041	NAP	NAP
6.10	Property		1	1817 Masters Avenue		100.0%	7/6/2023	Yes	Liquibox	102,500	100.0%	2/28/2041	NAP	NAP
6.11	Property		1	8760 Mississippi Street		100.0%	7/6/2023	Yes	Super Products	26,500	100.0%	12/31/2030	NAP	NAP
6.12	Property		1	35710 Mound Road		100.0%	7/6/2023	Yes	Continental Services	43,750	100.0%	5/24/2030	NAP	NAP
6.13	Property		1	819 North Jefferson Avenue		100.0%	7/6/2023	Yes	MedCo	47,840	100.0%	12/31/2027	NAP	NAP
6.14	Property		1	2435 Prairie Road		100.0%	7/6/2023	Yes	Equipment Share	27,868	100.0%	9/27/2036	NAP	NAP
6.15	Property		1	199 and 203 Finley Road		100.0%	7/6/2023	Yes	Equipment Share	21,026	100.0%	9/27/2036	NAP	NAP
6.16	Property		1	50-100 Frontier Way		100.0%	7/6/2023	Yes	Commercial Food Service Repair	27,153	100.0%	8/30/2036	NAP	NAP
6.17	Property		1	11686 Upper River Road		100.0%	7/6/2023	Yes	Columbia Gas	6,566	100.0%	8/31/2039	NAP	NAP
6.18	Property		1	1175 Bowes Road		100.0%	7/6/2023	Yes	Abrasive Tech	40,860	100.0%	9/30/2041	NAP	NAP
6.19	Property		1	3251 Gila Ridge Road		100.0%	7/6/2023	Yes	Equipment Share	10,900	100.0%	9/28/2036	NAP	NAP
6.20	Property		1	2465 North 22nd Street		100.0%	7/6/2023	Yes	Commercial Food Service Repair	16,912	100.0%	8/30/2036	NAP	NAP
6.21	Property		1	104 South Scenic Highway		100.0%	7/6/2023	Yes	LiquiBox	27,000	100.0%	2/28/2041	NAP	NAP
6.22	Property		1	3519 Wayland Drive		100.0%	7/6/2023	Yes	Continental Services	15,640	100.0%	4/30/2032	NAP	NAP
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	33.7%	95.8%	4/30/2023	No	Wayfair	356,312	27.8%	12/31/2031	DraftKings Inc.	125,104
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	50.7%	77.4%	3/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	38.4%	96.0%	12/2/2022	No	Macy's	235,899	15.2%	1/31/2030	Nordstrom	225,000
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	51.4%	76.4%	5/17/2023	No	Price Water House Coopers LLP	138,413	7.3%	4/30/2030	Stradley, Ronon, Stevens & Young	69,111
11	Loan	77, 78	1	Fashion Village at Boca Park	57.5%	91.1%	5/31/2023	No	Recreation Equipment, Inc.	28,195	20.3%	2/28/2034	Total Wine & More	26,691
12	Loan	79, 80, 81	1	3300 75th Avenue	43.0%	100.0%	7/1/2023	Yes	GSA	266,000	100.0%	8/31/2039	NAP	NAP
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	38.6%	85.3%	2/28/2023	No	V Theater	38,428	7.6%	12/31/2028	Saxe Theater	22,398
14	Loan	88, 89	1	Courtyard Marriott Goleta	53.3%	88.1%	2/28/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	64.9%	100.0%	6/6/2023	Yes	Japs-Olson	701,062	100.0%	5/25/2043	NAP	NAP
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	56.8%	75.1%	3/22/2023	No	MUFG Bank Ltd.	137,076	8.6%	8/31/2029	E-Trade Financial Corporation	132,265
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	14.3%	100.0%
17.01	Property		1	Burger King #04324 - Gulf Shores, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,735	100.0%	6/5/2034	NAP	NAP
17.02	Property		1	Burger King #04581 - Foley, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,842	100.0%	6/5/2034	NAP	NAP
17.03	Property		1	Burger King #02957 - Houma, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,048	100.0%	6/5/2034	NAP	NAP
17.04	Property		1	Burger King #11942 - Gray, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,003	100.0%	6/5/2034	NAP	NAP
17.05	Property		1	Burger King #03818 - Mobile, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,398	100.0%	6/5/2034	NAP	NAP
17.06	Property		1	Burger King #05255 - Prichard, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,489	100.0%	6/5/2034	NAP	NAP
17.07	Property		1	Burger King #12830 - Boutte, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,068	100.0%	6/5/2034	NAP	NAP
17.08	Property		1	Burger King #03156 - Saraland, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,244	100.0%	6/5/2034	NAP	NAP
17.09	Property		1	Burger King #11614 - Harvey, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,987	100.0%	6/5/2034	NAP	NAP
17.10	Property		1	Burger King #04130 - Vicksburg, MS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,756	100.0%	6/5/2034	NAP	NAP
17.11	Property		1	Burger King #09004 - Diamondhead, MS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,920	100.0%	6/5/2034	NAP	NAP
17.12	Property		1	Burger King #09708 - Natchez, MS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,892	100.0%	6/5/2034	NAP	NAP
17.13	Property		1	Burger King #09270 - Robertsdale, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,545	100.0%	6/5/2034	NAP	NAP
17.14	Property		1	Burger King #02643 - Gladstone, MO		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,923	100.0%	6/5/2034	NAP	NAP
17.15	Property		1	Burger King #01207 - West Monroe, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,992	100.0%	6/5/2034	NAP	NAP
17.16	Property		1	Burger King #12007 - Denham Springs, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,969	100.0%	6/5/2034	NAP	NAP
17.17	Property		1	Burger King #06129 - Mobile, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,694	100.0%	6/5/2034	NAP	NAP
17.18	Property		1	Burger King #06788 - Zachary, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,885	100.0%	6/5/2034	NAP	NAP
17.19	Property		1	Burger King #10802 - Westwego, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,982	100.0%	6/5/2034	NAP	NAP
17.20	Property		1	Burger King #09788 - Walker, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,987	100.0%	6/5/2034	NAP	NAP
17.21	Property		1	Burger King #09838 - Fairhope, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,935	100.0%	6/5/2034	NAP	NAP
17.22	Property		1	Burger King #01198 - Mobile, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,807	100.0%	6/5/2034	NAP	NAP
17.23	Property		1	Burger King #10764 - Morgan City, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,990	100.0%	6/5/2034	NAP	NAP
17.24	Property		1	Burger King #01465 - Laurel, MS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,966	100.0%	6/5/2034	NAP	NAP
17.25	Property		1	Burger King #07930 - Long Beach, MS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,918	100.0%	6/5/2034	NAP	NAP
17.26	Property		1	Burger King #05029 - Pineville, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,489	100.0%	6/5/2034	NAP	NAP
17.27	Property		1	Burger King #12633 - Port Allen, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,063	100.0%	6/5/2034	NAP	NAP
17.28	Property		1	Burger King #01437 - Monroe, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,944	100.0%	6/5/2034	NAP	NAP
17.29	Property		1	Burger King #01439 - Slidell, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,423	100.0%	6/5/2034	NAP	NAP
17.30	Property		1	Burger King #07467 - Ruston, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,915	100.0%	6/5/2034	NAP	NAP

A-15

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF
17.31	Property		1	Burger King #12895 - Delhi, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,073	100.0%	6/5/2034	NAP	NAP
17.32	Property		1	Burger King #04914 - Pensacola, FL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	4,098	100.0%	6/5/2034	NAP	NAP
17.33	Property		1	Burger King #01425 - New Iberia, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,100	100.0%	6/5/2034	NAP	NAP
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	4,182	100.0%	6/5/2034	NAP	NAP
17.35	Property		1	Burger King #06149 - New Iberia, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,720	100.0%	6/5/2034	NAP	NAP
17.36	Property		1	Burger King #06676 - Jackson, MS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,814	100.0%	6/5/2034	NAP	NAP
17.37	Property		1	Burger King #06783 - Baton Rouge, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,881	100.0%	6/5/2034	NAP	NAP
17.38	Property		1	Burger King #10763 - Hammond, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,867	100.0%	6/5/2034	NAP	NAP
17.39	Property		1	Burger King #01489 - Mobile, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,489	100.0%	6/5/2034	NAP	NAP
17.40	Property		1	Burger King #12661 - Baton Rouge, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,056	100.0%	6/5/2034	NAP	NAP
17.41	Property		1	Burger King #10762 - Geismar, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,898	100.0%	6/5/2034	NAP	NAP
17.42	Property		1	Burger King #06906 - Warrensburg, MO		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,000	100.0%	6/5/2034	NAP	NAP
17.43	Property		1	Burger King #09686 - Thomasville, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,905	100.0%	6/5/2034	NAP	NAP
17.44	Property		1	Burger King #10572 - Eunice, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,998	100.0%	6/5/2034	NAP	NAP
17.45	Property		1	Burger King #12329 - Rayne, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,200	100.0%	6/5/2034	NAP	NAP
17.46	Property		1	Burger King #13080 - Slidell, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,939	100.0%	6/5/2034	NAP	NAP
17.47	Property		1	Burger King #02483 - Mobile, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,722	100.0%	6/5/2034	NAP	NAP
17.48	Property		1	Burger King #09026 - Laurel, MS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,554	100.0%	6/5/2034	NAP	NAP
17.49	Property		1	Burger King #11544 - Westlake, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,974	100.0%	6/5/2034	NAP	NAP
17.50	Property		1	Burger King #03623 - Covington, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,430	100.0%	6/5/2034	NAP	NAP
17.51	Property		1	Burger King #11715 - Ville Platte, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,998	100.0%	6/5/2034	NAP	NAP
17.52	Property		1	Burger King #12313 - Roeland Park, KS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	4,018	100.0%	6/5/2034	NAP	NAP
17.53	Property		1	Burger King #06674 - Slidell, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,905	100.0%	6/5/2034	NAP	NAP
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,114	100.0%	6/5/2034	NAP	NAP
17.55	Property		1	Burger King #01428 - Sulphur, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,957	100.0%	6/5/2034	NAP	NAP
17.56	Property		1	Burger King #05981 - Meridian, MS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,662	100.0%	6/5/2034	NAP	NAP
17.57	Property		1	Burger King #08645 - Pace, FL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,475	100.0%	6/5/2034	NAP	NAP
17.58	Property		1	Burger King #09213 - Pensacola, FL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,613	100.0%	6/5/2034	NAP	NAP
17.59	Property		1	Burger King #03585 - Daphne, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,799	100.0%	6/5/2034	NAP	NAP
17.60	Property		1	Burger King #12322 - Oakdale, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,967	100.0%	6/5/2034	NAP	NAP
17.61	Property		1	Burger King #04330 - Kansas City, MO		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,011	100.0%	6/5/2034	NAP	NAP
17.62	Property		1	Burger King #02831 - Olathe, KS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	4,757	100.0%	6/5/2034	NAP	NAP
17.63	Property		1	Burger King #06916 - Kenner, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,008	100.0%	6/5/2034	NAP	NAP
17.64	Property		1	Burger King #09115 - Meridian, MS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,391	100.0%	6/5/2034	NAP	NAP
17.65	Property		1	Burger King #11694 - DeQuincy, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,986	100.0%	6/5/2034	NAP	NAP
17.66	Property		1	Burger King #00373 - Mobile, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,421	100.0%	6/5/2034	NAP	NAP
17.67	Property		1	Burger King #01617 - Lake Charles, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,194	100.0%	6/5/2034	NAP	NAP
17.68	Property		1	Burger King #01917 - Vidalia, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,913	100.0%	6/5/2034	NAP	NAP
17.69	Property		1	Burger King #12264 - Mission, KS		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	4,001	100.0%	6/5/2034	NAP	NAP
17.70	Property		1	Burger King #09804 - Gonzales, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,987	100.0%	6/5/2034	NAP	NAP
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,932	100.0%	6/5/2034	NAP	NAP
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,621	100.0%	6/5/2034	NAP	NAP
17.73	Property		1	Burger King #00144 - Baton Rouge, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,240	100.0%	6/5/2034	NAP	NAP
17.74	Property		1	Burger King #06488 - Mobile, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,795	100.0%	6/5/2034	NAP	NAP
17.75	Property		1	Burger King #12597 - Lake Charles, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,073	100.0%	6/5/2034	NAP	NAP
17.76	Property		1	Burger King #00211 - Baton Rouge, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,980	100.0%	6/5/2034	NAP	NAP
17.77	Property		1	Burger King #01337 - Metairie, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,970	100.0%	6/5/2034	NAP	NAP
17.78	Property		1	Burger King #04016 - Mobile, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	4,134	100.0%	6/5/2034	NAP	NAP
17.79	Property		1	Burger King #10607 - Houma, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,975	100.0%	6/5/2034	NAP	NAP
17.80	Property		1	Burger King #10800 - Livingston, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,921	100.0%	6/5/2034	NAP	NAP
17.81	Property		1	Burger King #09958 - Grove Hill, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,399	100.0%	6/5/2034	NAP	NAP
17.82	Property		1	Burger King #12820 - Iowa, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,073	100.0%	6/5/2034	NAP	NAP
17.83	Property		1	Burger King #01149 - Baton Rouge, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,625	100.0%	6/5/2034	NAP	NAP
17.84	Property		1	Burger King #06325 - Baton Rouge, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,047	100.0%	6/5/2034	NAP	NAP
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,585	100.0%	6/5/2034	NAP	NAP
17.86	Property		1	Burger King #11979 - Monroe, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,014	100.0%	6/5/2034	NAP	NAP
17.87	Property		1	Burger King #13081 - New Iberia, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,500	100.0%	6/5/2034	NAP	NAP
17.88	Property		1	Burger King #03685 - Kansas City, MO		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,695	100.0%	6/5/2034	NAP	NAP
17.89	Property		1	Burger King #06105 - Northport, AL		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,636	100.0%	6/5/2034	NAP	NAP
17.90	Property		1	Burger King #12919 - Covington, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,920	100.0%	6/5/2034	NAP	NAP
17.91	Property		1	Burger King #09853 - Franklin, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,990	100.0%	6/5/2034	NAP	NAP
17.92	Property		1	Burger King #12660 - Vinton, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,073	100.0%	6/5/2034	NAP	NAP
17.93	Property		1	Burger King #00360 - New Orleans, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,654	100.0%	6/5/2034	NAP	NAP
17.94	Property		1	Burger King #12753 - Slidell, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,635	100.0%	6/5/2034	NAP	NAP
17.95	Property		1	Burger King #01315 - Alexandria, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,206	100.0%	6/5/2034	NAP	NAP
17.96	Property		1	Burger King #12752 - Lafayette, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,850	100.0%	6/5/2034	NAP	NAP
17.97	Property		1	Burger King #01537 - Lafayette, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,200	100.0%	6/5/2034	NAP	NAP
17.98	Property		1	Burger King #11488 - Lafayette, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	3,358	100.0%	6/5/2034	NAP	NAP
17.99	Property		1	Burger King #00501 - Lafayette, LA		100.0%	7/6/2023	Yes	GPS Hospitality Partners IV, LLC	2,654	100.0%	6/5/2034	NAP	NAP
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	60.1%	86.8%	6/27/2022	No	Rocket Mortgage	570,214	42.0%	12/31/2028	Meridian Health	266,001
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	36.4%	63.4%	2/28/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	120	1	Deerbrook Medical Center	40.5%	94.5%	5/16/2023	No	EHS Hospital	31,600	47.8%	6/30/2036	Northeast Primary Care Associates	4,691
21	Loan	8, 121, 122, 123	1	Platinum Tower	47.2%	74.6%	5/17/2023	No	Aveanna Healthcare, LLC	81,368	26.0%	12/31/2029	Hartman, Simons & Wood LLP	20,645
22	Loan	124, 125	1	Continental Shopping Plaza	58.3%	95.1%	4/20/2023	No	Safeway	48,660	31.3%	2/28/2025	Arizona CVS Stores LLC	17,640
23	Loan	126	1	Holiday Inn Express Dripping Springs	53.4%	66.4%	2/28/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-16

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
						6				6
1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio
1.01	Property		1	2000 Commerce Center Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1200 Northrop Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	3400 Bagcraft Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	690 Unisia Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	800 Koomey Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	3900 West 43rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	540 West Nez Perce	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	4255 Thunderbird Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	1001 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	17153 Industrial Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	999 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	407 Sangamore Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	88 Nesbitt Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	310 Hartmann Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	101 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	620 Hardin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	3100 East Richmond Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	14.6%	1/31/2035	Macy's	196,120	14.2%	1/31/2026	Forever 21	53,787	3.9%
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	5.2%	2/28/2034	Pluto, Inc.	35,850	3.4%	11/30/2028	InvestCloud, Inc.	32,128	3.1%
5	Loan		3	Lake Zurich Retail Portfolio
5.01	Property		1	Village Square	11.2%	1/31/2029	Petco	18,810	9.0%	1/31/2024	Dollar Tree	12,000	5.7%
5.02	Property		1	Deerpath Commons	14.5%	6/30/2028	Gold Standard Enterprises, Inc. d/b/a/ Binny’s Beverage Depot	20,000	13.7%	8/31/2027	Planet Fitness	20,000	13.7%
5.03	Property		1	Deerpath Court	16.1%	12/31/2028	Ania's 1 Polish Deli	8,150	6.0%	10/31/2028	Advance Stores Company, Inc.	6,400	4.7%
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio
6.01	Property		1	8271 Anderson Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	1313 & 1422 Campbell Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	3310 Greensburg Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	2495 Doctor F. E. Wright Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	700 Stephenson Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	7850 Haggerty Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	4125 State Route 22	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	4400 South 76th Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	8400 Green Meadows Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	1817 Masters Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	8760 Mississippi Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	35710 Mound Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	819 North Jefferson Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	2435 Prairie Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	199 and 203 Finley Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	50-100 Frontier Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	11686 Upper River Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	1175 Bowes Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	3251 Gila Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	2465 North 22nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	104 South Scenic Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	3519 Wayland Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	9.7%	3/31/2029	Summit Partners	78,587	6.1%	11/30/2033	Cooley	72,165	5.6%
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	14.5%	2/28/2029	Neiman Marcus	100,071	6.4%	10/18/2031	Harkins Theatres	81,177	5.2%
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	3.6%	12/31/2033	Pond Lehocky Giordano Disability	66,315	3.5%	6/30/2028	Wolters Kluwer Health, Inc.	65,389	3.4%
11	Loan	77, 78	1	Fashion Village at Boca Park	19.2%	1/31/2031	Cheesecake Factory Restaurant	9,850	7.1%	9/30/2032	Kona Grill	7,380	5.3%
12	Loan	79, 80, 81	1	3300 75th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	4.4%	12/31/2028	Victoria's Secret	20,872	4.1%	1/31/2026	PH Race and Sports Book	19,647	3.9%
14	Loan	88, 89	1	Courtyard Marriott Goleta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	8.3%	1/31/2031	Collectors Universe	130,419	8.2%	11/30/2038	Sumitomo Mitsui Banking	111,605	7.0%
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio
17.01	Property		1	Burger King #04324 - Gulf Shores, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Burger King #04581 - Foley, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Burger King #02957 - Houma, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.04	Property		1	Burger King #11942 - Gray, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	Burger King #03818 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	Burger King #05255 - Prichard, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.07	Property		1	Burger King #12830 - Boutte, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.08	Property		1	Burger King #03156 - Saraland, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.09	Property		1	Burger King #11614 - Harvey, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.10	Property		1	Burger King #04130 - Vicksburg, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.11	Property		1	Burger King #09004 - Diamondhead, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.12	Property		1	Burger King #09708 - Natchez, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.13	Property		1	Burger King #09270 - Robertsdale, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.14	Property		1	Burger King #02643 - Gladstone, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.15	Property		1	Burger King #01207 - West Monroe, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.16	Property		1	Burger King #12007 - Denham Springs, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.17	Property		1	Burger King #06129 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.18	Property		1	Burger King #06788 - Zachary, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.19	Property		1	Burger King #10802 - Westwego, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.20	Property		1	Burger King #09788 - Walker, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.21	Property		1	Burger King #09838 - Fairhope, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.22	Property		1	Burger King #01198 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.23	Property		1	Burger King #10764 - Morgan City, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.24	Property		1	Burger King #01465 - Laurel, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.25	Property		1	Burger King #07930 - Long Beach, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.26	Property		1	Burger King #05029 - Pineville, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.27	Property		1	Burger King #12633 - Port Allen, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.28	Property		1	Burger King #01437 - Monroe, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.29	Property		1	Burger King #01439 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.30	Property		1	Burger King #07467 - Ruston, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-17

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
17.31	Property		1	Burger King #12895 - Delhi, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.32	Property		1	Burger King #04914 - Pensacola, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.33	Property		1	Burger King #01425 - New Iberia, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.35	Property		1	Burger King #06149 - New Iberia, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.36	Property		1	Burger King #06676 - Jackson, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.37	Property		1	Burger King #06783 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.38	Property		1	Burger King #10763 - Hammond, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.39	Property		1	Burger King #01489 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.40	Property		1	Burger King #12661 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.41	Property		1	Burger King #10762 - Geismar, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.42	Property		1	Burger King #06906 - Warrensburg, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.43	Property		1	Burger King #09686 - Thomasville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.44	Property		1	Burger King #10572 - Eunice, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.45	Property		1	Burger King #12329 - Rayne, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.46	Property		1	Burger King #13080 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.47	Property		1	Burger King #02483 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.48	Property		1	Burger King #09026 - Laurel, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.49	Property		1	Burger King #11544 - Westlake, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.50	Property		1	Burger King #03623 - Covington, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.51	Property		1	Burger King #11715 - Ville Platte, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.52	Property		1	Burger King #12313 - Roeland Park, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.53	Property		1	Burger King #06674 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.55	Property		1	Burger King #01428 - Sulphur, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.56	Property		1	Burger King #05981 - Meridian, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.57	Property		1	Burger King #08645 - Pace, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.58	Property		1	Burger King #09213 - Pensacola, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.59	Property		1	Burger King #03585 - Daphne, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.60	Property		1	Burger King #12322 - Oakdale, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.61	Property		1	Burger King #04330 - Kansas City, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.62	Property		1	Burger King #02831 - Olathe, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.63	Property		1	Burger King #06916 - Kenner, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.64	Property		1	Burger King #09115 - Meridian, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.65	Property		1	Burger King #11694 - DeQuincy, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.66	Property		1	Burger King #00373 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.67	Property		1	Burger King #01617 - Lake Charles, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.68	Property		1	Burger King #01917 - Vidalia, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.69	Property		1	Burger King #12264 - Mission, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.70	Property		1	Burger King #09804 - Gonzales, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.73	Property		1	Burger King #00144 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.74	Property		1	Burger King #06488 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.75	Property		1	Burger King #12597 - Lake Charles, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.76	Property		1	Burger King #00211 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.77	Property		1	Burger King #01337 - Metairie, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.78	Property		1	Burger King #04016 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.79	Property		1	Burger King #10607 - Houma, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.80	Property		1	Burger King #10800 - Livingston, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.81	Property		1	Burger King #09958 - Grove Hill, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.82	Property		1	Burger King #12820 - Iowa, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.83	Property		1	Burger King #01149 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.84	Property		1	Burger King #06325 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.86	Property		1	Burger King #11979 - Monroe, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.87	Property		1	Burger King #13081 - New Iberia, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.88	Property		1	Burger King #03685 - Kansas City, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.89	Property		1	Burger King #06105 - Northport, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.90	Property		1	Burger King #12919 - Covington, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.91	Property		1	Burger King #09853 - Franklin, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.92	Property		1	Burger King #12660 - Vinton, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.93	Property		1	Burger King #00360 - New Orleans, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.94	Property		1	Burger King #12753 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.95	Property		1	Burger King #01315 - Alexandria, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.96	Property		1	Burger King #12752 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.97	Property		1	Burger King #01537 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.98	Property		1	Burger King #11488 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.99	Property		1	Burger King #00501 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	19.6%	12/31/2024	Rock Ventures	66,059	4.9%	12/31/2028	Building Amenities Wellness Center LLC	50,116	3.7%
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	120	1	Deerbrook Medical Center	7.1%	11/30/2026	Woodlands Specialty Hospital	3,870	5.9%	6/30/2036	NHFM - Memorial /Pain Clinics	3,683	5.6%
21	Loan	8, 121, 122, 123	1	Platinum Tower	6.6%	2/28/2033	Interra International, Inc	20,295	6.5%	9/30/2028	SouthState Bank, N.A.	13,466	4.3%
22	Loan	124, 125	1	Continental Shopping Plaza	11.3%	5/31/2030	Green Valley True Value	10,851	7.0%	4/30/2028	Coldwell Banker	5,648	3.6%
23	Loan	126	1	Holiday Inn Express Dripping Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-18

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
					6				6
1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio
1.01	Property		1	2000 Commerce Center Drive	NAP	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/13/2022	NAP	NAP	No
1.02	Property		1	1200 Northrop Road	NAP	NAP	NAP	NAP	NAP	12/15/2022	NAP	12/12/2022	NAP	NAP	No
1.03	Property		1	3400 Bagcraft Boulevard	NAP	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/14/2022	NAP	NAP	No
1.04	Property		1	690 Unisia Drive	NAP	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/15/2022	NAP	NAP	No
1.05	Property		1	800 Koomey Road	NAP	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/15/2022	NAP	NAP	No
1.06	Property		1	3900 West 43rd Street	NAP	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/14/2022	NAP	NAP	No
1.07	Property		1	540 West Nez Perce	NAP	NAP	NAP	NAP	NAP	12/12/2022	NAP	12/15/2022	NAP	NAP	No
1.08	Property		1	4255 Thunderbird Lane	NAP	NAP	NAP	NAP	NAP	2/16/2023	NAP	2/16/2023	NAP	NAP	No
1.09	Property		1	1001 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	12/15/2022	NAP	12/15/2022	NAP	NAP	No
1.10	Property		1	17153 Industrial Highway	NAP	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/15/2022	NAP	NAP	No
1.11	Property		1	999 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	12/15/2022	NAP	12/15/2022	NAP	NAP	No
1.12	Property		1	407 Sangamore Road	NAP	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/16/2022	NAP	NAP	No
1.13	Property		1	88 Nesbitt Drive	NAP	NAP	NAP	NAP	NAP	12/15/2022	NAP	12/15/2022	NAP	NAP	No
1.14	Property		1	310 Hartmann Drive	NAP	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/16/2022	NAP	NAP	No
1.15	Property		1	101 Commerce Drive	NAP	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/10/2022	NAP	NAP	No
1.16	Property		1	620 Hardin Street	NAP	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/8/2022	NAP	NAP	No
1.17	Property		1	3100 East Richmond Street	NAP	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/14/2022	NAP	NAP	No
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	NAP	NAP	NAP	NAP	NAP	3/9/2023	NAP	3/3/2023	5/3/2023	12%	No
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	1/31/2026	AMC Theatres	51,610	3.7%	12/31/2024	4/10/2023	NAP	4/11/2023	4/10/2023	12%	Yes - A, AE
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	1/31/2027	Kneedler Fauchere	17,762	1.7%	1/31/2028	11/22/2022	NAP	11/22/2022	11/22/2022	16%	No
5	Loan		3	Lake Zurich Retail Portfolio
5.01	Property		1	Village Square	9/30/2027	Party City Corporation	12,000	5.7%	1/31/2025	2/15/2023	NAP	2/15/2023	NAP	NAP	No
5.02	Property		1	Deerpath Commons	5/31/2033	ALDI, Inc.	16,573	11.3%	5/31/2031	2/15/2023	NAP	2/15/2023	NAP	NAP	No
5.03	Property		1	Deerpath Court	10/31/2025	Fidelity Construction Co	5,103	3.8%	2/28/2026	2/15/2023	NAP	2/15/2023	NAP	NAP	No
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio
6.01	Property		1	8271 Anderson Court	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.02	Property		1	1313 & 1422 Campbell Street	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.03	Property		1	3310 Greensburg Road	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.04	Property		1	2495 Doctor F. E. Wright Drive	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.05	Property		1	700 Stephenson Highway	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.06	Property		1	7850 Haggerty Road	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.07	Property		1	4125 State Route 22	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.08	Property		1	4400 South 76th Circle	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.09	Property		1	8400 Green Meadows Drive	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.10	Property		1	1817 Masters Avenue	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.11	Property		1	8760 Mississippi Street	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.12	Property		1	35710 Mound Road	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.13	Property		1	819 North Jefferson Avenue	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.14	Property		1	2435 Prairie Road	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.15	Property		1	199 and 203 Finley Road	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.16	Property		1	50-100 Frontier Way	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.17	Property		1	11686 Upper River Road	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	Yes - AE
6.18	Property		1	1175 Bowes Road	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.19	Property		1	3251 Gila Ridge Road	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.20	Property		1	2465 North 22nd Street	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.21	Property		1	104 South Scenic Highway	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
6.22	Property		1	3519 Wayland Drive	NAP	NAP	NAP	NAP	NAP	3/27/2023	NAP	3/27/2023	NAP	NAP	No
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	5/31/2032	Skadden Arps Slate Meagher	47,722	3.7%	2/28/2029	11/15/2022	NAP	10/31/2022	NAP	NAP	No
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	NAP	NAP	NAP	NAP	NAP	3/24/2023	NAP	3/23/2023	NAP	NAP	Yes - AE, A1-A30
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	1/31/2031	DICK'S Sporting Goods	50,646	3.3%	1/31/2026	2/13/2023	NAP	2/13/2023	NAP	NAP	No
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	3/31/2029	Jazz Pharmaceuticals, Inc.	59,672	3.1%	4/30/2029	4/6/2023	NAP	4/6/2023	NAP	NAP	No
11	Loan	77, 78	1	Fashion Village at Boca Park	9/30/2033	Panera Bread	5,047	3.6%	11/30/2027	4/10/2023	NAP	4/10/2023	NAP	NAP	No
12	Loan	79, 80, 81	1	3300 75th Avenue	NAP	NAP	NAP	NAP	NAP	5/16/2023	NAP	5/9/2023	NAP	NAP	No
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	7/31/2045	H&M	15,182	3.0%	1/31/2027	4/14/2023	NAP	4/14/2023	NAP	NAP	No
14	Loan	88, 89	1	Courtyard Marriott Goleta	NAP	NAP	NAP	NAP	NAP	4/5/2023	NAP	4/5/2023	4/4/2023	9%	No
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	NAP	NAP	NAP	NAP	NAP	3/15/2023	NAP	5/22/2023	NAP	NAP	No
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	12/31/2036	Arch Insurance Company	106,815	6.7%	5/31/2024	3/24/2023	NAP	3/3/2023	NAP	NAP	Yes - AE
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio
17.01	Property		1	Burger King #04324 - Gulf Shores, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.02	Property		1	Burger King #04581 - Foley, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.03	Property		1	Burger King #02957 - Houma, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AH
17.04	Property		1	Burger King #11942 - Gray, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.05	Property		1	Burger King #03818 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.06	Property		1	Burger King #05255 - Prichard, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.07	Property		1	Burger King #12830 - Boutte, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.08	Property		1	Burger King #03156 - Saraland, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.09	Property		1	Burger King #11614 - Harvey, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.10	Property		1	Burger King #04130 - Vicksburg, MS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.11	Property		1	Burger King #09004 - Diamondhead, MS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.12	Property		1	Burger King #09708 - Natchez, MS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.13	Property		1	Burger King #09270 - Robertsdale, AL	NAP	NAP	NAP	NAP	NAP	3/24/2023	NAP	3/29/2023	NAP	NAP	No
17.14	Property		1	Burger King #02643 - Gladstone, MO	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.15	Property		1	Burger King #01207 - West Monroe, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.16	Property		1	Burger King #12007 - Denham Springs, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.17	Property		1	Burger King #06129 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.18	Property		1	Burger King #06788 - Zachary, LA	NAP	NAP	NAP	NAP	NAP	3/28/2023	NAP	3/29/2023	NAP	NAP	No
17.19	Property		1	Burger King #10802 - Westwego, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.20	Property		1	Burger King #09788 - Walker, LA	NAP	NAP	NAP	NAP	NAP	3/28/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.21	Property		1	Burger King #09838 - Fairhope, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.22	Property		1	Burger King #01198 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.23	Property		1	Burger King #10764 - Morgan City, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.24	Property		1	Burger King #01465 - Laurel, MS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.25	Property		1	Burger King #07930 - Long Beach, MS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - VE
17.26	Property		1	Burger King #05029 - Pineville, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.27	Property		1	Burger King #12633 - Port Allen, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.28	Property		1	Burger King #01437 - Monroe, LA	NAP	NAP	NAP	NAP	NAP	3/31/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.29	Property		1	Burger King #01439 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.30	Property		1	Burger King #07467 - Ruston, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No

A-19

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
17.31	Property		1	Burger King #12895 - Delhi, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.32	Property		1	Burger King #04914 - Pensacola, FL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.33	Property		1	Burger King #01425 - New Iberia, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.35	Property		1	Burger King #06149 - New Iberia, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.36	Property		1	Burger King #06676 - Jackson, MS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.37	Property		1	Burger King #06783 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.38	Property		1	Burger King #10763 - Hammond, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.39	Property		1	Burger King #01489 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.40	Property		1	Burger King #12661 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.41	Property		1	Burger King #10762 - Geismar, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.42	Property		1	Burger King #06906 - Warrensburg, MO	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.43	Property		1	Burger King #09686 - Thomasville, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.44	Property		1	Burger King #10572 - Eunice, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.45	Property		1	Burger King #12329 - Rayne, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.46	Property		1	Burger King #13080 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - A1
17.47	Property		1	Burger King #02483 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.48	Property		1	Burger King #09026 - Laurel, MS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.49	Property		1	Burger King #11544 - Westlake, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.50	Property		1	Burger King #03623 - Covington, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.51	Property		1	Burger King #11715 - Ville Platte, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.52	Property		1	Burger King #12313 - Roeland Park, KS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.53	Property		1	Burger King #06674 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.55	Property		1	Burger King #01428 - Sulphur, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.56	Property		1	Burger King #05981 - Meridian, MS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.57	Property		1	Burger King #08645 - Pace, FL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.58	Property		1	Burger King #09213 - Pensacola, FL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - A
17.59	Property		1	Burger King #03585 - Daphne, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.60	Property		1	Burger King #12322 - Oakdale, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.61	Property		1	Burger King #04330 - Kansas City, MO	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.62	Property		1	Burger King #02831 - Olathe, KS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.63	Property		1	Burger King #06916 - Kenner, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.64	Property		1	Burger King #09115 - Meridian, MS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.65	Property		1	Burger King #11694 - DeQuincy, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.66	Property		1	Burger King #00373 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.67	Property		1	Burger King #01617 - Lake Charles, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.68	Property		1	Burger King #01917 - Vidalia, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.69	Property		1	Burger King #12264 - Mission, KS	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.70	Property		1	Burger King #09804 - Gonzales, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.73	Property		1	Burger King #00144 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.74	Property		1	Burger King #06488 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.75	Property		1	Burger King #12597 - Lake Charles, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.76	Property		1	Burger King #00211 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.77	Property		1	Burger King #01337 - Metairie, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.78	Property		1	Burger King #04016 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.79	Property		1	Burger King #10607 - Houma, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.80	Property		1	Burger King #10800 - Livingston, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.81	Property		1	Burger King #09958 - Grove Hill, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.82	Property		1	Burger King #12820 - Iowa, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.83	Property		1	Burger King #01149 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.84	Property		1	Burger King #06325 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.86	Property		1	Burger King #11979 - Monroe, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.87	Property		1	Burger King #13081 - New Iberia, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.88	Property		1	Burger King #03685 - Kansas City, MO	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.89	Property		1	Burger King #06105 - Northport, AL	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.90	Property		1	Burger King #12919 - Covington, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.91	Property		1	Burger King #09853 - Franklin, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.92	Property		1	Burger King #12660 - Vinton, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.93	Property		1	Burger King #00360 - New Orleans, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.94	Property		1	Burger King #12753 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - AE
17.95	Property		1	Burger King #01315 - Alexandria, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.96	Property		1	Burger King #12752 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.97	Property		1	Burger King #01537 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
17.98	Property		1	Burger King #11488 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	Yes - A
17.99	Property		1	Burger King #00501 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP	3/29/2023	NAP	NAP	No
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	12/31/2035	Microsoft Corporation	43,795	3.2%	7/31/2025	5/27/2022	NAP	5/27/2022	NAP	NAP	No
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	NAP	NAP	NAP	NAP	NAP	2/14/2023	NAP	2/14/2023	NAP	NAP	No
20	Loan	120	1	Deerbrook Medical Center	6/30/2036	NHFM - RMCDC	3,502	5.3%	6/30/2036	4/13/2023	NAP	4/13/2023	NAP	NAP	No
21	Loan	8, 121, 122, 123	1	Platinum Tower	2/28/2029	BVT National Capital Partners	10,164	3.3%	1/31/2028	4/7/2023	NAP	4/7/2023	NAP	NAP	No
22	Loan	124, 125	1	Continental Shopping Plaza	3/31/2026	Campbell Fashions	3,600	2.3%	12/31/2023	2/13/2023	NAP	2/13/2023	NAP	NAP	No
23	Loan	126	1	Holiday Inn Express Dripping Springs	NAP	NAP	NAP	NAP	NAP	3/28/2023	NAP	3/28/2023	NAP	NAP	No

A-20

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio						0	Springing	0	Springing
1.01	Property		1	2000 Commerce Center Drive	Fee	NAP	NAP	NAP	NAP
1.02	Property		1	1200 Northrop Road	Fee	NAP	NAP	NAP	NAP
1.03	Property		1	3400 Bagcraft Boulevard	Fee	NAP	NAP	NAP	NAP
1.04	Property		1	690 Unisia Drive	Fee	NAP	NAP	NAP	NAP
1.05	Property		1	800 Koomey Road	Fee	NAP	NAP	NAP	NAP
1.06	Property		1	3900 West 43rd Street	Fee	NAP	NAP	NAP	NAP
1.07	Property		1	540 West Nez Perce	Fee	NAP	NAP	NAP	NAP
1.08	Property		1	4255 Thunderbird Lane	Fee	NAP	NAP	NAP	NAP
1.09	Property		1	1001 North Madison Avenue	Fee	NAP	NAP	NAP	NAP
1.10	Property		1	17153 Industrial Highway	Fee	NAP	NAP	NAP	NAP
1.11	Property		1	999 North Madison Avenue	Fee	NAP	NAP	NAP	NAP
1.12	Property		1	407 Sangamore Road	Fee	NAP	NAP	NAP	NAP
1.13	Property		1	88 Nesbitt Drive	Fee	NAP	NAP	NAP	NAP
1.14	Property		1	310 Hartmann Drive	Fee	NAP	NAP	NAP	NAP
1.15	Property		1	101 Commerce Drive	Fee	NAP	NAP	NAP	NAP
1.16	Property		1	620 Hardin Street	Fee	NAP	NAP	NAP	NAP
1.17	Property		1	3100 East Richmond Street	Fee	NAP	NAP	NAP	NAP
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	Fee	NAP	NAP	NAP	NAP	178,740	178,740	0	Springing
5	Loan		3	Lake Zurich Retail Portfolio						0	Springing	46,659	Springing
5.01	Property		1	Village Square	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	Deerpath Commons	Fee	NAP	NAP	NAP	NAP
5.03	Property		1	Deerpath Court	Fee	NAP	NAP	NAP	NAP
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio						0	Springing	0	Springing
6.01	Property		1	8271 Anderson Court	Fee	NAP	NAP	NAP	NAP
6.02	Property		1	1313 & 1422 Campbell Street	Fee	NAP	NAP	NAP	NAP
6.03	Property		1	3310 Greensburg Road	Fee	NAP	NAP	NAP	NAP
6.04	Property		1	2495 Doctor F. E. Wright Drive	Fee	NAP	NAP	NAP	NAP
6.05	Property		1	700 Stephenson Highway	Fee	NAP	NAP	NAP	NAP
6.06	Property		1	7850 Haggerty Road	Fee	NAP	NAP	NAP	NAP
6.07	Property		1	4125 State Route 22	Fee	NAP	NAP	NAP	NAP
6.08	Property		1	4400 South 76th Circle	Fee	NAP	NAP	NAP	NAP
6.09	Property		1	8400 Green Meadows Drive	Fee	NAP	NAP	NAP	NAP
6.10	Property		1	1817 Masters Avenue	Fee	NAP	NAP	NAP	NAP
6.11	Property		1	8760 Mississippi Street	Fee	NAP	NAP	NAP	NAP
6.12	Property		1	35710 Mound Road	Fee	NAP	NAP	NAP	NAP
6.13	Property		1	819 North Jefferson Avenue	Fee	NAP	NAP	NAP	NAP
6.14	Property		1	2435 Prairie Road	Fee	NAP	NAP	NAP	NAP
6.15	Property		1	199 and 203 Finley Road	Fee	NAP	NAP	NAP	NAP
6.16	Property		1	50-100 Frontier Way	Fee	NAP	NAP	NAP	NAP
6.17	Property		1	11686 Upper River Road	Fee	NAP	NAP	NAP	NAP
6.18	Property		1	1175 Bowes Road	Fee	NAP	NAP	NAP	NAP
6.19	Property		1	3251 Gila Ridge Road	Fee	NAP	NAP	NAP	NAP
6.20	Property		1	2465 North 22nd Street	Fee	NAP	NAP	NAP	NAP
6.21	Property		1	104 South Scenic Highway	Fee	NAP	NAP	NAP	NAP
6.22	Property		1	3519 Wayland Drive	Fee	NAP	NAP	NAP	NAP
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	Fee	NAP	NAP	NAP	NAP	336,184	48,026	0	Springing
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
11	Loan	77, 78	1	Fashion Village at Boca Park	Fee	NAP	NAP	NAP	NAP	175,006	15,910	6,510	3,255
12	Loan	79, 80, 81	1	3300 75th Avenue	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
14	Loan	88, 89	1	Courtyard Marriott Goleta	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	Fee	NAP	NAP	NAP	NAP	696,822	696,822	272,774	136,387
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio						0	Springing	0	Springing
17.01	Property		1	Burger King #04324 - Gulf Shores, AL	Fee	NAP	NAP	NAP	NAP
17.02	Property		1	Burger King #04581 - Foley, AL	Fee	NAP	NAP	NAP	NAP
17.03	Property		1	Burger King #02957 - Houma, LA	Fee	NAP	NAP	NAP	NAP
17.04	Property		1	Burger King #11942 - Gray, LA	Fee	NAP	NAP	NAP	NAP
17.05	Property		1	Burger King #03818 - Mobile, AL	Fee	NAP	NAP	NAP	NAP
17.06	Property		1	Burger King #05255 - Prichard, AL	Fee	NAP	NAP	NAP	NAP
17.07	Property		1	Burger King #12830 - Boutte, LA	Fee	NAP	NAP	NAP	NAP
17.08	Property		1	Burger King #03156 - Saraland, AL	Fee	NAP	NAP	NAP	NAP
17.09	Property		1	Burger King #11614 - Harvey, LA	Fee	NAP	NAP	NAP	NAP
17.10	Property		1	Burger King #04130 - Vicksburg, MS	Fee / Leasehold	8/14/2033	None	0	No
17.11	Property		1	Burger King #09004 - Diamondhead, MS	Fee	NAP	NAP	NAP	NAP
17.12	Property		1	Burger King #09708 - Natchez, MS	Fee	NAP	NAP	NAP	NAP
17.13	Property		1	Burger King #09270 - Robertsdale, AL	Fee	NAP	NAP	NAP	NAP
17.14	Property		1	Burger King #02643 - Gladstone, MO	Fee	NAP	NAP	NAP	NAP
17.15	Property		1	Burger King #01207 - West Monroe, LA	Fee	NAP	NAP	NAP	NAP
17.16	Property		1	Burger King #12007 - Denham Springs, LA	Leasehold	5/31/2028	8, 5-year extension options	49,280	No
17.17	Property		1	Burger King #06129 - Mobile, AL	Fee	NAP	NAP	NAP	NAP
17.18	Property		1	Burger King #06788 - Zachary, LA	Fee	NAP	NAP	NAP	NAP
17.19	Property		1	Burger King #10802 - Westwego, LA	Fee	NAP	NAP	NAP	NAP
17.20	Property		1	Burger King #09788 - Walker, LA	Fee	NAP	NAP	NAP	NAP
17.21	Property		1	Burger King #09838 - Fairhope, AL	Fee	NAP	NAP	NAP	NAP
17.22	Property		1	Burger King #01198 - Mobile, AL	Fee	NAP	NAP	NAP	NAP
17.23	Property		1	Burger King #10764 - Morgan City, LA	Fee	NAP	NAP	NAP	NAP
17.24	Property		1	Burger King #01465 - Laurel, MS	Fee	NAP	NAP	NAP	NAP
17.25	Property		1	Burger King #07930 - Long Beach, MS	Fee	NAP	NAP	NAP	NAP
17.26	Property		1	Burger King #05029 - Pineville, LA	Fee	NAP	NAP	NAP	NAP
17.27	Property		1	Burger King #12633 - Port Allen, LA	Fee	NAP	NAP	NAP	NAP
17.28	Property		1	Burger King #01437 - Monroe, LA	Fee	NAP	NAP	NAP	NAP
17.29	Property		1	Burger King #01439 - Slidell, LA	Fee	NAP	NAP	NAP	NAP
17.30	Property		1	Burger King #07467 - Ruston, LA	Fee / Leasehold	6/5/2029	4, 5-year extension options	7,390	Yes

A-21

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
17.31	Property		1	Burger King #12895 - Delhi, LA	Fee	NAP	NAP	NAP	NAP
17.32	Property		1	Burger King #04914 - Pensacola, FL	Fee	NAP	NAP	NAP	NAP
17.33	Property		1	Burger King #01425 - New Iberia, LA	Fee	NAP	NAP	NAP	NAP
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL	Fee	NAP	NAP	NAP	NAP
17.35	Property		1	Burger King #06149 - New Iberia, LA	Fee	NAP	NAP	NAP	NAP
17.36	Property		1	Burger King #06676 - Jackson, MS	Fee	NAP	NAP	NAP	NAP
17.37	Property		1	Burger King #06783 - Baton Rouge, LA	Fee	NAP	NAP	NAP	NAP
17.38	Property		1	Burger King #10763 - Hammond, LA	Fee	NAP	NAP	NAP	NAP
17.39	Property		1	Burger King #01489 - Mobile, AL	Fee	NAP	NAP	NAP	NAP
17.40	Property		1	Burger King #12661 - Baton Rouge, LA	Fee	NAP	NAP	NAP	NAP
17.41	Property		1	Burger King #10762 - Geismar, LA	Fee	NAP	NAP	NAP	NAP
17.42	Property		1	Burger King #06906 - Warrensburg, MO	Fee	NAP	NAP	NAP	NAP
17.43	Property		1	Burger King #09686 - Thomasville, AL	Fee	NAP	NAP	NAP	NAP
17.44	Property		1	Burger King #10572 - Eunice, LA	Leasehold	9/30/2027	2, 5-year extension options	36,075	No
17.45	Property		1	Burger King #12329 - Rayne, LA	Fee	NAP	NAP	NAP	NAP
17.46	Property		1	Burger King #13080 - Slidell, LA	Fee	NAP	NAP	NAP	NAP
17.47	Property		1	Burger King #02483 - Mobile, AL	Fee	NAP	NAP	NAP	NAP
17.48	Property		1	Burger King #09026 - Laurel, MS	Fee	NAP	NAP	NAP	NAP
17.49	Property		1	Burger King #11544 - Westlake, LA	Fee	NAP	NAP	NAP	NAP
17.50	Property		1	Burger King #03623 - Covington, LA	Fee	NAP	NAP	NAP	NAP
17.51	Property		1	Burger King #11715 - Ville Platte, LA	Fee	NAP	NAP	NAP	NAP
17.52	Property		1	Burger King #12313 - Roeland Park, KS	Fee	NAP	NAP	NAP	NAP
17.53	Property		1	Burger King #06674 - Slidell, LA	Fee	NAP	NAP	NAP	NAP
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA	Fee	NAP	NAP	NAP	NAP
17.55	Property		1	Burger King #01428 - Sulphur, LA	Fee	NAP	NAP	NAP	NAP
17.56	Property		1	Burger King #05981 - Meridian, MS	Fee	NAP	NAP	NAP	NAP
17.57	Property		1	Burger King #08645 - Pace, FL	Fee	NAP	NAP	NAP	NAP
17.58	Property		1	Burger King #09213 - Pensacola, FL	Fee	NAP	NAP	NAP	NAP
17.59	Property		1	Burger King #03585 - Daphne, AL	Fee	NAP	NAP	NAP	NAP
17.60	Property		1	Burger King #12322 - Oakdale, LA	Fee	NAP	NAP	NAP	NAP
17.61	Property		1	Burger King #04330 - Kansas City, MO	Fee	NAP	NAP	NAP	NAP
17.62	Property		1	Burger King #02831 - Olathe, KS	Fee	NAP	NAP	NAP	NAP
17.63	Property		1	Burger King #06916 - Kenner, LA	Fee	NAP	NAP	NAP	NAP
17.64	Property		1	Burger King #09115 - Meridian, MS	Fee	NAP	NAP	NAP	NAP
17.65	Property		1	Burger King #11694 - DeQuincy, LA	Fee	NAP	NAP	NAP	NAP
17.66	Property		1	Burger King #00373 - Mobile, AL	Fee	NAP	NAP	NAP	NAP
17.67	Property		1	Burger King #01617 - Lake Charles, LA	Fee	NAP	NAP	NAP	NAP
17.68	Property		1	Burger King #01917 - Vidalia, LA	Fee	NAP	NAP	NAP	NAP
17.69	Property		1	Burger King #12264 - Mission, KS	Fee	NAP	NAP	NAP	NAP
17.70	Property		1	Burger King #09804 - Gonzales, LA	Fee	NAP	NAP	NAP	NAP
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL	Fee	NAP	NAP	NAP	NAP
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL	Fee	NAP	NAP	NAP	NAP
17.73	Property		1	Burger King #00144 - Baton Rouge, LA	Fee	NAP	NAP	NAP	NAP
17.74	Property		1	Burger King #06488 - Mobile, AL	Fee	NAP	NAP	NAP	NAP
17.75	Property		1	Burger King #12597 - Lake Charles, LA	Fee	NAP	NAP	NAP	NAP
17.76	Property		1	Burger King #00211 - Baton Rouge, LA	Fee	NAP	NAP	NAP	NAP
17.77	Property		1	Burger King #01337 - Metairie, LA	Fee	NAP	NAP	NAP	NAP
17.78	Property		1	Burger King #04016 - Mobile, AL	Fee	NAP	NAP	NAP	NAP
17.79	Property		1	Burger King #10607 - Houma, LA	Fee / Leasehold	9/24/2027	2, 5-year extension options	72,473	No
17.80	Property		1	Burger King #10800 - Livingston, AL	Fee	NAP	NAP	NAP	NAP
17.81	Property		1	Burger King #09958 - Grove Hill, AL	Fee	NAP	NAP	NAP	NAP
17.82	Property		1	Burger King #12820 - Iowa, LA	Fee	NAP	NAP	NAP	NAP
17.83	Property		1	Burger King #01149 - Baton Rouge, LA	Fee	NAP	NAP	NAP	NAP
17.84	Property		1	Burger King #06325 - Baton Rouge, LA	Fee	NAP	NAP	NAP	NAP
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL	Fee	NAP	NAP	NAP	NAP
17.86	Property		1	Burger King #11979 - Monroe, LA	Fee	NAP	NAP	NAP	NAP
17.87	Property		1	Burger King #13081 - New Iberia, LA	Leasehold	3/28/2025	3, 5-year extension options	52,272	No
17.88	Property		1	Burger King #03685 - Kansas City, MO	Fee	NAP	NAP	NAP	NAP
17.89	Property		1	Burger King #06105 - Northport, AL	Fee	NAP	NAP	NAP	NAP
17.90	Property		1	Burger King #12919 - Covington, LA	Leasehold	12/22/2024	3, 5-year extension options	53,572	No
17.91	Property		1	Burger King #09853 - Franklin, LA	Fee	NAP	NAP	NAP	NAP
17.92	Property		1	Burger King #12660 - Vinton, LA	Fee	NAP	NAP	NAP	NAP
17.93	Property		1	Burger King #00360 - New Orleans, LA	Leasehold	2/29/2024	3, 5-year extension options	50,650	No
17.94	Property		1	Burger King #12753 - Slidell, LA	Leasehold	8/31/2024	3, 5-year extension options	58,564	No
17.95	Property		1	Burger King #01315 - Alexandria, LA	Fee / Leasehold	5/2/2024	3, 5-year extension options	40,674	Yes
17.96	Property		1	Burger King #12752 - Lafayette, LA	Leasehold	9/23/2024	3, 5-year extension options	43,560	No
17.97	Property		1	Burger King #01537 - Lafayette, LA	Fee / Leasehold	3/24/2025	4, 5-year extension options	64,902	No
17.98	Property		1	Burger King #11488 - Lafayette, LA	Leasehold	4/15/2028	4, 5-year extension options and 1, 6-year extension option	70,862	No
17.99	Property		1	Burger King #00501 - Lafayette, LA	Fee / Leasehold	6/5/2024	1, 5-year extension option	29,296	No
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	Fee	NAP	NAP	NAP	NAP	3,926,163	615,075	0	Springing
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	Fee	NAP	NAP	NAP	NAP	157,268	157,268	0	Springing
20	Loan	120	1	Deerbrook Medical Center	Fee	NAP	NAP	NAP	NAP	215,466	35,911	31,087	7,772
21	Loan	8, 121, 122, 123	1	Platinum Tower	Fee	NAP	NAP	NAP	NAP	486,750	54,083	0	Springing
22	Loan	124, 125	1	Continental Shopping Plaza	Fee	NAP	NAP	NAP	NAP	31,536	15,768	0	Springing
23	Loan	126	1	Holiday Inn Express Dripping Springs	Fee	NAP	NAP	NAP	NAP	81,018	11,574	82,668	6,359

A-22

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	0	Springing	22,673,820	0	Springing	22,673,820	0	0	0
1.01	Property		1	2000 Commerce Center Drive
1.02	Property		1	1200 Northrop Road
1.03	Property		1	3400 Bagcraft Boulevard
1.04	Property		1	690 Unisia Drive
1.05	Property		1	800 Koomey Road
1.06	Property		1	3900 West 43rd Street
1.07	Property		1	540 West Nez Perce
1.08	Property		1	4255 Thunderbird Lane
1.09	Property		1	1001 North Madison Avenue
1.10	Property		1	17153 Industrial Highway
1.11	Property		1	999 North Madison Avenue
1.12	Property		1	407 Sangamore Road
1.13	Property		1	88 Nesbitt Drive
1.14	Property		1	310 Hartmann Drive
1.15	Property		1	101 Commerce Drive
1.16	Property		1	620 Hardin Street
1.17	Property		1	3100 East Richmond Street
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	0	0	0	0	0	0	0	0	0
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	0	Springing	0	0	Springing	0	0	0	0
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	0	17,554	0	3,000,000	Springing	5,000,000	0	0	0
5	Loan		3	Lake Zurich Retail Portfolio	250,000	Springing	250,000	750,000	Springing	750,000	0	0	0
5.01	Property		1	Village Square
5.02	Property		1	Deerpath Commons
5.03	Property		1	Deerpath Court
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	0	Springing	0	2,000,000	Springing	0	0	0	0
6.01	Property		1	8271 Anderson Court
6.02	Property		1	1313 & 1422 Campbell Street
6.03	Property		1	3310 Greensburg Road
6.04	Property		1	2495 Doctor F. E. Wright Drive
6.05	Property		1	700 Stephenson Highway
6.06	Property		1	7850 Haggerty Road
6.07	Property		1	4125 State Route 22
6.08	Property		1	4400 South 76th Circle
6.09	Property		1	8400 Green Meadows Drive
6.10	Property		1	1817 Masters Avenue
6.11	Property		1	8760 Mississippi Street
6.12	Property		1	35710 Mound Road
6.13	Property		1	819 North Jefferson Avenue
6.14	Property		1	2435 Prairie Road
6.15	Property		1	199 and 203 Finley Road
6.16	Property		1	50-100 Frontier Way
6.17	Property		1	11686 Upper River Road
6.18	Property		1	1175 Bowes Road
6.19	Property		1	3251 Gila Ridge Road
6.20	Property		1	2465 North 22nd Street
6.21	Property		1	104 South Scenic Highway
6.22	Property		1	3519 Wayland Drive
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	0	Springing	0	26,723,400	Springing	0	0	0	0
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	164,894	1/12 of 4% of the total revenue generated (excluding membership sales)	0	0	0	0	0	0	0
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	0	Springing	402,666	0	Springing	1,651,332	0	0	0
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	0	Springing	0	25,000,000	Springing	25,000,000	0	0	0
11	Loan	77, 78	1	Fashion Village at Boca Park	0	2,320	55,669	0	14,497	347,933	0	0	0
12	Loan	79, 80, 81	1	3300 75th Avenue	0	Springing	0	0	Springing	0	0	0	0
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	0	Springing	201,394	0	Springing	1,006,968	0	0	0
14	Loan	88, 89	1	Courtyard Marriott Goleta	0	5% of Gross Revenue	0	0	0	0	0	0	0
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	0	Springing	140,212	0	Springing	701,062	0	0	0
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	8,000,000	26,650	0	15,000,000	Springing	15,000,000	0	0	0
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	0	Springing	0	0	0	0	0	0	0
17.01	Property		1	Burger King #04324 - Gulf Shores, AL
17.02	Property		1	Burger King #04581 - Foley, AL
17.03	Property		1	Burger King #02957 - Houma, LA
17.04	Property		1	Burger King #11942 - Gray, LA
17.05	Property		1	Burger King #03818 - Mobile, AL
17.06	Property		1	Burger King #05255 - Prichard, AL
17.07	Property		1	Burger King #12830 - Boutte, LA
17.08	Property		1	Burger King #03156 - Saraland, AL
17.09	Property		1	Burger King #11614 - Harvey, LA
17.10	Property		1	Burger King #04130 - Vicksburg, MS
17.11	Property		1	Burger King #09004 - Diamondhead, MS
17.12	Property		1	Burger King #09708 - Natchez, MS
17.13	Property		1	Burger King #09270 - Robertsdale, AL
17.14	Property		1	Burger King #02643 - Gladstone, MO
17.15	Property		1	Burger King #01207 - West Monroe, LA
17.16	Property		1	Burger King #12007 - Denham Springs, LA
17.17	Property		1	Burger King #06129 - Mobile, AL
17.18	Property		1	Burger King #06788 - Zachary, LA
17.19	Property		1	Burger King #10802 - Westwego, LA
17.20	Property		1	Burger King #09788 - Walker, LA
17.21	Property		1	Burger King #09838 - Fairhope, AL
17.22	Property		1	Burger King #01198 - Mobile, AL
17.23	Property		1	Burger King #10764 - Morgan City, LA
17.24	Property		1	Burger King #01465 - Laurel, MS
17.25	Property		1	Burger King #07930 - Long Beach, MS
17.26	Property		1	Burger King #05029 - Pineville, LA
17.27	Property		1	Burger King #12633 - Port Allen, LA
17.28	Property		1	Burger King #01437 - Monroe, LA
17.29	Property		1	Burger King #01439 - Slidell, LA
17.30	Property		1	Burger King #07467 - Ruston, LA

A-23

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
17.31	Property		1	Burger King #12895 - Delhi, LA
17.32	Property		1	Burger King #04914 - Pensacola, FL
17.33	Property		1	Burger King #01425 - New Iberia, LA
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL
17.35	Property		1	Burger King #06149 - New Iberia, LA
17.36	Property		1	Burger King #06676 - Jackson, MS
17.37	Property		1	Burger King #06783 - Baton Rouge, LA
17.38	Property		1	Burger King #10763 - Hammond, LA
17.39	Property		1	Burger King #01489 - Mobile, AL
17.40	Property		1	Burger King #12661 - Baton Rouge, LA
17.41	Property		1	Burger King #10762 - Geismar, LA
17.42	Property		1	Burger King #06906 - Warrensburg, MO
17.43	Property		1	Burger King #09686 - Thomasville, AL
17.44	Property		1	Burger King #10572 - Eunice, LA
17.45	Property		1	Burger King #12329 - Rayne, LA
17.46	Property		1	Burger King #13080 - Slidell, LA
17.47	Property		1	Burger King #02483 - Mobile, AL
17.48	Property		1	Burger King #09026 - Laurel, MS
17.49	Property		1	Burger King #11544 - Westlake, LA
17.50	Property		1	Burger King #03623 - Covington, LA
17.51	Property		1	Burger King #11715 - Ville Platte, LA
17.52	Property		1	Burger King #12313 - Roeland Park, KS
17.53	Property		1	Burger King #06674 - Slidell, LA
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA
17.55	Property		1	Burger King #01428 - Sulphur, LA
17.56	Property		1	Burger King #05981 - Meridian, MS
17.57	Property		1	Burger King #08645 - Pace, FL
17.58	Property		1	Burger King #09213 - Pensacola, FL
17.59	Property		1	Burger King #03585 - Daphne, AL
17.60	Property		1	Burger King #12322 - Oakdale, LA
17.61	Property		1	Burger King #04330 - Kansas City, MO
17.62	Property		1	Burger King #02831 - Olathe, KS
17.63	Property		1	Burger King #06916 - Kenner, LA
17.64	Property		1	Burger King #09115 - Meridian, MS
17.65	Property		1	Burger King #11694 - DeQuincy, LA
17.66	Property		1	Burger King #00373 - Mobile, AL
17.67	Property		1	Burger King #01617 - Lake Charles, LA
17.68	Property		1	Burger King #01917 - Vidalia, LA
17.69	Property		1	Burger King #12264 - Mission, KS
17.70	Property		1	Burger King #09804 - Gonzales, LA
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL
17.73	Property		1	Burger King #00144 - Baton Rouge, LA
17.74	Property		1	Burger King #06488 - Mobile, AL
17.75	Property		1	Burger King #12597 - Lake Charles, LA
17.76	Property		1	Burger King #00211 - Baton Rouge, LA
17.77	Property		1	Burger King #01337 - Metairie, LA
17.78	Property		1	Burger King #04016 - Mobile, AL
17.79	Property		1	Burger King #10607 - Houma, LA
17.80	Property		1	Burger King #10800 - Livingston, AL
17.81	Property		1	Burger King #09958 - Grove Hill, AL
17.82	Property		1	Burger King #12820 - Iowa, LA
17.83	Property		1	Burger King #01149 - Baton Rouge, LA
17.84	Property		1	Burger King #06325 - Baton Rouge, LA
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL
17.86	Property		1	Burger King #11979 - Monroe, LA
17.87	Property		1	Burger King #13081 - New Iberia, LA
17.88	Property		1	Burger King #03685 - Kansas City, MO
17.89	Property		1	Burger King #06105 - Northport, AL
17.90	Property		1	Burger King #12919 - Covington, LA
17.91	Property		1	Burger King #09853 - Franklin, LA
17.92	Property		1	Burger King #12660 - Vinton, LA
17.93	Property		1	Burger King #00360 - New Orleans, LA
17.94	Property		1	Burger King #12753 - Slidell, LA
17.95	Property		1	Burger King #01315 - Alexandria, LA
17.96	Property		1	Burger King #12752 - Lafayette, LA
17.97	Property		1	Burger King #01537 - Lafayette, LA
17.98	Property		1	Burger King #11488 - Lafayette, LA
17.99	Property		1	Burger King #00501 - Lafayette, LA
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	28,230	28,230	677,530	1,500,000	169,541	4,000,000	0	0	0
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	0	106,694	0	0	0	0	0	0	0
20	Loan	120	1	Deerbrook Medical Center	98,116	1,102	0	0	8,262	0	0	0	0
21	Loan	8, 121, 122, 123	1	Platinum Tower	5,210	5,210	0	2,000,000	52,099	0	0	0	0
22	Loan	124, 125	1	Continental Shopping Plaza	0	4,407	105,773	176,000	12,962	311,098	0	0	0
23	Loan	126	1	Holiday Inn Express Dripping Springs	0	11,997	0	0	0	0	0	0	0

A-24

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	0	0	Springing	EIL Policy Reserve	0	0
1.01	Property		1	2000 Commerce Center Drive
1.02	Property		1	1200 Northrop Road
1.03	Property		1	3400 Bagcraft Boulevard
1.04	Property		1	690 Unisia Drive
1.05	Property		1	800 Koomey Road
1.06	Property		1	3900 West 43rd Street
1.07	Property		1	540 West Nez Perce
1.08	Property		1	4255 Thunderbird Lane
1.09	Property		1	1001 North Madison Avenue
1.10	Property		1	17153 Industrial Highway
1.11	Property		1	999 North Madison Avenue
1.12	Property		1	407 Sangamore Road
1.13	Property		1	88 Nesbitt Drive
1.14	Property		1	310 Hartmann Drive
1.15	Property		1	101 Commerce Drive
1.16	Property		1	620 Hardin Street
1.17	Property		1	3100 East Richmond Street
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	0	0	Springing	Free Rent Reserve	0	0
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	0	28,803,694	0	Outstanding TI/LC Reserve ($24,345,615), Gap Rent Reserve ($4,458,079)	0	0
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	0	13,809,708	Springing	Unfunded Obligations Reserve (Upfront: $13,809,708.28), Major Tenant Downgrade Funds (Monthly: Springing), Major Tenant Non-Renewal Funds (Monthly: Springing)	0	0
5	Loan		3	Lake Zurich Retail Portfolio	0	152,205	0	Unfunded Obligations Reserve	0	0
5.01	Property		1	Village Square
5.02	Property		1	Deerpath Commons
5.03	Property		1	Deerpath Court
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	0	0	Springing	Low DSCR Cure Deposit Reserve	0	0
6.01	Property		1	8271 Anderson Court
6.02	Property		1	1313 & 1422 Campbell Street
6.03	Property		1	3310 Greensburg Road
6.04	Property		1	2495 Doctor F. E. Wright Drive
6.05	Property		1	700 Stephenson Highway
6.06	Property		1	7850 Haggerty Road
6.07	Property		1	4125 State Route 22
6.08	Property		1	4400 South 76th Circle
6.09	Property		1	8400 Green Meadows Drive
6.10	Property		1	1817 Masters Avenue
6.11	Property		1	8760 Mississippi Street
6.12	Property		1	35710 Mound Road
6.13	Property		1	819 North Jefferson Avenue
6.14	Property		1	2435 Prairie Road
6.15	Property		1	199 and 203 Finley Road
6.16	Property		1	50-100 Frontier Way
6.17	Property		1	11686 Upper River Road
6.18	Property		1	1175 Bowes Road
6.19	Property		1	3251 Gila Ridge Road
6.20	Property		1	2465 North 22nd Street
6.21	Property		1	104 South Scenic Highway
6.22	Property		1	3519 Wayland Drive
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	0	31,137,229	0	Outstanding TI/LC Reserve ($21,283,070), Free Rent Reserve ($9,854,159)	0	0
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	0	40,859,366	Springing	Named Storm Coverage Reserve (Upfront: $40,439,366), Seasonality Reserve (Upfront: $420,000; Monthly: Springing)	0	0
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	0	14,539,077	0	Outstanding TI/LC Reserve ($10,222,200), Gap Rent Reserve ($4,316,877)	0	0
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	0	11,112,904	0	Upfront Leasing Reserve	0	0
11	Loan	77, 78	1	Fashion Village at Boca Park	0	1,200,000	0	Earnout Reserve	0	1,200,000
12	Loan	79, 80, 81	1	3300 75th Avenue	0	0	0	NAP	0	0
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	0	18,702,357	Springing	TI Reserve (Upfront: $10,024,690.89), Gap Rent Reserve (Upfront: $8,677,665.64), Planet Hollywood Overlease Rent Funds Reserve (Monthly: Springing)	0	0
14	Loan	88, 89	1	Courtyard Marriott Goleta	0	0	Springing	PIP Reserve	0	0
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	0	0	0	NAP	0	0
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	0	40,614,319	0	Sea Wall Repair Reserve ($25,000,000), Unfunded Obligations Reserve ($14,195,734), Elevator Modernization Reserve ($1,418,585.35)	0	0
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	0	200,000	Springing	Ground Rent Reserve (Upfront: $100,000, Monthly: Springing); Insurance Deductible Reserve (Upfront: $100,000); Deferred Maintenance (Springing)	0	0
17.01	Property		1	Burger King #04324 - Gulf Shores, AL
17.02	Property		1	Burger King #04581 - Foley, AL
17.03	Property		1	Burger King #02957 - Houma, LA
17.04	Property		1	Burger King #11942 - Gray, LA
17.05	Property		1	Burger King #03818 - Mobile, AL
17.06	Property		1	Burger King #05255 - Prichard, AL
17.07	Property		1	Burger King #12830 - Boutte, LA
17.08	Property		1	Burger King #03156 - Saraland, AL
17.09	Property		1	Burger King #11614 - Harvey, LA
17.10	Property		1	Burger King #04130 - Vicksburg, MS
17.11	Property		1	Burger King #09004 - Diamondhead, MS
17.12	Property		1	Burger King #09708 - Natchez, MS
17.13	Property		1	Burger King #09270 - Robertsdale, AL
17.14	Property		1	Burger King #02643 - Gladstone, MO
17.15	Property		1	Burger King #01207 - West Monroe, LA
17.16	Property		1	Burger King #12007 - Denham Springs, LA
17.17	Property		1	Burger King #06129 - Mobile, AL
17.18	Property		1	Burger King #06788 - Zachary, LA
17.19	Property		1	Burger King #10802 - Westwego, LA
17.20	Property		1	Burger King #09788 - Walker, LA
17.21	Property		1	Burger King #09838 - Fairhope, AL
17.22	Property		1	Burger King #01198 - Mobile, AL
17.23	Property		1	Burger King #10764 - Morgan City, LA
17.24	Property		1	Burger King #01465 - Laurel, MS
17.25	Property		1	Burger King #07930 - Long Beach, MS
17.26	Property		1	Burger King #05029 - Pineville, LA
17.27	Property		1	Burger King #12633 - Port Allen, LA
17.28	Property		1	Burger King #01437 - Monroe, LA
17.29	Property		1	Burger King #01439 - Slidell, LA
17.30	Property		1	Burger King #07467 - Ruston, LA

A-25

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
17.31	Property		1	Burger King #12895 - Delhi, LA
17.32	Property		1	Burger King #04914 - Pensacola, FL
17.33	Property		1	Burger King #01425 - New Iberia, LA
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL
17.35	Property		1	Burger King #06149 - New Iberia, LA
17.36	Property		1	Burger King #06676 - Jackson, MS
17.37	Property		1	Burger King #06783 - Baton Rouge, LA
17.38	Property		1	Burger King #10763 - Hammond, LA
17.39	Property		1	Burger King #01489 - Mobile, AL
17.40	Property		1	Burger King #12661 - Baton Rouge, LA
17.41	Property		1	Burger King #10762 - Geismar, LA
17.42	Property		1	Burger King #06906 - Warrensburg, MO
17.43	Property		1	Burger King #09686 - Thomasville, AL
17.44	Property		1	Burger King #10572 - Eunice, LA
17.45	Property		1	Burger King #12329 - Rayne, LA
17.46	Property		1	Burger King #13080 - Slidell, LA
17.47	Property		1	Burger King #02483 - Mobile, AL
17.48	Property		1	Burger King #09026 - Laurel, MS
17.49	Property		1	Burger King #11544 - Westlake, LA
17.50	Property		1	Burger King #03623 - Covington, LA
17.51	Property		1	Burger King #11715 - Ville Platte, LA
17.52	Property		1	Burger King #12313 - Roeland Park, KS
17.53	Property		1	Burger King #06674 - Slidell, LA
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA
17.55	Property		1	Burger King #01428 - Sulphur, LA
17.56	Property		1	Burger King #05981 - Meridian, MS
17.57	Property		1	Burger King #08645 - Pace, FL
17.58	Property		1	Burger King #09213 - Pensacola, FL
17.59	Property		1	Burger King #03585 - Daphne, AL
17.60	Property		1	Burger King #12322 - Oakdale, LA
17.61	Property		1	Burger King #04330 - Kansas City, MO
17.62	Property		1	Burger King #02831 - Olathe, KS
17.63	Property		1	Burger King #06916 - Kenner, LA
17.64	Property		1	Burger King #09115 - Meridian, MS
17.65	Property		1	Burger King #11694 - DeQuincy, LA
17.66	Property		1	Burger King #00373 - Mobile, AL
17.67	Property		1	Burger King #01617 - Lake Charles, LA
17.68	Property		1	Burger King #01917 - Vidalia, LA
17.69	Property		1	Burger King #12264 - Mission, KS
17.70	Property		1	Burger King #09804 - Gonzales, LA
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL
17.73	Property		1	Burger King #00144 - Baton Rouge, LA
17.74	Property		1	Burger King #06488 - Mobile, AL
17.75	Property		1	Burger King #12597 - Lake Charles, LA
17.76	Property		1	Burger King #00211 - Baton Rouge, LA
17.77	Property		1	Burger King #01337 - Metairie, LA
17.78	Property		1	Burger King #04016 - Mobile, AL
17.79	Property		1	Burger King #10607 - Houma, LA
17.80	Property		1	Burger King #10800 - Livingston, AL
17.81	Property		1	Burger King #09958 - Grove Hill, AL
17.82	Property		1	Burger King #12820 - Iowa, LA
17.83	Property		1	Burger King #01149 - Baton Rouge, LA
17.84	Property		1	Burger King #06325 - Baton Rouge, LA
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL
17.86	Property		1	Burger King #11979 - Monroe, LA
17.87	Property		1	Burger King #13081 - New Iberia, LA
17.88	Property		1	Burger King #03685 - Kansas City, MO
17.89	Property		1	Burger King #06105 - Northport, AL
17.90	Property		1	Burger King #12919 - Covington, LA
17.91	Property		1	Burger King #09853 - Franklin, LA
17.92	Property		1	Burger King #12660 - Vinton, LA
17.93	Property		1	Burger King #00360 - New Orleans, LA
17.94	Property		1	Burger King #12753 - Slidell, LA
17.95	Property		1	Burger King #01315 - Alexandria, LA
17.96	Property		1	Burger King #12752 - Lafayette, LA
17.97	Property		1	Burger King #01537 - Lafayette, LA
17.98	Property		1	Burger King #11488 - Lafayette, LA
17.99	Property		1	Burger King #00501 - Lafayette, LA
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	0	3,851,373	Springing	Outstanding TI/LC Reserve (Upfront: $3,851,373.43), Meridian/Rocket Reserve (Monthly: Springing)	0	0
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	72,600	127,022	27,945	Seasonality Reserve (Upfront: $127,022; Monthly: $27,945), PIP Reserve (Monthly: Springing)	0	0
20	Loan	120	1	Deerbrook Medical Center	26,938	0	0	NAP	0	0
21	Loan	8, 121, 122, 123	1	Platinum Tower	122,264	1,636,085	0	Outstanding TI Reserve ($1,154,376), Free Rent Reserve ($481,709)	0	0
22	Loan	124, 125	1	Continental Shopping Plaza	0	0	0	NAP	0	0
23	Loan	126	1	Holiday Inn Express Dripping Springs	30,375	0	Springing	PIP Reserve	0	0

A-26

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	NAP
1.01	Property		1	2000 Commerce Center Drive
1.02	Property		1	1200 Northrop Road
1.03	Property		1	3400 Bagcraft Boulevard
1.04	Property		1	690 Unisia Drive
1.05	Property		1	800 Koomey Road
1.06	Property		1	3900 West 43rd Street
1.07	Property		1	540 West Nez Perce
1.08	Property		1	4255 Thunderbird Lane
1.09	Property		1	1001 North Madison Avenue
1.10	Property		1	17153 Industrial Highway
1.11	Property		1	999 North Madison Avenue
1.12	Property		1	407 Sangamore Road
1.13	Property		1	88 Nesbitt Drive
1.14	Property		1	310 Hartmann Drive
1.15	Property		1	101 Commerce Drive
1.16	Property		1	620 Hardin Street
1.17	Property		1	3100 East Richmond Street
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	NAP
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	NAP
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	NAP
5	Loan		3	Lake Zurich Retail Portfolio	NAP
5.01	Property		1	Village Square
5.02	Property		1	Deerpath Commons
5.03	Property		1	Deerpath Court
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	NAP
6.01	Property		1	8271 Anderson Court
6.02	Property		1	1313 & 1422 Campbell Street
6.03	Property		1	3310 Greensburg Road
6.04	Property		1	2495 Doctor F. E. Wright Drive
6.05	Property		1	700 Stephenson Highway
6.06	Property		1	7850 Haggerty Road
6.07	Property		1	4125 State Route 22
6.08	Property		1	4400 South 76th Circle
6.09	Property		1	8400 Green Meadows Drive
6.10	Property		1	1817 Masters Avenue
6.11	Property		1	8760 Mississippi Street
6.12	Property		1	35710 Mound Road
6.13	Property		1	819 North Jefferson Avenue
6.14	Property		1	2435 Prairie Road
6.15	Property		1	199 and 203 Finley Road
6.16	Property		1	50-100 Frontier Way
6.17	Property		1	11686 Upper River Road
6.18	Property		1	1175 Bowes Road
6.19	Property		1	3251 Gila Ridge Road
6.20	Property		1	2465 North 22nd Street
6.21	Property		1	104 South Scenic Highway
6.22	Property		1	3519 Wayland Drive
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	NAP
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	NAP
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	NAP
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	NAP
11	Loan	77, 78	1	Fashion Village at Boca Park	Provided no event of default is continuing, Lender shall disburse the Earnout Reserve Funds to Borrower on the payment date following satisfaction by borrower of the following conditions, among other things: i) Borrower has delivered to Lender evidence reasonably satisfactory to Lender that the Property has achieved a Debt Yield of at least 9.8%, ii) Borrower shall have delivered to Lender (A) either a fully executed and enforceable (x) amendment to the existing Kona Grill Lease or (y) new Lease between Borrower and the Tenant under the Kona Grill Lease,
iii) Lender shall retain in the Earnout Account the amount necessary to replicate a full unabated fixed monthly rent of $40,645 for each Monthly Payment Date following the Monthly Payment Date that the balance of the Earnout Funds are to be disbursed to Borrower until such time as
					such amounts are to be paid under the New Kona Grill Lease, taking into account the fixed monthly base rent anticipated to be received under the existing Kona Grill Lease. No disbursement of the Earnout Reserve Funds shall be made prior to June 2, 2026.
12	Loan	79, 80, 81	1	3300 75th Avenue	NAP
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	NAP
14	Loan	88, 89	1	Courtyard Marriott Goleta	NAP
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	NAP
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	NAP
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	NAP
17.01	Property		1	Burger King #04324 - Gulf Shores, AL
17.02	Property		1	Burger King #04581 - Foley, AL
17.03	Property		1	Burger King #02957 - Houma, LA
17.04	Property		1	Burger King #11942 - Gray, LA
17.05	Property		1	Burger King #03818 - Mobile, AL
17.06	Property		1	Burger King #05255 - Prichard, AL
17.07	Property		1	Burger King #12830 - Boutte, LA
17.08	Property		1	Burger King #03156 - Saraland, AL
17.09	Property		1	Burger King #11614 - Harvey, LA
17.10	Property		1	Burger King #04130 - Vicksburg, MS
17.11	Property		1	Burger King #09004 - Diamondhead, MS
17.12	Property		1	Burger King #09708 - Natchez, MS
17.13	Property		1	Burger King #09270 - Robertsdale, AL
17.14	Property		1	Burger King #02643 - Gladstone, MO
17.15	Property		1	Burger King #01207 - West Monroe, LA
17.16	Property		1	Burger King #12007 - Denham Springs, LA
17.17	Property		1	Burger King #06129 - Mobile, AL
17.18	Property		1	Burger King #06788 - Zachary, LA
17.19	Property		1	Burger King #10802 - Westwego, LA
17.20	Property		1	Burger King #09788 - Walker, LA
17.21	Property		1	Burger King #09838 - Fairhope, AL
17.22	Property		1	Burger King #01198 - Mobile, AL
17.23	Property		1	Burger King #10764 - Morgan City, LA
17.24	Property		1	Burger King #01465 - Laurel, MS
17.25	Property		1	Burger King #07930 - Long Beach, MS
17.26	Property		1	Burger King #05029 - Pineville, LA
17.27	Property		1	Burger King #12633 - Port Allen, LA
17.28	Property		1	Burger King #01437 - Monroe, LA
17.29	Property		1	Burger King #01439 - Slidell, LA
17.30	Property		1	Burger King #07467 - Ruston, LA

A-27

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description
17.31	Property		1	Burger King #12895 - Delhi, LA
17.32	Property		1	Burger King #04914 - Pensacola, FL
17.33	Property		1	Burger King #01425 - New Iberia, LA
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL
17.35	Property		1	Burger King #06149 - New Iberia, LA
17.36	Property		1	Burger King #06676 - Jackson, MS
17.37	Property		1	Burger King #06783 - Baton Rouge, LA
17.38	Property		1	Burger King #10763 - Hammond, LA
17.39	Property		1	Burger King #01489 - Mobile, AL
17.40	Property		1	Burger King #12661 - Baton Rouge, LA
17.41	Property		1	Burger King #10762 - Geismar, LA
17.42	Property		1	Burger King #06906 - Warrensburg, MO
17.43	Property		1	Burger King #09686 - Thomasville, AL
17.44	Property		1	Burger King #10572 - Eunice, LA
17.45	Property		1	Burger King #12329 - Rayne, LA
17.46	Property		1	Burger King #13080 - Slidell, LA
17.47	Property		1	Burger King #02483 - Mobile, AL
17.48	Property		1	Burger King #09026 - Laurel, MS
17.49	Property		1	Burger King #11544 - Westlake, LA
17.50	Property		1	Burger King #03623 - Covington, LA
17.51	Property		1	Burger King #11715 - Ville Platte, LA
17.52	Property		1	Burger King #12313 - Roeland Park, KS
17.53	Property		1	Burger King #06674 - Slidell, LA
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA
17.55	Property		1	Burger King #01428 - Sulphur, LA
17.56	Property		1	Burger King #05981 - Meridian, MS
17.57	Property		1	Burger King #08645 - Pace, FL
17.58	Property		1	Burger King #09213 - Pensacola, FL
17.59	Property		1	Burger King #03585 - Daphne, AL
17.60	Property		1	Burger King #12322 - Oakdale, LA
17.61	Property		1	Burger King #04330 - Kansas City, MO
17.62	Property		1	Burger King #02831 - Olathe, KS
17.63	Property		1	Burger King #06916 - Kenner, LA
17.64	Property		1	Burger King #09115 - Meridian, MS
17.65	Property		1	Burger King #11694 - DeQuincy, LA
17.66	Property		1	Burger King #00373 - Mobile, AL
17.67	Property		1	Burger King #01617 - Lake Charles, LA
17.68	Property		1	Burger King #01917 - Vidalia, LA
17.69	Property		1	Burger King #12264 - Mission, KS
17.70	Property		1	Burger King #09804 - Gonzales, LA
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL
17.73	Property		1	Burger King #00144 - Baton Rouge, LA
17.74	Property		1	Burger King #06488 - Mobile, AL
17.75	Property		1	Burger King #12597 - Lake Charles, LA
17.76	Property		1	Burger King #00211 - Baton Rouge, LA
17.77	Property		1	Burger King #01337 - Metairie, LA
17.78	Property		1	Burger King #04016 - Mobile, AL
17.79	Property		1	Burger King #10607 - Houma, LA
17.80	Property		1	Burger King #10800 - Livingston, AL
17.81	Property		1	Burger King #09958 - Grove Hill, AL
17.82	Property		1	Burger King #12820 - Iowa, LA
17.83	Property		1	Burger King #01149 - Baton Rouge, LA
17.84	Property		1	Burger King #06325 - Baton Rouge, LA
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL
17.86	Property		1	Burger King #11979 - Monroe, LA
17.87	Property		1	Burger King #13081 - New Iberia, LA
17.88	Property		1	Burger King #03685 - Kansas City, MO
17.89	Property		1	Burger King #06105 - Northport, AL
17.90	Property		1	Burger King #12919 - Covington, LA
17.91	Property		1	Burger King #09853 - Franklin, LA
17.92	Property		1	Burger King #12660 - Vinton, LA
17.93	Property		1	Burger King #00360 - New Orleans, LA
17.94	Property		1	Burger King #12753 - Slidell, LA
17.95	Property		1	Burger King #01315 - Alexandria, LA
17.96	Property		1	Burger King #12752 - Lafayette, LA
17.97	Property		1	Burger King #01537 - Lafayette, LA
17.98	Property		1	Burger King #11488 - Lafayette, LA
17.99	Property		1	Burger King #00501 - Lafayette, LA
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	NAP
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	NAP
20	Loan	120	1	Deerbrook Medical Center	NAP
21	Loan	8, 121, 122, 123	1	Platinum Tower	NAP
22	Loan	124, 125	1	Continental Shopping Plaza	NAP
23	Loan	126	1	Holiday Inn Express Dripping Springs	NAP

A-28

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	Hard	Springing	Yes	Yes	Yes	Yes	89,500,000	35,500,000	186,758.97	657,602.00	NAP	NAP
1.01	Property		1	2000 Commerce Center Drive
1.02	Property		1	1200 Northrop Road
1.03	Property		1	3400 Bagcraft Boulevard
1.04	Property		1	690 Unisia Drive
1.05	Property		1	800 Koomey Road
1.06	Property		1	3900 West 43rd Street
1.07	Property		1	540 West Nez Perce
1.08	Property		1	4255 Thunderbird Lane
1.09	Property		1	1001 North Madison Avenue
1.10	Property		1	17153 Industrial Highway
1.11	Property		1	999 North Madison Avenue
1.12	Property		1	407 Sangamore Road
1.13	Property		1	88 Nesbitt Drive
1.14	Property		1	310 Hartmann Drive
1.15	Property		1	101 Commerce Drive
1.16	Property		1	620 Hardin Street
1.17	Property		1	3100 East Richmond Street
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	Hard	Springing	Yes	Yes	Yes	Yes	86,000,000	86,000,000	511,540.74	1,023,081.48	NAP	NAP
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	Hard	Springing	Yes	No	Yes	No	85,000,000	365,000,000	1,767,081.60	2,178,593.75	NAP	NAP
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	Hard	Springing	Yes	Yes	Yes	No	64,400,000	180,600,000	906,549.74	1,229,815.54	20,000,000	15.50000%
5	Loan		3	Lake Zurich Retail Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Village Square
5.02	Property		1	Deerpath Commons
5.03	Property		1	Deerpath Court
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	Hard	Springing	Yes	No	Yes	Yes	50,000,000	22,200,000	111,322.47	362,048.74	NAP	NAP
6.01	Property		1	8271 Anderson Court
6.02	Property		1	1313 & 1422 Campbell Street
6.03	Property		1	3310 Greensburg Road
6.04	Property		1	2495 Doctor F. E. Wright Drive
6.05	Property		1	700 Stephenson Highway
6.06	Property		1	7850 Haggerty Road
6.07	Property		1	4125 State Route 22
6.08	Property		1	4400 South 76th Circle
6.09	Property		1	8400 Green Meadows Drive
6.10	Property		1	1817 Masters Avenue
6.11	Property		1	8760 Mississippi Street
6.12	Property		1	35710 Mound Road
6.13	Property		1	819 North Jefferson Avenue
6.14	Property		1	2435 Prairie Road
6.15	Property		1	199 and 203 Finley Road
6.16	Property		1	50-100 Frontier Way
6.17	Property		1	11686 Upper River Road
6.18	Property		1	1175 Bowes Road
6.19	Property		1	3251 Gila Ridge Road
6.20	Property		1	2465 North 22nd Street
6.21	Property		1	104 South Scenic Highway
6.22	Property		1	3519 Wayland Drive
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	Hard	Springing	Yes	Yes	Yes	Yes	50,000,000	425,000,000	2,261,521.41	2,527,582.75	65,000,000	8.20000%
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	Hard	Springing	Yes	No	Yes	Yes	50,000,000	90,000,000	531,531.25	826,826.39	NAP	NAP
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	Hard	Springing	Yes	No	Yes	No	41,000,000	659,000,000	3,460,057.00	3,675,326.10	NAP	NAP
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	Hard	Springing	Yes	No	Yes	No	40,000,000	180,000,000	1,184,348.96	1,447,537.62	NAP	NAP
11	Loan	77, 78	1	Fashion Village at Boca Park	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	79, 80, 81	1	3300 75th Avenue	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	Hard	Springing	Yes	No	Yes	No	30,000,000	395,000,000	2,333,182.02	2,510,385.72	NAP	NAP
14	Loan	88, 89	1	Courtyard Marriott Goleta	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	Hard	Springing	Yes	Yes	Yes	Yes	26,480,000	20,000,000	118,033.56	274,310.00	NAP	NAP
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	Hard	Springing	Yes	No	Yes	No	25,000,000	200,000,000	986,851.85	1,110,208.33	NAP	NAP
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	Hard	Springing	Yes	Yes	Yes	No	24,845,383	27,826,829	250,265.15	473,716.18	NAP	NAP
17.01	Property		1	Burger King #04324 - Gulf Shores, AL
17.02	Property		1	Burger King #04581 - Foley, AL
17.03	Property		1	Burger King #02957 - Houma, LA
17.04	Property		1	Burger King #11942 - Gray, LA
17.05	Property		1	Burger King #03818 - Mobile, AL
17.06	Property		1	Burger King #05255 - Prichard, AL
17.07	Property		1	Burger King #12830 - Boutte, LA
17.08	Property		1	Burger King #03156 - Saraland, AL
17.09	Property		1	Burger King #11614 - Harvey, LA
17.10	Property		1	Burger King #04130 - Vicksburg, MS
17.11	Property		1	Burger King #09004 - Diamondhead, MS
17.12	Property		1	Burger King #09708 - Natchez, MS
17.13	Property		1	Burger King #09270 - Robertsdale, AL
17.14	Property		1	Burger King #02643 - Gladstone, MO
17.15	Property		1	Burger King #01207 - West Monroe, LA
17.16	Property		1	Burger King #12007 - Denham Springs, LA
17.17	Property		1	Burger King #06129 - Mobile, AL
17.18	Property		1	Burger King #06788 - Zachary, LA
17.19	Property		1	Burger King #10802 - Westwego, LA
17.20	Property		1	Burger King #09788 - Walker, LA
17.21	Property		1	Burger King #09838 - Fairhope, AL
17.22	Property		1	Burger King #01198 - Mobile, AL
17.23	Property		1	Burger King #10764 - Morgan City, LA
17.24	Property		1	Burger King #01465 - Laurel, MS
17.25	Property		1	Burger King #07930 - Long Beach, MS
17.26	Property		1	Burger King #05029 - Pineville, LA
17.27	Property		1	Burger King #12633 - Port Allen, LA
17.28	Property		1	Burger King #01437 - Monroe, LA
17.29	Property		1	Burger King #01439 - Slidell, LA
17.30	Property		1	Burger King #07467 - Ruston, LA

A-29

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate
17.31	Property		1	Burger King #12895 - Delhi, LA
17.32	Property		1	Burger King #04914 - Pensacola, FL
17.33	Property		1	Burger King #01425 - New Iberia, LA
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL
17.35	Property		1	Burger King #06149 - New Iberia, LA
17.36	Property		1	Burger King #06676 - Jackson, MS
17.37	Property		1	Burger King #06783 - Baton Rouge, LA
17.38	Property		1	Burger King #10763 - Hammond, LA
17.39	Property		1	Burger King #01489 - Mobile, AL
17.40	Property		1	Burger King #12661 - Baton Rouge, LA
17.41	Property		1	Burger King #10762 - Geismar, LA
17.42	Property		1	Burger King #06906 - Warrensburg, MO
17.43	Property		1	Burger King #09686 - Thomasville, AL
17.44	Property		1	Burger King #10572 - Eunice, LA
17.45	Property		1	Burger King #12329 - Rayne, LA
17.46	Property		1	Burger King #13080 - Slidell, LA
17.47	Property		1	Burger King #02483 - Mobile, AL
17.48	Property		1	Burger King #09026 - Laurel, MS
17.49	Property		1	Burger King #11544 - Westlake, LA
17.50	Property		1	Burger King #03623 - Covington, LA
17.51	Property		1	Burger King #11715 - Ville Platte, LA
17.52	Property		1	Burger King #12313 - Roeland Park, KS
17.53	Property		1	Burger King #06674 - Slidell, LA
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA
17.55	Property		1	Burger King #01428 - Sulphur, LA
17.56	Property		1	Burger King #05981 - Meridian, MS
17.57	Property		1	Burger King #08645 - Pace, FL
17.58	Property		1	Burger King #09213 - Pensacola, FL
17.59	Property		1	Burger King #03585 - Daphne, AL
17.60	Property		1	Burger King #12322 - Oakdale, LA
17.61	Property		1	Burger King #04330 - Kansas City, MO
17.62	Property		1	Burger King #02831 - Olathe, KS
17.63	Property		1	Burger King #06916 - Kenner, LA
17.64	Property		1	Burger King #09115 - Meridian, MS
17.65	Property		1	Burger King #11694 - DeQuincy, LA
17.66	Property		1	Burger King #00373 - Mobile, AL
17.67	Property		1	Burger King #01617 - Lake Charles, LA
17.68	Property		1	Burger King #01917 - Vidalia, LA
17.69	Property		1	Burger King #12264 - Mission, KS
17.70	Property		1	Burger King #09804 - Gonzales, LA
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL
17.73	Property		1	Burger King #00144 - Baton Rouge, LA
17.74	Property		1	Burger King #06488 - Mobile, AL
17.75	Property		1	Burger King #12597 - Lake Charles, LA
17.76	Property		1	Burger King #00211 - Baton Rouge, LA
17.77	Property		1	Burger King #01337 - Metairie, LA
17.78	Property		1	Burger King #04016 - Mobile, AL
17.79	Property		1	Burger King #10607 - Houma, LA
17.80	Property		1	Burger King #10800 - Livingston, AL
17.81	Property		1	Burger King #09958 - Grove Hill, AL
17.82	Property		1	Burger King #12820 - Iowa, LA
17.83	Property		1	Burger King #01149 - Baton Rouge, LA
17.84	Property		1	Burger King #06325 - Baton Rouge, LA
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL
17.86	Property		1	Burger King #11979 - Monroe, LA
17.87	Property		1	Burger King #13081 - New Iberia, LA
17.88	Property		1	Burger King #03685 - Kansas City, MO
17.89	Property		1	Burger King #06105 - Northport, AL
17.90	Property		1	Burger King #12919 - Covington, LA
17.91	Property		1	Burger King #09853 - Franklin, LA
17.92	Property		1	Burger King #12660 - Vinton, LA
17.93	Property		1	Burger King #00360 - New Orleans, LA
17.94	Property		1	Burger King #12753 - Slidell, LA
17.95	Property		1	Burger King #01315 - Alexandria, LA
17.96	Property		1	Burger King #12752 - Lafayette, LA
17.97	Property		1	Burger King #01537 - Lafayette, LA
17.98	Property		1	Burger King #11488 - Lafayette, LA
17.99	Property		1	Burger King #00501 - Lafayette, LA
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	Hard	Springing	Yes	Yes	Yes	No	23,300,000	194,700,000	990,310.91	1,108,822.69	NAP	NAP
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	Hard	Springing	Yes	No	Yes	No	18,558,389	39,910,514	268,273.56	393,020.77	NAP	NAP
20	Loan	120	1	Deerbrook Medical Center	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	8, 121, 122, 123	1	Platinum Tower	Hard	Springing	Yes	Yes	Yes	Yes	14,990,542	8,994,325	67,962.30	181,232.80	NAP	NAP
22	Loan	124, 125	1	Continental Shopping Plaza	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	126	1	Holiday Inn Express Dripping Springs	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-30

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
								4							4
1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	125,000,000	657,602.00	60.3%	1.81	11.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
1.01	Property		1	2000 Commerce Center Drive
1.02	Property		1	1200 Northrop Road
1.03	Property		1	3400 Bagcraft Boulevard
1.04	Property		1	690 Unisia Drive
1.05	Property		1	800 Koomey Road
1.06	Property		1	3900 West 43rd Street
1.07	Property		1	540 West Nez Perce
1.08	Property		1	4255 Thunderbird Lane
1.09	Property		1	1001 North Madison Avenue
1.10	Property		1	17153 Industrial Highway
1.11	Property		1	999 North Madison Avenue
1.12	Property		1	407 Sangamore Road
1.13	Property		1	88 Nesbitt Drive
1.14	Property		1	310 Hartmann Drive
1.15	Property		1	101 Commerce Drive
1.16	Property		1	620 Hardin Street
1.17	Property		1	3100 East Richmond Street
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	172,000,000	1,023,081.48	66.2%	1.83	13.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	450,000,000	2,178,593.75	31.5%	3.15	18.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	265,000,000	1,491,736.84	51.7%	1.79	12.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
5	Loan		3	Lake Zurich Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
5.01	Property		1	Village Square
5.02	Property		1	Deerpath Commons
5.03	Property		1	Deerpath Court
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	72,200,000	362,048.74	54.7%	1.88	11.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6.01	Property		1	8271 Anderson Court
6.02	Property		1	1313 & 1422 Campbell Street
6.03	Property		1	3310 Greensburg Road
6.04	Property		1	2495 Doctor F. E. Wright Drive
6.05	Property		1	700 Stephenson Highway
6.06	Property		1	7850 Haggerty Road
6.07	Property		1	4125 State Route 22
6.08	Property		1	4400 South 76th Circle
6.09	Property		1	8400 Green Meadows Drive
6.10	Property		1	1817 Masters Avenue
6.11	Property		1	8760 Mississippi Street
6.12	Property		1	35710 Mound Road
6.13	Property		1	819 North Jefferson Avenue
6.14	Property		1	2435 Prairie Road
6.15	Property		1	199 and 203 Finley Road
6.16	Property		1	50-100 Frontier Way
6.17	Property		1	11686 Upper River Road
6.18	Property		1	1175 Bowes Road
6.19	Property		1	3251 Gila Ridge Road
6.20	Property		1	2465 North 22nd Street
6.21	Property		1	104 South Scenic Highway
6.22	Property		1	3519 Wayland Drive
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	540,000,000	2,977,918.40	38.3%	2.16	14.3%	40,000,000	10.12500%	580,000,000	3,320,105.90	41.1%	1.94	13.4%	No
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	140,000,000	826,826.39	50.7%	2.35	17.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	700,000,000	3,675,326.10	38.4%	1.92	12.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	220,000,000	1,447,537.62	51.4%	1.52	13.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11	Loan	77, 78	1	Fashion Village at Boca Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
12	Loan	79, 80, 81	1	3300 75th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	425,000,000	2,510,385.72	38.6%	1.96	14.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
14	Loan	88, 89	1	Courtyard Marriott Goleta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	46,480,000	274,310.00	64.9%	1.43	10.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	225,000,000	1,110,208.33	56.8%	2.36	14.7%	55,000,000	10.50000%	280,000,000	1,598,142.36	70.7%	1.64	11.8%	Yes
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	52,672,212	473,716.18	30.6%	1.79	19.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
17.01	Property		1	Burger King #04324 - Gulf Shores, AL
17.02	Property		1	Burger King #04581 - Foley, AL
17.03	Property		1	Burger King #02957 - Houma, LA
17.04	Property		1	Burger King #11942 - Gray, LA
17.05	Property		1	Burger King #03818 - Mobile, AL
17.06	Property		1	Burger King #05255 - Prichard, AL
17.07	Property		1	Burger King #12830 - Boutte, LA
17.08	Property		1	Burger King #03156 - Saraland, AL
17.09	Property		1	Burger King #11614 - Harvey, LA
17.10	Property		1	Burger King #04130 - Vicksburg, MS
17.11	Property		1	Burger King #09004 - Diamondhead, MS
17.12	Property		1	Burger King #09708 - Natchez, MS
17.13	Property		1	Burger King #09270 - Robertsdale, AL
17.14	Property		1	Burger King #02643 - Gladstone, MO
17.15	Property		1	Burger King #01207 - West Monroe, LA
17.16	Property		1	Burger King #12007 - Denham Springs, LA
17.17	Property		1	Burger King #06129 - Mobile, AL
17.18	Property		1	Burger King #06788 - Zachary, LA
17.19	Property		1	Burger King #10802 - Westwego, LA
17.20	Property		1	Burger King #09788 - Walker, LA
17.21	Property		1	Burger King #09838 - Fairhope, AL
17.22	Property		1	Burger King #01198 - Mobile, AL
17.23	Property		1	Burger King #10764 - Morgan City, LA
17.24	Property		1	Burger King #01465 - Laurel, MS
17.25	Property		1	Burger King #07930 - Long Beach, MS
17.26	Property		1	Burger King #05029 - Pineville, LA
17.27	Property		1	Burger King #12633 - Port Allen, LA
17.28	Property		1	Burger King #01437 - Monroe, LA
17.29	Property		1	Burger King #01439 - Slidell, LA
17.30	Property		1	Burger King #07467 - Ruston, LA

A-31

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
17.31	Property		1	Burger King #12895 - Delhi, LA
17.32	Property		1	Burger King #04914 - Pensacola, FL
17.33	Property		1	Burger King #01425 - New Iberia, LA
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL
17.35	Property		1	Burger King #06149 - New Iberia, LA
17.36	Property		1	Burger King #06676 - Jackson, MS
17.37	Property		1	Burger King #06783 - Baton Rouge, LA
17.38	Property		1	Burger King #10763 - Hammond, LA
17.39	Property		1	Burger King #01489 - Mobile, AL
17.40	Property		1	Burger King #12661 - Baton Rouge, LA
17.41	Property		1	Burger King #10762 - Geismar, LA
17.42	Property		1	Burger King #06906 - Warrensburg, MO
17.43	Property		1	Burger King #09686 - Thomasville, AL
17.44	Property		1	Burger King #10572 - Eunice, LA
17.45	Property		1	Burger King #12329 - Rayne, LA
17.46	Property		1	Burger King #13080 - Slidell, LA
17.47	Property		1	Burger King #02483 - Mobile, AL
17.48	Property		1	Burger King #09026 - Laurel, MS
17.49	Property		1	Burger King #11544 - Westlake, LA
17.50	Property		1	Burger King #03623 - Covington, LA
17.51	Property		1	Burger King #11715 - Ville Platte, LA
17.52	Property		1	Burger King #12313 - Roeland Park, KS
17.53	Property		1	Burger King #06674 - Slidell, LA
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA
17.55	Property		1	Burger King #01428 - Sulphur, LA
17.56	Property		1	Burger King #05981 - Meridian, MS
17.57	Property		1	Burger King #08645 - Pace, FL
17.58	Property		1	Burger King #09213 - Pensacola, FL
17.59	Property		1	Burger King #03585 - Daphne, AL
17.60	Property		1	Burger King #12322 - Oakdale, LA
17.61	Property		1	Burger King #04330 - Kansas City, MO
17.62	Property		1	Burger King #02831 - Olathe, KS
17.63	Property		1	Burger King #06916 - Kenner, LA
17.64	Property		1	Burger King #09115 - Meridian, MS
17.65	Property		1	Burger King #11694 - DeQuincy, LA
17.66	Property		1	Burger King #00373 - Mobile, AL
17.67	Property		1	Burger King #01617 - Lake Charles, LA
17.68	Property		1	Burger King #01917 - Vidalia, LA
17.69	Property		1	Burger King #12264 - Mission, KS
17.70	Property		1	Burger King #09804 - Gonzales, LA
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL
17.73	Property		1	Burger King #00144 - Baton Rouge, LA
17.74	Property		1	Burger King #06488 - Mobile, AL
17.75	Property		1	Burger King #12597 - Lake Charles, LA
17.76	Property		1	Burger King #00211 - Baton Rouge, LA
17.77	Property		1	Burger King #01337 - Metairie, LA
17.78	Property		1	Burger King #04016 - Mobile, AL
17.79	Property		1	Burger King #10607 - Houma, LA
17.80	Property		1	Burger King #10800 - Livingston, AL
17.81	Property		1	Burger King #09958 - Grove Hill, AL
17.82	Property		1	Burger King #12820 - Iowa, LA
17.83	Property		1	Burger King #01149 - Baton Rouge, LA
17.84	Property		1	Burger King #06325 - Baton Rouge, LA
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL
17.86	Property		1	Burger King #11979 - Monroe, LA
17.87	Property		1	Burger King #13081 - New Iberia, LA
17.88	Property		1	Burger King #03685 - Kansas City, MO
17.89	Property		1	Burger King #06105 - Northport, AL
17.90	Property		1	Burger King #12919 - Covington, LA
17.91	Property		1	Burger King #09853 - Franklin, LA
17.92	Property		1	Burger King #12660 - Vinton, LA
17.93	Property		1	Burger King #00360 - New Orleans, LA
17.94	Property		1	Burger King #12753 - Slidell, LA
17.95	Property		1	Burger King #01315 - Alexandria, LA
17.96	Property		1	Burger King #12752 - Lafayette, LA
17.97	Property		1	Burger King #01537 - Lafayette, LA
17.98	Property		1	Burger King #11488 - Lafayette, LA
17.99	Property		1	Burger King #00501 - Lafayette, LA
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	218,000,000	1,108,822.69	60.1%	1.74	11.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	58,468,902	393,020.77	41.5%	1.65	15.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20	Loan	120	1	Deerbrook Medical Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21	Loan	8, 121, 122, 123	1	Platinum Tower	23,984,867	181,232.80	49.0%	1.78	16.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
22	Loan	124, 125	1	Continental Shopping Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan	126	1	Holiday Inn Express Dripping Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-32

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	NAP	New Mountain Net Lease Partners II Corporation
1.01	Property		1	2000 Commerce Center Drive
1.02	Property		1	1200 Northrop Road
1.03	Property		1	3400 Bagcraft Boulevard
1.04	Property		1	690 Unisia Drive
1.05	Property		1	800 Koomey Road
1.06	Property		1	3900 West 43rd Street
1.07	Property		1	540 West Nez Perce
1.08	Property		1	4255 Thunderbird Lane
1.09	Property		1	1001 North Madison Avenue
1.10	Property		1	17153 Industrial Highway
1.11	Property		1	999 North Madison Avenue
1.12	Property		1	407 Sangamore Road
1.13	Property		1	88 Nesbitt Drive
1.14	Property		1	310 Hartmann Drive
1.15	Property		1	101 Commerce Drive
1.16	Property		1	620 Hardin Street
1.17	Property		1	3100 East Richmond Street
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	NAP	Kato Road Cypress Holdings, LLC
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	NAP	Simon Property Group, L.P.
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	Mezzanine (Max Principal of $50,000,000; Max Combined LTV of 50.7%; Min Combined NCF DSCR of 1.72x; Min Combined NCF Debt Yield of 11.6%; Intercreditor Agreement is required)	Charles Steven Cohen
5	Loan		3	Lake Zurich Retail Portfolio	NAP	John Alan Sfire, Jason Alan Sfire, and Barbara M. Sfire
5.01	Property		1	Village Square
5.02	Property		1	Deerpath Commons
5.03	Property		1	Deerpath Court
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	NAP	Four Springs Capital Trust
6.01	Property		1	8271 Anderson Court
6.02	Property		1	1313 & 1422 Campbell Street
6.03	Property		1	3310 Greensburg Road
6.04	Property		1	2495 Doctor F. E. Wright Drive
6.05	Property		1	700 Stephenson Highway
6.06	Property		1	7850 Haggerty Road
6.07	Property		1	4125 State Route 22
6.08	Property		1	4400 South 76th Circle
6.09	Property		1	8400 Green Meadows Drive
6.10	Property		1	1817 Masters Avenue
6.11	Property		1	8760 Mississippi Street
6.12	Property		1	35710 Mound Road
6.13	Property		1	819 North Jefferson Avenue
6.14	Property		1	2435 Prairie Road
6.15	Property		1	199 and 203 Finley Road
6.16	Property		1	50-100 Frontier Way
6.17	Property		1	11686 Upper River Road
6.18	Property		1	1175 Bowes Road
6.19	Property		1	3251 Gila Ridge Road
6.20	Property		1	2465 North 22nd Street
6.21	Property		1	104 South Scenic Highway
6.22	Property		1	3519 Wayland Drive
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	NAP	JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation, and OPG Investment Holdings (US), LLC
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	NAP	Soho House & Co Inc.
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	NAP	The Macerich Partnership, L.P. and Institutional Mall Investors LLC
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	NAP	Brandywine Operating Partnership, L.P.
11	Loan	77, 78	1	Fashion Village at Boca Park	NAP	Kevin Elder
12	Loan	79, 80, 81	1	3300 75th Avenue	NAP	Office Properties Income Trust
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	NAP	Institutional Mall Investors LLC
14	Loan	88, 89	1	Courtyard Marriott Goleta	NAP	Robert D. Olson
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	Mezzanine (Max Combined LTV of 64.9%; Min Combined DSCR of 1.56x; Min Combined Debt Yield of 11.07%; Intercreditor Agreement is required)	AG Net Lease IV (Q) Corp., AG Net Lease IV Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	Mezzanine only permitted in connection with the assumption of the Mortgage Loan and simultaneous repayment of the
Mezzanine Loan (Max Combined LTV of 75.0%; Min Combined DSCR of 1.25x; Min Mortgage DSCR of 1.81x; Intercreditor
					Agreement is required)	Mark Karasick and Michael Silberberg
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	NAP	Matthew Schoenberg
17.01	Property		1	Burger King #04324 - Gulf Shores, AL
17.02	Property		1	Burger King #04581 - Foley, AL
17.03	Property		1	Burger King #02957 - Houma, LA
17.04	Property		1	Burger King #11942 - Gray, LA
17.05	Property		1	Burger King #03818 - Mobile, AL
17.06	Property		1	Burger King #05255 - Prichard, AL
17.07	Property		1	Burger King #12830 - Boutte, LA
17.08	Property		1	Burger King #03156 - Saraland, AL
17.09	Property		1	Burger King #11614 - Harvey, LA
17.10	Property		1	Burger King #04130 - Vicksburg, MS
17.11	Property		1	Burger King #09004 - Diamondhead, MS
17.12	Property		1	Burger King #09708 - Natchez, MS
17.13	Property		1	Burger King #09270 - Robertsdale, AL
17.14	Property		1	Burger King #02643 - Gladstone, MO
17.15	Property		1	Burger King #01207 - West Monroe, LA
17.16	Property		1	Burger King #12007 - Denham Springs, LA
17.17	Property		1	Burger King #06129 - Mobile, AL
17.18	Property		1	Burger King #06788 - Zachary, LA
17.19	Property		1	Burger King #10802 - Westwego, LA
17.20	Property		1	Burger King #09788 - Walker, LA
17.21	Property		1	Burger King #09838 - Fairhope, AL
17.22	Property		1	Burger King #01198 - Mobile, AL
17.23	Property		1	Burger King #10764 - Morgan City, LA
17.24	Property		1	Burger King #01465 - Laurel, MS
17.25	Property		1	Burger King #07930 - Long Beach, MS
17.26	Property		1	Burger King #05029 - Pineville, LA
17.27	Property		1	Burger King #12633 - Port Allen, LA
17.28	Property		1	Burger King #01437 - Monroe, LA
17.29	Property		1	Burger King #01439 - Slidell, LA
17.30	Property		1	Burger King #07467 - Ruston, LA

A-33

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
17.31	Property		1	Burger King #12895 - Delhi, LA
17.32	Property		1	Burger King #04914 - Pensacola, FL
17.33	Property		1	Burger King #01425 - New Iberia, LA
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL
17.35	Property		1	Burger King #06149 - New Iberia, LA
17.36	Property		1	Burger King #06676 - Jackson, MS
17.37	Property		1	Burger King #06783 - Baton Rouge, LA
17.38	Property		1	Burger King #10763 - Hammond, LA
17.39	Property		1	Burger King #01489 - Mobile, AL
17.40	Property		1	Burger King #12661 - Baton Rouge, LA
17.41	Property		1	Burger King #10762 - Geismar, LA
17.42	Property		1	Burger King #06906 - Warrensburg, MO
17.43	Property		1	Burger King #09686 - Thomasville, AL
17.44	Property		1	Burger King #10572 - Eunice, LA
17.45	Property		1	Burger King #12329 - Rayne, LA
17.46	Property		1	Burger King #13080 - Slidell, LA
17.47	Property		1	Burger King #02483 - Mobile, AL
17.48	Property		1	Burger King #09026 - Laurel, MS
17.49	Property		1	Burger King #11544 - Westlake, LA
17.50	Property		1	Burger King #03623 - Covington, LA
17.51	Property		1	Burger King #11715 - Ville Platte, LA
17.52	Property		1	Burger King #12313 - Roeland Park, KS
17.53	Property		1	Burger King #06674 - Slidell, LA
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA
17.55	Property		1	Burger King #01428 - Sulphur, LA
17.56	Property		1	Burger King #05981 - Meridian, MS
17.57	Property		1	Burger King #08645 - Pace, FL
17.58	Property		1	Burger King #09213 - Pensacola, FL
17.59	Property		1	Burger King #03585 - Daphne, AL
17.60	Property		1	Burger King #12322 - Oakdale, LA
17.61	Property		1	Burger King #04330 - Kansas City, MO
17.62	Property		1	Burger King #02831 - Olathe, KS
17.63	Property		1	Burger King #06916 - Kenner, LA
17.64	Property		1	Burger King #09115 - Meridian, MS
17.65	Property		1	Burger King #11694 - DeQuincy, LA
17.66	Property		1	Burger King #00373 - Mobile, AL
17.67	Property		1	Burger King #01617 - Lake Charles, LA
17.68	Property		1	Burger King #01917 - Vidalia, LA
17.69	Property		1	Burger King #12264 - Mission, KS
17.70	Property		1	Burger King #09804 - Gonzales, LA
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL
17.73	Property		1	Burger King #00144 - Baton Rouge, LA
17.74	Property		1	Burger King #06488 - Mobile, AL
17.75	Property		1	Burger King #12597 - Lake Charles, LA
17.76	Property		1	Burger King #00211 - Baton Rouge, LA
17.77	Property		1	Burger King #01337 - Metairie, LA
17.78	Property		1	Burger King #04016 - Mobile, AL
17.79	Property		1	Burger King #10607 - Houma, LA
17.80	Property		1	Burger King #10800 - Livingston, AL
17.81	Property		1	Burger King #09958 - Grove Hill, AL
17.82	Property		1	Burger King #12820 - Iowa, LA
17.83	Property		1	Burger King #01149 - Baton Rouge, LA
17.84	Property		1	Burger King #06325 - Baton Rouge, LA
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL
17.86	Property		1	Burger King #11979 - Monroe, LA
17.87	Property		1	Burger King #13081 - New Iberia, LA
17.88	Property		1	Burger King #03685 - Kansas City, MO
17.89	Property		1	Burger King #06105 - Northport, AL
17.90	Property		1	Burger King #12919 - Covington, LA
17.91	Property		1	Burger King #09853 - Franklin, LA
17.92	Property		1	Burger King #12660 - Vinton, LA
17.93	Property		1	Burger King #00360 - New Orleans, LA
17.94	Property		1	Burger King #12753 - Slidell, LA
17.95	Property		1	Burger King #01315 - Alexandria, LA
17.96	Property		1	Burger King #12752 - Lafayette, LA
17.97	Property		1	Burger King #01537 - Lafayette, LA
17.98	Property		1	Burger King #11488 - Lafayette, LA
17.99	Property		1	Burger King #00501 - Lafayette, LA
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	Unsecured	Bedrock Detroit
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	NAP	William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung
20	Loan	120	1	Deerbrook Medical Center	NAP	Ravi Kumar Moparty and Nellie Kay
21	Loan	8, 121, 122, 123	1	Platinum Tower	NAP	Accesso Partners and Partners Group
22	Loan	124, 125	1	Continental Shopping Plaza	NAP	Kenneth Levy, Wayne Levy and/or Mark Levy
23	Loan	126	1	Holiday Inn Express Dripping Springs	NAP	Nidhi Tuli and Rohit Kumar

A-34

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
									9		7
1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	New Mountain Net Lease Partners II Corporation	No	No	Recapitalization		125,000,000	0	0	0	125,000,000
1.01	Property		1	2000 Commerce Center Drive					No
1.02	Property		1	1200 Northrop Road					No
1.03	Property		1	3400 Bagcraft Boulevard					No
1.04	Property		1	690 Unisia Drive					No
1.05	Property		1	800 Koomey Road					No
1.06	Property		1	3900 West 43rd Street					No
1.07	Property		1	540 West Nez Perce					No
1.08	Property		1	4255 Thunderbird Lane					No
1.09	Property		1	1001 North Madison Avenue					No
1.10	Property		1	17153 Industrial Highway					No
1.11	Property		1	999 North Madison Avenue					No
1.12	Property		1	407 Sangamore Road					No
1.13	Property		1	88 Nesbitt Drive					No
1.14	Property		1	310 Hartmann Drive					No
1.15	Property		1	101 Commerce Drive					No
1.16	Property		1	620 Hardin Street					No
1.17	Property		1	3100 East Richmond Street					No
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	Kato Road Cypress Holdings, LLC	No	No	Acquisition	No	172,000,000	90,443,933	0	519,152	262,963,085
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	Simon Property Group, L.P. and PPF Retail, LLC	No	No	Refinance	No	450,000,000	0	0	0	450,000,000
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	Charles Steven Cohen	No	No	Refinance	No	245,000,000	0	20,000,000	0	265,000,000
5	Loan		3	Lake Zurich Retail Portfolio	John Alan Sfire, Jason Alan Sfire, and Barbara M. Sfire	No	No	Refinance		52,500,000	0	0	0	52,500,000
5.01	Property		1	Village Square					No
5.02	Property		1	Deerpath Commons					No
5.03	Property		1	Deerpath Court					No
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	Four Springs Capital Trust	Yes	No	Refinance		72,200,000	0	0	0	72,200,000
6.01	Property		1	8271 Anderson Court					No
6.02	Property		1	1313 & 1422 Campbell Street					No
6.03	Property		1	3310 Greensburg Road					No
6.04	Property		1	2495 Doctor F. E. Wright Drive					No
6.05	Property		1	700 Stephenson Highway					No
6.06	Property		1	7850 Haggerty Road					No
6.07	Property		1	4125 State Route 22					No
6.08	Property		1	4400 South 76th Circle					No
6.09	Property		1	8400 Green Meadows Drive					No
6.10	Property		1	1817 Masters Avenue					No
6.11	Property		1	8760 Mississippi Street					No
6.12	Property		1	35710 Mound Road					No
6.13	Property		1	819 North Jefferson Avenue					No
6.14	Property		1	2435 Prairie Road					No
6.15	Property		1	199 and 203 Finley Road					No
6.16	Property		1	50-100 Frontier Way					No
6.17	Property		1	11686 Upper River Road					No
6.18	Property		1	1175 Bowes Road					No
6.19	Property		1	3251 Gila Ridge Road					No
6.20	Property		1	2465 North 22nd Street					No
6.21	Property		1	104 South Scenic Highway					No
6.22	Property		1	3519 Wayland Drive					No
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	OPG Investment Holdings (US), LLC	No	No	Refinance	No	475,000,000	41,583,604	105,000,000	0	621,583,604
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	US AcquireCo, Inc.	No	No	Refinance	No	140,000,000	22,868,433	0	0	162,868,433
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	The Macerich Partnership, L.P. and Institutional Mall Investors LLC	No	No	Refinance	No	700,000,000	0	0	0	700,000,000
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	Brandywine Operating Partnership, L.P.	No	No	Refinance	No	220,000,000	24,825,039	0	0	244,825,039
11	Loan	77, 78	1	Fashion Village at Boca Park	Kevin Elder	No	No	Recapitalization	No	36,000,000	0	0	0	36,000,000
12	Loan	79, 80, 81	1	3300 75th Avenue	Office Properties Income Trust	No	No	Recapitalization	No	30,680,000	0	0	0	30,680,000
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	Institutional Mall Investors LLC	No	No	Refinance	No	425,000,000	138,815,192	0	0	563,815,192
14	Loan	88, 89	1	Courtyard Marriott Goleta	Robert D. Olson	No	No	Refinance	No	28,000,000	0	0	0	28,000,000
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	AG Net Lease IV (Q) Corp., AG Net Lease IV Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.	No	No	Acquisition	No	46,480,000	25,557,203	0	0	72,037,203
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	Mark Karasick and Michael Silberberg	No	Yes	Acquisition	No
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	Matthew Schoenberg	No	No	Refinance
17.01	Property		1	Burger King #04324 - Gulf Shores, AL					No
17.02	Property		1	Burger King #04581 - Foley, AL					Yes
17.03	Property		1	Burger King #02957 - Houma, LA					No
17.04	Property		1	Burger King #11942 - Gray, LA					No
17.05	Property		1	Burger King #03818 - Mobile, AL					No
17.06	Property		1	Burger King #05255 - Prichard, AL					No
17.07	Property		1	Burger King #12830 - Boutte, LA					No
17.08	Property		1	Burger King #03156 - Saraland, AL					No
17.09	Property		1	Burger King #11614 - Harvey, LA					No
17.10	Property		1	Burger King #04130 - Vicksburg, MS					Yes
17.11	Property		1	Burger King #09004 - Diamondhead, MS					No
17.12	Property		1	Burger King #09708 - Natchez, MS					No
17.13	Property		1	Burger King #09270 - Robertsdale, AL					No
17.14	Property		1	Burger King #02643 - Gladstone, MO					No
17.15	Property		1	Burger King #01207 - West Monroe, LA					No
17.16	Property		1	Burger King #12007 - Denham Springs, LA					No
17.17	Property		1	Burger King #06129 - Mobile, AL					No
17.18	Property		1	Burger King #06788 - Zachary, LA					No
17.19	Property		1	Burger King #10802 - Westwego, LA					No
17.20	Property		1	Burger King #09788 - Walker, LA					Yes
17.21	Property		1	Burger King #09838 - Fairhope, AL					No
17.22	Property		1	Burger King #01198 - Mobile, AL					No
17.23	Property		1	Burger King #10764 - Morgan City, LA					No
17.24	Property		1	Burger King #01465 - Laurel, MS					Yes
17.25	Property		1	Burger King #07930 - Long Beach, MS					No
17.26	Property		1	Burger King #05029 - Pineville, LA					Yes
17.27	Property		1	Burger King #12633 - Port Allen, LA					No
17.28	Property		1	Burger King #01437 - Monroe, LA					No
17.29	Property		1	Burger King #01439 - Slidell, LA					No
17.30	Property		1	Burger King #07467 - Ruston, LA					Yes

A-35

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
17.31	Property		1	Burger King #12895 - Delhi, LA					No
17.32	Property		1	Burger King #04914 - Pensacola, FL					No
17.33	Property		1	Burger King #01425 - New Iberia, LA					No
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL					Yes
17.35	Property		1	Burger King #06149 - New Iberia, LA					No
17.36	Property		1	Burger King #06676 - Jackson, MS					No
17.37	Property		1	Burger King #06783 - Baton Rouge, LA					No
17.38	Property		1	Burger King #10763 - Hammond, LA					No
17.39	Property		1	Burger King #01489 - Mobile, AL					No
17.40	Property		1	Burger King #12661 - Baton Rouge, LA					Yes
17.41	Property		1	Burger King #10762 - Geismar, LA					No
17.42	Property		1	Burger King #06906 - Warrensburg, MO					Yes
17.43	Property		1	Burger King #09686 - Thomasville, AL					No
17.44	Property		1	Burger King #10572 - Eunice, LA					No
17.45	Property		1	Burger King #12329 - Rayne, LA					No
17.46	Property		1	Burger King #13080 - Slidell, LA					No
17.47	Property		1	Burger King #02483 - Mobile, AL					No
17.48	Property		1	Burger King #09026 - Laurel, MS					No
17.49	Property		1	Burger King #11544 - Westlake, LA					No
17.50	Property		1	Burger King #03623 - Covington, LA					No
17.51	Property		1	Burger King #11715 - Ville Platte, LA					No
17.52	Property		1	Burger King #12313 - Roeland Park, KS					No
17.53	Property		1	Burger King #06674 - Slidell, LA					No
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA					No
17.55	Property		1	Burger King #01428 - Sulphur, LA					No
17.56	Property		1	Burger King #05981 - Meridian, MS					Yes
17.57	Property		1	Burger King #08645 - Pace, FL					No
17.58	Property		1	Burger King #09213 - Pensacola, FL					No
17.59	Property		1	Burger King #03585 - Daphne, AL					No
17.60	Property		1	Burger King #12322 - Oakdale, LA					No
17.61	Property		1	Burger King #04330 - Kansas City, MO					No
17.62	Property		1	Burger King #02831 - Olathe, KS					No
17.63	Property		1	Burger King #06916 - Kenner, LA					No
17.64	Property		1	Burger King #09115 - Meridian, MS					Yes
17.65	Property		1	Burger King #11694 - DeQuincy, LA					No
17.66	Property		1	Burger King #00373 - Mobile, AL					No
17.67	Property		1	Burger King #01617 - Lake Charles, LA					No
17.68	Property		1	Burger King #01917 - Vidalia, LA					No
17.69	Property		1	Burger King #12264 - Mission, KS					No
17.70	Property		1	Burger King #09804 - Gonzales, LA					No
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL					Yes
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL					No
17.73	Property		1	Burger King #00144 - Baton Rouge, LA					No
17.74	Property		1	Burger King #06488 - Mobile, AL					No
17.75	Property		1	Burger King #12597 - Lake Charles, LA					No
17.76	Property		1	Burger King #00211 - Baton Rouge, LA					No
17.77	Property		1	Burger King #01337 - Metairie, LA					No
17.78	Property		1	Burger King #04016 - Mobile, AL					Yes
17.79	Property		1	Burger King #10607 - Houma, LA					No
17.80	Property		1	Burger King #10800 - Livingston, AL					Yes
17.81	Property		1	Burger King #09958 - Grove Hill, AL					No
17.82	Property		1	Burger King #12820 - Iowa, LA					No
17.83	Property		1	Burger King #01149 - Baton Rouge, LA					No
17.84	Property		1	Burger King #06325 - Baton Rouge, LA					No
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL					No
17.86	Property		1	Burger King #11979 - Monroe, LA					No
17.87	Property		1	Burger King #13081 - New Iberia, LA					No
17.88	Property		1	Burger King #03685 - Kansas City, MO					No
17.89	Property		1	Burger King #06105 - Northport, AL					No
17.90	Property		1	Burger King #12919 - Covington, LA					No
17.91	Property		1	Burger King #09853 - Franklin, LA					No
17.92	Property		1	Burger King #12660 - Vinton, LA					No
17.93	Property		1	Burger King #00360 - New Orleans, LA					No
17.94	Property		1	Burger King #12753 - Slidell, LA					No
17.95	Property		1	Burger King #01315 - Alexandria, LA					No
17.96	Property		1	Burger King #12752 - Lafayette, LA					Yes
17.97	Property		1	Burger King #01537 - Lafayette, LA					Yes
17.98	Property		1	Burger King #11488 - Lafayette, LA					No
17.99	Property		1	Burger King #00501 - Lafayette, LA					No
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	Rock Backer LLC	No	No	Refinance	Yes
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	CSC Holdings, LLC	No	No	Refinance	Yes
20	Loan	120	1	Deerbrook Medical Center	Ravi Kumar Moparty and Nellie Kay	No	No	Refinance	No
21	Loan	8, 121, 122, 123	1	Platinum Tower	Dalet Investment Properties, LLLP	No	No	Refinance	No
22	Loan	124, 125	1	Continental Shopping Plaza	Kenneth Levy	No	No	Refinance	No
23	Loan	126	1	Holiday Inn Express Dripping Springs	Nidhi Tuli and Rohit Kumar	No	No	Refinance	No

A-36

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	0	0	4,428,938	0	120,571,062	0	125,000,000	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	2000 Commerce Center Drive								NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1200 Northrop Road								NAP	NAP	NAP	NAP	NAP
1.03	Property		1	3400 Bagcraft Boulevard								NAP	NAP	NAP	NAP	NAP
1.04	Property		1	690 Unisia Drive								NAP	NAP	NAP	NAP	NAP
1.05	Property		1	800 Koomey Road								NAP	NAP	NAP	NAP	NAP
1.06	Property		1	3900 West 43rd Street								NAP	NAP	NAP	NAP	NAP
1.07	Property		1	540 West Nez Perce								NAP	NAP	NAP	NAP	NAP
1.08	Property		1	4255 Thunderbird Lane								NAP	NAP	NAP	NAP	NAP
1.09	Property		1	1001 North Madison Avenue								NAP	NAP	NAP	NAP	NAP
1.10	Property		1	17153 Industrial Highway								NAP	NAP	NAP	NAP	NAP
1.11	Property		1	999 North Madison Avenue								NAP	NAP	NAP	NAP	NAP
1.12	Property		1	407 Sangamore Road								NAP	NAP	NAP	NAP	NAP
1.13	Property		1	88 Nesbitt Drive								NAP	NAP	NAP	NAP	NAP
1.14	Property		1	310 Hartmann Drive								NAP	NAP	NAP	NAP	NAP
1.15	Property		1	101 Commerce Drive								NAP	NAP	NAP	NAP	NAP
1.16	Property		1	620 Hardin Street								NAP	NAP	NAP	NAP	NAP
1.17	Property		1	3100 East Richmond Street								NAP	NAP	NAP	NAP	NAP
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	0	260,000,000	2,963,085	0	0	0	262,963,085	NAP	NAP	NAP	NAP	NAP
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	417,362,939	0	1,262,178	28,803,694	2,571,188	0	450,000,000	NAP	NAP	NAP	NAP	NAP
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	159,759,913	0	3,702,852	16,988,449	84,548,786	0	265,000,000	NAP	NAP	NAP	NAP	NAP
5	Loan		3	Lake Zurich Retail Portfolio	47,316,574	0	1,046,713	1,198,864	2,937,849	0	52,500,000	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Village Square								NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Deerpath Commons								NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Deerpath Court								NAP	NAP	NAP	NAP	NAP
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	37,374,922	0	4,889,338	2,000,000	27,935,740	0	72,200,000	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	8271 Anderson Court								NAP	NAP	NAP	NAP	NAP
6.02	Property		1	1313 & 1422 Campbell Street								NAP	NAP	NAP	NAP	NAP
6.03	Property		1	3310 Greensburg Road								NAP	NAP	NAP	NAP	NAP
6.04	Property		1	2495 Doctor F. E. Wright Drive								NAP	NAP	NAP	NAP	NAP
6.05	Property		1	700 Stephenson Highway								NAP	NAP	NAP	NAP	NAP
6.06	Property		1	7850 Haggerty Road								NAP	NAP	NAP	NAP	NAP
6.07	Property		1	4125 State Route 22								NAP	NAP	NAP	NAP	NAP
6.08	Property		1	4400 South 76th Circle								NAP	NAP	NAP	NAP	NAP
6.09	Property		1	8400 Green Meadows Drive								NAP	NAP	NAP	NAP	NAP
6.10	Property		1	1817 Masters Avenue								NAP	NAP	NAP	NAP	NAP
6.11	Property		1	8760 Mississippi Street								NAP	NAP	NAP	NAP	NAP
6.12	Property		1	35710 Mound Road								NAP	NAP	NAP	NAP	NAP
6.13	Property		1	819 North Jefferson Avenue								NAP	NAP	NAP	NAP	NAP
6.14	Property		1	2435 Prairie Road								NAP	NAP	NAP	NAP	NAP
6.15	Property		1	199 and 203 Finley Road								NAP	NAP	NAP	NAP	NAP
6.16	Property		1	50-100 Frontier Way								NAP	NAP	NAP	NAP	NAP
6.17	Property		1	11686 Upper River Road								NAP	NAP	NAP	NAP	NAP
6.18	Property		1	1175 Bowes Road								NAP	NAP	NAP	NAP	NAP
6.19	Property		1	3251 Gila Ridge Road								NAP	NAP	NAP	NAP	NAP
6.20	Property		1	2465 North 22nd Street								NAP	NAP	NAP	NAP	NAP
6.21	Property		1	104 South Scenic Highway								NAP	NAP	NAP	NAP	NAP
6.22	Property		1	3519 Wayland Drive								NAP	NAP	NAP	NAP	NAP
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	546,966,371	0	16,756,604	57,860,629	0	0	621,583,604	NAP	NAP	NAP	NAP	NAP
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	118,685,973	0	2,822,016	41,360,444	0	0	162,868,433	NAP	896.30	693.40	77.4%	896.30
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	404,875,080	0	1,932,303	14,539,077	278,653,540	0	700,000,000	NAP	NAP	NAP	NAP	NAP
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	204,600,430	0	4,111,705	36,112,904	0	0	244,825,039	NAP	NAP	NAP	NAP	NAP
11	Loan	77, 78	1	Fashion Village at Boca Park	0	0	648,599	1,381,516	33,969,885	0	36,000,000	NAP	NAP	NAP	NAP	NAP
12	Loan	79, 80, 81	1	3300 75th Avenue	0	0	956,371	0	0	29,723,629	30,680,000	NAP	NAP	NAP	NAP	NAP
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	542,477,253	0	2,635,582	18,702,357	0	0	563,815,192	NAP	NAP	NAP	NAP	NAP
14	Loan	88, 89	1	Courtyard Marriott Goleta	25,095,935	0	440,152	0	2,463,914	0	28,000,000	NAP	275.17	242.47	88.1%	275.17
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	0	71,200,000	837,203	0	0	0	72,037,203	NAP	NAP	NAP	NAP	NAP
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3								NAP	NAP	NAP	NAP	NAP
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio								NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Burger King #04324 - Gulf Shores, AL								NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Burger King #04581 - Foley, AL								NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Burger King #02957 - Houma, LA								NAP	NAP	NAP	NAP	NAP
17.04	Property		1	Burger King #11942 - Gray, LA								NAP	NAP	NAP	NAP	NAP
17.05	Property		1	Burger King #03818 - Mobile, AL								NAP	NAP	NAP	NAP	NAP
17.06	Property		1	Burger King #05255 - Prichard, AL								NAP	NAP	NAP	NAP	NAP
17.07	Property		1	Burger King #12830 - Boutte, LA								NAP	NAP	NAP	NAP	NAP
17.08	Property		1	Burger King #03156 - Saraland, AL								NAP	NAP	NAP	NAP	NAP
17.09	Property		1	Burger King #11614 - Harvey, LA								NAP	NAP	NAP	NAP	NAP
17.10	Property		1	Burger King #04130 - Vicksburg, MS								NAP	NAP	NAP	NAP	NAP
17.11	Property		1	Burger King #09004 - Diamondhead, MS								NAP	NAP	NAP	NAP	NAP
17.12	Property		1	Burger King #09708 - Natchez, MS								NAP	NAP	NAP	NAP	NAP
17.13	Property		1	Burger King #09270 - Robertsdale, AL								NAP	NAP	NAP	NAP	NAP
17.14	Property		1	Burger King #02643 - Gladstone, MO								NAP	NAP	NAP	NAP	NAP
17.15	Property		1	Burger King #01207 - West Monroe, LA								NAP	NAP	NAP	NAP	NAP
17.16	Property		1	Burger King #12007 - Denham Springs, LA								NAP	NAP	NAP	NAP	NAP
17.17	Property		1	Burger King #06129 - Mobile, AL								NAP	NAP	NAP	NAP	NAP
17.18	Property		1	Burger King #06788 - Zachary, LA								NAP	NAP	NAP	NAP	NAP
17.19	Property		1	Burger King #10802 - Westwego, LA								NAP	NAP	NAP	NAP	NAP
17.20	Property		1	Burger King #09788 - Walker, LA								NAP	NAP	NAP	NAP	NAP
17.21	Property		1	Burger King #09838 - Fairhope, AL								NAP	NAP	NAP	NAP	NAP
17.22	Property		1	Burger King #01198 - Mobile, AL								NAP	NAP	NAP	NAP	NAP
17.23	Property		1	Burger King #10764 - Morgan City, LA								NAP	NAP	NAP	NAP	NAP
17.24	Property		1	Burger King #01465 - Laurel, MS								NAP	NAP	NAP	NAP	NAP
17.25	Property		1	Burger King #07930 - Long Beach, MS								NAP	NAP	NAP	NAP	NAP
17.26	Property		1	Burger King #05029 - Pineville, LA								NAP	NAP	NAP	NAP	NAP
17.27	Property		1	Burger King #12633 - Port Allen, LA								NAP	NAP	NAP	NAP	NAP
17.28	Property		1	Burger King #01437 - Monroe, LA								NAP	NAP	NAP	NAP	NAP
17.29	Property		1	Burger King #01439 - Slidell, LA								NAP	NAP	NAP	NAP	NAP
17.30	Property		1	Burger King #07467 - Ruston, LA								NAP	NAP	NAP	NAP	NAP

A-37

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
17.31	Property		1	Burger King #12895 - Delhi, LA								NAP	NAP	NAP	NAP	NAP
17.32	Property		1	Burger King #04914 - Pensacola, FL								NAP	NAP	NAP	NAP	NAP
17.33	Property		1	Burger King #01425 - New Iberia, LA								NAP	NAP	NAP	NAP	NAP
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL								NAP	NAP	NAP	NAP	NAP
17.35	Property		1	Burger King #06149 - New Iberia, LA								NAP	NAP	NAP	NAP	NAP
17.36	Property		1	Burger King #06676 - Jackson, MS								NAP	NAP	NAP	NAP	NAP
17.37	Property		1	Burger King #06783 - Baton Rouge, LA								NAP	NAP	NAP	NAP	NAP
17.38	Property		1	Burger King #10763 - Hammond, LA								NAP	NAP	NAP	NAP	NAP
17.39	Property		1	Burger King #01489 - Mobile, AL								NAP	NAP	NAP	NAP	NAP
17.40	Property		1	Burger King #12661 - Baton Rouge, LA								NAP	NAP	NAP	NAP	NAP
17.41	Property		1	Burger King #10762 - Geismar, LA								NAP	NAP	NAP	NAP	NAP
17.42	Property		1	Burger King #06906 - Warrensburg, MO								NAP	NAP	NAP	NAP	NAP
17.43	Property		1	Burger King #09686 - Thomasville, AL								NAP	NAP	NAP	NAP	NAP
17.44	Property		1	Burger King #10572 - Eunice, LA								NAP	NAP	NAP	NAP	NAP
17.45	Property		1	Burger King #12329 - Rayne, LA								NAP	NAP	NAP	NAP	NAP
17.46	Property		1	Burger King #13080 - Slidell, LA								NAP	NAP	NAP	NAP	NAP
17.47	Property		1	Burger King #02483 - Mobile, AL								NAP	NAP	NAP	NAP	NAP
17.48	Property		1	Burger King #09026 - Laurel, MS								NAP	NAP	NAP	NAP	NAP
17.49	Property		1	Burger King #11544 - Westlake, LA								NAP	NAP	NAP	NAP	NAP
17.50	Property		1	Burger King #03623 - Covington, LA								NAP	NAP	NAP	NAP	NAP
17.51	Property		1	Burger King #11715 - Ville Platte, LA								NAP	NAP	NAP	NAP	NAP
17.52	Property		1	Burger King #12313 - Roeland Park, KS								NAP	NAP	NAP	NAP	NAP
17.53	Property		1	Burger King #06674 - Slidell, LA								NAP	NAP	NAP	NAP	NAP
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA								NAP	NAP	NAP	NAP	NAP
17.55	Property		1	Burger King #01428 - Sulphur, LA								NAP	NAP	NAP	NAP	NAP
17.56	Property		1	Burger King #05981 - Meridian, MS								NAP	NAP	NAP	NAP	NAP
17.57	Property		1	Burger King #08645 - Pace, FL								NAP	NAP	NAP	NAP	NAP
17.58	Property		1	Burger King #09213 - Pensacola, FL								NAP	NAP	NAP	NAP	NAP
17.59	Property		1	Burger King #03585 - Daphne, AL								NAP	NAP	NAP	NAP	NAP
17.60	Property		1	Burger King #12322 - Oakdale, LA								NAP	NAP	NAP	NAP	NAP
17.61	Property		1	Burger King #04330 - Kansas City, MO								NAP	NAP	NAP	NAP	NAP
17.62	Property		1	Burger King #02831 - Olathe, KS								NAP	NAP	NAP	NAP	NAP
17.63	Property		1	Burger King #06916 - Kenner, LA								NAP	NAP	NAP	NAP	NAP
17.64	Property		1	Burger King #09115 - Meridian, MS								NAP	NAP	NAP	NAP	NAP
17.65	Property		1	Burger King #11694 - DeQuincy, LA								NAP	NAP	NAP	NAP	NAP
17.66	Property		1	Burger King #00373 - Mobile, AL								NAP	NAP	NAP	NAP	NAP
17.67	Property		1	Burger King #01617 - Lake Charles, LA								NAP	NAP	NAP	NAP	NAP
17.68	Property		1	Burger King #01917 - Vidalia, LA								NAP	NAP	NAP	NAP	NAP
17.69	Property		1	Burger King #12264 - Mission, KS								NAP	NAP	NAP	NAP	NAP
17.70	Property		1	Burger King #09804 - Gonzales, LA								NAP	NAP	NAP	NAP	NAP
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL								NAP	NAP	NAP	NAP	NAP
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL								NAP	NAP	NAP	NAP	NAP
17.73	Property		1	Burger King #00144 - Baton Rouge, LA								NAP	NAP	NAP	NAP	NAP
17.74	Property		1	Burger King #06488 - Mobile, AL								NAP	NAP	NAP	NAP	NAP
17.75	Property		1	Burger King #12597 - Lake Charles, LA								NAP	NAP	NAP	NAP	NAP
17.76	Property		1	Burger King #00211 - Baton Rouge, LA								NAP	NAP	NAP	NAP	NAP
17.77	Property		1	Burger King #01337 - Metairie, LA								NAP	NAP	NAP	NAP	NAP
17.78	Property		1	Burger King #04016 - Mobile, AL								NAP	NAP	NAP	NAP	NAP
17.79	Property		1	Burger King #10607 - Houma, LA								NAP	NAP	NAP	NAP	NAP
17.80	Property		1	Burger King #10800 - Livingston, AL								NAP	NAP	NAP	NAP	NAP
17.81	Property		1	Burger King #09958 - Grove Hill, AL								NAP	NAP	NAP	NAP	NAP
17.82	Property		1	Burger King #12820 - Iowa, LA								NAP	NAP	NAP	NAP	NAP
17.83	Property		1	Burger King #01149 - Baton Rouge, LA								NAP	NAP	NAP	NAP	NAP
17.84	Property		1	Burger King #06325 - Baton Rouge, LA								NAP	NAP	NAP	NAP	NAP
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL								NAP	NAP	NAP	NAP	NAP
17.86	Property		1	Burger King #11979 - Monroe, LA								NAP	NAP	NAP	NAP	NAP
17.87	Property		1	Burger King #13081 - New Iberia, LA								NAP	NAP	NAP	NAP	NAP
17.88	Property		1	Burger King #03685 - Kansas City, MO								NAP	NAP	NAP	NAP	NAP
17.89	Property		1	Burger King #06105 - Northport, AL								NAP	NAP	NAP	NAP	NAP
17.90	Property		1	Burger King #12919 - Covington, LA								NAP	NAP	NAP	NAP	NAP
17.91	Property		1	Burger King #09853 - Franklin, LA								NAP	NAP	NAP	NAP	NAP
17.92	Property		1	Burger King #12660 - Vinton, LA								NAP	NAP	NAP	NAP	NAP
17.93	Property		1	Burger King #00360 - New Orleans, LA								NAP	NAP	NAP	NAP	NAP
17.94	Property		1	Burger King #12753 - Slidell, LA								NAP	NAP	NAP	NAP	NAP
17.95	Property		1	Burger King #01315 - Alexandria, LA								NAP	NAP	NAP	NAP	NAP
17.96	Property		1	Burger King #12752 - Lafayette, LA								NAP	NAP	NAP	NAP	NAP
17.97	Property		1	Burger King #01537 - Lafayette, LA								NAP	NAP	NAP	NAP	NAP
17.98	Property		1	Burger King #11488 - Lafayette, LA								NAP	NAP	NAP	NAP	NAP
17.99	Property		1	Burger King #00501 - Lafayette, LA								NAP	NAP	NAP	NAP	NAP
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius								NAP	NAP	NAP	NAP	NAP
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis								4/4/2038	174.52	110.66	63.4%	174.52
20	Loan	120	1	Deerbrook Medical Center								NAP	NAP	NAP	NAP	NAP
21	Loan	8, 121, 122, 123	1	Platinum Tower								NAP	NAP	NAP	NAP	NAP
22	Loan	124, 125	1	Continental Shopping Plaza								NAP	NAP	NAP	NAP	NAP
23	Loan	126	1	Holiday Inn Express Dripping Springs								3/8/2038	174.84	116.02	66.4%	174.84

A-38

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	8, 10, 11, 12, 13	17	Novolex Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	2000 Commerce Center Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	1200 Northrop Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	3400 Bagcraft Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	690 Unisia Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	800 Koomey Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	3900 West 43rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	540 West Nez Perce	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	4255 Thunderbird Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	1001 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	17153 Industrial Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	999 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	407 Sangamore Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	88 Nesbitt Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	310 Hartmann Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	101 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	620 Hardin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	3100 East Richmond Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	8, 14, 15, 16, 17, 18, 19	1	Seagate Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	8, 20, 21, 22, 23, 24, 25, 26	1	Fashion Valley Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	8, 27, 28, 29, 30, 31, 32, 33, 34, 35	1	Pacific Design Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan		3	Lake Zurich Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Village Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Deerpath Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Deerpath Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	8, 36, 37, 38, 39, 40	22	Four Springs Net Lease Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	8271 Anderson Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	1313 & 1422 Campbell Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	3310 Greensburg Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	2495 Doctor F. E. Wright Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	700 Stephenson Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	7850 Haggerty Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	4125 State Route 22	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	4400 South 76th Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	8400 Green Meadows Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	1817 Masters Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	8760 Mississippi Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	35710 Mound Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	819 North Jefferson Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	2435 Prairie Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	199 and 203 Finley Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	50-100 Frontier Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	11686 Upper River Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	1175 Bowes Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	3251 Gila Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	2465 North 22nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	104 South Scenic Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	3519 Wayland Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	8, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52	1	Back Bay Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	8, 53, 54, 55, 56, 57	1	Soho Beach House Miami	693.40	77.4%	868.31	682.39	78.6%	731.82	593.50	81.1%
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67	1	Scottsdale Fashion Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	8, 68, 69, 70, 71, 72, 73, 74, 75, 76	1	One & Two Commerce Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	77, 78	1	Fashion Village at Boca Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	79, 80, 81	1	3300 75th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	8, 82, 83, 84, 85, 86, 87	1	Miracle Mile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	88, 89	1	Courtyard Marriott Goleta	242.47	88.1%	273.27	238.97	87.4%	215.54	169.56	78.7%
15	Loan	8, 90, 91, 92	1	J&O Industrial Facility	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	8, 93, 94, 95, 96, 97, 98, 99, 100, 101	1	Harborside 2-3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	8, 102, 103, 104, 105, 106, 107, 108, 109	99	Jaylor - Burger King Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Burger King #04324 - Gulf Shores, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Burger King #04581 - Foley, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Burger King #02957 - Houma, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.04	Property		1	Burger King #11942 - Gray, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	Burger King #03818 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	Burger King #05255 - Prichard, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.07	Property		1	Burger King #12830 - Boutte, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.08	Property		1	Burger King #03156 - Saraland, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.09	Property		1	Burger King #11614 - Harvey, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.10	Property		1	Burger King #04130 - Vicksburg, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.11	Property		1	Burger King #09004 - Diamondhead, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.12	Property		1	Burger King #09708 - Natchez, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.13	Property		1	Burger King #09270 - Robertsdale, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.14	Property		1	Burger King #02643 - Gladstone, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.15	Property		1	Burger King #01207 - West Monroe, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.16	Property		1	Burger King #12007 - Denham Springs, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.17	Property		1	Burger King #06129 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.18	Property		1	Burger King #06788 - Zachary, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.19	Property		1	Burger King #10802 - Westwego, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.20	Property		1	Burger King #09788 - Walker, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.21	Property		1	Burger King #09838 - Fairhope, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.22	Property		1	Burger King #01198 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.23	Property		1	Burger King #10764 - Morgan City, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.24	Property		1	Burger King #01465 - Laurel, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.25	Property		1	Burger King #07930 - Long Beach, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.26	Property		1	Burger King #05029 - Pineville, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.27	Property		1	Burger King #12633 - Port Allen, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.28	Property		1	Burger King #01437 - Monroe, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.29	Property		1	Burger King #01439 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.30	Property		1	Burger King #07467 - Ruston, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-39

Benchmark 2023-B39

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
17.31	Property		1	Burger King #12895 - Delhi, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.32	Property		1	Burger King #04914 - Pensacola, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.33	Property		1	Burger King #01425 - New Iberia, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.34	Property		1	Burger King #05035 - Tuscaloosa, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.35	Property		1	Burger King #06149 - New Iberia, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.36	Property		1	Burger King #06676 - Jackson, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.37	Property		1	Burger King #06783 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.38	Property		1	Burger King #10763 - Hammond, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.39	Property		1	Burger King #01489 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.40	Property		1	Burger King #12661 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.41	Property		1	Burger King #10762 - Geismar, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.42	Property		1	Burger King #06906 - Warrensburg, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.43	Property		1	Burger King #09686 - Thomasville, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.44	Property		1	Burger King #10572 - Eunice, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.45	Property		1	Burger King #12329 - Rayne, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.46	Property		1	Burger King #13080 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.47	Property		1	Burger King #02483 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.48	Property		1	Burger King #09026 - Laurel, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.49	Property		1	Burger King #11544 - Westlake, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.50	Property		1	Burger King #03623 - Covington, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.51	Property		1	Burger King #11715 - Ville Platte, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.52	Property		1	Burger King #12313 - Roeland Park, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.53	Property		1	Burger King #06674 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.54	Property		1	Burger King #09692 - Greenwell Springs, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.55	Property		1	Burger King #01428 - Sulphur, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.56	Property		1	Burger King #05981 - Meridian, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.57	Property		1	Burger King #08645 - Pace, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.58	Property		1	Burger King #09213 - Pensacola, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.59	Property		1	Burger King #03585 - Daphne, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.60	Property		1	Burger King #12322 - Oakdale, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.61	Property		1	Burger King #04330 - Kansas City, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.62	Property		1	Burger King #02831 - Olathe, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.63	Property		1	Burger King #06916 - Kenner, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.64	Property		1	Burger King #09115 - Meridian, MS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.65	Property		1	Burger King #11694 - DeQuincy, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.66	Property		1	Burger King #00373 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.67	Property		1	Burger King #01617 - Lake Charles, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.68	Property		1	Burger King #01917 - Vidalia, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.69	Property		1	Burger King #12264 - Mission, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.70	Property		1	Burger King #09804 - Gonzales, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.71	Property		1	Burger King #11095 - Tuscaloosa, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.72	Property		1	Burger King #09259 - Gulf Breeze, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.73	Property		1	Burger King #00144 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.74	Property		1	Burger King #06488 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.75	Property		1	Burger King #12597 - Lake Charles, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.76	Property		1	Burger King #00211 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.77	Property		1	Burger King #01337 - Metairie, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.78	Property		1	Burger King #04016 - Mobile, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.79	Property		1	Burger King #10607 - Houma, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.80	Property		1	Burger King #10800 - Livingston, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.81	Property		1	Burger King #09958 - Grove Hill, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.82	Property		1	Burger King #12820 - Iowa, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.83	Property		1	Burger King #01149 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.84	Property		1	Burger King #06325 - Baton Rouge, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.85	Property		1	Burger King #06048 - Tuscaloosa, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.86	Property		1	Burger King #11979 - Monroe, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.87	Property		1	Burger King #13081 - New Iberia, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.88	Property		1	Burger King #03685 - Kansas City, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.89	Property		1	Burger King #06105 - Northport, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.90	Property		1	Burger King #12919 - Covington, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.91	Property		1	Burger King #09853 - Franklin, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.92	Property		1	Burger King #12660 - Vinton, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.93	Property		1	Burger King #00360 - New Orleans, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.94	Property		1	Burger King #12753 - Slidell, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.95	Property		1	Burger King #01315 - Alexandria, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.96	Property		1	Burger King #12752 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.97	Property		1	Burger King #01537 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.98	Property		1	Burger King #11488 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.99	Property		1	Burger King #00501 - Lafayette, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	8, 110, 111, 112, 113, 114, 115, 116, 117	1	One Campus Martius	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	8, 118, 119	1	Hyatt Regency Indianapolis	110.66	63.4%	174.09	108.81	62.5%	157.23	65.38	41.6%
20	Loan	120	1	Deerbrook Medical Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	8, 121, 122, 123	1	Platinum Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	124, 125	1	Continental Shopping Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	126	1	Holiday Inn Express Dripping Springs	116.02	66.4%	174.43	116.08	66.5%	155.93	90.66	58.1%

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Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service (P&I)($) and Annual Debt Service (P&I)($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) are calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Leased Occupancy (%) includes tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease. See “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus for certain examples of the foregoing.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a whole loan comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a whole loan, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan(s). See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding the whole loan(s).

(9)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his or her delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(10)	The mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited and Goldman Sachs Bank USA.

(11)	The defeasance lockout period will be at least 25 months beginning with and including the first payment date on July 6, 2023. Defeasance of the Novolex Portfolio Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 19, 2026. In addition, voluntary prepayment of the Novolex Portfolio Whole Loan in full, but not in part, is permitted from and after June 6, 2025 with (prior to the open prepayment date on December 6, 2032) the payment of a prepayment fee equal to the greater of 1% of the unpaid balance and a yield maintenance premium. In addition, prepayment with the prepayment fee is permitted at any time after origination in connection with a permitted partial release of individual properties. The assumed defeasance lockout period of 25 months is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer.

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(12)	The historical cash flows are unavailable as the sponsor, New Mountain Net Lease Partners II Corporation, engaged in a sale-leaseback with Novolex, whereby they acquired all of the properties in the Novolex Portfolio.

(13)	The Replacement Reserve Cap and TI/LC Reserve Cap are equal to 18 months of the aggregate rent due under all leases at the Novolex Portfolio, which will vary over the loan term.

(14)	The Seagate Campus Mortgage Loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., UBS AG and Wells Fargo Bank, National Association.

(15)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on July 6, 2023. Defeasance of the Seagate Campus Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) May 24, 2026 or (ii) the second anniversary of the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer.

(16)	The Grace Period - Late Fee of five days is permitted once during any 12-month period.

(17)	Historical cash flows are unavailable as the sponsor acquired the property at origination via a sale-leaseback transaction.

(18)	The sole tenant, Seagate, is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, and, to the extent that Seagate elects such five-year extension option, Seagate will have a subsequent renewal option for ten years or (ii) ten years with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-fair market value rent, with 3.0% annual increases thereafter. To the extent that Seagate exercises its 10-year extension option in accordance with the Seagate Campus Whole Loan documents on or before February 28, 2027, then commencing on the monthly payment date in March 2027 and ending with the monthly payment date in June 2028, the borrower will be required to deposit into an eligible account on each monthly payment date (including, without limitation the date in June 2028) an amount equal to $1,159,492.35.

(19)	Other Sources ($) consists of prorated rent of approximately $519,152 from May 24, 2023 through May 31, 2023.

(20)	The Mortgage Loan is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association ("JPMCB"), Bank of America, N.A., Barclays Capital Real Estate Inc. and Bank of Montreal. JPMCB will be contributing Note A-2-1-1, Note A-2-2 and Note A-2-3 with an aggregate Cut-off Date Balance of $85,000,000 to the Benchmark 2023-B39 securitization.

(21)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of July 1, 2023. Defeasance of the Whole Loan in full is permitted at any time after the earlier to occur of (i) May 25, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 months is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer.

(22)	While the single-purpose entity borrower and guarantor are obligated under the non-recourse carveout provisions in the Mortgage Loan agreement, no separate environmental indemnity agreement was executed by the borrower or guarantor. In addition, for so long as Simon Property Group, L.P., Simon Property Group, Inc. (together with Simon Property Group, L.P., “Simon Key Principal”), PPF Retail, LLC or an affiliate of Simon Key Principal (provided such affiliate satisfies the definition of a “Replacement Guarantor” under the Mortgage Loan documents), the non-recourse carveout guarantor’s liability is limited to 20% of the Whole Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

(23)	The related borrower is subject to a PACE loan with a 10-year term in the amount of approximately $2,523,563 from the California Statewide Communities Development Authority pursuant to that certain Agreement to Pay Assessment and Finance Improvements dated April 20, 2015 (the "Known PACE Loan"). The annual debt service is approximately $312,351, and the remaining balance as of March 2023 was approximately $866,043. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status. In addition to the Known PACE Loan, subject to the lender’s approval and delivery of a rating agency confirmation, the borrower may be permitted to enter into a PACE loan for an amount not to exceed $5,000,000. See “Description of the

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Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt” in the prospectus for additional information.

(24)	Provided that no event of default has occurred and be continuing, the borrower without the consent of the lender may (i) make transfers of immaterial or non-income producing portions of the Mortgaged Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Mortgaged Property (including, without limitation, portions of the Mortgaged Property’s “ring road”) for dedication or public use, (ii) make transfers of non-income producing portions of the Mortgaged Property (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower, including, without limitation, owners of outparcels and department store pads, pads for office buildings, hotels or other properties, or (iii) dedicate portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes, and the lender will be required to provide a partial release of the Mortgage upon the borrower’s request for no consideration other than reasonable and documented out of pocket expenses (including reasonable fees). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

(25)	The Appraised Value ($) of the Mortgaged Property is a “Hypothetical As-Is” Value of $1,430,000,000 as of April 5, 2023, which excludes the value attributed to JCPenney and Neiman Marcus release parcels, which are freely prepayable. The “as-is” appraised value of the Mortgaged Property as of April 5, 2023 was $1,450,000,000, which results in a 31.0% Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%).

(26)	After the occurrence of a control event or during the continuance of a lockbox event period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs and approximately $125,341 on a monthly basis for ongoing leasing reserves and to be made at the mortgaged property.

(27)	The Mortgaged Property is comprised of 467,582 SF of design showroom space, 321,786 SF of office space, 213,502 SF of lab space, and 50,347 SF of other space (other space includes non-revenue space, telecommunications, parking, storage, and display).

(28)	As a condition to the conversion and use of certain former design showroom space as laboratory space by Cedars Sinai Medical Center, the Largest Tenant at the Mortgaged Property, the City of West Hollywood requires the borrower to maintain at least 155,772 SF of vacant design showroom space at the Mortgaged Property (the “Design Showroom Space Restriction”) to assure conformity to the site plan governing the Mortgaged Property. The Mortgage Loan documents require the borrower to cause the Mortgaged Property to comply with the Design Showroom Space Restriction.

(29)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily driven by rent from additional executed Cedars Sinai leases with start dates after the September T-12 period as well as the associated credit tenant rent steps.

(30)	The Largest Tenant, Cedars Sinai Medical Center, has 46,151 SF expiring on May 31, 2030, 9,000 SF expiring on August 31, 2032, 97,053 SF expiring on June 30, 2033, 107,449 SF expiring on June 30, 2038 and 19,696 SF of which a non-binding letter of intent has been signed and the terms of the lease have not yet been determined. The Third Largest Tenant, Pluto, Inc., leases 350 SF on a month-to-month basis and has 35,500 SF expiring on November 30, 2028. The Fifth Largest Tenant, Kneedler Fauchere, leases display space (one square foot) on a month-to-month basis and has 17,761 SF expiring on January 31, 2028.

(31)	The Largest Tenant, Cedars Sinai Medical Center, has the right to terminate the lease with respect to approximately 138,548 SF of expansion space (the “Fifth Amendment Space”) leased pursuant to the fifth amendment of lease to the building known as the “blue building”, dated as of June 10, 2022, between the borrower and Cedars Sinai Medical Center (the “Fifth Amendment”) based on the following circumstances. Subject to the tenant fulfilling certain obligations, the borrower is required to use best efforts to cause the City of West Hollywood (the “City”) to confirm in writing, among other things, the tenant’s lawful ability to use the entirety of the Fifth Amendment Space for the permitted use set forth in the lease and that the Design Showroom Space Restriction is satisfied (the “City Confirmation”). Should an acceptable City Confirmation not be issued (other than as arising or related to the tenant’s plans), the tenant will be entitled to terminate the Fifth Amendment by (i) providing a 60-day written notice to the borrower and (ii) if no City Confirmation is issued within 60 days after the first notice, providing 10-days' written notice. In addition, the borrower is seeking to permanently amend the development plan governing the Pacific Design Center Mortgaged Property to remove certain requirements. Should the borrower’s pursuit of the development plan amendment negatively impact the tenant’s rights under its various leases, including its permitted use, the allocated

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parking or increase in the tenant’s operating expenses, the tenant will have the right of termination as to space leased under the Fifth Amendment. In the case of any termination described in this paragraph, the borrower will be liable for all of the tenant’s reasonable actual out of pocket costs and expenses incurred in connection with the Fifth Amendment (including rent paid thereunder prior to the date of tenant’s termination), certain project conformity approval from the City and design, planning and engineering efforts associated with the Fifth Amendment space. In the event the borrower fails to reimburse tenant for such costs within ten business days of demand, the tenant is entitled to offset the same against rents coming due under the other leases that tenant has at the Mortgaged Property.

(32)	The Third Largest Tenant, Pluto, Inc., has the ongoing right to terminate the lease for its entire space, the G900 suite (35,500 SF office space), upon providing the landlord written notice (the “Early Termination Notice”), effective on or after August 31, 2026 (the “Early Termination Date”) subject to, among other conditions, (i) the Early Termination Date being no earlier than 180 days following delivery of the Early Termination Notice, and (ii) Pluto, Inc. paying to the landlord a termination fee equaling the sum of (x) the total amount of the base rent abated under the lease, (y) the landlord’s tenant improvement allowance contribution, and (z) the brokerage commissions paid and payable by the landlord in respect of the lease, each amortized over the term of the lease using a straight-line method of calculation.

(33)	The Largest Tenant, Cedars Sinai Medical Center, currently occupies 259,653 SF of space at the Pacific Design Center Property, with 46,151 SF of office space and 213,502 SF of lab space (inclusive of the 138,548 of design showroom SF that is expected to be converted to lab space. We cannot assure you that the conversion will be completed as expected or at all.). The tenant signed a non-binding letter of intent for an additional 19,696 SF of office space on a lease expected to commence on July 1, 2024, which is currently classified as “Office”. We cannot assure you that the tenant will execute the lease, take occupancy or begin paying rent as expected or at all. The tenant has a weighted-average remaining lease term of approximately 11.5 years.

(34)	Future mezzanine debt is permitted in an amount up to $50,000,000 subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 50.7%, (y) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 11.6% and (z) the combined net cash flow debt service coverage ratio is at least 1.72x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the Pacific Design Center Whole Loan documents, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

(35)	If at any point the balance in the tenant improvement and leasing commissions reserve falls below $3,000,000, the borrower will be required to deposit approximately $87,768 monthly until the balance in the reserve account reaches $5,000,000.

(36)	The Appraised Value ($) represents the "As Is Portfolio" appraised value as of March 15, 2023, which applies a 4.20342460348773% portfolio premium to the aggregate individual "as is" values of the properties in the Four Spring Net Lease Portfolio. The 4000 Energy Drive property was removed from the aggregate individual "as is" property values because it did not secure the Four Springs Net Lease Portfolio Mortgage Loan.

(37)	The lockout period will be at least 24 payment dates beginning with and including the first payment date in August 2023. Defeasance of the Four Springs Net Lease Portfolio Whole Loan in full is permitted at any time after the date following the earlier to occur of (i) June 14, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last Four Springs Net Lease Portfolio Whole Loan note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer.

(38)	With respect to the 1313 & 1422 Campbell Street Property, the Largest Tenant, Brenntag, has the right to terminate its lease if there are changes to the applicable zoning and land use ordinances and regulations that require improvements to the 1313 & 1422 Campbell Street Property exceeding $100,000 in order to cause compliance therewith and no variance, special use permit, or related municipal approval has been obtained by the landlord or tenant within ninety days from the date of such change.

(39)	The Appraised Value ($) for the 4125 State Route 22 Mortgaged Property represents the "as is" appraised value as of March 13, 2023 for the property ($5,020,000) as well as the excess land value ($1,720,000).

(40)	The historical cash flows prior to 2021 are unavailable because the sponsor acquired a majority of the properties in the Four Springs Net Lease Portfolio in 2021.

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(41)	The mortgage loan is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, New York Life Insurance Company, and Teachers Insurance and Annuity Association of America.

(42)	The Back Bay Office Whole Loan is a Pari Passu-AB whole loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the co-lender agreement. Notwithstanding the foregoing, the Back Bay Office Whole Loan will be serviced and administered under the Benchmark 2023-B39 Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” for more information regarding the manner in which control shifts under the Back Bay Office Whole Loan and the servicing of the Back Bay Office Whole Loan.

(43)	The lockout period will be at least 24 months beginning with and including the first payment date on August 6, 2023. Defeasance of the Back Bay Office Whole Loan, or prepayment of the Back Bay Office Whole Loan (together with, if prior to the payment date in January 2028, a prepayment fee equal to the greater of 1% of the unpaid principal balance and a yield maintenance premium) in full, but not in part, is permitted at any time after the earlier of (i) June 7, 2026 and (ii) the second anniversary of the date on which the entire Back Bay Office Whole Loan (other than Note A-1, Note A-2, Note B-1 and Note B-2) has been securitized. The assumed lockout period of 24 months is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer.

(44)	RICP V Holdings, LLC has provided $40.0 million of mezzanine financing secured by the equity interests in the related borrower. The mezzanine loan is coterminous with the Back Bay Office Whole Loan and will require interest-only payments through maturity at a fixed coupon of 10.12500%.

(45)	The Back Bay Office Whole Loan has two subordinate B-Notes with an aggregate principal balance of $65,000,000 co-originated by Deutsche Bank AG, New York Branch and Wells Fargo Bank, National Association with an interest rate of 8.20000%.

(46)	The Appraised Value ($) represents the “As Is (Extraordinary Assumption)” appraised value subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the planned leasing cost escrow amount under the loan agreement was reduced to $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront.

(47)	The Largest Tenant, Wayfair Inc, is currently dark in the entirety of its space. As of the origination date, Wayfair Inc. is current on rent and has no termination or contraction options during its lease term expiring in December 2031.

(48)	The Largest Tenant, Wayfair Inc., subleases 19,523 SF (representing 1.5% of total NRA at the Back Bay Office Mortgaged Property) of its space to Drift.com for $57.50 per SF pursuant to a sublease which expires on December 31, 2024.

(49)	The Fourth Largest Tenant, Cooley, has the one time right to terminate its space on the 16th floor (14,562 SF) as of May 31, 2025 with between 12 to 18 months' written notice and the payment of a termination fee equal to three months of net rent and operating costs for the period immediately following the termination option, plus the unamortized pro-rata extension transaction cost.

(50)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily driven by six leases which commenced in October 2022 or later, representing 11.6% of the net rentable area, the rent average benefit for investment grade and law firm tenants included in a legal industry magazine listing of the top 100 United States law firms by revenue, contractual rent steps, and an increase in recoveries.

(51)	With respect to the cash management trigger, the low debt yield trigger will activate if the debt yield is less than 9.10% for the Back Bay Office Whole Loan or the aggregate debt yield is less than 8.50% for the Back Bay Office Whole Loan and Back Bay Office Mezzanine Loan.

(52)	The borrower is not required to make monthly deposits into the TI/LC reserve account until the Upfront TI/LC Reserve of $26,723,400 is less than or equal to $15,000,000. Upon this event, the borrower will be required to deposit $213,969 into the TI/LC reserve account on a monthly basis.

A-45

(53)	The Mortgage Loan is part of a Whole Loan that was co-originated by JPMCB and Citi Real Estate Funding Inc. JPMCB will be contributing Note A-2 and Note A-3-1, with an aggregate Cut-off Date Balance of $33,400,000, to the Benchmark 2023-B39 securitization. CREFI will be contributing Note A-5-1 with a Cut-off Date Balance of $16,600,000 to the Benchmark 2023-B39 securitization.

(54)	The Mortgaged Property generates revenue from non-traditional sources, including Soho House membership fees, which account for 24.8% of revenue. Additionally, the presence of Soho House at the Mortgaged Property drives increased revenue from food and beverage outlets, which accounts for 46.4% of revenue.

(55)	At origination of the Mortgage Loan, the borrower deposited $40,439,366 (the “Named Storm Coverage Amount”) into a named storm coverage reserve to be used to provide named storm insurance coverage. On or prior to April 1, 2024, borrower must obtain a policy for losses caused by any type of named storm for the borrower and the Mortgaged Property, which policy must (i) comply with the insurance provisions of the Mortgage Loan documents, (ii) insure the Mortgaged Property in an amount, which, when added to the balance of the Named Storm Coverage Amount, is equal to $90,439,366 (the “Total Insured Value”), (iii) provide for a premium of not more than $1,500,000 (the “Named Storm Coverage Premium Cap”), and (iv) provide for an allocation to the Mortgaged Property of not more than $180,000 (any such policy, a “Qualified Named Storm Policy”). The lenders are required, upon receipt of an invoice for same, to disburse the amount of the premium payable, in an amount not to exceed the Named Storm Coverage Premium Cap, on any Qualified Named Storm Policy to the borrower. In the event that the borrower provides evidence to the lenders of a fully bound Qualified Named Storm Policy with respect to the Mortgaged Property, the Named Storm Coverage Amount (less any premiums paid therefrom) is required to be released to the borrower. In the event that the borrower elects to purchase a policy for named storm coverage in an amount less than the Named Storm Coverage Amount on or before April 1, 2024, the Named Storm Coverage Amount will be reduced by the positive difference between (x) the Total Insured Value and (y) the amount of the coverage purchased, and the remainder will continue to constitute the Named Storm Coverage Amount for the remainder of the term of the Mortgage Loan. In the event that the borrower does not purchase a Qualified Named Storm Policy or to the extent the Named Storm Coverage Amount is reduced in accordance with the preceding sentence, the Named Storm Coverage Amount will not be released to the borrower and will remain collateral for the Whole Loan.

(56)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date of July 1, 2023. Defeasance of the Soho Beach House Miami Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) July 1, 2026. For the purposes of the Preliminary Prospectus, the assumed defeasance lockout period of 25 months is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer.

(57)	Prior to January 1, 2024 and on January 1 of each calendar year thereafter during the term of the Soho Beach House Miami Whole Loan, the lender is required to reassess the amount necessary to be held in the seasonality reserve account and to require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate operating income anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Mortgaged Property has a debt service coverage ratio of at least equal to 1.25x for the immediately preceding 12-month period based on the Soho Beach House Miami Whole Loan.

(58)	The Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch.

(59)	For purposes of calculating interest and other amounts payable on the Scottsdale Fashion Square Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of the Scottsdale Fashion Square Mortgage Loan represents the weighted average interest rate of three components. Prepayments of the Scottsdale Fashion Square Mortgage Loan will be applied to the components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Scottsdale Fashion Square Mortgage Loan) may increase over time.

(60)	A Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of interest and any other principal, interest or other sum due. No grace period is permitted for repayment of principal on the maturity date.

(61)	The lockout period will be at least 28 months beginning with and including the first payment date on April 6, 2023. Defeasance of the Scottsdale Fashion Square Whole Loan in full is permitted at any time after the date that is the

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earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2026 (the “Scottsdale Fashion Square Lockout Release Date”). In addition, voluntary prepayment of the Scottsdale Fashion Square Whole Loan in full, but not in part, is permitted from and after the Scottsdale Fashion Square Lockout Release Date with (prior to the open prepayment date on September 6, 2027) the payment of a yield maintenance premium. The assumed lockout period of 28 months is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer.

(62)	The borrower may transfer and obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrower pays to the lender a processing fee in the amount of $15,000, reimburses lender for reasonable costs and expenses, and pays all title insurance and survey costs, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Mortgaged Property and constitutes a separate tax lot (or, if not a separate tax lot, the Release Parcel owner is contractually obligated to pay its share of all taxes and other charges with respect to the Release Parcel until the Release Parcel has been designated as a separate tax lot), and the borrower certifies to the lender that after giving effect to such transfer, each of the Release Parcel and the remaining portion of the Mortgaged Property conforms to and is in compliance in all material respects with applicable law, (iv) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC-related release conditions.

A ”Release Parcel” is (x) a parcel on the Mortgaged Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect on (i) the value of the Mortgaged Property or the use or operation of the Mortgaged Property as a first-class regional shopping center (with related entertainment, dining and other compatible, commercial uses), (ii) the business, profits, operations or financial condition of the borrower, (iii) the ability of the borrower to perform its material obligations under the Scottsdale Fashion Square Whole Loan documents or (iv) the ongoing operations of the remaining Mortgaged Property; and/or (y) a parcel on the Scottsdale Fashion Square Property that is, as of the date of any potential release, non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release. Improvements that are not material to the use and operation of the Mortgaged Property as a retail shopping center or which may be relocated without material and permanent adverse effects on the operation of the Scottsdale Fashion Square Property (as evidenced by a certification from the borrower) do not render the subject property “improved.”

(63)	The Sixth Largest Tenant, Life Time Fitness, leases 37,000 SF and opened in March 2023.

(64)	The borrower is permitted to enter into a Property-Assessed Clean Energy loan (a "PACE Loan") or other indebtedness for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

(65)	The Capital Expenditure Reserve is funded during a trigger period in the amount of $0.25 multiplied by the NRA excluding non-collateral square feet, “Excluded Premises” (i.e., Macy's, Nordstrom, Neiman Marcus, DICK’S Sporting Goods, Harkins Theatre, Life Time Fitness and any replacement tenant that leases all or substantially all of any such premises as defined in the related loan agreement) and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, resulting in a total square footage of 805,331, divided by 12. The Capital Expenditure Account is subject to a cap of an amount equal to 24 times the required monthly deposit ($402,666).

(66)	The Rollover Reserve is funded during a trigger period in the amount of $1.00 multiplied by the NRA excluding non-collateral square feet and “Excluded Premises,” (i.e., Macy's, Nordstrom, Neiman Marcus, DICK’S Sporting Goods, Harkins Theatre, Life Time Fitness and any replacement tenant that leases all or substantially all of any such premises as defined in the related loan agreement) resulting in a total square footage of 825,666, divided by 12. The Rollover Account is subject to a cap of an amount equal to 24 times the required monthly deposit ($1,651,332).

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(67)	The Upfront Other Reserve ($) includes $10,222,200 of a reserve for tenant improvements and leasing commissions and approximately $4,316,877 of a gap rent reserve.

(68)	The Mortgage Loan is part of a Whole Loan that was co-originated by JPMCB, Bank of America, N.A., and Barclays Capital Real Estate Inc. JPMCB will be contributing Note A-9 and Note A-11 with an aggregate Cut-off Date Balance of $40,000,000 to the Benchmark 2023-B39 securitization.

(69)	The Second Largest Tenant at the Mortgaged Property, Stradley, Ronon, Stevens & Young, representing approximately 3.6% of the net rentable square footage, has a one-time right to terminate its lease effective January 31, 2031, by providing notice on or before February 1, 2029 and payment of a termination fee.

(70)	The Fourth Largest Tenant at the Mortgaged Property, Wolters Kluwer Health, Inc., representing approximately 3.4% of the net rentable square footage, has the right to terminate its lease effective March 31, 2026, by providing notice on or before September 30, 2024 and payment of a termination fee.

(71)	The Fifth Largest Tenant at the Mortgaged Property, Jazz Pharmaceuticals, Inc. representing approximately 3.1% of the net rentable square footage, has the right to terminate its lease effective December 31, 2025, by providing notice on or before December 31, 2024 and payment of a termination fee.

(72)	The Largest Tenant at the Mortgaged Property, Price Water House Coopers LLP, which leases approximately 7.3% of the net rentable area and 9.4% of the underwritten base rent, has subleased 23,037 SF of its space to Jewish Federation of Greater Philadelphia, which sublease is scheduled to expire April 29, 2030.

(73)	The Third Largest Tenant, Pond Lehocky Giordano Disability, which leases approximately 3.5% of the net rentable area and 3.8% of the underwritten base rent, has subleased 15,838 SF of its space to Morgan & Morgan Philadelphia, LLC, which sublease is scheduled to expire January 31, 2026.

(74)	The borrowers deposited a letter of credit in the amount of $25,000,000 in lieu of a cash deposit to the TI/LC Reserve for tenant improvements and leasing commissions associated with new leases.

(75)	Straight-lined rent of $252,142 was underwritten for six tenants, totaling 153,115 SF.

(76)	During a trigger period, the borrowers are required to deposit monthly replacement reserves equal to approximately $39,503. During the continuance of a trigger period, the borrowers will be required to deposit $237,018 on a monthly basis to the TI/LC Reserve. Additionally, when (i) the balance of the TI/LC Reserves is less than $15,000,000 and (ii) the TI/LC Reserve occupancy falls below 85%, the whole loan will require a cash sweep until the balance returns to $25,000,000. Further, the non-recourse carveout guarantor has provided a guaranty for an additional $20,000,000 to the TI/LC Reserves, which guaranty will be reduced by any amounts contributed to the TI/LC Reserve after the loan origination date.

(77)	The Third Largest Tenant, Cheesecake Factory Restaurant, (“Cheesecake Factory”), may terminate its lease in the event that Cheesecake Factory's gross sales from the Fashion Village at Boca Park Mortgaged Property are less than $5,000,000 in any year and Cheesecake Factory has been continuously open for business by providing 12 months’ prior notice to the landlord within 90 days of the end of any fiscal year together with payment of a lease termination fee equal to the unamortized portion of the commission paid to Cheesecake Factory's broker plus the unamortized portion of any cash allowance paid to Cheesecake Factory, each of which amounts will be amortized on a straight-line basis over the initial term of Cheesecake Factory's lease.

(78)	An economic holdback of $1.2 million will be held as additional collateral for the Fashion Village at Boca Park Mortgage Loan. Release of the economic holdback funds will be tied to the borrower sending satisfactory evidence to the lender that (i) the Fashion Village at Boca Park property has achieved a debt yield of at least 9.8%; or (ii) Kona Grill has executed a new lease or lease amendment that achieves the same rents as the lender has underwritten (fixed and/or percentage) of at least $487,740 based upon assumed gross sales of $5,700,000 and has a term of at least two years. In the event a new lease is delivered but does not take effect until after the existing lease with Kona Grill expires, the lender will hold back from the amounts disbursed to the borrower the amount required to replicate the annual base rent of $487,740 until such time as such amounts are payable under the new lease with Kona Grill. Such retained funds would then be disbursed monthly in the amount needed to replicate the payments from Kona Grill’s new lease, taking into account the amounts anticipated to be received by Kona Grill under its current lease. In addition, if in connection with the new lease or lease amendment, there are brokerage commissions, tenant improvements and/or tenant allowances payable, the lender is required to disburse funds maintained in the economic holdback reserve account to the TI/LC reserve account in an amount sufficient to pay for all such anticipated

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brokerage commissions, tenant improvements and/or tenant allowances payable under the new lease or lease amendment for Kona Grill.

(79)	The Mortgaged Property has an office component accounting for 86,000 SF which according to the borrower sponsor is further broken out between sensitive compartmented information space (66,500 SF) and traditional office space (19,500 SF).

(80)	The Mortgaged Property is leased to the sole tenant, GSA, a government sponsored agency, which lease expires August 31, 2039 which is after the maturity date of June 2033.

(81)	The 3300 75th Avenue Mortgaged Property was previously unencumbered. Loan proceeds, less closing costs and stub interest, were returned to the borrower sponsor and are expected to be allocated towards the paydown of a corporate level revolving debt facility in conjunction with the merger of Office Properties Income Trust and Diversified Healthcare Trust. In connection with such merger, the lender and the borrower sponsor entered into a debt commitment letter, pursuant to which, subject to the terms and conditions of the debt commitment letter, the lender has committed to provide a senior secured bridge facility to the subsidiaries of the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt” in the Preliminary Prospectus for additional information.

(82)	The Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Bank of America, N.A. and Morgan Stanley Bank, N.A.

(83)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in July 2023. Defeasance of the Miracle Mile Whole Loan in full is permitted at any time on or after the date that is the earlier of (i) the payment date occurring June 2026 or (ii) two years and one day on or from the closing date of the securitization that includes the last pari passu note to be securitized (the "Miracle Mile Lockout Release Date"). In addition, voluntary prepayment of the Miracle Mile Whole Loan in full, but not in part, is permitted from and after the Miracle Mile Lockout Release Date (but prior to the open prepayment date on December 6, 2027) with the payment of a yield maintenance premium. The assumed lockout period of 25 payments is based on the expected Benchmark 2023-B39 closing date in July 2023. The actual lockout period may be longer.

(84)	The Upfront Other Reserve ($) includes approximately $10,024,690.89 for an upfront TI/LC reserve and $8,677,665.64 for a gap rent reserve.

(85)	In lieu of the Renovation Project Reserve, at origination the borrower provided a Renovation Project Reserve Guaranty.

(86)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily driven by newly executed leases, increases to contractual parking revenue, and approximately $3.9 million of projected annual signage revenue that is expected as a result of the ongoing renovations.

(87)	The borrower leases an approximately 2,400 SF portion of unit E013 from Planet Hollywood through July 2025 (subject to two, 20-year extensions) pursuant to a reciprocal easement agreement entered into with, among other parties, Planet Hollywood Resort and Casino. The borrower's rights under such reciprocal easement agreement are pledged as additional collateral for the Miracle Mile Whole Loan. The lessor under such lease has not confirmed that such lease is superior to any fee mortgage that might encumber such space, and as such the lease may be subordinate to any fee mortgage that encumbers such space. We cannot assure you that the lender's title policy will insure the lender's interest in the lease.

(88)	During the continuance of a PIP Sweep Period, the borrower must pay the lender, on each monthly payment date, all available cash until the PIP Sweep Period has been cured.

(89)	The Mortgaged Property is operated as a hospitality property without a franchise agreement or license agreement. As a result, no comfort letter was obtained. The association with Marriott International, Inc. is pursuant to a management agreement with its affiliate, Courtyard Management Corporation. At origination of the Mortgage Loan, an SNDA was obtained.

(90)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in July 2023. Defeasance or prepayment with the payment of a yield maintenance premium of the J&O Industrial Facility Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the

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securitization that includes the last pari passu note to be securitized or (ii) June 1, 2026. The assumed lockout period of 25 payments is based on the expected Benchmark 2023-B39 closing date in July 2023. The actual lockout period may be longer.

(91)	The borrower is required to deposit an amount equal to $11,684.37 on each monthly payment date if the amount on deposit in the capital expenditure reserve is ever less than $70,106.20 (subject to adjustment in accordance with the Mortgage Loan documents) until such time as the amount on deposit in the capital expenditure reserve account equals $140,212.40 (subject to adjustment in accordance with the Mortgage Loan documents).

(92)	The borrower is required to deposit an amount equal to $58,421.83 on each monthly payment date, following the occurrence of an event of default or trigger period, if the amount on deposit in the tenant improvement and leasing commissions reserve is ever less than $350,531.00 (subject to adjustment in accordance with the Mortgage Loan documents) until such time as the amount on deposit in the capital expenditure reserve account equals the $701,062.00 (subject to adjustment in accordance with the Mortgage Loan documents).

(93)	The Harborside 2-3 Mortgage Loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Bank of Montreal.

(94)	The Mortgage Loan has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants–in–common.

(95)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on May 6, 2023. Defeasance of the Harborside 2-3 Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) April 4, 2026 or (ii) the second anniversary of the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer.

(96)	The Harborside 2-3 Whole Loan is structured with a $55,000,000 mezzanine loan (the "Harborside 2-3 Mezzanine Loan") that accrues interest at (i) a rate per annum equal to 7.00% to be paid as part of each payment of the mezzanine monthly debt service payment amount resulting in a mezzanine monthly debt service payment amount of $325,289.35 and (ii) a rate per annum equal to 3.5% that accrues through the term of the Harborside 2-3 Mezzanine Loan and is scheduled to be due and payable on the maturity date resulting in a monthly debt service accrual amount of $162,644.68. The Mezzanine Debt Interest Rate (%), Total Debt Monthly Debt Service ($) and Total Debt Underwritten NCF DSCR (x) are based on an aggregate Harborside 2-3 Mezzanine Loan interest rate of 10.5% per annum.

(97)	In addition to the interest accruing on the outstanding principal balance of the Harborside 2-3 Mezzanine Loan at a rate of 7.0000% per annum to be paid as part of each monthly debt service payment amount and an additional 3.5000% per annum which will accrue through the loan term and be due on the maturity date, the outstanding principal balance of the Harborside 2-3 Mezzanine Loan will accrue PIK interest at a rate of 2.29% per annum (the "PIK Interest"). The PIK Interest is due and payable together with each mezzanine monthly debt service payment amount if either of the following conditions are not satisfied as of April 6, 2028: (i) the PIK Leasing Condition (as defined below) or (ii) if the Harborside 2-3 Mezzanine Loan is not prepaid in full. If the PIK Leasing Condition has not been satisfied as of April 6, 2028 or the Harborside 2-3 Mezzanine Loan has not been prepaid in full prior to such date, then all accrued PIK Interest will automatically be converted and added to the outstanding principal balance of the Harborside 2-3 Mezzanine Loan as of such date, and become immediately due and payable by the borrowers to lender together with all other outstanding principal.

The "PIK Leasing Condition" means delivery by the borrowers of evidence reasonably satisfactory to lender that 75% of the aggregate rentable square feet of the Harborside 2-3 Mortgaged Property and the neighboring Harborside 1 property is leased and occupied by tenants under leases satisfying the requirements set forth in their respective loan documents.

(98)	The borrowers are permitted to obtain mezzanine financing in connection with the assumption of the Harborside 2-3 Mortgage Loan, provided that the Harborside 2-3 Mezzanine Loan is repaid simultaneously with such assumption. Future mezzanine debt is permitted subject to certain conditions, including, without limitation: (i) no event of default is continuing, (ii) the mezzanine loan is made by a lender reasonably acceptable to the mortgage lender and acceptable to the applicable rating agencies, (iii) the only collateral for such mezzanine loan is the direct equity interest in (x) the mortgage borrower and (y) the equity interest in the sole member entity holding the liquor license for the operation of the property (note – the Whole Loan is secured, in part, by a pledge of the direct equity interest in the holder of the liquor license), (iv) the mezzanine loan documents are reasonably satisfactory to the mortgage

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lender, (v) the mezzanine loan is non-recourse except for non-recourse carveouts substantially similar to those of the mortgage loan, (vi) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the mortgage lender and acceptable to the rating agencies, (vii) the mezzanine loan has a fixed rate of interest or a floating rate of interest subject to delivery of an interest rate cap agreement, (viii) the maturity date of the mezzanine loan is not earlier than the maturity date of the Harborside 2-3 Whole Loan, (ix) borrower delivers a rating agency confirmation, (x) the LTV (inclusive of the mezzanine loan) does not exceed 75%, (xi) the DSCR (whole loan only) as of the date of closing of the mezzanine loan is at least 1.81x and (xii) the DSCR (inclusive of the mezzanine loan) as of the date of closing of the mezzanine loan is at least 1.25x.

(99)	The Harborside 2-3 Whole Loan is structured with a $19,000,000 preferred equity investment made by NongHyup Bank, in its capacity as Trustee of Milestone Harbor East Private Investment Trust. The preferred equity investment is made in an entity (the “Pref JV”) that is the indirect owner of one of the two TIC borrowers of the Harborside 2-3 Whole Loan and one of the two TIC owners of the neighboring Harborside 1 property. The preferred equity investment will be repaid only from net cash distributions to the Pref JV from capital transactions with respect to the Harborside 1 property and/or the Harborside 2-3 Mortgaged Property.

(100)	The Third Largest tenant, Collectors Universe, representing approximately 8.2% of the net rentable area, is in a free rent period through November 28, 2023.

(101)	Other Sources ($) consists of a Sea Wall credit of $27,610,000, tenant improvement and rent credits of approximately $12,104,859, a rate buydown credit of $6,250,000, and approximately $3,668,609 in other miscellaneous credits.

(102)	The Burger King #00360 - New Orleans, LA Mortgaged Property is subject to a ground lease to Burger King Corporation and a related sublease to the borrower each having an expiration date of February 29, 2024. The ground lease has three extension options of five years each, and the sublease having no extension options. The annual ground rent under the ground lease and sublease is currently $50,650.

The Burger King #00501 - Lafayette, LA Mortgaged Property is subject to a ground lease to Burger King Corporation and a related sublease to the borrower each having an expiration date of June 5, 2024 with one remaining extension option of five years. The annual ground rent under the ground lease and sublease is currently $29,296.

The Burger King #01315 - Alexandria, LA Mortgaged Property is subject to a ground lease with an expiration date of May 2, 2024 with three extension options of five years each. The annual ground rent under the lease is currently $40,674.39.

The Burger King #01537 - Lafayette, LA Mortgaged Property is subject to two ground leases to Burger King Corporation and a related sublease to the borrower each having an expiration date of March 24, 2025 with four extension options of five years each. The annual ground rent under the ground leases in the aggregate, and under the sublease is currently $64,902.

The Burger King #04130 - Vicksburg, MS Mortgaged Property is subject to a ground lease with an expiration date of August 14, 2033 and no remaining extension options. The ground lease provided for a one-time payment of $10.00. The annual ground rent under the lease is currently $0. Notwithstanding that such Mortgaged Property is subject to a ground lease, it is treated as a fee property for all purposes under the Mortgage Loan agreement.

The Burger King #10572 - Eunice, LA Mortgaged Property is subject to a ground lease with an expiration date of September 30, 2027 with two extension options of five years each. The annual ground rent under the lease is currently $36,075.

(103)	The Burger King #10607 - Houma, LA Mortgaged Property is subject to a ground lease with an expiration date of September 24, 2027 with two extension options of five years each. The annual ground rent under the lease is currently $72,473.

The Burger King #11488 - Lafayette, LA Mortgaged Property is subject to a ground lease with an expiration date of April 15, 2028 with four extension options of five years and one extension option of six years. The annual ground rent under the lease is currently $70,862.

The Burger King #12007 - Denham Springs, LA Mortgaged Property is subject to a ground lease to Burger King Corporation and a related sublease to the borrower each having an expiration date of May 31, 2028 with the ground lease having eight extension options of five years each and the sublease having two extension options of five years

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each. The annual ground rent under the ground lease is currently $32,210.20, and the annual rent under the sublease is currently $49,280.

The Burger King #12752 - Lafayette, LA Mortgaged Property is subject to a ground lease with an expiration date of September 23, 2024 with three extension options of five years each. The annual ground rent under the lease is currently $43,560.

The Burger King #12753 - Slidell, LA Mortgaged Property is subject to a ground lease with an expiration date of August 31, 2024 with three extension options of five years each. The annual ground rent under the lease is currently $58,564.

(104)	The Burger King #12919 - Covington, LA Mortgaged Property is subject to a ground lease with an expiration date of December 22, 2024 with three extension options of five years. The annual ground rent under the lease is currently $53,572.

The Burger King #13081 - New Iberia, LA Mortgaged Property is subject to a ground lease with an expiration date of March 28, 2025 with three extension options of five years each. The annual ground rent under the lease is currently $52,272.

The Burger King #07467 - Ruston, LA Mortgaged Property Is subject to a ground lease with an expiration date of June 5, 2029 with four extension options of five years each. The annual ground rent under the lease is currently $7,390.34. Notwithstanding that such Mortgaged Property is subject to a ground lease, it is treated as a fee property for all purposes under the Mortgage Loan agreement.

(105)	The sole tenant, GPS Hospitality Partners IV, LLC, is subleasing its space to Tasty King of Missouri, LLC with respect to each of the Burger King #02643 - Gladstone, MO, Burger King #06906 - Warrensburg, MO, Burger King #04330 - Kansas City, MO and Burger King #03685 - Kansas City, MO and Tasty King of Kansas, LLC with respect to Burger King #12313 - Roeland Park, KS, Burger King #02831 - Olathe, KS and Burger King #12264 - Mission, KS Mortgaged Properties.

(106)	The borrowers may at any time prior to the maturity date after the earlier of (i) May 2, 2026 and (ii) two years after the closing date of the securitization that includes the last promissory note of the Jaylor - Burger King Portfolio Whole Loan to be securitized, or, in the case of the any of the Burger King #02831 - Olathe, KS Mortgaged Property, the Burger King #03685 - Kansas City, MO Mortgaged Property or the Burger King #04330 - Kansas City, MO Mortgaged Property, at any time after the securitization that includes the last promissory note of the Jaylor - Burger King Portfolio Whole Loan to be securitized, obtain the release of any eligible individual Mortgaged Property, provided that (i) no event of default has occurred and is continuing under the Jaylor - Burger King Portfolio Whole Loan documents, (ii) the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than (x) the debt service coverage ratio immediately prior to such release and (y) 1.79x, (iii) the partial prepayment, as applicable, is in an amount equal to 115% of the allocated loan amount for the individual Jaylor - Burger King Portfolio Mortgaged Property to be released except that (a) with respect to each material ground lease property, the required partial prepayment will be the allocated loan amount for such material ground lease property and (b) in the event that the ground lease with respect to the Burger King #00501 - Lafayette, LA Mortgaged Property has lapsed after its scheduled expiration date of June 5, 2029, the release price for Burger King #00501 - Lafayette, LA Mortgaged Property will be $0.00, (iv) the borrower has delivered a REMIC opinion and (v) if requested by the lender, the borrower delivers a rating agency confirmation.

(107)	The borrowers entered into two master leases, one of which (for 90 of the properties) is dated as of February 28, 2005, as amended by the first amendment dated March 3, 2014, and as further amended by the second amendment dated May 2, 2023 between JL Holdings I, LLC and GPS Hospitality Partners IV, LLC and the other of which (for 9 of the properties) is dated as of February 28, 2005, as amended by the first amendment dated March 3, 2014, as further amended by the second amendment dated May 2, 2023 between JL Group Holdings I, LLC and GPS Hospitality Partners IV, LLC. The master leases expire June 5, 2034, with options to renew though June 5, 2049, and except with respect to the ground lease properties as discussed in footnote 4, the master lease term is tied to the ground lease term for the respective ground lease property.

(108)	If an immediate repair is not completed by the applicable immediate repair deadline, then, the borrowers are required to (i) deposit or cause to be deposited into an eligible account the amount applicable to the immediate repair that has not been completed and (ii) cause all remaining immediate repairs to be completed promptly thereafter.

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(109)	The Burger King #01537 - Lafayette, LA Mortgaged Property was appraised for $0 as the appraiser concluded that the rental income attributable to the Mortgaged Property was less than the ground rent payment by $1,570.

The Burger King #00501 - Lafayette, LA Mortgaged Property has an allocated loan amount of $0 as the fully extended ground lease maturity is prior to the Jaylor - Burger King Portfolio Whole Loan maturity date. However, the Mortgaged Property is included within the collateral.

(110)	The Mortgage Loan is part of a Whole Loan that was co-originated by JPMCB and Morgan Stanley Bank, N.A. JPMCB will be contributing Note A-4-B and Note A-5 with an aggregate Cut-off Date Balance of $23,300,000 to the Benchmark 2023-B39 securitization.

(111)	The Mortgaged Property is a 1,356,325 SF office building which includes retail tenant leases representing approximately 3.0% of net rentable area at the Mortgaged Property.

(112)	In connection with the creation by the State of Michigan of a plan to enable the revitalization of certain brownfield properties, and the related developments of four projects located in the City of Detroit (the “Transformational Project Sites”), including the expansion of the Mortgaged Property which was completed in 2020, Bedrock Management Services, LLC, a borrower sponsor affiliate, as the developer (the “Developer”), entered into a reimbursement agreement (the “Reimbursement Agreement”) with the City of Detroit Brownfield Redevelopment Authority, the Michigan Strategic Fund and the Michigan Department of Treasury. The Reimbursement Agreement entitles the Developer to receive reimbursements for a certain portion of the cost of the developments of the Transformational Project Sites from certain tax revenues as well as sales and use tax exemptions. The lender did not underwrite any of the benefits afforded to the borrower sponsor affiliate pursuant to the Reimbursement Agreement. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

(113)	The Whole Loan is structured with a hard lockbox for the related Mortgaged Property other than with respect to the parking garage portion of the Mortgaged Property, the income from which is not required to be deposited into the lockbox account until the occurrence of a Cash Sweep Event, as defined in the related loan documents.

(114)	The Mortgaged Property consists of two units in a condominium with a total of two units. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” in the preliminary prospectus for additional information.

(115)	The Second Largest Tenant, Centene Management, is a successor-in-interest to Meridian Health, which had been at the Mortgaged Property since December 2014 and assigned its entire interest in its lease to Centene Management on June 29, 2022, shortly after loan origination. According to the borrower sponsor, Centene Management, whose current lease term expires in December 2024, has listed its entire leased space at the Mortgaged Property on the market for sublease, though no prospective subtenant has been identified as of the Cut-off Date. As of the Cut-off Date, Centene Management is in occupancy and paying rent.

(116)	The Mortgage Loan documents permit the direct or indirect owners of the borrower (other than any principal) to obtain one or more unsecured loans from affiliates of the borrower, provided each loan is (a) unsecured, (b) payable only out of excess cash flow from the Mortgaged Property, (c) subordinate in all respects to the Mortgage Loan pursuant to a subordination and standstill agreement satisfactory to the lender in its sole discretion, and (d) without a maturity date. The aggregate amount of all unsecured loans that may be entered into without the lender’s consent may not exceed 10.0% of the aggregate unpaid principal amount of the Mortgage Loan at any one time.

(117)	Each of the Largest Tenant, Rocket Mortgage, the Third Largest Tenant, Rock Ventures, the Fourth Largest Tenant, Building Amenities Wellness Center LLC, the Sixth Largest Tenant, Building Amenities Daycare LLC, the Seventh Largest Tenant, Toast Entertainment (Event Space Floor), the Ninth Largest Tenant, Building Amenities Cafeteria LLC, and the Thirteenth Largest Tenant, StockX, which collectively lease approximately 58.2% of the net rentable area at the Mortgaged Property, are affiliates of the borrower sponsor.

(118)	The borrower is required to deposit into an eligible account (the “FF&E Reserve Account”) on each monthly payment date, an amount equal to the greater of (i) the FF&E Payment (as hereinafter defined) and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement. The “FF&E Payment” means an amount equal to 1/12 of four percent (4%) of the greater of (a) the annual gross revenues for the hotel related operations at the Mortgaged Property for the immediately preceding calendar year as reasonably determined by the lender and (b) the projected annual gross revenues for the hotel related operations for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or where no approved annual budget exists as of the date of determination, 1/12 of four percent (4%) of the annual gross revenues for the

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hotel related operations for the immediately preceding calendar year as reasonably determined by lender. The initial FF&E Payment was determined to be approximately $106,694.

(119)	The borrower is required to deposit into an eligible account (the “Seasonality Reserve Account”) on the Seasonality Reserve Monthly Deposit Dates (as hereinafter defined) (i) between May 2023 and November 2023 an amount equal to $27,945 and (ii) after November 2023, an amount equal to 110% of the quotient of (x) the aggregate Negative Monthly Amounts (as hereinafter defined) for the twelve (12) month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then current seasonality annual budget. The “Seasonality Reserve Monthly Deposit Dates” mean for the first year, the monthly payment dates occurring in February through November 2023 and (b) thereafter, the monthly payment dates where a deposit to the Seasonality Reserve Account is required as determined by the lender on February 1st of each year. The “Negative Monthly Amount” means, with respect to any monthly payment date, the amount, if any, by which operating income for the Mortgaged Property for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x based on the then current annual budget to be adjusted annually on February 1st of each year by the lender.

(120)	Historical cash flows are unavailable as the Mortgaged Property was renovated in 2020 and 2021.

(121)	The Fifth Largest Tenant at the Mortgaged Property, BVT National Capital Partners, representing approximately 3.3% of the net rentable square footage, has a one-time right to terminate its lease effective August 31, 2026, by providing notice on or before August 31, 2025, and paying a termination fee.

(122)	Sierra Wireless America, Inc., which is under lease through January 2024 covering approximately 6.5% of the net rentable area at the Mortgaged Property, has vacated its premises is underwritten as vacant.

(123)	The Second Largest Tenant at the Mortgaged Property, Hartman, Simons & Wood LLP, representing approximately 6.6% of the net rentable area, is benefitting from base rent credits through December 31, 2025. There can be no assurance that such tenant will begin paying rent as expected or at all.

(124)	The Fourth Largest Tenant, Coldwell Banker, has the right to terminate its lease after April 1, 2024 with 120 days’ notice, by reimbursing the landlord for all remaining unamortized tenant improvement allowances, rental abatements, and leasing commissions straight lined at no interest.

(125)	The Fifth Largest Tenant, Campbell Fashions, has the right, under the Death and Disability Provision, to terminate its lease within 60 days in the event that either of the three people on the lease were to decease or become totally disabled.

(126)	The borrower is required to deposit into an eligible account (the “FF&E Reserve Account”) on each monthly payment date, an amount equal to the greater of (i) the FF&E Payment (as hereinafter defined) and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement. The “FF&E Payment” means an amount equal to 1/12 of four percent (4%) of the greater of (a) the annual gross revenues for the hotel related operations at the Mortgaged Property for the immediately preceding calendar year as reasonably determined by the lender and (b) the projected annual gross revenues for the hotel related operations for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or where no approved annual budget exists as of the date of determination, the amount of the FF&E Payment will be determined by the lender in its reasonable discretion. The initial FF&E Payment was determined to be approximately $11,997.

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ANNEX B

SIGNIFICANT LOAN SUMMARIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

LOAN #1: NOVOLEX PORTFOLIO

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LOAN #1: NOVOLEX PORTFOLIO

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LOAN #1: NOVOLEX PORTFOLIO
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	17	Loan Seller		GACC, GSMC
Location (City / State)(1)	Various, Various	Cut-off Date Balance		$89,500,000
Property Type(1)	Industrial	Cut-off Date Balance per SF(2)		$49.68
Size (SF)	2,516,274	Percentage of Initial Pool Balance		9.9%
Total Occupancy as of 7/6/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		6.22650%
Appraised Value(1)	$207,300,000	Original Term to Maturity (Months)		120
Appraisal Date	4/1/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor	New Mountain Net Lease Partners II Corporation	Original Interest Only Period (Months)		120
Property Management	Self-Managed	First Payment Date		7/6/2023
		Maturity Date		6/6/2033

Underwritten Revenues	$15,224,795
Underwritten Expenses	$456,744	Escrows(3)
Underwritten Net Operating Income (NOI)	$14,768,052		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,315,122	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)	60.3%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	60.3%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	1.87x / 1.81x	TI / LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	11.8% / 11.5%	EIL Policy Reserve	$0	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(2)	$125,000,000	100.0%	Return of Equity(4)	$120,571,062	96.5%
			Closing Costs	4,428,938	3.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	See the “Portfolio Summary” chart below for Location (City / State), Property Type, Year Built / Latest Renovation and Appraised Values of the individual Novolex Portfolio Properties (as defined below).
(2)	The Novolex Portfolio Mortgage Loan (as defined below) is part of the Novolex Portfolio Whole Loan (as defined below), which is evidenced by seven pari passu notes with an aggregate outstanding principal balance of $125.0 million. LTV Ratios, DSCR, Debt Yield and Cut-off Date Balance per SF set forth above are calculated based on the outstanding principal balance of the Novolex Portfolio Whole Loan.
(3)	See “—Escrows” below.
(4)	The borrower sponsor closed on the acquisition of 16 properties in February 2023 for $191.2 million and one property in March 2023 for $13.0 million. When combined with closing costs of approximately $4.4 million, the borrower sponsor’s remaining cash equity is $83.6 million.

■	The Mortgage Loan. The mortgage loan (the “Novolex Portfolio Mortgage Loan”) is part of a whole loan (the “Novolex Portfolio Whole Loan”) with an aggregate principal balance as of the Cut-off Date of $125,000,000, which is secured by a first mortgage lien encumbering the borrower’s fee interests in a portfolio of 17 industrial properties totaling 2,516,274 SF located in 11 states (each, individually, a “Novolex Portfolio Property”, and collectively, the “Novolex Portfolio” or the “Novolex Portfolio Properties”). The Novolex Portfolio Mortgage Loan is evidenced by the controlling note A-1 and the non-controlling notes A-3, A-4, A-5, and A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $89,500,000, representing approximately 9.9% of the Initial Pool Balance. The Novolex Portfolio Whole Loan is comprised of seven pari passu notes with an aggregate principal balance as of the Cut-off Date of $125,000,000, as detailed in the “Whole Loan Summary” table below.
The Novolex Portfolio Whole Loan was co-originated by DBR Investments Co. Limited (“DBRI”) and Goldman Sachs Bank USA (“GSBI”) on May 19, 2023. DBRI will be contributing the controlling note A-1 and non-controlling notes A-3, A-4 and A-5 with an aggregate outstanding principal balance as of the Cut-off Date of $62,500,000 and GSBI will be contributing note A-6 with an outstanding principal balance as of the Cut-off Date of $27,000,000. The Novolex Portfolio Whole Loan requires interest-only payments during its entire term and accrues interest at a rate of 6.22650% per annum. The Novolex Portfolio Whole Loan proceeds were used to recapitalize the borrower following its acquisition of the Novolex Portfolio Properties in a sale-leaseback transaction in February 2023 and pay closing costs.
The Novolex Portfolio Whole Loan has an initial term of 120 months and a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the Novolex Portfolio Whole Loan is the payment date in June 2033. Voluntary prepayment of the Novolex Portfolio Whole Loan in whole is permitted at any time on or after June 6, 2025 with payment of a prepayment fee equal to the greater of (i) 1% of the outstanding principal balance as of the prepayment date and (ii) the present value of the remaining scheduled principal and interest payments discounted by the lesser of the treasury rate or the swap rate, less the amount of principal being repaid. Voluntary prepayment of the Novolex Portfolio Whole Loan in whole is permitted on or after the payment date occurring in December 2032 without payment of any prepayment fee. Defeasance of the Novolex Portfolio Whole Loan in whole is permitted at any time after the earlier of (i) the second anniversary of the closing date of the securitization that includes the last pari passu note of the Novolex Portfolio Whole Loan to be securitized and (ii) May 19, 2026. The assumed defeasance lockout period of 25 payments is based on the expected closing date of the Benchmark 2023-B39 securitization in July 2023. The actual lockout period may be longer. In addition, releases of Novolex Portfolio Properties are permitted in connection with a partial prepayment, a partial
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LOAN #1: NOVOLEX PORTFOLIO
defeasance or a property substitution, as described below under “—Release of Collateral”. In connection with a partial release, a prepayment may be made at any time following the origination date.

The table below summarizes the promissory notes that comprise the Novolex Portfolio Whole Loan. The relationship between the holders of the Novolex Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-B39	Yes
A-2	25,000,000	25,000,000	DBRI(1)	No
A-3	15,000,000	15,000,000	Benchmark 2023-B39	No
A-4	10,000,000	10,000,000	Benchmark 2023-B39	No
A-5	7,500,000	7,500,000	Benchmark 2023-B39	No
A-6	27,000,000	27,000,000	Benchmark 2023-B39	No
A-7	10,500,000	10,500,000	GSBI(1)	No
Whole Loan	$125,000,000	$125,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Novolex Portfolio consists of 17 industrial manufacturing, warehouse and distribution properties that total 2,516,274 SF located in Ohio (five properties / 29.8% of NRA), Georgia (two properties / 12.1% of NRA), Indiana (two properties / 11.2% of NRA), Kansas (one property / 10.8% of NRA), Idaho (one property / 7.5% of NRA), Texas (one property / 6.0% of NRA), Illinois (one property / 5.8% of NRA), Connecticut (one property / 5.8% of NRA), New York (one property / 4.8% of NRA), Tennessee (one property / 3.3% of NRA), and Wisconsin (one property / 2.8% of NRA). The Novolex Portfolio Properties are 100% occupied by subsidiaries of Novolex Holdings LLC (“Novolex”). Novolex (Moody’s: Caa2 S&P: B) is a North American manufacturer of high-volume packaging solutions. Novolex holds a top three market position across approximately 75% of product lines. Product line categories include paper bags (approximately 21% of revenues) folding cartons (approximately 17% of revenues), plastic food packaging (approximately 15% of revenues), plastic bags (approximately 15% of revenues) and compostable packaging items (approximately 9% of revenues).

The following table presents certain information relating to the individual Novolex Portfolio Properties:

Portfolio Summary(1)

Property Name	City, State	Property Sub-Type	Year Built / Renovated	SF	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	Base Rent
2000 Commerce Center Drive	Franklin, OH	Manufacturing/Warehouse	2003 / NAP	275,345	$14,893,874	11.9%	$24,700,000	11.9%%	$1,796,626
1200 Northrop Road	Meriden, CT	Warehouse/Distribution	1987 / 2021-2022	145,819	11,034,732	8.8	18,300,000	8.8%	1,137,388
3400 Bagcraft Boulevard	Baxter Springs, KS	Manufacturing	1994 / NAP	272,330	10,100,097	8.1	16,750,000	8.1%	1,487,306
690 Unisia Drive	Monroe, GA	Manufacturing	2001 / NAP	160,925	9,828,751	7.9	16,300,000	7.9%	1,126,475
800 Koomey Road	Brookshire, TX	Manufacturing	1983 / 2023	151,748	9,346,358	7.5	15,500,000	7.5%	1,166,153
3900 West 43rd Street	Chicago, IL	Manufacturing	1956 / 1967	147,117	8,863,965	7.1	14,700,000	7.1%	1,029,819
540 West Nez Perce	Jerome, ID	Manufacturing/Warehouse	1973, 2004 / NAP	187,617	8,260,974	6.6	13,700,000	6.6%	945,121
4255 Thunderbird Lane	West Chester, OH	Manufacturing	1991, 2000, 2013 / NAP	195,280	8,049,928	6.4	13,350,000	6.4%	870,000
1001 North Madison Avenue	North Vernon, IN	Manufacturing	1959 / 1999	167,926	7,507,236	6.0	12,450,000	6.0%	930,390
17153 Industrial Highway	Caldwell, OH	Manufacturing	1958, 1995, 2002 / 2001	123,120	6,813,796	5.5	11,300,000	5.5%	883,805
999 North Madison Avenue	North Vernon, IN	Manufacturing	2005 / NAP	114,509	5,276,170	4.2	8,750,000	4.2%	652,347
407 Sangamore Road	Bremen, GA	Manufacturing	1975-2000 / NAP	144,060	5,125,422	4.1	8,500,000	4.1%	637,380
88 Nesbitt Drive	Holley, NY	Manufacturing	2002 / 2003, 2006, 2010	120,101	5,125,422	4.1	8,500,000	4.1%	632,897
310 Hartmann Drive	Lebanon, TN	Warehouse/Distribution	1968 / 1986, 1999	84,221	4,160,637	3.3	6,900,000	3.3%	473,743
101 Commerce Drive	Mount Vernon, OH	Manufacturing	1972, 1991 / NAP	82,103	4,130,487	3.3	6,850,000	3.3%	523,560
620 Hardin Street	Coldwater, OH	Manufacturing	1997 / NAP	74,369	3,678,244	2.9	6,100,000	2.9%	474,102
3100 East Richmond Street	Shawano, WI	Manufacturing	1983 / 1993, 2013	69,684	2,803,907	2.2	4,650,000	2.2%	348,768
Total				2,516,274	$125,000,000	100.0%	$207,300,000	100.0%%	$15,115,880

(1)	Based on the underwritten rent roll as of July 6, 2023.

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LOAN #1: NOVOLEX PORTFOLIO
The Novolex Portfolio Properties are responsible for approximately 25% of Novolex’s annual production volume and generate approximately $1.2 billion of annual revenue for Novolex. A majority of the Novolex Portfolio Properties serve Novolex’s largest customers, running seven days per week and employing over 1,000 people. On average, Novolex has been a tenant at the Novolex Portfolio Properties for approximately 25 years. In connection with a sale-leaseback transaction in February 2023, certain subsidiaries of Novolex (collectively, the “Novolex Tenant”) executed a 20-year, triple net master lease with the borrower expiring February 14, 2043 (the “Novolex Lease”). The lease is guaranteed by Clydesdale Acquisition Holdings, Inc, the parent company of Novolex. In April 2022, funds managed by Apollo Global Management, an alternative asset management firm with approximately $598 billion in assets under management (as of March 31, 2023), acquired an 86% majority stake in Novolex from The Carlyle Group, injecting $1.3 billion of new cash equity in Novolex.
Novolex produces flexible packaging with differentiated scale and breadth of product offerings. Novolex produces approximately 25,000 SKUs across paper and plastic products. Currently, the company has over 80 new projects in its innovation pipeline. Approximately 75% of the company’s products are sold to food and delivery users with a focus on quick service restaurant and fast-food operators. Novolex operates 57 manufacturing facilities in North America and Europe, including two recycling facilities.
Novolex maintains a diversified customer base with long tenured relationships. Novolex has direct relationships with its largest accounts, with the top 10 customers comprising approximately 32% of revenue. The average tenure of the company’s largest customers (including BUNZL, McDonald’s, Sysco and Kroger) is over 20 years. Novolex’s customers typically buy from multiple product lines (across both food and delivery and commercial/industrial product lines), making the company a “one-stop-shop” for flexible packaging.
The following table presents certain information relating to the sole tenant at the Novolex Portfolio Properties:

Sole Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Novolex Tenant	NR/Caa2/B	2,516,274	100.0%	$15,115,880	100.0%	$6.01	2/14/2043	4, 5-year options
Total Occupied		2,516,274	100.0%	$15,115,880	100.0%	$6.01
Vacant		0	0.0%
Total / Wtd. Avg.		2,516,274	100.0%

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
The Novolex Lease permits a sale of one or more of the Novolex Portfolio Properties leased under the Novolex Lease to a Credit Entity (as defined below) that acquires all or substantially all of the assets (either directly or through the acquisition of equity interests) of a divisional business unit that operates at the premises leased under the Novolex Lease (such sale, a “Divisional Sale”).
A “Credit Entity” means any third party entity which is not an affiliate of Novolex or its lease guarantor that, on a proforma basis, after giving effect to the applicable transaction, (a) has a minimum EBITDA (as defined in any Senior Credit Facility (as defined below)) of 35 multiplied by the then-current annual base rent under the Novolex Lease, combined with a maximum Total Net Leverage Ratio (as defined in any Senior Credit Facility) of 6.5x; (b) has a credit rating of B or better from Standard and Poor's (or the equivalent rating from Moody's Investors Services, Fitch Group or any other nationally recognized rating agency); (c) has a minimum net worth of 80 multiplied by the then current annual base rent under the Novolex Lease; or (d) has posted a letter of credit in an amount equal to 12 months of the then current base rent, provided, however, that in any such case such entity has the expertise to operate the facility (either directly or through the engagement of a manager).
“Senior Credit Facility” means a credit facility secured by all or substantially all of the assets of Novolex and/or its lease guarantor and/or their affiliates then in effect, or if none is in effect, most recently in effect.
In connection with a Divisional Sale, the Novolex Lease may be split into more than one lease (any such additional lease, a “Separate Lease”), which leases will not be cross-defaulted. The Novolex Lease provides that no more than one such Separate Lease may be entered into during any 10-year period during the term of the Novolex Lease, and any such Separate Lease may not include more than five individual leased premises or leased premises for which the base rent exceeds 25% of the aggregate base rent under the Novolex Lease.

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LOAN #1: NOVOLEX PORTFOLIO
The following table presents certain information relating to the lease rollover schedule at the Novolex Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM & 2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	0	0.0%	$0.00	0
2025	0	0.0%	0.0%	0	0.0%	$0.00	0
2026	0	0.0%	0.0%	0	0.0%	$0.00	0
2027	0	0.0%	0.0%	0	0.0%	$0.00	0
2028	0	0.0%	0.0%	0	0.0%	$0.00	0
2029	0	0.0%	0.0%	0	0.0%	$0.00	0
2030	0	0.0%	0.0%	0	0.0%	$0.00	0
2031	0	0.0%	0.0%	0	0.0%	$0.00	0
2032	0	0.0%	0.0%	0	0.0%	$0.00	0
2033	0	0.0%	0.0%	0	0.0%	$0.00	0
2034 & Thereafter	2,516,274	100.0	100.0%	15,115, 880	100.0	$6.01	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,516,274	100.0%		$15,115, 880	100.0%	$6.01	1

(1)	Based on the underwritten rent roll as of July 6, 2023.

The following table presents certain information relating to historical occupancy at the Novolex Portfolio Properties:

Historical Leased %(1)

2020	2021	2022	As of 7/6/2023(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise. The Novolex Portfolio was 100% owner occupied prior to the borrower sponsor’s acquisition in February 2023.
(2)	Based on the underwritten rent roll as of July 6, 2023.
■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Novolex Portfolio Properties:

Cash Flow Analysis(1)(2)(3)

	Underwritten	Underwritten $ per SF
Rents In Place	$15,115,880	$6.01
Rent Steps	453,476	$0.18
Vacant Income	0	$0.00
Gross Potential Rent	$15,569,357	$6.19
CAM	456,744	$0.18
Other Income	0	$0.00
Total Gross Income	$16,026,100	$6.37
Vacancy / Credit Loss	(801,305)	($0.32)
Effective Gross Income	$15,224,795	$6.05
Total Expenses	456,744	$0.18
Net Operating Income	$14,768,052	$5.87
TI/LC	0	$0.00
Capital Expenditures	452,929	$0.18
Net Cash Flow	$14,315,122	$5.69

Occupancy(4)	95.0%
NOI Debt Yield(5)	11.8%
NCF DSCR(5)	1.81x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the in-place rent roll as of July 6, 2023.
(3)	Historical cash flows are unavailable due to the recent acquisition of the Novolex Portfolio in a sale-leaseback transaction.
(4)	Represents the underwritten economic occupancy.
(5)	Based on the Novolex Portfolio Whole Loan.

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LOAN #1: NOVOLEX PORTFOLIO
■	Appraisal. According to the portfolio appraisal, the Novolex Portfolio Properties have an aggregate “as is” appraised value of $207,300,000 as of April 1, 2023.
■	Environmental Matters. According to the Phase I environmental reports dated December 12, 2022 through February 16, 2023, the environmental consultant identified recognized environmental conditions at the following Novolex Portfolio Properties: 3400 Bagcraft Boulevard, 3100 East Richmond Street, 800 Koomey Road, 3900 West 43rd Street, 17153 Industrial Highway and 101 Commerce Drive, and also identified controlled recognized environmental conditions and/or business environmental risks at the 1001 North Madison Avenue, 3900 West 43rd Street and 540 West Nez Perce properties. The borrower has obtained a premises environmental liability insurance policy from Great American E&S Insurance Company with respect to certain of the Novolex Portfolio Properties (the “EIL Policy”), which expires February 14, 2033 (prior to the maturity date of the Novolex Portfolio Whole Loan). See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus and “Escrows—EIL Policy Reserve” below.
■	Market Overview and Competition. The Novolex Portfolio is located across thirteen different markets in the United States with the largest markets by square foot being Cincinnati (18.7%), Atlanta (12.1%) and Indianapolis (11.2%). The portfolio markets are outlined below:

Market Overview(1)

Market	# of Properties	SF	Market Vacancy	Market Availability	Market Rent
Cincinnati – OH	2	470,625	3.0%	6.2%	$6.87
Atlanta – GA	2	304,985	4.3%	7.8%	$8.53
Indianapolis – IN	2	282,435	5.9%	9.4%	$7.11
Joplin – MO	1	272,330	1.8%	1.3%	$5.12
Columbus – OH	2	205,223	5.0%	8.5%	$7.55
Idaho Falls – ID	1	187,617	2.3%	3.0%	$9.25
Houston – TX	1	151,748	5.6%	10.5%	$8.63
Chicago – IL	1	147,117	3.9%	7.4%	$9.00
New Haven – CT	1	145,819	4.1%	5.6%	$9.09
Rochester – NY	1	120,101	5.1%	5.2%	$7.67
Nashville – TN	1	84,221	3.3%	5.4%	$10.40
Lima – OH	1	74,369	1.7%	3.0%	$4.89
Green Bay – WI	1	69,684	1.5%	3.1%	$5.88
Total / Wtd. Avg.	17	2,516,274	3.8%	6.2%	$7.57

(1)	Source: Third-party market research report.
■	The Borrower. The borrower is NM NVLX, L.P., a newly formed special purpose, bankruptcy-remote, single member Delaware limited partnership with two independent directors at the general partnership level. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Novolex Portfolio Whole Loan. The borrower sponsor and non-recourse carveout guarantor is New Mountain Net Lease Partners II Corporation, which is a subsidiary of New Mountain Capital, LLC.

New Mountain Capital, LLC is a New York, New York based alternative investment firm. As of January 2023, the firm managed private equity, public equity, credit, and real estate funds with $37 billion and approximately 17 million SF in assets under management. New Mountain Net Lease uses a private markets strategy that seeks to create a diversified portfolio of cash flowing, long-term leased real estate assets. New Mountain Net Lease closed its first net lease real estate fund, New Mountain Net Lease Partners, L.P. (“NMNLP”), with $533 million of equity capital commitments in April 2019. NMNLP’s investors include pension funds, insurance companies, asset managers, family offices, high net worth individuals and endowments. Since 2016, NMNLP has completed 46 net lease transactions representing more than $1.7 billion in acquisition value across NMNLP and New Mountain Net Lease Corporation. The borrower sponsor for the Novolex Portfolio Whole Loan is New Mountain’s second net lease real estate fund, which had raised approximately $800 million of commitments as of March 2023.

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LOAN #1: NOVOLEX PORTFOLIO
■	Escrows.

Real Estate Tax Reserve. On each monthly payment date, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into the tax reserve account; provided that such deposits are waived so long as the Reserve Waiver Conditions (as defined below) are satisfied.

Insurance Reserve. On each monthly payment date, the borrower is required to deposit 1/12 of estimated insurance premiums, unless an event of default has occurred; provided that such deposits are waived so long as the Tenant Insurance Conditions (as defined below) are satisfied.

Replacement Reserve. On each monthly payment date, the borrower is required to deposit $37,744.11 into a replacement reserve, subject to a cap of approximately $22,673,820; provided that such deposits are waived so long as the Reserve Waiver Conditions are satisfied.

TI/LC Reserve. On each monthly payment date, the borrower is required to deposit $209,689.50 into a TI/LC reserve, subject to a cap of $22,673,820; provided that such deposits are waived so long as the Reserve Waiver Conditions are satisfied.

EIL Policy Reserve. On each monthly payment date during the existence of an EIL Policy Trigger Period (defined below), the borrower is required to deposit all available cash into the EIL policy reserve for the purpose of purchasing a renewal or replacement of the EIL Policy that was in effect at origination.

An “EIL Policy Trigger Period” will commence nine months prior to the expiration of the current EIL Policy and will end on the earlier of (i) the date the borrower obtains an additional environmental liability insurance that satisfies the conditions set forth in the Novolex Portfolio Whole Loan documents or (ii) the date on which an amount equal to the cost of an additional environmental liability insurance policy has accumulated in the EIL policy reserve account.

“Tenant Insurance Conditions” means collectively, (i) no event of default has occurred and is continuing, and (ii) an insurance policy that satisfies the insurance requirements in the Novolex Portfolio Whole Loan documents is in effect with respect to all of the insurance policies required by the Novolex Portfolio Whole Loan documents.

“Reserve Waiver Conditions” mean, collectively, (i) the Novolex Lease (or (1) any Separate Lease entered into in connection with a Divisional Sale or (2) a replacement of the Novolex Lease which is entered into in accordance with the terms of the Novolex Portfolio Whole Loan documents) is in full force and effect, the entirety of each of the Novolex Portfolio Properties is demised pursuant to said lease, and the applicable lease is a “triple net” lease, (ii) no Trigger Period (as defined below) has occurred and is then continuing, (iii) the tenant under the Novolex Lease (or a replacement lease which is entered into in accordance with the terms of the Novolex Portfolio Whole Loan documents) is obligated, pursuant to its lease, to (w) pay all taxes, other charges, and any other assessments (if any), directly to the applicable governmental authority, (x) maintain insurance on all of the Novolex Portfolio Properties under an acceptable tenant policy, (y) perform and pay for all capital expenditures at the Novolex Portfolio Properties and (z) perform and pay for all other ongoing recurring property related operating expenses, (iv) such tenant performs all of such obligations in a timely manner (which, with respect to the obligations described in clause (iii)(w) means prior to the date that either such obligations become delinquent or any interest or penalties are incurred thereon, with respect to the obligations in clause (iii)(x) means in accordance with the timeframes set forth in the Novolex Whole Loan documents and with respect to the obligations described in clauses (iii)(y) and (iii)(z) means in accordance with the timeframes set forth in the Novolex Lease (or the applicable replacement lease)), and (v) upon the lender’s request, the borrower provides evidence of such timely performance by such tenant to the lender in a form acceptable to the lender in its reasonable discretion.

■	Lockbox and Cash Management. The Novolex Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts are required to be swept on a daily basis to an account designated by the borrower, unless a Trigger Period is continuing, in which case such funds are required to be swept on a daily basis into a cash management account controlled by the lender, and, provided no event of default is continuing under the Novolex Portfolio Whole Loan, applied to make required deposits (if any) to the tax and insurance reserves, pay debt service on the Novolex Portfolio Whole Loan, make required deposits (if any) to the replacement and TI/LC reserves, pay operating expenses and extraordinary operating expenses, and then to deposit excess cash flow (i) if an EIL Policy Trigger Period exists and no other Trigger Period, then exists, into the EIL policy reserve, (ii) if a Lease Sweep Period (as defined below) exists, into a lease sweep reserve, and (iii) during any other Trigger Period, into an excess cash flow reserve.
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LOAN #1: NOVOLEX PORTFOLIO

A “Trigger Period” will commence upon the occurrence of (a) an event of default, (b) if the debt service coverage ratio of the Novolex Portfolio Whole Loan falls below 1.20x, (c) the commencement of a Lease Sweep Period or (d) the commencement of an EIL Policy Trigger Period and will end if, (i) with respect to a Trigger Period continuing pursuant to clause (a), the event of default commencing the Trigger Period has been cured, (ii) with respect to a Trigger Period continuing due to clause (b), the debt service coverage ratio is at least 1.25x for two consecutive quarters, (iii) with respect to a Trigger Period continuing due to clause (c), such Lease Sweep Period has ended or (iv) with respect to a Trigger Period continuing due to clause (d), such EIL Policy Trigger Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (i) upon the date required under a Lease Sweep Lease (as defined below) by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate such Lease Sweep Lease, (iii) the date that any tenant under a Lease Sweep Lease “goes dark” or gives notice that it intends to discontinue its business (other than (i) a temporary discontinuance of business for a commercially reasonable time as the result of the performance of standard and customary alterations at the applicable Novolex Portfolio Property, (ii) any temporary discontinuance of business relating to an ongoing restoration at the applicable Novolex Portfolio Property pursuant to the terms of the loan agreement, or (iii) any temporary discontinuance of business as a result of (or in order to comply with) governmental restrictions on the use or occupancy of any Novolex Portfolio Property as a result of, or otherwise in connection with, any declared state of emergencies or any other pandemic or epidemic (including the COVID-19 pandemic) or any other government mandated quarantines, closures or disruptions, provided that the tenant resumes operations in its leased space within a reasonable period of time relative to other similarly situated tenants in the geographic area where the applicable Novolex Portfolio Property is located after such government restrictions are lifted) at an aggregate portion of the Novolex Portfolio Properties exceeding the lesser of (A) three individual Novolex Portfolio Properties or (B) one or more Novolex Portfolio Properties (or portions of Novolex Portfolio Properties on a pro rata basis) that, in the aggregate, account for 25% or more of the base rent under the applicable Lease Sweep Leases of the Novolex Portfolio Properties (provided that, from and after the occurrence of a Divisional Sale, the foregoing clause (A) will be deemed not to apply), (iv) upon a default in (x) payment of monthly base rent or (y) any other material monetary default (which continues for 60 days beyond any applicable notice and cure period) under a Lease Sweep Lease by the tenant thereunder; (v) the occurrence of a bankruptcy or insolvency of any tenant or its direct or indirect parent company (if any) under a Lease Sweep Lease, (vi) to the extent the applicable Lease Sweep Lease is set to expire on or before the date that is three years following the stated maturity date, a Lease Sweep Period will commence on the date that is 12 months prior to the stated maturity date or (vii) upon a decline in the credit rating of the tenant under a Lease Sweep Lease at or below “CCC-” or equivalent by any rating agency.

A Lease Sweep Period will end if: (a) in the case of all clauses above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more replacement leases acceptable to the lender, as more fully described in the Novolex Portfolio Whole Loan documents (the “Acceptable Replacement Leases”) and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved Lease Sweep Lease space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Acceptable Replacement Leases and any shortfalls in required payments under the Novolex Portfolio Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Acceptable Replacement Leases; (b) in the case of clause (i) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Lease space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated Lease Sweep Space leasing expenses approved by the lender, free rent periods and/or rent abatement periods in connection with such renewal or extension; (c) in the case of clause (ii) above, the tenant irrevocably rescinds its notice to surrender, cancel or terminate the Lease Sweep Lease, (d), in the case of clause (iii) above, the tenant reopens for business in the entirety of the Lease Sweep Lease space (or a portion thereof sufficient to avoid the trigger thresholds set forth in such clause (iii)), or rescinds its notice to discontinue its business, as applicable and continuously operates thereafter for at least 30 days; (e) in the case of clause (iv) above, the date on which (x) with respect to a default in the payment of base rent, the subject default has been cured, all arrearages in rent have been brought current and the applicable tenant has timely made the rental payment due for the calendar month immediately following the date of such cure and (y) with respect to any other material monetary default, the date on which the subject default has been cured, and no other monetary default under such Lease Sweep Lease occurs for a period of 30 days following such cure; (f) in the case of clause (v) above, either (x) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (y) the applicable Lease Sweep Lease space has been assumed and assigned to a third party in a manner

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LOAN #1: NOVOLEX PORTFOLIO

reasonably satisfactory to the lender, (g) in the case of clauses (iii) or (vii) above, the date that an amount equal to 18 months’ rent (in the case of clause (iii), for the applicable Lease Sweep Lease space that has gone dark) is deposited into the lease sweep reserve, and (h) in the case of clause (vii) above, if the credit rating of the tenant (or its parent entity) has been restored to at least “CCC” or its equivalent by the relevant rating agencies, (i) the date on which each of the following conditions is satisfied: (a) less than the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases and paying full, unabated rent (which allows the Novolex Portfolio Properties to achieve a debt service coverage ratio of 1.20x) (such space, the “Tenanted Space”), (ii) sufficient funds have been accumulated in the lease sweep reserve account to cover all anticipated approved leasing expenses, free rent periods, and/or rent abatement periods in the Tenanted Space, and (iii) the funds in the lease sweep reserve are equal to 18 months’ rent applicable to the Untenanted Space (for purposes hereof, “Untenanted Space” means any portion of the applicable Lease Sweep Space which does not qualify as the Tenanted Space); and (j) with respect to any Lease Sweep Period commencing with respect to any Divisional Sweep Lease (as defined below within the definition of “Lease Sweep Lease”), the date on which the lease sweep funds in the lease sweep reserve collected with respect to the Divisional Sweep Lease (including any lease termination payments with respect to such Divisional Sweep Lease deposited into the lease sweep reserve) is equal to 18 months of rent under such Lease Sweep Lease, unless the applicable Lease Sweep Lease space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed an amount equal to 18 months of rent under such lease (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (A) above).

"Lease Sweep Lease" means (i) the Novolex lease, (ii) any Separate Lease created pursuant to a Divisional Sale, provided that the Novolex Portfolio Properties subject to such Separate Lease comprise 15% or more of the aggregate base rent under all leases at the Novolex Portfolio Properties (any such Separate Lease, a “Divisional Sweep Lease”), and (iii) any replacement lease covering the lesser of (A) five or more individual Novolex Portfolio Properties or (B) one or more Novolex Portfolio Properties that, in the aggregate, exceed 15% of the base rent of the Novolex Portfolio Properties.

■	Property Management. The Novolex Portfolio is currently self-managed.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. The borrower may obtain the release of any Lease Sweep Defaulted Property (as defined below), Defaulted Individual Property (as defined below) and/or (subject to the lender's prior written consent) Divisional Sale Property (as defined below) upon satisfaction of the following conditions, among others: (i) either defeasance (if the release is on or after the defeasance lockout expiration date) or prepayment of a release amount equal to 110% of the allocated loan amount of such Novolex Portfolio Property, together with, in the case of a prepayment, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium, (ii) the sale of such Novolex Portfolio Property is (x) related to a default by the tenant under a Lease Sweep Lease, which default relates solely to the Novolex Portfolio Property being released (the “Lease Sweep Defaulted Property”) and after giving effect to the applicable release, no default will be ongoing with respect to any Lease Sweep Lease which demises any portion of the remaining Novolex Portfolio Properties (in which case, said sale may be either to a third party or to an affiliate of the borrower) or (y) pursuant to an arm’s-length agreement to a bona fide third party or (z) with respect to release of a Divisional Sale Property, a Divisional Sale has occurred and all Divisional Sale Properties are being released in connection therewith, (iii) the debt service coverage ratio of the remaining Novolex Portfolio Properties after such release is no less than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.81x, (iv) the loan-to-value ratio of the remaining Novolex Portfolio Properties after such release is no more than the lesser of (x) the loan-to-value ratio immediately prior to such release and (y) 60.3%, (v) the Novolex Portfolio Property being released is removed from the Novolex Lease, (vi) no event of default exists, except in connection with the release of a Defaulted Individual Property as to which the Defaulted Individual Property Conditions (as defined below) are satisfied, (vii) satisfaction of REMIC related conditions and (viii) with respect to a release of either (but not both) Novolex Portfolio Property located in Indiana (each an “Indiana Novolex Portfolio Property”), which are adjacent to each other, the released Novolex Portfolio Property is legally subdivided and on a separate tax lot from the remaining Indiana Novolex Portfolio Property, and satisfaction of conditions related to the remaining Indiana Novolex Portfolio Property's
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LOAN #1: NOVOLEX PORTFOLIO

compliance with zoning and the execution of easements allowing for the continued use of any shared facilities, access or parking.

"Defaulted Individual Property Conditions" will be deemed to exist with respect to an individual Novolex Portfolio Property securing the Novolex Portfolio Mortgage Loan (the "Defaulted Individual Property") to the extent that: (i) an event of default exists with respect to the related individual Novolex Portfolio Property that relates solely to the Defaulted Individual Property and would not exist but for such Defaulted Individual Property being an individual Novolex Portfolio Property under the Novolex Portfolio Whole Loan documents; (ii) either the lender has delivered notice to the borrower with respect to such event of default or has commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender's reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default; (iv) the borrower has been unable to effect a cure of such default; (v) after giving effect to a defeasance or prepayment in connection with the release of such Novolex Portfolio Property no event of default or material default will thereafter be continuing and (vi) after the release of such Novolex Portfolio Property, the borrower will not be subject to any material contingent liabilities relating to such Novolex Portfolio Property.

"Divisional Sale Property" means any Novolex Portfolio Novolex Portfolio Property subject to a Divisional Sale.

In addition, the Novolex Lease allows the Novolex Tenant, following the end of the third lease year (or, if permitted by the borrower’s mortgagee, following the end of the second lease year), and for each ten lease year period thereafter during the term of the Novolex Lease, to substitute one or more of the leased premises for which the base rent allocated to such leased premises does not exceed 10% of the aggregate base rent of all leased premises under the Novolex Lease at the time the substitution request is made. The Novolex Lease provides that the tenant’s right to effect such a substitution is conditioned on, among other things, (i) the substitute property must be a property as to which the landlord will hold fee title and be of “like kind and quality” as the relinquished property, as reasonably determined by the landlord, (ii) the substitute property must have a fair market value equal to or greater than that of the relinquished property, based on appraisals prepared by an independent MAI professional appraiser reasonably acceptable to both the landlord and Novolex Tenant (and the landlord will not be required to accept the substitute property unless its appraised value is equal to the greater of the allocated purchase price of the relinquished property and the appraised value of the relinquished property as of the date of substitution), (iii) upon the substitution, the relinquished property will be removed from the Novolex Lease and the substitute property will be added to the Novolex Lease, and the rent allocation for the substitute property cannot be less than that of the relinquished property and (iv) any customer and commercially reasonable requirements of the landlord’s mortgagee (i.e. the lender) must be satisfied in all respects.

In connection with such substitution rights under the Novolex Lease, the borrower may obtain the release of any one or more Novolex Portfolio Properties (each a “Novolex Release Property”) that do not represent more than 10% in the aggregate of the base rent of all of the Novolex Portfolio Properties, by substituting therefor another property as to which the fee interest is acquired by the borrower (each, a “Novolex Substitute Property”), provided that the following conditions, among others, are satisfied: (i) the lender is satisfied that the Novolex Substitute Property is of like kind and quality with the Novolex Release Property, including, without limitation, with respect to the age of the improvements, location and use, (ii) the number of Novolex Portfolio Properties remains the same after the substitution, (iii) the sale of the Novolex Release Property is (x) pursuant to an arm’s-length agreement to a third party not affiliated with the borrower or (ii) to an affiliate of the borrower pursuant to terms and conditions that would be set forth in a bona fide arm’s-length third-party transaction, (iv) after the substitution, each remaining borrower will be a special purpose bankruptcy remote entity, (v) the lender receives a current appraisal of the Novolex Substitute Property, in form and substance reasonably acceptable to it, showing a fair market value no less than the fair market value of the Novolex Release Property as of such date, (vi) the underwritten net cash flow of the Novolex Substitute Property is no less than the greater of (x) the underwritten net cash flow of the Novolex Release Property immediately preceding such substitution and (y) the underwritten net cash flow attributable to the Novolex Release Property as of the origination date of the Novolex Portfolio Whole Loan (as determined by the lender in its sole discretion); (vii) the debt service coverage ratio of the remaining Novolex Portfolio Properties (including the Novolex Substitute Property) after such substitution is no less than the greater of (x) the debt service coverage ratio immediately prior to such substitution and (y) 1.81x, (viii) the loan-to-value ratio of the remaining Novolex Portfolio Properties (including the Novolex Substitute Property) after such substitution is no more than the lesser of (x) the loan-to-value ratio immediately prior to such substitution and (y) 60.3%, (ix) the Novolex Release Property is removed from, and the Novolex Substitute Property is added to, the Lease Sweep Lease, on the same terms and conditions, except as required by the following clause (x), and the tenant of the Novolex Substitute Property is in possession of, and open and operating in the entirety of such Novolex Portfolio Property, (x) the rent payable under the lease at the Novolex Substitute Property is not materially greater than the rent for comparable space in the market in which such Novolex Substitute Property is located, (xi) no

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LOAN #1: NOVOLEX PORTFOLIO

event of default exists, except in connection with the substitution of a Novolex Release Property that is a Defaulted Individual Property as to which the Defaulted Individual Property Conditions are satisfied, (xii) satisfaction of REMIC related conditions, (xiii) a rating agency confirmation is obtained, and (xiv) the borrower has executed and delivered to the lender all additional information and documentation as would be reasonably acceptable to a reasonably prudent lender contemplating such a property release and substitution.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Novolex Portfolio Properties plus the cost of rental loss and/or business interruption coverage for 24 months. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #2: SEAGATE CAMPUS

B-13

LOAN #2: SEAGATE CAMPUS

B-14

LOAN #2: SEAGATE CAMPUS
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		CREFI
Location (City / State)	Fremont, California	Cut-off Date Balance(2)		$86,000,000
Property Type	Industrial	Cut-off Date Balance per SF(1)		$299.25
Size (SF)	574,775	Percentage of Initial Pool Balance		9.5%
Total Occupancy as of 7/6/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	2010 / 2016	Mortgage Rate		7.04000%
Appraised Value	$260,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/13/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor	Kato Road Cypress Holdings, LLC	Original Interest Only Period (Months)		120
Property Management	Self-Managed	First Payment Date		7/6/2023
		Maturity Date		6/6/2033

Underwritten Revenues	$28,021,697
Underwritten Expenses	$4,631,757	Escrows(3)
Underwritten Net Operating Income (NOI)	$23,389,940		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$22,468,077	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)	66.2%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	66.2%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.91x / 1.83x	TI / LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	13.6% / 13.1%	Other(4)	$0	Springing
Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$172,000,000	65.4%	Purchase Price	$260,000,000	98.9%
Borrower Sponsor Equity	90,443,933	34.4	Closing Costs	2,963,085	1.1
Other Sources(5)	519,152	0.2
Total Sources	$262,963,085	100.0%	Total Uses	$262,963,085	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Seagate Campus Whole Loan (as defined below).
(2)	The Seagate Campus Mortgage Loan (as defined below) is part of the Seagate Campus Whole Loan, which is comprised of seven pari passu promissory notes with an aggregate original balance of $172,000,000. The Seagate Campus Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), UBS AG and Wells Fargo Bank, National Association (“WFBNA”).
(3)	See “—Escrows” below.
(4)	Other monthly reserves include a springing free rent reserve. See “—Escrows” below.
(5)	Other Sources consist of prorated rent of approximately $519,152 from May 24, 2023 through May 31, 2023.

■	The Mortgage Loan. The Seagate Campus mortgage loan (the “Seagate Campus Mortgage Loan”) is part of a whole loan (the “Seagate Campus Whole Loan”) secured by the borrower’s fee interest in a 574,775 SF research and development / advanced manufacturing industrial property located in Fremont, California (the “Seagate Campus Property”). The Seagate Campus Whole Loan is comprised of seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000. The Seagate Campus Mortgage Loan is evidenced by controlling Note A-1 and non-controlling Note A-2 and Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $86,000,000, and represents approximately 9.5% of the Initial Pool Balance.

The Seagate Campus Whole Loan was co-originated on May 24, 2023 by CREFI, UBS AG and WFBNA and accrues interest at a fixed rate of 7.04000% per annum. The Seagate Campus Whole Loan has an initial term of 120 months, a remaining term of 119 months and is interest-only for the full term. The scheduled maturity date of the Seagate Campus Whole Loan is June 6, 2033.

Voluntary prepayment of the Seagate Campus Whole Loan is prohibited prior to December 6, 2032 but may be freely prepaid in whole (but not in part) thereafter. Defeasance of the Seagate Campus Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) May 24, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Seagate Campus Whole Loan to be securitized.

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LOAN #2: SEAGATE CAMPUS

The table below summarizes the promissory notes that comprise the Seagate Campus Whole Loan. The relationship between the holders of the Seagate Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.”

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2023-B39	Yes
A-2	20,000,000	20,000,000	Benchmark 2023-B39	No
A-3	16,000,000	16,000,000	Benchmark 2023-B39	No
A-4	20,000,000	20,000,000	BBCMS 2023-C20	No
A-5-1	12,000,000	12,000,000	BBCMS 2023-C20	No
A-5-2	11,000,000	11,000,000	UBS AG(1)	No
A-6	43,000,000	43,000,000	WFBNA(1)	No
Whole Loan	$172,000,000	$172,000,000

(1)	Expected to be contributed to one or more future securitization transactions.
■	The Mortgaged Property. The Seagate Campus Property is a two-story, Class A, LEED-Gold Certified, research and development / advanced manufacturing facility totaling 574,775 SF and is situated on approximately 30.0-acres in Fremont, California. The Seagate Campus Property was built in 2010 and is 100.0% leased to Seagate Technology LLC (“Seagate”) (NASDAQ: STX). The Seagate Campus Property features 103,000 SF of class 10 to 1,000 clean rooms, a 260,000-gallon ultrapure water system, 21 kV of power, 6,000 tons of HVAC capacity, 25,000 SF of warehouse space, rooftop solar panels, a full-service cafeteria and an on-site fitness center. The warehouse space at the Seagate Campus Property features 24’ ceiling heights, 13 dock-high doors, one drive-in loading door, and six grade-level loading doors. The Seagate Campus Property has 705 parking stalls on site, resulting in a parking ratio of approximately 1.23 spaces per 1,000 SF. Seagate invested approximately $200,000,000 into the Seagate Campus Property in 2016 to construct the R&D labs and manufacturing clean rooms for their hard disk drive manufacturing operations.

The sole tenant at the Seagate Campus Property is Seagate (574,775 SF; 100.0% of net rentable area; 100.0% of UW Base Rent). Founded in 1979, Seagate is a provider of data storage technology and infrastructure solutions. Seagate’s principal product is hard disk drives. Seagate also produces a range of data storage products including solid state drives, solid state hybrid drives, storage subsystems, and an edge-to-cloud mass data platform that includes data transfer shuttles and a storage-as-a-service cloud. Seagate has over 40,000 employees and uses the Seagate Campus Property as its operational headquarters.

Seagate’s lease at the Seagate Campus Property commenced in May 2023 and has a lease expiration in May 2028 with no termination options. Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, and, to the extent that Seagate elects such five-year extension option, Seagate will have a subsequent renewal option for ten years, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-fair market value rent, with 3.0% annual increases thereafter.

The following table presents certain information relating to the sole tenant at the Seagate Campus Property:

Sole Tenant(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Seagate	BB+/Ba2/BB	574,775	100.0%	$24,864,767	100.0%	$43.26	5/31/2028(4)	Various(4)
Total Occupied		574,775	100.0%	$24,864,767	100.0%	$43.26
Vacant Space		0	0.0	0	0.0	$0.00
Total / Wtd. Avg.		574,775	100.0%	$24,864,767	100.0%	$43.26

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps totaling approximately $724,217 that are underwritten through June 1, 2024.
(4)	Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, and, to the extent that Seagate elects such five-year extension option, Seagate will have a subsequent renewal option for ten years, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-fair market value rent, with 3.0% annual increases thereafter.
B-16

LOAN #2: SEAGATE CAMPUS

The following table presents certain information relating to the lease rollover schedule at the Seagate Campus Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)		% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0		0.0%	$0.00	0
2023	0	0.0	0.0%	0		0.0	$0.00	0
2024	0	0.0	0.0%	0		0.0	$0.00	0
2025	0	0.0	0.0%	0		0.0	$0.00	0
2026	0	0.0	0.0%	0		0.0	$0.00	0
2027	0	0.0	0.0%	0		0.0	$0.00	0
2028(4)	574,775	100.0	100.0%	24,864,767		100.0	$43.26	1
2029	0	0.0	100.0%	0		0.0	$0.00	0
2030	0	0.0	100.0%	0		0.0	$0.00	0
2031	0	0.0	100.0%	0		0.0	$0.00	0
2032	0	0.0	100.0%	0		0.0	$0.00	0
2033	0	0.0	100.0%	0		0.0	$0.00	0
2034 & Thereafter	0	0.0	100.0%	0		0.0	$0.00	0
Vacant	0	0.0	100.0%	NA	P	NAP	NAP	NAP
Total / Wtd. Avg.	574,775	100.0%		$24,864,767		100.0%	$43.26	1

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant leases that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll as of July 6, 2023.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps totaling approximately $724,217 that are underwritten through June 1, 2024.
(4)	Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, and, to the extent that Seagate elects such five-year extension option, Seagate will have a subsequent renewal option for ten years, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-fair market value rent, with 3.0% annual increases thereafter.

The following table presents certain information relating to current leasing at the Seagate Campus Property:

Historical Leased %(1)

2020	2021	2022	As of 7/6/2023(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.
(2)	Based on the underwritten rent roll as of July 6, 2023.

B-17

LOAN #2: SEAGATE CAMPUS
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Seagate Campus Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$24,140,550	$42.00
Contractual Rent Steps(3)	724,217	$1.26
Total Reimbursements	4,631,757	$8.06
Gross Potential Rent	$29,496,523	$51.32
Vacancy & Credit Loss	(1,474,826)	($2.57)
Effective Gross Income	$28,021,697	$48.75

Real Estate Taxes	$3,021,106	$5.26
Insurance	300,000	$0.52
Management Fee	840,651	$1.46
Other Operating Expenses(4)	470,000	$0.82
Total Expenses	$4,631,757	$8.06

Net Operating Income	$23,389,940	$40.69
Replacement Reserves	57,478	$0.10
TI / LC	864,386	$1.50
Net Cash Flow	$22,468,077	$39.09

Occupancy(5)	95.0%
NOI Debt Yield(6)	13.6%
NCF DSCR(6)	1.83x

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	Historical financial information is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.
(3)	Underwritten Contractual Rent Steps totaling approximately $724,217 are underwritten through June 1, 2024.
(4)	Other Operating Expenses are primarily attributable to CAM expenses and general and administrative expenses.
(5)	Underwritten Occupancy is based on the economic occupancy.
(6)	Underwritten NOI Debt Yield and NCF DSCR are based on the Seagate Campus Whole Loan.

■	Appraisal. According to the appraisal, the Seagate Campus Property has an “as-is” appraised value of $260,000,000 as of April 13, 2023. The appraiser also concluded to a “go dark” appraised value of $212,000,000 as of April 13, 2023.
■	Environmental Matters. According to the Phase I environmental report dated as of March 9, 2023, there are no recognized environmental conditions or recommendations for further action at the Seagate Campus Property.
■	Market Overview and Competition. The Seagate Campus Property is located in Fremont, California within the Silicon Valley Regional R&D market. Primary access to the Seagate Campus Property is provided by Interstate 880, which is a north-south interstate highway in the San Francisco Bay area of Northern California. Fremont is the fourth largest city in the Bay Area with a population of 230,504 as of 2020. Fremont is influenced by its proximity to Silicon Valley and the tech industry presence in the local area. Top employers in Fremont include Tesla Motors Inc, LAM Research, and Synnex Corporation, among others.

According to the appraisal, the Seagate Campus Property is located in the Fremont R&D submarket of the Silicon Valley Regional R&D market. As of December 31, 2022, the submarket had an inventory of approximately 18.18 million SF and a vacancy rate of 6.5%. The appraiser concluded a market rent of $42.00 PSF for the Seagate Campus Property.

According to the appraisal, the 2022 population and average household income within a one-, three- and five-mile radius of the Seagate Campus Property was 8,386, 56,129, and 189,822 and $219,043, $219,975 and $203,059, respectively.

B-18

LOAN #2: SEAGATE CAMPUS

The following table presents certain information relating to comparable industrial property sales to the Seagate Campus Property:

Summary of Comparable Industrial Property Sales(1)

Property Name / Address	Location	Year Built/Renovated	Transaction Date	Price	Price/SF	Size (SF)
Seagate Campus	Fremont, CA	2010/2016	May-23	$260,000,000	$452.35	574,775(2)
47488 Kato Road
Montague Crossings	San Jose, CA	1985/2020	Nov-22	$94,700,000	$452.19	209,425
2520 & 2560 Junction Avenue and 541 E. Trimble Road
5300-5350 Hellyer Avenue	San Jose, CA	2000/NAP	Nov-21	$64,250,000	$401.56	160,000
5300-5350 Hellyer Avenue
Arden Corporate Park	Fremont, CA	1986/2014	Jul-21	$140,000,000	$452.51	309,387
6401-6607 Kaiser Drive
Mt. Eden Business Park	Hayward, CA	1999/NAP	Jun-21	$155,000,000	$418.93	369,986
25821-25901 Industrial Boulevard
3300 Olcott Street	Santa Clara, CA	1979/NAP	May-21	$45,000,000	$425.88	105,664
3300 Olcott St.
Rio Tech Park	San Jose, CA	1984/2015	Apr-21	$169,200,000	$447.88	377,776
30-314 Rio Robles

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of July 6, 2023.
■	The Borrower. The borrower is MC Kato Realty LLC, a Delaware limited liability company and single-purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Seagate Campus Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Kato Road Cypress Holdings, LLC. Kato Road Cypress Holdings, LLC is an affiliate of Sixth Street, a global investment firm with over $65 billion in assets under management and committed capital.

■	Escrows. At origination of the Seagate Campus Whole Loan, the borrower was not required to deposit any upfront reserves.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve account 1/12th of the taxes that the lender estimates will be payable by the borrower over the next ensuing 12-month period; provided, however, so long as the Reserve Waiver Conditions (as defined below) are satisfied, the monthly tax deposits will be suspended.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve account 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrower for the renewal of the coverage afforded by the insurance policies; provided, however, so long as the Reserve Waiver Conditions are satisfied, the monthly insurance deposits will be suspended.

Free Rent Reserve – To the extent that Seagate exercises its ten-year extension option in accordance with the Seagate Campus Whole Loan documents and the Seagate lease, then commencing March 6, 2027 and ending June 6, 2028, the borrower will be required to deposit into a free rent account approximately $1,159,492 on each monthly payment date.

“Reserve Waiver Conditions” means each of the following conditions: (i) the Specified Tenant (as defined below) continues to make its payments and perform the obligations required under the applicable Specified Tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus Whole Loan documents, (ii) the Single Tenant Condition (as defined below) is satisfied and (iii) no Trigger Period (as defined below) has occurred and is continuing.

B-19

LOAN #2: SEAGATE CAMPUS

“Single Tenant Condition” means (i) a Single Tenant Lease (as defined below) is in full force and effect, (ii) no Specified Tenant Trigger Period (as defined below) is ongoing with respect to such lease, and (iii) no event of default has occurred and is then continuing.

“Single Tenant Lease” means the Seagate lease (or a single replacement lease with an un-affiliated third party which is entered into in accordance with the terms of the Seagate Campus Whole Loan documents) whereby the entirety of the Seagate Campus Property is demised pursuant to such lease and the applicable lease is a “triple net” lease.

■	Lockbox and Cash Management. The Seagate Campus Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Seagate Campus Whole Loan, the borrower was required to deliver a notice to Seagate directing it to remit all payments due under its lease directly to the lender-controlled lockbox account. The borrower is required to immediately deposit, or cause the property manager to immediately deposit, all revenue derived from the Seagate Campus Property into the lockbox account. All funds deposited into the lockbox are required to be released to the borrower on each business day unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Seagate Campus Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Seagate Campus Whole Loan documents.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.10x as of the end of any calendar quarter (a “DSCR Trigger”); provided, however, that no DSCR Trigger will be deemed to exist pursuant to this clause (ii) to the extent that the Single Tenant Condition is satisfied, and (iii) the occurrence of a Specified Tenant Trigger Period, and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, such Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Seagate Campus Whole Loan documents.

A “Specified Tenant” means (i) Seagate, (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods (including, without limitation, for the avoidance of doubt, Seagate’s failure to post the letter of credit (as defined in and when required under the Seagate lease)), (ii) a Specified Tenant failing to be in actual, legal possession of the Specified Tenant space (or applicable portion thereof), (iii) other than in connection with a Permitted Dark Event (as defined below), a Specified Tenant failing to be open for business during customary hours and “going dark” in greater than 50% of the Specified Tenant space (or applicable portion thereof), (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant, and (vii) if, as of December 6, 2031 (the “Specified Tenant Extension Test Date”), the Specified Tenant has failed to extend or renew the Specified Tenant lease in accordance with the Seagate Campus Whole Loan documents, then a Specified Tenant Trigger Period will commence on the Specified Tenant Extension Test Date; provided, however, that no Specified Tenant Trigger Period will be deemed to exist pursuant to clauses (i) – (vi) above during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) (x) the borrower re-tenanting the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Seagate Campus Whole Loan documents and (y) except to the extent the replacement lease is a Single Tenant Lease, the lender having determined that the debt service coverage ratio equals or exceeds 1.25x and the applicable Specified Tenant excess cash flow condition in accordance with the applicable terms and conditions of the Seagate Campus Whole Loan documents is satisfied in connection therewith.

A “Permitted Dark Event” will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or any portion of the premises demised pursuant to its lease to the extent (and for so long as) one or more of the following conditions is satisfied: (i) such discontinuation is effectuated in order to comply with governmental

B-20

LOAN #2: SEAGATE CAMPUS

restrictions which restrict the use or occupancy of the Seagate Campus Property as a result of, or otherwise in connection with, the COVID-19 pandemic or any other pandemic or epidemic and the applicable tenant resumes operations in its demised premises within 90 days after such governmental restrictions are lifted, (ii) such discontinuation: (x) is related to ongoing standard and customary upgrades or renovations by the applicable tenant to such tenant’s demised premises pursuant to and in accordance with its lease, (y) such tenant is pursuing the applicable upgrades or renovation in a good faith diligent manner, and (z) the applicable closure is not anticipated to and does not actually last for a period in excess of 90 days, (iii) such discontinuation is in connection with an ongoing restoration of the Seagate Campus Property by the borrower in accordance with the Seagate Campus Whole Loan documents, and the applicable tenant resumes operations in its demised premises within 90 days after the applicable restoration is complete; or (iv) day-to-day fluctuation (as opposed to systematic discontinuance) in use of the premises demised pursuant to the applicable lease as a result of the existence of “work from home”, “flex work” or similar policies of the tenant with respect to its employees such that a portion of said employees are not physically present at the Seagate Campus Property during all or a portion of regular working hours on any given day and whereby the following conditions remain satisfied: (x) such tenant’s business continues to be generally administered in a manner that requires physical space similar to the demised premises, (y) a majority of such tenant’s demised premises remains available and functional for the use contemplated by such tenant’s lease and (z) onsite staff remain in place during normal business hours at the applicable premises to implement and provide standard and customary administrative services with respect to the applicable space (i.e. mailroom, reception, administrative assistance, etc.).

“Specified Tenant Cure Conditions” means each of the following, as applicable (a) with respect to a Specified Tenant Trigger Period described in clause (i) of the definition thereof, the applicable Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease, (b) with respect to a Specified Tenant Trigger Period described in clause (ii) and (iii) of the definition thereof, the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and, unless a Permitted Dark Event is ongoing with respect to the applicable Specified Tenant, open for business during customary hours and not “dark” in 50% of more of the Specified Tenant space (or applicable portion thereof), (c) with respect to a Specific Tenant Trigger Period described in clause (iv) of the definition thereof, the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (d) with respect to a Specific Tenant Trigger Period described in clause (vii) of the definition thereof, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Seagate Campus Whole Loan documents and the Specified Tenant lease for the applicable Specified Tenant renewal term, (e) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, (1) the applicable Specified Tenant has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction or (2) the applicable Specified Tenant lease has been assumed by the Specified Tenant under the Specified Tenant lease and assigned to a third party in compliance with the assignment and assumption requirements of the Specified Tenant lease, without modification of such Specified Tenant lease or any guaranty thereof, in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith, in each case (whether under the foregoing clause (1) or clause (2)), and (f) with respect to a Specific Tenant Trigger Period described in clause (iv) of the definition thereof, the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease (unless a free rent period or similar rent concession is ongoing and all such free rent or the amount of the similar concession is reserved with the lender).

“Collateral Cure Conditions” will be deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the Seagate Campus Whole Loan, in an amount equal to the Collateral Deposit Projection Amount (as defined below) if and to the extent a Trigger Period were to remain ongoing and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (as set forth in clause (i) through (vi) of the definition of Specified Tenant Trigger Period) on each one year anniversary of the date that the borrower made such deposit (or delivered such letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Projection Amount (as determined by the lender for the 12-month period following such anniversary date) or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Projection Amount for the 12-month period following said anniversary date (as applicable). The collateral referenced in this definition is required to be returned to the borrower, provided that no other Trigger Period is then ongoing, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured had the borrower not satisfied the Collateral Cure Conditions.

B-21

LOAN #2: SEAGATE CAMPUS

“Collateral Deposit Projection Amount” means as of the date of any determination, the sum of (x) all annualized rents as set forth on the then current rent roll plus (y) any other operating income for the Seagate Campus Property for the 12-month period following the date of determination, less any amounts due and payable pursuant to the cash management provisions of the Seagate Campus Whole Loan documents.

■	Property Management. The Seagate Campus Property is self-managed.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. The Seagate Campus Whole Loan documents permit the borrower to obtain a free release of the unimproved parcel at the Seagate Campus Property (the “Unimproved Parcel”) from the lien of the Seagate Campus Whole Loan documents at any time after the earlier to occur of (x) 60 days following the closing date of the last note of the Seagate Campus Whole Loan to be securitized and (y) May 24, 2024, provided that no event of default has occurred and is continuing, and upon satisfaction of certain conditions set forth in the Seagate Campus Whole Loan documents, including, without limitation, the following: (i) the borrower provides the lender with reasonable evidence that (A) the remaining property encumbered by the lien of the Seagate Campus Whole Loan documents (individually and/or collectively, as the context may require, the “Remaining Property”) complies in all material respects with all legal requirements (including, without limitation, all zoning (including any parking requirements) and building codes) and release of the Unimproved Parcel will not cause any leases to be violated in any material respects, (B) the Remaining Property will constitute a separate and legal lot for tax, subdivision, assessment and zoning purposes, (C) the release of the Unimproved Parcel will not materially adversely affect ingress or egress to or from the Remaining Property or access to utilities for the Remaining Property, (D) no improvements (other than surface improvements such as paving, curb cuts, lighting, gating, fencing, utility installations, sheds or trailers) will be constructed on the Unimproved Parcel between the origination of the Seagate Campus Whole Loan and the date the Unimproved Parcel is released, (E) the documents with respect to release of the Unimproved Parcel will not impose any new obligations upon, or otherwise further burden, the Remaining Property in any material way except in accordance with a Property Document Amendment (as defined below), (F) the borrower has obtained or caused to be obtained all necessary approvals, consents or permits with respect to the release of the Unimproved Parcel, (G) the documents executed in connection with the conveyance of the Unimproved Parcel must be reasonably acceptable to the lender, and (H) the release of the Unimproved Parcel will not (1) give rise to any right of any tenant at the Seagate Campus Property to terminate its lease or abate or reduce the rent payable thereunder or (2) otherwise have a material adverse effect, (ii) the borrower delivers a copy of any new easement or amendment to any applicable property document or other cross-easement agreement (a “Property Document Amendment”), which may be effected directly or by reservation in the deed conveying the applicable Unimproved Parcel, to be executed on or prior to the date the Unimproved Parcel is released, which is acceptable to the lender in its reasonable discretion (provided, however, such Property Document Amendment will be deemed reasonably acceptable to the lender (i.e. no lender consent will be required) so long as (1) such Property Document Amendment will not have a material adverse effect; (2) the number of parking spaces on the Seagate Campus Property that remains subject to the lien of the Seagate Campus Whole Loan documents after giving effect to release of the Unimproved Parcel will not be reduced, (3) such Property Document Amendment will not cause a breach of any lease in place at the Seagate Campus Property and/or (4) such Property Document Amendment will not impose any new ongoing payment obligations on the Seagate Campus Property) and will conform with all legal requirements and may contain cross-easements for the benefit of the Unimproved Parcel and the Remaining Property in respect of access, driveways, parking, utilities, drainage flows, storm and sanitary sewers, and other customary purposes (and the lender will deliver a subordination of the liens of the Seagate Campus Whole Loan documents with regards to any recorded Property Document Amendment which complies with the foregoing requirements of this clause), and (iii) the borrower has delivered a REMIC opinion.
■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Seagate Campus Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Seagate Campus Property for 18 months, with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $250,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.
B-22

LOAN #3: FASHION VALLEY MALL

B-23

LOAN #3: FASHION VALLEY MALL

LOWER LEVEL
NORDSTROM
Neiman Marcus
POTTERY BARN
LUSH
WILLIAMS-SONOMA
VINFAST
COTTON ON
ZARA
URBAN OUTFITTERS
KAY
COACH
SEPHORA
GUCCI
Audi
Cartier
PRADA
DOLCE & GABBANA
CH
True Food
ROLEX
bloomingdale's
VANS
Foot Locker
GARAGE
ALDO
PINK
macy's
MICHAEL KORS
HUGO BOSS
ALLSAINTS
alo
BOTTEGA VENETA
SAINT LAURENT
Dior
VERSACE
Salvatore Ferragamo
DAVID YURMAN
amc THEATRES
claire's
FOREVER 21
LEVEL 1
Anchor / Major
In-line
Release Parcel
Vacant
N

NORDSTROM
Neiman Marcus
POTTERY BARN
free people
J.Jill
ecco
AMERICAN EAGLE OUTFITTERS
ZARA
HOLLISTER
PACSUN
NIKE
john varvatos
TIFFANY & Co.
ATHLETA
Sur La Table
Abercrombie & Fitch
BANANA REPUBLIC
ANTHROPOLOGIE
lululemon
VUORI
bloomingdale's
H&M
TOUS
Lids
macy's
amc THEATRES
VICTORIA'S SECRET
LEGO
BLANCO
FOREVER 21
EXPRESS / EXPRESS
LEVEL 2
Anchor / Major
In-line
Release Parcel
Vacant
N

B-24

LOAN #3: FASHION VALLEY MALL

B-25

LOAN #3: FASHION VALLEY MALL

B-26

LOAN #3: FASHION VALLEY MALL
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City / State)	San Diego, California	Cut-off Date Balance(7)		$85,000,000
Property Type	Retail	Cut-off Date Balance per SF(5)		$326.76
Size (SF)	1,377,155	Percentage of Initial Pool Balance		9.4%
Total Occupancy as of 5/15/2023(1)	94.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/15/2023(2)	89.0%	Type of Security		Fee
Year Built / Latest Renovation(3)	1969 / 2023	Mortgage Rate		5.73000%
Appraised Value(4)	$1,430,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/5/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor	Simon Property Group, L.P.	Original Interest Only Period (Months)		120
Property Management	Simon Management Associates, LLC	First Payment Date		7/1/2023
		Maturity Date		6/1/2033
Underwritten Revenues	$103,974,716
Underwritten Expenses	$19,972,427	Escrows(8)
Underwritten Net Operating Income (NOI)	$84,002,289		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$82,302,958	Taxes	$0	Springing
Cut-off Date LTV Ratio(4)(5)(6)	31.5%	Insurance	$0	Springing
Maturity Date LTV Ratio(4)(5)(6)	31.5%	Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF(5)(6)	3.21x / 3.15x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(5)(6)	18.7% / 18.3%	Other(9)	$28,803,694	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(6)	$450,000,000	100.0%	Existing Loan Payoff	$417,362,939	92.7%
			Upfront Reserves	28,803,694	6.4%
			Return of Equity	2,571,188	0.6%
			Closing Costs	1,262,178	0.3%
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%

(1)	Total Occupancy includes all tenants in place and excludes the Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property (as defined below) was 96.0% occupied inclusive of Retail Development Program (“RDP”) tenants. RDP tenants have been excluded from the lender underwriting as RDP tenant lease terms are for less than one year and can be terminated by the landlord at any time with 30 days’ notice.
(2)	Owned Occupancy excludes 625,108 SF attributable to ground leases for Nordstrom (220,486 SF), Bloomingdale’s (201,502 SF), Macy’s (196,120 SF) and P.F. Chang’s China Bistro (7,000 SF).
(3)	The Fashion Valley Mall Property is currently undergoing a renovation that is expected to be completed by the end of 2023.
(4)	The Appraised Value represents the “hypothetical as-is” value, which excludes the value attributable to the Release Parcels. Based on the “as-is” appraised value of $1,450,000,000, the Cut-off Date LTV and Maturity Date LTV are 31.0% and 31.0%, respectively. See “Release of Collateral” below.
(5)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Fashion Valley Mall Whole Loan (as defined below).
(6)	Calculated exclusive of the PACE loan (the “Known PACE Loan”) with a 10-year term in the amount of $2,523,563 that the California Statewide Communities Development Authority has provided to the borrower pursuant to that certain Agreement to Pay Assessment and Finance Improvements dated April 20, 2015. The annual debt service under the Known Pace Loan is $312,351, and the remaining balance as of March 2023 was $866,043. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status. In addition to the Known PACE Loan, subject to the lender’s approval and delivery of a rating agency confirmation, the borrower may be permitted to enter into a PACE loan for an amount not to exceed $5,000,000. See “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt” in the Prospectus.
(7)	Cut-off Date Balance represents the $85,000,000 (aggregate) non-controlling notes A-2-1-1, A-2-2 and A-2-3 of the Fashion Valley Mall Whole Loan, which is also evidenced by 18 additional pari passu notes. See “Whole Loan Summary” table below.
(8)	See “—Escrows” below.
(9)	Other Upfront reserves include (i) an outstanding TI/LC reserve of $24,345,615 and (ii) a gap rent reserve of $4,458,079. See “—Escrows” below.

■	The Mortgage Loan. The Fashion Valley Mall mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a whole loan (the “Fashion Valley Mall Whole Loan”) co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”) on May 25, 2023 that is evidenced by 21 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $450,000,000. The Fashion Valley Mall Whole Loan is secured by the fee simple interest in Fashion Valley Mall, a 1,377,155 SF super regional mall in San Diego, California (the “Fashion Valley Mall Property”). The Fashion Valley Mall Mortgage Loan, which is evidenced by the non-controlling notes A-2-1-1, A-2-2 and A-2-3, has an outstanding principal balance as of the Cut-off Date of $85,000,000 and represents approximately 9.4% of the Initial Pool Balance.

The Fashion Valley Mall Whole Loan proceeds were used to pay off approximately $417.4 million of existing debt, fund upfront reserves of approximately $28.8 million, return equity to the borrower and pay closing costs. The Fashion Valley Mall Whole Loan accrues interest at a fixed rate of 5.73000% per annum.

The Fashion Valley Mall Whole Loan had an original term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the Fashion Valley Mall Whole Loan is the payment date in June 2033. Voluntary prepayment of the Fashion Valley Mall Whole Loan in whole (but not in part) is permitted after the payment date occurring in December 2032 without the payment of any prepayment premium. Defeasance of the Fashion Valley Mall Whole Loan in whole (but not in part) is permitted after the earlier to occur of the second anniversary of the closing date of the transaction that holds the last note of the Fashion Valley Mall Whole Loan to be securitized (“REMIC Prohibition Period”) and May 25, 2026 (“Permitted Release Date”). If the Permitted Release Date has

B-27

LOAN #3: FASHION VALLEY MALL

occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Fashion Valley Mall Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.

The table below summarizes the promissory notes that comprise the Fashion Valley Mall Whole Loan. The relationship between the holders of the Fashion Valley Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Prospectus. The Fashion Valley Mall Whole Loan will be serviced under the pooling and servicing agreement for a securitization trust that is expected to close before or simultaneously with Benchmark 2023-B39, until the controlling note A-1-1 is securitized, whereupon the Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$60,000,000	$60,000,000	BANA(1)	Yes
A-1-2	45,000,000	45,000,000	BANA(1)	No
A-1-3	25,000,000	25,000,000	BBCMS 2023-C20	No
A-1-4	20,000,000	20,000,000	BANA(1)	No
A-2-1-1	30,000,000	30,000,000	Benchmark 2023-B39	No
A-2-1-2	5,000,000	5,000,000	JPMCB(1)	No
A-2-2	30,000,000	30,000,000	Benchmark 2023-B39	No
A-2-3	25,000,000	25,000,000	Benchmark 2023-B39	No
A-2-4	10,000,000	10,000,000	JPMCB(1)	No
A-3-1	22,500,000	22,500,000	BMO(1)	No
A-3-2	20,000,000	20,000,000	BMO(1)	No
A-3-3	17,500,000	17,500,000	BBCMS 2023-C20	No
A-3-4	15,000,000	15,000,000	BMO(1)	No
A-3-5	12,500,000	12,500,000	BMO(1)	No
A-3-6	12,500,000	12,500,000	BMO(1)	No
A-4-1	35,000,000	35,000,000	Barclays(1)	No
A-4-2	25,000,000	25,000,000	BBCMS 2023-C20	No
A-4-3	15,000,000	15,000,000	BBCMS 2023-C20	No
A-4-4	10,000,000	10,000,000	Barclays(1)	No
A-4-5	10,000,000	10,000,000	Barclays(1)	No
A-4-6	5,000,000	5,000,000	Barclays(1)	No
Whole Loan	$450,000,000	$450,000,000

(1)	Expected to be contributed to one or more future securitization trusts.
■	The Mortgaged Property. The Fashion Valley Mall Property is a Class A+, open-air, super-regional mall constructed in 1969 on an 81.44-acre plot of land in the Mission Valley neighborhood of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 SF of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 SF). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from lender underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from lender underwriting), and an 18-screen AMC Theatres.

The parcels relating to the Neiman Marcus and JCPenney stores, including their related parking structures and spaces, are permitted to be freely released by the borrower (all square footage and any attributable rents have been excluded in lender underwriting and no value has been attributed to either parcel in the hypothetical as-is appraised value). Information relating to the Fashion Valley Mall Property in this term sheet excludes the Neiman Marcus and JCPenney parcels (each, a “Release Parcel”), unless otherwise expressly stated herein. See “Release of Collateral” below.

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants and was 96.0% leased including three additional RDP tenants. 859,488 SF (62.4% of net rentable area) at the Fashion Valley Mall Property is occupied by the 14 anchor tenants, three of which lease their respective spaces pursuant to respective ground leases and own their respective improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated approximately $1.06 billion in total sales and in-line sales of $1,424 PSF (excluding Apple and Tesla). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including A/X Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

B-28

LOAN #3: FASHION VALLEY MALL

The Fashion Valley Mall Property is currently undergoing an estimated $84.9 million cosmetic renovation that is expected to include removal of outdated architectural elements, installation of additional landscaping and an experiential water feature, replacement and relocation of escalators and elevators, renovations to restrooms, additions of outdoor cabana rooms and the building of a landscaped park at the food court. The borrower sponsor has spent approximately $34 million to date, and the renovation is expected to be fully complete by year-end 2023. We cannot assure you whether such renovations will be completed as expected or at all.

Major Tenants (based on underwritten net rentable area).

Nordstrom (220,486 SF, 16.0% of net rentable area (“NRA”), 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children and is focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom lease at the Fashion Valley Mall Property had an original commencement date of August 28, 1981 and has a ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale's (201,502 SF, 14.6% of NRA, 0.0% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services, including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant that has been at the Fashion Valley Mall Property since 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy's (196,120 SF, 14.2% of NRA, 0.0% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BB+) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites) that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant that has been at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two 21-year renewal options remaining so long as there is no event of default under the ground lease. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

B-29

LOAN #3: FASHION VALLEY MALL

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Fashion Valley Mall Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Louis Vuitton	NR/A1/AA-	10,846	0.8%	$3,162,758	4.3%	$291.61	10/31/2033	None
Zara(3)	NR/NR/NR	21,726	1.6	2,267,760	3.1	$104.38	9/30/2022	None
Victoria's Secret	NR/NR/NR	13,664	1.0	2,007,925	2.8	$146.95	1/31/2025	None
Apple	NR/Aaa/AA+	11,052	0.8	1,880,461	2.6	$170.15	1/31/2027	None
Forever 21	NR/NR/NR	53,787	3.9	1,845,796	2.5	$34.32	1/31/2026	1, 5-Year Option
Gucci	NR/NR/A	5,504	0.4	1,793,149	2.5	$325.79	1/31/2028	None
Cartier(4)	NR/NR/NR	4,333	0.3	1,723,084	2.4	$397.67	7/31/2030	None
Rolex	NR/NR/NR	3,142	0.2	1,667,248	2.3	$530.63	7/31/2033	None
AMC Theatres	NR/NR/NR	51,610	3.7	1,561,203	2.1	$30.25	12/31/2024	3, 5-Year Options
Tiffany & Co.	NR/A1/AA-	7,849	0.6	1,524,511	2.1	$194.23	1/31/2025	None
Ten Largest Owned Tenants		183,513	13.3%	$19,433,895	26.7%	$105.90
Remaining Owned Tenants		1,111,055	80.7	53,397,990	73.3	$48.06
Total Occupied		1,294,568	94.0%	$72,831,885	100.0%	$56.26
Vacant Spaces (Owned Space)		82,587	6.0
Totals / Wtd. Avg. All Owned Tenants		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023, inclusive of (i) rent steps through May 2024 and (ii) overage rent and percent in lieu rent, where applicable, based on tenant sales as of the trailing 12-month period ending March 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The lease for Zara is subject to renewal with the tenant currently operating on a month-to-month basis. Zara continues to pay rent. We cannot assure you whether or when the lease will be renewed.
(4)	If Cartier fails to attain “Adjusted Gross Sales” (as defined in the lease) during the fifth lease year term (which is from February 1, 2024 to January 31, 2025) in an amount equal to at least $12.5 million, Cartier may elect to terminate its lease with 90-days’ prior written notice and the payment of a termination fee.

The following table presents certain information relating to tenant sales at the Fashion Valley Mall Property:

Tenant Sales(1)

Type	2017	2018	2019	2020(2)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	$1,050,104,045	$1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(3)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	$979,138,467	$978,542,475
Sales PSF (Inline < 10,000 SF)	$1,235	$1,410	$1,675	$1,095	$1,503	$1,534	$1,599
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)(3)	$966	$989	$998	$895	$1,297	$1,378	$1,424
Occupancy Cost (Inline < 10,000 SF)(4)	13.1%	11.9%	10.3%	15.8%	11.7%	11.5%	11.1%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)(3)(4)	16.8%	17.0%	17.3%	19.4%	13.6%	12.8%	12.5%

(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table does not include the Release Parcels. Sales for anchor tenants were only provided between 2019-2022 and TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(4)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

B-30

LOAN #3: FASHION VALLEY MALL

The following table presents certain information relating to sales by major tenants (based on the NRA) at the Fashion Valley Mall Property:

Major Tenant Sales(1)

Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930	(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790

(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theaters’ 18 screens.

The following table presents certain information relating to the lease rollover schedule at the Fashion Valley Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	48,827	3.5%	3.5%	$5,573,946	7.7%	$114.16	10
2023	16,292	1.2	4.7%	1,809,596	2.5	$111.07	6
2024	138,793	10.1	14.8%	9,777,149	13.4	$70.44	21
2025	40,591	2.9	17.8%	5,789,837	7.9	$142.64	10
2026	268,169	19.5	37.2%	4,432,342	6.1	$16.53	8
2027	52,290	3.8	41.0%	6,395,710	8.8	$122.31	13
2028	56,510	4.1	45.1%	7,440,994	10.2	$131.68	16
2029	36,387	2.6	47.8%	4,722,754	6.5	$129.79	16
2030	89,563	6.5	54.3%	9,430,718	12.9	$105.30	17
2031	19,726	1.4	55.7%	2,091,762	2.9	$106.04	8
2032	24,906	1.8	57.5%	2,871,986	3.9	$115.31	8
2033	62,768	4.6	62.1%	10,362,452	14.2	$165.09	18
2034 & Thereafter	439,746	31.9	94.0%	2,132,637	2.9	$4.85	7
Vacant	82,587	6.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,377,155	100.0%		$72,831,885	100.0%	$56.26	158

(1)	Based on the underwritten rent roll dated May 15, 2023, inclusive of (i) rent steps through May 2024 and (ii) overage rent and percent in lieu rent, where applicable, based on tenant sales as of the trailing 12 month period ending March 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the Fashion Valley Mall Property:

Historical Leased %(1)(2)

2020	2021	2022	As of 5/15/2023(3)
96.1%	98.0%	96.7%	94.0%

(1)	Occupancy does not include the Release Parcels.
(2)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(3)	Based on the underwritten rent roll dated May 15, 2023, inclusive of all in-place tenants and tenants with executed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. RDP tenants have been excluded from the lender underwriting as RDP tenant lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

B-31

LOAN #3: FASHION VALLEY MALL
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fashion Valley Mall Property:

Cash Flow Analysis(1)

	2019	2020(2)	2021	2022	Underwritten	Underwritten $ Per SF
Base Rent(1)	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702	$45.44
Contractual Rent Steps(3)	0	0	0	0	1,475,982	$1.07
Gross Up Vacancy	0	0	0	0	9,925,306	$7.21
Overage Rent(4)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	$4.73
Percentage Rent in Lieu(4)	18,238	1,817,988	3,439,192	2,870,199	2,257,576	$1.64
Expense Reimbursement	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	$21.29
Net Rental Income	$96,978,669	$94,807,013	$93,180,692	$94,836,765	$112,076,890	$81.38
Vacancy / Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	$8.22
Temporary Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	$0.89
Other Income(5)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	$1.45
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	$75.50
Total Expenses(5)	18,769,473	16,856,897	17,953,015	19,298,501	19,972,427	$14.50
Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	$61.00
Capital Expenditures	0	0	0	0	195,237	$0.14
TI/LC	0	0	0	0	1,504,094	$1.09
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	$59.76

Occupancy(6)	96.9%	96.1%	98.0%	96.7%	89.9%(7)
NOI Debt Yield	18.4%	16.2%	17.6%	18.0%	18.7%
NCF DSCR	3.17x	2.78x	3.02x	3.09x	3.15x

(1)	Underwritten Base Rent is based on the underwritten rent roll dated May 15, 2023.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Contractual Rent Steps were underwritten through May 2024.
(4)	Underwritten Overage Rent and Underwritten Percentage Rent In Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(5)	Other Income is based on the borrower sponsor's projections. Other Income includes Media Participation, Simon Ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage. $80,000 of projected parking income expenses are also excluded from Underwritten Total Expenses.
(6)	Occupancy calculated exclusive of the Release Parcels.
(7)	Represents the underwritten economic occupancy.

■	Appraisal. According to the appraisal, the Fashion Valley Mall Property had a “hypothetical as-is” appraised value of $1,430,000,000 as of April 5, 2023. The “hypothetical as-is” appraised value excludes the value attributed to the Release Parcels. According to the appraisal, Fashion Valley Mall Property had an “as-is” appraised value of $1,450,000,000 as of April 5, 2023.

■	Environmental Matters. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is part of the Release Parcels. The REC was identified based on the duration of hazardous waste generation pertaining to automotive repair, limitations during the property inspection in which observation of the tenant space was not allotted, observations during 2020 reconnaissance, the potential for an unregistered gasoline underground storage tank and violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lender obtained a remedial cost estimate of $157,603 to $1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

■	Market Overview and Competition. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego-Carlsbad, CA metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 PSF for the San Diego retail market and $37.88 PSF for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

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LOAN #3: FASHION VALLEY MALL

The following table presents certain information relating to comparable retail centers for the Fashion Valley Mall Property:

Competitive Retail Center Summary(1)

Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)		Total Occupancy		Distance to Subject	Sales PSF		Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155	(2)	94.0%	(2)	NAP	$1,424	(3)	Macy’s; Bloomingdale’s; Nordstrom; Forever 21
Westfield UTC	1977 / 1997	1,189,411		96.0%		6.0 miles	$970		Macy’s; Nordstrom; Tesla
Westfield Mission Valley	1960 / 2004	1,216,321		90.0%		1.0 mile	$600		Bloomingdale’s Outlet; Macy’s; Backstage; Nordstrom Rack; Target
Grossmont Center	1961 / N/A	939,000		88.0%		9.0 miles	$473		CVS; Macy’s; Target; Walmart
Plaza Bonita	1981 / 2007	1,029,029		85.0%		10.0 miles	$593		JCPenney; Macy’s; Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620		64.0%		11.0 miles	$496		Burlington; JCPenney; Macy’s

(1)	Based on a third party market report, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 15, 2023.
(3)	Represents sales PSF as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales PSF inclusive of tenants that have been open for 12 months or more.

■	The Borrower. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Fashion Valley Mall borrower delivered a non-consolidation opinion in connection with the origination of the Fashion Valley Mall Whole Loan.

The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). The liability of Simon and PPF as the non-recourse carveout guarantor (so long as either Simon or PPF remains as a guarantor or any affiliate of Simon is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnitor for the Fashion Valley Mall Whole Loan. However, environmental losses are a non-recourse carveout which is guaranteed by Simon.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P:A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties over 184 million SF in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of June 2023, Simon had an equity market capitalization of over $41 billion.

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund, located in New York, NY, invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of March 31, 2022, Prime Property Fund managed 526 investments with a total value of more than $44.4 billion in gross real estate assets.

■	Escrows. At origination, the borrower was required to deposit into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to deposit 1/12th of the annual estimated tax payments payable during the next ensuing 12 months into a tax reserve.

Insurance Escrows – On a monthly basis after the occurrence of a Control Event or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to deposit 1/12th of the annual estimated insurance payments into an insurance reserve.

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LOAN #3: FASHION VALLEY MALL

Replacement Reserves – On a monthly basis after the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to deposit approximately $16,270 for replacements and repairs to be made at the Fashion Valley Mall Property into a replacement reserve.

Rollover Reserves – On a monthly basis after the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to deposit approximately $125,341 for ongoing leasing reserves into a rollover reserve.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

■	Lockbox and Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

A “Lockbox Event Period” means the period commencing upon the occurrence of (a) an event of default; (b) a bankruptcy action of the borrower or the property manager, if the property manager is an affiliate of the borrower, and the property manager is not replaced within 60 days with a “Qualified Manager” (as defined in the Fashion Valley Mall Whole Loan documents), or (c) the debt yield based on the trailing four calendar quarter periods immediately preceding the date of such determination being less than 12% for two consecutive calendar quarters; and ending upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Fashion Valley Mall Whole Loan documents; (ii) with respect to clause (b) above, solely with respect to the property manager, if the borrower replaces the property manager with a “Qualified Manager” under a replacement management agreement within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Fashion Valley Mall Property or the Fashion Valley Mall Whole Loan; and (iii) with respect to clause (c) above, the achievement of a debt yield for the Fashion Valley Mall Whole Loan of 12% or greater for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan; and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

■	Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The Fashion Valley Mall Whole Loan documents permit the borrower to obtain the release of one or more Release Parcels (as defined above) for no consideration in connection with a transfer to an unaffiliated party, subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lender that the remaining portion of the Fashion Valley Mall Property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower satisfies certain affiliate Release
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LOAN #3: FASHION VALLEY MALL

Parcel conditions in accordance with the Fashion Valley Mall Whole Loan documents and (vii) satisfaction of any REMIC release conditions.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Fashion Valley Mall Property plus the cost of rental loss and/or business interruption coverage. For so long as Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.
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LOAN #4: PACIFIC DESIGN CENTER

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LOAN #4: PACIFIC DESIGN CENTER

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LOAN #4: PACIFIC DESIGN CENTER

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LOAN #4: PACIFIC DESIGN CENTER
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City / State)	West Hollywood, California	Cut-off Date Balance(3)		$64,400,000
Property Type	Mixed Use	Cut-off Date Balance per SF(3)		$232.62
Size (SF)	1,053,217	Percentage of Initial Pool Balance		7.1%
Total Occupancy as of 12/6/2022(1)	78.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/6/2022(1)	78.3%	Type of Security		Fee
Year Built / Latest Renovation	1975, 1988 / 2004	Mortgage Rate		5.94107142857143%
Appraised Value(2)	$512,500,000	Original Term to Maturity (Months)		120
Appraisal Date	11/17/2022	Original Amortization Term (Months)		NAP
Borrower Sponsor	Charles Steven Cohen	Original Interest Only Period (Months) First Payment Date Maturity Date		120 3/6/2023 2/6/2033
Property Management	Cohen Brothers Realty Corporation of California

Underwritten Revenues	$46,802,895	Escrows(4)
Underwritten Expenses	$13,021,016
Underwritten Net Operating Income (NOI)	$33,781,880		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$32,047,188	Taxes	$178,740	$178,740
Cut-off Date LTV Ratio(3)	47.8%	Insurance	$0	Springing
Maturity Date LTV Ratio(3)	47.8%	Replacement Reserve	$0	$17,554
DSCR Based on Underwritten NOI / NCF(3)	2.29x / 2.17x	TI / LC(5)	$3,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF(3)	13.8% / 13.1%	Other(6)	$13,809,708	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$245,000,000	92.5%	Loan Payoff	$159,759,913	60.3%
Subordinate Loan Amount	20,000,000	7.5	Return of Equity	84,548,786	31.9
			Upfront Reserves	16,988,449	6.4
			Closing Costs	3,702,852	1.4
Total Sources	$265,000,000	100.0%	Total Uses	$265,000,000	100.0%

(1)	Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.
(2)	The Pacific Design Center Property (as defined below) had an “as-is” appraised value of $512,500,000 as of November 17, 2022, which includes the extraordinary assumptions that (i) the net rentable area utilized was accurate since a BOMA report verifying the net rentable area was not provided to the appraiser and (ii) in the event of a sale of the Pacific Design Center Property occurring as of the effective date of value, approximately $8.9 million of outstanding free rent amounts would be a seller credit and a buyer would not be responsible for any costs associated with contractual rent abatements.
(3)	The Pacific Design Center Mortgage Loan (as defined below) is part of the Pacific Design Center Whole Loan (as defined below) evidenced by nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245,000,000 and one subordinate B note with an outstanding principal balance as of the Cut-off Date of $20,000,000. The Cut-Off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-Off Date Balance per SF for the Pacific Design Center Senior Notes (as defined below) are calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Pacific Design Center Senior Notes. See “—The Mortgage Loan” below.
(4)	See “Escrows” herein.
(5)	The initial TI/LC reserve was $5,000,000; however, on the origination date of the Pacific Design Center Whole Loan, the borrower sponsor immediately drew down $2,000,000. The day after the origination date of the Pacific Design Center Whole Loan, the borrower sponsor used the $2,000,000 TI/LC draw and $307,550 of equity to pay for unfunded obligations associated with Cedars Sinai (as defined below).
(6)	Other Reserves consists of an initial Unfunded Obligations Reserve of approximately $13,809,708 and monthly springing reserves for Major Tenant Downgrade Funds and Major Tenant Non-Renewal Funds.

■	The Mortgage Loan. The mortgage loan (the “Pacific Design Center Mortgage Loan”) is part of a whole loan (the “Pacific Design Center Whole Loan”) evidenced by nine senior pari passu notes (collectively, the “Pacific Design Center Senior Notes”) and a controlling subordinate note B (the “Pacific Design Center Subordinate Companion Note”) that are secured by a first deed of trust encumbering the borrower’s fee interest in a 1,053,217 SF mixed use property comprised of office, showroom and lab space located in West Hollywood, California (the “Pacific Design Center Property”). The Pacific Design Center Subordinate Companion Note is subordinate to the Pacific Design Center Senior Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Pacific Design Center Pari Passu-AB Whole Loan ” in the Prospectus. The Pacific Design Center Mortgage Loan, which is evidenced by the non-controlling notes A-2 and A-3, has an aggregate outstanding principal balance as of the Cut-off Date of $64,400,000 and represents approximately 7.1% of the Initial Pool Balance. The Pacific Design Center Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $20,000,000. The Pacific Design Center Subordinate Companion Note was contributed to the Benchmark 2023-B38 securitization trust but was not included in the mortgage pool. The Pacific Design Center Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on January 11, 2023, had an aggregate original principal balance of $265,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $265,000,000. On February 1, 2023, GSBI or its affiliate transferred notes A-8 and A-9, in the aggregate original principal balance of $40,000,000 to Bank of Montreal (“BMO”) and on February 8, 2023, GS Bank or its affiliate transferred notes A-4, A-5, A-6 and A-7, in the aggregate original principal balance of $75,000,000 to Argentic Real Estate Finance II LLC (“AREF”). The remaining notes, as well as the notes sold to BMO and AREF, have been or are expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time. The Pacific Design Center Senior Notes accrue interest at an interest rate of 5.94107142857143% per annum and the Pacific Design Center Subordinate Companion Note accrues interest at an interest rate of 15.50000% per annum. The proceeds of the Pacific Design Center Whole Loan were primarily used to

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LOAN #4: PACIFIC DESIGN CENTER

refinance prior debt secured by the Pacific Design Center Property, return equity to the borrower sponsor, pay closing costs and fund upfront reserves.

The defeasance lockout period will be at least 29 payments beginning with and including the first payment date of March 6, 2023. The borrower has the option to defease the entire $265.0 million Pacific Design Center Whole Loan in whole (and not in part) after the second anniversary of the Closing Date. The assumed defeasance lockout period of 29 months is based on the expected closing date of the Benchmark 2023-B39 securitization in July 2023. Prepayment in whole, but not in part, of the Pacific Design Center Whole Loan is permitted on or after the payment date in August 6, 2032 without the payment of a yield maintenance premium.

The table below summarizes the promissory notes that comprise the Pacific Design Center Whole Loan. The relationship between the holders of the Pacific Design Center Whole Loan will be governed by a co-lender agreement. The Pacific Design Center Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2023-B38 trust. See “Description of the Mortgage Pool—The Whole Loans—The Pacific Design Center Pari Passu AB Whole Loan” and “The Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,600,000	$65,600,000	Benchmark 2023-B38	No(1)
A-2	34,400,000	34,400,000	Benchmark 2023-B39	No
A-3	30,000,000	30,000,000	Benchmark 2023-B39	No
A-4	40,000,000	40,000,000	BBCMS 2023-C19	No
A-5	15,000,000	15,000,000	MSWF 2023-1	No
A-6	10,000,000	10,000,000	MSWF 2023-1	No
A-7	10,000,000	10,000,000	MSWF 2023-1	No
A-8	25,000,000	25,000,000	BBCMS 2023-C19	No
A-9	15,000,000	15,000,000	BMO 2023-C5	No
Total Senior Loan	$245,000,000	$245,000,000
Subordinate Note	20,000,000	20,000,000	Benchmark 2023-B38 (loan-specific certificates)	Yes(1)
Whole Loan	$265,000,000	$265,000,000

(1)	Pursuant to the related co-lender agreement, the holder of the Pacific Design Center Subordinate Companion Note is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case note A-1 will become the controlling noteholder.
■	The Mortgaged Property. The Pacific Design Center Property is part of an approximately 11-acre campus consisting of three buildings, which were constructed over five decades – the approximately 640,000 SF “Blue Whale” (the “Blue Building”) was built in 1975; the approximately 420,000 SF green building (the “Green Building”) was built in 1988 and the approximately 400,000 SF red building (the “Red Building”), which is not part of the collateral and which Cohen Brothers Realty Corporation (“CBRC”) built in 2012 as a state-of-the-art creative office complex. The Red Building was securitized in 2018 in Benchmark 2018-B2, as it was not yet stabilized at the time of the 2014 securitizations of the Blue Building and Green Building (in COMM 2014-CR18 and WFCM 2014-LC16, respectively). The Pacific Design Center Property totals approximately 1.1 million SF and primarily caters to design showroom and office users. Designed by the architect César Pelli, the Pacific Design Center Property features numerous showroom areas offering a line-up of commercial lighting, furnishings, textiles, and other products. In addition, the campus includes an approximately 600,000 SF, 3,098-space enclosed parking garage and three restaurants. Amenities at the Pacific Design Center Property consist of the SilverScreen Theater, a 294-seat state-of-the-art luxury film venue and reception facility, the Conference Center, a 200-seat facility fully equipped for conferences and meetings, and a Michael Graves-designed fitness center. The Pacific Design Center Property serves as a year-round event and seminar facility catering to a diverse audience and routinely hosts some of the biggest annual events in Los Angeles.

The three buildings are interconnected and have access to the same amenities; however, the Blue Building and Green Building function together and, along with a portion of a shared parking garage serve as the collateral for the Pacific Design Center Whole Loan. The Pacific Design Center Property has its own separately accessed/functioning parking structure with 1,614 spaces. However, there is a reciprocal easement agreement in place allowing for shared parking (a tenant in the Green Building, can park in the Red Building, and vice versa). Parking revenue/expense for the total campus is allocated to the Pacific Design Center Property (52%) and the Red Building (48%) pro-rata.

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LOAN #4: PACIFIC DESIGN CENTER

The chart below summarizes the various rental streams at the Pacific Design Center Property:

Underwritten Base Rent by Space Type(1)

Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(1)	% of UW Base Rent(1)	Base Rent PSF(1)
Design SR(2)	467,582	44.4%	65.4%	$14,417,965	40.8%	$30.84
Office(3)	275,635	26.2	78.5%	$10,389,460	29.4	$37.69
Cedars Sinai(4)	259,653	24.7	100.0%	$10,132,718	28.7	$39.02
Other(5)	50,347	4.8	86.1%	$370,339	1.0	$7.36
Total / Wtd. Avg.	1,053,217	100.0%	78.3%	$35,310,482	100.0%	$33.53

(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	In connection with Cedars Sinai's most recent expansion, 138,548 SF of design showroom (“Design SR”) space is expected to be converted to lab space. The lab space has been turned over to Cedars Sinai; however, the tenant has not yet started its buildout. In connection with such conversion, the City of West Hollywood requires 155,772 SF of Design SR space to remain vacant as a condition for Cedars Sinai to complete the conversion (the “Design Showroom Space Restriction”) and use the space thereafter as lab space. The borrower represented in the Pacific Design Center Whole Loan documents that it has the amount of requisite vacant showroom space and covenants that it will maintain such vacant space for as long as is necessary. We cannot assure you that the conversion will be completed as expected or at all.
(3)	Excluding 46,151 SF of office space leased to Cedars Sinai.
(4)	Cedars Sinai currently occupies 259,653 SF of space at the Pacific Design Center Property, with 46,151 SF of office space and 213,502 SF of lab space (including the 138,548 SF of lab space described above in footnote (2). Cedars Sinai signed a non-binding letter of intent for an additional 19,696 SF of office space on a lease expected to commence on July 1, 2024, which is currently classified as “Office”. We cannot assure you that Cedars Sinai will take occupancy or begin paying rent as expected or at all.
(5)	Other represents PDC’s non-revenue space, telecommunications, parking, storage, display and other space which has not been allocated to any space type listed in the chart above.

The largest tenant, Cedars Sinai Medical Center (“Cedars Sinai”) (24.7% of NRA, 28.7% of UW Base Rent) is a nonprofit academic healthcare organization serving the diverse Los Angeles community and beyond. Cedars Sinai was ranked the #1 hospital in California and the #2 hospital in the nation by U.S. News & World Report for 2022-2023. Moreover, Cedars Sinai serves more than one million people each year in over 40 locations, with more than 4,500 physicians and nurses and 1,500 research projects. Cedars Sinai is involved in the clinical care and research of heart disease, cancer and brain disorders, among other areas. Cedars Sinai originally took occupancy in 2017, leasing 59,656 SF in the Green Building, and subsequently expanded numerous times to presently occupy space across both the Green and Blue Buildings. In June 2022, Cedars Sinai leased an additional 138,548 SF. Cedars Sinai maintains mission-critical office and lab space at the Pacific Design Center Property and has invested more than $50 million into its premises to-date. Cedars Sinai previously spent approximately $38.8 million on Suites B230 and B231 ($1,063 per SF) and $11.7 million on Suite G271 ($1,300 SF). Cedars Sinai has 46,151 SF expiring in May 2030, 9,000 SF expiring in August 2032, 97,053 SF expiring in June 2033, and 107,449 SF expiring in June 2038. With respect to 31,099 SF expiring in June 2033 and 107,449 SF expiring in June 2038, Cedars Sinai has two, five-year renewal options. Additionally, Cedars Sinai has a termination option as to its expansion space under certain circumstances, as described in the “Tenant Summary” table below.

The second largest tenant, 8687 Melrose GreenTenant LLC (“WeWork Tenant”) (5.2% of NRA, 7.4% of UW Base Rent) is a provider of coworking spaces, including physical and virtual shared spaces. Founded in 2010, the parent company of WeWork Tenant, WeWork, leases space in more than 700 locations globally, with more than 682,000 members across 39 countries. At the Pacific Design Center Property, the entire WeWork Tenant space is occupied by an enterprise tenant, FabFitFun, and is not a sublease. The borrower sponsor does not have any insight into the terms of the agreement with FabFitFun, however WeWork Tenant remains current on all rent. The lease is guaranteed by WeWork Companies Inc. (the “WeWork Guaranty”), and the borrower has a letter of credit from the tenant; provided, however, the maximum liability of WeWork Companies Inc. under the WeWork Guaranty for (i) all amounts except Enforcement Costs (as defined below) is $1,720,845, cumulative over the term of the related lease, and (ii) amounts incurred by the landlord in collecting or attempting to collect amounts due under the related lease and/or WeWork Guaranty including, without limitation, attorneys’ fees and costs (the “Enforcement Costs”) is $2,000,000, in each instance subject to the terms and conditions of the WeWork Guaranty.  The WeWork Guaranty will terminate on July 23, 2023. WeWork Tenant’s lease expires in February 2034, and it has one, five-year renewal option.

The third largest tenant, Pluto, Inc. (3.4% of NRA, 5.3% of UW Base Rent) is a free-to-use video streaming service owned and operated by Paramount Streaming, a division of Paramount Global. With hundreds of media and content partners, the company offers streaming and on-demand content to more than 50 million viewers through digital channels designed to emulate the experience of traditional broadcast programming. The service’s revenue is generated from video advertisements seen during programming within ad breaks structured similar to those found on cable television. Pluto, Inc. leases 350 SF of storage space on a month-to-month basis and has 35,500 SF expiring in November 2028. Pluto, Inc. has one, five-year renewal option. Pluto, Inc. has the ongoing right to terminate the lease for its entire space, the G900 suite (35,500 SF office space), upon providing the landlord written notice effectively on or at any date after August 31, 2026, as described in the “Tenant Summary” below.

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The following table presents certain information relating to the tenants at the Pacific Design Center Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal/Extension Options
Cedars Sinai Medical Center(3)	Aa3/AA-/AA-	259,653	24.7%	$10,132,718	28.7%	$39.02	Various(4)(5)	Various
WeWork Tenant(6)	NR/CCC/NR	54,630	5.2	2,600,880	7.4	$47.61	2/28/2034	1, 5-year option
Pluto, Inc.(7)	Baa2/BBB/BBB	35,850	3.4	1,856,732	5.3	$51.79	Various(8)	1, 5-year option
Investcloud, Inc.	NR/NR/NR	32,128	3.1	1,580,399	4.5	$49.19	1/31/2027	1, 5-year option
Kneedler Fauchere	NR/NR/NR	17,762	1.7	858,840	2.4	$48.35	Various	None
Janus Et Cie, Inc	NR/NR/NR	13,317	1.3	705,801	2.0	$53.00	8/31/2025	None
Thomas Lavin, Inc.	NR/NR/NR	16,983	1.6	702,874	2.0	$41.39	Various	1, 5-year option
Zoe Media Group, LLC	NR/NR/NR	13,022	1.2	683,016	1.9	$52.45	5/31/2026	1, 5-year option
Advanced Nutrients US LLC	NR/NR/NR	13,378	1.3	668,533	1.9	$49.97	5/31/2029	1, 5-year option
NVE Inc.	NR/NR/NR	13,088	1.2	626,411	1.8	$47.86	5/31/2031	1, 3-year option
Ten Largest Tenants		469,811	44.6%	$20,416,203	57.8%	$43.46
Remaining Occupied Tenants		355,298	33.7	$14,894,279	42.2%	$41.92
Total Occupied		825,109	78.3%	$35,310,482	100.0%	$42.79
Vacant		228,108	21.7	0
Total / Wtd. Avg.		1,053,217	100.0%	$35,310,482

(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Cedars Sinai currently occupies 259,653 SF of space at the Pacific Design Center Property, with 46,151 SF of office space and 213,502 SF of lab space (inclusive of the 138,548 of Design SR SF that is expected to be converted to lab space. We cannot assure you that the conversion will be completed as expected or at all). The tenant signed a non-binding letter of intent for an additional 19,696 SF of office space on a lease expected to commence on July 1, 2024, which is currently classified as “Office”. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all. The tenant has a weighted-average remaining lease term of approximately 11.7 years.
(4)	Cedars Sinai Medical Center, the largest tenant at the Pacific Design Center Property, has the right to terminate its lease with respect to approximately 138,548 SF of expansion space (the “Expansion Space”) in the event that (i) confirmation by the City of West Hollywood (the “City”) that (x) the use of the Expansion Space for, among other things, laboratory purposes (the “Permitted Uses”) is lawful and (y) the Design Showroom Space Restriction is satisfied, is in each instance not issued within the time periods set forth in the related lease, or (ii) there is a negative impact to the tenant’s rights under its various leases, including the permitted uses, its allocated parking or its operating expenses due to any pursuit by the borrower of an amendment to the site plan for the Pacific Design Center Property to, among other things, remove the Design Showroom Space Restriction.
(5)	Cedars Sinai Medical Center leases 107,449 SF expiring on June 30, 2038, 97,053 SF expiring on June 30, 2033, 46,151 SF expiring on May 31, 2030, and 9,000 SF expiring on August 31, 2032.
(6)	WeWork Tenant’s leased space is fully occupied by FabFitFun, but is not a sublease.
(7)	Pluto, Inc. has the ongoing right to terminate the lease for its entire space, the G900 suite (35,500 SF office space), upon providing the landlord written notice (the “Early Termination Notice”), effective on or at any date (the “Early Termination Date”) after August 31, 2026 subject to, among other conditions, (ii) the Early Termination Date being no earlier than 180 days following delivery of the Early Termination Notice, and (ii) Pluto, Inc. paying to the landlord a termination fee equaling the sum of (x) the total amount of the base rent abated under the lease, (x) the landlord’s tenant improvement allowance contribution, and (z) the brokerage commissions paid and payable by the landlord in respect of the lease, each amortized over the term of the lease using a straight-line method of calculation.
(8)	Pluto, Inc. leases 35,500 SF expiring on November 30, 2028, and 350 SF on a month-to-month basis.

The following table presents certain information relating to the lease rollover schedule at the Pacific Design Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)		UW Base Rent $ per SF(4)	# of Expiring Leases(6)
MTM	6,458	0.6%	0.6%	$40,200	0.1%		$6.22	10
2023	46,505	4.4	5.0%	2,192,938	6.2		$47.15	20
2024	50,333	4.8	9.8%	2,646,940	7.5		$52.59	16
2025	55,358	5.3	15.1%	2,736,101	7.7		$49.43	10
2026	47,740	4.5	19.6%	2,454,629	7.0		$51.42	9
2027	65,605	6.2	25.8%	3,133,680	8.9		$47.77	9
2028	89,328	8.5	34.3%	4,104,483	11.6		$45.95	8
2029	43,118	4.1	38.4%	2,185,867	6.2		$50.70	6
2030	66,964	6.4	44.8%	2,968,656	8.4		$44.33	5
2031	26,502	2.5	47.3%	1,217,367	3.4		$45.93	4
2032	27,177	2.6	49.9%	1,049,352	3.0		$38.61	4
2033	106,311	10.1	59.9%	4,150,900	11.8		$39.04	3
2034 & Thereafter	193,710	18.4	78.3%	6,429,368	18.2		$33.19	18
Vacant(5)	228,108	21.7	100.0%	NAP	NAP		NAP	NAP
Total / Wtd. Avg.	1,053,217	100.0%		$35,310,482	100.0	% .	$42.79	122

(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	Lease Expiration Schedule is based on the lease expiration dates of all direct leases in place.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.
(5)	Cedars Sinai currently occupies 259,653 SF of space at the Pacific Design Center Property, with 46,151 SF of office space and 213,502 SF of lab space (inclusive of the 138,548 of Design SR SF that is expected to be converted to lab space. We cannot assure you that the conversion will be completed as expected or at all). The tenant signed a LOI for an additional 19,696 SF of office space on a lease expected to commence on July 1, 2024, which is currently classified as “Office”. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.
(6)	Certain tenants have more than one lease.

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LOAN #4: PACIFIC DESIGN CENTER

The following table presents certain information relating to historical leasing at the Pacific Design Center Property:

Historical Leased %(1)

2019	2020	2021	T-12 9/30/2022	As of 12/6/2022(2)(3)
71.0%	70.0%	70.1%	66.0%	78.3%

(1)	As provided by the borrower and reflects the average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated December 6, 2022.
(3)	Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Pacific Design Center Property:

Cash Flow Analysis(1)

	2019	2020	2021	T-12 9/30/2022	Underwritten	Underwritten $ per SF
Base Rental Revenue	$25,885,561	$27,044,367	$31,152,174	$30,470,003	$35,310,482	$33.53
Credit Tenant Rent Steps(2)	0	0	0	0	2,037,510	$1.93
Total Commercial Reimbursement Revenue	2,129,119	1,907,050	2,716,215	2,575,890	1,885,462	$1.79
Market Revenue from Vacant Units	0	0	0	0	9,839,079	$9.34
Parking Income	2,884,499	2,098,511	1,747,486	3,176,630	3,583,279	$3.40
Other Revenue(3)	2,613,644	1,195,648	2,410,227	3,872,046	3,986,163	$3.78
Vacancy Loss	0	0	0	0	(9,839,079)	($9.34)
Effective Gross Income	$33,512,823	$32,245,576	$38,026,102	$40,094,569	$46,802,895	$44.44

Real Estate Taxes	$2,395,545	$2,436,655	$2,471,276	$2,405,214	$2,429,482	$2.31
Insurance	1,070,282	1,311,740	1,620,470	1,689,717	1,240,881	$1.18
Utilities	1,968,784	1,990,497	2,319,436	2,799,610	2,883,598	$2.74
Repairs & Maintenance	234,266	227,863	112,784	146,216	150,660	$0.14
Management Fee	1,255,034	1,134,328	1,403,790	1,601,655	1,404,087	$1.33
Payroll	4,850,169	3,334,209	3,642,609	4,035,181	4,156,236	$3.95
Other Operating Expenses	971,797	742,941	670,938	671,916	756,070	$0.72
Total Operating Expenses	$12,745,877	$11,178,233	$12,241,303	$13,349,509	$13,021,016	$12.36

Net Operating Income(4)	$20,766,946	$21,067,343	$25,784,799	$26,745,060	$33,781,880	$32.07
TI / LC	0	0	0	0	1,524,048	$1.45
Replacement Reserves	0	0	0	0	210,643	$0.20
Net Cash Flow	$20,766,946	$21,067,343	$25,784,799	$26,745,060	$32,047,188	$30.43

Occupancy	71.0%	70.0%	70.1%	66.0%	78.3%
NOI Debt Yield(5)	8.5%	8.6%	10.5%	10.9%	13.8%
NCF DSCR(5)	1.41x	1.43x	1.75x	1.81x	2.17x

(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	Credit Tenant Rent Steps reflects the present value of contractual rent step increments for investment-grade tenants through January 31, 2024.
(3)	Other Revenue includes Events and Seminars, Electric Submetering, Security Service Income and Cleaning Services Income, based on budget.
(4)	The increase from T-12 9/30/2022 Net Operating Income to Underwritten Net Operating Income at the Pacific Design Center Property is primarily driven by rent from additional executed Cedars Sinai leases with start dates after the September T12 period as well as the associated credit tenant rent steps.
(5)	NOI Debt Yield and NCF DSCR are calculated based on the aggregate outstanding principal balance and annual debt service as of the Cut-off Date of the Pacific Design Center Senior Notes.

■	Appraisal. According to the appraisal, the Pacific Design Center Property had an “as-is” appraised value of $512,500,000 as of November 17, 2022.

■	Environmental Matters. According to the Phase I environmental report dated November 22, 2022, there are certain recognized environmental conditions (collectively, the “REC”) at the Pacific Design Center Property in connection with potential impacts from prior industrial operations at the Pacific Design Center Property for which insufficient regulatory records exist, including, among other things, potential (i) arsenic and creosote impacts from prior railroad operations, (ii) solvent, heavy metal and commercial grade cleaner impacts from prior plating works, machine shop and furniture manufacturing operations, (iii) heavy metal and solvent impacts from prior printing operations, and (iv) petroleum impacts from prior automotive and bus repair operations. According to the Phase I environmental site assessment, due to the redevelopment of the existing improvements at the Pacific Design Center Property, the absence of such prior site uses on any active or closed regulatory data bases and the time elapsed since such historical operations, the REC is not anticipated to detrimentally affect the continued commercial use or operation of the Pacific Design Center Property. At origination, the related borrower sponsor, Charles Steven Cohen, executed an environmental indemnity agreement covering the environmental covenants and related obligations under the Pacific Design Center Whole Loan documents. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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■	Market Overview and Competition. The Pacific Design Center Property is located at the intersection of Melrose Avenue and North San Vicente Boulevard in West Hollywood, California. Melrose Avenue directly connects to Santa Monica Boulevard, a major west-east thoroughfare in Los Angeles County which feeds into the I-405, one of the busiest freeways in the United States. The Pacific Design Center Property is in one-mile proximity to Bel-Air, Beverly Hills and the Hollywood Hills. According to the appraisal, the 2022 total population with a one-, three- and five-mile radii of the Pacific Design Center Property was 39,220, 255,970 and 787,469, respectively. Moreover, within those same radii the 2022 median household income was $109,817, $103,877 and $84,020, respectively.

West Hollywood is one of the most high-profile retail locations in Greater Los Angeles. It has several districts and streets that are some of the most important fashion and retail corridors in the nation. The retail submarket in West Hollywood, Los Angeles is in high demand with fourth quarter of 2022 market rents of $68.48 per SF, as compared to the Los Angeles market $35.52 per SF average. The submarket has shown positive net absorption of approximately 32,300 SF in the past 12 months.

As of the fourth quarter of 2022, the West Hollywood office submarket has a vacancy of 10.4%, which is below the Los Angeles office market average of 14.5%. The submarket has shown positive net absorption of 15,600 SF in the past 12 months. There are no new buildings under construction in the area. The average rent for office space in West Hollywood is $57.21 per SF, which is greater than the Los Angeles market average at $42.22 per SF Rent premiums in the submarket are driven by prime location, high land costs, and limited availability.

The following table presents certain information relating to comparable office sales for the Pacific Design Center Property:

Comparable Office Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Pacific Design Center	1,053,217(2)	1975, 1988 / 2004	78.3%(2)
West Hollywood, CA
6922 Hollywood	208,088	1966 / 2021	71%	Oct-22	$96,000,000	$461.34	7.50%
Los Angeles, CA
555 Aviation	259,754	1966 / 2017	100%	Jun-22	$205,500,000	$791.13	5.01%
El Segundo, CA
One Culver	395,272	1986 / NAP	100%	Mar-22	$510,000,000	$1,290.25	4.50%
Culver City, CA
Pacific Vista	321,381	2000 / NAP	89%	Jan-22	$96,000,000	$298.71	6.30%
Lake Forest, CA
Dreamworks	497,403	2009 / NAP	100%	Dec-21	$326,500,000	$656.41	4.39%
Glendale, CA
1, 3 and 5 Glen Bell Way	273,180	2001 / 2009	100%	Aug-21	$159,000,000	$582.03	5.70%
Irvine, CA
Burbank Empire Center	233,909	2002 / NAP	100%	Jul-21	$106,660,000	$455.99	5.40%
Burbank, CA
The Park Calabasas	222,524	1986 / NAP	92%	Apr-21	$79,000,000	$355.02	6.50%
Calabasas, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 6, 2022.

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The following table presents certain information relating to comparable office leases for the Pacific Design Center Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Monthly Rent PSF	Commencement	Lease Term (Years)
Pacific Design Center	1975, 1988 / 2004	1,053,217(2)	35,500(2)	Pluto, Inc.(2)	$4.32(2)	Jul-20(2)	8.3(2)
West Hollywood, CA
7083 Hollywood Boulevard	1985 / 2012	102,570	28,982	Industrious	$4.95	May-22	10.0
Hollywood, CA
9200 Sunset Boulevard	1971 / NAP	315,079	3,325	Hedosophia	$7.10	Jun-22	5.0
West Hollywood, CA
9000 Sunset Boulevard	1964 / NAP	145,518	10,474	Carroll Guido & Wiesner	$7.00	Aug-22	5.0
West Hollywood, CA
926 North Sycamore Avenue	2021 / NAP	59,844	11,021	Renewable Resources	$5.85	Jun-22	8.3
Los Angeles, CA
9090 Wilshire Boulevard	1986 / NAP	48,915	34,000	Outfront Media	$4.00	Jul-22	10.0
Beverly Hills, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 6, 2022. Monthly Rent PSF includes contractual rent steps through January 31, 2024.

■	The Borrower. The borrowing entity for the Pacific Design Center Whole Loan is Pacific Design Center 1, LLC, a Delaware limited liability company that is structured to be bankruptcy-remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pacific Design Center Whole Loan.
■	Escrows. On the origination date of the Pacific Design Center Whole Loan, the borrower funded a reserve of approximately $178,740 for real estate taxes, $3,000,000 for tenant improvements and leasing commissions and prebuild costs and approximately $13,809,708 for unfunded obligations in connection with certain outstanding free rent and tenant improvement and leasing commissions obligations, primarily associated with the Cedars Sinai leased premises. The initial reserve for tenant improvements and leasing commissions was $5,000,000; however, on the origination date of the Pacific Design Center Whole Loan, the borrower sponsor immediately drew down $2,000,000. In addition, on the day after the origination date of the Pacific Design Center Whole Loan, the borrower sponsor utilized the $2,000,000 drawn for the tenant improvements and leasing commissions along with $307,550 of equity to pay for unfunded obligations associated with Cedars Sinai. Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the Pacific Design Center.

Tax Reserve – On each monthly due date, the borrower is required to fund a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially approximately $178,740) will be necessary to pay taxes over the then succeeding 12-month period.

Insurance Reserve – On each monthly due date, the borrower is required to fund an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period. The monthly requirement to fund the insurance reserve is being waived so long as a blanket insurance policy is in place.

Replacement Reserve – On each monthly due date, the borrower is required to fund a replacement reserve in an amount equal to approximately $17,554.

TI/LC Reserve – If the tenant improvements and leasing commissions reserve drops below $3,000,000, on each monthly due date, the borrower is required to fund a reserve equal to $87,768 subject to a cap of $5,000,000.

Major Tenant Downgrade Funds – On each monthly due date occurring during the continuance of a Major Tenant Downgrade (as defined below), the borrower is required to fund a reserve (the “Major Tenant Downgrade Account”) in an amount equal to all amounts remaining in the cash management account after deposits for all other items, except for the excess cash flow reserve account, required by the Pacific Design Center Whole Loan documents until the aggregate amount deposited in the Major Tenant Downgrade Account during the continuance of such Major Tenant Downgrade equals $15.00 per SF leased by the Major Tenant (as defined below) (or $60.00 per SF if the Major Tenant is in monetary default) (the “Major Tenant Downgrade Sweep Capped Amount”). If no event of default has occurred and is continuing, the lender is required to disburse such funds to the borrower for approved leasing expenses in respect

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of the space previously leased by the Major Tenant if there are, as of the date of disbursement, insufficient funds in the leasing reserve account or the excess cash flow reserve account for payment of such expenses in accordance with the Pacific Design Center Whole Loan documents.

Major Tenant Non-Renewal Funds – If, at any time, any lease with the Major Tenant that was in effect on the origination date is scheduled to terminate within the next 12 months with respect to all or any portion of the leased space and the Major Tenant has not exercised its renewal option with respect to such space (or extended the term of the lease with respect to such space by at least three years on then-market rate terms for such space or better) (each such case, a “Major Tenant Non-Renewal”), then, on the monthly due date that is twelve months prior to such scheduled expiration date and on each of the eleven consecutive monthly due dates, the borrower is required to fund a reserve (the “Major Tenant Non-Renewal Account”) in an amount equal to one-twelfth of the unabated annual base rent due under such lease with respect to such leased space as of the origination date (such annual base rent, the “Major Tenant Non-Renewal Annual Rent”; and such monthly deposit, the “Major Tenant Non-Renewal Monthly Deposit”). Notwithstanding the foregoing, if and for so long as the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is 11.6% or higher, the obligation to remit funds into the Major Tenant Non-Renewal Account will be suspended. The borrower is permitted to, in lieu of making the Major Tenant Non-Renewal Monthly Deposits required with respect to any Major Tenant Non-Renewal, deliver to the lender a letter of credit on or before the monthly due date occurring in the calendar month that is 12 months prior to the scheduled expiration applicable to such Major Tenant Non-Renewal in an amount equal to the applicable Major Tenant Non-Renewal Annual Rent. Amounts contained in the Major Tenant Non-Renewal Account are required to be released to the borrower from time to time for the same purposes, and subject to the same conditions, as disbursements from the leasing reserve account.

A “Major Tenant” means Cedars Sinai, or any successor tenant in all or substantially all of the space currently leased to Cedars Sinai at the Pacific Design Center Property.

A “Major Tenant Event” exists if (i) any Major Tenant defaults under one or more of its leases and such default continues beyond any applicable notice and cure period; (ii) any non-investment grade Major Tenant goes dark in a significant portion of its space; (iii) any Major Tenant or any lease guarantor on a lease with a Major Tenant becomes insolvent or files for bankruptcy; or (iv) any tenant that had been rated “BBB-” or better gets downgraded (or newly rated, to the extent such tenant was not previously rated by such rating agency) below “BB+” by S&P Global Ratings or the equivalent by Moody’s Investors Service, Inc. or Fitch, Inc. (a “Major Tenant Downgrade”).

■	Lockbox and Cash Management. The Pacific Design Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Pacific Design Center Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Pacific Design Center Property to be deposited into such lockbox immediately. The borrower is required to cause the parking manager to immediately deposit the parking revenue allocated to the Pacific Design Center Property and received by the borrower or parking manager, as the case may be, into the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Pacific Design Center Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Pacific Design Center Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Pacific Design Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Pacific Design Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Pacific Design Center Whole Loan. Upon the cure of the applicable Pacific Design Center Trigger Period, so long as no other Pacific Design Center Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Pacific Design Center Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Pacific Design Center Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Pacific Design Center Whole Loan or, if a mezzanine loan is then in place, an event of default under any related mezzanine loan agreement (a “Mezzanine Loan Event of Default”), (ii) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), being less than 8.0% as of the end of any fiscal quarter, and (iii) the occurrence of a Major Tenant Event, and expiring upon (a) with respect to clause (i) above, when the lender has, in the case of an event of default under the Pacific Design Center

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LOAN #4: PACIFIC DESIGN CENTER

Whole Loan, expressly waived such event of default in writing or, in the case of a Mezzanine Loan Event of Default, when the applicable mezzanine lender has expressly waived any such Mezzanine Loan Event of Default in writing, (b) with respect to clause (ii) above, the date that the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), is equal to or greater than 8.0% for two consecutive calendar quarters, and (c) with regard to any Pacific Design Center Trigger Period commenced solely as a result of a Major Tenant Downgrade, when the aggregate amounts deposited into the Major Tenant Downgrade Account during the period that a Pacific Design Center Trigger Period exists solely as a result of such Major Tenant Downgrade equal the Major Tenant Downgrade Sweep Capped Amount or the date on which such Major Tenant once again has (x) a rating of at least “BBB-” from at least one of the applicable rating agencies and (y) no rating that is less than “BBB-” from any of the applicable rating agencies. Notwithstanding the foregoing and subject to the terms of the Pacific Design Center Whole Loan documents, no Pacific Design Center Trigger Period will be deemed to exist solely with respect to clause (ii) of the definition of “Pacific Design Center Trigger Period” during any period that the borrower has deposited cash into an account with the lender or has delivered to the lender a letter of credit in an amount reasonably determined by the lender to be sufficient, if the same were to be deducted from the principal balance of the Pacific Design Center Whole Loan, to cause the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), to be equal to or greater than 8.0%. Such additional cash deposit or letter of credit, as applicable, will be returned to the borrower, provided no Pacific Design Center Trigger Period is ongoing, upon the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), being equal to or greater than 8.0% for two consecutive quarters.

■	Property Management. The Pacific Design Center Property is managed by Cohen Brothers Realty Corporation of California, an affiliate of the borrower sponsor. The parking at the Pacific Design Center Property and the Red Building is managed by AMB Industry Groups, LLC.

■	Current Mezzanine or Subordinate Indebtedness. The Pacific Design Center Subordinate Companion Note, with an outstanding principal balance as of the Cut-off Date of $20,000,000, has an interest rate of 15.50000% per annum and is coterminous with the Pacific Design Center Senior Notes. The Pacific Design Center Senior Notes are senior in right of payment to the Pacific Design Center Subordinate Companion Note. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Pacific Design Center Pari Passu-AB Whole Loan” in the Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. The Pacific Design Center Whole Loan documents permit future mezzanine debt secured by a pledge of direct or indirect equity interests in the borrower in an amount up to $50,000,000 subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 50.7%, (y) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 11.6% and (z) the combined net cash flow debt service coverage ratio, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 1.72x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the Pacific Design Center Whole Loan, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The Pacific Design Center Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Pacific Design Center Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Pacific Design Center Property until the completion of restoration or the expiration of 18 months, with a twelve-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. If TRIPRA is no longer in effect, the borrower is not required to pay terrorism insurance premiums in excess of two times the amount of the then-current insurance premiums with respect to the policies required under the Pacific Design Center Whole Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #5: LAKE ZURICH RETAIL PORTFOLIO

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LOAN #5: LAKE ZURICH RETAIL PORTFOLIO

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LOAN #5: LAKE ZURICH RETAIL PORTFOLIO
Mortgaged Properties Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	CREFI
Location (City / State)	Lake Zurich, Illinois	Cut-off Date Balance	$52,500,000
Property Type	Retail	Cut-off Date Balance per SF	$106.80
Size (SF)	491,593	Percentage of Initial Pool Balance	5.8%
Total Occupancy as of 2/23/2023	98.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/23/2023	98.4%	Type of Security	Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate	7.07000%
Appraised Value	$90,000,000	Original Term to Maturity (Months)	120
Appraisal Date	2/10/2023	Original Amortization Term (Months)	NAP
Borrower Sponsors	John Alan Sfire, Jason Alan Sfire, and	Original Interest Only Period (Months)	120
	Barbara M. Sfire	First Payment Date	6/6/2023
Property Management	The Fidelity Group, Ltd.	Maturity Date	5/6/2033

Underwritten Revenues	$8,096,593
Underwritten Expenses	$2,590,208	Escrows(2)
Underwritten Net Operating Income (NOI)	$5,506,385		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,162,527	Taxes	$0	Springing
Cut-off Date LTV Ratio	58.3%	Insurance	$46,659	Springing
Maturity Date LTV Ratio	58.3%	Replacement Reserve(3)	$250,000	Springing
DSCR Based on Underwritten NOI / NCF	1.46x / 1.37x	TI / LC(4)	$750,000	Springing
Debt Yield Based on Underwritten NOI / NCF	10.5% / 9.8%	Other(5)	$152,205	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$52,500,000	100.0%	Loan Payoff	$47,316,574	90.1%
			Return of Equity	2,937,849	5.6
			Upfront Reserves	1,198,864	2.3
			Closing Costs	1,046,713	2.0
Total Sources	$52,500,000	100.0%	Total Uses	$52,500,000	100.0%

(1)	See the “Portfolio Summary” chart below for the Year Built / Latest Renovation of the individual Lake Zurich Retail Portfolio Properties (as defined below).
(2)	See “—Escrows” below.
(3)	The Replacement Reserve is subject to a cap in an amount equal to $250,000. See “—Escrows” below.
(4)	The TI / LC reserve is subject to a cap in an amount equal to $750,000. See “—Escrows” below.
(5)	Other Upfront reserves consist of an unfunded obligations reserve related to three tenants at the Lake Zurich Retail Portfolio Properties. See “—Escrows” below.

■	The Mortgage Loan. The Lake Zurich Retail Portfolio mortgage loan (the “Lake Zurich Retail Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in three anchored retail properties totaling 491,593 SF located in Lake Zurich, Illinois (collectively, the “Lake Zurich Retail Portfolio Properties”). The Lake Zurich Retail Portfolio Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $52,500,000, representing approximately 5.8% of the Initial Pool Balance.

The Lake Zurich Retail Portfolio Mortgage Loan was originated on April 25, 2023 by CREFI and accrues interest at a fixed rate of 7.07000% per annum. The Lake Zurich Retail Portfolio Mortgage Loan had an initial term of 120 months, a remaining term of 118 months as of the Cut-off Date and is interest-only for the full term. The scheduled maturity date of the Lake Zurich Retail Portfolio Mortgage Loan is May 6, 2033.

Voluntary prepayment of the Lake Zurich Retail Portfolio Mortgage Loan is prohibited prior to March 6, 2033 but may be freely prepaid in whole (but not in part) thereafter. Defeasance of the Lake Zurich Retail Portfolio Mortgage Loan is permitted at any time after the date that is two years after the closing date of the Benchmark 2023-B39 securitization. See “—Release of Collateral” below.

■	The Mortgaged Properties. The Lake Zurich Retail Portfolio Properties are comprised of three anchored retail centers totaling 491,593 SF located within 1.2 miles of each other in Lake Zurich, Illinois and are a part of the Chicago-Naperville-Arlington Heights metro area. Built between 1974 and 2006, the Lake Zurich Retail Portfolio Properties were 98.4% leased to 81 unique tenants as of February 23, 2023, with no tenant accounting for over 5.0% of underwritten base rent. Additionally, as of the Cut-off Date, the 81 tenants in occupancy at the Lake Zurich Retail Portfolio Properties have been in occupancy for a weighted average of 13.5 years.
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LOAN #5: LAKE ZURICH RETAIL PORTFOLIO

The following table presents certain information relating to the Lake Zurich Retail Portfolio Properties:

Portfolio Summary

Property Name	City, State(1)	Year Built/ Renovated(1)	Net Rentable Area (SF)(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
Village Square	Lake Zurich, Illinois	1974 / 1989	210,064	98.0%	$23,200,000	44.2%	$40,700,000	$2,651,586	48.2%
Deerpath Commons	Lake Zurich, Illinois	2006 / NAP	146,492	99.0	15,800,000	30.1	25,400,000	1,625,614	29.5
Deerpath Court	Lake Zurich, Illinois	1990 / NAP	135,037	98.5	13,500,000	25.7	23,900,000	1,229,185	22.3
Total / Wtd. Avg.			491,593	98.4%	$52,500,000	100.0%	$90,000,000	$5,506,385	100.0%

(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated February 23, 2023.

Village Square

The Village Square property is a 210,064 SF anchored retail center located at 463-795 West Main Street in Lake Zurich, Illinois. The Village Square property was built in 1974, renovated in 1989, and is situated on an approximately 19.6-acre site and contains 950 parking spaces, resulting in a parking ratio of approximately 4.52 spaces per 1,000 SF. The Village Square property was 98.0% occupied by 39 unique tenants as of February 23, 2023. The largest tenants at the Village Square property are T.J. Maxx, Office Depot and Petco.

Deerpath Commons

The Deerpath Commons property is a 146,492 SF anchored retail center located at 917 South Rand Road in Lake Zurich, Illinois. The Deerpath Commons property was built in 2006 and is situated on an approximately 13.4-acre site and contains 568 parking spaces, resulting in a parking ratio of approximately 3.88 spaces per 1,000 SF. The Deerpath Commons property was 99.0% occupied by 16 unique tenants as of February 23, 2023. The largest tenants at the Deerpath Commons property are House of Hope, The Tile Shop, LLC and Gold Standard Enterprises, Inc. d/b/a/ Binny’s Beverage Depot (“Binny’s Beverage Depot”).

Deerpath Court

The Deerpath Court property is a 135,037 SF anchored retail center located at 696 South Rand Road in Lake Zurich, Illinois. The Deerpath Court property was built in 1990 and is situated on an approximately 14.1-acre site and contains 910 parking spaces, resulting in a parking ratio of approximately 6.74 spaces per 1,000 SF. The Deerpath Court property was 98.5% occupied by 27 unique tenants as of February 23, 2023. The largest tenants at the Deerpath Court property are American Sale Corporation, Goodwill Retail Services, Inc. and Ania's 1 Polish Deli.

The largest tenant at the Lake Zurich Retail Portfolio Properties based on underwritten base rent is American Sale Corporation (38,920 SF; 7.9% of net rentable area; 5.0% of UW Base Rent). Founded in 1959, American Sale Corporation is a family-owned and operated business that provides customers with a large selection of home recreation and holiday items. The company offers patio furniture, hot tubs, above-ground pools, grills, billiard tables, and backyard playsets, among other items. American Sale Corporation operates eight stores throughout the Chicago suburbs and northwest Indiana and houses inventory in a 225,000 SF warehouse centrally located in Chicago. American Sale Corporation has been a tenant at the Lake Zurich Retail Portfolio Properties since March 2014 and has a current lease term through February 2029, followed by one, five-year extension option. The American Sale Corporation lease has no co-tenancy provisions or termination options.

The second largest tenant at the Lake Zurich Retail Portfolio Properties based on underwritten base rent is Binny’s Beverage Depot (20,000 SF; 4.1% of net rentable area; 4.8% of UW Base Rent). Founded in 1948, Binny’s Beverage Depot is a family-owned liquor store chain with 45 retail locations in Illinois. Binny’s Beverage Depot’s lease at the Lake Zurich Retail Portfolio Properties commenced in August 2007 and has a lease expiration in August 2027, followed by 16, five-year extension options. The Binny’s Beverage Depot lease has no co-tenancy provisions or termination options.

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LOAN #5: LAKE ZURICH RETAIL PORTFOLIO

The third largest tenant at the Lake Zurich Retail Portfolio Properties based on underwritten base rent is The Tile Shop, LLC (“The Tile Shop”) (21,280 SF; 4.3% of net rentable area; 4.5% of UW Base Rent). Founded in 1985, The Tile Shop offers a selection of tile products, exclusive designs, and expert staff through a network that consists of more than 140 stores in the United States. The Tile Shop offers more than 5,000 natural stone and manmade tile selections, as well as coordinating finishing pieces and installation materials. The Tile Shop has been a tenant at the Lake Zurich Retail Portfolio Properties since November 2007 and has a current lease term though June 2028, followed by one, five-year extension option. The Tile Shop lease has no co-tenancy provisions or termination options.

The following table presents certain information relating to the tenants at the Lake Zurich Retail Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
American Sale Corporation	NR/NR/NR	38,920	7.9%	$315,000	5.0%	$8.09	2/28/2029	1, 5-year option
Binny’s Beverage Depot	NR/NR/NR	20,000	4.1	300,000	4.8	$15.00	8/31/2027	16, 5-year options
The Tile Shop	NR/NR/NR	21,280	4.3	281,960	4.5	$13.25	6/30/2028	1, 5-year option
Office Depot	NR/NR/NR	23,500	4.8	258,500	4.1	$11.00	1/31/2029	4, 5-year options
Goodwill Retail Services, Inc.	NR/NR/NR	21,705	4.4	255,034	4.1	$11.75	12/31/2028	2, 5-year options
House of Hope	NR/NR/NR	31,132	6.3	236,462	3.8	$7.60	9/30/2025	3, 1-year options
T.J. Maxx	NR/A2/A	28,000	5.7	224,000	3.6	$8.00	1/31/2024	4, 5-year options
Petco	NR/NR/B-	18,810	3.8	216,315	3.4	$11.50	1/31/2024	4, 5-year options
ALDI, Inc.(4)	NR/NR/NR	16,573	3.4	190,590	3.0	$11.50	5/31/2031	6, 5-year options
Planet Fitness	NR/NR/NR	20,000	4.1	175,000	2.8	$8.75	5/31/2033	2, 10-year options
Largest Tenants		239,920	48.8%	$2,452,861	39.1%	$10.22
Remaining Tenants		244,014	49.6	3,820,452	60.9	$15.66
Total Occupied		483,934	98.4%	$6,273,312	100.0%	$12.96
Vacant Space		7,659	1.6	0	0.0	$0.00
Total / Wtd. Avg.		491,593	100.0%	$6,273,312	100.0%	$12.96

(1)	Based on the underwritten rent rolls dated February 23, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps totaling $76,245 which are underwritten through April 1, 2024.
(4)	ALDI, Inc., may terminate its lease at any time with payment of a termination fee equal to the annual rent for the 12 months immediately following the effective date of termination.

The following table presents certain information relating to the lease rollover schedule at the Lake Zurich Retail Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	16,728	3.4	3.4%	209,729	3.3	$12.54	6
2024	69,870	14.2	17.6%	888,300	14.2	$12.71	12
2025	81,505	16.6	34.2%	1,017,515	16.2	$12.48	17
2026	31,828	6.5	40.7%	401,634	6.4	$12.62	8
2027	79,942	16.3	56.9%	1,162,552	18.5	$14.54	17
2028	88,573	18.0	74.9%	1,272,813	20.3	$14.37	12
2029	64,420	13.1	88.1%	615,500	9.8	$9.55	3
2030	1,770	0.4	88.4%	83,844	1.3	$47.37	1
2031	24,498	5.0	93.4%	345,145	5.5	$14.09	4
2032	0	0.0	93.4%	0	0.0	$0.00	0
2033	21,800	4.4	97.8%	216,400	3.4	$9.93	2
2034 & Thereafter	3,000	0.6	98.4%	59,880	1.0	$19.96	1
Vacant	7,659	1.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	491,593	100.0%		$6,273,312	100.0%	$12.96	83

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent rolls dated February 23, 2023.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps totaling $76,245, which are underwritten through April 1, 2024.

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LOAN #5: LAKE ZURICH RETAIL PORTFOLIO

The following table presents certain information relating to historical leasing at the Lake Zurich Retail Portfolio Properties:

Historical Leased %(1)

2019	2020	2021	2022	As of 2/23/2023(2)
94.9%	94.8%	95.9%	95.2%	98.4%

(1)	Represents the average annual occupancy for each respective year unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated February 23, 2023.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lake Zurich Retail Portfolio Properties:

Cash Flow Analysis(1)

	2019	2020	2021	2022	Underwritten	Underwritten $ per SF
Base Rent	$6,066,292	$5,471,943	$5,851,124	$5,742,297	$6,197,068	$12.61
Contractual Rent Steps(2)	0	0	0	0	76,245	$0.16
Potential Income from Vacant Space	0	0	0	0	186,209	$0.38
Total Reimbursements	2,045,577	1,889,484	1,915,264	1,933,731	2,059,487	$4.19
Gross Potential Rent	$8,111,869	$7,361,427	$7,766,388	$7,676,028	$8,519,009	$17.33
Vacancy & Credit Loss	0	0	0	0	(422,416)	($0.86)
Effective Gross Income	$8,111,869	$7,361,427	$7,766,388	$7,676,028	$8,096,593	$16.47

Real Estate Taxes	$1,372,495	$1,369,815	$1,344,917	$1,361,269	$1,392,638	$2.83
Insurance	109,851	137,475	178,257	195,125	186,636	$0.38
Management Fee	243,356	220,843	232,992	230,281	242,898	$0.49
Other Operating Expenses(3)	875,301	699,041	732,735	757,851	768,036	$1.56
Total Expenses	$2,601,003	$2,427,174	$2,488,900	$2,544,526	$2,590,208	$5.27

Net Operating Income	$5,510,867	$4,934,253	$5,277,488	$5,131,502	$5,506,385	$11.20
Replacement Reserves	0	0	0	0	98,319	$0.20
TI/LC	0	0	0	0	245,539	$0.50
Net Cash Flow	$5,510,867	$4,934,253	$5,277,488	$5,131,502	$5,162,527	$10.50

Occupancy(4)	94.9%	94.8%	95.9%	95.2%	95.0%
NOI Debt Yield	10.5%	9.4%	10.1%	9.8%	10.5%
NCF DSCR	1.46x	1.31x	1.40x	1.36x	1.37x

(1)	Based on the underwritten rent rolls dated February 23, 2023.
(2)	Underwritten Contractual Rent Steps totaling $76,245 are underwritten through April 1, 2024.
(3)	Other Operating Expenses are primarily attributable to repairs & maintenance, CAM expenses and utilities.
(4)	Underwritten Occupancy is based on the economic occupancy.

■	Appraisals. According to the appraisals, the Lake Zurich Retail Portfolio Properties have an aggregate “as-is” appraised value of $90,000,000 as of February 10, 2023.
■	Environmental Matters. According to the Phase I environmental reports dated as of February 15, 2023 there are certain recognized environmental conditions (each, a “REC”) at the Lake Zurich Retail Portfolio Properties including (i) a REC at the Village Square property in relation to a dry cleaning facility, John’s Cleaners, which has operated at the Village Square property since 1986, (ii) a REC at the Village Square property in relation to the Phillips 66 Gas Station, which is currently equipped with two 12,000-gallon USTs and one 12,000-gallon diesel UST that were installed in June 1989, (iii) a REC at the Village Square property in relation to the Auto Center, which is equipped with a system of shop floor and trench drains that discharge into two oil-water separators located in the buildings, and (iv) a REC at the Deerpath Court property in relation to Fidelity which utilizes a portion of its space as a maintenance shop that is equipped with a system that discharges to an oil-water separator. Environmental insurance was obtained regarding both the Village Square property and Deerpath Court property. See “Description of the Mortgage Pool—Environmental Considerations” in this Prospectus.

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LOAN #5: LAKE ZURICH RETAIL PORTFOLIO
■	Market Overview and Competition. The Lake Zurich Retail Portfolio Properties are located in Lake Zurich, Illinois, approximately 38.6 miles northwest of Chicago, Illinois, and are located within the Chicago-Naperville-Arlington Heights metro area (“Chicago MSA”). Primary access to the Lake Zurich Retail Portfolio Properties is provided by US Highway 12 (Rand Road), which is an arterial highway that runs northwest to southeast and fronts the Deerpath Court property and Deerpath Commons property. Additional access is provided by State Highway 22 (Main Street), which fronts the Village Square property.

According to the appraisals, the Lake Zurich Retail Portfolio Properties are located in the Central Northwest submarket of Chicago. As of December 31, 2022, the Central Northwest submarket had retail inventory of 14,890,689 SF with a vacancy rate of 6.0% and an average asking rent of $15.64 PSF. As of December 31, 2022, the overall Chicago MSA had retail inventory of 617,581,861 SF, vacancy of 5.6%, average asking rent of $17.76 and positive net absorption of 2,989,216 SF.

The following table presents certain information relating to the demographics of the Lake Zurich Retail Portfolio Properties:

Demographic Summary %(1)

Property Name	City, State	Allocated Loan Amount	1-mile Population	3-mile Population	5-mile Population	1-mile Avg. Household Income	3-mile Avg. Household Income	5-mile Avg. Household Income
Village Square	Lake Zurich, IL	$23,200,000	5,826	41,344	89,574	$178,603	$197,702	$193,791
Deerpath Commons	Lake Zurich, IL	15,800,000	8,740	41,528	119,917	$170,587	$198,678	$176,437
Deerpath Court	Lake Zurich, IL	13,500,000	5,826	41,344	89,574	$178,603	$197,702	$193,791
Total / Weighted Avg.(2)		$52,500,000	6,703	41,399	98,706	$176,191	$197,996	$188,568

(1)	Source: Appraisals.
(2)	Total / Weighted Avg. based on the allocated loan amount of each Lake Zurich Retail Portfolio Property.

■	The Borrowers. The borrowers are JAS II Holdings LLC, Village Square Retail Center LLC, and Deerpath Court Holdings LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Lake Zurich Retail Portfolio Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are John Alan Sfire, Jason Alan Sfire, and Barbara M. Sfire of the Fidelity Group. The Fidelity Group is a commercial real estate development group that develops, builds, owns, and manages properties. Since 1987, the Fidelity Group and its affiliated companies have developed over 1,000,000 SF of retail and office space.

■	Escrows. At origination of the Lake Zurich Retail Portfolio Mortgage Loan, the borrowers deposited (i) $46,659 into an insurance reserve account, (ii) $250,000 into a replacement reserve account, (iii) $750,000 into a tenant improvements and leasing commissions reserve account, and (iv) $152,205 into an unfunded obligations reserve account.

Tax Reserve – On each monthly payment date during a Trigger Period (as defined below), the borrowers are required to deposit into a real estate tax reserve account 1/12th of the taxes that the lender estimates will be payable by the borrowers over the next ensuing 12-month period.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve account, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrowers for the renewal of the coverage afforded by the insurance policies; provided, however, so long as the Insurance Premium Waiver Conditions (as defined below) are satisfied with respect to any particular policy or policies, the monthly insurance deposit will not include insurance premiums attributable to such policy or policies.

“Insurance Premium Waiver Conditions” means each of the following conditions: (i) insurance premiums for each such policy are paid on an installment basis as permitted pursuant to the Lake Zurich Retail Portfolio Mortgage Loan documents, (ii) the borrowers submit to the lender proof of payment of each and every such installment as the same becomes due and payable, (iii) there remains on deposit in the insurance reserve account a sum equal to at least 25% of the estimated annual insurance premiums for any umbrella policies (separate and apart from any other funds on deposit therein attributable to any policies that do not constitute umbrella policies), as reasonably determined by the lender, and (iv) no event of default has occurred and is continuing.

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LOAN #5: LAKE ZURICH RETAIL PORTFOLIO

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $8,193; provided, however, the borrowers will not be required to make such monthly deposit into the replacement reserve so long as the amount then on deposit in the replacement reserve account equals or exceeds $250,000.

TI / LC Reserve – The borrowers are required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $60,943; provided, however, the borrowers will not be required to make such monthly deposit into the tenant improvement and leasing reserve either (i) prior to the occurrence of a Leasing Reserve Deposit Event (as defined below), or (ii) to the extent that the amount then on deposit in the tenant improvements and leasing commissions reserve account equals or exceeds $750,000.

"Leasing Reserve Deposit Event” means the first date (if such date occurs) on which the balance of funds on deposit in the tenant improvements and leasing commissions reserve account is less than $500,000.

■	Lockbox and Cash Management. The Lake Zurich Retail Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. From and after the first occurrence of a Trigger Period, the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants at the Zurich Retail Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account, to be applied and disbursed in accordance with the Lake Zurich Retail Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Lake Zurich Retail Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Lake Zurich Retail Portfolio Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Lake Zurich Retail Portfolio Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, and (ii) the debt yield falling below 8.75%, and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date the debt yield is equal to or greater than 9.0% for two consecutive calendar quarters.

■	Property Management. The Lake Zurich Retail Portfolio Properties are managed by The Fidelity Group, Ltd., a borrower-affiliated property management company.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. The Lake Zurich Retail Portfolio Mortgage Loan documents permit the release of the Deerpath Commons property and/or the Deerpath Court property (individually and collectively, as applicable, the “Release Property”) from the lien of the mortgage at any time after the date that is two years after the closing date of the Benchmark 2023-B39 securitization, upon which the borrower may either deliver defeasance collateral or partially prepay the Lake Zurich Retail Portfolio Mortgage Loan, as applicable, and obtain release of the Deerpath Commons property and/or the Deerpath Court property, in each case, provided that no event of default has occurred and is continuing, and upon satisfaction of certain conditions set forth in the Lake Zurich Retail Portfolio Mortgage Loan documents, including, without limitation, the following: (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 115% of the allocated loan amount for the Release Property, and (b) the net sales proceeds applicable to such Release Property, (ii) the borrower has delivered a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Lake Zurich Retail Portfolio Properties is greater than the greater of (a) 1.37x, and (b) the debt service coverage ratio for all of the Lake Zurich Retail Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with
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LOAN #5: LAKE ZURICH RETAIL PORTFOLIO

respect to the remaining Lake Zurich Retail Portfolio Properties is greater than the greater of (a) 9.83%, and (b) the debt yield for all of the Lake Zurich Retail Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Lake Zurich Retail Portfolio Properties is no greater than the lesser of (a) 58.3%, and (b) the loan-to-value ratio for all of the Lake Zurich Retail Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable.

■	Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Lake Zurich Retail Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Lake Zurich Retail Portfolio Properties for 18 months, with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

B-56

LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO

B-57

LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO

B-58

LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	22	Loan Seller		GACC
Location (City / State)(1)	Various, Various	Cut-off Date Balance(3)		$50,000,000
Property Type(1)	Industrial	Cut-off Date Balance per SF(3)		$54.84
Size (SF)	1,316,654	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 7/6/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		5.93500%
Appraised Value(1)(2)	$132,057,000	Original Term to Maturity (Months)		120
Appraisal Date	3/15/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor	Four Springs Capital Trust	Original Interest Only Period (Months)		120
Property Management	Self-Managed	First Payment Date		8/6/2023
		Maturity Date		7/6/2033

Underwritten Revenues	$11,122,214
Underwritten Expenses	$2,960,371	Escrows(4)
Underwritten Net Operating Income (NOI)	$8,161,843		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,161,843	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)(3)	54.7%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)(3)	54.7%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(3)	1.88x / 1.88x	TI / LC	$2,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF(3)	11.3% / 11.3%	Other(5)	$0	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(3)	$72,200,000	100.0%	Existing Loan Payoff	$37,374,922	51.8%
			Return of Equity	27,935,740	38.7
			Closing Costs	4,889,338	6.8
			Upfront Reserves	2,000,000	2.8
Total Sources	$72,200,000	100.0%	Total Uses	$72,200,000	100.0%

(1)	See the "Portfolio Summary" chart below for Location (City / State), Property Type, Year Built / Latest Renovation and Appraised Values of the individual Four Springs Net Lease Portfolio Properties (as defined below).
(2)	The Appraised Value represents the “As Is portfolio” value of $132,057,000, which includes a portfolio premium of 4.20342460348773%. Based on the aggregate “as-is” appraised value of the individual Four Springs Net Lease Portfolio Properties of $126,730,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 57.0% and 57.0%, respectively. The Appraised Value for the 4125 State Route 22 property represents the “As Is" appraised value of the property ($5,020,000) as well as the excess land value of the property ($1,720,000).
(3)	The Four Springs Net Lease Portfolio Mortgage Loan (as defined below) is part of the Four Springs Net Lease Portfolio Whole Loan (as defined below), which is evidenced by two pari passu notes with an aggregate outstanding principal balance of $72.2 million. LTV Ratios, DSCR, Debt Yield and Cut-off Date Balance per SF set forth above are calculated based on the outstanding balance of the Four Springs Net Lease Portfolio Whole Loan.
(4)	See “—Escrows” below.
(5)	Other reserve represents a contingent Low DSCR cure deposit reserve.

■	The Mortgage Loan. The mortgage loan (the “Four Springs Net Lease Portfolio Mortgage Loan”) is part of a Whole Loan (the “Four Springs Net Lease Portfolio Whole Loan”) with an aggregate principal balance as of the Cut-off Date of $72,200,000, which is secured by first mortgage liens encumbering the borrowers’ fee interests in a portfolio of 22 industrial properties totaling 1,316,654 SF located in 13 states (each a “Four Springs Net Lease Portfolio Property,” and collectively the “Four Springs Net Lease Portfolio” or the “Four Springs Net Lease Portfolio Properties”). The Four Springs Net Lease Portfolio Mortgage Loan is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000, representing approximately 5.5% of the Initial Pool Balance. The Four Springs Net Lease Portfolio Whole Loan is comprised of two pari passu notes with an aggregate principal balance as of the Cut-off Date of $72,200,000, as detailed in the “Whole Loan Summary” table below.

The Four Springs Net Lease Portfolio Whole Loan was originated by German American Capital Corporation (“GACC”) on June 14, 2023. The Four Springs Net Lease Portfolio Whole Loan requires interest-only payments during its entire term and accrues interest at a rate of 5.93500% per annum. The Four Springs Net Lease Portfolio Whole Loan proceeds were used to pay off approximately $37.4 million of existing debt, fund reserves, pay origination costs and return equity to the borrower sponsor.

The Four Springs Net Lease Portfolio Whole Loan has an initial term of 120 months and a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the Four Springs Net Lease Portfolio Whole Loan is the payment date in July 2033. Voluntary prepayment of the Four Springs Net Lease Portfolio Whole Loan in whole is permitted on or after the payment date occurring in January 2033 without payment of any prepayment premium. Defeasance of the Four Springs Net Lease Portfolio Whole Loan in whole, or in part, is permitted at any time after the earlier of (i) the second anniversary of the closing date of the securitization that includes the last pari passu note of the Four Springs Net Lease Portfolio Whole Loan to be securitized and (ii) June 14, 2026.

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LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO

The table below summarizes the promissory notes that comprise the Four Springs Net Lease Portfolio Whole Loan. The relationship between the holders of the Four Springs Net Lease Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2023-B39	Yes
A-2	22,200,000	22,200,000	GACC(1)	No
Whole Loan	$72,200,000	$72,200,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Four Springs Net Lease Portfolio is a 1,316,654 SF portfolio of 22 industrial properties located throughout the United States. The Four Springs Net Lease Portfolio Properties range from 6,566 SF to 227,028 SF, with an average size of 59,848 SF. No single Four Springs Net Lease Portfolio Property accounts for more than 17.2% of the Four Springs Net Lease Portfolio’s net rentable area. The Four Springs Net Lease Portfolio Properties were built between 1958 and 2020. As of July 6, 2023 the Four Springs Net Lease Portfolio is 100.0% occupied under 22 leases, with nine Four Springs Net Lease Portfolio Properties under four master leases with Equipment Share (3251 Gila Ridge Road, 2435 Prairie Road, 199 and 203 Finley Road), LiquiBox (1817 Masters Avenue and 104 South Scenic Highway), Commercial Food Service Repair (50-100 Frontier Way and 2465 North 22nd Street) and Abrasive Tech (1175 Bowes Road and 8400 Green Meadows Drive). Additionally, Continental Services is a tenant at the 7850 Haggerty Road, 35710 Mound Road, 3519 Wayland Drive and 700 Stephenson Highway properties. All tenants have triple net lease structures, and the weighted average lease term based on SF is 18.8 years with a weighted average remaining lease term of 11.8 years. The three largest properties by net rentable area account for 38.7% of the total SF and no additional Four Springs Net Lease Portfolio Property comprises more than 7.8% of the total SF.

The following table presents certain information relating to the individual Four Springs Net Lease Portfolio Properties:

Portfolio Summary

Property Name	City, State	Property Sub-Type	Year Built / Renovated	SF(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)	% of Appraised Value(2)	UW Base Rent(1)	% of UW Base Rent(1)
8271 Anderson Court	Odenton, MD	Cold Storage	2001 / NAP	70,000	$7,748,100	10.7%	$13,600,000	10.7%	$890,400	10.4%
1313 & 1422 Campbell Street	Toledo, OH	Warehouse/Distribution	1958 / 2020	227,028	7,007,500	9.7	12,300,000	9.7	828,600	9.7
3310 Greensburg Road	North Canton, OH	Warehouse/Manufacturing	2019 / NAP	119,856	6,380,800	8.8	11,200,000	8.8	726,776	8.5
2495 Doctor F. E. Wright Drive	Jackson, TN	Warehouse/Distribution	1992 / 2017	163,000	6,096,000	8.4	10,700,000	8.4	751,717	8.8
700 Stephenson Highway	Troy, MI	Flex	1980 / 2014	29,179	4,409,600	6.1	7,740,000	6.1	595,475	7.0
7850 Haggerty Road	Van Buren, MI	Warehouse/Distribution	1994 / 2017	68,499	3,936,700	5.5	6,910,000	5.5	472,374	5.5
4125 State Route 22(2)	Plattsburgh, NY	Warehouse/Distribution	1980 / NAP	59,029	3,839,900	5.3	6,740,000	5.3	319,805	3.7
4400 South 76th Circle	Omaha, NE	Warehouse/Distribution	1964 / 2019	80,000	3,760,100	5.2	6,600,000	5.2	437,110	5.1
8400 Green Meadows Drive	Lewis Center, OH	Manufacturing/Warehouse	1983-1988 / 2016	85,548	3,549,300	4.9	6,230,000	4.9	438,741	5.1
1817 Masters Avenue	Ashland, OH	Warehouse	1962 / 2015	102,500	3,532,200	4.9	6,200,000	4.9	409,030	4.8
8760 Mississippi Street	Merrillville, IN	Manufacturing/Warehouse	2020 / NAP	26,500	2,956,800	4.1	5,190,000	4.1	385,993	4.5
35710 Mound Road	Sterling Heights, MI	Warehouse/Distribution	2000 / NAP	43,750	2,643,500	3.7	4,640,000	3.7	314,109	3.7
819 North Jefferson Avenue	St. Louis, MO	Warehouse/Distribution	1997 / 2016	47,840	2,375,700	3.3	4,170,000	3.3	282,256	3.3
2435 Prairie Road	Eugene, OR	Warehouse	1978, 1983 / 2021	27,868	2,250,400	3.1	3,950,000	3.1	262,027	3.1
199 and 203 Finley Road	Belle Vernon, PA	Warehouse	1972, 1986 / 2021	21,026	2,221,900	3.1	3,900,000	3.1	254,945	3.0
50-100 Frontier Way	Bensenville, IL	Warehouse	1989 / NAP	27,153	1,851,600	2.6	3,250,000	2.6	213,205	2.5
11686 Upper River Road	Athens, OH	Warehouse	2019 / NAP	6,566	1,766,100	2.4	3,100,000	2.4	222,000	2.6
1175 Bowes Road	Elgin, IL	Warehouse/Manufacturing	1999 / NAP	40,860	1,692,100	2.3	2,970,000	2.3	209,326	2.4
3251 Gila Ridge Road	Yuma, AZ	Warehouse/Distribution	1992 / 2021	10,900	1,395,800	1.9	2,450,000	1.9	191,209	2.2
2465 North 22nd Street	Decatur, IL	Flex	2006 / NAP	16,912	997,000	1.4	1,750,000	1.4	130,674	1.5
104 South Scenic Highway	Lake Wales, FL	Warehouse	1973 / 2015	27,000	911,500	1.3	1,600,000	1.3	107,788	1.3
3519 Wayland Drive	Jackson, MI	Warehouse/Distribution	1970 / 2018	15,640	877,400	1.2	1,540,000	1.2	110,040	1.3
Total				1,316,654	$72,200,000	100.0%	$126,730,000	100.0%	$8,553,601	100.0%

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	The Appraised Value represents the “As Is portfolio” value of $132,057,000, which includes a portfolio premium of 4.20342460348773%. The Appraised Value and % of Appraised Value shown above is based on the aggregate “as-is” appraised values of the individual Four Springs Net Lease Portfolio Properties of $126,730,000. The Appraised Value for the 4125 State Route 22 property represents the “As Is" appraised value of the property ($5,020,000) as well as the excess land value of the property ($1,720,000).

8271 Anderson Court (10.7% of Allocated Whole Loan Cut-off Date Balance): The property is an industrial cold storage warehouse containing 70,000 SF located in the Arundel Crossing West Industrial Park in Odenton, Maryland. The improvements were originally constructed in 2001, and features include an estimated 37.0% cooler/freezer space, 18.0% office finish, clear heights of 23 feet, and 17 exterior dock doors. The improvements are situated on a site containing 11.67 acres, or 508,345 SF of land area. The sole tenant at the property is Domino’s (70,000 SF, 5.3% of portfolio GLA, 10.4% of portfolio UW Base Rent), which has been a tenant since 2001 and has a lease expiring in August 2037 with two, 5-year renewal options and no termination options. Founded in 1960, Domino’s is a multinational pizza restaurant chain with over 5,600 locations in the United States. As of 2022, Domino’s reported sales of approximately $4.5 billion worldwide.

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LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO

1313 & 1422 Campbell Street (9.7% of Allocated Whole Loan Cut-off Date Balance): The property is a distribution warehouse that was originally developed in 1958, underwent significant renovations in 2020, and contains 227,028 SF of gross building area. The building features an estimated 2,270 SF or 1.0% of office space, 20-foot clear heights, 14 loading dock doors and one drive-in door. The improvements are situated on 22.48 acres, or 979,267 SF of land, located in Toledo, Lucas County, Ohio. The sole tenant at the property is Brenntag SE (“Brenntag”) (227,028 SF, 17.2% of portfolio GLA, 9.7% of portfolio UW Base Rent), which signed an approximately 15-year lease in 2019 and has two, 5-year renewal options. Founded in 1874, Brenntag is a global market leader in chemicals and ingredients distribution. The company manages complex supply chains for both chemical manufacturers and consumers by simplifying market access to thousands of products and services. Brenntag is headquartered in Essen, Germany and has operations in more than 78 countries worldwide.

3310 Greensburg Road (8.8% of Allocated Whole Loan Cut-off Date Balance): The property is a manufacturing warehouse that was built-to-suit for the current tenant in 2019 and contains 119,856 SF. The building features an estimated 10,787 SF or 9.0% office/lab space, 16- to 28-foot clear heights, four loading dock doors and two drive-in doors. The improvements are situated on 12.02 acres located in North Canton, Summit County, Ohio in the southeast corner of Mayfair and Greensburg Roads, east of I-77 and Akron-Canton Airport. The sole tenant at the property is A. Stucki Company (“Stucki”) (119,856 SF, 9.1% of portfolio GLA, 8.5% of portfolio UW Base Rent). Stucki has been at the property since 2019 with a lease expiring in August 2034 and no renewal or termination options. Stucki is a leading supplier of highly engineered parts and services for the rail industry. Founded in 1911, Stucki has grown and diversified over the years to supply dynamic control products, brake system components, springs, bearings and track infrastructure and other products, as well as remanufacturing, repair, direct-to-locomotive refueling and additional services.  Headquartered in Moon Township, the company operates 21 facilities throughout the United States, Mexico and Brazil. Stucki was recapitalized in late 2022 through an investment led by Stellex Capital Management.

The following table presents certain information relating to the tenants at the Four Springs Net Lease Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Four Springs Net Lease Portfolio Property	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Continental Services	Various(3)	NR/NR/NR	157,068	11.9%	$1,491,999	17.4%	$9.50	Various(4)	2, 5-Year Options
Dominos	8271 Anderson Court	NR/NR/NR	70,000	5.3	890,400	10.4	$12.72	8/31/2037	2, 5-Year Options
Brenntag	1313 & 1422 Campbell Street	NR/NR/NR	227,028	17.2	828,600	9.7	$3.65	9/30/2035	2, 5-Year Options
Mighty Distributing	2495 Doctor F. E. Wright Drive	NR/NR/NR	163,000	12.4	751,717	8.8	$4.61	12/23/2034	None
Stucki	3310 Greensburg Road	NR/NR/NR	119,856	9.1	726,776	8.5	$6.06	8/31/2034	None
Equipment Share	Various(5)	NR/NR/NR	59,794	4.5	708,181	8.3	$11.84	9/27/2036(6)	2, 5-Year Options
Abrasive Tech	Various(7)	NR/NR/NR	126,408	9.6	648,067	7.6	$5.13	9/30/2041	4, 5-Year Options
LiquiBox	Various(8)	NR/NR/NR	129,500	9.8	516,818	6.0	$3.99	2/28/2041	4, 5-Year Options
International Paper	4400 South 76th Circle	NR/NR/NR	80,000	6.1	437,110	5.1	$5.46	2/28/2029	None
Super Products	8760 Mississippi Street	NR/NR/NR	26,500	2.0	385,993	4.5	$14.57	12/31/2030	2, 5-Year Options
Ten Largest Tenants			1,159,154	88.0%	$7,385,661	86.3%	$6.37
Remaining Occupied Tenants			157,500	12.0	1,167,940	13.7	$7.42
Total Occupied			1,316,654	100.0%	$8,553,601	100.0%	$6.50
Vacant			0	0.0
Total / Wtd. Avg.			1,316,654	100.0%

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Continental Services is a tenant at the 7850 Haggerty Road, 35710 Mound Road, 3519 Wayland Drive and 700 Stephenson Highway properties.
(4)	Continental Services has 112,249 SF expiring in May 2030 and 44,819 SF expiring in April 2032.
(5)	Equipment Share is a tenant at the 3251 Gila Ridge Road, 2435 Prairie Road, 199 and 203 Finley Road property.
(6)	Equipment Share has 10,900 SF expiring on September 28, 2036, the remaining SF expires September 27, 2036.
(7)	Abrasive Tech is a tenant at the 8400 Green Meadows Drive and 1175 Bowes Road properties.
(8)	Liquibox is a tenant at the 1817 Masters Avenue and 104 South Scenic Highway properties.

B-61

LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Four Springs Net Lease Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM & 2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	47,840	3.6	3.6%	282,256	3.3	$5.90	1
2028	0	0.0	3.6%	0	0.0	$0.00	0
2029	80,000	6.1	9.7%	437,110	5.1	$5.46	1
2030	197,778	15.0	24.7%	1,492,281	17.4	$7.55	4
2031	0	0.0	24.7%	0	0.0	$0.00	0
2032	44,819	3.4	28.1%	705,515	8.2	$15.74	2
2033	0	0.0	28.1%	0	0.0	$0.00	0
2034 & Thereafter	946,217	71.9	100.0%	5,636,438	65.9	$5.96	14
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,316,654	100.0%		$8,553,601	100.0%	$6.50	22

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the Four Springs Net Lease Portfolio Properties:

Historical Leased %(1)

2021	2022	As of 7/6/2023(2)
100.0%	100.0%	100.0%

(1)	As provided by the borrowers and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll as of July 6, 2023.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Four Springs Net Lease Portfolio Properties:

Cash Flow Analysis(1)(2)

	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per SF
Rents In Place	$6,034,230	$8,320,319	$8,335,718	$8,553,601	$6.50
Rent Steps(3)	0	0	0	198,993	$0.15
Vacant Income	0	0	0	0	$0.00
Gross Potential Rent	$6,034,230	$8,320,319	$8,335,718	$8,752,594	$6.65
CAM	346,320	424,115	434,860	2,955,000	$2.24
Other Income	36,495	9,600	2,510	0	$0.00
Total Gross Income	$6,417,045	$8,754,035	$8,773,088	$11,707,594	$8.89
Vacancy / Credit Loss	0	0	0	(585,380)	($0.44)
Effective Gross Income	$6,417,045	$8,754,035	$8,773,088	$11,122,214	$8.45
Total Expenses	364,230	458,683	470,795	2,960,371	$2.25
Net Operating Income	$6,052,815	$8,295,352	$8,302,293	$8,161,843	$6.20
TI/LC	0	0	0	0	$0.00
Capital Expenditures	0	0	0	0	$0.00
Net Cash Flow	$6,052,815	$8,295,352	$8,302,293	$8,161,843	$6.20

Occupancy	100.0%	100.0%	100.0%	95.0%(4)
NOI Debt Yield	8.4%	11.5%	11.5%	11.3%
NCF DSCR	1.39x	1.91x	1.91x	1.88x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll as of July 6, 2023.
(3)	Rent Steps include contractual rent steps through May 1, 2024 totaling approximately $170,051 and credit rent steps through the loan term totaling approximately $28,942.
(4)	Underwritten Occupancy is based on the economic occupancy.

B-62

LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO
■	Appraisal. According to the portfolio appraisal, the Four Springs Net Lease Portfolio Properties have an “As Is portfolio” appraised value of $132,057,000 as of March 15, 2023. The sum of the “as is” values of each property in the portfolio as of various dates between March 13, 2023 and March 20, 2023 is $126,730,000. In addition, the Appraised Value for the 4125 State Route 22 property represents the "As Is" appraised value of the property ($5,020,000) as well as the excess land value of the property ($1,720,000).
■	Environmental Matters. According to the Phase I environmental reports dated March 27, 2023, the environmental consultant identified controlled recognized environmental conditions at the following Four Springs Net Lease Portfolio Properties:, 1313 & 1422 Campbell Street, 199 and 203 Finley Road and 819 North Jefferson Avenue and identified a business environmental risk at the 8400 Green Meadows Drive property. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.
■	Market Overview and Competition. The Four Springs Net Lease Portfolio is located across 22 different MSAs in 13 states. The following highlights key statistics for each relevant market based on year end 2022 statistics. Overall, the average submarket vacancy for the Four Springs Net Lease Portfolio is 3.3% with an average rent of $7.89 PSF.

Market Overview(1)

Property Name	Industrial Submarket	Submarket Rentable Building Area	Net Absorption	Vacancy Rate	Market Rent	12 Month Rent Growth
7850 Haggerty Road	Airport District Detroit - MI	56,140,000	2,189,000	2.1%	$8.08	7.0%
3310 Greensburg Road	Akron - OH	72,981,000	538,000	3.3%	$5.91	6.9%
1817 Masters Avenue	Ashland - OH	6,144,050	20,000	2.9%	$4.25	13.3%
11686 Upper River Road	Athens County – OH	650,098	98,000	0.8%	$9.00	-25.0%
8271 Anderson Court	BWI/Anne Arundel - MD	16,204,000	-56,000	5.9%	$11.16	9.8%
4125 State Route 22	Clinton County - NY	5,370,856	261,559	10.9%	$10.00	0.0%
8400 Green Meadows Drive	Delaware County Columbus – OH	15,880,000	-68,000	2.7%	$9.27	15.4%
2435 Prairie Road	Eugene - OR	30,954,000	-25,000	0.4%	$8.94	6.9%
8760 Mississippi Street	Indiana Chicago - IL	46,912,000	548,000	6.4%	$7.67	8.2%
2495 Doctor F. E. Wright Drive	Jackson – TN	18,684,000	-108,000	3.9%	$4.83	12.6%
3519 Wayland Drive	Jackson – MI	16,893,000	-117,000	6.4%	$5.43	6.9%
104 South Scenic Highway	Lakeland – FL	79,216,000	1,958,000	4.1%	$7.79	13.2%
2465 North 22nd Street	Macon County – IL	10,382,294	232,576	2.9%	$4.03	5.0%
1175 Bowes Road	North Kane/I-90 - IL	43,847,000	2,372,000	3.8%	$9.14	9.1%
50-100 Frontier Way	O’Hare – IL	111,403,000	727,000	2.9%	$10.08	9.2%
4400 South 76th Circle	South Central Omaha – NE	21,803,000	546,000	2.2%	$7.44	6.7%
1313 & 1422 Campbell Street	South/Southwest Toledo – OH	21,107,000	137,000	0.4%	$5.61	6.9%
819 North Jefferson Avenue	Saint Louis City North – MO	37,716,000	984,000	2.0%	$5.13	7.8%
700 Stephenson Highway	Troy Area Central Detroit – MI	9,211,000	203,000	2.4%	$8.58	7.4%
35710 Mound Road	West of Van Dyke/Macomb – MI	65,235,000	1,273,000	2.2%	$9.00	7.4%
199 and 203 Finley Road	Westmoreland County Pittsburgh – PA	37,217,000	596,000	5.6%	$7.30	4.1%
3251 Gila Ridge Road	Yuma – AZ	5,309,000	-10,000	0.5%	$8.56	5.6%
Total / Wtd. Avg.(2)		729,259,298	938,162	3.3%	$7.89	8.4%

(1)	Source: Appraisals.
(2)	Weighted based on Submarket Rentable Building Area.

■	The Borrowers. The borrowers are FSC AT Master, DST, FSC BGL Toledo OH, DST, FSC CFSR Master, DST, FSC CG Athens OH, DST, FSC CON Jackson MI, DST, FSC CON Sterling Heights MI, DST, FSC CON Troy MI, DST, FSC CON Van Buren MI, DST, FSC DOM Odenton MD, DST, FSC EQS Master, DST, FSC IP Omaha NE, DST, FSC LBC Master, DST, FSC MCO St. Louis MO, DST, FSC MDSA Jackson TN, DST, FSC Plattsburgh NY, DST, FSC SP Merrillville IN, DST, FSC STU North Canton OH, DST, each a Delaware statutory trust (a “DST”), wholly owned by FSC Industrial Portfolio 27, DST, a newly formed DST (the “Parent DST”). Each of the 22 properties is owned by one of the individual DSTs, except several of the properties, which are owned by the same individual DST on leases for multiple properties. Each of the properties on a multiple-property lease is owned by one individual DST per multiple-property lease. The 22 properties are located in 13 states: Arizona, Florida, Illinois, Indiana, Maryland, Michigan, Missouri, Nebraska, New York, Ohio, Oregon, Pennsylvania and Tennessee. In Florida, Illinois, Indiana, Maryland, Missouri, Nebraska, New York and Tennessee, Delaware statutory trusts cannot directly hold fee title to real property. In those states, the signatory trustee for each of the individual borrower DSTs, FSC Industrial Portfolio Manager, LLC, a Delaware limited liability company (the “Signatory Trustee”), holds title on behalf of the related borrower DSTs in its capacity as such DST’s signatory trustee. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Four Springs Net Lease Portfolio Whole Loan.
B-63

LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO

The borrower sponsor and nonrecourse carve-out guarantor is Four Springs Capital Trust. Four Springs Capital Trust currently owns 100% of the Parent DST and plans to syndicate 100% of its ownership to investors, ultimately expecting to retain 0% ownership. Four Springs Capital Trust seeks to acquire single-tenant net lease properties throughout the United States that are leased to quality tenants and have remaining lease terms in excess of 10 years with contractual rent increases. Four Springs Capital Trust has a current portfolio (inclusive of the Four Springs Net Lease Portfolio Properties) of 158 properties across 30 states, which is 99.9% occupied by 70 different tenants and totals 7,000,000 SF. Coby Johnson and William Dioguardi serve as managers for the DSTs.

The Four Springs Net Lease Portfolio borrowers have master leased all of the Four Springs Net Lease Portfolio Properties pursuant to a master lease (the “Four Springs Master Lease”) to one master tenant, FSC IP27 LeaseCo, LLC, a Delaware limited liability company (the “Four Springs Master Tenant”), which is in turn owned by the guarantor. The Four Springs Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The Four Springs Master Lease generally imposes responsibility on the Four Springs Master Tenant for the operation, maintenance and management of the Four Springs Net Lease Portfolio Properties and payment of all expenses incurred in the maintenance and repair of the Four Springs Net Lease Portfolio Properties, other than capital expenses. The Four Springs Master Tenant’s interests in all tenant rents have been assigned to the Four Springs Net Lease Portfolio borrowers pursuant to certain Tenant/Landlord Subordination and Assignment Agreements (Unrecorded Master Lease) by and between the Four Springs Master Tenant and each borrower, which the borrowers in turn collaterally assigned to the lender. The Four Springs Master Lease is subordinate to the Four Springs Net Lease Portfolio Whole Loan and, upon an event of default under the Four Springs Net Lease Portfolio Whole Loan, the lender has the right to cause the borrowers to terminate the Four Springs Master Lease. A default under the Four Springs Master Lease is an event of default under the Four Springs Net Lease Portfolio Whole Loan.

The lender has the right to require the Four Springs Net Lease Portfolio borrowers to convert from DSTs to Delaware limited liability companies upon (i) notice from the lender that an event of default is continuing under the Four Springs Net Lease Portfolio Whole Loan, or (ii) 30 days prior to the maturity date of the Four Springs Net Lease Portfolio Whole Loan, if an executed commitment to refinance the Four Springs Net Lease Portfolio Whole Loan or an executed contract of sale with a closing date prior to the maturity date is not delivered to the lender.

■	Escrows. At loan origination, the borrowers deposited $2,000,000 into a TI/LC reserve.

Real Estate Tax Reserve. On each monthly payment date during the continuance of a Trigger Period (as defined below), the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account; provided that such deposits are waived for any of the Four Springs Net Lease Portfolio Properties so long as (i) no event of default is continuing, (ii) an Approved Triple Net Lease (as defined below) is in full force and effect at such property, (iii) the Approved Triple Net Lease obligates the related tenant to pay all taxes with respect to such property directly to the applicable governmental authorities, and (iv) there is no default under the Approved Triple Net Lease.

Insurance Reserve. On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit 1/12 of estimated annual insurance premiums into an insurance reserve account, except if the Four Springs Net Lease Portfolio is insured under an acceptable blanket policy; provided that such deposits are waived for any of the Four Springs Net Lease Portfolio Properties so long as (i) no event of default is continuing, (ii) an Approved Triple Net Lease is in full force and effect at such Four Springs Net Lease Portfolio Property, (iii) the tenant under the Approved Triple Net Lease maintains insurance that satisfies the terms and provisions set forth in the Four Springs Net Lease Portfolio Whole Loan documents, and (iv) there is no default under the Approved Triple Net Lease.

Replacement Reserve. On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit an amount that the lender reasonably determines will be needed (in equal monthly deposits) in order to accumulate sufficient funds to pay all approved capital expenditures. The requirement to deposit into this reserve will be waived for any of the Four Springs Net Lease Portfolio Properties so long as (i) no event of default is continuing, (ii) an Approved Triple Net Lease is in full force and effect at such Four Springs Net Lease Portfolio Property, (iii) the Approved Triple Net Lease obligates the related tenant to pay all costs and expenses of a capital nature relating to the improvements and such Four Springs Net Lease Portfolio Property and such tenant thereunder performs the same, and (iv) there is no default under the Approved Triple Net Lease.

B-64

LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO

TI/LC Reserve. On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit an amount that the lender reasonably determines will be needed (in equal monthly deposits) in order to accumulate sufficient funds to pay all anticipated tenant improvements and leasing commissions that may be incurred at the Four Springs Net Lease Portfolio Properties.

■	Lockbox and Cash Management. The Four Springs Net Lease Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause the Four Springs Master Tenant to cause all revenue to be deposited directly by the non-residential subtenants of each of the Four Springs Net Lease Portfolio Properties into a lockbox account. Funds deposited into the lockbox account will be swept by the lockbox bank on a daily basis into the borrowers’ operating account, unless a Trigger Period is continuing, in which case such funds are required to be swept on a daily basis into a lender-controlled cash management account and applied and disbursed in accordance with the terms of the Four Springs Net Lease Portfolio Whole Loan documents. Provided no event of default is continuing under the Four Springs Net Lease Portfolio Whole Loan, amounts in the cash management account will be applied to make required deposits (if any) to the tax and insurance reserves, pay debt service on the Four Springs Net Lease Portfolio Whole Loan, make required deposits (if any) to the replacement and TI/LC reserves, pay operating expenses and extraordinary operating expenses, pay any other amounts due under Four Springs Net Lease Portfolio Whole Loan documents and then to an excess cash flow account, to be held as additional collateral during such Trigger Period.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default, (b) if the debt service coverage ratio as of any calculation date for the Four Springs Net Lease Portfolio Whole Loan is less than 1.20x or (c) if the property manager is an affiliate of the borrowers or the guarantor and such property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding.

A Trigger Period may be cured upon the occurrence of the following: (A) with respect to a Trigger Period continuing pursuant to clause (a), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender, (ii) with respect to a Trigger Period continuing due to clause (b), the debt service coverage ratio is at least 1.25x, for two consecutive quarters or (iii) with respect to a Trigger Period continuing due to clause (c), if the property manager is replaced with a non-affiliated property manager in accordance with all of the applicable requirements of the Four Springs Net Lease Portfolio Whole Loan documents. In addition, the borrowers may avoid a Trigger Period caused by a decline in the debt service coverage ratio by depositing cash or a letter of credit with the lender in an amount that, if applied to reduce the outstanding principal balance of the Four Springs Net Lease Portfolio Whole Loan would result in the debt service coverage ratio being greater than or equal to 1.25x.

“Approved Triple Net Lease” means (x) each lease in effect as of the origination date of the Four Springs Net Lease Portfolio Whole Loan, and/or (y) any lease entered into after the origination date of the Four Springs Net Lease Portfolio Whole Loan in accordance with the provisions of the Four Springs Net Lease Portfolio Whole Loan documents which (i) is approved in writing by the lender, (ii) replaces any existing Approved Triple Net Lease, (iii) covers the entire Four Springs Net Lease Portfolio Property being replaced by another Approved Triple Net Lease, (iv) is a triple net lease (i.e., leases pursuant to which the tenant agrees to pay all real estate taxes, building insurance, and maintenance expenses in addition to other customary costs and expenses associated with leasing space at the Four Springs Net Lease Portfolio Property owned by any borrower), and (v) otherwise contains provisions substantially similar to the lease it is replacing; provided that, in no event will a lease with a guarantor or a person that is an affiliate of any borrower or a guarantor be an Approved Triple Net Lease. For the avoidance of doubt, the Four Springs Master Lease is not an Approved Triple Net Lease.

■	Property Management. The Four Springs Net Lease Portfolio is currently self-managed by the Four Springs Master Tenant.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. In connection with an arm’s length sale of an individual Four Springs Net Lease Portfolio Property to an unrelated third party, the related borrower may obtain the release of such Four Springs Net Lease Portfolio Property from the Four Springs Net Lease Portfolio Whole Loan following the expiration of the defeasance lockout period, provided each of the following conditions, among others, is satisfied: (i) the borrowers defease an amount of principal equal to the greater of 100% of the net sales proceeds of the applicable Four Springs Net Lease Portfolio Property or 125% of the allocated loan amount for the applicable Four Springs Net Lease Portfolio Property and the

B-65

LOAN #6: FOUR SPRINGS NET LEASE PORTFOLIO

borrowers satisfy all of the requirements set forth in the Four Springs Net Lease Portfolio Whole Loan documents with respect to such partial defeasance; (ii) each remaining borrower will remain a special purpose bankruptcy remote entity and the borrower owning the Four Springs Net Lease Portfolio Property being released will dissolve and liquidate, (iii) after giving effect to such sale and defeasance, the debt service coverage ratio for all of the Four Springs Net Lease Portfolio Properties then remaining subject to the Four Springs Net Lease Portfolio Whole Loan documents will be no less than the greater of (1) the debt service coverage ratio immediately preceding such sale and (2) 1.47x, (iv) after giving effect to such sale and defeasance, the loan-to-value ratio for all of the Four Springs Net Lease Portfolio Properties then remaining subject to the Four Springs Net Lease Portfolio Whole Loan documents will be no greater than the lesser of (1) the loan-to-value ratio immediately preceding such sale and (2) 54.67%, and (v) satisfaction of REMIC related conditions.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Four Springs Net Lease Portfolio Properties plus rental loss and/or business interruption coverage for a period of 24 months. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

B-66

LOAN #7: BACK BAY OFFICE

B-67

LOAN #7: BACK BAY OFFICE

## 222 BERKELEY STREET | OFFICE

| Floor | Tenants |
|---|---|
| 22 | Abrams Capital Management 13,703 SF 4/2033 |
| 21 | Abrams Capital Management 14,371 SF 4/2033 |
| 20 | Orrick Herrington & Sutcliffe 14,315 SF 3/2030 |
| 19 | Orrick Herrington & Sutcliffe 9,320 SF 3/2030; Alteryx Inc 8,171 SF 2/2026 |
| 18 | Summit Partners 18,994 SF 11/2033 |
| 17 | Summit Partners 20,448 SF 11/2033 |
| 16 | Weiss Asset Management 11,760 SF 10/2025; Martignetti Grocery 4,702 SF 11/2026; Weiss Asset Management 3,463 SF 10/2025 |
| 15 | GW&K Investment Management 19,852 SF 2/2033 |
| 14 | GW&K Investment Management 19,851 SF 2/2033 |
| 13 | MFN Partners Management 6,772 SF 8/2024; GW&K Investment Management 7,601 SF 2/2033; Lee & Rivers 5,478 SF 4/2025 |
| 12 | Rhythm Pharmaceuticals, Inc. 13,677 SF 7/2025; Denneen & Company 6,185 SF 2/2024 |
| 11 | Lazard Group 14,380 SF 1/2029; Guggenheim Securities 5,472 SF 9/2024 |
| 10 | Summit Partners 19,880 SF 11/2033 |
| 9 | Summit Partners 19,265 SF 11/2033 |
| 8 | Weiss Asset Management 19,537 SF 10/2034 |
| 7 | Wayfair[1] 19,523 SF 12/2031 |
| 6 | Wayfair[1] 41,174 SF 12/2031 |
| 5 | DraftKings Inc. 45,161 SF 3/2029 |
| 4 | Wayfair[1] 45,834 SF 12/2031 |
| 3 | Wayfair[1] 43,840 SF 12/2031 |
| 2 | Visnick & Caulfield Associates 7,468 SF 4/2025; Wayfair[1] 11,260 SF 12/2031; Oxford Management Office 2,784 SF 3/2026 |
| 1 | Vacant 1,457 SF |

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

## 222 BERKELEY STREET | RETAIL

| Floor | Tenants |
|---|---|
| 2 | Vacant 428 SF; Bank of America 6,425 SF 3/2028 |
| 1 | Bank of America 6,105 SF 3/2028; Boston Private Financial 4,498 SF 6/2031; Trader Joe's (Executed Lease) 10,912 SF 12/2034; Gentlemen's Choice 413 SF 12/2024; STK (Executed Lease) 7,215 SF 5/2034 |

Vacant | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

B-68

LOAN #7: BACK BAY OFFICE

## 500 BOYLSTON STREET | OFFICE

| Floor | Tenants | | |
|---|---|---|---|
| 25 | Pacific Heights Asset Mgmt 12,572 SF 3/2026 | Baird 4,284 SF 8/2026 | Transmit Security, Inc. 7,025 SF 3/2024 |
| 24 | Finepoint Capital 13,095 SF 2/2026 | Webster Bank 10,766 SF 12/2025 | |
| 23 | Skadden Arps Slate Meagher 23,861 SF 2/2029 | | |
| 22 | Skadden Arps Slate Meagher 23,861 SF 2/2029 | | |
| 21 | Rockpoint Group 23,861 SF 2/2029 | | |
| 20 | H.I.G Capital 16,858 SF 1/2025 | Freehold Capital Management 4,838 SF 1/2025 | H.I.G Capital 1,306 SF 1/2025 |
| 19 | Salesforce 23,289 SF 4/2028 | | |
| 18 | Salesforce 23,353 SF 4/2028 | | |
| 17 | Kowa Research Institute 12,444 SF 1/2030 | Cooley 10,897 SF 5/2032 | |
| 16 | Cooley 14,562 SF 5/2032 | Wheelock Street Capital 4,038 SF 1/2026 | Crosspoint Capital Partners 4,754 SF 7/2024 |
| 15 | Cooley 23,353 SF 5/2032 | | |
| 14 | Cooley 23,353 SF 5/2032 | | |
| 13 | Adicet Bio 9,501 SF 7/2026 | ATV Capital Management 5,461 SF 4/2025 | Vacant 8,391 SF |
| 12 | First Eagle Alternative Credit 18,628 SF 9/2025 | Balyasny Asset Management 4,544 SF 9/2025 | |
| 11 | Polen Capital 6,830 SF 3/2031 | Polen Capital 5,321 SF 1/2025 | Monument Group 11,202 SF 10/2025 |
| 10 | Wayfair[1] 23,353 SF 12/2031 | | |
| 9 | Wayfair[1] 22,955 SF 12/2031 | | |
| 8 | Wayfair[1] 22,662 SF 12/2031 | | |
| 7 | Wayfair[1] 22,638 SF 12/2031 | | |
| 6 | Wayfair[1] 23,681 SF 12/2031 | Vista Higher Learning 35,318 SF 11/2024 | |
| 5 | DraftKings Inc. 59,899 SF 3/2029 | | |
| 4 | DraftKings Inc. 20,044 SF 3/2029 | CBIZ Accounting 32,431 SF 8/2027 | |
| 3 | Wayfair[1] 48,154 SF 12/2031 | Weiss Asset Management 2,928 SF 10/2034 | |
| 2 | Vacant 21,718 SF | Wayfair[1] 31,238 SF 12/2031 | |

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

## 500 BOYLSTON STREET | RETAIL

| Floor | Tenants | | | |
|---|---|---|---|---|
| 1 | Trader Joe's (Executed Lease) 5,600 SF 12/2034 | Vacant 21,601 SF | SoulCycle 4,265 SF 7/2031 | Juice Press 1,243 SF 1/2026 |

B-69

LOAN #7: BACK BAY OFFICE

B-70

LOAN #7: BACK BAY OFFICE
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		GACC, GSMC
Location (City / State)	Boston, Massachusetts	Cut-off Date Balance(2)		$50,000,000
Property Type	Office	Cut-off Date Balance per SF(2)		$370.03
Size (SF)	1,283,670	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 4/30/2023	95.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2023	95.8%	Type of Security		Fee
Year Built / Latest Renovation	1987, 1991 / 2016-2022	Mortgage Rate(4)		6.29800%
Appraised Value(1)	$1,410,000,000	Original Term to Maturity (Months)		60
Appraisal Date	10/19/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation and OPG Investment Holdings (US), LLC	Original Interest Only Period (Months) First Payment Date Maturity Date		60 8/6/2023 7/6/2028
Property Management	Oxford I Asset Management USA Inc.
Underwritten Revenues	$115,015,445
Underwritten Expenses	$37,554,805	Escrows
Underwritten Net Operating Income (NOI)	$77,460,640		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$77,203,906	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	33.7%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)	33.7%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	2.55x / 2.55x	TI / LC(5)	$26,723,400	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	16.3% / 16.3%	Other(6)	$31,137,229	$0

Sources and Uses
Sources	$	%	Uses	%	%
Senior Loan(2)	$475,000,000	76.4%	Payoff Existing Debt(7)	$546,966,371	88.0%
Junior Loan(2)	65,000,000	10.5%	Upfront Reserves	57,860,629	9.3%
Borrower Sponsor Equity	41,583,604	6.7%	Closing Costs	16,756,604	2.7%
Mezzanine Loan(2)	40,000,000	6.4%
Total Sources	$621,583,604	100.0%	Total Uses	$621,583,604	100.0%

(1)	Based on the “as is (extraordinary assumption)“ appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the planned leasing cost escrow amount under the loan agreement is $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. Based on the “as-is” appraised value of $1,345,000,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Back Bay Office Senior Loan (as defined below), the Back Bay Office Whole Loan (as defined below) and the Back Bay Office Total Debt (as defined below) are equal to 35.3%, 40.1% and 43.1%, respectively.
(2)	The Back Bay Office Mortgage Loan (as defined below) is part of the Back Bay Office Whole Loan with an aggregate outstanding principal balance as of the Cut-off Date of $540,000,000, which is comprised of 13 senior pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $475,000,000 and two subordinate promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF, and Cut-off Date Balance PSF numbers presented above are based on the Back Bay Office Senior Loan. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF, and Cut-off Date Balance PSF based on the Back Bay Office Whole Loan are 38.3%, 38.3%, 2.17x, 2.16x, 14.3%, 14.3% and $420.67, respectively. Additionally, a mezzanine loan was originated with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the "Back Bay Office Mezzanine Loan,” and together with the Back Bay Office Whole Loan, the “Back Bay Office Total Debt”). The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF, and Cut-off Date Balance PSF based on the Back Bay Office Total Debt are 41.1%, 41.1%, 1.94x, 1.94x, 13.4%, 13.3% and $451.83, respectively.
(3)	The Back Bay Office Whole Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Goldman Sachs Bank USA (“GSBI”), Wells Fargo Bank, National Association (“WFBNA”), New York Life Insurance Company (“New York Life”), and Teachers Insurance and Annuity Association of America (“TIAA”).
(4)	Represents the interest rate of the Back Bay Office Senior Loan. The interest rate of the Back Bay Office Subordinate Companion Loan is 8.2000% per annum.
(5)	The borrower is not required to make monthly deposits into the TI/LC reserve account until the first monthly payment date in which the undisbursed portion of the Upfront TI/LC Reserve of $26,723,400 is less than or equal to $15,000,000. Upon such event, the borrower will be required to deposit $213,969 on a monthly basis. See “—Escrows” below.
(6)	Other reserves include an upfront outstanding TI/LC reserve of approximately $21,283,070 and a free rent reserve of approximately $9,854,159. See “—Escrows” below.
(7)	The prior financing encumbering the Back Bay Office Property was originally $660,000,000 which was reduced by approximately $48.2 million of amortization prior to December 2022. In addition, in December 2022, the borrower paid down approximately $59.9 million in conjunction with a short-term loan extension.
■	The Mortgage Loan. The Back Bay Office mortgage loan (the “Back Bay Office Mortgage Loan”) is part of a whole loan (the “Back Bay Office Whole Loan”) secured by the borrower’s fee interest in a 1,283,670 SF office property located in Boston, Massachusetts (the “Back Bay Office Property”). The Back Bay Office Whole Loan is comprised of (i) the Back Bay Office Mortgage Loan, (ii) 11 pari passu senior promissory notes in the aggregate original principal amount of $425,000,000 (the “Back Bay Office Pari Passu Companion Loans”, and, together with the Back Bay Office Mortgage Loan, the “Back Bay Office Senior Loan”), and (iii) two subordinate promissory notes in the aggregate original principal amount of $65,000,000 (collectively, the “Back Bay Office Subordinate Companion Loan”). The Back Bay Office Mortgage Loan is evidenced by non-controlling notes A-4-1 and A-8-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.5% of the Initial Pool Balance. The Back Bay Office Whole Loan was co-originated on June 7, 2023 by DBNY, GSBI, WFBNA, New York Life and TIAA. GACC, an affiliate of DBNY, is contributing note A-4-1 with an outstanding principal balance as of the Cut-off Date of $30,000,000 and GSMC, an affiliate of GSBI, is contributing note A-8-1 with an outstanding principal balance as of the Cut-off Date of $20,000,000.

The Back Bay Office Senior Loan accrues interest at a fixed rate of 6.29800% per annum and the Back Bay Office Subordinate Companion Loan accrues interest at a fixed rate of 8.20000% per annum. The Back Bay Office Whole Loan has an initial term of 60 months, a remaining term of 60 months and is interest-only for the full term. The scheduled maturity date of the Back Bay Office Whole Loan is the payment date that occurs in July 2028. The proceeds of the Back Bay Office Whole Loan were used to refinance the Back Bay Office Property, pay origination costs, and fund upfront reserves.

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Defeasance or prepayment (together with, if prior to the payment date in January 2028, a prepayment fee equal to the greater of 1% of the unpaid principal balance and a yield maintenance premium) of the Back Bay Office Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) June 7, 2026 and (ii) the second anniversary of the date on which the entire Back Bay Office Whole Loan (other than note A-1, note A-2, note B-1 and note B-2) has been securitized. The assumed lockout period of 24 months is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer. Voluntary prepayment of the Back Bay Office Whole Loan in whole (but not in part), without payment of any prepayment fee or yield maintenance premium is permitted on and after the due date occurring in January 2028.

The table below summarizes the promissory notes that comprise the Back Bay Office Whole Loan. The relationship between the holders of the Back Bay Office Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” in the Prospectus. The Back Bay Office Whole Loan will be serviced under the Benchmark 2023-B39 pooling and servicing agreement. See Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “The Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$137,500,000	$137,500,000	New York Life	No(2)
A-2	100,000,000	100,000,000	TIAA	No(2)
A-3	22,500,000	22,500,000	DBNY(1)	No
A-4-1	30,000,000	30,000,000	Benchmark 2023-B39	No(2)
A-4-2	25,000,000	25,000,000	DBNY(1)	No
A-4-3	5,000,000	5,000,000	DBNY(1)	No
A-5	30,000,000	30,000,000	DBNY(1)	No
A-6	50,000,000	50,000,000	BANK5 2023-5YR2	No
A-7-A	15,000,000	15,000,000	WFBNA(1)	No
A-7-B	10,000,000	10,000,000	WFBNA(1)	No
A-8-1	20,000,000	20,000,000	Benchmark 2023-B39	No
A-8-2	20,000,000	20,000,000	GSBI(1)	No
A-8-3	10,000,000	10,000,000	GSBI(1)	No
Total Senior Loan	$475,000,000	$475,000,000
B-1	39,000,000	39,000,000	DBNY(3)	Yes(2)
B-2	26,000,000	26,000,000	WFBNA(3)	No
Whole Loan	$540,000,000	$540,000,000

(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The Back Bay Office Whole Loan is a Pari Passu-AB whole loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” in the Prospectus for more information regarding the manner in which control shifts under the Back Bay Office Whole Loan.
(3)	Expected to be sold to a third party investor, which as of the date of this term sheet is expected to be an affiliate or a managed account of Affinius Capital Management LLC or another entity managed by Affinius Capital Management LLC.

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The table below summarizes certain information regarding the Back Bay Office Total Debt.

				% of Total Debt(1)	Cumulative Loan PSF	Cumulative Cut-off Date LTV Ratio(2)	Cumulative UW NOI Debt Yield(3)	Cumulative UW NCF DSCR(4)
Back Bay Office Total Debt	Back Bay Office Senior Loan	Back Bay Office Mortgage Loan (Trust Loan) $50,000,000(5)	Back Bay Office Senior Pari Passu Companion Loans (Non-Trust) $425,000,000(5)	81.9%	$370.03	33.7%	16.3%	2.55x
	Back Bay Office Subordinate Companion Loan	Back Bay Office Subordinate Companion Loan (Non-Trust)(5) $65,000,000		11.2%	$420.67	38.3%	14.3%	2.16x
	Back Bay Office Mezzanine Loan	Back Bay Office Mezzanine Loan(7) $40,000,000		6.9%	$451.83	41.1%	13.4%	1.94x
		Implied Borrower Sponsor Equity(8) $830,000,000		NAP	NAP	NAP	NAP	NAP

(1)	The Back Bay Office Total Debt is comprised of the Back Bay Office Senior Loan, the Back Bay Office Subordinate Companion Loan, and the Back Bay Office Mezzanine Loan.
(2)	Calculated based on the appraised value of $1,410,000,000 as of October 19, 2022, which is the “as is (extraordinary assumption)” appraised value subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the planned leasing cost escrow amount under the loan agreement was reduced to $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. Based on the “as-is” appraised value of $1,345,000,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Back Bay Office Senior Loan, the Back Bay Office Whole Loan and the Back Bay Office Total Debt are equal to 35.3%, 40.1% and 43.1%, respectively.
(3)	Calculated based on the UW NOI of $77,460,640.
(4)	Calculated based on the UW NCF of $77,203,906 and an assumed senior note interest rate of 6.298%, as well as a whole loan weighted average interest rate of the Back Bay Office Whole Loan of 6.52694444444444% and of the Back Bay Office Total Debt of 6.77508620689655%.
(5)	The Back Bay Office Pari Passu Companion Loans are pari passu in right of payment with the Back Bay Office Mortgage Loan. The Back Bay Office Mortgage Loan and the Back Bay Office Pari Passu Companion Loans are senior in right of payment to the Back Bay Office Subordinate Companion Loan (to the extent described in this Term Sheet and Prospectus).
(6)	The Back Bay Office Subordinate Companion Loan accrues interest at a fixed rate of 8.20000% per annum.
(7)	The Back Bay Office Mezzanine Loan accrues interest at a fixed rate of 10.12500% per annum.
(8)	Based on the appraised value of $1,410,000,000 as of October 19, 2022, which is the “as is (extraordinary assumption)” appraised value subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs.
■	The Mortgaged Property. The Back Bay Office Property is a 1,283,670 SF Class A property located on a full square block at the intersection of Berkeley and Boylston Streets in the Back Bay Office neighborhood of Boston, Massachusetts. The Back Bay Office Property is made up of two interconnected buildings, developed by architects Philip Johnson and Robert A.M. Stern, with 500 Boylston Street built in 1987 and 222 Berkeley Street built in 1991. The Back Bay Office Property includes amenity-forward ground floor retail and proximity to major Boston transportation arteries. The Back Bay Office Property features flexible floor plates ranging from 14,000 to 100,000 SF, 12’-13’ slab-to-slab ceiling heights and a retail mix of restaurants and fitness tenants. Since acquiring the Back Bay Office Property in 2015, the borrower sponsor has invested approximately $192 million ($150 PSF) on leasing costs and renovation capital. Recent initiatives include renovations to the central courtyard and improvements to building common areas including a rejuvenated lobby atrium common space. The Back Bay Office Property consists of two of only 13 buildings in Boston to achieve LEED Platinum status. As of April 30, 2023, the Back Bay Office Property was 95.8% leased to 46 tenants with the largest tenant accounting for 27.8% of NRA.

The largest tenant based on underwritten base rent is Wayfair (356,312 SF; 27.8% of NRA; 19.5% of UW Base Rent). Wayfair is a large online platform focused exclusively on the home goods market. Wayfair provides approximately 33 million furniture, home décor, houseware, and home improvement products to customers in the United States and internationally, under various brands through its websites including Wayfair, Joss & Main, All Modern, Birch Lane, and Perigold. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 18,000 people. Wayfair is currently dark in its space, however as of the origination date Wayfair was paying full unabated rent. We cannot assure you whether Wayfair will continue to pay rent as expected or at all. Wayfair’s lease expires on December 31, 2031. Wayfair has subleased 19,523 SF of space on the 7th floor to Drift.com at $57.50 PSF, full-service gross, with a lease expiration of December 31, 2024. Wayfair is currently marketing 156,436 SF of its remaining space for sublease.

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LOAN #7: BACK BAY OFFICE

The second largest tenant based on underwritten base rent is Summit Partners (78,587 SF; 6.1% of NRA; 7.4% of UW Base Rent). Founded in 1984, Summit Partners is a global alternative investment firm that is currently managing more than $35 billion in capital dedicated to growth equity, fixed income and public equity opportunities. Summit has invested in more than 500 companies in technology, healthcare and other growth industries. Summit has backed many fintech and Software as a Service companies, including Calypso Technology, Clearwater Analytics (NYSE: CWAN), EngageSmart (NYSE: ESMT), Gainsight, Jamf (NYSE: JAMF), Klaviyo, RightNow and Smartsheet (NYSE: SMAR). Summit maintains offices in North America and Europe and invests in companies around the world. Summit Partners’ lease expires on November 30, 2033. Summit Partners is in a free rent period for 54,416 SF through November 2023, which was reserved in full at origination. We cannot assure you that Summit Partners will commence paying rent as expected or at all.

The third largest tenant based on underwritten base rent is DraftKings Inc. (125,104 SF; 9.7% of NRA; 7.3% of UW Base Rent). DraftKings Inc. is a digital sports entertainment and gaming company with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings Inc. is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for operators in 17 countries. DraftKings Inc.’s lease at the Back Bay Office Property commenced in December 2017 and expires in March 2029 followed by two, five-year extension options. DraftKings Inc. has the right to terminate its lease as of the last day of the 7th lease year from the rent commencement date (March 10, 2026), with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.

The following table presents certain information relating to the tenants at the Back Bay Office Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Wayfair(3)(4)	NR/NR/NR	356,312	27.8%	$13,539,856	19.5%	$38.00	12/31/2031	3, 5-year options
Summit Partners(5)	B-/B3/B	78,587	6.1	5,111,125	7.4	$65.04	11/30/2033	2, 5-year options
DraftKings Inc.(6)	NR/NR/NR	125,104	9.7	5,087,655	7.3	$40.67	3/31/2029	2, 5-year options
Cooley(7)	NR/NR/NR	72,165	5.6	4,583,500	6.6	$63.51	5/31/2032	1, 5-year option
Salesforce(8)	NR/A2/A+	46,642	3.6	3,871,286	5.6	$83.00	4/30/2028	1, 5-year option
GW&K Investment Management	NR/A3/BBB+	47,304	3.7	3,405,888	4.9	$72.00	2/28/2033	1, 5-year option
Weiss Asset Management(9)(10)	NR/NR/NR	37,688	2.9	2,684,320	3.9	$71.22	10/31/2034	1, 5-year option
Skadden Arps Slate Meagher	NR/NR/NR	47,722	3.7	2,624,710	3.8	$55.00	2/28/2029	2, 5-year options
Abrams Capital Management(11)	NR/NR/NR	28,074	2.2	2,217,846	3.2	$79.00	4/30/2033	1, 5-year option
Orrick Herrington & Sutcliffe	NR/NR/NR	23,635	1.8	1,775,542	2.6	$75.12	3/31/2030	1, 5-year option
Largest Tenants		863,233	67.2%	$44,901,728	64.7%	$52.02
Remaining Tenants(12)		366,842	28.6	24,449,836	35.3	$66.65
Total Occupied		1,230,075	95.8%	$69,351,564	100.0%	$56.38
Vacant Space		53,595	4.2	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		1,283,670	100.0%	$69,351,564	100.0%	$56.38

(1)	Based on the underwritten rent roll dated April 30, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wayfair is currently dark in its space, but as of the origination date was paying unabated rent. We cannot assure you whether Wayfair will continue paying rent as expected or at all.
(4)	Wayfair has subleased 19,523 SF of space on the 7th floor to Drift.com at $57.50 PSF, full-service gross, with a lease expiration of December 31, 2024. Wayfair is currently marketing 156,436 SF of its remaining space for sublease.
(5)	Summit Partners is in a free rent period for 54,416 SF through November 2023, which was reserved in full at origination. We cannot assure you that Summit Partners will commence paying rent as expected or at all.
(6)	DraftKings Inc. has the right to terminate its lease as of the last day of the 7th lease year from the rent commencement date (March 10, 2026) with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.
(7)	Cooley has the one time right to terminate its space on the 16th floor (14,562 SF) as of May 31, 2025 with between 12 to 18 months written notice and the payment of a termination fee equal to three months of net rent and operating costs for the period immediately following the termination option, plus the unamortized pro-rata extension transaction cost.
(8)	Salesforce has subleased 23,353 SF of its space to Providence Equity Partners, Aeris Partners at a rate of $80.97 PSF, which sublease is co-terminous with the prime lease.
(9)	According to the underwritten rent roll as of April 30, 2023, two Weiss Asset Management units totaling 15,223 SF have an underwritten lease expiration of October 31, 2025; however, pursuant to the lease amendment dated November 15, 2022, its expected lease expiration is October 31, 2034, which would result in a remaining term of 11.3 years for Weiss Asset Management.
(10)	Weiss Asset Management is currently in a free rent period for 19,537 SF until August 1, 2024, which was reserved in full at origination. We cannot assure you that Weiss Asset Management will commence paying rent as expected or at all.
(11)	Abrams Capital Management is currently in a free rent period until December 15, 2023, which was reserved in full at origination. We cannot assure you that Abrams Capital Management will commence paying rent as expected or at all.
(12)	Remaining Tenants includes two tenants (Trader Joe’s and STK), totaling 1.8% of net rentable area that have not yet taken occupancy. STK is expected to take occupancy in December 2023 and Trader Joe’s is expected to take occupancy in June 2024. We cannot assure you that either tenant will take occupancy of its respective space as expected or at all.

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LOAN #7: BACK BAY OFFICE

The following table presents certain information relating to the lease rollover schedule at the Back Bay Office Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	65,939	5.1%	5.1%	3,413,905	4.9%	$51.77	7
2025(3)	120,770	9.4	14.5%	8,093,017	11.7%	$67.01	12
2026	60,390	4.7	19.2%	5,060,933	7.3%	$83.80	9
2027	32,431	2.5	21.8%	1,167,516	1.7%	$36.00	1
2028	59,172	4.6	26.4%	5,133,946	7.4%	$86.76	2
2029	211,067	16.4	42.8%	10,217,124	14.7%	$48.41	4
2030	36,079	2.8	45.6%	2,847,592	4.1%	$78.93	2
2031	371,905	29.0	74.6%	15,324,573	22.1%	$41.21	4
2032	72,165	5.6	80.2%	4,583,500	6.6%	$63.51	1
2033 & Thereafter(3)	200,157	15.6	95.8%	13,509,457	19.5%	$67.49	6
Vacant	53,595	4.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,283,670	100.0%		$69,351,564	100.0%	$56.38	48

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease expiration schedule.
(2)	Based on the underwritten rent roll dated April 30, 2023.
(3)	According to the underwritten rent roll as of April 30, 2023, two Weiss Asset Management units totaling 15,223 SF have an underwritten lease expiration of October 31, 2025; however, pursuant to the lease amendment dated November 15, 2022, their expected lease expiration is October 31, 2034, which would result in a remaining term of 11.3 years for Weiss Asset Management.

The following table presents certain information relating to historical leasing at the Back Bay Office Property:

Historical Leased %(1)

2020	2021	2022	As of 4/30/2023(2)
96.0%	97.0%	96.8%	95.8%

(1)	Historical occupancies are as of December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated April 30, 2023.

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LOAN #7: BACK BAY OFFICE
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Back Bay Office Property:

Cash Flow Analysis(1)

	2020	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per SF
Base Rent	$51,526,277	$59,949,889	$59,804,916	$58,642,289	$69,351,564	$54.03
Contractual Rent Steps	0	0	0	0	1,362,984	$1.06
Step Rent Credits	0	0	0	0	521,804(2)	$0.41
Potential Income from Vacant Space	0	0	0	0	4,911,403(3)	$3.83
Gross Potential Rent	$51,526,277	$59,949,889	$59,804,916	$58,642,289	$76,147,755	$59.32
Total Reimbursements	24,669,444	27,067,738	28,017,620	28,290,450	31,949,642	$24.89
Other Income	7,723,812	8,115,682	11,231,780	13,140,165	11,829,452	$9.22
Vacancy & Bad Debt(4)	(633,236)	(359,541)	(80,985)	(80,987)	(4,911,403)	($3.83)
Effective Gross Income	$83,286,297	$94,773,768	$98,973,331	$99,991,917	$115,015,445	$89.60

Management Fee	1,829,216	2,147,700	2,187,964	2,177,486	1,000,000	$0.78
General & Administrative	2,164,712	2,240,150	2,296,661	2,392,157	2,596,305	$2.02
Utilities	3,321,124	3,557,755	4,186,509	4,642,228	4,428,328	$3.45
Security	1,689,928	1,571,328	1,574,124	1,552,615	1,705,477	$1.33
Janitorial	1,635,435	1,755,600	2,294,685	2,435,810	2,972,215	$2.32
Repairs & Maintenance	1,922,767	2,398,303	3,147,900	3,102,259	2,585,681	$2.01
Non-Recoverable Expenses(5)	655,899	745,952	501,980	575,384	561,872	$0.44
Real Estate Taxes	17,837,010	18,300,580	19,464,281	19,349,454	20,753,029	$16.17
Property Insurance	975,928	517,100	596,971	750,184	951,899	$0.74
Total Expenses	$32,032,019	$33,234,468	$36,251,075	$36,977,577	$37,554,805	$29.26

Net Operating Income(6)	$51,254,278	$61,539,300	$62,722,256	$63,014,340(7)	$77,460,640(7)	$60.34
Replacement Reserves	0	0	0	0	256,734	$0.20
TI / LC	0	0	0	0	0	$0.00
Net Cash Flow	$51,254,278	$61,539,300	$62,722,256	$63,014,340	$77,203,906	$60.14

Occupancy	96.0%	97.0%	96.8%	95.8%(1)	93.6%(8)
NOI Debt Yield(9)	10.8%	13.0%	13.2%	13.3%	16.3%
NCF DSCR(9)	1.69x	2.03x	2.07x	2.08x	2.55x

(1)	Based on the underwritten rent roll dated April 30, 2023.
(2)	Represents straight line rent average through each tenant’s lease expiration for investment grade tenants and tenants included in a legal industry magazine listing of the top 100 United States law firms by revenues (“Top 100 Law Firms”).
(3)	Represents contractual rent steps through April 2024.
(4)	Vacancy also encompasses bad debt, which includes provisions made for COVID-19 abatements in 2020 and credits for unused provisions in 2021.
(5)	Non-Recoverable Expenses excludes one-time non-recoverable Oxford leasing fees, one-time marketing survey cost, and unused provision for COVID-19 abatements.
(6)	The increase in Net Operating Income from 2020 to 2021 was primarily driven by nine tenants, representing 6.6% of net rentable area with leases that began or renewed/extended in 2021, rent increases for tenants in place, and an increase in total recoveries.
(7)	The increase from TTM 3/31/2023 to UW Net Operating Income was primarily driven by including credit for six leases which began in October 2022 or later, representing 11.6% of the net rentable area, the rent average benefit for investment grade and Top 100 Law Firm tenants, contractual rent steps, and an increase in recoveries.
(8)	Represents the underwritten economic occupancy.
(9)	The NOI Debt Yield and NCF DSCR are calculated based on the Back Bay Office Senior Loan and exclude the Back Bay Office Subordinate Companion Loan.

■	Appraisal. According to the appraisal, the Back Bay Office Property has an “as is (extraordinary assumption)” appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that $67,600,000 has been reserved for leasing costs. The Back Bay Office Property has an “as-is” appraised value of $1,345,000,000 as of October 19, 2022.
■	Environmental Matters. According to a Phase I environmental assessment dated November 15, 2022, there was no evidence of any recognized environmental conditions at the Back Bay Office Property.
■	Market Overview and Competition. The Back Bay Office Property is located in Boston, Suffolk County, Massachusetts, in the Back Bay submarket. The Back Bay Office submarket, one of nine distinct geographic concentrations within Boston, contains 14.3 million market rate rental SF of office space, or 10.3% of the Boston metro's total inventory of office space. In the ten-year period beginning with the third quarter of 2012, new additions to the submarket totaled 884,000 SF, while 58,000 SF were removed by developer activity. The net total gain of 826,000 SF equates to an annualized inventory growth rate of 0.6%, trailing slightly the Boston metropolitan growth rate of 1.0% over the same period. The Back Bay Office office submarket consists of approximately 17,357,250 SF of rentable office space as of May 6, 2023. The average market rent for the Back Bay Office office submarket is $59.09 per SF and the average vacancy rate is 9.4%.

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Comparable Leases Summary(1)

Property Name	Tenant Name	City / State	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Back Bay Office	Various	Boston / MA	Various	Various	Various	$56.38	(2)
John Hancock Tower	Versanis Bio, Inc.	Boston / MA	5,190	Jun-23	60	$80.00
Prudential Center	Foley & Lardner	Boston / MA	99,644	Mar-24	60	$96.90
Prudential Tower	Federal Home Loan Bank	Boston / MA	39,185	Jan-24	180	$57.00
One Exeter Plaza	Cerulli Associates	Boston / MA	10,917	Nov-22	126	$82.00
101 Huntington	Audax Management	Boston / MA	101,815	Nov-22	170	$78.00

(1)	Source: Appraisal.
(2)	Represents total weighted average of all tenants at the Back Bay Office Property based on the underwritten rent roll dated April 30, 2023.
■	The Borrower. The borrower is 500 Boylston & 222 Berkeley Owner (DE) LLC, a Delaware limited liability company, structured to be a single purpose bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Back Bay Office Whole Loan.

The borrower sponsors are JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation, and OPG Investment Holdings (US), LLC, and the non-recourse carveout guarantor is OPG Investment Holdings (US), LLC. The borrower is owned by a joint venture between J.P. Morgan Asset Management (“JPMAM”) and Oxford Properties (“Oxford”). JPMAM, with assets under management of $2.2 trillion as of September 30, 2022, is a global investment manager. JPMAM’s clients include institutions, retail investors and high-net worth individuals. JPMAM offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity.

Oxford is a global real estate investor, asset manager, and builder. It builds, buys, and grows defined real estate operating businesses. Established in 1960, Oxford and its portfolio companies reported that they manage approximately $80 billion (CAD) of assets across four continents on behalf of their investment partners. Oxford’s owned portfolio encompasses office, logistics, retail, multifamily residential, life sciences and hotels; it spans nearly 164 million SF. Oxford is owned by OMERS, the Canadian defined benefit pension plan for Ontario’s municipal employees. OPG Investment Holdings (US), LLC, the non-recourse carveout guarantor, is owned by OMERs, and does not have an ownership interest in the borrower.

■	Escrows. At origination of the Back Bay Office Whole Loan, the borrower deposited (i) $26,723,400 (the “Upfront Rollover Deposit”) into a TI/LC rollover reserve, (ii) $21,283,070 into an outstanding TI/LC reserve and (iii) $9,854,159 into a free rent reserve.

Tax Reserve. On each monthly payment date during a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the borrower over the next-ensuing 12-month period.

Insurance Reserve. On each monthly payment date during a Trigger Period (as defined below), the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be required for the renewal of coverage. The borrower does not need to deposit payments on each monthly payment into the insurance reserve if an acceptable blanket policy is in effect.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis during the continuance of a Trigger Period, an amount equal to $21,397.

TI / LC Reserve. The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $213,969; provided, however, such monthly deposits will not commence until the Upfront Rollover Deposit becomes equal to or less than $15,000,000.

■	Lockbox and Cash Management. The Back Bay Office Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents of the Back Bay Office Property to be transmitted directly by the tenants into a lockbox account controlled by the lender. The borrower and property manager are required to deposit all revenues otherwise received relating to the Back Bay Office Property (other than tenant security deposits) into the lockbox account within two business days following receipt. All funds deposited into the lockbox are required to be transferred on a daily basis to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Back Bay Office Whole Loan documents, and all excess cash flow funds remaining in the cash management account
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after the application of such funds in accordance with the Back Bay Office Whole Loan documents are required to (i) to the extent that any Trigger Period exists other than solely as the result of a Lease Sweep Period (as defined below), be deposited into an excess cash flow reserve account as additional collateral for the Back Bay Office Whole Loan, or (ii) during a Trigger Period continuing due to a Lease Sweep Period (regardless of whether any other Trigger Period is continuing), to be deposited into the lease sweep account.

A “Trigger Period” means an event (i) upon the occurrence of an event of default under the Back Bay Office Whole Loan documents until cured, (ii) upon the debt yield falling below (a) 8.50% based on the combined outstanding principal balance of the Back Bay Office Whole Loan and the Back Bay Office Mezzanine Loan or (b) 9.10% based on the outstanding principal balance of the Back Bay Office Whole Loan as of the last day of any quarter (a “Low Debt Yield Period”) until the debt yield is equal to or greater than 8.50% for one calendar quarter for the Back Bay Office Whole Loan and Back Bay Office Mezzanine Loan or the debt yield is equal to or greater than 9.10% for one calendar quarter for the Back Bay Office Whole Loan (provided that the borrower may cure or avoid a Low Debt Yield Period by delivering to the lender cash or a letter of credit in the amount by which the outstanding principal balance of the Back Bay Office Whole Loan and/or the Back Bay Office Mezzanine Loan, as applicable, would need to be reduced for the applicable debt yield test to be satisfied), (iii) if a property manager is an affiliate of the borrower or guarantor and becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, unless such property manager is replaced within 30 days and the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender, (iv) upon the occurrence of an event of default under the Back Bay Office Mezzanine Loan documents, or (v) upon the commencement of a Lease Sweep Period until such Lease Sweep Period ceases pursuant to the terms of the Back Bay Office Whole Loan documents.

A “Lease Sweep Period” means a period commencing on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (x) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease prior to its then current expiration date; (d) the date that any tenant under a Lease Sweep Lease (other than Wayfair and any other investment grade tenant) discontinues its business (i.e., “goes dark”) in its space at the Back Bay Office Property or gives notice that it intends to do any of the foregoing; (e) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of any of the following (A) any Lease Sweep Lease party is unable to pay its debts generally, or institutes any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or (B) the instituting of any proceeding against or with respect to any Lease Sweep Lease party seeking liquidation of its assets or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

A Lease Sweep Period will end upon the following: (i) with regard to clauses (a) through (d), the entirety of the Lease Sweep Lease space is leased to a satisfactory replacement tenant or tenants, and in the lender’s reasonable judgement sufficient funds have been accumulated in the lease sweep account to cover all anticipated approved lease sweep space leasing expenses, free rent periods, and/or rent abatements, and any shortfalls in required payments under the loan documents or operating expenses as a result of anticipated downtime prior to the commencement of payments under the lease or leases, which funds on deposit in the lease sweep account may not exceed $125 PSF of the lease sweep space, provided that all anticipated approved lease sweep space leasing expenses will not, in lender’s reasonable judgement, exceed $125 PSF, (ii) with regard to clauses (a) through (f), funds collected in the lease sweep account are equal to $75 PSF for tenant’s space (“Lease Sweep Deposit Amount”), unless the lender determines that anticipated leasing expenses will exceed the Lease Sweep Deposit Amount, in which case the sweep will continue until the lender is satisfied that there are sufficient funds in the lease sweep account; (iii) with regard to clause (a), the tenant of the Lease Sweep Lease space has irrevocably exercised its renewal or extension option with respect to all of its space, and sufficient funds have been accumulated to cover all anticipated leasing costs; (iv) with regard to clauses (b) and (c), such termination option is not validly exercised by the tenant or is otherwise validly and irrevocably waived in writing; (v) with regard to clause (e), the date the default has been cured; or (vi) with regard to clause (f), either the Lease Sweep Lease has been affirmed or assumed in the tenant insolvency, without modification of such lease or guaranty, in a manner reasonably satisfactory to the lender, pursuant to a final, non-appealable order of the bankruptcy court, and the tenant is in full occupancy and paying full unabated rent, and adequate assurance of the future

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performance under the Lease Sweep Lease, as determined by the lender, has been provided, or the Lease Sweep Deposit Amount has been met.

A “Lease Sweep Lease” means (i) the Wayfair lease or (ii) any replacement lease from a different tenant that leases the Wayfair premises or any portion thereof consisting of at least 235,000 rentable SF.

■	Property Management. The Back Bay Office Property is managed by Oxford I Asset Management USA Inc., a Delaware corporation, an affiliate of the non-recourse carveout guarantor.
■	Current Mezzanine or Subordinate Indebtedness. The $65,000,000 Back Bay Office Subordinate Companion Loan was funded concurrently with the origination of the Back Bay Office Senior Loan and comprises part of the Back Bay Office Whole Loan. The Back Bay Office Subordinate Companion Loan accrues interest at a rate of 8.2000% per annum. The holders of the Back Bay Office Mortgage Loan, the Back Bay Office Pari Passu Companion Loans and the Back Bay Office Subordinate Companion Loan have entered into a co-lender agreement that governs their relationship, as described under “Description of the Mortgage Pool—The Whole Loans—The Back Bay Office Pari Passu-AB Whole Loan” in the Prospectus. Additionally, the $40,000,000 Back Bay Office Mezzanine Loan was funded by RICP V Holdings, LLC concurrently with the origination of the Back Bay Office Whole Loan and is secured by the direct equity ownership in the borrower of the Back Bay Office Whole Loan. The Back Bay Office Mezzanine Loan accrues interest at a rate of 10.12500% per annum, interest only, and matures on July 6, 2028. The lenders of the Back Bay Office Whole Loan and the Back Bay Office Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Back Bay Office Property, plus 24 months of business interruption coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $100,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB, CREFI
Location (City / State)	Miami Beach, Florida	Cut-off Date Balance(2)		$50,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(1)		$2,800,000
Size (Rooms)	50	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 3/31/2023	77.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2023	77.4%	Type of Security		Fee
Year Built / Latest Renovation	1940 / 2010	Mortgage Rate		6.99000%
Appraised Value	$276,000,000	Original Term to Maturity (Months)		120
Appraisal Date	3/23/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor	Soho House & Co Inc.	Original Interest-Only Period (Months)		120
Property Management	Self-Managed	First Payment Date		7/1/2023
		Maturity Date		6/1/2033
Underwritten Revenues	$65,813,641
Underwritten Expenses	$40,746,858	Escrows(3)
Underwritten Net Operating Income (NOI)	$25,066,783		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,339,378	Taxes	$336,184	$48,026
Cut-off Date LTV Ratio(1)	50.7%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	50.7%	Replacement Reserves	$164,894	4% of Revenues
DSCR Based on Underwritten NOI / NCF(1)	2.53x / 2.35x	TI / LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	17.9% / 16.7%	Other(4)(5)	$40,859,366	Springing

Sources and Uses
Sources	$	%		Uses	$	%
Whole Loan Amount	$140,000,000	86.	0%	Loan Payoff	$118,685,973	72.	9%
Borrower Sponsor Equity	22,868,433	14.	0	Upfront Reserves	41,360,444	25.	4
				Closing Costs	2,822,016	1.	7
Total Sources	$162,868,433	100.	0%	Total Uses	$162,868,433	100.	0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Soho Beach House Miami Whole Loan (as defined below).
(2)	The Soho Beach House Miami Mortgage Loan (as defined below) is part of the Soho Beach House Miami Whole Loan, which is comprised of nine pari passu promissory notes with an aggregate original balance of $140,000,000.
(3)	See “Escrows” herein.
(4)	Other Upfront Escrows includes a $40,439,366 named storm coverage reserve and a $420,000 seasonality reserve, as described in “Escrows” herein.
(5)	Other Monthly Escrows includes a seasonality reserve as described in “Escrows” herein.

■	The Mortgage Loan. The mortgage loan (the “Soho Beach House Miami Mortgage Loan”) is secured by a first mortgage encumbering the borrower’s fee interest in a hospitality property comprised of 50 luxury hotel guest rooms, five food and beverage outlets, event space, a 570-seat private beach club and two outdoor pools, located in Miami Beach, Florida (the “Soho Beach House Miami Property”). The Soho Beach House Miami Mortgage Loan is evidenced by the controlling note A-2 and the non-controlling notes A-3-1 and A-5-1 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $50,000,000, representing 5.5% of the Initial Pool Balance. The Soho Beach House Miami Mortgage Loan is part of a whole loan which is comprised of nine notes, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $140,000,000 (the “Soho Beach House Miami Whole Loan”).

The Soho Beach House Miami Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”) on May 11, 2023. The Soho Beach House Miami Whole Loan is interest-only for the term of the loan and accrues interest at a fixed rate of 6.99000% per annum. The Soho Beach House Miami Whole Loan proceeds were used to refinance the Soho Beach House Miami Property, fund upfront reserves and pay closing costs.

The Soho Beach House Miami Whole Loan has an initial term of 120 months and a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the Soho Beach House Miami Whole Loan is the payment date in June 2033. Voluntary prepayment of Soho Beach House Miami Whole Loan in whole (but not in part) is permitted on or after the payment date in December 2032, without payment of any prepayment premium. The defeasance lockout period for the Soho Beach House Miami Whole Loan will be at least 25 payment dates beginning with and including the first payment date on July 1, 2023. Provided that no event of default under the Soho Beach House Miami Whole Loan documents is continuing, the borrower has the option to (a) defease the Soho Beach House Miami Whole Loan in whole (but not in part) after the earlier of (x) the date that is two years from the closing date of the securitization that includes the last note of the Soho Beach House Miami Whole Loan to be securitized and (y) July 1, 2026 (the “Permitted Defeasance Date”) or (b) on or after July 1, 2025, prepay the Soho Beach House Miami Whole Loan in whole (but not in part) with the payment of a yield maintenance premium, unless such prepayment occurs on or after December 1, 2032, in which case the borrower is not required pay a yield maintenance or defeasance premium. The assumed defeasance lockout period of 25 months is based on the expected closing date of the Benchmark 2023-B39 securitization in July 2023. The actual lockout period may be longer.

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The table below summarizes the promissory notes that comprise the Soho Beach House Miami Whole Loan. The relationship between the holders of the Soho Beach House Miami Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	JPMCB(1)	No
A-2	24,500,000	24,500,000	Benchmark 2023-B39	Yes
A-3-1	8,900,000	8,900,000	Benchmark 2023-B39	No
A-3-2	11,100,000	11,100,000	JPMCB(1)	No
A-4	14,000,000	14,000,000	JPMCB(1)	No
A-5-1	16,600,000	16,600,000	Benchmark 2023-B39	No
A-5-2	4,900,000	4,900,000	CREFI(1)	No
A-6	15,000,000	15,000,000	CREFI(1)	No
A-7	10,000,000	10,000,000	CREFI(1)	No
Whole Loan	$140,000,000	$140,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The Soho Beach House Miami Property is a hospitality property comprised of 50 luxury hotel guest rooms, five food and beverage outlets, event space, a 570-seat private beach club and two outdoor pools, located in Miami Beach, Florida. The Soho Beach House Miami Property consists of two buildings: (i) a seven-story main building, which was built in 1940 as an Art Deco hotel and fully renovated in 2010, and (ii) a 16-story tower, developed in 2010 with 14 full-floor guest suites. The 50 individually-designed guest suites are fitted with antique pieces, colorful textiles and a mirrored Art Deco-style drinks bar. Additionally, the Soho Beach House Miami Property offers five food and beverage outlets: Cecconi’s (the main restaurant located in the courtyard on the ground floor), Club Bar (design inspired by 1940s Cuba), Ocho (located on the rooftop of the 8th floor featuring a plunge pool and views of the ocean and Miami skyline), Beach Bar (an outdoor bar located at the end of the pool) and Pool & Beach Club (offering lounge beds and waiter service that serves food and drinks to the pool area). In addition to operating as a hotel, the Soho Beach House Miami Property caters to an exclusive membership base, generating significant revenues through annual membership fees as described below. Cecconi’s is open to the public, whereas the remaining food and beverage outlets are restricted to members and guests of the Soho Beach House Miami Property.

As of March 31, 2023, the Soho Beach House Miami Property had 7,208 members each paying an annual membership fee for access to the Soho Beach House Miami Property’s various amenities. Additionally, as of March 31, 2023, there were 3,928 people on the Soho Beach House Miami Property’s membership waitlist (representing 54.5% of March 31, 2023 total members). Members of the Soho Beach House Miami Property have exclusive access to the 570-seat private beach club that spans the width of the Soho Beach House Miami Property. Additional amenities offered to members include access to all five food and beverage outlets, two outdoor pools with waiter service, multiple meeting space areas, a full-service spa, a fully equipped fitness center, a library, a screening room and a private dining room.

Since acquisition of the Soho Beach House Miami Property in 2008, the borrower sponsor has invested approximately $88.0 million in capital expenditures, including approximately $23.4 million invested between 2018 and 2022. Recent capital expenditures include a refreshed Cecconi’s restaurant, upgraded furniture, upgraded case goods and soft goods to both the public spaces and guest rooms, HVAC replacements and a full door replacement. Furthermore, the borrower sponsor anticipates spending an additional approximately $3.2 million (approximately $64,000 per room) by year end 2024 for routine repairs (approximately $550,000) along with kitchen refreshes and hotel shower upgrades (approximately $2.6 million). We cannot assure you whether such repairs and upgrades will be completed as expected or at all.

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Total revenue at the Soho Beach House Miami Property consists of five main components: food and beverage revenue (46.4% of total revenue), membership fees (24.8% of total revenue), room revenue (19.2% of total revenue), other sales (6.9% of total revenue) and Cowshed spa sales (2.6% of total revenue). Membership fees have been steady at the Soho Beach House Miami Property, as highlighted by its 7,208 active members along with its membership waitlist which has grown from 1,254 in 2019 to 3,928 as of March 31, 2023, representing an approximately 213.2% increase. Given the consistent membership revenue stream, the Soho Beach House Miami Property has the flexibility to adjust transient rooms pricing with market rates while maintaining revenue streams from food and beverage and membership fees (collectively accounting for 71.3% of total revenue).

As of March 31, 2023, the Soho Beach House Miami Property had a 77.4% average occupancy rate, $896.30 ADR and $693.40 RevPAR. According to the appraisal, the estimated 2022 demand segmentation for the Soho Beach House Miami Property consisted of 80% leisure, 15% meeting and group and 5.0% commercial.

The following table presents certain information relating to the performance of the Soho Beach House Miami Property:

Hotel Performance

	Competitive Set(1)(2)			Soho Beach House Miami Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	62.5%	$732.24	$457.73	81.1%	$731.82	$593.50	129.7%	99.9%	129.7%
2022	68.2%	$825.66	$563.00	78.6%	$868.31	$682.39	115.3%	105.2%	121.2%
TTM(4)	67.2%	$810.04	$544.05	77.4%	$896.30	$693.40	115.2%	110.6%	127.5%

(1)	Data obtained from a third-party hotel trend report, utilizing a competitive set in line with the appraisal.
(2)	The competitive set consists of the following hotels: The Setai, W South Beach, Eden Roc Miami Beach, The Miami Beach EDITION, Faena Hotel Miami Beach and Nobu Hotel Miami Beach.
(3)	Data obtained from the operating statements provided by the borrower sponsor.
(4)	TTM represents the trailing 12-month period ending March 31, 2023.
■	Membership Fees. All Soho House membership contracts are 12-month contracts with renewals available at the discretion of the membership committee and are billed annually, monthly or quarterly. Soho House currently offers four different types of membership contracts: (a) access to every Soho House globally (“Every House”) ($4,815 annual fee), (b) local Soho House access only (“Local House”) ($2,622 annual fee), (c) Every House access for members under the age of 27 ($2,408 annual fee) and (d) Local House access for members under the age of 27 ($1,311 annual fee). The Every House membership contract provides access to all Soho House clubs around the world with the exception of Little Beach House Malibu, which requires an additional Malibu Plus membership. The Local House membership contract allows access only to the Soho House club where the membership application was submitted. There is no corporate allocation of membership revenue to other Soho Houses. All (100%) of the fees from members who applied to and joined Soho House via the Soho Beach House Miami Property, flow through the Soho Beach House Miami Property’s operating statements, regardless of whether the membership is Every House or Local House. As of March 31, 2023, the Soho Beach House Miami Property had 7,208 members, of which 37.8% were Local House members and 62.2% were Every House members.

The following table presents certain information relating to the membership at the Soho Beach House Miami Property:

Soho Beach House Membership(1)

Year	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Q1 2023
Total Members	2,293	2,506	2,919	3,297	3,943	4,600	6,236	5,246	5,745	7,011	7,208
% Change	NAP	9.3%	16.5%	12.9%	19.6%	16.7%	35.6%	(15.9%)	9.5%	22.0%	2.8%

Total Membership Waitlist	NAV	NAV	NAV	NAV	NAV	NAV	1,254	2,182	2,620	3,642	3,928
% Change	NAV	NAV	NAV	NAV	NAV	NAV	NAP	74.0%	20.1%	39.0%	7.9%

(1)	Based on information provided by the borrower sponsor.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Soho Beach House Miami Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ Per Room
Room Revenue	$7,859,791	$5,110,615	$10,801,620	$12,419,461	$12,619,929	$12,619,929	$252,399
F&B Revenue	22,645,675	11,555,133	22,150,546	29,209,905	30,565,191	30,565,191	$611,304
Membership Fees	12,660,869	12,311,234	12,045,186	15,379,084	16,345,343	16,345,343	$326,907
Other Sales(2)	2,580,441	1,466,019	2,295,424	4,509,686	4,553,271	4,553,271	$91,065
Cowshed Spa Sales	1,536,267	728,106	1,516,991	1,708,420	1,729,907	1,729,907	$34,598
Total Revenue	$47,283,044	$31,171,108	$48,809,766	$63,226,557	$65,813,641	$65,813,641	$1,316,273

Rooms Expense	$3,439,209	$1,845,751	$3,552,941	$4,180,698	$4,020,961	$4,020,961	$80,419
F&B Expense	13,720,988	7,953,356	12,465,915	16,048,084	16,899,196	16,899,196	$337,984
Other Expense	1,486,425	1,101,658	1,713,265	2,831,346	3,017,843	3,017,843	$60,357
Cowshed Spa Expense	776,838	536,016	883,241	666,108	717,625	717,625	$14,353
Departmental Expenses	$19,423,461	$11,436,782	$18,615,361	$23,726,236	$24,655,625	$24,655,625	$493,113

Departmental Profit	$27,859,583	$19,734,326	$30,194,405	$39,500,321	$41,158,015	$41,158,015	$823,160

Total Undistributed Expenses	$10,282,624	$6,100,035	$8,496,753	$12,120,091	$12,522,721	$12,522,721	$250,454
Gross Operating Profit	$17,576,959	$13,634,291	$21,697,652	$27,380,230	$28,635,294	$28,635,294	$572,706

Management Fee(3)	$0	$0	$0	$0	$0	$1,974,409	$39,488
Property Tax(4)	462,533	497,182	564,252	585,401	647,624	576,315	$11,526
Property Insurance	882,076	938,372	1,002,572	970,682	1,013,855	1,017,787	$20,356
Total Other Expenses	$1,344,608	$1,435,554	$1,566,824	$1,556,083	$1,661,480	$3,568,512	$71,370
Net Operating Income	$16,232,350	$12,198,737	$20,130,829	$25,824,147	$26,973,815	$25,066,783	$501,336
FF&E	1,220,219	666,630	1,318,087	1,665,175	1,727,405	1,727,405	$34,548
Net Cash Flow	$15,012,131	$11,532,107	$18,812,742	$24,158,972	$25,246,410	$23,339,378	$466,788

Occupancy	89.4%	59.0%	81.1%	78.6%	77.4%	77.4%
NOI Debt Yield(5)	11.6%	8.7%	14.4%	18.4%	19.3%	17.9%
NCF DSCR(5)	1.51x	1.16x	1.90x	2.43x	2.54x	2.35x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not included in the underwritten cash flow.
(2)	Other Sales is comprised of event space rentals, other income, valet parking and other accommodation sales.
(3)	The Soho Beach House Miami Property is self-managed and therefore no historical management fee has been applied. Underwritten management fee is set at 3.0% of total revenue.
(4)	Property Taxes were adjusted historically from the borrower sponsor’s financial statements to reflect the actual real estate tax bills in each given year. Adjustments include excluding the sales tax paid on the operating lease (which in the event of a foreclosure would no longer be applicable) from the historical financials.
(5)	NOI Debt Yield and NCF DSCR are calculated based on the Soho Beach House Miami Whole Loan of $140,000,000.
■	Appraisal. According to the appraisal, the Soho Beach House Miami Property had an “as-is” appraised value of $276,000,000 as of March 23, 2023.

■	Environmental Matters. According to a Phase I environmental report dated March 24, 2023, there was no evidence of any recognized environmental conditions at the Soho Beach House Miami Property.

■	Market Overview and Competition. The Soho Beach House Miami Property is located in Miami Beach, Florida, within the greater Miami-Dade County. According to the appraisal, Miami-Dade County had a year-end 2022 population of approximately 2.7 million. Between 2011 and 2019, Miami-Dade County recorded a record number of overnight visitors each year, peaking at approximately 16.3 million in 2019. While the number of overnight visitors fell in 2020 due to the COVID-19 pandemic, it quickly recovered in 2021 with approximately 15.9 million overnight visitors. With its combination of beaches, nightlife, restaurants, shopping, golf, tennis and national parks, Miami is one of the nation’s premier tourist destinations and is the center of the worldwide cruise industry. Miami is also a favored location for business meetings, sales events, trade shows and high-profile diplomatic events. According to the appraisal, Miami has consistently ranked as one of the top five lodging markets in the country.

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LOAN #8: SOHO BEACH HOUSE MIAMI

The Soho Beach House Miami Property is located approximately 11.6 miles east of the Miami International Airport. In 2022, the Miami International Airport served a record-breaking 50.6 million passengers and added 15 new international routes to areas such as the Caribbean, South America, Europe and Canada. There are over 80 airlines serving Miami International Airport to approximately 150 destinations around the globe, and the airport is also the top United States airport for international freight. Miami International Airport is the leading economic engine for Miami-Dade County and the state of Florida, generating business revenue of approximately $33.7 billion annually and welcoming 70% of all international visitors to Florida.

According to the appraisal, the Soho Beach House Miami Property is located within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (the “Miami MSA”). The Miami MSA is home to approximately 5.6 million people, making it the fourth largest metropolitan statistical area in the United States behind New York, Los Angeles and Chicago. The Miami MSA is home to the headquarters or regional offices of national companies such as Carnival Cruise Lines, Royal Caribbean International, Bank of America, Burger King Corporation, Citibank and American Airlines.

The appraisal noted there are no proposed hotels anticipated to enter the immediate area in the near future that are considered to be directly competitive with the Soho Beach House Miami Property.

The following table presents certain information relating to the primary hotel competition for the Soho Beach House Miami Property:

Competitive Set(1)

Property Name	Year Built / Renovated	Number of Rooms	Occupancy	ADR	RevPAR
Soho Beach House Miami(2)	1940 / 2010	50	77.4%	$896.30	$693.40
The Setai Miami Beach	2004 / 2013	137	60% - 65%	$1,230 - $1,270	$730 - $770
W South Beach	2009 / 2020	352	75% - 80%	$1,080 - $1,120	$815 - $855
Eden Roc Miami Beach	1955 / 2018	415	65% - 70%	$380 - $420	$240 - $280
The Miami Beach EDITION	1957 / 2014	294	75% - 80%	$965 - $1,005	$750 - $790
Faena Hotel Miami Beach	2015 / NAV	179	60% - 65%	$1,330 - $1,370	$790 - $830
Nobu Hotel Miami Beach	2018 / NAV	206	70% - 75%	$480 - $520	$340 - $380

(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2022 values.
(2)	Soho Beach House Miami Property metrics are as of March 31, 2023 per the operating statements provided by the borrower sponsor.
■	The Borrower. The borrower, Beach House Owner, LLC, is a single-purpose Delaware limited liability company structured to be a bankruptcy-remote entity with at least two independent directors.

The borrower sponsor under the Soho Beach House Miami Whole Loan is Soho House & Co Inc. (NYSE: SHCO) (“Soho House”) and the non-recourse carveout guarantor is US AcquireCo, Inc., a wholly owned subsidiary of Soho House. Soho House is majority-owned and controlled by the private equity group The Yucaipa Companies. As of 2022, Soho House has a current membership base of over 210,000 members world-wide across 38 houses (1,122 keys). Soho House also operates 14 restaurants, 9 Soho Works, The Ned London, The Ned New York, Scorpios Beach Club and Soho Home. As of the first quarter 2023, Soho House reported a total revenue of approximately $255.2 million, representing an approximately 33.0% increase over the first quarter 2022.

■	Operating Lease. The Soho Beach House Miami Property is managed pursuant to a triple-net operating lease with Soho House Beach House, LLC, an affiliate of the borrower, as operating tenant (the “Operating Tenant”), that expires in May 2036, subject to two, five-year renewal options exercisable by the Operating Tenant. The lenders received an equity pledge by the Operating Tenant’s sole member of all the membership interests in the Operating Tenant, and upon the occurrence and existence of an event of default, the lenders have the right to foreclose on that pledge and control the Operating Tenant. Pursuant to the operating lease, the Operating Tenant is required to pay the borrower $6,791,909 annually in equal monthly installments (the underwritten NCF for the Soho Beach House Miami Property is based on the underlying revenues and not on such operating lease payment) into a restricted account in the borrower’s name and controlled by the lenders. The Operating Tenant is required to deposit all revenue generated by the Soho Beach House Miami Property into the lender-controlled restricted account. In connection with the operating lease, Soho House & Co. Limited and US AcquireCo, Inc. (affiliates of the Operating Tenant) delivered guaranties to the borrower for the payment of all sums due by Operating Tenant and performance of all obligations of the Operating Tenant under the operating lease. The operating lease guaranties are part of the collateral for the Soho Beach House Miami Whole Loan. The Operating Tenant and the guarantors entered into a subordination agreement with the lenders pursuant to which (i) the operating lease is subordinated to the Soho Beach House Miami Whole Loan and (ii) the operating lease guarantors acknowledged that the lenders may exercise all of the borrower’s rights and remedies under the operating
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lease guaranties after an event of default under the Soho Beach House Miami Whole Loan documents, transfer the Soho Beach House Miami Property or foreclose on the Operating Tenant’s equity pledge.

The Soho Beach House Miami Property is not currently subject to a franchise agreement and, it is a restricted transfer for the borrower, the Operating Tenant, the guarantor, the Operating Tenant’s sole member, any affiliated manager or their respective affiliates to subject the Soho Beach House Miami Property to a franchise agreement without the lenders’ consent. The Operating Tenant has licensed from certain of its affiliates the right to use certain registered marks related to the Cowshed brand and the Soho House Beach House brand (excluding the Soho House Miami and Cecconi’s marks, which the lender has no right to use) under the respective license agreements (collectively, the “License Agreements”). At origination of the Soho Beach House Miami Whole Loan, the Operating Tenant pledged its interest in the License Agreements to the borrower under a security agreement and such rights have been sublicensed to the lenders. The borrower, the Operating Tenant and Soho House & Co. Limited (collectively, the “Parties”) have delivered a certain transition services agreement (the “Transition Services Agreement”) which, for a period of two years following the date that the lender obtains title to the Soho Beach House Miami Property following an event of default under the Soho Beach House Miami Whole Loan documents, (a) obligates the Parties, the guarantor, the licensors and their respective affiliates (collectively, the “TSA Parties”) to continue the uninterrupted operation of the Soho House Beach House Miami Property and (b) prohibits the TSA Parties and their respective affiliates and successors and assigns from opening any “Soho House” in Miami Beach, Florida, subject to certain exceptions set forth in the Transition Services Agreement. In connection with such transition services, the lenders are required to pay a management fee of 3% of gross revenue from the Soho Beach House Miami Property and reimburse the TSA Parties for certain costs and operating expenses set forth in the annual budget, subject to a 5% variance. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Hospitality Properties” for additional information.

■	Escrows. At loan origination, the borrower deposited (i) $336,184 into a tax reserve, (ii) $164,894 into a replacement reserve, (iii) $40,439,366 into a named storm coverage reserve (the “Named Storm Coverage Amount”), which amount (less any premiums paid to the borrower in accordance with the Soho Beach House Miami Whole Loan documents) is required to be released to the borrower in the event that the borrower provides evidence to the lender of a fully bound Qualified Named Storm Policy (as defined below) with respect to the Soho Beach House Miami Property, and (iv) $420,000 into a seasonality reserve.

Tax Reserve. On a monthly basis, the borrower is required to deposit 1/12 of an amount which the lenders estimate would be sufficient to pay taxes for the next ensuing 12 months (currently estimated to be $48,026).

Insurance Reserve. On a monthly basis, the borrower is required to deposit into an insurance reserve 1/12 of the insurance premiums that the lenders estimate will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Soho Beach House Miami Whole Loan documents; provided, however, that in the event any such blanket insurance policy covers more than one location within a one-thousand-foot radius of the Soho Beach House Miami Property (the “Radius”), the limits of such blanket insurance policy must be sufficient to maintain the coverage required under the Soho Beach House Miami Whole Loan documents for the Soho Beach House Miami Property and any and all other locations combined within the Radius that are covered by such blanket policy insurance policy calculated on a total insured value basis.

Replacement Reserve. On a monthly basis, the borrower is required to deposit into the replacement reserve account, an amount equal to the greater of (i) 1/12 of 4% of the total revenue generated (excluding membership fees) during the 12-month period ending on the last day of the most recent calendar quarter and (y) the then-current amount (if any) required by the management agreement or the license agreement for replacements or FF&E work.

Seasonality Reserve. Prior to January 1, 2024 and January 1 of each calendar year thereafter during the term of the Soho Beach House Miami Whole Loan, the lenders are required to reassess the amount necessary to be held in the seasonality reserve and to require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate gross income from operations anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Soho Beach House Miami Property has a debt service coverage ratio of at least equal to 1.25x for the immediately preceding twelve month period.

Named Storm Coverage Reserve. The borrower is required under the Soho Beach House Miami Whole Loan documents to obtain on or prior to April 1, 2024, a policy for losses caused by any type of named storm for the borrower and the Soho Beach House Miami Property, which policy must (i) comply with the insurance provisions of the Soho Beach House Miami Whole Loan documents, (ii) insure the Soho Beach House Miami Property in an amount, that when

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added to the balance of the Named Storm Coverage Amount is equal to $90,439,366 (the “Total Insured Value”), (iii) provide for a premium of not more than $1,500,000 (the “Named Storm Coverage Premium Cap”) and (iv) provide for an allocation to the Soho Beach House Miami Property of not more than $180,000 (any such policy, a “Qualified Named Storm Policy”). The lender is required, upon receipt of an invoice for the same, to disburse to the borrower the amount of the premium payable, in an amount not to exceed the Named Storm Coverage Premium Cap, on any Qualified Named Storm Policy. In the event that the borrower elects to purchase a policy for named storm coverage in an amount less than the Named Storm Coverage Amount on or before April 1, 2024, the Named Storm Coverage Amount will be reduced by the positive difference between (x) the Total Insured Value and (y) the amount of the coverage purchased, and the remainder will continue to constitute the Named Storm Coverage Amount for the remainder of the term of the Soho Beach House Miami Whole Loan. In the event that the borrower does not purchase a Qualified Named Storm Policy or to the extent the Named Storm Coverage Amount is reduced in accordance with the preceding sentence, the Named Storm Coverage Amount will not be released to the borrower and will remain collateral for the Soho Beach House Miami Whole Loan. The current property insurance, which expires on April 1, 2024, includes named storm coverage with a limit of $50,000,000, which when added to the Named Storm Coverage Amount equates to the Total Insured Value.

■	Lockbox and Cash Management. The Soho Beach House Miami Whole Loan is structured with a hard lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lenders, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lenders as additional security for the Soho Beach House Miami Whole Loan and disbursed in accordance with the terms of the Soho Beach House Miami Whole Loan documents.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the Soho Beach House Miami Whole Loan documents; (b) any bankruptcy action or insolvency of the borrower, the Operating Tenant or a property manager and (c) the debt service coverage ratio for the Soho Beach House Miami Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.30x.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lenders of a cure of such event of default in accordance with the Soho Beach House Miami Whole Loan documents; (ii) with respect to clause (b) above solely with respect to the property manager, if borrower replaces the property manager with a “Qualified Manager” (as defined in the Soho Beach House Miami Whole Loan documents) under a replacement management agreement within 60 days of such bankruptcy event and (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the Soho Beach House Miami Whole Loan of 1.35x or greater for one quarter based upon the trailing 12-month period immediately preceding the date of determination; provided, however, that any such Cash Sweep Event cure is subject to the following conditions: (A) no event of default has occurred and is continuing under the Soho Beach House Miami Whole Loan documents, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure, including reasonable attorney’s fees and expenses, and (C) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy action of the borrower or the Operating Tenant.

■	Property Management. The Soho Beach House Miami Property is self-managed by Soho House Beach House, LLC pursuant to the operating lease described above under “Operating Lease”.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Soho Beach House Miami Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following casualty. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.
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LOAN #9: SCOTTSDALE FASHION SQUARE

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LOAN #9: SCOTTSDALE FASHION SQUARE

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LOAN #9: SCOTTSDALE FASHION SQUARE

Scottsdale Fashion Square
7014 East Camelback Road
Scottsdale, AZ 85251
Scottsdale
Tempe
Mesa
SCOTTSDALE AIRPORT
PHOENIX SKY HARBOR INTERNATIONAL AIRPORT
Glendale
Phoenix
Gilbert
Chandler
Sun City
Paradise Valley Community College
Paradise Valley Golf Course
Reach 11 Recreation Area
Chauncey Ranch
Perimeter Center Office Park
Fountain Square
Bell Towne Plaza
Moon Valley Towne Center
Plaza De Campana
Paradise Valley Hospital
Tatum Point Shopping Center
TPC Stadium Course
Scottsdale Promenade
McDowell Mtn. Business Park
Desert Horizon Park
Kierland Golf Club
Kierland Commons
Scottsdale Quarter
Northsight Center
Scottsdale Towne Center
Scottsdale Horizon
Lookout Mountain Preserve
Moon Valley Country Club
Shadow Mountain
Pointe Golf Club-Lookout Mtn
Paradise Valley Festival Center
East Thunderbird Square North
Paradise Valley Mall
Village Center
Village Fair Center
Cobblestone Plaza
North Mountain Preserve
Stonecreek Golf Club
Orange Tree Golf Resort
Starfire At Scottsdale Country Club
Paradise Valley Marketplace
Sundown Plaza
Shea Scottsdale East Shopping Center
Paradise Valley Plaza
HonorHealth Scottsdale Shea Medical Center
Marketplace At Central
Camelback Golf Club
Palo Verde Plaza
Piestewa Peak Park
Phoenix Mountains Park
OdySea Aquarium
Butterfly Wonderland
McCormick Ranch Golf Club
Salt River Fields At Talking Stick
Talking Stick Golf Club
Topgolf Scottsdale
The Pavilions at Talking Stick Shopping Center
Squaw Peak Plaza
Arizona Biltmore Golf Club
Scottsdale Community College
Saddle Mountain Retail
Town & Country
Biltmore Fashion Park
Arcadia Village
4440 E Camelback
Camelback Mountain
16th St & Camelback
Camelback Colonade
Steele Indian School Park
Scottsdale Waterfront
Stetson Plaza
Fifth Ave Shopping District
Palm Grove Center
Arcadia Town Center
Gaslight Square
Arcadia Promenade
Phoenix VA Health Care System
HonorHealth Scottsdale Osborn Medical Center
Scottdale Stadium
Phoenix Country Club
Arizona Country Club
St. Joseph's Hospital
Phoenix Children's Hospital
Squaw Peak Plaza
Scottsdale Crossing
Indian River Plaza
Pierce Plaza
Arcadia Crossing
Wilshire Plaza
Banner - University Medical Center Phoenix
Coronado Golf Course
Cypress Golf Course
Arizona Center
Maricopa Integrated Health System
Papago Golf Course
Desert Botanical Garden
Casino Arizona
St Luke's Medical Center
Tovrea Castle Historic Area
Hall of Flame Fire Museum
Chase Field
Phoenix Municipal Stadium
Big Surf
Papago Park
Phoenix Memorial Center
Rio Salado Park
Tempe Marketplace
Banner Mesa Medical Center
Hohokam Stadium
Palm Village Shopping Center
Sun Devil Stadium
Riviera Plaza
University Park Shopping Center
Centerpoint on Mill
Arizona State University
Tempe St. Luke's Hospital
Mekong Plaza
Main St Shopping Center
Tempe Diablo Stadium
Esteban Park
Resthaven Cemetery
Fair Lane Business Park
48th St Plaza
Huntington Square Shopping Center
Danelle Plaza
Valley Fair Shopping Center
Mesa Community College
Golfland Sunsplash
Mesa South Shopping Center
Southern Commerce Center
Banner Desert Medical Center
Legacy Golf Resort
Legacy Village
Raven Golf Club
Arizona Mills
48th and Baseline Shopping Center
Lake Country Village Center
Mesa Grand Shopping Center
Shoppes at Gilbert Commons
Dobson Ranch Golf Course
Township Plaza
The Marketplace at South Mountain
Arizona Grand
Kiwanis Park

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LOAN #9: SCOTTSDALE FASHION SQUARE
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City / State)	Scottsdale, Arizona	Cut-off Date Balance(3)		$41,000,000
Property Type	Retail	Cut-off Date Balance per SF(3)		$450.03
Size (SF)	1,555,459	Percentage of Initial Pool Balance		4.5%
Total Occupancy as of 12/2/2022(1)	96.0%	Number of Related Mortgage Loans(4)		2
Owned Occupancy as of 12/2/2022(1)	96.0%	Type of Security		Fee
Year Built / Latest Renovations	1961, 1977, 1982, 1992, 1996, 2006, 2015 / 1991, 2017-2020, 2023-2024	Mortgage Rate(5) Original Term to Maturity (Months) Original Amortization Term (Months)		6.21425% 60 NAP
Appraised Value	$1,825,000,000	Original Interest Only Period (Months)		60
Appraisal Date	1/4/2023	First Payment Date		4/6/2023
Borrower Sponsors	The Macerich Partnership, L.P. and Institutional Mall Investors LLC	Maturity Date		3/6/2028
Property Management	Macerich Arizona Partners LLC

Underwritten Revenues	$105,121,522
Underwritten Expenses	$18,973,779	Escrows
Underwritten Net Operating Income (NOI)(2)	$86,147,743		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$84,810,375	Taxes	$0	Springing
Cut-off Date LTV Ratio(3)	38.4%	Insurance	$0	Springing
Maturity Date LTV Ratio(3)	38.4%	Replacement Reserves(6)	$0	Springing
DSCR Based on Underwritten NOI / NCF(3)	1.95x / 1.92x	TI / LC(7)	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(3)	12.3% / 12.1%	Other(8)	$14,539,077	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$700,000,000	100.0%	Loan Payoff	$404,875,080	57.8%
			Return of Equity(9)	278,653,540	39.8
			Upfront Reserves(8)	14,539,077	2.1
			Closing Costs	1,932,303	0.3
Total Sources	$700,000,000	100.0%	Total Uses	$700,000,000	100.0%

(1)	Includes all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period and excludes all collateral and non-collateral anchor tenants. Occupancy per the underwritten rent roll as of December 2, 2022 was 96.0%. Excluding signed but not yet open tenants, occupancy per the underwritten rent roll is 94.0%.
(2)	The increase from 2022 NOI to Underwritten NOI at the Scottsdale Fashion Square Property is primarily driven by rent steps and recently executed new and renewal leases.
(3)	The Scottsdale Fashion Square Mortgage Loan (as defined below) is evidenced by the $41,000,000 promissory note A-1-C3 and is part of the Scottsdale Fashion Square Whole Loan (as defined below) evidenced by 11 pari passu notes with an aggregate original principal balance of $700,000,000. Financial information in the chart above reflects the Scottsdale Fashion Square Whole Loan. See “Whole Loan Summary” chart herein.
(4)	Institutional Mall Investors LLC also serves as the borrower sponsor of the Miracle Mile Whole Loan (as defined below), which is being contributed to the Benchmark 2023-B39 transaction.
(5)	For purposes of calculating interest and other amounts payable on the Scottsdale Fashion Square Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of the Scottsdale Fashion Square Mortgage Loan represents the weighted average interest rate of three components. Prepayments of the Scottsdale Fashion Square Mortgage Loan will be applied to the components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Scottsdale Fashion Square Mortgage Loan) may increase over time.
(6)	The borrower is permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be approximately $402,666.
(7)	The borrower is not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $1,651,332.
(8)	The Other reserves consists of a $10,222,200 upfront outstanding tenant improvement/leasing commission reserve, based on outstanding tenant allowances and broker commissions, and a $4,316,877 upfront gap rent reserve (the “Gap Rent Reserve”), calculated by pro-rating total rent for Elephante, Zimmerman, and Hermes, which have rent commencement dates beyond the origination date.
(9)	The borrower sponsors have a current cost basis in the Scottsdale Fashion Square Property of $861 million, of which $377 million has been invested in the redevelopment and renovation of the Scottsdale Fashion Square Property.
■	The Mortgage Loan. The mortgage loan (the “Scottsdale Fashion Square Mortgage Loan”) is part of a whole loan (the “Scottsdale Fashion Square Whole Loan”) evidenced by 11 pari passu promissory notes in the aggregate original principal amount of $700,000,000, which is secured by a first deed of trust encumbering the borrower’s fee interest in a super-regional mall located in Scottsdale, Arizona (the “Scottsdale Fashion Square Property”). The Scottsdale Fashion Square Mortgage Loan is evidenced by the non-controlling note A-1-C3, which has an outstanding principal balance as of the Cut-off Date of $41,000,000. The Scottsdale Fashion Square Whole Loan was co-originated on March 3, 2023, by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch. The Scottsdale Fashion Square Property is comprised of a super-regional mall, but does not include any portion of the super-regional mall that is covered by Dillard’s, a 3-story office building on Camelback Road and the land under development as a Caesar’s Republic Hotel, except as otherwise expressly indicated herein. The Scottsdale Fashion Square Whole Loan proceeds were used to refinance the existing debt on the Scottsdale Fashion Square Property, provide a return of equity to the borrower sponsors, fund upfront reserves and pay origination costs. The Scottsdale Fashion Square Whole Loan has an initial term of 60 months and has a remaining term of 56 months as of the Cut-off Date. The Scottsdale Fashion Square Whole Loan requires interest-only payments during its entire term and accrues interest at a fixed rate of 6.21425% per annum.
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LOAN #9: SCOTTSDALE FASHION SQUARE

Voluntary prepayment of the Scottsdale Fashion Square Whole Loan is permitted on or after the monthly payment date in September 2027 without the payment of any prepayment premium. The lockout period will be at least 28 months beginning with and including the first payment date on April 6, 2023. Defeasance of the Scottsdale Fashion Square Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note of the Scottsdale Fashion Square Whole Loan to be securitized and (ii) March 6, 2026 (the “Scottsdale Fashion Square Lockout Release Date”). In addition, voluntary prepayment of the Scottsdale Fashion Square Whole Loan in full, but not in part, is permitted from and after the Scottsdale Fashion Square Lockout Release Date with (prior to the open prepayment date on September 6, 2027) the payment of a yield maintenance premium. The assumed lockout period of 28 months is based on the expected Benchmark 2023-B39 securitization closing date in July 2023. The actual lockout period may be longer.

The table below summarizes the promissory notes that comprise the Scottsdale Fashion Square Whole Loan. The relationship between the holders of the Scottsdale Fashion Square Whole Loan is governed by a co-lender agreement. The Scottsdale Fashion Square Whole Loan will be serviced under the trust and servicing agreement for the SCOTT 2023-SFS trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1	$250,000,000	$250,000,000	SCOTT 2023-SFS	Yes
A-2-S1	250,000,000	250,000,000	SCOTT 2023-SFS	No
A-1-C1	25,000,000	25,000,000	Benchmark 2023-B38	No
A-1-C2	24,000,000	24,000,000	Benchmark 2023-B38	No
A-1-C3	41,000,000	41,000,000	Benchmark 2023-B39	No
A-1-C4	10,000,000	10,000,000	Benchmark 2023-V2	No
A-2-C1	40,000,000	40,000,000	BBCMS 2023-C19	No
A-2-C2-1	25,000,000	25,000,000	Benchmark 2023-V2	No
A-2-C2-2	5,000,000	5,000,000	DBRI(1)	No
A-2-C3-1	25,000,000	25,000,000	BBCMS 2023-C19	No
A-2-C3-2	5,000,000	5,000,000	DBRI(1)	No
Total	$700,000,000	$700,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The Scottsdale Fashion Square Property was originally constructed as an open-air center in 1961 with one department store, a supermarket and 15 small stores. The Scottsdale Fashion Square Property was enclosed in the 1970s and over the next 50 years, continually expanded to meet the growing population and retail demand of the Scottsdale/Phoenix trade area. The shopping center is currently home to four department stores, a wing dedicated to luxury retailers, a broad retail tenant mix, a flagship Apple Store, coworking space, high-end fitness (opened March 2023), entertainment options including a 14-screen movie theater, several upscale restaurants, and a 3-story, 130,000 square foot office building (non-collateral). The borrower sponsors deployed significant capital over the last 20 years (since its acquisition in 2002) to position the Scottsdale Fashion Square Property as a top retail destination in the country. The borrower sponsors’ current cost basis in the asset is $861.0 million, and since acquisition, the borrower sponsors have invested approximately $377.0 million in major projects to renovate and expand the Scottsdale Fashion Square Property. The borrower sponsors expect to invest an additional $80.0 to $90.0 million over the next two years in a second luxury renovation, however, such renovation is not required or reserved for under the Scottsdale Fashion Square Whole Loan documents, and we cannot assure you the borrower sponsors will invest such additional funds as expected or at all.

In 2017, the borrower sponsors began Phase I of the luxury redevelopment at the Scottsdale Fashion Square Property. The project began in 2017, debuted in 2018, and was completed as of the origination date of the Scottsdale Fashion Square Whole Loan, with the opening of a 37,000 SF Life Time Fitness. The borrower sponsors’ investment in the project totaled $175.0 million including $58.0 million of leasing capital. The Phase I development brought new luxury amenities to Scottsdale Fashion Square Property such as a dedicated car valet at the revamped front entrance, a personal car service, and a platinum-level concierge. Notable luxury tenancy includes a flagship Dior, Dolce & Gabbana, Versace, Breitling, IWC, Hublot, Brunello Cucinelli, Saint Laurent, Gucci Men, Louis Vuitton Men’s, Hyde Park Jewelers / Rolex, Cartier, Gucci, Prada, Louis Vuitton, Bottega Veneta, Christian Louboutin, and Jimmy Choo. Additionally, the exterior expansion resulted in a 40,811 SF collection of upscale restaurants including Nobu, Ocean 44, Toca Madera, Francine, Zinque, and Tocaya Organica. The new restaurants generated a combined total of approximately $65.7 million in annual sales in 2022.

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LOAN #9: SCOTTSDALE FASHION SQUARE

In 2017, the borrower sponsors spent $35.0 million to transform the former Barney’s New York store into a wing anchored by a 15,365 SF Apple Store, which opened in 2018, and Industrious, a two-level, 32,898 SF coworking space. The Apple Store reported annual sales of approximately $44.4 million in 2022, which is approximately 4.5x the sales volumes reported by Barney’s New York in the same space in 2016. Industrious pays approximately $1.4 million in annual rent and generated coworking rents in excess of $1.7 million in 2022. The tech wing, which extends through the end of the Scottsdale Fashion Square Property, includes other tenants such as UNTUCKit, Rothy’s, Lucid Motors, Peloton, Blue Nile, Warby Parker, Tommy John, Psycho Bunny, Buck Mason, Scotch & Soda, and Indochino.

In January 2023, the borrower sponsors commenced Phase II of the luxury redevelopment, which is expected to entail extensive renovation and re-tenanting. The existing porte cochere is expected to be renovated into the primary entrance for the Scottsdale Fashion Square Property, featuring flagship stores and high-end restaurants such as Elephante (the Elephante lease was recently executed and the tenant has not taken occupancy) and Catch (the Catch lease was executed after the origination date and excluded from the underwritten rent roll, and the tenant has not taken occupancy). In August 2022, the borrower sponsors executed a lease with Hermes to replace approximately 11,000 SF of Crate & Barrel’s upper and lower level with a flagship luxury presentation, although the tenant has not taken occupancy. The expected grand opening of Phase II is the fourth quarter of 2024 with the anticipated first stabilized year in 2025. We cannot assure you that the Phase II redevelopment will be completed as anticipated or at all or that Elephante or Hermes will take occupancy.

Major Tenants.

The largest tenant based on underwritten base rent is Dior (11,362 SF, 0.7% of NRA, 3.3% of underwritten base rent). Dior was founded in 1946 by Christian Dior in Paris, France, where its parent company remains headquartered. Dior is a luxury fashion and leather goods brand. The Dior lease at the Scottsdale Fashion Square Property has an original lease commencement date of July 10, 2021 and lease expiration date of July 31, 2031.

The second largest tenant based on underwritten base rent is ZARA (“Zara”) (23,424 SF, 1.5% of NRA, 3.2% of underwritten base rent). Founded in 1975 and headquartered in Galicia Spain, Zara is a multi-national retail chain with 1,885 locations as of the January 31, 2023. The Zara lease at the Scottsdale Fashion Square Property has an original lease commencement date of September 25, 2013 and lease expiration date of September 30, 2028.

The third largest tenant based on underwritten base rent is Macy’s (235,899 SF, 15.2% of NRA, 3.0% of underwritten base rent). Founded in 1858 and headquartered in New York, New York, Macy’s is a department store chain with 507 locations as of the fourth-quarter of 2022. The Macy’s lease at the Scottsdale Fashion Square Property has an original lease commencement date of May 26, 1989 and lease expiration date of January 31, 2030.

The following table presents certain inline sales history at the Scottsdale Fashion Square Property:

Tenant Sales PSF(1)

	2018	2019	2021	2022
Tenants < 10,000 SF and Open > 12 months(2)
Occupancy Cost(3)	10.5%	9.1%	N/A	9.3%
Sales PSF(4)	$1,159	$1,437	$1,511	$1,684
Apple Store (APPL)(4)
Occupancy Cost(3)	N/A	2.3%	N/A	2.9%
Sales PSF	N/A	$7,713	$4,562	$6,359
TESLA (TSLA)
Occupancy Cost(3)	0.3%	0.2%	N/A	1.2%
Sales PSF	$47,193	$57,275	$14,127	$12,765
Tenants < 10,000 SF and open > 12 months excl. APPL & TSLA
Occupancy Cost(3)	14.8%	14.1%	N/A	10.2%
Sales PSF	$793	$875	$1,338	$1,511

(1)	All sales information presented herein with respect to the Scottsdale Fashion Square Property is based upon information provided by the borrower. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower.
(2)	Inclusive of tenants that have been open for 12 months or more and excludes tenants >10,000 SF and non-retail stores.
(3)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.
(4)	Apple Store Sales PSF is based on tenant’s 6,989 SF sales floor area.

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LOAN #9: SCOTTSDALE FASHION SQUARE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Scottsdale Fashion Square Property:

Largest Tenants Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)		% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost(4)	Renewal / Extension Options
Dior	NR/NR/NR	11,362	0.7%	$2,025,	804	3.3%	$178.30	7/31/2031	$5,128(8)	8.4%	1, 5-year option
ZARA	NR/NR/NR	23,424	1.5	1,956,	893	3.2	$83.54	9/30/2028	$1,092	11.8%	1, 5-year option
Macy's	Ba2/BBB-/BB+	235,899	15.2	1,800,	004	3.0	$7.63	1/31/2030	$143	6.2%	7, 5-year options
Harkins Theatres	NR/NR/NR	81,177	5.2	1,745,	306	2.9	$21.50	1/31/2031	$120	23.9%	3, 5-year options
Industrious	NR/NR/NR	32,898	2.1	1,370,	735	2.2	$41.67	12/31/2033	NAP	NAP	2, 5-year options
Apple Store	Aaa/NR/AA+	15,365	1.0	1,357,	690	2.2	$88.36	9/30/2028	$6,359(9)	3.2%	4, 5-year options
Hermes(5)(6)	NR/NR/NR	11,118	0.7	1,332,	850	2.2	$119.88	1/31/2035	NAP	NAP	None
DICK'S Sporting Goods	Baa3/NR/BBB	50,646	3.3	1,225,	633	2.0	$24.20	1/31/2026	$363	8.6%	3, 5-year options
H&M(7)	NR/NR/NR	23,387	1.5	1,130,	448	1.9	$48.34	4/30/2032	$379	14.0%	None
Tiffany & Co.(10)	NR/NR/NR	7,994	0.5	1,130,	111	1.9	$141.37	12/31/2022	$2,823	6.8%	None
Largest Tenants		493,270	31.7%	$15,075,	474	24.7%	$30.56
Remaining Owned Tenants		1,000,594	64.3	45,856,	250	75.3	$45.83
Vacant Spaces (Owned Space)		61,595	4.0	NAP		NAP	NAP
Totals / Wtd. Avg. Tenants		1,555,459	100.0%	$60,931,	724	100.0%	$40.79

(1)	Based on the underwritten rent roll dated as of December 2, 2022, with recently executed leases as of February 2023 and with rent steps through March 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 2024.
(4)	Occupancy Cost is as of the trailing 12-month period ending December 31, 2022, based upon sales figures as provided by the tenants to the borrower or estimated based on anecdotal information provided by the tenants to the borrower. The Occupancy Cost for the Zara and H&M tenants is exclusive of the storage unit in place rental income.
(5)	Hermes is expected to be delivered its space on July 1, 2023; however, the tenant will be effectuating a buildout of its space and is not expected to take occupancy, open for business and begin paying rent until July 1, 2024. We cannot assure you that the tenant will take occupancy as expected or at all.
(6)	Hermes will occupy 11,118 SF of the Scottsdale Fashion Square Property (representing approximately $1,332,850 in underwritten base rent) under a lease that has an expected commencement date of July 1, 2024 and a lease expiration date of January 31, 2035 and allows for the tenant to terminate its lease with 60 days’ notice if its sales do not exceed $10,000,000 for the period between August 1, 2027 and August 1, 2028.
(7)	H&M occupies 23,387 SF of the Scottsdale Fashion Square Property (representing approximately $1,130,000 in underwritten base rent) under a lease that has an original commencement date of July 22, 2010 and a lease expiration date of April 30, 2032, and allows for the tenant to terminate its lease with 120 days’ notice if its sales do not exceed $8,700,000 for the period between May 1, 2025 and April 30, 2026, or if sales do not exceed $8,900,000 for the period between May 30, 2027 and April 30, 2028.
(8)	Dior reports sales on 4,938 SF but occupies additional back of house space for employees, storage, and other uses. The tenant’s reported sales and sales PSF are based on 4,938 SF.
(9)	Apple Store reports sales on 6,989 SF but occupies additional back of house space for employees, storage, and other uses. The tenant’s reported sales and sales PSF are based on 6,989 SF.
(10)	Tiffany & Co. has passed the natural lease expiration date but remains in occupancy on a month-to-month basis under the terms of its existing lease. Tiffany & Co. and the borrower sponsors have had ongoing discussions about a lease renewal; however, we cannot assure you that the Tiffany & Co. lease will renew as anticipated or at all.

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LOAN #9: SCOTTSDALE FASHION SQUARE

The following table presents certain information relating to the lease rollover schedule for the Scottsdale Fashion Square Property based on the initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases(3)
MTM(4)	18,625	1.2%	1.2%	$1,675,130	2.7%	$89.94	7
2023	157,014	10.1	11.3%	5,572,470	9.1	$35.49	54
2024	50,808	3.3	14.6%	3,994,739	6.6	$78.62	19
2025	53,919	3.5	18.0%	5,641,481	9.3	$104.63	22
2026	99,325	6.4	24.4%	5,126,272	8.4	$51.61	21
2027	48,264	3.1	27.5%	3,616,841	5.9	$74.94	20
2028	79,051	5.1	32.6%	6,484,766	10.6	$82.03	14
2029	296,958	19.1	51.7%	5,045,472	8.3	$16.99	24
2030	277,999	17.9	69.6%	5,881,703	9.7	$21.16	17
2031	225,019	14.5	84.0%	5,825,205	9.6	$25.89	12
2032	66,753	4.3	88.3%	5,312,632	8.7	$79.59	14
2033	53,135	3.4	91.7%	2,747,943	4.5	$51.72	7
2034 & Thereafter	66,994	4.3	96.0%	4,007,071	6.6	$59.81	4
Vacant	61,595	4.0	100.0%	NAP	NAP	NAP	NA	P
Total / Wtd. Avg.	1,555,459	100.0%		$60,931,724	100.0%	$40.79	235

(1)	Based on underwritten rent roll dated December 2, 2022. Excludes income from the non-collateral Dillard’s.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 2024.
(3)	Expiring suites excludes specialty, business development, temporary leases or other space with no associated SF.
(4)	Reflects leases with tenants that have passed the natural lease expiration date where tenant remains in occupancy on a month-to-month basis under the term of the existing lease.

The following table presents certain information relating to historical occupancy for the Scottsdale Fashion Square Property:

Historical Leased %(1)(2)

2019	2020	2021	As of 12/2/2022(3)
93.2%	92.3%	95.2%	96.0%

(1)	As of December 31 unless specified otherwise.
(2)	Occupancy includes all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period. Occupancy excludes all collateral and non-collateral anchor tenants.
(3)	Based on the underwritten rent roll dated as of December 2, 2022.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Scottsdale Fashion Square Property:

Cash Flow Analysis(1)

	2019	2020	2021	TTM 12/31/2022(2)	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue(1)	$47,352,410	$45,611,073	$43,906,038	$48,947,244	$56,335,143	$36.22
Gross Up Vacancy	0	0	0	0	3,801,865	$2.44
Other Commercial Income(4)	8,519,514	6,436,146	18,842,269	25,773,828	23,328,393	$15.00
Total Reimbursements	22,935,941	22,329,039	20,953,611	22,258,403	26,509,396	$17.04
Other Revenue(5)	846,945	1,219,096	1,018,418	1,155,165	679,436	$0.44
Vacancy/Credit Loss	(230,159)	(2,416,963)	386,751	(185,023)	(5,532,712)	($3.56)
Effective Gross Revenue	$79,424,651	$73,178,391	$85,107,087	$97,949,617	$105,121,522	$67.58

Real Estate Taxes	3,599,714	3,853,730	3,840,959	3,425,235	3,845,515	$2.47
Insurance	278,038	416,378	496,829	564,657	700,085	$0.45
Management Fee	2,211,227	1,930,170	2,512,799	2,954,317	3,153,646	$2.03
Other Expenses	10,833,458	10,938,990	10,684,329	11,044,425	11,274,533	$7.25
Total Operating Expenses	$16,922,437	$17,139,268	$17,534,916	$17,988,634	$18,973,779	$12.20

Net Operating Income	$62,502,214	$56,039,123	$67,572,171	$79,960,983	$86,147,743	$55.38
Replacement Reserves	0	0	0	0	327,531	$0.21
TI / LC	0	0	0	0	1,009,838	$0.65
Net Cash Flow	$62,502,214	$56,039,123	$67,572,171	$79,960,983	$84,810,375	$54.52

Occupancy(6)	93.2%	92.3%	95.2%	96.0%	95.0%
NOI Debt Yield(7)	8.9%	8.0%	9.7%	11.4%	12.3%
NCF DSCR(7)	1.42x	1.27x	1.53x	1.81x	1.92x

(1)	Based on the underwritten rent roll dated December 2, 2022, with recently executed leases as of February 2023 and with rent steps through March 2024.
(2)	TTM 12/31/2022 reflects the trailing 12-month period ending December 31, 2022.
(3)	The increase from TTM 12/31/2022 Net Operating Income ($) to Underwritten Net Operating Income ($) at the Scottsdale Fashion Square Property is primarily driven by rent steps and recently executed new and renewal leases.
(4)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary revenue, specialty revenue and other rent income.
(5)	Other Revenue reflects the borrower’s miscellaneous income and parking income.
(6)	Underwritten Occupancy represents economic occupancy; historical occupancies include all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period. Historical occupancies exclude all collateral and non-collateral anchor tenants.
(7)	Based on the aggregate Cut-off Date balance of the Scottsdale Fashion Square Whole Loan.
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■	Appraisal. According to the appraisal, the Scottsdale Fashion Square Property has an “as-is” appraised value of $1,825,000,000 as of January 4, 2023.
■	Environmental Matters. The Phase I environmental assessment at the Scottsdale Fashion Square Property dated February 13, 2023 identified a recognized environmental condition (“REC”) at the Scottsdale Fashion Square Property in connection with stained soil of unknown depth located in an area leased by Arcadia Water Company (“AWC”) on which certain pumps and a 55-gallon drum of oil are located. The borrower has delivered a demand to AWC to remediate the REC (the “Demand”). Pursuant to the related environmental indemnity agreement, the environmental indemnitor is required to (i) exercise commercially reasonable efforts to cause AWC to remediate the REC pursuant to the Demand and (ii) indemnify the lender from any losses arising out of or in any way relating to the REC, provided that the indemnitor’s maximum liability will not exceed $25,000. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.
■	Market Overview and Competition. The Scottsdale Fashion Square Property is situated at the intersection of North Scottsdale Road and East Camelback Road in Scottsdale, Arizona within the Phoenix-Mesa-Scottsdale (“Phoenix”) CBSA. Phoenix experienced population migration during the COVID-19 pandemic and the CBSA’s population is projected to grow from approximately 5.1 million in 2021 to approximately 5.5 million by 2026, an increase of 7.7%. Similarly, the local two-mile radius of the Scottsdale Fashion Square Property has a current population of 50,296 residents. Current average household income within this two-mile radius is estimated at $107,104 and has grown 2.33% per year since 2000. With over 12,700 hotel rooms as of December 2021, Scottsdale had an estimated 4.3 million domestic overnight visitors in 2021 plus another 4.4 million domestic day trip visitors, creating an annual economic impact of $2.5 billion in the city through local spending.

The following table presents select comparable recent anchored retail property sales for the Scottsdale Fashion Square Property:

Property Name	Location	Year Built / Renovated or Expanded	Building SF	Total Occupancy	Distance to Subject	Sales Per SF	Anchor Tenants
Biltmore Fashion Park	Phoenix, AZ	1963 / 1999, 2019	570,000	93%	6.0 miles	$775 – $800	Macy’s Saks Fifth Avenue Life Time Fitness
Scottsdale Quarter	Scottsdale, AZ	2009 / 2010, 2016, 2022	547,226	92%	8.5 miles	$1,000 – $1,100	West Elm Pottery Barn Puttshack Restoration Hardware Landmark Theatre
Kierland Commons	Scottsdale, AZ	1999 / 2003	437,000	96%	8.5 miles	$1,000 – $1,500	Crate & Barrel Arhaus
Tempe Marketplace	Tempe, AZ	2007	1,300,000	88%	5.0 miles	$400 – $500	JCPenney Ross Target Dave & Busters Harkin’s Nordstrom Rack Best Buy H&M F21
■	The Borrower. The borrower for the Scottsdale Fashion Square Whole Loan is Scottsdale Fashion Square LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Scottsdale Fashion Square Whole Loan. The borrower sponsors and non-recourse carveout guarantors are (i) The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services, and (ii) Institutional Mall Investors LLC, a Delaware limited liability company having a principal place of business in Skokie, Illinois. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers. Institutional Mall Investors LLC is a co-investment venture owned by an affiliate of Miller Capital Advisory (“Miller Capital”) and The California Public Employees’ Retirement System (“CalPERS”). CalPERS is the nation’s largest public pension fund and provides retirement and health benefits to more than 1.5 million California public employees, retirees and their families. As of December 31, 2022, CalPERS reported assets totaling $442.2 billion with $73.7 billion of real estate assets along with
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various other investments that span domestic and international markets. Miller Capital is an investment advisor with headquarters in Skokie, Illinois, a suburb of Chicago.

Miller Capital manages property investments throughout the entire United States, totaling approximately $8.58 billion as of December 31, 2022. Miller Capital specializes in fashion-oriented retail and mixed use properties. Institutional Mall Investors LLC also serves as the borrower sponsor of another loan being contributed to the Benchmark 2023-B39 transaction (the “Miracle Mile Whole Loan”).

■	Escrows. At origination the borrower was required to deposit into escrow (i) $10,222,200 for the Outstanding TI/LC Reserve with respect to outstanding tenant improvement allowances, leasing commissions and free or abated rent identified in a schedule to the related loan agreement and (ii) $4,316,877 for the Gap Rent Reserve with respect to gap rent earmarked for the tenants Elephante, Zimmerman and Hermes.

Tax Reserve - During the continuance of a Trigger Period (as defined below), the borrower is required to escrow 1/12 of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Reserve - During the continuance of a Trigger Period, the borrower is required to escrow 1/12 of the annual estimated insurance payments on a monthly basis, except if the Scottsdale Fashion Square Property is insured under a blanket policy meeting the requirements set forth in the Scottsdale Fashion Square Whole Loan documents (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

Replacement Reserves – On a monthly basis during the continuance of a Trigger Period, the borrower is required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below), the square footage of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the square footage of the following tenants: (i) Macy’s, (ii) Nordstrom, (iii) Neiman Marcus, (iv) Dick’s Sporting Goods, (v) Harkins Theatre, (vi) Life Time Fitness, (vii) Toca Madera, (viii) Ocean 44 and (vii) any replacement tenant that leases all or substantially all of any such premises, provided that such replacement tenant occupies such premises pursuant to a lease that contains maintenance obligations for such premises (and liability therefor) similar to the lease being replaced) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $16,778. The borrower is permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be approximately $402,666. The tenants listed in clause (i) through (vi) above collectively represent 48.2% of the NRA and 11.5% of UW Base Rent.

Rollover Reserve – On a monthly basis during the continuance of a Trigger Period, the borrower is required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and the premises leased to the following tenants: (i) Macy’s, (ii) Nordstrom, (iii) Neiman Marcus, (iv) Dick’s Sporting Goods, (v) Harkins Theatre, (vi) Life Time Fitness, (vii) Dillard’s and (viii) any replacement tenant that leases all or substantially all of any such premises as defined in the Scottsdale Fashion Square Whole Loan documents, multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $68,806. The borrower is not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $1,651,332. The borrower’s upfront deposit of $4,316,877 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

“Non-Collateral Square Footage” means the square footage covered by Dillard’s, the 3-story office building on Camelback Road and the land under development as a Caesar’s Republic Hotel (and the adjacent undeveloped land) on the north end of the site fronting Highland Avenue.

■	Lockbox and Cash Management. The Scottsdale Fashion Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Scottsdale Fashion Square Whole Loan, or (ii) if no Trigger Period is continuing, disbursed to the borrower.

B-99

LOAN #9: SCOTTSDALE FASHION SQUARE

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below). A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender (and no other event of default is then continuing) and (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrower (1) after the earlier to occur of (i) March 6, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Scottsdale Fashion Square Whole Loan to be securitized, prepays the Scottsdale Fashion Square Whole Loan in an amount that would result in a debt service coverage ratio of 1.50x in accordance with the related loan agreement, together with any applicable yield maintenance premium, or (2) delivers Credit Support (as defined below) as additional collateral causing the debt service coverage ratio to equal 1.50x.

“Credit Support” means any one or a combination of (A) cash, (B) U.S. obligations, (C) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received or (D) a letter of credit that meets the requirements provided in the loan agreement.

A “Low Debt Service Period” will commence on any calculation date when the Scottsdale Fashion Square Whole Loan debt service coverage ratio is less than 1.50x for two consecutive calendar quarters and end when the Scottsdale Fashion Square Whole Loan debt service coverage ratio is at least 1.50x for two consecutive calendar quarters.

■	Property Management. The Scottsdale Fashion Square Property is managed by Macerich Arizona Partners LLC, an affiliate of The Macerich Partnership, L.P., one of the borrower sponsors.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. None. However, the borrower is permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.
■	Release of Collateral. The borrower may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrower pays to the lender a processing fee in the amount of $15,000, reimburses the lender for reasonable costs and expense, and pays all title insurance and survey costs, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Scottsdale Fashion Square Property and constitutes a separate tax lot (or, if not a separate tax lot, the Release Parcel owner is contractually obligated to pay its share of all taxes and other charges with respect to the Release Parcel until the Release Parcel has been designated as a separate tax lot), and the borrower certifies to the lender that after giving effect to such transfer, each of the Release Parcel and the remaining portion of the Scottsdale Fashion Square Property conforms to and is in compliance in all material respects with applicable law, (iv) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC-related release conditions.

A “Release Parcel” is (x) a parcel on the Scottsdale Fashion Square Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect on (i) the value of the Scottsdale Fashion Square Property or the use or operation of the Scottsdale Fashion Square Property as a first-class regional shopping center (with related entertainment, dining and other compatible, commercial uses), (ii) the business, profits, operations or financial condition of the borrower, (iii) the ability of the borrower to perform its material obligations under the Scottsdale Fashion Square Whole Loan documents or (iv) the ongoing operations of the remaining Scottsdale Fashion Square Property; and/or (y) a parcel on the Scottsdale Fashion Square Property that is, as of the date of any potential release, non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release. Improvements that are not material to the use and operation of the Scottsdale Fashion Square Property as a retail shopping center or which may be relocated without material and permanent adverse effects on the operation of the Scottsdale Fashion Square Property (as evidenced by a certification from the borrower) do not render the subject property “improved”.

B-100

LOAN #9: SCOTTSDALE FASHION SQUARE
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Scottsdale Fashion Square Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the Scottsdale Fashion Square Property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

B-101

LOAN #10: ONE & TWO COMMERCE SQUARE

B-102

LOAN #10: ONE & TWO COMMERCE SQUARE

# ONE COMMERCE SQUARE

| Floor | Space 1 | Space 2 | Space 3 | Space 4 | Space 5 | Space 6 | Space 7 |
|---|---|---|---|---|---|---|---|
| 41 | Vacant 14,222 SF | | | | | | |
| 40 | Passage BIO, Inc. 8,148 SF 12/2031 | Vacant 6,485 SF | | | | | |
| 39 | Passage BIO, Inc. 14,633 SF 12/2031 | | | | | | |
| 38 | Passage BIO, Inc. 14,633 SF 12/2031 | | | | | | |
| 37 | Vacant 6,229 SF | Greater Philadelphia Tourism Mar 8,404 SF 4/2036 | | | | | |
| 36 | The Risk Management Association 5,985 SF 10/2033 | Eureka Equity Partners 8,418 SF 1/2035 | | | | | |
| 35 | The Siegfried Group, LLP 5,662 SF 7/2026 | The MA Law Firm, LLC 4,396 SF 10/2029 | The Siegfried Group, LLP 4,575 SF 7/2026 | | | | |
| 34 | The Lincoln National Life Insurance 14,633 SF 3/2024 | | | | | | |
| 33 | Diversified Search LLC 14,633 SF 11/2024 | | | | | | |
| 32 | Goodwin Procter LLP 14,633 SF 11/2024 | | | | | | |
| 31 | Armstrong Teasdale LLP 4,455 SF 9/2024 | Vacant 3,189 SF | Enterin, Inc. 2,349 SF 9/2023 | Enterin, Inc. 1,021 SF 9/2023 | Laura Windham 1,396 SF 10/2024 | Vacant 2,223 SF | |
| 30 | The Lincoln National Life Insurance 14,601 SF 3/2024 | | | | | | |
| 29 | Armstrong Teasdale LLP 14,677 SF 9/2024 | | | | | | |
| 28 | The Pew Charitable Trusts 22,961 SF 4/2024 | | | | | | |
| 27 | Stradley, Ronon, Stevens & Young 23,037 SF 12/2033 | | | | | | |
| 26 | Stradley, Ronon, Stevens & Young 23,037 SF 12/2033 | | | | | | |
| 25 | Stradley, Ronon, Stevens & Young 23,037 SF 12/2033 | | | | | | |
| 24 | Vacant 23,037 SF | | | | | | |
| 23 | Robert L. Sachs, Jr., Esquire, d/b/a 9,227 SF 3/2026 | Jazz Pharmaceuticals, Inc. 13,810 SF 4/2029 | | | | | |
| 22 | Jazz Pharmaceuticals, Inc. 23,037 SF 4/2029 | | | | | | |
| 21 | Jazz Pharmaceuticals, Inc. 22,825 SF 4/2029 | | | | | | |
| 20 | Vacant 3,989 SF | OWO Holdings LLC 3,880 SF 1/2025 | Campos EPC LLC 3,202 SF 6/2026 | Vacant 11,966 SF | | | |
| 19 | Pond Lehocky Giordano Disability 9,422 SF 6/2028 | Gibbons Legal, P.C. 1,860 SF 9/2033 | Pond Lehocky Giordano Disability 5,648 SF 6/2028 | Vacant 6,107 SF | | | |
| 18 | Pond Lehocky Giordano Disability 23,440 SF 6/2028 | | | | | | |
| 17 | Hill International, Inc. 29,773 SF 10/2027 | | | | | | |
| 16 | Hill International, Inc. 29,724 SF 4/2027 | | | | | | |
| 15 | Gensler - Expansion 4,100 SF 2/2031 | Marcus & Millichap Real Estate Investment Services 9,994 SF 10/2026 | Vacant 9,862 SF | M. Arthur Gensler JR. & Associates 5,768 SF 5/2031 | | | |
| 14 | Leaf Commercial Capital, Inc. 29,724 SF 1/2029 | | | | | | |
| 12 | Pennsylvania Lumbermens Mutual 29,730 SF 4/2028 | | | | | | |
| 11 | Equisoft Inc. 6,562 SF 11/2031 | Marks Paneth LLP 8,344 SF 8/2029 | PREIT Associates, L.P. 14,824 SF 9/2032 | | | | |
| 10 | PREIT Associates, L.P. 29,233 SF 9/2032 | | | | | | |
| 9 | Newmark & Company Real Estate 14,472 SF 7/2031 | Baldwin Matzus L.L.C. 4,945 SF 7/2028 | Holroyd Gelman, P.C. 2,766 SF 3/2029 | Eight Eleven Group, LLC 7,209 SF 10/2029 | | | |
| 8 | Ernst & Young U.S. LLP 7,096 SF 4/2033 | Saxbys PBC. 5,121 SF 12/2023 | Vacant 6,753 SF | HKA Global, Inc. 9,029 SF 5/2025 | CPTC, LLC 1,377 SF 6/2024 | | |
| 7 | Ernst & Young U.S. LLP 33,572 SF 4/2033 | | | | | | |
| 6 | Vacant 33,572 SF | | | | | | |
| 5 | Vacant 33,572 SF | | | | | | |
| 4 | Vacant 33,572 SF | | | | | | |
| 3 | Allied Advertising LP 2,884 SF 9/2023 | Allied Advertising LP 1,267 SF 9/2023 | Pond Lehocky Giordano Disability 8,846 SF 6/2028 | Pond Lehocky Giordano Disability 18,959 SF 6/2028 | | | |
| 2 | TD Bank, N.A. 43,969 SF 2/2030 | | | | | | |
| 1 | Officeworks, Inc. 3,078 SF 11/2025 | Fitness Center 4,049 SF | ABP Corporation 3,426 SF 12/2027 | Wells Fargo Bank, N.A. 3,280 SF 10/2026 | BDN Brokerage LLC 4,592 SF 10/2023 | Vacant 2,276 SF | Mudra Corporation 1,043 SF 6/2025 |

Vacant | Building | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

B-103

LOAN #10: ONE & TWO COMMERCE SQUARE

# TWO COMMERCE SQUARE

| Floor | Tenant | SF | Expiration |
|---|---|---|---|
| 41 | Vacant | 14,222 SF | |
| 40 | Cooke & Bieler, L.P. | 14,633 SF | 2/2038 |
| 39 | Coren & Ress, P.C. | 4,547 SF | 11/2026 |
| 39 | Vacant | 2,697 SF | |
| 39 | Prudent Management Associates | 3,842 SF | 6/2033 |
| 39 | Context Therapeutics | 3,547 SF | 8/2024 |
| 38 | McCormick & Priore, P.C. | 9,977 SF | 10/2031 |
| 38 | Resources Connection LLC | 2,647 SF | 4/2024 |
| 38 | Korn/Ferry International | 2,009 SF | 1/2024 |
| 37 | VSCP Law, LLC | 7,463 SF | 1/2026 |
| 37 | Vacant | 7,170 SF | |
| 36 | Hersha Hospitality Management L | 8,273 SF | 6/2027 |
| 36 | Axalta Coating Systems, LLC | 6,360 SF | 12/2023 |
| 35 | Hersha Hospitality Management L | 14,633 SF | 7/2028 |
| 34 | Ledgewood, A Professional Corporation | 8,907 SF | 5/2024 |
| 34 | Spector, Roseman & Kodroff, P.C. | 5,726 SF | 10/2024 |
| 33 | Barrack, Rodos & Bacine | 14,633 SF | 10/2028 |
| 32 | Thorogood Associates Limited | 6,128 SF | 12/2025 |
| 32 | Hersha Hospitality Management L | 4,672 SF | 7/2028 |
| 32 | Fidato Partners, LLC | 3,833 SF | 5/2026 |
| 31 | Wilson Elser Moskowitz Edelman | 14,633 SF | 3/2026 |
| 30 | Shook, Hardy & Bacon L.L.P. | 11,097 SF | 12/2024 |
| 30 | Ramla Benaissa Architects, LLC | 3,504 SF | 12/2024 |
| 29 | Cohen, Placitella & Roth, A Profe | 14,677 SF | 11/2031 |
| 28 | Panitch, Schwarze, Belisario & Na | 14,074 SF | 1/2030 |
| 28 | The Richardson Company - Traini | 8,887 SF | 8/2029 |
| 27 | Clark Hill PLC | 22,825 SF | 8/2035 |
| 26 | Stern & Cohen, P.C. | 7,500 SF | 11/2038 |
| 26 | Vacant | 4,647 SF | |
| 26 | Clark Hill PLC | 10,890 SF | 8/2035 |
| 25 | RGN-Philadelphia XI, LLC | 23,037 SF | 5/2033 |
| 24 | Vacant | 23,037 SF | |
| 23 | Price Water House Coopers LLP | 23,037 SF | 4/2030 |
| 22 | Price Water House Coopers LLP | 23,037 SF | 4/2030 |
| 21 | Price Water House Coopers LLP | 22,825 SF | 4/2030 |
| 20 | Price Water House Coopers LLP | 23,037 SF | 4/2030 |
| 19 | Price Water House Coopers LLP | 23,037 SF | 4/2030 |
| 18 | Price Water House Coopers LLP | 23,440 SF | 4/2030 |
| 17 | Vacant | 29,273 SF | |
| 17 | Pennsylvania Institute of Certified Public Accountants | 500 SF | 1/2024 |
| 16 | Vacant | 29,724 SF | |
| 15 | Vacant | 29,724 SF | |
| 14 | Vacant | 29,724 SF | |
| 12 | Vacant | 29,730 SF | |
| 11 | Frank Recruitment Group, Inc. | 13,405 SF | 9/2028 |
| 11 | Moody-Nolan, Inc. | 4,180 SF | 10/2027 |
| 11 | Vacant | 9,558 SF | |
| 11 | Loring Consulting Engineers, Inc. | 2,587 SF | 10/2028 |
| 10 | Accenture LLP | 19,768 SF | 3/2033 |
| 10 | Vacant | 9,608 SF | |
| 9 | Jacobs Engineering Group Inc. | 20,452 SF | 6/2030 |
| 9 | Pennsylvania Institute of Certified Public Accountants | 8,940 SF | 1/2034 |
| 8 | Grant Thornton LLP | 17,568 SF | 12/2024 |
| 8 | Vacant | 11,808 SF | |
| 7 | Grant Thornton LLP | 33,572 SF | 12/2024 |
| 6 | Burns Engineering, Inc. | 33,572 SF | 1/2027 |
| 5 | General Reinsurance Corporation | 7,755 SF | 9/2034 |
| 5 | Assoc. of Independent Mortgage Experts | 4,671 SF | 8/2027 |
| 5 | Burns Engineering, Inc. | 4,747 SF | 1/2027 |
| 5 | Formcraft Interiors, Inc. | 8,225 SF | 6/2027 |
| 5 | Vacant | 8,174 SF | |
| 4 | Wolters Kluwer Health, Inc. | 33,572 SF | 3/2029 |
| 3 | Wolters Kluwer Health, Inc. | 31,817 SF | 3/2029 |
| 2 | Convene 20th & Market, LLC | 10,982 SF | 8/2034 |
| 2 | Convene 20th & Market, LLC | 10,018 SF | 8/2034 |
| 2 | Convene 20th & Market, LLC | 20,936 SF | 8/2034 |
| 1 | Officeworks, Inc. | 3,034 SF | 11/2025 |
| 1 | Alto Productions, Inc. d/b/a Panac | 2,715 SF | 9/2027 |
| 1 | BDN Brokerage, LLC | 1,762 SF | 6/2028 |
| 1 | Real Fresh, Inc. | 8,158 SF | 6/2024 |
| 1 | Vacant | 11,152 SF | |
| 1 | Hugh Birchfield | 160 SF | MTM |

Vacant | Building | MTM | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

B-104

LOAN #10: ONE & TWO COMMERCE SQUARE

MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS
FAIRMOUNT
CENTER CITY
RITTENHOUSE SQUARE
One & Two Commerce Square
2001 and 2005 Market Street
Philadelphia, PA 19103
Philadelphia
Trenton
Wilmington
Quakertown
Boyertown
Harleysville
Doylestown
Blue Bell
Levittown
Willow Grove
Chester Springs
King of Prussia
Bristol
Wayne
Malvern
West Chester
Mt. Holly
Medford
Chester
Mantua
Berlin
Glassboro
Pilesgrove
PA
NJ
DE
MD
SPRING GARDEN ST
JOHN F KENNEDY BLVD
MARKET ST
CHESTNUT ST
WALNUT ST
LOMBARD ST
BENJAMIN FRANKLIN PKWY
22ND ST
21ST ST
19TH ST
15TH ST
BROAD ST
Logan Square
676
76
Philadelphia Community College
Franklin Institute
City Hall
The Pennsylvania Convention Center
30th Street Station
PECO
Post Office Building
Marketplace Design Center
2300 Market
2400 Market
2401 Walnut
2401 Locust
1900 Market
1700 Market
Centre Square
One Penn Square West
Municipal Building
Kimmel Center
Academy of Music
University of The Arts
Hahnemann Hospital
PAFA
Comcast Center
1500 Spring Garden
Philadelphia School District Building
The Rittenhouse Hotel
Apple Store
Ritz Carlton Hotel
The Art Institute
Wells Fargo Museum
Philadelphia Marriott Downtown

B-105

LOAN #10: ONE & TWO COMMERCE SQUARE
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		JPMCB
Location (City / State)	Philadelphia, Pennsylvania	Cut-off Date Balance(3)		$40,000,000
Property Type	Office	Cut-off Date Balance per SF(2)		$116.03
Size (SF)	1,896,143	Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 5/17/2023(1)	76.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/17/2023(1)	76.4%	Type of Security		Fee
Year Built / Latest Renovation	1987, 1992 / 2013	Mortgage Rate		7.78750%
Appraised Value	$428,000,000	Original Term to Maturity (Months)		60
Appraisal Date	3/30/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor	Brandywine Operating Partnership, L.P.	Original Interest Only Period (Months)		60
Property Management	BDN Management Inc.	First Payment Date		7/6/2023
		Maturity Date		6/6/2028
Underwritten Revenues	$55,090,239
Underwritten Expenses	$25,392,147	Escrows(4)
Underwritten Net Operating Income (NOI)	$29,698,092		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$26,379,842	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)	51.4%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	51.4%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	1.71x / 1.52x	TI / LC(5)	$25,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	13.5% / 12.0%	Other(6)	$11,112,904	$0

Sources and Uses
Sources	$	%		Uses	$	%
Whole Loan Amount(3)	$220,000,000	89.	9%	Loan Payoff	$204,600,430	83.	6%
Borrower Sponsor Equity	24,825,039	10.	1%	Upfront Reserves(5)	36,112,904	14.	8
				Closing Costs	4,111,705	1.	7
Total Sources	$244,825,039	100.	0%	Total Uses	$244,825,039	100.	0%

(1)	Total Occupancy and Owned Occupancy are inclusive of those tenants that have executed a lease but are not yet in occupancy. All outstanding landlord obligations, free and gap rent for such tenants was reserved by the borrowers at origination. We cannot assure you whether such tenants will take occupancy as expected or at all.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the One & Two Commerce Square Whole Loan (as defined below).
(3)	The One & Two Commerce Square Mortgage Loan (as defined below) is part of the One & Two Commerce Square Whole Loan, which is comprised of 13 pari passu promissory notes with an aggregate original balance of $220,000,000. The One & Two Commerce Square Whole Loan was co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Barclays Capital Real Estate Inc. (“Barclays”).
(4)	See “—Escrows” below.
(5)	The borrowers delivered a letter of credit in lieu of cash for the $25,000,000 upfront tenant improvement and leasing commission reserve.
(6)	Other upfront reserves represents an upfront leasing reserve for outstanding landlord obligations.

■	The Mortgage Loan. The One & Two Commerce Square mortgage loan (the “One & Two Commerce Square Mortgage Loan”) is part of a whole loan (the “One & Two Commerce Square Whole Loan”) secured by the borrowers’ fee interest in two office buildings with an aggregate of 1,896,143 SF located in Philadelphia, Pennsylvania (the “One & Two Commerce Square Property”). The One & Two Commerce Square Whole Loan is comprised of 13 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $220,000,000. The One & Two Commerce Square Mortgage Loan is evidenced by non-controlling notes A-9 and A-11 with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 4.4% of the Initial Pool Balance.

The One & Two Commerce Square Whole Loan was co-originated on June 1, 2023 by BANA, JPMCB and Barclays, and accrues interest at a fixed rate of 7.78750% per annum. The One & Two Commerce Square Whole Loan has an initial term of 60 months, a remaining term of 59 months and is interest-only for the full term. The scheduled maturity date of the One & Two Commerce Square Whole Loan is June 6, 2028.

Voluntary prepayment of the One & Two Commerce Square Whole Loan in whole is permitted at any time after the payment date occurring in June 2025 with payment of a prepayment premium. Voluntary prepayment of the One & Two Commerce Square Whole Loan in whole is permitted on or after the payment date occurring in December 2027 without payment of any prepayment premium.

B-106

LOAN #10: ONE & TWO COMMERCE SQUARE

The table below summarizes the promissory notes that comprise the One & Two Commerce Square Whole Loan. The relationship between the holders of the One & Two Commerce Square Whole Loan is governed by a co-lender agreement. The One & Two Commerce Square Whole Loan will be serviced under the pooling and servicing agreement for a securitization trust that is expected to close before or simultaneously with Benchmark 2023-B39, until the controlling Note A-1 is securitized, whereupon the One & Two Commerce Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,833,333	$30,833,333	BANA(1)	Yes
A-2	20,000,000	20,000,000	BBCMS 2023-C20	No
A-3	12,500,000	12,500,000	BANA(1)	No
A-4	10,000,000	10,000,000	BBCMS 2023-C20	No
A-5	30,000,000	30,000,000	BBCMS 2023-C20	No
A-6	25,000,000	25,000,000	Barclays(1)	No
A-7	10,000,000	10,000,000	Barclays(1)	No
A-8	8,333,333	8,333,333	Barclays(1)	No
A-9	30,000,000	30,000,000	Benchmark 2023-B39	No
A-10-1	12,500,000	12,500,000	JPMCB(1)	No
A-10-2	12,500,000	12,500,000	JPMCB(1)	No
A-11	10,000,000	10,000,000	Benchmark 2023-B39	No
A-12	8,333,333	8,333,333	JPMCB(1)	No
Whole Loan	$220,000,000	$220,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The One & Two Commerce Square Property is comprised of twin 40-story, multi-tenant, office buildings connected by an open-air courtyard with a media wall and 48,725 SF of ground floor retail space. The One & Two Commerce Square Property was built on a 2.97-acre site, spans an entire city block in Philadelphia, Pennsylvania and totals 1,896,143 SF of net rentable area.

The One & Two Commerce Square Property is a LEED-Silver certified building with terraces on the north and south sides of the building that feature unobstructed panoramic views of Philadelphia. Building amenities include a fitness center with locker rooms, conference facilities, Brandywine Experience (“BEX”) community lounge and work area. The One & Two Commerce Square Property features an underground parking garage with parking for 519 vehicles.

Since 2015, the borrower sponsor has invested approximately $35 million at the One & Two Commerce Square Property in capital expenditures, including upgrading the building lobbies, updating the courtyard and courtyard fountain, modernizing the elevator systems and updating signage.

As of May 17, 2023, the One & Two Commerce Square Property was 76.4% leased to 91 tenants in various industries including finance, law, insurance, pharmaceuticals, accounting, biotech and other. The largest tenant represents only 7.3% of net rentable area.

Major Tenants (by net rentable area).

Price Water House Coopers LLP (138,413 SF; 7.3% of NRA; 9.4% of underwritten rent). Price Water House Coopers LLP (“PwC”) is an international professional services company that provides audit, tax, and advisory services with approximately 328,000 employees across the world. PwC has one of the largest professional services networks in the world and is considered one of the Big Four accounting firms, along with Deloitte, Ernst & Young and KPMG. PwC reported a gross revenue of $50.3 billion for the trailing 12 months ending June 30, 2022.

PwC has been in occupancy at the One & Two Commerce Square Property since 1999, originally under a sublease, then under a direct lease commencing December 2013. PwC’s current lease expires in April 2030, with three, five-year renewal options. PwC pays base rent of $22.50 PSF, with $0.50 PSF annual increases. PwC occupies six floors of the One & Two Commerce Square Property and has no remaining contraction or termination options. PwC subleases a portion of its space (23,037 SF) to the Jewish Federation of Greater Philadelphia. The sublease is co-terminus with the prime lease and has no remaining contraction or termination options.

B-107

LOAN #10: ONE & TWO COMMERCE SQUARE

Stradley, Ronon, Stevens & Young (69,111 SF; 3.6% of NRA; 5.1% of underwritten rent). Stradley, Ronon, Stevens & Young (“Stradley Ronon”) is a law firm that provides legal services in the areas of corporate & securities, litigation, education, investment management, employment & labor, financial services, real estate, tax, and others. Stradley Ronon has provided services in more than 230 markets, including 80 countries abroad, and has about 200 lawyers. Stradley Ronon was founded in Philadelphia and the One & Two Commerce Square Property serves as its headquarters.

Stradley Ronon has been in occupancy at the One & Two Commerce Square Property since 1988 and has expanded and renewed multiple times. Stradley Ronon currently occupies three floors under a lease commencing November 2014 and expiring in December 2033, with two, five-year renewal options upon 24 months’ notice. Stradley Ronon’s base rent is $24.33 PSF, with 2.5% annual increases. Stradley Ronon has no remaining contraction options but does have a termination option with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.

Pond Lehocky Giordano Disability (66,315 SF; 3.5% of NRA; 3.8% of underwritten rent). Pond Lehocky Giordano Disability (“Pond Lehocky”) is a law firm in Pennsylvania that provides legal services in the areas of worker’s compensation, social security disability, long-term disability, short-term disability, and other legal needs. Pond Lehocky has grown rapidly since its inception and is now one of the largest workers’ compensation and disability firms in the United States, with over 250 employees, including more than 40 attorneys.

Pond Lehocky has been in occupancy at the One & Two Commerce Square Property for more than eight years and has a lease expiration in June 2028. Pond Lehocky’s base rent is $19.13 PSF, with 3% annual increases. Pond Lehocky occupies portions of three floors of the One & Two Commerce Square Property and currently subleases a portion of its space (15,838 SF) to Morgan & Morgan Philadelphia, LLC through January 31, 2026. Pond Lehocky does not have any contraction or termination options.

The following table presents certain information relating to the tenants at the One & Two Commerce Square Property.

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Price Water House Coopers LLP(3)	NR/NR/NR	138,413	7.3%	$3,114,292	9.4%	$22.50	4/30/2030	3, 5-year options
Stradley, Ronon, Stevens & Young(4)	NR/NR/NR	69,111	3.6	1,681,471	5.1%	$24.33	12/31/2033	2, 5-year options
Jazz Pharmaceuticals, Inc.(5)	NR/NR/NR	59,672	3.1	1,496,323	4.5%	$25.08	4/30/2029	2, 5-year options
Ernst & Young U.S. LLP(6)	NR/NR/NR	40,668	2.1	1,333,910	4.0%	$32.80	4/30/2033	2, 3-year options
Hill International, Inc.(7)	NR/NR/NR	59,497	3.1	1,320,833	4.0%	$22.20	10/31/2027(8)	1, 5-year option
Wolters Kluwer Health, Inc. (9)	NR/A3/BBB+	65,389	3.4	1,282,442	3.9%	$19.61	3/31/2029	1, 5-year option
Pond Lehocky Giordano Disability(10)	NR/NR/NR	66,315	3.5	1,268,937	3.8%	$19.13	6/30/2028	2, 5-year options
Passage BIO, Inc.(11)	NR/NR/NR	37,414	2.0	1,131,399	3.4%	$30.24	12/31/2031	2, 5-year options
Grant Thornton LLP	NR/NR/NR	51,140	2.7	1,073,940	3.2%	$21.00	12/31/2024	2, 5-year options
TD Bank, N.A.(12)	AA-/Aa2/AA-	43,969	2.3	911,477	2.7%	$20.73	2/28/2030	2, 5-year options
Largest Tenants		631,588	33.3%	$14,615,026	44.0%	$23.14
Remaining Tenants		817,252	43.1	18,601,364	56.0%	$22.76
Total Occupied		1,448,840	76.4%	$33,216,390	100.0%	$22.93
Vacant Space		447,303	23.6	0
Total / Wtd. Avg.		1,896,143	100.0%	$33,216,390

(1)	Based on the underwritten rent roll dated May 17, 2023 inclusive of (i) those tenants with executed leases, but not yet in occupancy, (ii) rent steps through June 1, 2024 and (iii) straight-line rent for investment-grade tenants through the earlier of the loan maturity or the lease expiration.
(2)	In certain instances, Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	PwC subleases a portion of its space (23,037 SF) to the Jewish Federation of Greater Philadelphia. The sublease is co-terminus with the PwC lease.
(4)	Stradley Ronon has a termination right for all of its leased space with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.
(5)	Jazz Pharmaceuticals, Inc. has a termination option with 12 months’ notice and payment of a termination fee, which if exercised would be effective December 31, 2025.
(6)	Ernst & Young U.S. LLP has two termination options with 12 months’ notice and payment of a termination fee, which if exercised would be effective either April 30, 2028 or April 30, 2030.
(7)	Hill International, Inc. subleases a portion of its space (29,724 SF) to Zarwin, Baum, DeVito, Kaplan, Schaer & Toddy, P.C. The sublease expires on April 30, 2027.
(8)	Hill International, Inc. has two leases expiring April 30, 2027 (29,724 SF) and October 31, 2027 (29,773 SF).
(9)	Wolters Kluwer Health, Inc. has a termination option with notice provided no later than September 30. 2024 and payment of a termination fee.
(10)	Pond Lehocky Giordano Disability subleases a portion of its space (15,838 SF) to Morgan & Morgan Philadelphia, LLC. The sublease expires on January 31, 2026.
(11)	Passage BIO, Inc. has one termination option with 15 months’ notice and payment of a termination fee, which if exercised would be effective April 30, 2029.
(12)	TD Bank, N.A. has a termination option with 15 months’ notice and payment of a termination fee, which if exercised would be effective October 31, 2027.

B-108

LOAN #10: ONE & TWO COMMERCE SQUARE

The following table presents certain information relating to the lease rollover schedule at the One & Two Commerce Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	260	0.0%	0.0%	$0	0.0%	$0.00	2
2023	24,541	1.3	1.3%	479,707	1.4	$19.55	6
2024	186,068	9.8	11.1%	4,299,229	12.9	$23.11	17
2025	26,192	1.4	12.5%	716,231	2.2	$27.35	5
2026	66,416	3.5	16.0%	1,764,139	5.3	$26.56	9
2027	129,306	6.8	22.8%	2,671,319	8.0	$20.66	7
2028	152,682	8.1	30.9%	3,190,880	9.6	$20.90	8
2029	186,387	9.8	40.7%	4,238,676	12.8	$22.74	8
2030	216,908	11.4	52.1%	4,887,917	14.7	$22.53	4
2031	107,603	5.7	57.8%	2,868,384	8.6	$26.66	8
2032	44,057	2.3	60.1%	807,124	2.4	$18.32	1
2033	164,271	8.7	68.8%	4,396,628	13.2	$26.76	7
2034 & Thereafter(3)	144,149	7.6	76.4%	2,896,158	8.7	$20.09	10
Vacant	447,303	23.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,896,143	100.0%		$33,216,390	100.0%	$22.93	92

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated May 17, 2023 and inclusive of signed not occupied tenants, rent steps through June 1, 2024 and straight-line rent steps through the earlier of the end of the loan term or the lease expiration date for investment-grade tenants.
(3)	2034 & Thereafter is inclusive of variance square footage attributable to storage space for which no UW Base Rent was attributed.

The following table presents certain information relating to historical leasing at the One & Two Commerce Square Property:

Historical Leased %(1)

2020(2)	2021(2)	2022(2)	As of 5/17/2023(3)
88.0%	79.0%	78.3%	76.4%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
(2)	In 2019, three major tenants gave notice to vacate, which brought occupancy from 97.6% into the low 70%’s. The borrower sponsor backfilled certain smaller tenants with various new leases before the major tenants vacated. The borrower sponsor has since shifted its leasing strategy to focus on smaller tenants which has helped solidify a granular rent roll, allowing for a less concentrated rollover profile going forward.
(3)	Based on the underwritten rent roll dated May 17, 2023 and inclusive of signed not occupied tenants.

B-109

LOAN #10: ONE & TWO COMMERCE SQUARE
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One & Two Commerce Square Property:

Cash Flow Analysis

	2020(1)	2021(1)	2022(1)	T-12 4/30/2023	Underwritten	Underwritten $ PSF
In-Place Rent(2)	$35,849,499	$27,922,144	$29,078,215	$28,539,075	$30,726,994	$16.20
Rent Steps and SL Rent(3)	0	0	0	0	1,710,086	$0.90
Signed Not Occupied Rent	0	0	0	0	779,311	$0.41
Gross-Up Vacant Rent	0	0	0	0	10,081,840	$5.32
Expense Recoveries	21,434,786	19,357,798	19,208,229	17,638,845	19,341,543	$10.20
Gross-Up Vacant Recoveries	0	0	0	0	5,950,139	$3.14
Gross Potential Rent	$57,284,285	$47,279,942	$48,286,444	$46,177,920	$68,589,912	$36.17
Other Income	740,499	560,687	859,307	850,483	712,252	$0.38
Net Parking Revenue	1,230,091	905,626	1,605,872	1,774,756	1,820,054	$0.96
Net Rental Income	$59,254,875	$48,746,255	$50,751,623	$48,803,159	$71,122,218	$37.51
(Vacancy/Credit Loss)	0	0	0	0	(16,031,979)	($8.46)
Effective Gross Income	$59,254,875	$48,746,255	$50,751,623	$48,803,159	$55,090,239	$29.05
Total Expenses	$27,669,405	$26,530,878	$26,352,623	$23,821,189	$25,392,147	$13.39
Net Operating Income	$31,585,470	$22,215,377	$24,399,000	$24,981,970	$29,698,092	$15.66
Capital Expenditures	0	0	0	0	474,036	$0.25
TI/LC	0	0	0	0	2,844,215	$1.50
Net Cash Flow	$31,585,470	$22,215,377	$24,399,000	$24,981,970	$26,379,842	$13.91

Occupancy	88.0%	79.0%	78.3%	76.4%(2)	76.6%
NOI Debt Yield(4)	14.4%	10.1%	11.1%	11.4%	13.5%
NCF DSCR(4)	1.82x	1.28x	1.40x	1.44x	1.52x

(1)	In 2019, three major tenants gave notice to vacate which brought the occupancy from 97.6% into the low 70%’s. The borrower sponsor backfilled certain smaller tenants with various new leases before the major tenants vacated. The borrower sponsor has since shifted its leasing strategy to focus on smaller tenants which has helped solidify a granular rent roll, allowing for a less concentrated rollover profile going forward.
(2)	Based on the underwritten rent roll dated May 17, 2023.
(3)	Includes (i) contractual rent steps through June 1, 2024 and (ii) straight-line rent steps for investment-grade tenants through the earlier of loan maturity and the lease expiration.
(4)	NOI Debt Yield and NCF DSCR are based on the One & Two Commerce Square Whole Loan.

■	Appraisal. According to the appraisal, the One & Two Commerce Square Property has an “as-is” appraised value of $428,000,000 as of March 30, 2023.

■	Environmental Matters. According to a Phase I environmental report dated as of April 6, 2023 (the “ESA”), the One & Two Commerce Square Property maintains two 3,500-gallon diesel underground storage tanks (“USTs”) installed more than 30 years ago and located in the parking garage at the One & Two Commerce Square Property. The environmental consultant reviewed the most recent tank integrity tests performed in 2022, including tightness tests which the USTs passed. However, based on the age of the USTs and the potential for the USTs to impact the subsurface, the ESA concluded that the presence of the two active USTs represents a recognized environmental condition. In connection with the foregoing, the ESA recommended a limited subsurface investigation to be conducted in order to determine the presence or absence of soil, soil vapor, and/or groundwater contamination due to the presence of the current USTs at the One & Two Commerce Square Property. The borrowers maintain a pollution liability portfolio insurance policy from ACE American Insurance Company with a $20,000,000 limit. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

■	Market Overview and Competition. The One & Two Commerce Square Property is located in Philadelphia, Pennsylvania at the western edge of Center City, across the Schuylkill River from University City. The One & Two Commerce Square Property is approximately a 10-minute walk to the 30th Street Station, Philadelphia’s main transit hub, less than a half mile from Interstate 76 and in close proximity to Interstates 676 and 95. Center City Philadelphia is the commercial, financial and governmental core of the seventh largest metropolitan area in the U.S. According to a third party data provider, the Philadelphia central business district office market is outperforming other major downtowns across the country due to a number of factors, including Philadelphia’s employment base driven by healthcare, education and government industries, along with high construction costs that have kept new office supply limited for decades.

B-110

LOAN #10: ONE & TWO COMMERCE SQUARE

The One & Two Commerce Square Property is located in the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area and the Market West office submarket. According to the appraisal, as of the fourth quarter of 2022, the Market West office submarket had an inventory of 28,770,887 SF, a total vacancy of 13.8% and an average asking rent of $35.01 PSF. The One & Two Commerce Square Property is considered a part of the trophy class of Philadelphia’s office market, which includes the top fifteen assets and top 19% of rentable area in the market. The trophy office market has historically commanded a 30% rent premium and average vacancy rate of 5.4%.

The 2022 population within a 0.25-, 0.50- and one-mile radius of the One & Two Commerce Square Property was 11,141, 28,932 and 96,595, respectively. The 2022 average household income within the same radii was $143,878, $155,817 and $149,005, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One & Two Commerce Square Property:

Market Rent Conclusions(1)

Category	Market Rent (PSF)	Lease Term (Yrs)
Low Rise (1-9)	$20.00	5.0
Low Rise Large (1-9)	$19.00	10.0
Mid Rise 1 (10-17)	$22.00	5.0
Mid Rise 1 Large (10-17)	$21.00	10.0
Mid Rise 2 (18-29)	$24.00	5.0
Mid Rise 2 Large (18-29)	$23.00	10.0
High Rise (30-41)	$27.00	5.0
High Rise Large (30-41)	$26.00	10.0
Interior Retail	$30.00	10.0
Market Retail	$60.00	10.0

(1)	Source: Appraisal.

The following table presents recent leasing data at comparable properties to the One & Two Commerce Square Property:

Comparable Office Leases(1)

Property Name Location	Year Built / Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	TIs (PSF) / Free Rent (mos.)	Reimb.	Escalations
One & Two Commerce Square Philadelphia, PA	1987, 1992 / 2013	76.4%(2)	1,896,143(2)	PwC(2)	Dec-13 / 16.4(2)	138,413(2)	$22.50(2)	NAP	NNN	$0.50 /yr
Two Liberty Place	1990 / NAP	89.7%	951,372	FWM Holdings	Feb-22 / 11.0	5,799	$46.50	$82.00 / 12	Base Plus Electric	2.25%/yr
1735 Market Street	1990 / NAP	87.7%	1,286,936	UBS Wealth Management	Aug-22 / 11.0	22,825	$35.00	$90.00 / 12	NNN	2.50%/yr
1717 Arch Street	1990 / NAP	NAP	1,029,413	Metlife Investment Management	Apr-22 / 5.4	20,903	$33.75	$30.00 / 5	NNN	2.50%/yr
1600 Market Street	1980 / 1997	78.7%	862,030	Security Risk Advisors	Apr-21 / 11.3	21,687	$35.25	$75.00 / 16	Base Plus Electric	2.25%/yr
1700 Market Street	1969 / 2018	83.0%	848,709	CommonGrounds	Nov-19 / 11.0	62,461	$33.00	$70.00 / 10	Base Plus Electric	2.25%/yr
2222 Market Street	2023 / NAP	NAP	308,000	Morgan Lewis	Feb-23 / 21.0	308,000	$44.95	$90.00 / 12	NNN	2.0%/yr
1650 Arch Street	1974 / 2001	NAP	608,210	GSA	Oct-22 / 17.0	106,748	$28.39	$65.00 / N/A	Base Plus Electric	2.0%/yr
One Liberty Place	1987 / NAP	95.5%	1,200,000	JP Morgan Chase	Dec-22 / 11.0	33,172	$42.64	$70.00 / 12	Base Plus Electric	2.0%/yr

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated May 17, 2023.

B-111

LOAN #10: ONE & TWO COMMERCE SQUARE
■	The Borrowers. The borrowers are Commerce Square Partners-Philadelphia Plaza, L.P. and Philadelphia Plaza - Phase II, LP, each a special purpose, bankruptcy remote entity and a Delaware limited partnership and Pennsylvania limited partnership respectively, and each of which has a special purpose, bankruptcy remote Delaware limited liability company as its general partner. Each general partner has two independent directors acting with respect to itself, the borrowers and certain related TRS subsidiary entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One & Two Commerce Square Whole Loan. The borrowers are indirectly a joint venture between Brandywine Operating Partnership, L.P. and GIC.

The borrower sponsor and non-recourse carveout guarantor of the One & Two Commerce Square Whole Loan is Brandywine Operating Partnership, L.P.

Brandywine Operating Partnership, L.P. is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-) is one of the largest publicly traded, full-service integrated real estate companies in the United States with a market capitalization of approximately $780 million as of June 2023. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 165 urban, town center and transit-oriented properties totaling 23.0 million SF as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, D.C. markets (excluding assets held for sale). BRT has completed over 6.3 million SF of ground-up new development in the Philadelphia market, with over 8 million additional SF in the pipeline.

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, GIC is positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. GIC seeks to add meaningful value to its investments. Headquartered in Singapore, GIC has a global talent force of over 1,900 people in 11 key financial cities and has investments in over 40 countries.

■	Escrows. At origination, the borrowers deposited (i) $9,200,744 for outstanding tenant improvement allowances and outstanding leasing commissions into a tenant improvement and leasing commissions reserve, and (ii) $1,912,160 for outstanding free rent and gap rent obligations into a leasing reserve.

Tax Escrows – Upon the occurrence of a Trigger Period (as defined below), the borrowers are required to deposit 1/12th of the annual estimated tax payments into a tax reserve.

Insurance Escrows – Upon the occurrence of a Trigger Period and if no blanket policy is in place, the borrowers are required to deposit 1/12th of the annual estimated insurance payments into an insurance reserve.

Replacement Reserve – Upon the occurrence and continuance of a Trigger Period, the borrowers are required to deposit monthly replacement reserves equal to approximately $39,503 (1/12th of $0.25 per square foot) into a replacement reserve.

TI/LC Reserves – At origination, the borrowers deposited a $25,000,000 letter of credit to be used for tenant improvements and leasing commissions. During the continuance of a Trigger Period, the borrowers will be required to deposit $237,018 on a monthly basis into a tenant improvement and leasing commissions reserve. Additionally, when (i) the balance of the tenant improvement and leasing commissions reserve is less than $15,000,000 and (ii) the TI/LC Reserve Occupancy (as defined below) falls below 85%, the One & Two Commerce Square Whole Loan will require a cash sweep until the balance returns to $25,000,000. Further, the non-recourse carveout guarantor has provided a guaranty for an additional $20,000,000 of TI/LC Reserves, which guaranty will be reduced by any amounts contributed to the tenant improvement and leasing commissions reserve after the loan origination date.

The “TI/LC Reserve Occupancy” means an amount (expressed as a percentage) on any date equal to (a) the leased net rentable area of the One & Two Commerce Square Property without giving effect to any lease with either (i) an expiration date within 12 months of such date (after giving effect to any renewal or extension options) or (ii) a termination option (excluding customary termination options in connection with a casualty or condemnation) that may be validly exercised by the tenant under the applicable lease within 12 months of such date divided by (b) the aggregate net rentable square footage of the One & Two Commerce Square Property.

B-112

LOAN #10: ONE & TWO COMMERCE SQUARE
■	Lockbox and Cash Management. The One & Two Commerce Square Whole Loan documents require a hard lockbox with springing cash management. All rents from the One & Two Commerce Square Property are required to be deposited directly to the lockbox account by tenants and, so long as no Trigger Period is continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Trigger Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the One & Two Commerce Square Whole Loan documents. During the continuance of a Trigger Period, all excess cash is required to be either (i) during a period described under “TI/LC Reserves” above, deposited into the TI/LC Reserves, or (ii) held by the lender as additional security for the One & Two Commerce Square Whole Loan; provided that excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in certain monthly expense items.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of a borrower, (iii) the debt yield falling below 8.85% for two consecutive calendar quarters, or (iv) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters; and ending upon the occurrence of the following: (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default in accordance with the One & Two Commerce Square Whole Loan documents, (b) with respect to clause (ii) above, if such bankruptcy action involves the filing of an involuntary petition against such borrower, the dismissal of such bankruptcy action within 30 days, (c) with respect to clause (iii) above, the achievement of the debt yield for the One & Two Commerce Square Whole Loan of 8.85% or greater for two consecutive calendar quarters, or (d) with respect to clause (iv) above, the achievement of a debt service coverage ratio for the One & Two Commerce Square Whole Loan of 1.20x or greater (based on a 30-year amortization schedule) for two consecutive calendar quarters.

■	Property Management. The One & Two Commerce Square Property is managed by BDN Management Inc., an affiliate of the borrowers.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the One & Two Commerce Square Property plus the cost of rental loss and/or business interruption coverage. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

B-113

LOAN #11: FASHION VILLAGE AT BOCA PARK
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City / State)	Las Vegas, Nevada	Cut-off Date Balance		$36,000,000
Property Type	Retail	Cut-off Date Balance per SF		$258.67
Size (SF)	139,173	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 5/31/2023	91.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2023	91.1%	Type of Security		Fee
Year Built / Latest Renovation	2002 / NAP	Mortgage Rate		6.75850%
Appraised Value	$62,600,000	Original Term to Maturity (Months)		120
Appraisal Date	4/6/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor(1)	Kevin Elder	Original Interest Only Period (Months)		120
Property Management	Colliers International REMS US, LLC	First Payment Date		7/6/2023
		Maturity Date		6/6/2033

Underwritten Revenues	$5,519,805
Underwritten Expenses	$1,754,948	Escrows
Underwritten Net Operating Income (NOI)	$3,764,857		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,563,056	Taxes	$175,006	$15,910
Cut-off Date LTV Ratio	57.5%	Insurance	$6,510	$3,255
Maturity Date LTV Ratio	57.5%	Replacement Reserve(2)	$0	$2,320
DSCR Based on Underwritten NOI / NCF	1.53x / 1.44x	TI / LC(3)	$0	$14,497
Debt Yield Based on Underwritten NOI / NCF	10.5% / 9.9%	Other(4)	$1,200,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$36,000,000	100.0%	Return of Equity	$33,969,885	94.	4%
			Upfront Reserves	1,381,516	3.	8
			Closing Costs	648,599	1.	8
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.	0%

(1)	An indirect owner of the related borrower that is an affiliate of the borrower sponsor is currently subject to a class action lawsuit. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Prospectus.
(2)	The Replacement Reserve is capped at $55,669.20.
(3)	The TI / LC Reserve is capped at $347,932.56.
(4)	The Other reserve represents an Earnout Reserve. The Fashion Village at Boca Park mortgage loan is structured with a $1,200,000 earnout that will be held as additional collateral for the Fashion Village at Boca Park mortgage loan. The release of the earnout funds will be tied to (i) the borrower sending the lender satisfactory evidence that the Fashion Village at Boca Park property has achieved a debt yield of at least 9.8%; or (ii) the borrower delivers to the lender evidence that the tenant, Kona Grill, executes a new lease or lease amendment that achieves the same rents the lender has underwritten (fixed and/or percentage) of at least $487,740 based upon assumed gross sales of $5,700,000 and has a term of at least two years. In the event a new lease is delivered but does not take effect until after the existing lease expires, the lender will hold back from the amounts disbursed to the borrower the amount required to replicate the annual base rent of $487,740 until such time as such amounts are payable under the new lease. Such retained funds would then be disbursed monthly in the amount needed to replicate the payment in full of the aforementioned base rent, taking into account the amounts anticipated to be received by Kona Grill under its current lease. In addition, if in connection with the new lease or lease amendment, there are brokerage commissions, tenant improvements and/or tenant allowances payable, the lender will disburse earnout funds maintained in the earnout account to the rollover account in an amount sufficient to pay for all such anticipated brokerage commissions, tenant improvements and/or tenant allowances payable under the new lease or lease amendment.

The following table presents certain information relating to the top tenants at the Fashion Village at Boca Park property (the “Fashion Village at Boca Park Property”), based on underwritten base rent:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Sales PSF(4)	Occupancy Cost	Renewal / Extension Options
Total Wine & More	NR/NR/NR	26,691	19.2%	$554,904	14.1%	$20.79	1/31/2031	$1,016	2.0%	2, 5-Year Options
Recreation Equipment, Inc.	NR/NR/NR	28,195	20.3	507,510	12.9	$18.00	2/28/2034	$392	4.6%	4, 5-Year Options
Kona Grill	NR/NR/NR	7,380	5.3	487,740	12.4	$66.09	9/30/2033	$774	8.5%	None
Cheesecake Factory Restaurant	NR/NR/NR	9,850	7.1	455,562	11.6	$46.25	9/30/2032	$1,390	3.3%	None
Bella Vita	NR/NR/NR	4,000	2.9	177,600	4.5	$44.40	2/29/2032	NAV	NAV	2, 5-Year Options
Grimaldi's Brick Oven Pizzeria	NR/NR/NR	3,646	2.6	164,076	4.2	$45.00	9/30/2029	$767	5.9%	2, 5-Year Options
World Focus Images, Inc.	NR/NR/NR	3,068	2.2	138,060	3.5	$45.00	4/30/2026	NAV	NAV	None
Ninush	NR/NR/NR	3,660	2.6	131,760	3.4	$36.00	7/31/2027	NAV	NAV	1, 5-Year Option
Mosaic Salon	NR/NR/NR	5,000	3.6	131,124	3.3	$26.22	5/31/2024	NAV	NAV	None
Panera Bread	NR/Baa1/BBB+	5,047	3.6	126,175	3.2	$25.00	11/30/2027	$565	4.4%	1, 5-Year Option
Ten Largest Tenants		96,537	69.4%	$2,874,511	73.2%	$29.78
Remaining Occupied Tenants		30,296	21.8	1,051,936	26.8	$34.72
Total Occupied		126,833	91.1%	$3,926,447	100.0%	$30.96
Vacant		12,340	8.9
Total / Wtd. Avg.		139,173	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps totaling $31,475 which are underwritten through March 1, 2024.
(4)	Sales are as of year-end 2022.
B-114

LOAN #11: FASHION VILLAGE AT BOCA PARK

The following table presents certain information relating to the lease rollover schedule at the Fashion Village at Boca Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM & 2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	8,408	6.0	6.0%	274,006	7.0	$32.59	3
2025	1,853	1.3	7.4%	66,708	1.7	$36.00	1
2026	6,318	4.5	11.9%	262,185	6.7	$41.50	2
2027	16,729	12.0	23.9%	542,925	13.8	$32.45	5
2028	5,235	3.8	27.7%	165,312	4.2	$31.58	2
2029	3,646	2.6	30.3%	164,076	4.2	$45.00	1
2030	0	0.0	30.3%	0	0.0	$0.00	0
2031	30,298	21.8	52.1%	666,602	17.0	$22.00	2
2032	18,771	13.5	65.6%	789,382	20.1	$42.05	4
2033	7,380	5.3	70.9%	487,740	12.4	$66.09	1
2034 & Thereafter	28,195	20.3	91.1%	507,510	12.9	$18.00	1
Vacant	12,340	8.9	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	139,173	100.0%		$3,926,447	100.0%	$30.96	22

(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps totaling $31,475 which are underwritten through March 1, 2024.

The following table presents certain information relating to historical occupancy at the Fashion Village at Boca Park Property:

Historical Leased %(1)

2021	2022	As of 5/31/2023(2)
77.0%	88.0%	91.1%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated May 31, 2023.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fashion Village at Boca Park Property:

Cash Flow Analysis(1)

	2021	2022	TTM	Underwritten	Underwritten $ per SF
Rents In Place(2)	$3,184,103	$3,569,967	$3,638,526	$3,926,447	$28.21
Rent Steps(3)	0	0	0	31,475	$0.23
Vacant Income	0	0	0	337,480	$2.42
Gross Potential Rent	$3,184,103	$3,569,967	$3,638,526	$4,295,402	$30.86
CAM	1,103,689	1,389,055	1,449,542	1,392,000	$10.00
Other Income	73,132	50,958	51,235	169,883	$1.22
Total Gross Income	$4,360,924	$5,009,980	$5,139,303	$5,857,285	$42.09
Vacancy / Credit Loss	0	0	0	(337,480)	($2.42)
Effective Gross Income	$4,360,924	$5,009,980	$5,139,303	$5,519,805	$39.66
Total Expenses	1,372,453	1,661,097	1,582,818	1,754,948	$12.61
Net Operating Income	$2,988,471	$3,348,883	$3,556,485	$3,764,857	$27.05
TI/LC	0	0	0	173,966	$1.25
Capital Expenditures	0	0	0	27,835	$0.20
Net Cash Flow	$2,988,471	$3,348,883	$3,556,485	$3,563,056	$25.60

Occupancy	77.0%	88.0%	92.0%	94.2%
NOI Debt Yield	8.3%	9.3%	9.9%	10.5%
NCF DSCR	1.21x	1.36x	1.44x	1.44x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Rents In Place is based on the underwritten rent roll dated May 31, 2023.
(3)	Rent steps include contractual rent steps totaling $31,475 which are underwritten through March 1, 2024.

B-115

LOAN #12: 3300 75TH AVENUE
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City / State)	Landover, Maryland	Cut-off Date Balance		$30,680,000
Property Type(1)	Industrial	Cut-off Date Balance per SF		$115.34
Size (SF)(1)	266,000	Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 7/1/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1985 / 2004	Mortgage Rate		7.21000%
Appraised Value	$67,800,000	Original Term to Maturity (Months)		120
Appraisal Date	5/2/2023	Original Amortization Term (Months)		360
Borrower Sponsor	Office Properties Income Trust	Original Interest-Only Period (Months)		60
Property Management	The RMR Group LLC	First Payment Date		7/1/2023
		Maturity Date		6/1/2033
Underwritten Revenues	$5,820,116
Underwritten Expenses	$1,514,704
Underwritten Net Operating Income (NOI)	$4,305,412	Escrows
Underwritten Net Cash Flow (NCF)	$4,196,352		Upfront	Monthly
Cut-off Date LTV Ratio	45.3%	Taxes(2)	$0	Springing
Maturity Date LTV Ratio	43.0%	Insurance(3)	$0	Springing
DSCR Based on Underwritten NOI / NCF	1.72x / 1.68x	Replacement Reserves(4)	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	14.0% / 13.7%	TI / LC(5)	$0	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,680,000	100.0%	Paydown of Corporate Revolver(6)	$29,723,629	96.	9%
			Closing Costs	956,371	3.	1
Total Sources	$30,680,000	100.0%	Total Uses	$30,680,000	100.	0%

(1)	According to the borrower sponsor, the square footage at the 3300 75th Avenue Property (as defined below) is comprised of approximately 68% of industrial space, approximately 25% of sensitive compartmented information space and approximately 7% of office space.
(2)	On each monthly due date during the continuance of a Cash Sweep Event (as defined below), the borrower is required to deposit into a tax reserve an amount equal to 1/12 of the estimated annual taxes. A “Cash Sweep Event” means, without limitation, (i) an event of default, (ii) a bankruptcy action of the borrower or property manager, (iii) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.35x or (iv) the GSA tenant either (a) fails to timely exercise its right to renew its lease, (b) “goes dark”, or discontinues its business at a material portion of the 3300 75th Avenue Property or otherwise provides written notice of its intention to do the same, (c) is in monetary or non-monetary default under the GSA lease or (d) is subject to a bankruptcy action.
(3)	On each monthly due date during the continuance of a Cash Sweep Event, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of estimated insurance premiums; provided that the requirement is conditionally waived so long as no event of default is continuing and the borrower maintains a blanket insurance policy in accordance with the 3300 75th Avenue loan documents.
(4)	On each monthly due date during the continuance of a Cash Sweep Event, the borrower is required to deposit approximately $9,088 in a Replacement Reserve.
(5)	On each monthly due date during the continuance of a Cash Sweep Event, the borrower is required to deposit approximately $44,333 into a TI / LC reserve.
(6)	The 3300 75th Avenue Property was previously unencumbered. Loan proceeds, less closing costs and stub interest, were returned to the borrower sponsor and are expected to be allocated towards the paydown of a corporate level revolving debt facility in conjunction with the merger of Office Properties Income Trust and Diversified Healthcare Trust. In connection with such merger, the lender and the borrower sponsor entered into a debt commitment letter, pursuant to which, subject to the terms and conditions of the debt commitment letter, the lender has committed to provide a senior secured bridge facility to the subsidiaries of the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt” in the Prospectus for additional information.

The following table presents certain information relating to the sole tenant at the 3300 75th Avenue property (the “3300 75th Avenue Property”):

Sole Tenant(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
GSA(4)	AAA/Aaa/AA+	266,000	100.0%	$4,702,356	100.0%	$17.68	8/31/2039	None
Total Occupied		266,000	100.0%	$4,702,356	100.0%	$17.68
Vacant		0	0.0	0
Total / Wtd. Avg.		266,000	100.0%	$4,702,356

(1)	Based on the underwritten rent roll as of July 1, 2023.
(2)	Credit Rating reflects the rating of the United States Government, which is the named entity on the lease.
(3)	GSA is subject to a modified gross lease with annual CPI increases (currently $0.43 per SF) and certain fixed expense reimbursements (currently $2.58 per SF), both of which are included in UW Base Rent.
(4)	GSA has occupied 100.0% of the 3300 75th Avenue Property since 2009. The GSA lease is structured with no termination options and expires on August 31, 2039.

B-116

LOAN #12: 3300 75TH AVENUE

The following table presents certain information relating to the lease rollover schedule at the 3300 75th Avenue Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032	0	0.0	0.0%	0	0.0	$0.00	0
2033 & Thereafter	266,000	100.0	100.0%	4,702,356	100.0	$17.68	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	266,000	100.0%		$4,702,356	100.0%	$17.68	1

(1)	Based on the underwritten rent roll as of July 1, 2023.
(2)	GSA has occupied 100.0% of the 3300 75th Avenue Property since 2009. The GSA lease is structured with no termination options and expires on August 31, 2039.
(3)	GSA is subject to a modified gross lease with annual CPI increases (currently $0.43 per SF) and certain fixed expense reimbursements (currently $2.58 per SF), both of which are included in UW Base Rent.

The following table presents certain information relating to historical leasing at the 3300 75th Avenue Property:

Historical Leased %(1)

2020	2021	2022	As of 7/1/2023(2)
100.0%	100.0%	100.0%	100.0%

(1)	GSA has occupied 100.0% of the premises at the 3300 75th Avenue Property since 2009. The GSA lease is structured with no termination options and expires on August 31, 2039.
(2)	Based on the underwritten rent roll as of July 1, 2023.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 3300 75th Avenue Property:

Cash Flow Analysis(1)

	2021	2022	Underwritten	Underwritten per SF
Base Rent(2)	$4,610,815	$4,659,863	$4,702,356	$17.68
Potential Income from Vacant Space	0	0	0	$0.00
Reimbursements	34,431	16,056	8,260	$0.03
Parking Income(3)	1,109,500	1,109,500	1,109,500	$4.17
Vacancy & Credit Loss	0	0	0	$0.00
Effective Gross Income	$5,754,745	$5,785,418	$5,820,116	$21.88

Real Estate Taxes	701,578	710,031	719,876	$2.71
Insurance	20,739	24,211	25,094	$0.09
Management Fee	172,878	174,141	174,603	$0.66
Other Operating Expenses	607,771	690,999	595,130	$2.24
Total Operating Expenses	$1,502,966	$1,599,381	$1,514,704	$5.69

Net Operating Income	$4,251,779	$4,186,037	$4,305,412	$16.19
TI/LC	0	0	0	$0.00
Capital Expenditures	0	0	109,060	$0.41
Net Cash Flow	$4,251,779	$4,186,037	$4,196,352	$15.78

Occupancy	100.0%	100.0%	100.0%
NOI Debt Yield	13.9%	13.6%	14.0%
NCF DSCR	1.70x	1.67x	1.68x

(1)	Based on the underwritten rent roll as of July 1, 2023.
(2)	GSA is subject to a modified gross lease with annual CPI increases (currently $0.43 per SF) and certain fixed expense reimbursements (currently $2.58 per SF), both of which are included in Underwritten Base Rent.
(3)	Parking Income is contractual pursuant to the GSA lease through August 31, 2039, subject to an approximately $266,000 contractual increase every five years of the lease term. The next rent increase is expected to take place in September 2024.

B-117

LOAN #13: MIRACLE MILE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City / State)	Las Vegas, Nevada	Cut-off Date Balance(2)		$30,000,000
Property Type	Retail	Cut-off Date Balance per SF(1)		$844.12
Size (SF)	503,484	Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 2/28/2023	85.3%	Number of Related Mortgage Loans		2
Owned Occupancy as of 2/28/2023	85.3%	Type of Security(3)		Fee
Year Built / Latest Renovation	2000 / 2007-2008, 2022-2023	Mortgage Rate(4)		6.99105%
Appraised Value	$1,100,000,000	Original Term to Maturity (Months)		60
Appraisal Date	3/28/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor	Institutional Mall Investors LLC	Original Interest Only Period (Months) First Payment Date Maturity Date		60 7/6/2023 6/6/2028
Property Management	MCA Management Associates LLC

Underwritten Revenues	$82,245,355
Underwritten Expenses	$22,585,949	Escrows
Underwritten Net Operating Income (NOI)	$59,659,406		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$58,914,298	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)	38.6%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	38.6%	Replacement Reserves(5)	$0	Springing
DSCR Based on Underwritten NOI / NCF(1)	1.98x / 1.96x	TI / LC(6)	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	14.0% / 13.9%	Other(7)	$18,702,357	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$425,000,000	75.4%	Loan Payoff	$542,477,253	96.	2%
Borrower Sponsor Equity	138,815,192	24.6	Upfront Reserves	18,702,357	3.	3
			Closing Costs	2,635,582	0.	5
Total Sources	$563,815,192	100.0%	Total Uses	$563,815,192	100.	0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Miracle Mile Whole Loan (as defined below).
(2)	The Cut-off Date Balance of $30,000,000 is comprised of the non-controlling note A-1-C1 (the “Miracle Mile Mortgage Loan”), which is part of a $425,000,000 whole loan (the “Miracle Mile Whole Loan”) evidenced by seven pari passu notes. See the “Whole Loan Summary” chart below.
(3)	The borrower leases an approximately 2,400 SF portion of unit E013 from Planet Hollywood Resort and Casino through July 2025 (subject to two, 20-year extensions) pursuant to a reciprocal easement agreement entered into with, among other parties, Planet Hollywood Resort and Casino. The borrower’s rights under such reciprocal easement agreement are pledged as additional collateral for the Miracle Mile Whole Loan. The lessor under such lease has not confirmed whether such lease is superior to any fee mortgage that might encumber such space, and as such the lease may be subordinate to fee mortgages that encumbers such space. We cannot assure you that the lender’s title policy will insure the lender’s interest in the lease.
(4)	For purposes of calculating interest and other amounts payable on the Miracle Mile Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of the Miracle Mile Mortgage Loan represents the weighted average interest rate of three components. Prepayments of the Miracle Mile Mortgage Loan will be applied to the components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Miracle Mile Mortgage Loan) may increase over time.
(5)	The Replacement Reserves escrow account is subject to a cap of approximately $201,394.
(6)	The TI / LC escrow account is subject to a cap of $1,006,968.
(7)	Other reserves consist of an upfront TI reserve of $10,024,690.89, an upfront reserve for gap rent of approximately $2,776,526 and holdback reserves of approximately $5,525,535 for H&M and approximately $375,604 for Alex & Ani. There is a monthly springing reserve for Planet Hollywood overlease rent funds.

The table below summarizes the promissory notes that comprise the Miracle Mile Whole Loan. The relationship between the holders of the Miracle Mile Whole Loan is governed by a co-lender agreement. The Miracle Mile Whole Loan will be serviced under the trust and servicing agreement for the MIRA 2023-MILE trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1	$162,500,000	$162,500,000	MIRA 2023-MILE	Yes
A-2-S1	106,250,000	106,250,000	MIRA 2023-MILE	No
A-1-C1	30,000,000	30,000,000	Benchmark 2023-B39	No
A-1-C2	20,000,000	20,000,000	GSBI	No
A-3-C1	67,000,000	67,000,000	BANA(1)	No
A-3-C2	29,250,000	29,250,000	BANA(1)	No
A-3-C3	10,000,000	10,000,000	BANA(1)	No
Whole Loan	$425,000,000	$425,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

B-118

LOAN #13: MIRACLE MILE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Miracle Mile property (the “Miracle Mile Property”):

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	UW Occupancy Cost(4)	Renewal / Extension Options
Rosa Mexicano(5)	NR/NR/NR	12,150	2.4%	$2,902,922	6.4%	$238.92	11/30/2033	NAV	NAV	1, 5-year option
Victoria's Secret	NR/B1/BB-	20,872	4.1	2,442,024	5.4	$117.00	1/31/2026	$360.95	34.0%	1, 5-year option
Diamond Resorts	NR/NR/BB-	300	0.1	2,339,718	5.2	$7,799.06	8/31/2024	NAV	NAV	None
Cabo Wabo	NR/NR/NR	11,457	2.3	2,027,673	4.5	$176.98	6/30/2024	1,488.29	15.7%	1, 5-year option
Sephora	NR/A1/AA-	5,861	1.2	1,856,120	4.1	$316.69	8/31/2025	1,428.89	25.6%	1, 5-year option
V Theater(6)	NR/NR/NR	38,428	7.6	1,677,264	3.7	$43.65	12/31/2028	226.67	41.1%	None
Saxe Theater(6)(7)	NR/NR/NR	22,398	4.4	1,400,000	3.1	$62.51	12/31/2028	NAV	NAV	None
H&M(8)	NR/NR/BBB	15,182	3.0	1,395,148	3.1	$91.89	1/31/2027	464.68	21.0%	2, 5-year options
Welcome to Las Vegas(9)	NR/NR/NR	8,184	1.6	1,207,553	2.7	$147.55	Various	460.27	94.6%	None
PH Race and Sports Book	NR/NR/NR	19,647	3.9	1,113,636	2.5	$56.68	7/31/2045	NAV	NAV	1, 20-year option
Ten Largest Tenants		154,479	30.7%	$18,362,058	40.7%	$118.86
Remaining Owned Tenants		274,852	54.6	26,714,579	59.3	$97.20
Total Occupied		429,331	85.3%	$45,076,636	100.0%	$104.99
Vacant Spaces (Owned Space)		74,153	14.7	NAP	NAP	NAP
Totals / Wtd. Avg. Tenants		503,484	100.0%	$45,076,636	100.0%	$104.99

(1)	Based on the underwritten rent roll dated February 28, 2023, with contractual rent steps through June 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales are based on TTM ending March 2023.
(4)	UW Occupancy Cost is based on UW Base Rent for all tenant occupied space and March 2023 TTM sales.
(5)	Rosa Mexicano has signed a lease but is not yet in occupancy and is expected to take occupancy on November 2, 2023. We cannot assure you that the tenant will take occupancy as expected or at all.
(6)	Each related lease includes a per diem rent abatement in the event of a future government shutdown of the leased premises.
(7)	Saxe Theater reopened in August 2022 and therefore does not have a full 12 months of sales data yet.
(8)	H&M exercised a co-tenancy clause in its lease in April 2023, due to the Miracle Mile Property’s physical occupancy dropping below 85%. As a result, unless and until the Miracle Mile Property achieves a physical occupancy (with tenants open and operating) of at least 85%, then H&M is permitted to (i) pay 5% of gross sales in lieu of the UW Base Rent and (ii) terminate its lease effective March 2024, instead of the original lease expiration of January 31, 2027. The estimated annual difference between such reduced rent and the UW Base Rent is approximately $1 million. If H&M terminates its lease, we cannot sure you that the space will be re-let in a timely manner or at all. The borrowers funded a $5,525,535.14 rent holdback reserve, which represents H&M’s contractual rent through the original lease expiration. We cannot assure you that the co-tenancy clause will be cured before H&M vacates the premises or that the holdback reserve will be sufficient to offset losses that might result from H&M’s reduced rent and vacancy.
(9)	Lease Expiration dates for Welcome to Las Vegas are December 31, 2025 for Suite H107 and July 31, 2029 for Suite H049.

B-119

LOAN #13: MIRACLE MILE

The following table presents certain information relating to the lease rollover schedule for the Miracle Mile Property based on the initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)(4)	% of Total UW Base Rent(3)(4)	UW Base Rent $ per SF(3)(4)	# of Expiring Leases(5)
2023 & MTM(6)	71,686	14.2%	14.2%	$2,885,369	6.4%	$40.25	14
2024	59,152	11.7	26.0%	8,270,368	18.3	$139.82	18
2025	56,337	11.2	37.2%	7,865,659	17.4	$139.62	19
2026	45,475	9.0	46.2%	5,567,309	12.4	$122.43	10
2027	34,088	6.8	53.0%	3,653,299	8.1	$107.17	8
2028	65,300	13.0	65.9%	4,825,400	10.7	$73.90	8
2029	22,194	4.4	70.4%	2,979,510	6.6	$134.25	7
2030	12,473	2.5	72.8%	2,022,966	4.5	$162.19	5
2031	0	0.0	72.8%	0	0.0	$0.00	0
2032	20,617	4.1	76.9%	2,528,207	5.6	$122.63	6
2033	21,052	4.2	81.1%	3,212,922	7.1	$152.62	2
2034 & Thereafter	20,957	4.2	85.3%	1,265,627	2.8	$60.39	3
Vacant	74,153	14.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	503,484	100.0%		$45,076,636	100.0%	$104.99	100

(1)	Based on the underwritten rent roll dated February 28, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through June 2024.
(4)	H&M’s (3.1% of UW Base Rent) lease expiration is reflected in 2027. However, H&M is permitted to terminate its lease in March 2024 (instead of the original lease expiration of January 31, 2027) due to the exercise of a co-tenancy clause, unless the Miracle Mile Property achieves a physical occupancy (with tenants open and operating) of at least 85% before then. Additionally, in the table above, Alex & Ani’s (0.4% of UW Base Rent) lease expiration is reflected in 2025. However, Alex & Ani has terminated its lease effective June 30, 2023 (instead of the original lease expiration of March 31, 2025) due to the exercise of a termination right related to sales targets.
(5)	# of Expiring Leases reflects leases in which the unit status is occupied by a permanent tenant.
(6)	Reflects leases with tenants that have passed the natural lease expiration date where tenant remains in occupancy on a month-to-month basis under the term of the existing lease.

The following table presents certain information relating to historical occupancy for the Miracle Mile Property:

Historical Leased %(1)

2020	2021	2022	As of 2/28/2023(2)
88.9%	84.0%	84.6%	85.3%

(1)	As of December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated February 28, 2023.

B-120

LOAN #13: MIRACLE MILE
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Miracle Mile Property:

Cash Flow Analysis

	2020	2021	2022(1)	TTM 3/31/2023	Underwritten(1)	Underwritten $ per SF
Base Rental Revenue(2)	$37,050,668	$38,648,364	$39,654,327	$42,206,697	$45,076,636	$89.53
Credit Tenant Rent Steps	0	0	0	0	47,604	$0.09
Overage	40,636	1,005,892	799,748	819,482	487,621	$0.97
Temporary / Specialty	3,839,548	3,806,968	5,163,138	5,403,781	6,092,100	$12.10
Total Commercial Reimbursement Revenue(3)	13,994,452	14,953,551	17,088,827	18,028,854	17,829,884	$35.41
Market Revenue from Vacant Units	0	0	0	0	13,561,853	$26.94
LED Signage Revenue	118,340	72,068	121,157	0	3,852,758	$7.65
Parking Income	4,665,613	5,454,637	7,430,070	7,601,158	8,393,565	$16.67
Other Revenue	1,181,730	1,513,074	3,582,740	630,508	465,186	$0.92
Vacancy Loss	0	0	0	0	(13,561,853)	($26.94)
Commercial Credit Loss	(5,826,823)	(696,493)	3,427,229	(256,945)	0	$0.00
Effective Gross Revenue	$55,064,164	$64,758,060	$77,267,235	$74,433,533	$82,245,355	$163.35

Real Estate Taxes	3,212,444	3,417,654	3,545,259	3,556,958	3,544,775	$7.04
Insurance	431,518	468,106	511,082	529,888	700,209	$1.39
Management Fee(4)	1,800,405	2,824,977	3,147,005	3,022,987	3,264,270	$6.48
Other Expenses(5)	12,855,938	14,016,240	14,666,641	14,809,128	15,076,695	$29.94
Total Operating Expenses	$18,300,305	$20,726,977	$21,869,987	$21,918,960	$22,585,949	$44.86

Net Operating Income	$36,763,859	$44,031,083	$55,397,248	$52,514,573	$59,659,406	$118.49
Replacement Reserves	0	0	0	0	100,697	$0.20
TI / LC	0	0	0	0	644,411	$1.28
Net Cash Flow	$36,763,859	$44,031,083	$55,397,248	$52,514,573	$58,914,298	$117.01

Occupancy	88.9%	84.0%	84.6%	83.9%	85.3%
NOI Debt Yield(6)	8.7%	10.4%	13.0%	12.4%	14.0%
NCF DSCR(6)	1.22x	1.46x	1.84x	1.74x	1.96x

(1)	The increase from 2022 Net Operating Income to Underwritten Net Operating Income at the Miracle Mile Property is primarily driven by newly executed leases, increases to contractual parking revenue, and approximately $3.9 million of underwritten annual signage revenue that is expected as a result of the ongoing renovations. We cannot assure you that the renovations will be completed as expected or at all.
(2)	Based on in-place rent roll as of February 28, 2023 (including signed not occupied tenants), adjusted for recent leasing with contractual rent steps through June 2024. Underwritten Base Rental Revenue Includes % in lieu revenue based on March 2023 TTM sales. Underwritten Base Rental Revenue includes $1,395,148 attributable to H&M, which represents the tenant’s contractual base rent without taking into account the tenant’s exercise of a co-tenancy clause in April 2023. Unless and until the Miracle Mile Property achieves a physical occupancy (with tenants open and operating) of at least 85%, H&M is paying 5% of gross sales in lieu of the UW Base Rent and is permitted to terminate its lease effective March 2024, instead of the original lease expiration of January 31, 2027. The estimated annual difference between such reduced rent and the UW Base Rent is approximately $1 million. We cannot assure you that the co-tenancy clause will be cured before H&M vacates the premises or that the H&M holdback reserve will be sufficient to offset losses that might result from H&M’s reduced rent and vacancy. Underwritten Base Rental Revenue also includes $167,011 attributable to Alex & Ani, which has terminated its lease effective June 30, 2023 (instead of the original lease expiration of March 31, 2025) due to the exercise of a termination right related to sales targets. We cannot assure you that Alex & Ani space will be re-let in a timely manner or at all or that the Alex & Ani holdback reserve will be sufficient to offset losses that might result from Alex & Ani’s vacancy.
(3)	Total Commercial Reimbursement Revenue is based on the in-place rent roll as of February 28, 2023 with contractual steps through June 2024 and includes 2023 budgeted utility and marketing reimbursements of approximately $5.32 million.
(4)	The management fee is underwritten to reflect 4.0% of effective gross revenue excluding parking and 4.0% of net revenue for parking.
(5)	Other Expenses reflects ground rent, utilities, repairs & maintenance, janitorial, security, advertising, professional fees, general and administrative and other expenses.
(6)	Based on the aggregate Cut-off Date balance of the Miracle Mile Whole Loan.

B-121

LOAN #14: COURTYARD MARRIOTT GOLETA
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City / State)	Goleta, California	Cut-off Date Principal Balance		$28,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$243,478.26
Size (Rooms)	115	Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 2/28/2023	88.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2023	88.1%	Type of Security		Fee
Year Built / Latest Renovation	2012 / 2019	Mortgage Rate		6.71900%
Appraised Value	$52,500,000	Original Term to Maturity (Months)		120
Appraisal Date	3/29/2023	Original Amortization Term (Months)		NAP
Borrower Sponsor	Robert D. Olson	Original Interest Only Period (Months)		120
Property Management(1)	Courtyard Management Corporation	First Payment Date		8/6/2023
		Maturity Date		7/6/2033

Underwritten Revenues	$11,052,781
Underwritten Expenses	$6,071,345
Underwritten Net Operating Income (NOI)	$4,981,435	Escrows
Underwritten Net Cash Flow (NCF)	$4,428,796		Upfront	Monthly
Cut-off Date LTV Ratio	53.3%	Taxes	$0	Springing
Maturity Date LTV Ratio	53.3%	Insurance	$0	Springing
DSCR Based on Underwritten NOI / NCF	2.61x / 2.32x	Replacement Reserves	$0	5% of Gross Revenue
Debt Yield Based on Underwritten NOI / NCF	17.8% / 15.8%	Other(2)	$0	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$28,000,000	100.0%	Existing Loan Payoff	$25,095,935	89.	6%
			Return of Equity	2,463,914	8.	8
			Closing Costs	440,152	1.	6
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.	0%

(1)	The property manager is an affiliate of Marriott International, Inc. and has a right of first refusal to purchase the Courtyard Marriott Goleta property (the “Courtyard Marriott Goleta Property”) pursuant to the property management agreement. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Pool—Property Types—Hospitality Properties” in the Prospectus.
(2)	Other Monthly Escrows includes a PIP Reserve. Upon the occurrence of any of the following, the borrower must pay the lender, on each monthly payment date, all available cash until such period has been cured: (i) the borrower receives notice that any franchisor requires the borrower to implement a property improvement plan at the Courtyard Marriott Goleta Property, (ii) the date that is 300 days prior to the earliest stated expiration of any franchise agreement (or any management agreement that constitutes a “brand management” agreement), or (iii) the termination, surrender, cancellation or expiration of the franchise agreement (or management agreement that constitutes a “brand management” agreement).

The following table presents certain information relating to the 2022 demand analysis with respect to the Courtyard Marriott Goleta Property based on market segmentation, as provided in the appraisal:

2022 Accommodated Room Night Demand(1)

Property	Commercial	Group	Leisure	Extended Stay
Courtyard Marriott Goleta	42.0%	9.0%	44.0%	5.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Courtyard Marriott Goleta Property and various market segments, as provided in a February 2023 third party market research report for the Courtyard Marriott Goleta Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM February 2023	120.6%	127.3%	153.6%

(1)	Source: Third party market research report.

B-122

LOAN #14: COURTYARD MARRIOTT GOLETA

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Courtyard Marriott Goleta Property:

Historical Occupancy, ADR, RevPAR(1)

	2019	2020(2)	2021	2022	TTM 2/28/2023(3)
Occupancy	87.0%	49.9%	78.7%	87.4%	88.1%
ADR	$213.47	$170.73	$215.54	$273.27	$275.17
RevPAR	$185.82	$85.22	$169.56	$238.97	$242.47

(1)	As provided by the borrower and represents averages for the year ended December 31.
(2)	The decrease in performance in 2020 is primarily attributable to the impact of the COVID-19 pandemic and the resulting government mandated shutdowns.
(3)	As provided by the borrower and represents averages for the 12-month period ending February 28, 2023.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Courtyard Marriott Goleta Property:

Cash Flow Analysis

	2019	2020(1)	2021	2022	TTM 2/28/2023	Underwritten	Underwritten $ per Room
Rooms Revenue	$7,799,803	$3,577,234	$7,136,688	$10,030,975	$10,177,552	$10,177,552	$88,500
Food & Beverage Revenue	375,893	87,646	82,084	342,499	357,306	357,306	$3,107
Other Departmental Revenue	311,278	250,260	376,475	506,021	517,923	517,923	$4,504
Total Revenue	$8,486,974	$3,915,140	$7,595,246	$10,879,495	$11,052,781	$11,052,781	$96,111

Rooms Expense	$1,210,152	$725,407	$1,329,876	$1,939,809	$1,908,328	$1,908,328	$16,594
Food & Beverage Expense	258,485	65,132	108,956	164,472	150,634	150,634	$1,310
Other Departmental Expense	34,147	30,893	47,180	35,616	36,933	36,933	$321
Total Departmental Expense	$1,502,784	$821,432	$1,486,011	$2,139,896	$2,095,895	$2,095,895	$18,225

Total Undistributed Expense(2)	$1,922,047	$1,124,560	$1,632,532	$2,289,858	$2,342,131	$2,342,131	$20,366
Total Fixed Expense	1,093,433	580,311	915,899	1,568,530	1,581,656	1,633,319	$14,203
Total Operating Expenses	$3,015,481	$1,704,871	$2,548,431	$3,858,388	$3,923,787	$3,975,450	$34,569

Net Operating Income	$3,968,709	$1,388,838	$3,560,805	$4,881,211	$5,033,099	$4,981,435	$43,317
FF&E	424,349	195,757	379,762	543,975	552,640	552,639	$4,806
Net Cash Flow	$3,544,361	$1,193,081	$3,181,042	$4,337,236	$4,480,459	$4,428,796	$38,511

Occupancy	87.0%	49.9%	78.7%	87.4%	88.1%	88.1%
NOI Debt Yield	14.2%	5.0%	12.7%	17.4%	18.0%	17.8%
NCF DSCR	1.86x	0.63x	1.67x	2.27x	2.35x	2.32x

(1)	The decrease in financial performance in 2020 is primarily attributable to the impact of the COVID-19 pandemic and the resulting government mandated shutdowns.
(2)	Total Undistributed Expense includes administrative and general, information and telecommunications, sales and marketing, property operation and maintenance, utilities and other hotel operating expenses.

B-123

LOAN #15: J&O INDUSTRIAL FACILITY
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City / State)	St. Louis Park, Minnesota	Cut-off Date Balance(3)		$26,480,000
Property Type	Industrial	Cut-off Date Balance per SF(2)		$66.30
Size (SF)	701,062	Percentage of Initial Pool Balance		2.9%
Total Occupancy as of 6/6/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/6/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1956, 1988, 2016 / 2016	Mortgage Rate		6.98500%
Appraised Value(1)	$71,600,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	5/2/2023	Original Amortization Term (Months)		NAP
Borrower Sponsors	AG Net Lease IV (Q) Corp., AG Net Lease IV Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.	Original Interest Only Period (Months) First Payment Date		120 7/6/2023
Property Management	Self-Managed	Maturity Date		6/6/2033

Underwritten Revenues	$6,215,287
Underwritten Expenses	$1,243,057	Escrows
Underwritten Net Operating Income (NOI)	$4,972,230		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,691,805	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	64.9%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)	64.9%	Replacement Reserve(4)	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	1.51x / 1.43x	TI / LC(5)	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	10.7% / 10.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$46,480,000	64.5%	Purchase Price	$71,200,000	98.	8%
Borrower Sponsor Equity	25,557,203	35.5	Closing Costs	837,203	1.	2
Total Sources	$72,037,203	100.0%	Total Uses	$72,037,203	100.	0%

(1)	According to the appraisal, the J&O Industrial Facility Property (as defined below) had an “as-is” appraised value of $71,600,000 as of May 2, 2023. The Cut-off Date LTV Ratio and the Maturity Date LTV ratio based on the “as-is” value is 64.9% The appraisal also concluded a “go dark” value of $47,400,000 as of May 2, 2023. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “go dark” value is 98.1%.
(2)	Calculated based on the aggregate J&O Industrial Facility Whole Loan (as defined below).
(3)	The Cut-Off Date Balance of $26,480,000 represents the controlling note A-1 (the “J&O Industrial Facility Mortgage Loan”), which is part of the J&O Industrial Facility Whole Loan (the “J&O Industrial Facility Whole Loan”) evidenced by two pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $46,480,000.
(4)	The Replacement Reserve account has a cap of $140,212.40.
(5)	The TI / LC reserve account has a cap of $701,062.

The relationship between the holders of the J&O Industrial Facility Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$26,480,000	$26,480,000	Benchmark 2023-B39	Yes
A-2	20,000,000	20,000,000	GSBI(1)	No
Whole Loan	$46,480,000	$46,480,000

(1)	Expected to be contributed to one or more future securitization transactions.

The following table presents certain information relating to the sole tenant at the J&O Industrial Facility property (the “J&O Industrial Facility Property”):

Sole Tenant(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Japs-Olson	NR/NR/NR	701,062	100.0%	$5,145,000	100.0%	$7.34	5/25/2043	2, 10-year options
Largest Tenant		701,062	100.0%	$5,145,000	100.0%	$7.34
Remaining Owned		0	0.0	NAP	NAP	NAP
Vacant Spaces		0	0.0	NAP	NAP	NAP
Total		701,062	100.0%	$5,145,000	100.0%	$7.34

(1)	Based on the underwritten rent roll dated June 6, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

B-124

LOAN #15: J&O INDUSTRIAL FACILITY

The following table presents certain information relating to the lease rollover schedule at the J&O Industrial Facility Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Total Rent	% of Total UW Total Rent	UW Total Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032	0	0.0	0.0%	0	0.0	$0.00	0
2033	0	0.0	0.0%	0	0.0	$0.00	0
2034 & Thereafter	701,062	100.0	100.0%	5,145,000	100.0	$7.34	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	701,062	100.0%		$5,145,000	100.0%	$7.34	1

(1)	Based on the underwritten rent roll dated June 6, 2023.

The following table presents certain information relating to historical occupancy for the J&O Industrial Facility Property:

Historical Leased %(1)(2)

As of 6/6/2023
100.0%

(1)	Based on the underwritten rent roll dated June 6, 2023.
(2)	Historical occupancy is not available due to the acquisition of the J&O Industrial Facility Property in a sale-leaseback transaction. In addition, at loan origination a lease over the J&O Industrial Facility Property was executed with a 20-year initial term and an absolute triple-net (“NNN”) structure.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the J&O Industrial Facility Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$5,145,000	$7.34
Contractual Rent Steps(3)	154,350	$0.22
Recoveries	1,243,057	$1.77
Vacancy & Credit Loss	(327,120)	($0.47)
Effective Gross Income	$6,215,287	$8.87
Total Operating Expenses	$1,243,057	$1.77
Net Operating Income	$4,972,230	$7.09
TI / LC	175,266	$0.25
Capital Expenditures	105,159	$0.15
Net Cash Flow	$4,691,805	$6.69

Occupancy	95.0%
NOI Debt Yield(4)	10.7%
NCF DSCR(4)	1.43x

(1)	Based on the underwritten rent roll dated June 6, 2023.
(2)	Historical financial information is not available due to the acquisition of the J&O Industrial Facility Property in a sale-leaseback transaction. In addition, at loan origination a lease over the J&O Industrial Facility Property was executed with a 20-year initial term and an absolute NNN structure.
(3)	Based on 3.0% rent steps through year one of the lease.
(4)	Based on the aggregate Cut-off Date balance of the J&O Industrial Facility Whole Loan.

B-125

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ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

Loan Purpose	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Refinance	17	$612,823,263	67.6%	$36,048,427	2.10x	6.556%	101	45.5%	44.4%
Recapitalization	3	156,180,000	17.2	$52,060,000	1.70x	6.542%	119	56.7%	56.3%
Acquisition	3	137,480,000	15.2	$45,826,667	1.85x	6.811%	108	64.2%	64.2%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

Distribution of Amortization Types

Amortization Type	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	17	$789,430,000	87.1%	$46,437,059	2.04x	6.485%	104	51.3%	51.3%
Amortizing (30 Years)	4	61,527,880	6.8	$15,381,970	1.64x	7.541%	104	48.1%	43.3%
Interest Only, Then Amortizing(1)	1	30,680,000	3.4	$30,680,000	1.68x	7.210%	119	45.3%	43.0%
Amortizing (15 Years)	1	24,845,383	2.7	$24,845,383	1.79x	6.910%	118	30.6%	14.3%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

(1) Original partial interest only months is 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
11,491,668 - 19,999,999	5	$73,777,880	8.1%	$14,755,576	1.67x	7.317%	106	49.8%	45.8%
20,000,000 - 29,999,999	5	127,625,383	14.1	$25,525,077	1.93x	6.512%	105	53.2%	50.0%
30,000,000 - 39,999,999	3	96,680,000	10.7	$32,226,667	1.68x	6.974%	100	47.8%	47.0%
40,000,000 - 49,999,999	2	81,000,000	8.9	$40,500,000	1.72x	6.991%	57	44.8%	44.8%
50,000,000 - 59,999,999	4	202,500,000	22.3	$50,625,000	2.03x	6.579%	104	49.5%	49.5%
60,000,000 - 89,500,000	4	324,900,000	35.8	$81,225,000	2.24x	6.255%	118	51.8%	51.8%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

	Min	$11,491,668
	Max	$89,500,000
	Average	$39,412,316

C-1

Distribution of Underwritten Debt Service Coverage Ratios(1)

Range of Underwritten Debt Service Coverage Ratios (x)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
1.37 - 1.49	3	$114,980,000	12.7%	$38,326,667	1.41x	6.953%	119	59.6%	59.6%
1.50 - 1.99	14	489,103,263	54.0	$34,935,947	1.78x	6.764%	103	52.8%	51.3%
2.00 - 2.49	4	167,400,000	18.5	$41,850,000	2.28x	6.369%	108	50.9%	50.9%
2.50 - 3.15	2	135,000,000	14.9	$67,500,000	2.93x	5.940%	97	32.3%	32.3%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

(1) Unless otherwise indicated, the Underwritten NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

	Min	1.37x
	Max	3.15x
	Weighted Avg.	2.00x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
5.7300 - 5.9999	4	$224,400,000	24.8%	$56,100,000	2.50x	5.849%	111	44.2%	44.2%
6.0000 - 6.4999	5	216,050,000	23.8	$43,210,000	2.00x	6.216%	92	49.9%	49.9%
6.5000 - 6.9999	6	195,325,383	21.5	$32,554,231	1.92x	6.898%	110	49.8%	47.8%
7.0000 - 7.4999	5	204,225,670	22.5	$40,845,134	1.65x	7.099%	119	57.2%	55.9%
7.5000 - 8.3050	3	66,482,210	7.3	$22,160,737	1.58x	7.875%	69	52.4%	50.8%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

	Min	5.7300%
	Max	8.3050%
	Weighted Avg.	6.5926%

C-2

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV Ratios (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
30.6 - 39.9	5	$230,845,383	25.5%	$46,169,077	2.50x	6.230%	87	34.0%	32.3%
40.0 - 49.9	5	145,116,212	16.0	$29,023,242	1.89x	6.755%	111	46.4%	44.4%
50.0 - 59.9	8	293,750,000	32.4	$36,718,750	1.85x	6.748%	106	54.8%	54.8%
60.0 - 66.2	5	236,771,668	26.1	$47,354,334	1.76x	6.654%	118	62.9%	62.6%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

(1) Unless otherwise indicated, the Cut-off Date/ARD Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans, representing approximately 20.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date/ARD Loan-to-Value Ratio was calculated using either (i) the "hypothetical as is" appraised value which is inclusive of hypothetical assumption, (ii) the "as is portfolio" which is inclusive of a portfolio premium or (iii) the "as is (extraordinary assumption)" which is inclusive of extraordinary assumption. The weighted average Cut-off Date/ARD Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 50.4%.

	Min	30.6%
	Max	66.2%
	Weighted Avg.	50.3%

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV Ratios (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
14.3 - 39.9	6	$249,403,772	27.5%	$41,567,295	2.44x	6.293%	89	34.6%	32.6%
40.0 - 49.9	4	126,557,823	14.0	$31,639,456	1.92x	6.707%	110	47.1%	45.6%
50.0 - 59.9	9	305,241,668	33.7	$33,915,741	1.84x	6.781%	106	55.0%	54.7%
60.0 - 66.2	4	225,280,000	24.9	$56,320,000	1.77x	6.605%	118	63.1%	63.1%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

(1) Unless otherwise indicated, the Maturity Date/ARD Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans, representing approximately 20.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD Loan-to-Value Ratio was calculated using either (i) the "hypothetical as is" appraised value which is inclusive of hypothetical assumption, (ii) the "as is portfolio" which is inclusive of a portfolio premium or (iii) the "as is (extraordinary assumption)" which is inclusive of extraordinary assumption. The weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 49.6%.

	Min	14.3%
	Max	66.2%
	Weighted Avg.	49.4%

C-3

Distribution of Original Terms to Maturity/ARD(1)

Original Term to Maturity/ARD (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
60	6	$200,990,542	22.2%	$33,498,424	2.05x	6.774%	58	42.9%	42.8%
120	17	705,492,721	77.8	$41,499,572	1.98x	6.541%	118	52.4%	51.3%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

	Min	60	months
	Max	120	months
	Weighted Avg.	107	months

Distribution of Remaining Terms to Maturity/ARD(1)

Range of Remaining Terms to Maturity/ARD (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
56 - 60	6	$200,990,542	22.2%	$33,498,424	2.05x	6.774%	58	42.9%	42.8%
108	1	23,300,000	2.6	$23,300,000	1.74x	6.020%	108	60.1%	60.1%
115 - 120	16	682,192,721	75.3	$42,637,045	1.99x	6.559%	119	52.1%	51.0%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

	Min	56	months
	Max	120	months
	Weighted Avg.	105	months

C-4

Distribution of Original Amortization Terms(1)

Original Amortization Terms (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	17	$789,430,000	87.1%	$46,437,059	2.04x	6.485%	104	51.3%	51.3%
180	1	24,845,383	2.7	$24,845,383	1.79x	6.910%	118	30.6%	14.3%
360	5	92,207,880	10.2	$18,441,576	1.65x	7.431%	109	47.1%	43.2%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

	Min	180	months
	Max	360	months
	Weighted Avg.	322	months

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	17	$789,430,000	87.1%	$46,437,059	2.04x	6.485%	104	51.3%	51.3%
178	1	$24,845,383	2.7	$24,845,383	1.79x	6.910%	118	30.6%	14.3%
357 - 360	5	$92,207,880	10.2	$18,441,576	1.65x	7.431%	109	47.1%	43.2%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

	Min	178	months
	Max	360	months
	Average	321	months

C-5

Mortgage loans with Original Partial Interest Only Periods

Original Partial Interest Only Periods (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
60	1	$30,680,000	3.4%	$30,680,000	1.68x	7.210%	119	45.3%	43.0%

Distribution of Prepayment Provisions

Prepayment Provision	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Defeasance	12	$480,987,338	53.1%	$40,082,278	2.03x	6.420%	115	52.1%	51.6%
Yield Maintenance or Defeasance	7	314,980,000	34.7	$44,997,143	2.06x	6.538%	96	49.4%	49.4%
Yield Maintenance	4	110,515,925	12.2	$27,628,981	1.66x	7.500%	89	44.7%	40.2%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
10.5 - 10.9	3	$114,980,000	12.7%	$38,326,667	1.41x	6.953%	119	59.6%	59.6%
11.0 - 11.9	3	162,800,000	18.0	$54,266,667	1.82x	6.107%	118	58.6%	58.6%
12.0 - 12.9	1	41,000,000	4.5	$41,000,000	1.92x	6.214%	56	38.4%	38.4%
13.0 - 13.9	5	219,137,281	24.2	$43,827,456	1.85x	6.826%	107	56.1%	55.7%
14.0 - 14.9	4	97,171,668	10.7	$24,292,917	1.93x	6.838%	85	48.0%	46.4%
15.0 - 15.9	1	18,558,389	2.0	$18,558,389	1.65x	7.080%	117	41.5%	36.4%
16.0 - 19.9	6	252,835,925	27.9	$42,139,321	2.57x	6.470%	104	39.1%	37.4%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

	Min	10.5%
	Max	19.9%
	Weighted Avg.	14.1%

C-6

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
9.8 - 9.9	2	$88,500,000	9.8%	$44,250,000	1.40x	6.943%	118	58.0%	58.0%
10.0 - 10.9	2	$49,780,000	5.5	$24,890,000	1.58x	6.533%	114	62.7%	62.7%
11.0 - 11.9	3	151,750,000	16.7	$50,583,333	1.83x	6.128%	119	58.3%	58.3%
12.0 - 12.9	3	97,487,281	10.8	$32,495,760	1.69x	7.045%	68	45.0%	44.1%
13.0 - 13.9	6	241,130,057	26.6	$40,188,343	1.89x	6.793%	110	53.0%	52.0%
14.0 - 14.9	1	25,000,000	2.8	$25,000,000	2.36x	5.840%	57	56.8%	56.8%
15.0 - 15.9	1	28,000,000	3.1	$28,000,000	2.32x	6.719%	120	53.3%	53.3%
16.0 - 19.3	5	224,835,925	24.8	$44,967,185	2.60x	6.439%	102	37.3%	35.4%
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%	$39,412,316	2.00x	6.593%	105	50.3%	49.4%

	Min	9.8%
	Max	19.3%
	Weighted Avg.	13.5%

Distribution of Lockbox Types

Lockbox Type	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	18	$766,241,595	84.5%
Springing	5	140,241,668	15.5
Total/Avg./Wtd.Avg.	23	$906,483,263	100.0%

Distribution of Escrows

Escrow Type	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	10	$272,477,880	30.1%
Replacement Reserves(1)	12	$352,977,880	38.9%
Insurance	5	$141,478,949	15.6%
TI/LC(2)	11	$384,927,823	48.2%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties.

C-7

Distribution of Debt Yields on Underwritten Net Cash Flow

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
Industrial	42	$282,660,000	31.2%	$6,730,000	1.78x	6.600%	119	59.9%	59.7%
Manufacturing	14	88,521,245	9.8%	$6,322,946	1.70x	6.453%	119	61.7%	61.7%
R&D/Manufacturing	1	86,000,000	9.5%	$86,000,000	1.83x	7.040%	119	66.2%	66.2%
Flex	3	34,424,183	3.8%	$11,474,728	1.70x	7.071%	119	46.3%	44.3%
Warehouse/Distribution	11	32,993,873	3.6%	$2,999,443	1.86x	6.031%	120	56.5%	56.5%
Manufacturing/Warehouse	4	21,084,481	2.3%	$5,271,120	1.82x	6.164%	119	59.1%	59.1%
Warehouse	6	8,679,848	1.0%	$1,446,641	1.88x	5.935%	120	54.7%	54.7%
Warehouse/Manufacturing	2	5,590,651	0.6%	$2,795,325	1.88x	5.935%	120	54.7%	54.7%
Cold Storage	1	5,365,720	0.6%	$5,365,720	1.88x	5.935%	120	54.7%	54.7%
Retail	107	$281,595,383	31.1%	$2,631,733	2.12x	6.440%	103	42.7%	41.2%
Super Regional Mall	2	126,000,000	13.9%	$63,000,000	2.75x	5.888%	99	33.7%	33.7%
Anchored	5	100,750,000	11.1%	$20,150,000	1.45x	6.852%	118	58.0%	58.0%
Regional Mall	1	30,000,000	3.3%	$30,000,000	1.96x	6.991%	59	38.6%	38.6%
Single Tenant	99	24,845,383	2.7%	$250,963	1.79x	6.910%	118	30.6%	14.3%
Office	6	$169,777,823	18.7%	$28,296,304	2.00x	6.819%	72	47.4%	46.7%
CBD	4	138,300,000	15.3%	$34,575,000	2.08x	6.599%	67	47.4%	47.4%
Medical	1	16,487,281	1.8%	$16,487,281	1.55x	7.310%	119	46.1%	40.5%
Suburban	1	14,990,542	1.7%	$14,990,542	1.78x	8.305%	59	49.0%	47.2%
Hospitality	4	$108,050,057	11.9%	$27,012,514	2.14x	7.002%	119	50.8%	49.2%
Full Service	2	68,558,389	7.6%	$34,279,194	2.16x	7.014%	118	48.2%	46.8%
Select Service	1	28,000,000	3.1%	$28,000,000	2.32x	6.719%	120	53.3%	53.3%
Limited Service	1	11,491,668	1.3%	$11,491,668	1.55x	7.620%	119	60.2%	53.4%
Mixed Use	1	$64,400,000	7.1%	$64,400,000	2.17x	5.941%	115	47.8%	47.8%
Office/Showroom/Lab	1	64,400,000	7.1%	$64,400,000	2.17x	5.941%	115	47.8%	47.8%
Total / Wtd. Avg.(3)	160	$906,483,263	100.0%	$5,665,520	2.00x	6.593%	105	50.3%	49.4%

(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg. Cut-off Date Balance is based on the 160 mortgaged properties in the BMARK 2023-B39 trust.

C-8

Geographic Distribution
Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
California	4	$263,400,000	29.1%	$65,850,000	2.39x	6.314%	118	49.1%	49.1%
Nevada	2	66,000,000	7.3	$33,000,000	1.68x	6.864%	92	48.9%	48.9%
Illinois	7	61,991,128	6.8	$8,855,875	1.44x	6.926%	118	58.3%	58.3%
Arizona	3	54,216,620	6.0	$18,072,207	1.90x	6.204%	71	43.2%	43.2%
Florida	6	51,590,291	5.7	$8,598,382	2.33x	6.976%	119	50.4%	50.1%
Massachusetts	1	50,000,000	5.5	$50,000,000	2.55x	6.298%	60	33.7%	33.7%
Ohio	10	42,296,314	4.7	$4,229,631	1.84x	6.120%	119	58.3%	58.3%
Pennsylvania	2	41,538,712	4.6	$20,769,356	1.53x	7.719%	61	51.5%	51.5%
Maryland	2	36,045,720	4.0	$18,022,860	1.71x	7.020%	119	46.7%	44.7%
Texas	3	34,670,942	3.8	$11,556,981	1.60x	7.204%	119	53.5%	48.6%
Michigan	5	31,518,283	3.5	$6,303,657	1.78x	5.998%	111	58.7%	58.7%
Indiana	4	29,758,953	3.3	$7,439,738	1.72x	6.739%	118	48.2%	45.0%
Minnesota	1	26,480,000	2.9	$26,480,000	1.43x	6.985%	119	64.9%	64.9%
Georgia	3	25,697,730	2.8	$8,565,910	1.79x	7.439%	84	53.7%	52.7%
New Jersey	1	25,000,000	2.8	$25,000,000	2.36x	5.840%	57	56.8%	56.8%
Louisiana	57	13,333,076	1.5	$233,914	1.79x	6.910%	118	30.6%	14.3%
Kansas	4	7,909,500	0.9	$1,977,375	1.81x	6.285%	119	57.8%	56.4%
Connecticut	1	7,900,868	0.9	$7,900,868	1.81x	6.227%	119	60.3%	60.3%
Tennessee	2	7,200,623	0.8	$3,600,311	1.85x	6.056%	120	57.0%	57.0%
New York	2	6,329,013	0.7	$3,164,506	1.84x	6.104%	119	57.9%	57.9%
Alabama	22	6,183,403	0.7	$281,064	1.79x	6.910%	118	30.6%	14.3%
Idaho	1	5,914,857	0.7	$5,914,857	1.81x	6.227%	119	60.3%	60.3%
Mississippi	9	2,711,324	0.3	$301,258	1.79x	6.910%	118	30.6%	14.3%
Missouri	5	2,625,913	0.3	$525,183	1.85x	6.299%	119	45.7%	39.6%
Nebraska	1	2,603,947	0.3	$2,603,947	1.88x	5.935%	120	54.7%	54.7%
Wisconsin	1	2,007,597	0.2	$2,007,597	1.81x	6.227%	119	60.3%	60.3%
Oregon	1	1,558,449	0.2	$1,558,449	1.88x	5.935%	120	54.7%	54.7%
Total / Wtd. Avg.(3)	160	$906,483,263	100.0%	$5,665,520	2.00x	6.593%	105	50.3%	49.4%

(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg. Cut-off Date Balance is based on the 160 mortgaged properties in the BMARK 2023-B39 trust.

C-9

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Contacts
Role	Party and Contact Information
Depositor	Citigroup Commercial Mortgage Securities Inc.
	Raul D. Orozco		raul.d.orozco@citi.com
388 Greenwich Street Trading | New York, NY 10013 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Attention: Executive Vice President – Division Head		NoticeAdmin@midlandls.com; AskMidland@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	K-Star Asset Management LLC
	Mike Stauber	(214) 390-7233	Michael.Stauber@kkr.com
5949 Sherry Lane, Suite 950 | Dallas, TX 75225 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	CMBS Notices		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
Dec-22	0	0	0	0	0	0
Nov-22	0	0	0	0	0	0
Oct-22	0	0	0	0	0	0
Sep-22	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	08/17/23	Benchmark 2023-B39 Mortgage Trust
Determination Date:	08/11/23
Record Date:	07/18/23	Commercial Mortgage Pass-Through Certificates Series 2023-B39

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1A

SPONSOR REPRESENTATIONS AND WARRANTIES
(CITI REAL ESTATE FUNDING INC. and GERMAN AMERICAN CAPITAL CORPORATION)

Each of CREFI and GACC (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the

E-1A-1

origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of June 15, 2023, to the knowledge of the Mortgage Loan Seller, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after June 15, 2023.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-1B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any
E-1A-2

advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1A-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
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(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).
(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-paying or financial
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strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

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The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.
(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings
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in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property
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to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.
(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property

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that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-1B; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1A or the exceptions thereto set forth in Annex E-1B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1A-1, or future permitted mezzanine debt in each case as set forth on Schedule E-1A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii)
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purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-1A-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary
E-1A-10

interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
E-1A-11

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.
(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.
(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)
E-1A-12

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.
(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.
(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule E-1A-3.
(44)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the related Other Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the
E-1A-13

case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1A-14

SCHEDULE E-1A-1 to ANNEX E-1A

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
7	-	Back Bay Office
16	Harborside 2-3	-

E-1A-15

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
16	Harborside 2-3	-

E-1A-16

SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

None.

E-1A-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(CITI REAL ESTATE FUNDING INC.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Liens; Valid Assignment	Seagate Campus (Loan No. 2)	The lease for the sole tenant, Seagate Technology LLC, expires May 31, 2028. The tenant has two options to extend the term of such tenant’s lease, one of which, known as “Extension Option B” under such tenant’s lease, would extend the term for a period of five years from the initial expiration date, during which extended period such tenant will have an ongoing right of first offer to purchase the Mortgaged Property upon the borrower’s election to sell the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, Seagate Technology LLC has agreed that such right of first offer will be expressly inapplicable to the exercise of any remedies under the related mortgage, including: (i) a purchase of the Mortgaged Property ( or any portion thereof) at a foreclosure sale, (ii) a transfer of the Mortgaged Property (or any portion thereof) to the lender or its designee pursuant to a deed-in-lieu of foreclosure, or (iii) any subsequent sale of the Mortgaged Property (or any portion thereof) by the lender or its designee after such foreclosure or deed-in-lieu of foreclosure. The tenant must exercise either of its options to extend the term by delivering notice to the borrower at least 15 months prior to the initial expiration date.
(6) Permitted Liens; Title Insurance (7) Junior Liens	Seagate Campus (Loan No. 2)	The lease for the sole tenant, Seagate Technology LLC, expires May 31, 2028. The tenant has two options to extend the term of such tenant’s lease, one of which, known as “Extension Option B” under such tenant’s lease, would extend the term for a period of five years from the initial expiration date, during which extended period such tenant will have an ongoing right of first offer to purchase the Mortgaged Property upon the borrower’s election to sell the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, Seagate Technology LLC has agreed that such right of first offer will be expressly inapplicable to the exercise of any remedies under the related mortgage, including: (i) a purchase of the Mortgaged Property ( or any portion thereof) at a foreclosure sale, (ii) a transfer of the Mortgaged Property (or any portion thereof) to the lender or its designee pursuant to a deed-in-lieu of foreclosure, or (iii) any subsequent sale of the Mortgaged Property (or any portion thereof) by the lender or its designee after such foreclosure or deed-in-lieu of foreclosure. The tenant must exercise either of its options to extend the term by delivering notice to the borrower at least 15 months prior to the initial expiration date.
(13) Actions Concerning Mortgage Loan	Harborside 2-3 (Loan No. 16)

One of the borrower sponsors and nonrecourse carveout guarantors, Michael Silberberg, is the guarantor on a loan in the original principal amount of $164,000,000 (the “Civic Opera Building Loan”), which is evidenced by promissory notes held by (i) Wells Fargo Bank, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2015-C31,

E-1B-1

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Commercial Mortgage Pass-Through Certificates, Series 2015-C31 and (ii) Wilmington Trust, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2015-C32, Commercial Mortgage Pass-Through Certificates, Series 2015-C32. The lenders of the Civic Opera Building Loan commenced foreclosure proceedings on August 21, 2021. Additionally, on March 31, 2023, the special servicer sent a notice to Mr. Silberberg alleging (x) a breach of the loss recourse provision set forth in the Civic Opera Building Loan documents as a result of two mechanics liens being filed against the subject property and (y) a breach of the full recourse provision set forth in the Civic Opera Building Loan documents as a result of an alleged violation of SPE provisions prohibiting the incurrence of indebtedness in violation of the Civic Opera Building Loan documents.

In connection with work performed on the Mortgaged Property by the Mortgagor’s predecessor-in-interest, there is an active litigation between the primary contractor (Plaza Construction LLC) and a subcontractor (Gamma USA, Inc.) relating to façade work performed by the subcontractor. Neither the Mortgagor nor its predecessor-in-interest is named in the litigation, and the contract with primary contractor was not assumed by the Mortgagor in connection with its acquisition of the Mortgaged Property. The Mortgagor’s predecessor-in-interest has held back the retainage owed to the primary contractor (approximately $996,842) in escrow by a title company pursuant to an escrow agreement between the Mortgagor and its predecessor-in-interest and is released to the primary contractor upon resolution of said dispute.

(16) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(16) Insurance	Seagate Campus (Loan No. 2)	The deductible for the “all risk” property insurance policy is permitted to be up to and including $250,000, and the deductible for the commercial general liability insurance policy is permitted to be up to and including $100,000. The Mortgage Loan documents permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by the sole tenant at the Mortgaged Property, Seagate, provided that, among other conditions more fully set forth in the Mortgage Loan documents, the insurance being provided by Seagate pursuant to the such tenant’s lease satisfies the terms of the Mortgage Loan agreement except with respect to the property deductible, which may be no greater than $1,000,000 and general liability deductible which may be no greater than $100,000. Such deductibles may be considered not to be customary.
(16) Insurance	Soho Beach House Miami (Loan No. 8)

The Mortgage Loan documents permit the related Mortgagor to maintain a portion of the insurance coverage required under the Mortgage Loan documents with insurance companies which do not meet the Insurance Rating Requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the related Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the Insurance Rating Requirements and (2) if, prior to renewal, the current AM Best rating of any such Otherwise

E-1B-2

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Rated Insurer is withdrawn or downgraded, the related Mortgagor will be required to replace any Otherwise Rated Insurer with an insurance company meeting the Insurance Rating Requirements.

The Mortgage Loan documents permit the related Mortgagor to finance insurance premiums through a premium finance company under a premium finance agreement provided that (i) the related Mortgagor submits to the lender proof of payment of each and every installment as such installments become due and payable and (ii) the premium financing company agrees to provide the lenders with notice in the event of cancellation of the policies that are subject to such premium finance agreement.

(17) Access; Utilities; Separate Tax Lots	Harborside 2-3 (Loan No. 16)	The related Mortgaged Property was known and designated as tax lot 18 prior to being subdivided in July 2022 into tax lots 18.01 and 18.02. The related Mortgaged Property is currently designated as lot 18.01 and a neighboring property, which is not included as part of the collateral for the subject Mortgage Loan and is owned by an unaffiliated third party, is designated as lot 18.02. Based on information provided by the related Mortgagor and the title company issuing the Title Policy, the applicable tax map is updated once per year and the same was not yet updated at the time of origination of the Mortgage Loan to recognize the subdivided tax lots. The related Mortgagor is responsible for the taxes affecting lot 18.01 and owner of lot 18.02 is responsible for all of taxes related to the improvements on lot 18.02. At origination of the subject Mortgage Loan, the tax reserve was sized to include taxes for the undivided tax lot 18.
(24) Local Law Compliance	Harborside 2-3 (Loan No. 16)	Although the related Mortgaged Property is legal conforming, because it was built pursuant to local planning board approval, the restoration of the related Mortgaged Property following a casualty is subject to approval of the local planning board per the municipal zoning letter dated February 10, 2023 from the Jersey City Housing, Economic Development & Commerce office.
(24) Local Law Compliance	Holiday Inn Express Dripping Springs (Loan No. 23)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, the residential use of a separate residential dwelling structure located on the Mortgaged Property, but separate from the hotel improvements, is not a permitted use; however, such structure is currently vacant. In addition, the zoning report noted that parking at the Mortgaged Property is deficient 7 spaces.
(26) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(26) Recourse Obligations	Soho Beach House Miami (Loan No. 8)

The loss recourse carveout with respect to the misapplication, misappropriation or conversion of rents is limited to the extent of any bankruptcy, receivership, or similar judicial proceeding in which the related Mortgagor is legally prevented from directing the disbursement or payment of such sums or the terms of any applicable lease.

There is no loss recourse carveout with respect to material physical waste at the Mortgaged Property.

E-1B-3

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is two years after the date of defeasance or repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

(26) Recourse Obligations	Seagate Campus (Loan No. 2)	The nonrecourse carve-out guarantor, Kato Road Cypress Holdings, LLC, is a newly formed Delaware limited liability company, the only asset of which (aside from such guarantor’s indirect interest in the property) is an equity commitment of an affiliated entity in the amount of $50 million.
(26) Recourse Obligations	Hyatt Regency Indianapolis (Loan No. 19)	The loan documents do not provide recourse for the related Mortgagor’s misapplication of rents (if, after an event of default under the subject Mortgage Loan).
(26) Recourse Obligations	Harborside 2-3 (Loan No. 16)	The loan documents do not provide recourse for the related Mortgagor’s misapplication of rents (if, after an event of default under the subject Mortgage Loan), insurance proceeds or condemnation awards, but rather, recourse for misapplication of such amounts is limited to intentional misapplication.
(27) Mortgage Releases	Jaylor - Burger King Portfolio (Loan No. 17)

Provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (a) the third anniversary of the origination date of the Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, or, in the case of the Burger King #02831 - Olathe, KS Mortgaged Property, the Burger King #03685 - Kansas City, MO Mortgaged Property or the Burger King #04330 - Kansas City, MO Mortgaged Property, at any time after the securitization of all of the notes, the related Mortgage Loan documents permit the borrower to partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties, in each case, provided that, among other conditions, the partial prepayment is in an amount equal to 115% of the allocated loan amount for the individual Mortgaged Property, together with such additional amount (if any) needed to cause the DSCR Condition (as defined below) to be satisfied after giving effect to such partial release; except that (a) with respect to each Material Ground Lease Property (as defined below), the partial prepayment will be in an amount equal to 100% of the allocated loan amount for such Material Ground Lease Property, together with such additional amount (if any) needed to cause the DSCR Condition to be satisfied after giving effect to such partial release, and (b) in the event that the ground lease with respect to the Burger King #00501 - Lafayette, LA Mortgaged Property has lapsed after its scheduled expiration date of June 5, 2029, the partial prepayment for such Mortgaged Property will be $0.00, (ii) if required by Lender, the borrower delivers a REMIC opinion, (iii) if required by Lender, the borrower delivers a rating agency confirmation, and (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.79x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release

E-1B-4

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

or the consummation of the partial release, as applicable, (the “DSCR Condition”).

“Material Ground Lease Property” means, individually and collectively, as the context may require, the ground leased properties commonly referred to as the Burger King #00360 - New Orleans, LA Mortgaged Property, the Burger King #00501 - Lafayette, LA BK #501 Mortgaged Property, the Burger King #01315 - Alexandria, LA Mortgaged Property (but not as to the sign parcel lease), the Burger King #01537 - Lafayette, LA Mortgaged Property, the Burger King #10572 - Eunice, LA Mortgaged Property, the Burger King #10607 - Houma, LA Mortgaged Property, the Burger King #11488 - Lafayette, LA Mortgaged Property, the Burger King #12007 - Denham Springs, LA Mortgaged Property, the Burger King #12752 - Lafayette, LA Mortgaged Property, the Burger King #12753 - Slidell, LA Mortgaged Property, the Burger King #12919 - Covington, LA Mortgaged Property and the Burger King #13081 - New Iberia, LA Mortgaged Property.

(29) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.
(30) Due on Sale or Encumbrance	Soho Beach House Miami (Loan No. 8)	The Mortgage Loan documents provide that one or a series of transfers of the ownership interests in Soho House & Co Inc. (the indirect parent of the related Mortgagor) is permitted without the consent of the lender, provided that Soho House & Co. Inc. or any successor entity permitted under the Mortgage Loan documents continues to own 100% of the indirect interests in, and control, the related Mortgagor and guarantor.
(30) Due on Sale or Encumbrance	Harborside 2-3 (Loan No. 16)	The loan documents permit transfers by reason of the exercise of remedies by the upper-tier preferred equity investor (which, includes the foreclosure of upper-tier pledges securing the preferred equity investment) in accordance with the terms of the intercreditor agreement between the subject Mortgage Loan’s lender, the mezzanine lender and the preferred equity investor.
(30) Due on Sale or Encumbrance	Harborside 2-3 (Loan No. 16)	In addition, the loan documents permit transfers of more than 50% of the equity interests in the related Mortgagor provided that after giving effect to such transfer, (i) the related non-recourse carve-out guarantors (together with their respective spouses and/or their lineal descendants and/or family trusts for the sole benefit of any of the foregoing persons) must continue to collectively own at least 5% of the direct or indirect equity ownership interest in the related Mortgagor that, as of the date of origination of the subject Mortgage Loan, owned a 98% undivided tenant-in-common interest in the related Mortgaged Property, (ii) Mark Karasick, a non-recourse carve-out guarantor, owns 100% of the indirect equity interest in SL Harborside Hospitality LLC (the anticipated holder of the liquor licenses applicable to the related Mortgaged Property) and its sole member SL Harborside Hospitality Holdings LLC and (iii) the related non-recourse carve-out guarantors control the related Mortgagor and the day to day operations of the related Mortgaged Property.
(34) Ground Leases	Jaylor - Burger King Portfolio (Loan No. 17)

With respect to the Burger King #01315 - Alexandria, LA Mortgaged Property, which is utilized solely for a sign identifying the business of related ground lessee, neither the ground lease nor a memorandum of lease has been recorded.

E-1B-5

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

With respect to the Burger King #00501 - Lafayette, LA and Burger King #01537 - Lafayette, LA Mortgaged Properties, the applicable Mortgagor owns its interest in such Mortgaged Properties through a sublease of each Mortgaged Property from Burger King Corporation. The sublease requires the consent of Burger King Corporation, as sublessor, for a leasehold mortgage and, as of the origination of the Mortgage Loan, such consent has not been obtained. The consent of Burger King Corporation, as sublessor, is further required for any future assignment or subletting of the Mortgagor’s subleasehold interest. In addition, neither the ground lease to Burger King Corporation nor the related sublease to the Mortgagor for each such Mortgaged Property provides that (i) the prior written consent of the lender is required for with regard to amendment, modification, or termination of such ground lease or sublease, (ii) written notice of any default or termination must be provided to the lender, (iii) lender is permitted a reasonable to cure any default under the applicable sublease or ground lease, (iv) the ground lessor will enter into a new lease with the lender upon termination of the applicable sublease or ground lease for any reason. Burger King Corporation, as sublessor, has the right to the entire condemnation award allocable to the applicable Mortgagor’s interest in respect of a total or substantially total loss or taking of the such Mortgaged Properties.

With respect to each of the following Mortgaged Properties, the related ground lease has an original term which does not extend at least 20 years beyond the stated maturity of the Mortgage Loan: (1) the ground lease relating to the Burger King #00360 - New Orleans, LA Mortgaged Property has a lease term which expires February 28, 2029, with renewal options through February 28, 2039; (2) the ground lease relating to the Burger King #01315 - Alexandria, LA Mortgaged Property has a lease term which expires May 2, 2024, with renewal options extending through May 2, 2039; (3) the ground lease relating to the portion of the Burger King #01315 - Alexandria, LA Mortgaged Property that is utilized solely for a sign identifying the related tenant’s business, the lease has expired and continues on a month-to-month basis; (4) the ground lease relating to the Burger King #04130 - Vicksburg, MS Mortgaged Property has a lease term which expires August 15, 2033, with no renewal options available; (5) the ground lease relating to the Burger King #07467 - Ruston, LA Mortgaged Property has a lease term which expires June 5, 2029, with renewal options through June 5, 2049; (6) the ground lease relating to the Burger King #10572 - Eunice, LA Mortgaged Property has a lease term which expires September 30, 2027, with renewal options through September 30, 2037; (7) the ground lease relating to the Burger King #10607 - Houma, LA Mortgaged Property has a lease term which expires September 30, 2027, with renewal options through September 24, 2037; (8) the ground lease relating to the Burger King #12752 - Lafayette, LA Mortgaged Property has a lease term which expires September 23, 2024, with renewal options through September 23, 2039; (9) the ground lease relating to the Burger King #12753 - Slidell, LA Mortgaged Property has a lease term which expires August 31, 2024, with renewal options through August 31, 2039; (10) the ground lease relating to the Burger King #12919 - Covington, LA Mortgaged Property has a lease term which expires December 22, 2024, with renewal options through December 22, 2039; (11) the ground lease relating to the Burger King #13081 - New Iberia, LA Mortgaged Property has a lease term which expires March 28, 2025, with renewal options through March 28, 2040; (12) the term of both the ground lease to Burger King Corporation and the related

E-1B-6

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

sublease to the mortgagor relating to the Burger King #00501 - Lafayette, LA Mortgaged Property expires June 5, 2024, with renewal options through June 5, 2029; and (13) the term of both the ground lease to Burger King Corporation and the related sublease to the mortgagor relating to the Burger King #01537 - Lafayette, LA Mortgaged Property, expires March 24, 2025, with renewal options through March 24, 2045.

With respect to the Burger King #01537 - Lafayette, LA Mortgage Property, the applicable Mortgagor owns its interest in such Mortgaged Property through a sublease of each Mortgaged Property from Burger King Corporation. The sublease requires that lender receive written notice of defaults, however, such sublease does not provide that a notice of default or termination is ineffective without lender’s receiving such notice. The prime ground lease relating to a portion of the Mortgaged Property provides that the ground lessor has the right to any partial condemnation award, and per the sublease related to another portion of such Mortgaged Property, Burger King Corporation, as sublessor, has the right to hold and disburse any partial condemnation award but is required to apply funds up to the amount of any such award toward the repair or restoration of the property. In addition, the fee interest relating to a portion of such Mortgaged Property is held by 22 individuals as tenants-in-common, only 16 of which have agreed that notice of default under the related ground lease is ineffective without a copy being sent to lender or that condemnation awards shall be held and disbursed by lender toward repairs or the payment of the outstanding balance.

With respect to the Burger King #00501 - Lafayette, LA Mortgaged Property, the applicable Mortgagor owns its interest in such Mortgaged Property through a sublease from Burger King Corporation. The prime ground lease provides that the prime landlord holds the right to any partial condemnation award for less than a substantial taking where the ground lease is not terminated by tenant, however, rent will be reduced proportionally related to such taking. The fee interest in such Mortgaged Property is held by 14 individuals as tenants-in-common, only 11 of which have agreed that condemnation awards shall be held and disbursed by the lender toward repairs or the payment of the outstanding balance.

(37) No Material Default; Payment Record	All CREFI Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(40) Environmental Conditions	Harborside 2-3 (Loan No. 16)	The related ESA identified a controlled recognized environmental condition and historic recognized environmental condition for the related Mortgaged Property associated with historic site operations and impacts to site soils and groundwater caused by contaminated historic fill material. From 1986 to 2013, various remedial investigations and actions were conducted to address the historic fill, including placing engineering controls consisting of improvements at the site, such as the building slab, concrete and asphalt paved areas, and landscaping, over residually impacted soils. In 2022, an additional investigation was conducted in an area below the shared
E-1B-7

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
atrium of two buildings located on the Mortgaged Property, which identified additional, residual impacts to soils and groundwater attributed to historic fill material. A deed notice identifying the historic fill and associated engineering controls in place at the Mortgaged Property was recorded on February 17, 2023 and serves as an institutional control for the Mortgaged Property. In relation to soil impacts at the Mortgaged Property, a soil Remedial Action Permit (“RAP”), which establishes the obligations of the permittee with respect to soil related institutional controls and engineering controls, is required, and a RAP initial application was submitted to the governing authority on March 29, 2023. A groundwater Classified Exception Area (“CEA”), which serves as an institutional control by providing notice that there are groundwater impacts in a localized area, is also being prepared for the Mortgaged Property. Assuming issuance of the RAP and approval of the CEA by the governing authority, the related ESA consultant identified this matter as a controlled recognized environmental condition and did not recommend any further investigation; however, the ESA consultant did note that the institutional controls in place on the Mortgaged Property are to be maintained in perpetuity.

E-1B-8

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(GERMAN AMERICAN CAPITAL CORPORATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Back Bay Office (Loan No. 7)	The Mortgage Loan documents provide that the lender has the right (i) to sell or transfer the Mortgage Loan or any portion thereof as a whole loan (A) to any person with the consent of the Mortgagor (not to be unreasonably withheld, conditioned or delayed) or (B) to an Eligible Assignee (as defined in the loan agreement, provided that during the continuance of an event of default under the Mortgage Loan any person is an Eligible Assignee) and (ii) to securitize the Mortgage Loan or any portion thereof.
(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	Novolex Portfolio (Loan No. 1)

The Mortgaged Properties are leased to various subsidiaries of Novolex Holdings, LLC (collectively, “Novolex”) pursuant to a single master lease (the “Novolex Lease”). The Novolex Lease provides that upon the expiration of the initial term of the Novolex Lease on February 28, 2043, the tenant will have the option to purchase all of the leased premises (i.e. the Mortgaged Properties), provided that the tenant has given the landlord at least 12 months’ notice, which notice includes the tenant’s calculation of the purchase price. The purchase price for the exercise of the purchase option is the greater of (A) the fair market value of the Mortgaged Properties as determined pursuant to appraisals and (B) an amount determined by dividing (1) the total annual base rent in effect for the entire lease year immediately prior to the expiration of the initial term, increased by 3%, by (2) a capitalization rate of 7.45%. The Novolex Lease provides that the tenant’s purchase option rights are subject and subordinate to and will not restrict or prohibit (a) any sale of the leased premises by the landlord in accordance with the terms of the Novolex Lease, whether prior to or following the expiration date (provided, that prior to the expiration date, any conveyance of the leased premises by the landlord will be subject to the tenant's rights under the Novolex Lease), (b) any mortgage or other hypothecation of the landlord's interest in the leased premises, (c) any sale of the leased premises by any person pursuant to a private power of sale under or judicial foreclosure or judicial sale of any mortgage or other security instrument or device to which the landlord's interest in the leased premises is now or hereafter subject, or (d) any transfer of the landlord's interest in the leased premises to a lender, a beneficiary under a deed of trust or other holder of a security interest therein or any of their respective designees by deed in lieu of foreclosure. However, such purchase option may apply following such a transfer.

The Novolex Lease prohibits the owner of the Mortgaged Properties from transferring such Mortgaged Properties to a Tenant Competitor. A “Tenant Competitor,” as defined more specifically in the Novolex Lease, generally means any person which (x) operates a business in the United States, Canada, Mexico, South America, Central America, Europe, Asia or any other geographic areas in which Novolex and/or its affiliates conduct business at the applicable time, in the manufacture, merchandising, distribution, service, or sale of any products or goods of the same or substantially similar type or nature

E-1B-9

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

as, or otherwise competitive with, those which are known to be manufactured, merchandised, distributed, serviced or sold by Novolex and/or any affiliate of Novolex, or (y) is in active, ongoing and material litigation adverse to Novolex; provided, however, that for the avoidance of doubt, a private equity sponsor or other financial institution, fund or REIT which owns real estate properties or portfolios, some of which are occupied by a Tenant Competitor, will not be deemed to be a "Tenant Competitor" or a prohibited transferee of the landlord by virtue of such ownership. The Novolex Lease provides that such restriction will not apply to a sale to or by the landlord’s mortgagee or during an event of default under the Novolex Lease. However, such restriction would apply to a transfer following a sale by the landlord’s mortgagee.

(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	Four Springs Net Lease Portfolio (Loan No. 6)	The single tenant at each of the (1) 3251 Gila Ridge Road Mortgaged Property, (2) 1313 &1422 Campbell Street Mortgaged Property, (3) 11686 Upper River Road Mortgaged Property, (4) 2495 Doctor F. E. Wright Drive Mortgaged Property, (5) 2435 Prairie Road Mortgaged Property and (6) 199 and 203 Finley Road Mortgaged Property has a right of first refusal to purchase such Mortgaged Property. Such right of first refusal is not exercisable in connection with the lender exercising its remedies or selling any of the Mortgaged Properties out of foreclosure, but would apply to subsequent transfers.
(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	Courtyard Marriott Goleta (Loan No. 14)	The related Mortgaged Property is subject to is subject to a management agreement (the “Management Agreement”) with Courtyard Management Corporation (“CMC”), an affiliate of Marriott International, Inc. Pursuant to the Management Agreement, CMC has a right of first negotiation in the event the related Mortgagor decides to sell the Courtyard Marriott Goleta Mortgaged Property to a third party. Prior to offering the Courtyard Marriott Goleta Mortgaged Property for sale or negotiating a sale with any third party, the Mortgagor is required to give CMC notice of such decision and afford CMC 45 days to attempt to negotiate a mutually satisfactory agreement for purchase of the Courtyard Marriott Goleta Mortgaged Property. A sale to a third party does not include any transfer, sale or assignment to the lender or to a sale at foreclosure under a mortgage or a deed in lieu thereof, but would apply to subsequent transfers thereafter. If, after expiration of the 45-day period the Mortgagor and CMC are not willing or able to enter into a mutually acceptable agreement for purchase of the Courtyard Marriott Goleta Mortgaged Property, the Mortgagor may sell the Courtyard Marriott Goleta Mortgaged Property to a third party on terms and conditions not materially more favorable to such third party than the Mortgagor was willing to sell the Courtyard Marriott Goleta Mortgaged Property to CMC. If the Mortgagor has not closed the sale of the Courtyard Marriott Goleta Mortgaged Property within 180 days following the expiration of the 45-day negotiation period, the Mortgagor will again be obligated to comply with CMC’s right of first negotiation prior to any subsequent proposed sale of the Courtyard Marriott Goleta Mortgaged Property.
(10) Condition of Property	Back Bay Office (Loan No. 7)	The Mortgaged Property was inspected on October 20, 2022, which is more than six months prior to the origination date of June 7, 2023.
(16) Insurance	Back Bay Office (Loan No. 7)	The Mortgage Loan documents permit a $100,000 property insurance deductible, which may not be considered to be customary.
E-1B-10

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	Novolex Portfolio (Loan No. 1)	The Mortgage Loan documents permit the Mortgagor to rely on insurance provided by the sole tenant, Novolex, so long as such insurance otherwise meets the requirements of the Mortgage Loan documents; provided that the tenant’s deductible for all risk property insurance, commercial general liability insurance and boiler/equipment breakdown insurance may be up to $500,000 so long as the tenant is Novolex and the tenant has delivered a letter of credit meeting the requirements of the Novolex Lease which has an undrawn face value of at least $250,000 and is either issued by the original issuer of such a letter of credit (subject to the conditions below) or is issued by an issuer rated A+ by S&P and Fitch and A-1 by Moody’s. Novolex has delivered a letter of credit in the amount of $250,000 from Credit Suisse Group AG, which may remain the issuer of such letter of credit so long as it is not downgraded by any rating agency below its ratings as of the origination date of “Baa2” by Moody’s, “BBB-” by S&P and “BBB” by Fitch; provided that such ratings requirement will be removed if the LOC Confirmation (as defined below) is delivered by the Mortgagor. The Mortgagor is required under the Mortgage Loan documents, for 120 days following the origination date, to use best efforts to obtain written confirmation from UBS Financial Services, the successor to Credit Suisse Group AG, that it will honor such letter of credit (the “LOC Confirmation”).
(16) Insurance	Four Springs Net Lease Portfolio (Loan No. 6)	To the extent an Approved Triple Net Lease (as defined in the loan agreement, and which includes all leases in effect on the origination date) conflicts with the provisions of the Mortgage Loan documents that require that the lender hold and disburse insurance proceeds, the provisions of the Approved Triple Net Lease will control and supersede the provisions of the Mortgage Loan documents; provided such Approved Triple Net Lease has not terminated or expired and the tenant thereunder is not in default beyond applicable notice and cure periods.
(16) Insurance	Continental Shopping Plaza (Loan No. 22)	The Mortgage Loan documents permit a $100,000 property insurance deductible (solely for Continental Green Valley Associates, LLC, so long as such entity remains controlled by a key principal and owned by the non-recourse guarantor or any trust for the benefit of any immediate family member of the non-recourse guarantor), which may not be considered customary.
(24) Local Law Compliance (25) Licenses and Permits	Novolex Portfolio (Loan No. 1)

With respect to the 3400 Bagcraft Blvd Mortgaged Property, the use of such Mortgaged Property for manufacturing is a legal non-conforming use. The related zoning ordinance provides that if a nonconforming structure or a structure containing a nonconforming use is destroyed by any cause to any extent, replacement of the structure in substantially its original form may be made without respect to conformance to provisions regarding nonconforming use; provided, however, the business conducted therein is required to remain substantially the same as before the destruction or damage by any cause.

With respect to the 540 West Nez Perce Mortgaged Property, the use of such Mortgaged Property for manufacturing is a legal non-conforming use, as such use requires a special use permit, which has not been obtained. The related zoning ordinance provides that when a nonconforming use of a structure, or structure and land in combination, is discontinued or abandoned for more than one year (except when government action impedes access to the premises), the structure, or structure and land in combination, may not thereafter

E-1B-11

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

be used except in conformity with the regulations of the district in which it is located.

With respect to the 88 Nesbitt Drive Mortgaged Property, the use of such Mortgaged Property for manufacturing is a legal non-conforming use, as a special use permit and site plan review is required for such use, and has not been obtained. The related zoning ordinance provides that in the case of any nonconforming building or structure, which, as a result of fire, explosion, or other casualty, has 50% or more of its then-existing floor area destroyed, the use of such building or structure, as a nonconforming use, will thereafter be terminated. If less than 50% of its then-existing floor area is made unsafe and/or unusable, the building or structure may be restored, reconstructed or used as before, provided that the bulk, height, and area requirements may not be in excess of that which existed prior to said damage. Such restoration must be completed within two years of such occurrence or the use of such building, structure, or land as a legal nonconforming use will thereafter be terminated.

With respect to the 310 Hartmann Drive Mortgaged Property, the use of such Mortgaged Property for plastic manufacturing is a legal non-conforming use. The related zoning ordinance provides that a non-conforming industrial, commercial or other business use may be destroyed and reconstructed or restored subject to TCA (Tennessee Code) Section 13-7-208(d), which provides that industrial, commercial, or other business establishments in operation and permitted to operate under zoning regulations or exceptions thereto immediately preceding a change in zoning will be allowed to destroy present facilities and reconstruct new facilities necessary to the conduct of such industry or business subsequent to the zoning change; provided, that no destruction and rebuilding may occur which will act to change the use classification of the land as classified under any zoning regulations or exceptions thereto in effect immediately prior to or subsequent to a change in the zoning of the land area on which such industry or business is located.

(24) Local Law Compliance and (25) Licenses and Permits	Four Springs Net Lease Portfolio (Loan No. 6)

The use of the 104 South Scenic Highway Mortgaged Property is legal non-conforming due to the current use of the Mortgaged Property as flex industrial - plastic fabrication being a prohibited use. Additionally, the improvements are legal non-conforming (deficient by 32.8 feet to the required front yard setback of 35 feet and encroach onto the required side yard setback of 10 feet by 0.02 feet). If such improvements are destroyed or damaged by any casualty in excess of 50% of their appraised fair market value, such improvements may only be restored in accordance with the current zoning code. Additionally, if the legal non-conforming use is abandoned for one year, such use would no longer be considered legal non-conforming and could not be resumed.

The improvements at the 700 Stephenson Highway Mortgaged Property are legal non-conforming (minimum front yard setback is deficient along the north property line approximately 5 feet and the east property line 5 feet, and parking is deficient 7 spaces). If such improvements are destroyed or damaged by any casualty in excess of 60% of their replacement cost, exclusive of the foundation at the time of destruction, the improvements may only be restored in accordance with the current zoning code.

The improvements at the 50-100 Frontier Way Mortgaged Property are legal non-conforming (encroach the minimum rear yard

E-1B-12

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

requirement by 15 feet on the south lot line and the minimum lot width requirement is deficient by 12.19 feet). If such improvements are destroyed or damaged by any casualty in excess of 50% of their replacement cost, such improvements may only be restored in accordance with the current zoning code. Otherwise, such improvements may be restored to their prior legal non-conformity but only within one year after such destruction or damage.

The improvements at the 3519 Wayland Drive Mortgaged Property are legal non-conforming (deficient by up to 14 off street parking spaces). If such improvements are destroyed or damaged by any casualty in excess of 50% of their replacement cost at the time of destruction, such improvements may only be restored in accordance with the current zoning code.

In addition, the 50-100 Frontier Way, 3519 Wayland Drive and 700 Stephenson Highway Mortgaged Properties have legal non-conforming improvements.

With respect to each of the 104 South Scenic Highway Mortgaged Property, 50-100 Frontier Way Mortgaged Property, 700 Stephenson Highway Mortgaged Property and 3519 Wayland Drive Mortgaged Property, law and ordinance insurance was not obtained, and was waived, for such Mortgaged Properties.

(26) Recourse Obligations	All GACC Mortgage Loans	In certain cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(27) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Loan Documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(27) Mortgage Releases	Novolex Portfolio (Loan No. 1)

The Novolex Lease allows Novolex, following the end of the third lease year (or, if permitted by the Mortgagor’s mortgagee, following the end of the second lease year), and for each ten lease year period thereafter during the term of the lease, to substitute for one or more of the leased premises for which the base rent allocated to such leased premises does not exceed 10% of the aggregate base rent of all leased premises under the Novolex Lease at the time the substitution request is made. The Novolex Lease provides that the tenant’s right to effect such a substitution is conditioned on, among other things, (i) the substitute property must be of “like kind and quality” as the relinquished property, as reasonably determined by the landlord, (ii) the substitute property must have a fair market value equal to or greater than that of the relinquished property, based on appraisals, and (iii) any customary and commercially reasonable requirements of the landlord’s mortgagee (i.e. the lender) must be satisfied in all respects.

In connection with such substitution rights under the Novolex Lease, the Mortgagor may obtain the release of any one or more Mortgaged Properties (each a “Novolex Release Property”) which do not represent more than 10% in the aggregate of the base rent of all of the

E-1B-13

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

Mortgaged Properties, by substituting therefor another property as to which the fee interest is acquired by the Mortgagor (each, a “Novolex Substitute Property”), provided that the following conditions, among others, are satisfied: (i) the lender is satisfied that the Novolex Substitute Property is of like kind and quality with the Novolex Release Property, (ii) the lender receives a current appraisal of the Novolex Substitute Property, in form and substance reasonably acceptable to it, showing a fair market value no less than the fair market value of the Novolex Release Property as of such date, (iii) the underwritten net cash flow of the Novolex Substitute Property is no less than the greater of (x) the underwritten net cash flow of the Novolex Release Property immediately preceding such substitution and (y) the Underwritten Net Cash Flow attributable to the Novolex Release Property as of the origination date (as determined by the lender in its sole discretion); (iv) the debt service coverage ratio of the remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no less than the greater of (x) the debt service coverage ratio immediately prior to such substitution and (y) 1.81x, (v) the loan-to-value ratio of the remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no more than the lesser of (x) the loan-to-value ratio immediately prior to such substitution and (y) 60.3%, (vi) the Novolex Release Property is removed from, and the Novolex Substitute Property is added to, the Lease Sweep Lease, on the same terms and conditions, except as required by the following clause (vii), and the tenant of the Novolex Substitute Property is in possession of, and open and operating in the entirety of such Mortgaged Property, (vii) the rent payable under the lease at the Novolex Substitute Property is not materially greater than the rent for comparable space in the market in which such Novolex Substitute Property is located, (viii) no event of default exists, except in connection with the substitution of a Novolex Release Property that is a Defaulted Individual Property as to which the Defaulted Individual Property Conditions are satisfied, (ix) satisfaction of REMIC related conditions, (x) a rating agency confirmation is obtained, and (xi) the Mortgagor has executed and delivered to the lender all additional information and documentation as would be reasonably acceptable to a reasonably prudent lender contemplating such a property release and substitution.

(29) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 16 are also exceptions to this Representation 29.
(37) No Material Default; Payment Record	All GACC Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(41) Appraisal	Back Bay Office (Loan No. 7)	The appraisal date is October 19, 2022, more than six months prior to the June 7, 2023 loan origination date.

E-1B-14

ANNEX E-2A

SPONSOR REPRESENTATIONS AND WARRANTIES
(Goldman Sachs Mortgage Company)

GSMC (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each GSMC Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the GSMC Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the GSMC Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Outside Servicing Agreement with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC

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Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of June 15, 2023, to the knowledge of the Mortgage Loan Seller, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after June 15, 2023.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal
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(including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-2A-1 to this Annex E-2A, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.
(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
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(10)	Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Purchaser or its servicer.
(15)	No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).
(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation),
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but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed

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by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.
(19)	No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.
(20)	REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan or Whole Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal
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property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a GSMC Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance, provided that: (a) such GSMC Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) GSMC identifies such GSMC Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.
(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.
(24)	Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.
(25)	Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter
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from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the related mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).
(27)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the

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Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)	Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.
(29)	Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).
(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific
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Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-2A or the exceptions thereto set forth on Annex E-2B, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule E-2A-1 or future permitted mezzanine debt as set forth on Schedule E-2A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule E-2A-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(32)	Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
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(33)	Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Annex E-2A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;
(f)	GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
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(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(35)	Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-2A.
(37)	No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex E-2A (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage
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Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.
(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.
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(42)	Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement.
(43)	Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-2A-3.
(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.
(45)	Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-2A-14

Schedule E-2A-1 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
7	Back Bay Office

E-2A-15

Schedule E-2A-2 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
4	Pacific Design Center
15	J&O Industrial Facility

E-2A-16

Schedule E-2A-3 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-2A-17

 (THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-2B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(GOLDMAN SACHS MORTGAGE COMPANY)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Back Bay Office (Loan No. 7)	The Mortgage Loan documents provide that the lender has the right (i) to sell or transfer the Mortgage Loan or any portion thereof as a whole loan (A) to any person with the consent of the Mortgagor (not to be unreasonably withheld, conditioned or delayed) or (B) to an Eligible Assignee (as defined in the loan agreement, provided that during the continuance of an event of default under the Mortgage Loan any person is an Eligible Assignee) and (ii) to securitize the Mortgage Loan or any portion thereof.
(5) Lien; Valid Assignment	Novolex Portfolio (Loan No. 1)

The Mortgaged Properties are leased to various subsidiaries of Novolex Holdings, LLC (collectively, “Novolex”) pursuant to a single master lease (the “Novolex Lease”). The Novolex Lease provides that upon the expiration of the initial term of the Novolex Lease on February 28, 2043, the tenant will have the option to purchase all of the leased premises (i.e. the Mortgaged Properties), provided that the tenant has given the landlord at least 12 months’ notice, which notice includes the tenant’s calculation of the purchase price. The purchase price for the exercise of the purchase option is the greater of (A) the fair market value of the Mortgaged Properties as determined pursuant to appraisals and (B) an amount determined by dividing (1) the total annual base rent in effect for the entire lease year immediately prior to the expiration of the initial term, increased by 3%, by (2) a capitalization rate of 7.45%. The Novolex Lease provides that the tenant’s purchase option rights are subject and subordinate to and will not restrict or prohibit (a) any sale of the leased premises by the landlord in accordance with the terms of the Novolex Lease, whether prior to or following the expiration date (provided, that prior to the expiration date, any conveyance of the leased premises by the landlord will be subject to the tenant's rights under the Novolex Lease), (b) any mortgage or other hypothecation of the landlord's interest in the leased premises, (c) any sale of the leased premises by any person pursuant to a private power of sale under or judicial foreclosure or judicial sale of any mortgage or other security instrument or device to which the landlord's interest in the leased premises is now or hereafter subject, or (d) any transfer of the landlord's interest in the leased premises to a lender, a beneficiary under a deed of trust or other holder of a security interest therein or any of their respective designees by deed in lieu of foreclosure. However, such purchase option may apply following such a transfer.

The Novolex Lease prohibits the owner of the Mortgaged Properties from transferring such Mortgaged Properties to a Tenant Competitor. A “Tenant Competitor,” as defined more specifically in the Novolex Lease, generally means any person which (x) operates a business in the United States, Canada, Mexico, South America, Central America, Europe, Asia or other

E-2B-1

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

geographic areas in which Novolex and/or its affiliates conduct business at the applicable time, in the manufacture, merchandising, distribution, service, or sale of any products or goods of the same or substantially similar type or nature as, or otherwise competitive with, those which are known to be manufactured, merchandised, distributed, serviced or sold by Novolex and/or any affiliate of Novolex, or (y) is in active, ongoing and material litigation adverse to Novolex; provided, however, that for the avoidance of doubt, a private equity sponsor or other financial institution, fund or REIT which owns real estate properties or portfolios, some of which are occupied by a Tenant Competitor, will not be deemed to be a "Tenant Competitor" or a prohibited transferee of the landlord by virtue of such ownership. The Novolex Lease provides that such restriction will not apply to a sale to or by the landlord’s mortgagee or during an event of default under the Novolex Lease. However, such restriction would apply to a transfer following a sale by the landlord’s mortgagee.

(5) Lien; Valid Assignment	Pacific Design Center (Loan No. 4)	Provided no event of default has occurred and is continuing, the Mortgage Loan documents prohibit Goldman Sachs Bank USA or its affiliates (collectively, the “Initial Lender”) from selling any interest in the Mortgage Loan or any portion thereof (including, without limitation, a participation interest therein) to Brookfield, Fortress, Rialto, Vornado Realty Trust, LN. Partners, Inc., SL Green Realty Corp. and/or any affiliate of the foregoing (individually and/or collectively, the “Restricted Transferees”); provided, however, such restrictions will not apply (a) in connection with a securitization (including with respect to the sale of any securities to one or more Restricted Transferees) and/or (b) to any transfer, sale or other disposition of the Mortgage Loan by any successor and/or assign of any portion of the Initial Lender’s interest in the Mortgage Loan.
(5) Lien; Valid Assignment	Miracle Mile (Loan No. 13)

The Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Mortgage Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Realty, PREIT, Washington Prime Group, Pyramid Management Group, CBL Properties, Westfield Holdings Limited, Brookfield Properties Retail, Centennial and Unibail-Rodaemco (and any successors or assigns of or affiliates of the foregoing); provided, however, such restrictions will not apply to (i) any transfer or sale by the lender of commercial backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Mortgage Loan, (ii) any subsequent resale or transfer of the Mortgage Loan (or any interest therein) occurring after an initial sale or transfer by the lender, or (c) during an event of default under the Mortgage Loan documents.

In addition, the borrower leases approximately 2,400 square feet of mezzanine-level space from the owner of the adjacent Planet Hollywood Resort and Casino (the “Overlease Space”) pursuant to a reciprocal easement agreement (as such reciprocal easement agreement pertains to the Overlease Space, the “Planet Hollywood Overlease”). The Overlease Space is part of a larger space known as Unit E013 that is otherwise owned in fee by the related borrower and has been leased in its entirety to Blue Martini. The lessor under the Planet Hollywood Overlease has not confirmed that the Planet Hollywood Overlease is superior to any fee mortgage that might encumber the Overlease Space, and as such the Planet Hollywood Overlease may be subordinate to any fee mortgages that encumber the Overlease Space.

(5) Lien; Valid Assignment	Scottsdale Fashion Square (Loan No. 9)	The Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Mortgage Loan to Simon Property Group, Brookfield

E-2B-2

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, CIM Group, KIMCO Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodaemco or Centennial (or any successors or assigns of or any entity controlled by the foregoing); provided, however, such restrictions will not apply to any transfer or sale by the lender of commercial mortgage backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Mortgage Loan.
(6) Permitted Liens; Title Insurance	Novolex Portfolio (Loan No. 1)	See exception to Representation and Warranty No. 5, above.
(6) Permitted Liens; Title Insurance	Miracle Mile (Loan No. 13)	The borrower’s leasehold interest in the Overlease Space is not insured under the related Title Policy. See exception to Representation and Warranty No. 5, above.
(7) Junior Liens	Scottsdale Fashion Square (Loan No. 9)	The Mortgage Loan documents permit the Mortgagor to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(10) Condition of Property	Back Bay Office (Loan No. 7)	The Mortgaged Property was inspected on October 20, 2022, which is more than six months prior to the origination date of June 7, 2023.
(16) Insurance	Back Bay Office (Loan No. 7)	The Mortgage Loan documents permit a $100,000 property insurance deductible, which may not be considered to be customary.
(16) Insurance	Novolex Portfolio (Loan No. 1)	The Mortgage Loan documents permit the Mortgagor to rely on insurance provided by the sole tenant, Novolex, so long as such insurance otherwise meets the requirements of the Mortgage Loan documents; provided that the tenant’s deductible for all risk property insurance, commercial general liability insurance and boiler/equipment breakdown insurance may be up to $500,000 so long as the tenant is Novolex and the tenant has delivered a letter of credit meeting the requirements of the Novolex Lease which has an undrawn face value of at least $250,000 and is either issued by the original issuer of such a letter of credit (subject to the conditions below) or is issued by an issuer rated A+ by S&P and Fitch and A-1 by Moody’s. Novolex has delivered a letter of credit in the amount of $250,000 from Credit Suisse Group AG, which may remain the issuer of such letter of credit so long as it is not downgraded by any rating agency below its ratings as of the origination date of “Baa2” by Moody’s, “BBB-” by S&P and “BBB” by Fitch; provided that such ratings requirement will be removed if the LOC Confirmation (as defined below) is delivered by the Mortgagor. The Mortgagor is required under the Mortgage Loan documents, for 120 days following the origination date, to use best efforts to obtain written confirmation from UBS Financial Services, the successor to Credit Suisse Group AG, that it will honor such letter of credit (the “LOC Confirmation”).
(16) Insurance	Miracle Mile (Loan No. 13)	The Mortgage Loan documents provide that the terms and conditions of the Mortgage Loan documents related to casualty and condemnation as they pertain to the Overlease Space are subject to the Planet Hollywood Overlease.
(16) Insurance	J&O Industrial Facility (Loan No. 15)	The Mortgage Loan documents permit the Mortgagor to rely on certain insurance coverages provided by the sole tenant at the related Mortgaged Property, Japs-Olson (or any tenant pursuant to an approved substitute lease), provided that certain conditions set forth in the Mortgage Loan
E-2B-3

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
documents are satisfied. In the event of a casualty, unless Japs-Olson terminates its lease in accordance with the terms and conditions thereunder, such lease requires insurance proceeds to be applied to the restoration of the related Mortgaged Property (and not to the payment of the outstanding principal balance of the Mortgage Loan) with the lender having the right to hold and disburse insurance proceeds in excess of $2,000,000.
(16) Insurance	Scottsdale Fashion Square (Loan No. 9)	In addition to insurance companies rated by those rating agencies set forth in Representation and Warranty No. 16, the Mortgage Loan documents also permit insurance to be obtained from insurance companies with a Fitch rating of at least “A” or better if Fitch is rating the applicable securities and rates the applicable insurance company, provided that in the event of a syndicate of insurers of (i) four or fewer insurance companies, then up to 25% of the coverage may be obtained from insurance companies with a Fitch rating of as low as “BBB” and (ii) five or more insurance companies, then up to 40% of the coverage may be obtained from insurance companies with a Fitch rating as low as “BBB.”
(17) Access; Utilities; Separate Tax Lot	Miracle Mile (Loan No. 13)	The Overlease Space is part of a tax parcel occupied by Planet Hollywood Resort and Casino that includes property that is not a part of the related Mortgaged Property.
(24) Local Law Compliance	Novolex Portfolio (Loan No. 1)

With respect to the 3400 Bagcraft Blvd Mortgaged Property, the use of such Mortgaged Property for manufacturing is a legal non-conforming use. The related zoning ordinance provides that if a nonconforming structure or a structure containing a nonconforming use is destroyed by any cause to any extent, replacement of the structure in substantially its original form may be made without respect to conformance to provisions regarding nonconforming use; provided, however, the business conducted therein is required to remain substantially the same as before the destruction or damage by any cause.

With respect to the 540 West Nez Perce Mortgaged Property, the use of such Mortgaged Property for manufacturing is a legal non-conforming use, as such use requires a special use permit, which has not been obtained. The related zoning ordinance provides that when a nonconforming use of a structure, or structure and land in combination, is discontinued or abandoned for more than one year (except when government action impedes access to the premises), the structure, or structure and land in combination, may not thereafter be used except in conformity with the regulations of the district in which it is located.

With respect to the 88 Nesbitt Drive Mortgaged Property, the use of such Mortgaged Property for manufacturing is a legal non-conforming use, as a special use permit and site plan review is required for such use, and has not been obtained. The related zoning ordinance provides that in the case of any nonconforming building or structure, which, as a result of fire, explosion, or other casualty, has 50% or more of its then-existing floor area destroyed, the use of such building or structure, as a nonconforming use, will thereafter be terminated. If less than 50% of its then-existing floor area is made unsafe and/or unusable, the building or structure may be restored, reconstructed or used as before, provided that the bulk, height, and area requirements may not be in excess of that which existed prior to said damage. Such restoration must be completed within two years of such occurrence or the use of such building, structure, or land as a legal nonconforming use will thereafter be terminated.

With respect to the 310 Hartmann Drive Mortgaged Property, the use of such Mortgaged Property for plastic manufacturing is a legal non-conforming use. The related zoning ordinance provides that a non-

E-2B-4

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

conforming industrial, commercial or other business use may be destroyed and reconstructed or restored subject to TCA (Tennessee Code) Section 13-7-208(d), which provides that industrial, commercial, or other business establishments in operation and permitted to operate under zoning regulations or exceptions thereto immediately preceding a change in zoning will be allowed to destroy present facilities and reconstruct new facilities necessary to the conduct of such industry or business subsequent to the zoning change; provided, that no destruction and rebuilding may occur which will act to change the use classification of the land as classified under any zoning regulations or exceptions thereto in effect immediately prior to or subsequent to a change in the zoning of the land area on which such industry or business is located.

(25) Licenses and Permits	Novolex Portfolio (Loan No. 1)	See exception to Representation and Warranty No. 24, above.
(26) Recourse Obligations	Miracle Mile (Loan No. 13)

With respect to clause (a)(i) and (ii) of Representation and Warranty No. 26, the aggregate liability of the related guarantor under the related non-recourse carve-out guaranty for any bankruptcy-related events causing full recourse liability is subject to a cap of $100,000,000.

With respect to clause (a)(iii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) arising out of or in connection with voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents. Notwithstanding the foregoing, if such violation arises solely from (A) a failure to provide any require notice, no liability will arise if the borrower provides such notice within 10 business days after notice from the lender or (B) a failure to provide any required delivery, no such liability will arise if the borrower provides such required delivery within 10 business days after notice from the lender to the extent, in the case of any required delivery, the contents of such delivery are such that the transfer in question would have been permitted pursuant to the terms and provisions of the Mortgage Loan documents.

With respect to clause (b)(i) and (ii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for intentional misappropriation.

(26) Recourse Obligations	J&O Industrial Facility (Loan No. 15)	The aggregate liability of (i) (A) the guarantors under the related guaranty and environmental indemnity agreement (there is no environmental non-recourse carveout separate from the environmental indemnity agreement) and (B) the Mortgagor under the related non-recourse carve-out obligations contained in the Mortgage Loan documents and the environmental indemnity agreement, will be capped and in no event exceed the lesser of (x) the original principal balance of the Mortgage Loan, and (y) the then outstanding principal balance of the Mortgage Loan, together with accrued interest and all other obligations and liability of the borrower under the Mortgage Loan documents, including all transaction costs, yield maintenance premiums and late fees, and (ii) the guarantor under the environmental indemnity agreement will be capped at and in no event exceed an amount equal to the then outstanding principal balance of the Mortgage Loan. In addition, the liability of each of the related guarantors is several (and not joint and several) and is capped at such guarantor’s percentage share of the indirect ownership interest in the Mortgagor.
E-2B-5

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	Scottsdale Fashion Square (Loan No. 9)

With respect to clause (a)(iii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) in the event of voluntary transfers made in violation of the Mortgage Loan documents.

With respect to clause (b)(ii) of Representation and Warranty No. 26, the Mortgage Loan documents (x) only provide recourse for intentional misappropriation, and (y) do not expressly provide for recourse for misappropriation of security deposits.

(27) Mortgage Releases	All GSMC Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(27) Mortgage Releases	Novolex Portfolio (Loan No. 1)

The Novolex Lease allows Novolex, following the end of the third lease year (or, if permitted by the Mortgagor’s mortgagee, following the end of the second lease year), and for each ten lease year period thereafter during the term of the lease, to substitute for one or more of the leased premises for which the base rent allocated to such leased premises does not exceed 10% of the aggregate base rent of all leased premises under the Novolex Lease at the time the substitution request is made. The Novolex Lease provides that the tenant’s right to effect such a substitution is conditioned on, among other things, (i) the substitute property must be of “like kind and quality” as the relinquished property, as reasonably determined by the landlord, (ii) the substitute property must have a fair market value equal to or greater than that of the relinquished property, based on appraisals, and (iii) any customary and commercially reasonable requirements of the landlord’s mortgagee (i.e. the lender) must be satisfied in all respects.

In connection with such substitution rights under the Novolex Lease, the Mortgagor may obtain the release of any one or more Mortgaged Properties (each a “Novolex Release Property”) which do not represent more than 10% in the aggregate of the base rent of all of the Mortgaged Properties, by substituting therefor another property as to which the fee interest is acquired by the Mortgagor (each, a “Novolex Substitute Property”), provided that the following conditions, among others, are satisfied: (i) the lender is satisfied that the Novolex Substitute Property is of like kind and quality with the Novolex Release Property, (ii) the lender receives a current appraisal of the Novolex Substitute Property, in form and substance reasonably acceptable to it, showing a fair market value no less than the fair market value of the Novolex Release Property as of such date, (iii) the underwritten net cash flow of the Novolex Substitute Property is no less than the greater of (x) the underwritten net cash flow of the Novolex Release Property immediately preceding such substitution and (y) the Underwritten Net Cash Flow attributable to the Novolex Release Property as of the origination date (as determined by the lender in its sole discretion); (iv) the debt service coverage ratio of the remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no less than the greater of (x) the debt service coverage ratio immediately prior to such substitution and (y) 1.81x, (v) the loan-to-value ratio of the remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no more than the lesser of (x) the loan-to-value ratio immediately prior to such substitution and (y) 60.3%, (vi) the Novolex Release Property is removed from, and the Novolex Substitute Property is added to, the Lease Sweep Lease, on the same terms and conditions, except as required by the following clause

E-2B-6

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(vii), and the tenant of the Novolex Substitute Property is in possession of, and open and operating in the entirety of such Mortgaged Property, (vii) the rent payable under the lease at the Novolex Substitute Property is not materially greater than the rent for comparable space in the market in which such Novolex Substitute Property is located, (viii) no event of default exists, except in connection with the substitution of a Novolex Release Property that is a Defaulted Individual Property as to which the Defaulted Individual Property Conditions are satisfied, (ix) satisfaction of REMIC related conditions, (x) a rating agency confirmation is obtained, and (xi) the Mortgagor has executed and delivered to the lender all additional information and documentation as would be reasonably acceptable to a reasonably prudent lender contemplating such a property release and substitution.

(28) Financial Reporting and Rent Rolls	Miracle Mile (Loan No. 13)	The Mortgage Loan documents do not expressly require the Mortgagor to provide the lender with annual operating statements; however, they do require the Mortgagor to provide the lender with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
(28) Financial Reporting and Rent Rolls	Scottsdale Fashion Square (Loan No. 9)	The Mortgage Loan documents do not expressly require the Mortgagor to provide the lender with annual operating statements; however, they do require the Mortgagor to provide the lender with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
(30) Due on Sale or Encumbrance	Scottsdale Fashion Square (Loan No. 9)	The Mortgage Loan documents permit the Mortgagor to enter into a PACE loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(31) Single-Purpose Entity	Pacific Design Center (Loan No. 4)	The Mortgagor is a recycled Single-Purpose Entity that previously owned an adjacent parcel that was transferred prior to the origination of the Mortgage Loan (the “Prior Owned Parcel”). The Mortgagor has represented that it has no remaining liabilities with respect to the Prior Owned Parcel and the Mortgage Loan documents provide recourse for losses to the lender in connection with any breach of such representation.
(31) Single-Purpose Entity	Scottsdale Fashion Square (Loan No. 9)	The Mortgagor is a recycled Single-Purpose Entity that previously owned an adjacent parcel improved by office improvements (the “Office Property”) that was transferred prior to the origination of the Mortgage Loan. The Mortgagor has represented that it is not liable for contingent or actual obligations related to the Office Property and the Mortgage Loan documents provide recourse for losses to the lender in connection with a material violation of such representation.
(34) Ground Leases	Miracle Mile (Loan No. 13)	The borrower leases the Overlease Space pursuant to the Planet Hollywood Overlease. Although the Planet Hollywood Overlease contemplates that the parties will enter into a separate lease agreement in accordance with the terms of the Planet Hollywood Overlease, the parties have not yet executed such an agreement. The Planet Hollywood Overlease does have an as-extended term (including two, 20-year renewal options, that are exercisable by the Mortgagor after the original expiration date of the Planet Hollywood Overlease in July 2025) that is more than 20 years beyond the maturity date of the related Mortgage Loan. However, the Planet Hollywood Overlease generally does not have standard lender protections or otherwise comply with the requirements of Representation and Warranty No. 34.
E-2B-7

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(37) No Material Default; Payment Record	All GSMC Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(39) Organization of Mortgagor	Miracle Mall (Loan No. 13) Scottsdale Fashion Square (Loan No. 9)	The Mortgagors are affiliated entities.
(40) Environmental Considerations	Pacific Design Center (Loan No. 4)	The related Phase I environmental site assessment identified certain recognized environmental conditions (collectively, the “REC”) at the Mortgaged Property in connection with potential impacts from prior industrial operations at the Mortgaged Property for which insufficient regulatory records exist, including, among other things, potential (i) arsenic and creosote impacts from prior railroad operations, (ii) solvent, heavy metal and commercial grade cleaner impacts from prior plating works, machine shop and furniture manufacturing operations, (iii) heavy metal and solvent impacts from prior printing operations, and (iv) petroleum impacts from prior automotive and bus repair operations. According to the Phase I environmental site assessment, due to the redevelopment of the existing improvements at the Mortgaged Property, the absence of such prior site uses on any active or closed regulatory databases and the time elapsed since such historical operations, the REC is not anticipated to detrimentally affect the continued commercial use or operation of the Mortgaged Property.
(40) Environmental Considerations	Scottsdale Fashion Square (Loan No. 9)	The related Phase I environmental site assessment identified a REC at the Mortgaged Property in connection with stained soil of unknown depth located in an area leased by Arcadia Water Company (“AWC”) on which certain pumps and a 55-gallon drum of oil are located. Approximately 10 square feet of staining was observed on the concrete beneath the drum, and approximately 50 square feet of staining was observed on the unpaved surface adjacent to the drum. The related environmental consultant recommended that (a) all stained and impacted soil be removed and confirmation sampling be conducted and (b) the 55-gallon drum should be placed in secondary containment and improved housekeeping and usage practices should be implemented to limit the potential for releases in the future. The Mortgagor has sent a remediation demand to AWC under the terms of its related lease. The Mortgage Loan documents require (i) the Mortgagor to exercise commercially reasonable efforts to cause AWC to remediate the REC pursuant to the remediation demand and (ii) the Mortgagor and guarantor to indemnify the lender for any losses arising out of or in any way relating to the REC, not to exceed $25,000.
(41) Appraisal	Back Bay Office (Loan No. 7)	The appraisal date is October 19, 2022, more than six months prior to the June 7, 2023 loan origination date.

E-2B-8

ANNEX E-3A

SPONSOR REPRESENTATIONS AND WARRANTIES
(JPmorgan chase bank, national association)

JPMCB (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each JPMCB Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-3B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-3A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between JPMCB, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the JPMCB Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the JPMCB Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or the Mortgage Loan Purchase Agreement.
(2)	Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee), participation (other than with respect to Serviced JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).
(3)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar
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laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)	Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.
(5)	Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.
(6)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the JPMCB Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of June 15, 2023, to the knowledge of the Mortgage Loan Seller, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the JPMCB Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the JPMCB Mortgage Loan. With respect to each JPMCB Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after June 15, 2023.
(7)	Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Issuing Entity (or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding endorsement or assignment to the Issuing Entity (or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear
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of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.
(9)	Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.
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(10)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(11)	Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.
(12)	Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)	Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.
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(14)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.
(15)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.
(16)	Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the depositor or servicer for the related Outside Securitization) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.
(17)	No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).
(18)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which
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case the JPMCB Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)	No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.
(21)	No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date), any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.
(22)	REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a JPMCB Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance, provided that: (a) such JPMCB Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) JPMCB identifies such JPMCB Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.
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(23)	Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.
(24)	Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.
(25)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.
(26)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.
(27)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.
(28)	Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor;
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(ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph 34), in each case, of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (34)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

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(30)	Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.
(31)	Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.
(32)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex E-3A, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.
(33)	Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an
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entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)	Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty; or (C) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the Defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the JPMCB Mortgage Loan secured by Defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(35)	Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.
(36)	Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)	The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would
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adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)	The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;
(c)	The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;
(e)	The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;
(g)	The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;
(i)	The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
(j)	Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or
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substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.
(37)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.
(38)	ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the JPMCB Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related JPMCB Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such JPMCB Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.
(39)	Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.
(40)	No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-3A. No person other than the holder of such JPMCB Mortgage Loan may declare any event
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of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)	Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.
(42)	Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.
(43)	Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to
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be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule E-3A-1, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule E-3A-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(44)	Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.
(45)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the JPMCB Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.
(46)	Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.
E-3A-15

(47)	Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.
(48)	Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.
(49)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

For purposes of these representations and warranties, “Servicing File” means a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

E-3A-16

SCHEDULE E-3A-1 to ANNEX E-3A

MORTGAGED PROPERTIES FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Loan No.	Mortgage Loan
10	One & Two Commerce Square

E-3A-17

ANNEX E-3B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(JPMORGAN CHASE BANK, NATIONAL ASSOCIATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-3A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-3B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(1) Complete Servicing File	Soho Beach House Miami (Loan No. 8)	The related Mortgagor entered into a certain post-closing letter pursuant to which the Mortgagor was, within 10 days following loan origination, to, among other requirements, in a form reasonably satisfactory to the lender, (i) obtain and deliver a deposit account control agreement (the “DACA”), executed by JPMCB, as the deposit account control agreement bank, (ii) obtain and deliver an opinion from counsel with respect to (A) the DACA and the perfection of the security interest in the account governed thereby, (B) the enforceability of the DACA, and (C) the due execution and delivery of the DACA and the authority of the Mortgagor to enter into the DACA. The deposit account is currently open, and the Mortgagor is expected to deliver the remaining obligations with respect to the DACA under the post-closing letter by the end of June. The date by which the Mortgagor to satisfy the remaining obligations with respect to the DACA under the post-closing letter has been extended.
(7) Lien; Valid Assignment	Fashion Valley Mall (Loan No. 3) Soho Beach House Miami (Loan No. 8) One & Two Commerce Square (Loan No. 10) One Campus Martius (Loan No. 18) Platinum Tower (Loan No. 21)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(7) Lien; Valid Assignment	Fashion Valley Mall (Loan No. 3)	The related Mortgagor is subject to a PACE loan (the “Known PACE Loan”) with a 10-year term in the approximate amount of $2,523,563 from the California Statewide Communities Development Authority pursuant to that certain Agreement to Pay Assessment and Finance Improvements dated April 20, 2015. The annual debt service under the Known Pace Loan is approximately $312,351, and the remaining balance as of March 2023 was approximately $866,043. Such debt service is included as an assessment on the Mortgaged Property’s real estate tax bills. In addition to the Known PACE Loan, subject to the lender’s approval and delivery of a rating agency confirmation, the related Mortgagor may be permitted to enter into a PACE loan for an amount not to exceed $5,000,000. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.
E-3B-1

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(10) Assignment of Leases and Rents	Fashion Valley Mall (Loan No. 3) Soho Beach House Miami (Loan No. 8) One & Two Commerce Square (Loan No. 10) One Campus Martius (Loan No. 18) Platinum Tower (Loan No. 21)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(12) Condition of Property	One Campus Martius (Loan No. 18)	The property condition assessment for the Mortgaged Property prepared in connection with the origination of the Mortgage Loan is dated May 27, 2022, which is more than 12 months prior to the Cut-off Date.
(14) Condemnation	Fashion Valley Mall (Loan No. 3)	The City of San Diego has commenced the eminent domain proceeding to acquire two permanent water easements and two temporary construction easements over the Mortgaged Property. The proposed easement areas are immaterial to the Mortgaged Property. Under the Mortgage Loan documents, the related Mortgagor is required to deliver to the lender copies of any and all papers served in connection with such proceedings. According to the borrower sponsor, the effectuation of the conveyances is expected next year, though there is no definitive timeline.
(15) Actions Concerning Mortgage Loan	One Campus Martius (Loan No. 18)	Daniel Gilbert, the borrower sponsor’s controlling member, Rocket Companies Inc. and Rock Holdings Inc., each of which is controlled by Daniel Gilbert, are named defendants in a consolidated federal class action lawsuit filed in the Eastern District of Michigan in 2021. The consolidated lawsuit alleges violations by the defendants of securities laws relating to alleged misstatements made during earnings calls, and were amended in 2022 to further allege insider trading by Daniel Gilbert and Rock Holdings, Inc. in connection with the sale of 20,200,000 shares of Rocket Class A Common Stock in March 2021 for alleged proceeds of approximately $500 million. The plaintiffs are seeking, among other things, the following: (i) the defendants to pay damages sustained by the plaintiffs, (ii) awarding the plaintiffs prejudgment and post-judgment interest, as well as their attorneys’ fees, expert fees, and other costs; and (iii) compensatory damages for all damages sustained as a result of defendants’ wrongdoing in an amount to be proven at trial. Daniel Gilbert is also a named defendant in a complaint filed in Michigan State court on August 19, 2021, raising similar allegations and seeking, among other things, the amount of damages sustained by the plaintiff as a result of the defendants’ breaches. However, the state civil litigation has been stayed pending a determination of the defendants’ motion to dismiss the federal case. The related Mortgagor represented in the Mortgage Loan documents that (i) Rocket Companies, Inc. has obtained an insurance policy to cover officers and directors of Rocket Companies, Inc., including Daniel Gilbert, and has made a claim under such policy with respect to such litigation and (ii) Rocket Companies, Inc.’s and Rock Holdings Inc.’s organizational documents contain indemnification provisions covering their respective officers and directors, including Daniel Gilbert.
(18) Insurance	Fashion Valley Mall (Loan No. 3)	The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood,
E-3B-2

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Mortgage Loan documents.

(18) Insurance	Soho Beach House Miami (Loan No. 8)

The Mortgage Loan documents permit the related Mortgagor to maintain a portion of the insurance coverage required under the Mortgage Loan documents with insurance companies which do not meet the Insurance Rating Requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the related Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the Insurance Rating Requirements and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the related Mortgagor will be required to replace any Otherwise Rated Insurer with an insurance company meeting the Insurance Rating Requirements.

The Mortgage Loan documents permit the related Mortgagor to finance insurance premiums through a premium finance company under a premium finance agreement provided that (i) the related Mortgagor submits to the lender proof of payment of each and every installment as such installments become due and payable and (ii) the premium financing company agrees to provide the lenders with notice in the event of cancellation of the policies that are subject to such premium finance agreement.

The total insured value of the Mortgaged Property is $90,439,366 (the “Total Insured Value”) as determined based on lender’s minimum required insurance coverage per the terms of the loan agreement. The Mortgagor currently has a property insurance policy that expires on April 1, 2024, and includes a named storm policy with a limit of $50,000,000, which is $40,439,366 less than the Total Insured Value required to be covered under the named storm policy. The Mortgagor was required at loan origination to deposit $40,439,366 into a named storm coverage reserve in order to bridge any shortfall with respect to the named storm insurance coverage. In addition, the Mortgagor is required to, by no later than April

E-3B-3

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

1, 2024, obtain a policy for losses caused by any type of named storm for the Mortgagor and the Mortgaged Property, which policy must (i) comply with the insurance provisions of the Mortgage Loan documents, (ii) insure the Mortgaged Property in an amount, which, when added to the balance of the Named Storm Coverage Amount, is equal to the Total Insured Value, (iii) provide for a premium of not more than $1,500,000, and (iv) provide for an allocation to the Mortgaged Property of not more than $180,000.

(18) Insurance	One & Two Commerce Square (Loan No. 10)

The related Mortgage Loan documents permit a property insurance deductible of up to $200,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the related Mortgaged Property per occurrence.

The related Mortgage Loan documents permit a commercial general liability insurance deductible of $734,870 per occurrence and in the aggregate as long as (1) the deductible amount is aggregated annually, (2) the aggregate amount of the deductible remains prefunded at all times during the term of the related Mortgage Loan documents, and (3) the related Mortgagor is required to submit evidence satisfactory to the Mortgagee and the applicable rating agencies of such prefunded arrangement upon the request of the Mortgagee or any applicable rating agency.

The related Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the related Mortgaged Loan agreement and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the related Mortgaged Loan agreement (and any such insurance policy, a “Non-Conforming Policy”); provided that, prior to obtaining any such Non-Conforming Policy (or permitting a Non-Conforming Policy to be obtained), the related Mortgagor is required to have (1) received the related Mortgagee’s prior written consent thereto and (2) confirmed such Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

(18) Insurance	One Campus Martius (Loan No. 18)	The Mortgage Loan documents permit the related Mortgagor to rely on the insurance provided by the condominium association to the extent that the related Mortgagor maintains a “master” or “blanket” policy (the “Condominium Policy”) on the improvements relating to the condominium units and/or the condominium common elements which provides insurance coverage in the amounts, for the periods, by companies and against the hazards described in Mortgage Loan documents, including fire and hazards included within the term “extended coverage”, and is otherwise in form and substance reasonably satisfactory to the lender, in which case, the related Mortgagor’s obligation under the Mortgage Loan documents to maintain hazard insurance coverage on the condominium units (including, but not limited to, all condominium common elements) will be deemed satisfied to the extent that the required coverage is provided by the Condominium Policy.
(18) Insurance	Platinum Tower (Loan No. 21)	The Mortgage Loan documents permit the related Mortgagor to finance insurance premiums through a premium finance company under a premium finance agreement provided that (i) the related Mortgagor submits to the lender proof of payment of each and every installment as such installments become due and payable and (ii) if such policy is not a blanket insurance policy, the related Mortgagor is required to deposit into a tax and insurance reserve an amount equal 125% of the premiums for the Mortgaged Property for one month and such escrow fund is required
E-3B-4

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
to be maintained during the entire term of the Mortgage Loan or until such time as the premiums are no longer under premium finance agreement.
(26) Local Law Compliance	3300 75th Avenue (Loan No. 12)

The use at the Mortgaged Property is legal conforming until April 1, 2032 at which point the use will be deemed legal non-conforming in accordance with the related local ordinance. If the Mortgaged Property is partially or totally destroyed because of a casualty event, the borrower’s right to rebuild the building as it is currently built is conditioned upon several factors, such as, among others, whether such restoration involves enlargement, extension or relocation, or whether the building has been destroyed intentionally, and the building may be required to be rebuilt in conformance with the current zoning code.

The zoning report obtained at closing is missing fire, building, and zoning code violation information from the city. Such information has been requested and the borrower is obligated to use commercially reasonable efforts to obtain the report containing such information within 30 days of the closing date of the Mortgage Loan. If the updated report discloses outstanding violations, the borrower must deliver within 30 days a report showing the violations have been cleared.

(28) Recourse Obligations	Fashion Valley Mall (Loan No. 3)

There is no separate environmental indemnitor with respect to the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such Mortgagor.

For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.

The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor

E-3B-5

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.
(28) Recourse Obligations	Soho Beach House Miami (Loan No. 8)

The Mortgage Loan documents do not expressly include a full recourse carveout for the filing of “insolvency, dissolution or liquidation pursuant to federal bankruptcy law or any similar federal or state law.

The loss recourse carveout with respect to the misapplication, misappropriation or conversion of rents is limited to the extent of any bankruptcy, receivership, or similar judicial proceeding in which the related Mortgagor is legally prevented from directing the disbursement or payment of such sums or the terms of any applicable lease.

There is no loss recourse carveout with respect to material physical waste at the Mortgaged Property.

The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is two years after the date of defeasance or repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

(28) Recourse Obligations	One & Two Commerce Square (Loan No. 10)

The loss carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation and intentional misapplication thereof, and does not include conversion thereof.

A transfer of ownership interest in the Mortgagor without the prior consent of the lender if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor and/or a breach of any minimum ownership requirements set forth in the related Mortgage Loan agreement, constitutes only a loss recourse carveout instead of a full recourse carveout.

The related environmental indemnity agreement generally provides that, as long as the environmental insurance policy in place on the related Mortgage Loan origination date covering the Mortgaged Property remains in effect (the “Environmental Policy”), in the event any indemnitee makes a claim seeking indemnification, any indemnitor may, after delivering written notice to the indemnitee, seek coverage for such claim under the Environmental Policy and the indemnitee will not pursue an action against the indemnitor under the environmental indemnity agreement until the earlier of (a) the date on which the insurance carrier denies the insurance claim (in whole or in part) or (b) a period of 120 days has elapsed since the delivery of demand for payment under the Environmental Policy.

(28) Recourse Obligations	3300 75th Avenue (Loan No. 12)

The Mortgage Loan documents provide that neither the related Mortgagor nor any guarantor will have any liability for any events first arising after (i) the date on which the lender or a third party that is not an affiliate of the related Mortgagor or guarantor acquires title to the Mortgaged Property through foreclosure, private power of sale or the delivery of a deed in lieu of foreclosure; (ii) the date upon which any mezzanine lender or any third party that is not an affiliate of the related Mortgagor or guarantor acquires title to the limited partnership or limited liability company, as applicable, interests in the related Mortgagor pursuant to a foreclosure or any similar proceeding or any transfer in lieu of foreclosure; or (iii) the date on which a receiver, trustee, liquidator or conservator is appointed to take control of the Mortgaged Property.

E-3B-6

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is two years after the date that is the earlier of (i) payment of the debt in full, (ii) the release of the Mortgaged Property from the lien of the Mortgage pursuant to the terms of the Mortgage Loan documents or (iii) the date on which the indemnitee or any third party (claiming by reason of judicial or non-judicial foreclosure, assignment in lieu of foreclosure or other remedial or enforcement action by a holder of the Mortgage Loan) takes title to, or control of, the Mortgaged Property by foreclosure, assignment in lieu of foreclosure or otherwise, f repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

(28) Recourse Obligations	One Campus Martius (Loan No. 18)

The loss recourse carveout with respect to the related Mortgagor’s fraud or intentional misrepresentation is limited to fraud or intentional misrepresentation to disclose a material fact by or on behalf of the related Mortgagor in connection with the Mortgage Loan, provided, however, with respect to such intentional misrepresentation, so long as the lender has no reasonable basis to suspect that such agent or representative was not authorized to provide such information.

With respect to the loss recourse carveouts associated with rents, a misapplication, misappropriation or conversion will be limited to (x) the related Mortgagor’s or its representative’s failure to deposit any rent received by the related Mortgagor or the property manager into the lockbox account or the related Mortgagor’s interference with the tenants’ deposit of their rent into the lockbox account or (y) the related Mortgagor’s failure to apply any funds which are disbursed to the related Mortgagor for a specified purpose (such as the payment of approved operating expenses) following the occurrence and during the continuance of a cash sweep period for such purpose, with the understanding that any rent disbursed to the related Mortgagor by the lender other than as provided in (y) above will not be subject to a misapplication, misappropriation or conversion claim by the lender.

The borrower’s failure to obtain the lender’s prior consent to any transfer of the Mortgaged Property or any interest therein or any transfer of any direct or indirect interest in the related Mortgagor constitutes a loss recourse carveout instead of a full recourse carveout.

The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is two years after the date of defeasance or repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

Indemnification against losses arising from the breach of environmental representations, warranties or covenants are limited to any intentional misrepresentation or inaccuracy in any representation or warranty or material breach or failure of the related Mortgagor and/or the applicable guarantor to perform any covenants or other obligations related to environmental matters beyond any applicable notice and cure period.

(28) Recourse Obligations	Platinum Tower (Loan No. 21)

The loss recourse carveout with respect to the material physical waste of the Mortgaged Property is limited to such waste caused by the intentional acts or omissions of the related Mortgagor, principal, or guarantor.

E-3B-7

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

The loss recourse carveout for willful misconduct is limited to willful misconduct in connection with the Mortgage Loan or the operation of the Mortgaged Property.

The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is two years after the date of defeasance or repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

(30) Financial Reporting and Rent Rolls	One & Two Commerce Square (Loan No. 10)	The related Mortgage Loan documents do not expressly require the Mortgagor to provide the Mortgagor with annual operating statements; however, they do require the Mortgagor to provide the Mortgagor with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
(30) Financial Reporting and Rent Rolls	One Campus Martius (Loan No. 18)	The Mortgage Loan documents provide that, provided Detroit Real Estate Holdings Company I LLC continues to own a direct or indirect interest in the related Mortgagor, the related Mortgagor may, in lieu of providing audited annual financial statements for the related Mortgagor, provide (i) annual financial statements for the related Mortgagor prepared by the related Mortgagor, (ii) the annual financial statements of Detroit Real Estate Holdings Company I LLC audited by Plante Moran LLC, a “Big Four” accounting firm or another independent certified public accountant reasonably acceptable to Lender, in accordance with GAAP (or such other accounting basis acceptable to Lender), which must include appropriate notations to indicate the separateness of the related Mortgagor, and (iii) all footnotes to the audited annual financial statements for Detroit Real Estate Holdings Company I LLC other than those footnotes that solely relate to properties that are not collateral for the Whole Loan.
(31) Acts of Terrorism Exclusion	Fashion Valley Mall (Loan No. 3)	If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.
(31) Acts of Terrorism Exclusion	One Campus Martius (Loan No. 18) Platinum Tower (Loan No. 21)	If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan agreement on a stand-alone basis (without giving effect to the cost of terrorism and windstorm components of such property and flood loss insurance), and if the cost of terrorism insurance exceeds such amount, the related Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
E-3B-8

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(32) Due On Sale	Fashion Valley Mall (Loan No. 3)

The related Mortgage Loan documents permit direct or indirect owners of the related Mortgagor to pledge its interest in such Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.

(32) Due On Sale	Soho Beach House Miami (Loan No. 8)	The Mortgage Loan documents provide that one or a series of transfers of the ownership interests in Soho House & Co Inc. (the indirect parent of the related Mortgagor) is permitted without the consent of the lender, provided that Soho House & Co. Inc. or any successor entity permitted under the Mortgage Loan documents continues to own 100% of the indirect interests in, and control, the related Mortgagor and guarantor.
(32) Due On Sale	3300 75th Avenue (Loan No. 12)	Transfers of indirect interest in the Mortgagor without the lender’s consent are permitted through a public sale into a public vehicle with a market capitalization of at least $500,000,000 (exclusive of the company), where a “public vehicle” means a person whose securities are listed and traded on (i) the New York Stock Exchange, AMEX, NASDAQ, or another nationally recognized securities exchange or (ii) the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Luxembourg Stock Exchange, the Hong Kong Stock Exchange, the Singapore Exchange, the Shanghai Stock Exchange, the Tokyo Stock Exchange or the Korea Exchange (KRX), and includes a majority owned subsidiary of any such person or any operating partnership through which such person conducts all or substantially all of its business.
(33) Single-Purpose Entity	One & Two Commerce Square (Loan No. 10)	The related Mortgagor owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgage Property and none of the related Mortgagor or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgage Property.
(34) Defeasance	Fashion Valley Mall (Loan No. 3)	In connection with a defeasance, the related Mortgagor is not required to pay servicing fees in excess of $10,000.
(37) Servicing	One Campus Martius (Loan No. 18)	Under the Mortgage Loan documents, the lender is responsible for any reasonable set up fees or any other initial costs relating to or arising under the servicing agreement, and the lender is responsible for payment of the regular monthly master servicing fee or trustee fee due to servicer under the servicing agreement or any fees or expenses required to be borne by, and not reimbursable to, the servicer. The Mortgage Loan documents further provide that any workout fees to be paid by the related Mortgagor are required to be reduced by modification fees paid by the related Mortgagor in connection with the related workout.
(40) No Material Default; Payment Record	All JPMCB Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the related Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
E-3B-9

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(45) Appraisal	One Campus Martius (Loan No. 18)	The date of appraisal of the Mortgaged Property in the appraisal report the Mortgagor obtained in connection with loan origination is May 4, 2022, which not within 12 months prior to the Closing Date of this securitization.
(47) Cross-Collateralization	Fashion Valley Mall (Loan No. 3) Soho Beach House Miami (Loan No. 8) One & Two Commerce Square (Loan No. 10) One Campus Martius (Loan No. 18) Platinum Tower (Loan No. 21)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

E-3B-10

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ANNEX F

CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
Aug 15, 2023	$9,679,000.00	Jan 15, 2028	$9,679,000.00
Sep 15, 2023	$9,679,000.00	Feb 15, 2028	$9,679,000.00
Oct 15, 2023	$9,679,000.00	Mar 15, 2028	$9,679,000.00
Nov 15, 2023	$9,679,000.00	Apr 15, 2028	$9,679,000.00
Dec 15, 2023	$9,679,000.00	May 15, 2028	$9,679,000.00
Jan 15, 2024	$9,679,000.00	Jun 15, 2028	$9,679,000.00
Feb 15, 2024	$9,679,000.00	Jul 15, 2028	$9,678,243.79
Mar 15, 2024	$9,679,000.00	Aug 15, 2028	$9,508,584.99
Apr 15, 2024	$9,679,000.00	Sep 15, 2028	$9,338,904.74
May 15, 2024	$9,679,000.00	Oct 15, 2028	$9,149,469.64
Jun 15, 2024	$9,679,000.00	Nov 15, 2028	$8,977,611.51
Jul 15, 2024	$9,679,000.00	Dec 15, 2028	$8,786,056.00
Aug 15, 2024	$9,679,000.00	Jan 15, 2029	$8,611,993.90
Sep 15, 2024	$9,679,000.00	Feb 15, 2029	$8,436,877.41
Oct 15, 2024	$9,679,000.00	Mar 15, 2029	$8,205,048.28
Nov 15, 2024	$9,679,000.00	Apr 15, 2029	$8,027,458.88
Dec 15, 2024	$9,679,000.00	May 15, 2029	$7,830,323.29
Jan 15, 2025	$9,679,000.00	Jun 15, 2029	$7,650,461.23
Feb 15, 2025	$9,679,000.00	Jul 15, 2029	$7,451,112.94
Mar 15, 2025	$9,679,000.00	Aug 15, 2029	$7,268,950.99
Apr 15, 2025	$9,679,000.00	Sep 15, 2029	$7,085,685.44
May 15, 2025	$9,679,000.00	Oct 15, 2029	$6,883,023.48
Jun 15, 2025	$9,679,000.00	Nov 15, 2029	$6,697,417.28
Jul 15, 2025	$9,679,000.00	Dec 15, 2029	$6,492,476.42
Aug 15, 2025	$9,679,000.00	Jan 15, 2030	$6,304,501.54
Sep 15, 2025	$9,679,000.00	Feb 15, 2030	$6,115,387.79
Oct 15, 2025	$9,679,000.00	Mar 15, 2030	$5,870,839.23
Nov 15, 2025	$9,679,000.00	Apr 15, 2030	$5,679,090.38
Dec 15, 2025	$9,679,000.00	May 15, 2030	$5,468,168.91
Jan 15, 2026	$9,679,000.00	Jun 15, 2030	$5,273,977.74
Feb 15, 2026	$9,679,000.00	Jul 15, 2030	$5,060,678.38
Mar 15, 2026	$9,679,000.00	Aug 15, 2030	$4,864,015.62
Apr 15, 2026	$9,679,000.00	Sep 15, 2030	$4,666,161.24
May 15, 2026	$9,679,000.00	Oct 15, 2030	$4,449,295.32
Jun 15, 2026	$9,679,000.00	Nov 15, 2030	$4,248,925.48
Jul 15, 2026	$9,679,000.00	Dec 15, 2030	$4,029,610.47
Aug 15, 2026	$9,679,000.00	Jan 15, 2031	$3,826,695.04
Sep 15, 2026	$9,679,000.00	Feb 15, 2031	$3,622,550.03
Oct 15, 2026	$9,679,000.00	Mar 15, 2031	$3,364,342.41
Nov 15, 2026	$9,679,000.00	Apr 15, 2031	$3,157,388.11
Dec 15, 2026	$9,679,000.00	May 15, 2031	$2,931,662.34
Jan 15, 2027	$9,679,000.00	Jun 15, 2031	$2,722,083.51
Feb 15, 2027	$9,679,000.00	Jul 15, 2031	$2,493,802.45
Mar 15, 2027	$9,679,000.00	Aug 15, 2031	$2,281,567.65
Apr 15, 2027	$9,679,000.00	Sep 15, 2031	$2,068,046.67
May 15, 2027	$9,679,000.00	Oct 15, 2031	$1,835,927.48
Jun 15, 2027	$9,679,000.00	Nov 15, 2031	$1,619,703.32
Jul 15, 2027	$9,679,000.00	Dec 15, 2031	$1,384,952.25
Aug 15, 2027	$9,679,000.00	Jan 15, 2032	$1,165,992.51
Sep 15, 2027	$9,679,000.00	Feb 15, 2032	$945,705.77
Oct 15, 2027	$9,679,000.00	Mar 15, 2032	$689,914.66
Nov 15, 2027	$9,679,000.00	Apr 15, 2032	$466,737.62
Dec 15, 2027	$9,679,000.00	May 15, 2032	$225,217.11
		Jun 15, 2032 and thereafter	$0.00

F-1

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

 Prospectus

Certificate Summary	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in this Prospectus	12
Summary of Terms	22
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	167
Transaction Parties	279
Credit Risk Retention	332
Description of the Certificates	337
The Mortgage Loan Purchase Agreements	370
The Pooling and Servicing Agreement	380
Use of Proceeds	488
Yield, Prepayment and Maturity Considerations	488
Material Federal Income Tax Consequences	499
Certain State, Local and Other Tax Considerations	510
ERISA Considerations	511
Legal Investment	518
Certain Legal Aspects of the Mortgage Loans	519
Ratings	539
Plan of Distribution (Underwriter Conflicts of Interest)	542
Incorporation of Certain Information by Reference	543
Where You Can Find More Information	544
Financial Information	544
Legal Matters	544
Index of Certain Defined Terms	545
Annex A – Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
Annex B – Significant Loan Summaries	B-1
Annex C – Mortgage Pool Information	C-1
Annex D – Form of Distribution Date Statement	D-1
Annex E-1A – Sponsor Representations tand Warranties (CREFI and GACC)	E-1A-1
Annex E-1B – Exceptions to Sponsor Representations and Warranties (CREFI and GACC)	E-1B-1
Annex E-2A – Sponsor Representations and Warranties (GSMC)	E-2A-1
Annex E-2B – Exceptions to Sponsor Representations and Warranties (GSMC)	E-2B-1
Annex E-3A – Sponsor Representations and Warranties (JPMCB)	E-3A-1
Annex E-3B – Exceptions to Sponsor Representations and Warranties (JPMCB)	E-3B-1
Annex F – Class A-SB Scheduled Principal Balance Schedule	F-1

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$782,086,000
(Approximate)

Benchmark 2023-B39 Mortgage Trust
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2023-B39

Class A-1	$7,664,000
Class A-2	$201,276,000
Class A-4	$54,000,000
Class A-5	$361,919,000
Class A-SB	$9,679,000
Class X-A	$634,538,000
Class X-B	$158,634,000
Class A-S	$120,109,000
Class C	$27,439,000

PROSPECTUS

Citigroup

J.P. Morgan

Deutsche Bank Securities

Goldman Sachs & Co. LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities

Drexel Hamilton

Co-Managers

June 28, 2023